           Prospectus Supplement to Prospectus Dated October 30, 2006

                                 $2,983,758,000
                                 (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 2007-C1
             Credit Suisse Commercial Mortgage Trust Series 2007-C1
                                 issuing entity

              Credit Suisse First Boston Mortgage Securities Corp.
                                   depositor

                             Column Financial, Inc.
                              Capmark Finance Inc.
                         sponsors/mortgage loan sellers
                            ------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of a segregated pool of commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The issuing entity will issue 30 classes of certificates, nine (9) of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in April 2007. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at a price of 103.0% of the total initial principal balance of the offered certificates plus (except with respect to the class A-MFL certificates) accrued interest from March 1, 2007. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-41 of this prospectus supplement.

                           Approximate Total
                           Initial Principal
                          Balance or Notional      Initial Pass-       Assumed Final        Rated Final      Expected Ratings
Offered Classes                  Amount            Through Rate      Distribution Date   Distribution Date   (Moody's/Fitch)
---------------           --------------------   -----------------   -----------------   -----------------   ----------------
Class A-1...............     $   40,000,000          5.2270%            July 2011         February 2040         Aaa/AAA
Class A-2...............     $  139,000,000          5.2680%          February 2012       February 2040         Aaa/AAA
Class A-AB..............     $   98,301,000          5.3360%            March 2016        February 2040         Aaa/AAA
Class A-3...............     $  758,000,000          5.3830%          December 2016       February 2040         Aaa/AAA
Class A-1-A.............     $1,324,733,000          5.3610%           January 2017       February 2040         Aaa/AAA
Class A-M...............     $  212,148,000          5.4160%           January 2017       February 2040         Aaa/AAA
Class A-MFL.............     $  125,000,000      LIBOR + 0.1900%       January 2017       February 2040         Aaa/AAA
Class A-J...............     $  286,576,000          5.4570%          February 2017       February 2040         Aaa/AAA
Class A-SP..............     $3,158,284,000          0.6211%            March 2014        February 2040         Aaa/AAA

    Delivery of the offered certificates, in book-entry form only, will be made on or about March 16, 2007. Credit enhancement will be provided by the subordination of certain classes of certificates to certain other classes of certificates as described in this prospectus supplement under "Summary of Prospectus Supplement--Distributions--B. Subordination," "--Distributions--C. Priority of Distributions," "Risk Factors--Risks Related to the Offered Certificates--The Class A-M, A-MFL and A-J Certificates Are Subordinate to, and Are Therefore Riskier Than, the Class A-1, A-2, A-AB, A-3, A-1-A, A-SP and A-X Certificates" and "Description of the Offered Certificates-- Distributions--Subordination," and "Description of Credit Support--Subordinate Certificates" in the accompanying prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse Securities (USA) LLC, Capmark Securities Inc., California Fina Group, Inc. (DBA: Finacorp Securities), Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC will act as underwriters with respect to this offering. Credit Suisse Securities (USA) LLC will be the sole lead manager and the sole book running manager. Capmark Securities Inc., Finacorp Securities, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC will be the co-managers. Not every underwriter will be obligated to purchase offered certificates from us.

Credit Suisse                                            Capmark Securities Inc.

RBS Greenwich Capital           Wachovia Securities          Finacorp Securities

            The date of this prospectus supplement is March 1, 2007.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1

[MAP OMITTED]

WASHINGTON                      TENNESSEE
8 PROPERTIES                    6 PROPERTIES
2.4% OF TOTAL                   2.0% OF TOTAL

OREGON                          SOUTH CAROLINA
3 PROPERTY                      9 PROPERTIES
0.3% OF TOTAL                   1.4% OF TOTAL

COLORADO                        NORTH CAROLINA
6 PROPERTIES                    15 PROPERTIES
1.8% OF TOTAL                   3.8% OF TOTAL

CALIFORNIA                      WEST VIRGINIA
38 PROPERTIES                   1 PROPERTY
13.1% OF TOTAL                  0.03% OF TOTAL

NORTHERN CALIFORNIA             VIRGINIA
10 PROPERTIES                   13 PROPERTIES
2.7% OF TOTAL                   1.8% OF TOTAL

SOUTHERN CALIFORNIA             MARYLAND
28 PROPERTIES                   5 PROPERTIES
10.3% OF TOTAL                  2.1% OF TOTAL

NEVADA                          DELAWARE
2 PROPERTIES                    1 PROPERTY
0.1% OF TOTAL                   0.1% OF TOTAL

UTAH                            PENNSYLVANIA
2 PROPERTIES                    8 PROPERTIES
0.3% OF TOTAL                   3.6% OF TOTAL

ARIZONA                         NEW JERSEY
5 PROPERTIES                    1 PROPERTY
1.2% OF TOTAL                   0.01% OF TOTAL

TEXAS                           RHODE ISLAND
48 PROPERTIES                   1 PROPERTY
16.3% OF TOTAL                  0.1% OF TOTAL

OKLAHOMA                        CONNECTICUT
4 PROPERTIES                    3 PROPERTY
0.6% OF TOTAL                   0.3% OF TOTAL

ARKANSAS                        MASSACHUSETTS
1 PROPERTIES                    2 PROPERTIES
0.06% OF TOTAL                  0.4% OF TOTAL

LOUISIANA                       NEW YORK
1 PROPERTY                      10 PROPERTIES
0.5% OF TOTAL                   10.1% OF TOTAL

MISSISSIPPI                     OHIO
3 PROPERTY                      6 PROPERTIES
0.7% OF TOTAL                   1.1% OF TOTAL

ALABAMA                         MICHIGAN
16 PROPERTIES                   6 PROPERTIES
5.4% OF TOTAL                   1.3% OF TOTAL

FLORIDA                         INDIANA
25 PROPERTIES                   6 PROPERTIES
15.0% OF TOTAL                  2.4% OF TOTAL

GEORGIA                         ILLINOIS
18 PROPERTIES                   10 PROPERTIES
5.2% OF TOTAL                   2.8% OF TOTAL

WISCONSIN                       IOWA
1 PROPERTIES                    2 PROPERTIES
0.1% OF TOTAL                   0.2% OF TOTAL

MISSOURI                        NEBRASKA
3 PROPERTIES                    1 PROPERTY
0.2% OF TOTAL                   0.04% OF TOTAL

MINNESOTA                       MONTANA
2 PROPERTIES                    1 PROPERTY
2.8% OF TOTAL                   0.1% OF TOTAL

                                IDAHO
                                1 PROPERTY
                                0.4% OF TOTAL


[CHART]

Self Storage      0.7%
Industrial        4.0%
Office           20.8%
Retail            6.4%
Multifamily      39.5%
Hotel            10.4%
Mixed Use         7.7%

[GRAPHIC OMITTED]

5.    MANSIONS AT CANYON CREEK
      AUSTIN, TX

[GRAPHIC OMITTED]

18.1. 260 SOUTH CLINTON STREET
      SYRACUSE, NY

[GRAPHIC OMITTED]

41.   MORGAN RIDGE APARTMENTS
      WINSTON-SALEM, NC

[GRAPHIC OMITTED]

85.   BIXBY BUSINESS CENTER
      LONG BEACH , CA

[GRAPHIC OMITTED]

12.2. EL AD COMIONO REAL
      BOCO RATON, FL

[GRAPHIC OMITTED]

62.  KUKA USA
     STERLING HEIGHTS, MI

[GRAPHIC OMITTED]

14.  CONRAO INDIANAPOLIS
     INDIANNNAPOLIS, IN

[GRAPHIC OMITTED]

81.  EASTWAY CROSSING
     CHARLOTTE, NC

[GRAPHIC OMITTED]

2.7  SIERRA VILLAGE APARTMENTS
     NORTH HIGHLANDS, CA

[GRAPHIC OMITTED]

12.1 EL AD SAM MICHELE PHASE II
     WESTON, FL

[GRAPHIC OMITTED]

13   717 NORTH HARWOOD STREET
     DALLAS, TX

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS                                S-5
NOTICE TO RESIDENTS OF THE UNITED KINGDOM                                    S-5
SUMMARY OF PROSPECTUS SUPPLEMENT                                             S-7
RISK FACTORS                                                                S-42
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT                        S-70
FORWARD-LOOKING STATEMENTS                                                  S-70
AFFILIATIONS                                                                S-70
DESCRIPTION OF THE ISSUING ENTITY                                           S-71
DESCRIPTION OF THE DEPOSITOR                                                S-72
DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS                       S-72
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS                                S-75
DESCRIPTION OF THE OFFERED CERTIFICATES                                    S-133
YIELD AND MATURITY CONSIDERATIONS                                          S-164
DESCRIPTION OF THE SWAP AGREEMENT                                          S-171
THE SERIES 2007-C1 POOLING AND SERVICING AGREEMENT                         S-174
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED
   IN TEXAS, FLORIDA, CALIFORNIA AND NEW YORK                              S-209
U.S. FEDERAL INCOME TAX CONSEQUENCES                                       S-210
ERISA CONSIDERATIONS                                                       S-215
LEGAL INVESTMENT                                                           S-218
USE OF PROCEEDS                                                            S-218
UNDERWRITING                                                               S-218
LEGAL MATTERS                                                              S-219
RATING                                                                     S-220
GLOSSARY                                                                   S-222

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                 RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2  --  MORTGAGE POOL INFORMATION

EXHIBIT B    --  FORM OF TRUSTEE REPORT

EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D    --  SCHEDULE OF REFERENCE RATES

EXHIBIT E    --  CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

EXHIBIT F    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP                           31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION                                                         129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     132

                                   ----------

          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

          - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

          - this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

          In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-137192) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

          The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

          The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the offered certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of offered certificates to the public in that Relevant Member State:

          (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

          (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (d) at any time in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of offered certificates to the public" in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

          Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

          - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

          - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

          To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

          This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C1 Commercial Mortgage Pass-Through Certificates. The series 2007-C1 certificates will consist of 30 classes. The table below identifies and specifies various characteristics for 27 of those classes.

                                           APPROXIMATE
                          TOTAL INITIAL        % OF
                            PRINCIPAL     TOTAL INITIAL  APPROXIMATE      PASS-THROUGH
       EXPECTED RATINGS     BALANCE OR     CERTIFICATE      CREDIT             RATE
CLASS   (MOODY'S/FITCH)  NOTIONAL AMOUNT     BALANCE       SUPPORT        DESCRIPTION
-----  ----------------  ---------------  -------------  -----------  ---------------------
 A-1       Aaa/AAA        $   40,000,000       1.19%        30.00%            Fixed
 A-2       Aaa/AAA        $  139,000,000       4.12%        30.00%            Fixed
A-AB       Aaa/AAA        $   98,301,000       2.92%        30.00%            Fixed
 A-3       Aaa/AAA        $  758,000,000      22.48%        30.00%            Fixed
A-1-A      Aaa/AAA        $1,324,733,000      39.29%        30.00%            Fixed
 A-M       Aaa/AAA        $  212,148,000       6.29%        20.00%            Fixed
A-MFL      Aaa/AAA        $  125,000,000       3.71%        20.00%    Floating (LIBOR Plus)
 A-J       Aaa/AAA        $  286,576,000       8.50%        11.50%           WAC Cap
A-SP       Aaa/AAA        $3,158,284,000        N/A          N/A         Variable IO
  B        Aa1/AA+        $   25,286,000       0.75%        10.75%           WAC Cap
  C         Aa2/AA        $   37,929,000       1.12%         9.63%           WAC Cap
  D        Aa3/AA-        $   33,715,000       1.00%         8.63%           WAC Cap
  E         A1/A+         $   21,071,000       0.62%         8.00%           WAC Cap
  F          A2/A         $   29,501,000       0.88%         7.13%           WAC Cap
  G         A3/A-         $   33,715,000       1.00%         6.13%           WAC Cap
  H       Baa1/BBB+       $   37,929,000       1.12%         5.00%             WAC
  J        Baa2/BBB       $   33,714,000       1.00%         4.00%             WAC
  K       Baa3/BBB-       $   37,930,000       1.13%         2.88%             WAC
  L        Ba1/BB+        $    8,428,000       0.25%         2.63%            Fixed
  M         Ba2/BB        $   12,643,000       0.37%         2.25%            Fixed
  N        Ba3/BB-        $    8,429,000       0.25%         2.00%            Fixed
  O         B1/B+         $    8,429,000       0.25%         1.75%            Fixed
  P          B2/B         $    8,428,000       0.25%         1.50%            Fixed
  Q         B3/B-         $    8,429,000       0.25%         1.25%            Fixed
  S        Caa2/CCC       $   12,643,000       0.37%         0.88%            Fixed
  T         NR/NR         $   29,501,040       0.88%         0.00%            Fixed
 A-X       Aaa/AAA        $3,371,478,040        N/A          N/A          Variable IO

                           ASSUMED
            INITIAL        WEIGHTED     ASSUMED   ASSUMED FINAL
         PASS-THROUGH   AVERAGE LIFE   PRINCIPAL   DISTRIBUTION
CLASS        RATE          (YEARS)      WINDOW         DATE
-----  ---------------  ------------  ----------  -------------
 A-1       5.2270%           2.6       4/07-7/11    July 2011
 A-2       5.2680%           4.6       7/11-2/12  February 2012
A-AB       5.3360%           7.0       2/12-3/16   March 2016
 A-3       5.3830%           9.6      3/16-12/16  December 2016
A-1-A      5.3610%           8.2       4/07-1/17  January 2017
 A-M       5.4160%           9.8       1/17-1/17  January 2017
A-MFL  LIBOR + 0.1900%       9.8       1/17-1/17  January 2017
 A-J       5.4570%           9.9       1/17-2/17  February 2017
A-SP       0.6211%           5.7         N/A       March 2014
  B        5.4870%           N/A         N/A          N/A
  C        5.5170%           N/A         N/A          N/A
  D        5.5460%           N/A         N/A          N/A
  E        5.5760%           N/A         N/A          N/A
  F        5.5960%           N/A         N/A          N/A
  G        5.6250%           N/A         N/A          N/A
  H        6.0369%           N/A         N/A          N/A
  J        6.0369%           N/A         N/A          N/A
  K        6.0369%           N/A         N/A          N/A
  L        5.0500%           N/A         N/A          N/A
  M        5.0500%           N/A         N/A          N/A
  N        5.0500%           N/A         N/A          N/A
  O        5.0500%           N/A         N/A          N/A
  P        5.0500%           N/A         N/A          N/A
  Q        5.0500%           N/A         N/A          N/A
  S        5.0500%           N/A         N/A          N/A
  T        5.0500%           N/A         N/A          N/A
 A-X       0.0580%           N/A         N/A          N/A

----------
          In reviewing the foregoing table, please note that:

          - Only the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL, A-J and A-SP certificates are offered by this prospectus supplement.

          - The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-MFL Upper-Tier REMIC regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, and there exists no continuing payment default by the swap counterparty under the swap agreement, the swap agreement will provide, among other things, that amounts payable with respect to the class A-MFL Upper-Tier REMIC regular interest will be exchanged for amounts payable as interest under the swap agreement, with payments to be made between the swap counterparty and the trustee on behalf of the issuing entity on a net basis. The swap agreement will provide for the calculation of the accrual of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL Upper-Tier REMIC regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

          - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Fitch, Inc., respectively. "NR" means not rated.

          - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date, provided that the ratings on the class A-MFL certificates will not address the payment of interest thereon at a rate in excess of the pass-through rate for the class A-MFL Upper-Tier REMIC regular interest. The rated final distribution date for each class of offered certificates is the distribution date in February 2040.

          - All of the classes identified in the foregoing table, except the class A-SP and A-X certificates, will have principal balances. All of the classes shown in that table will bear interest. The series 2007-C1 certificates with principal balances constitute the series 2007-C1 principal balance certificates.

          - For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and T certificates and the class A-MFL Upper-Tier REMIC regular interest.

          - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is calculated as set forth under "Description of the Offered Certificates--General" in this prospectus supplement.

          - The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

          - Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

          - Each class identified in the table on page S-6 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

          - Each class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

               1. the initial pass-through rate shown for that class in that table, and

               2. a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

          - The class A-MFL certificates identified in the table on page S-6 as having a "Floating (LIBOR plus)" pass-through rate, for so long as the swap agreement is in effect and there exists no continuing payment default by the swap counterparty under the swap agreement, have a pass-through rate for any interest accrual period equal to LIBOR plus 0.1900%; except that if (a) the total amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest for any distribution date is less than (b) 1/12th of the product of (i) 5.4160%, multiplied by
               (ii) the total principal balance of the class A-MFL certificates on the last day of the calendar month immediately preceding that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. If on any subsequent distribution date more interest is allocated to the class A-MFL Upper-Tier REMIC regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be reimbursed to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the issuing entity. Under certain circumstances described in this prospectus supplement, the swap agreement may terminate or there may be a continuing payment default by the swap counterparty and the pass-through rate applicable to the class A-MFL certificates may convert to the pass-through rate applicable to the class A-MFL Upper-Tier REMIC regular interest. The initial value of LIBOR will be determined by the swap counterparty on March 14, 2007, and subsequent values of LIBOR will be determined by the swap counterparty two LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Agreement--The Swap Agreement" and "Description of the Offered Certificates--Distributions" in this prospectus supplement.

          - The pass through rate for the class A-SP certificates, for each interest accrual period through and including the February 2014 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as "class A-SP strip rates," at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest. Following the February 2014 interest accrual period, the class A-SP certificates will cease to accrue interest. Accordingly, the class A-SP certificates will have a 0% pass through rate for the March 2014 interest accrual period and for each interest accrual period thereafter. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

          - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as "class A-X strip rates," at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or all or a designated portion of the total principal balance of the class A-MFL Upper-Tier REMIC regular interest. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

          - The references to "net interest rates on the underlying mortgage loans" in the preceding bullets mean, as to any particular underlying mortgage loan, an annual interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

          - The initial pass-through rates shown in the table on page S-6 for the class A-SP, A-X, H, J and K certificates are approximate.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

               1. all of the underlying mortgage loans with an anticipated repayment date will be paid in full on that date,

               2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

               3. there are no defaults with respect to the underlying mortgage loans.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class, or, in the case of the class A-SP certificates, the average amount of time in years between the assumed settlement date for the offered certificates and the application of each dollar to the notional amount on that class.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal. The class A-SP certificates receive no distributions of principal.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class, or, in the case of the class A-SP certificates, the distribution date on which the last reduction to the notional amount occurs and the last distribution of interest is assumed to be made with respect to that class.

          - The class R, LR and V certificates are not represented in the table on page S-6. They do not have principal balances, notional amounts or pass-through rates.

          The document that will govern the issuance of the series 2007-C1 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of March 1, 2007, between us, as depositor, and a trustee, a master servicer and a special servicer.

          The series 2007-C1 certificates will evidence the entire beneficial ownership of an issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from two separate mortgage loan sellers. The assets of the issuing entity will also include a swap agreement.

          As of their respective due dates in March 2007, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "--The Underlying Mortgage Loans" below.

          For purposes of calculating distributions on the respective classes of the series 2007-C1 certificates, the underlying mortgage loans will be divided into the following two loan groups:

          - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in whole or in part by property types other than multifamily and mobile home park, together with four (4) underlying mortgage loans that are secured by mixed use (with portions thereof multifamily) property types. Loan group no. 1 will consist of 188 mortgage loans, with an initial loan group no. 1 balance of $2,046,744,928, representing approximately 60.7% of the initial mortgage pool balance.

          - Loan group no. 2, which will consist of all but four (4) of the underlying mortgage loans that are secured in whole or in part by multifamily and mobile home property types. Loan group no. 2 will consist of 63 mortgage loans, with an initial loan group no. 2 balance of $1,324,733,112, representing approximately 39.3% of the initial mortgage pool balance.

          Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

ISSUING ENTITY                   Credit Suisse Commercial Mortgage Trust
                                 2007-C1, a New York common law trust, will issue the series 2007-C1 certificates. The primary assets of the issuing entity will be the mortgage loans that we are acquiring from the two mortgage loan sellers.

DEPOSITOR                        Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters and the swap counterparty, will create the issuing entity and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison
                                 Avenue, New York, New York 10010. All
                                 references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse
                                 First Boston Mortgage Securities Corp. See

                                 "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

SPONSORS AND MORTGAGE LOAN
SELLERS We will acquire the mortgage loans that are to back the offered certificates from two separate mortgage loan sellers.

                                 -    Column Financial, Inc., a Delaware
                                      corporation and an affiliate of the
                                      depositor, will act as a sponsor and
                                      mortgage loan seller with respect to the issuing entity. Column Financial, Inc. is also an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters, and a non-cashiering primary servicer with respect to certain of the underlying mortgage loans originated or acquired by Column Financial, Inc. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326. See "The Sponsor" in the accompanying prospectus.

                                 -    Capmark Finance Inc., a California
                                      corporation, will act as a sponsor and
                                      mortgage loan seller with respect to the issuing entity. It is also the master servicer with respect to all of the mortgage loans in the issuing entity and an affiliate of Capmark Securities Inc., one of the underwriters. It maintains an office at 116 Welsh Road, Horsham, Pennsylvania 19044.

                                 See "Description of the Sponsors and Mortgage Loan Sellers--The Sponsors and Mortgage Loan Sellers" in this prospectus supplement.

ORIGINATORS                      Each mortgage loan seller or an affiliate
                                 thereof originated the underlying mortgage loans that it is contributing to the issuing entity. See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement.

MASTER SERVICER                  Capmark Finance Inc., a California corporation,
                                 will act as master servicer with respect to all of the mortgage loans in the issuing entity.
                                 Its servicing offices are located at 116 Welsh
                                 Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

                                 As consideration for servicing the underlying mortgage loans, the master servicer will receive a master servicing fee (which includes a primary servicing fee). The master servicing fee (which for this purpose includes the primary servicing fees) ranges from 0.01% to 0.0325% per annum on the stated principal balance of each underlying mortgage loan that it services. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The master servicer will also be entitled to additional servicing compensation as more particularly described in "The Series 2007-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation."

                                 See "The Series 2007-C1 Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER                 If and when necessary, Midland Loan Services,
                                 Inc., a Delaware corporation, will act as special servicer with respect to the mortgage loans in the issuing entity and any related foreclosure properties in the issuing entity.
                                 Its principal servicing offices are located at 10851 Mastin Street, Suite 700, Overland Park,
                                 Kansas 66210. Midland Loan Services, Inc. is an affiliate of a company that is the external manager of an entity that may be the initial series 2007-C1 controlling class representative under the 2007-C1 pooling and servicing agreement.

                                 The special servicer will, in general, be responsible for servicing and administering:

                                 -    underlying mortgage loans that, in
                                      general, are in default or as to which
                                      default is reasonably foreseeable; and

                                 -    any real estate acquired by the issuing
                                      entity upon foreclosure of a defaulted
                                      underlying mortgage loan.

                                 The special servicer and its affiliates will be permitted to purchase series 2007-C1 certificates.

                                 The holders of a majority interest in the series 2007-C1 controlling class can replace the special servicer, with or without cause, in respect of the entire mortgage pool.

                                 As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicer will receive a special servicing fee that will accrue at a rate of 0.25% per annum on the stated principal balance of the underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicer monthly from collections on the mortgage loans. Additionally, the special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The workout fee will be payable out of, and will generally be calculated by application of a workout fee rate of 1.0% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

                                 See "The Series 2007-C1 Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

PRIMARY SERVICER                 No primary servicer with respect to the series
                                 2007-C1 mortgage pool (other than the master servicer, which will act as primary servicer with respect to 226 of the underlying mortgage loans, collectively representing 89.3% of the initial mortgage pool balance) will service mortgage loans representing 10% or more of the initial mortgage pool balance.

                                 Column Financial, Inc., a Delaware corporation and an affiliate of the depositor, will act as a non-cashiering primary servicer with respect to 11 mortgage loans in the issuing entity, representing 7.4% of the initial mortgage pool balance, which were originated or acquired by Column Financial, Inc. Column Financial, Inc. is also a sponsor and mortgage loan seller with respect to the issuing entity and an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

                                 See "The Series 2007-C1 Pooling and Servicing Agreement--The Primary Servicers" in this prospectus supplement.

TRUSTEE Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2007-C1 certificateholders. It maintains a corporate trust office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis Minnesota 55479-0113. As consideration for acting as trustee, Wells Fargo Bank, N.A. will receive a trustee fee of 0.00066% per annum on the stated principal balance of each underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loans and will generally be payable to the trustee from collections on the mortgage loans. See "The Series 2007-C1 Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

PARTIES The following diagram illustrates the various parties involved in the transaction and their functions.

                                 -------------------------------------
                                         Column Financial, Inc.
                                         Capmark Finance Inc.
                                  (Originators, Mortgage Loan Sellers
                                             and Sponsors)
                                 -------------------------------------
                                                   |
                                                   |  Mortgage Loans
                                                   |
                                                  \|/
                                 -------------------------------------
                                  Credit Suisse First Boston Mortgage             ----------------------------
                                            Securities Corp.               |-----       Capmark Finance Inc.
                                              (Depositor)                  |              (Master Servicer)
                                 -------------------------------------     |      ----------------------------
                                                   |                       |
                                                   |  Mortgage Loans       |
                                                   |                       |
                                                  \|/                      |
                                 -------------------------------------     |      ----------------------------
                                   Credit Suisse Commercial Mortgage       |       Midland Loan Services, Inc.
                                          Trust Series 2007-C1         ----|-----       (Special Servicer)
                                            (Issuing Entity)               |      ----------------------------
                                 -------------------------------------     |
                                                                           |
                                                                           |      ----------------------------
                                                                           |----     Wells Fargo Bank, N.A.
                                                                                            (Trustee)
                                                                                  ----------------------------

CONTROLLING CLASSES OF SERIES
2007-C1 CERTIFICATEHOLDERS       At any time of determination, the holders of
                                 the most subordinate of the classes of series
                                 2007-C1 certificates that has a total principal balance at least equal to 25% of the total initial principal balance of that class, will be the controlling class of series 2007-C1 certificates. However, if none of those classes of series 2007-C1 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2007-C1 certificateholders will be the holders of the most subordinate of those classes of series
                                 2007-C1 certificates that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2007-C1 certificateholders, (i) the class A-1, A-2, A-AB, A-3 and A-1-A certificateholders will be considered a single class and (ii) the class
                                 A-M and class A-MFL certificateholders will be considered a single class. See "The Series
                                 2007-C1 Pooling and Servicing Agreement--The
                                 Series 2007-C1 Controlling Class
                                 Representative" in this prospectus supplement.

                                 If any specially serviced mortgage loan in the issuing entity becomes 90 days delinquent as to any balloon payment, becomes 60 days delinquent as to any other monthly debt service payment or is accelerated in connection with any other material default, then any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2007-C1 controlling class may, at its or their option, purchase that mortgage loan from the issuing entity at the price and on the terms described under "The Series 2007-C1 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

SERIES 2007-C1 CONTROLLING
CLASS REPRESENTATIVE             The holders of certificates representing a
                                 majority interest in the controlling class of the series 2007-C1 certificates will be entitled to select a representative that, subject to the conditions described under "The
                                 Series 2007-C1 Pooling and Servicing
                                 Agreement--The Series 2007-C1 Controlling Class
                                 Representative" and "--Replacement of the
                                 Special Servicer" in this prospectus
                                 supplement, may--

                                 - direct the special servicer with respect to various special servicing matters involving the mortgage loans, and

                                 -    terminate and replace the special
                                      servicer.

                                 It is anticipated that Anthracite Capital, Inc., which is externally managed by an affiliate of the special servicer, will act as the initial series 2007-C1 controlling class representative under the series 2007-C1 pooling and servicing agreement.

                                 With respect to any mortgage loan where CBA holds an outside-the-issuing entity mortgage loan, the holder of the junior CBA outside-the-issuing entity mortgage loan will have certain rights as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs."

UNDERWRITERS                     Credit Suisse Securities (USA) LLC, Capmark
                                 Securities Inc., California Fina Group, Inc.
                                 (DBA: Finacorp Securities), Greenwich Capital
                                 Markets, Inc. and Wachovia Capital Markets, LLC are the underwriters with respect to this offering. Credit Suisse Securities (USA) LLC will be sole lead and sole book running manager. Capmark Securities Inc., Finacorp
                                 Securities, Greenwich Capital Markets, Inc. and
                                 Wachovia Capital Markets, LLC will be the co-managers. Credit Suisse Securities (USA) LLC is an affiliate of us and Column Financial, Inc., which is one of the sponsors, one of the mortgage loan sellers and a non-cashiering primary servicer with respect to certain of the mortgage loans originated or acquired by Column
                                 Financial, Inc. Capmark Securities Inc. is an affiliate of Capmark Finance Inc., which is the master servicer and one of the sponsors and mortgage loan sellers.

SWAP COUNTERPARTY                Credit Suisse International, an affiliate of
                                 the depositor, one of the mortgage loan sellers and one of the underwriters, will be the counterparty under the swap agreement relating to the class A-MFL certificates. As of the date of this prospectus supplement, the swap counterparty has been assigned a senior unsecured debt rating of "AA-" (stable outlook) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa3" (stable outlook) by Moody's Investors Service, Inc. and a long-term rating of "AA-" (stable outlook) by Fitch, Inc.
                                 See "Description of the Swap Agreement--The
                                 Swap Counterparty" in this prospectus
                                 supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE                     The underlying mortgage loans will be
                                 considered part of the issuing entity as of their respective due dates in March 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in April 2007, those underlying mortgage loans will be considered part of the issuing entity on the equivalent day of the month in March 2007 had their first due date been in March 2007. All payments and collections received on each of the underlying mortgage loans after its due date in March 2007 or its date of origination, as the case may be, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in March 2007 are individually and collectively considered the cut-off date for the issuing entity.

ISSUE DATE                       The date of initial issuance for the series
                                 2007-C1 certificates will be on or about March
                                 16, 2007.

DUE DATES                        Subject, in some cases, to a next business day
                                 convention, the dates on which monthly
                                 installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                             % OF INITIAL
                                               NUMBER OF     MORTGAGE POOL
                                 DUE DATE   MORTGAGE LOANS      BALANCE
                                 --------   --------------   -------------
                                    1st            72            29.1%
                                   11th           179            70.9%

DETERMINATION DATE               The monthly cut-off for collections on the
                                 underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2007-C1 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date.
                                 The determination date will be the 11th
                                 calendar day of each month, commencing with April 2007, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE                Distributions of principal and/or interest on
                                 the series 2007-C1 certificates are scheduled to occur monthly, commencing in April 2007.
                                 During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE                      The record date for each monthly distribution
                                 on a series 2007-C1 certificate will be the last business day of the prior calendar month.
                                 The registered holders of the series 2007-C1 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at a designated location.

COLLECTION PERIOD                Amounts available for distribution on the
                                 series 2007-C1 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                 - will relate to a particular distribution date,

                                 -    will begin when the prior collection
                                      period ends or, in the case of the first collection period, will begin as of the issue date, and

                                 - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD          The amount of interest payable with respect to
                                 the interest-bearing classes of the series
                                 2007-C1 certificates and the class A-MFL
                                 Upper-Tier REMIC regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the interest-bearing classes of the series 2007-C1 certificates (other than the class A-MFL certificates) and the class A-MFL Upper-Tier
                                 REMIC regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to each interest bearing class of series 2007-C1 certificates and the class A-MFL
                                 Upper-Tier REMIC regular interest assuming that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and no payment default by the swap counterparty exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days). The interest accrual period for the class A-MFL certificates for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, from and including
                                 March 16, 2007) to, but excluding, the related distribution date; except that, if the swap agreement is terminated and not replaced or if there exists a continuing payment default by the swap counterparty under the swap agreement, then the interest accrual period with respect to the class A-MFL certificates for any distribution date will be the same as the interest accrual period for the class A-MFL
                                 Upper-Tier REMIC regular interest.

LIBOR DETERMINATION DATE         The applicable value of LIBOR, for purposes of
                                 calculating the pass-through rate for the class
                                 A-MFL certificates as well as the payment obligations under the swap agreement, will initially be determined on March 14, 2007 and will thereafter be determined monthly on the second LIBOR business day preceding the first day of the applicable interest accrual period.

ASSUMED FINAL DISTRIBUTION
DATE For each class of certificates, the date set forth on the cover page of this prospectus supplement.

RATED FINAL DISTRIBUTION
DATE                             The distribution date occurring in February
                                 2040.

                            THE OFFERED CERTIFICATES

GENERAL The series 2007-C1 certificates offered by this prospectus supplement are the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL, A-J and A-SP certificates. Each class of offered certificates will have the total initial principal balance (or notional amount, as the case may be) and pass-through rate set forth in the table on page S-6 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

                                   COLLECTIONS

GENERAL The master servicer, the primary servicers, if any, or the special servicer, as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Such payments will be deposited in the master servicer's collection account within two (2) business days of receipt.

                                  DISTRIBUTIONS

A. GENERAL                       Funds collected or advanced on the underlying
                                 mortgage loans during the related collection period will be distributed on each corresponding distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B. SUBORDINATION                 The chart below under "--C. Priority of
                                 Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses
                                 (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

C. PRIORITY OF DISTRIBUTIONS     The trustee will make distributions of interest
                                 and, if and when applicable, principal, to the following classes of series 2007-C1 certificateholders, in the following order:

                                 |             ------------------------ /|\
                                 |               class A-1, class A-2,   |
                                 |              class A-AB, class A-3,   |
                                 |              class A-1-A, class A-SP  |
                                 |                   and class A-X       |
                                 |   Accrued   ------------------------  |
                                 | certificate       class A-M and       |
                                 |   interest,        class A-MFL        |Losses
                                 |     then    ------------------------  |
                                 |  principal          class A-J         |
                                 |             ------------------------  |
                                 |             non-offered certificates  |
                                 |              (other than class A-X,   |
                                 |                 class R, class LR     |
                                 |                    and class V)       |
                                \|/            ------------------------  |

                                 No other form of credit enhancement will be available to you as a holder of offered certificates.

                                 Allocation of interest distributions among the class A-1, A-2, A-AB, A-3, A-1-A, A-SP and A-X certificates are to be made concurrently:

                                 - in the case of the A-1, A-2, A-AB and A-3 classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates, from available funds attributable to loan group no. 1;

                                 -    in the case of the A-1-A class, from
                                      available funds attributable to loan group no. 2; and

                                 - in the case of the A-SP and A-X classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                 provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-AB, A-3, A-1-A, A-SP and/or A-X classes, then distributions of interest will be made on those classes of series 2007-C1 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                 Allocation of interest distributions between the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest are to be made concurrently on a PRO RATA basis.

                                 Allocation of principal distributions among the class A-1, A-2, A-AB, A-3 and A-1-A certificates and between the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest is described under "--Distributions--Principal Distributions" below. The class A-SP, A-X, R, LR and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

D. INTEREST DISTRIBUTIONS        Each class of series 2007-C1 certificates,
                                 other than the class R, LR and V certificates, and the class A-MFL Upper-Tier REMIC regular interest will bear interest. With respect to each interest-bearing class of series 2007-C1 certificates and the class A-MFL Upper-Tier
                                 REMIC regular interest, that interest will accrue during each interest accrual period based upon:

                                 - the pass-through rate with respect to that class or the class A-MFL Upper-Tier REMIC regular interest, as the case may be, for that interest accrual period;

                                 -    the total principal balance or notional
                                      amount, as the case may be, of that class or the class A-MFL Upper-Tier REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

                                 - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and no payment default by the swap counterparty exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days);

                                 except that if (a) the total amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest for any distribution date is less than (b) 1/12th of the product of (i) 5.4160%, multiplied by (ii) the principal balance of the class A-MFL Upper-Tier REMIC regular interest on the last day of the calendar month immediately preceding that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. In this regard, the class A-MFL Upper-Tier REMIC regular interest will accrue interest at a fixed rate and the class A-MFL certificates will accrue interest at the pass-through rate for such class set forth on the cover page hereof.

                                 The class A-SP certificates will not accrue interest beyond the February 2014 interest accrual period.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one (1) full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                                 Distributions" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable on the class A-MFL Upper-Tier REMIC regular interest and to the holders of one or more of the interest-bearing classes of series 2007-C1 certificates (other than, subject to the discussion in the next sentence, the class A-MFL certificates), including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period. Any shortfalls allocated to the class A-MFL Upper-Tier REMIC regular interest will, in turn, result in a proportionate reduction (for so long as the swap agreement is in effect and no continuing payment default by the swap counterparty exists) or a dollar-for-dollar reduction (if there is no longer an effective swap agreement or there exists a continuing payment default by the swap counterparty) to the interest distributable on the class A-MFL certificates.

                                 On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--C. Priority of Distributions" above and, in the case of the class A-MFL certificates only, the amount payable to or received from the swap counterparty for that distribution date, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions," "--Distributions--C. Priority of Distributions" and "Description of the Swap Agreement" in this prospectus supplement.

E. SWAP AGREEMENT                The assets of the issuing entity will include
                                 an interest rate swap agreement between the issuing entity and Credit Suisse International as swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL Upper-Tier REMIC regular interest
                                 (and, correspondingly, of the class A-MFL certificates). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest
                                 (and, correspondingly, of the class A-MFL certificates). The termination date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-MFL certificates, (ii) the date on which the notional amount of the swap agreement is reduced to zero, (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity is exercised and (iv) the date on which the termination of the issuing entity occurs. Under the swap agreement, the issuing entity will generally be obligated to pay to the swap counterparty with respect to each distribution date, out of interest amounts and any yield maintenance charges paid or payable, as the case may be, with respect to the class A-MFL Upper-Tier REMIC regular interest, an amount equal to the sum of (i) any yield maintenance charges allocable to the class A-MFL Upper-Tier REMIC regular interest and (ii) 1/12th of the product of (A) the notional amount of the swap agreement for that distribution date and (B) 5.4160% per annum, subject to adjustment as discussed in the following two paragraphs. The swap counterparty will generally be obligated to pay to the issuing entity with respect to each distribution date an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii)
                                 LIBOR plus 0.1900% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360, subject to adjustment as discussed in the following two paragraphs.

                                 If there is for any reason an interest
                                 shortfall with respect to the class A-MFL
                                 Upper-Tier REMIC regular interest, then the amount payable by the issuing entity to the swap counterparty with respect to any distribution date will be reduced by an amount equal to the amount, if any, by which (a) 1/12th of the product of (i) 5.4160%, multiplied by (ii) the notional amount of the swap agreement for that distribution date exceeds (b) the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest on deposit in the floating rate account on that distribution date. As a result, the amount payable by the swap counterparty to the issuing entity with respect to the subject distribution date will also be reduced by an amount equal to the product of (a) the amount of the reduction determined as described in the immediately preceding sentence multiplied by (b) the quotient of (i) the product of (x) LIBOR plus 0.1900%, multiplied by (y) the quotient of the actual number of days in the related accrual period divided by 360, multiplied by (z) the notional amount of the swap agreement for that distribution date, divided by (ii)
                                 1/12th of the product of (y) 5.4160%,
                                 multiplied by (z) the notional amount of the swap agreement for that distribution date.

                                 If the amount paid by the issuing entity to the swap counterparty is reduced on any distribution date as described in the preceding paragraph, and if on any subsequent distribution date the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest pursuant to the priority of distributions on that distribution date exceeds 1/12th of the product of (i) 5.4160%, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the issuing entity will be obligated under the swap agreement to reimburse such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the issuing entity an amount equal to the product of (i) each amount reimbursed to the swap counterparty on the current distribution date and (ii) the quotient specified in clause (b) of the last sentence of the preceding paragraph for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

                                 Payments by the trustee on behalf of the issuing entity to the swap counterparty, and by the swap counterparty to the issuing entity, as described above in this "--Swap Agreement" section will be made on a net basis, and any such amounts paid to or retained by the issuing entity will be available to make payments of interest to the class A-MFL certificateholders. See "Risk Factors--Risks Relating to the Swap Agreement" and "Description of the Swap Agreement" in this prospectus supplement.

F. PRINCIPAL DISTRIBUTIONS       Subject to--

                                 -    available funds,

                                 -    the distribution priorities described
                                      under "--Distributions--C. Priority of
                                      Distributions" above, and

                                 -    the reductions to principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a total amount of principal (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest) over time equal to the total principal balance of their particular class.

                                 The total distributions of principal to be made on the series 2007-C1 certificates (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest) on any distribution date will, in general, be a function of--

                                 -    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicer and/or the trustee, as applicable, and

                                 - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that either it or the special servicer has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2007-C1 certificates on the related distribution date) prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans otherwise distributable on the series 2007-C1 certificates.

                                 Additionally, in the event that any advance
                                 (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee, as the case may be, will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2007-C1 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance that remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). Notwithstanding the foregoing, if any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest. See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement.

                                 The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2 such that:

                                 - no distributions of principal will be made to the holders of any non-offered certificates until the total principal balance of the offered certificates and the class A-MFL Upper-Tier REMIC regular interest is reduced to zero;

                                 - no distributions of principal will be made to the holders of the class A-J certificates until the total principal balance of all more senior classes of offered certificates and the class A-MFL Upper-Tier REMIC regular interest is reduced to zero;

                                 - no distributions of principal will be made to the holders of the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest until the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1-A certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in February 2012 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), unless the total principal balances of the class A-1, A-2 and A-3 certificates are reduced to zero prior to such date;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E; and

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit E until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero.

                                 Because of the losses on the underlying
                                 mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the class A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and T certificates, could be reduced to zero at a time when any two or more of the class A-1, A-2, A-AB, A-3 and A-1-A certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2, A-AB, A-3 and A-1-A certificates will be made on a PRO RATA basis in accordance with the relative sizes of the respective total principal balances of those classes at the time of the distribution.

                                 Any principal distributions on the A-M and A-MFL classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                 All distributions of principal with respect to the class A-MFL Upper-Tier REMIC regular interest will be made to a segregated account or sub-account maintained by the trustee, on behalf of the issuing entity, from which they will, in turn, if not applied for other purposes, be distributed to the holders of the class A-MFL certificates. Additionally, any distributions of principal will first be made with respect to the class A-MFL Upper-Tier REMIC regular interest, after which any corresponding distributions will be made to the class A-MFL certificateholders.

                                 The total distributions of principal to be made on the series 2007-C1 certificates on any distribution date will be a function of--

                                 -    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                                 - the amount of any prepayments, including in the form of accelerated amortization on any mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 The class A-SP, A-X, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

G. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES           Any yield maintenance charges collected in
                                 respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X certificates and, in some cases, the class A-SP certificates and/or as additional interest to any holders of class
                                 A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D,
                                 E, F, G, H, J or K certificates or the class
                                 A-MFL Upper-Tier REMIC regular interest that are then entitled to receive a portion of the subject principal prepayment.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES                         As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated issuing entity expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of series 2007-C1 certificates (or, in the case of the reference to the "A-MFL" below, the class A-MFL Upper-Tier REMIC regular interest) in the following order:

                                 REDUCTION ORDER               CLASS
                                 ---------------   -----------------------------
                                       1st           Non-offered certificates
                                       2nd                      A-J
                                       3rd                 A-M and A-MFL
                                       4th         A-1, A-2, A-AB, A-3 and A-1-A

                                 Any reduction of the principal balances of the class A-1, A-2, A-AB, A-3 and A-1-A certificates will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 Any reduction of the principal balances of the A-M and A-MFL classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-MFL certificates, such losses and shortfalls may be allocated to the class A-MFL Upper-Tier REMIC regular interest in reduction of the total principal balance of the class A-MFL Upper-Tier REMIC regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest will result in a corresponding decrease in the total principal balance of the class A-MFL certificates, and any interest shortfalls suffered by the class A-MFL Upper-Tier REMIC regular interest (for whatever reason) will reduce the amount of interest distributed on the class A-MFL certificates to the extent described in this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS            Except as described in the next three
                                 paragraphs, the master servicer will be
                                 required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The master servicer will be required to make advances of assumed monthly payments (excluding balloon payments) for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer is required but fails to make. As described under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or workout fees. Moreover, neither the master servicer nor the trustee will be required to make any advance that it determines will not be ultimately recoverable from proceeds of the related underlying mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the master servicer or the special servicer, and the master servicer will conclusively rely on any determination of nonrecoverability made by the special servicer.

                                 In addition, if any of the adverse events or circumstances that we refer to under "The Series 2007-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, unless the series 2007-C1 controlling class representative permits or requires otherwise, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                 -    the principal balance of, and other
                                      delinquent amounts (which may include
                                      unpaid servicing fees, unreimbursed
                                      servicing advances and interest on
                                      advances) due under or with respect to,
                                      the subject mortgage loan, exceed

                                 -    an amount equal to--

                                      1.   90% of the new appraised/estimated
                                           value of that real property, minus

                                      2.   any liens on that real property that
                                           are prior to the lien of the subject
                                           mortgage loan, plus

                                      3.   the amount of certain related escrow
                                           payments, reserve funds and letters
                                           of credit which are posted as
                                           additional security for payments due
                                           on the subject mortgage loan,

                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2007-C1 certificates outstanding.

                                 Additionally, any reductions in advances with respect to any CBA A-Note underlying mortgage loan in accordance with the preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the related CBA A/B loan pair that is allocable to the CBA A-Note underlying mortgage loan. The master servicer or the special servicer will calculate any appraisal reduction amount with respect to the CBA A/B loan pair in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, first, to the junior CBA B-Note outside-the-issuing entity mortgage loan up to the unpaid principal balance of such junior mortgage loan, and then, to the CBA A-Note underlying mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "The Series 2007-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the
                                 Certificates--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS               On each distribution date, the trustee will
                                 provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2007-C1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website initially located at "www.ctslink.com," any report at our request.

                                 You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include mortgage loan documents, borrower operating statements, rent rolls and property inspection reports, in each case to the extent received by the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

SALE OF DEFAULTED LOANS          If any mortgage loan in the issuing entity
                                 becomes 90 days delinquent as to any balloon payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur) or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2007-C1 controlling class representative or the special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Series 2007-C1 Pooling and
                                 Servicing Agreement--Fair Value Purchase
                                 Option" in this prospectus supplement, subject to any prior purchase rights of any mezzanine lender or the holder of any related junior CBA outside-the-issuing entity mortgage loan.

REPURCHASE OBLIGATION            If the related mortgage loan seller has been
                                 notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2007-C1 certificates, then such mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage loan from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the related mortgage loan seller chooses to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.
                                 See "Description of the Underlying Mortgage
                                 Loans--Representations and Warranties" in this prospectus supplement.

OPTIONAL TERMINATION             Various parties will each in turn, according to
                                 the order listed in this prospectus supplement under "The Series 2007-C1 Pooling and Servicing
                                 Agreement--Termination," have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2007-C1 certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 2007-C1 certificateholders, is less than 1.0% of the initial mortgage pool balance.

                                 In the event that any party so entitled
                                 exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail under "The Series 2007-C1 Pooling and Servicing Agreement--Termination" in this prospectus supplement.

                                 Following the date on which the total principal balance of the offered certificates and the class B, C, D, E, F, G, H, J and K certificates is reduced to zero, the issuing entity may also be terminated in connection with an exchange of all the remaining series 2007-C1 certificates (other than the class R, LR or V certificates) for all the mortgage loans and foreclosure properties in the issuing entity at the time of the exchange.

DENOMINATIONS                    The offered certificates will be issuable in
                                 registered form, in the denominations set forth under "Description of the Offered
                                 Certificates--Registration and Denominations" in this prospectus supplement.

CLEARANCE AND SETTLEMENT         You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, Luxembourg or The Euroclear System, in
                                 Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement and "Description of the
                                 Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES                  The trustee or its agent will make elections to
                                 treat designated portions of the assets of the issuing entity as two separate real estate mortgage investment conduits in a tiered structure under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended
                                 (the "Code"). Those two REMICs are as follows:

                                 - the Lower-Tier REMIC, which will consist of, among other things--

                                      1.   the mortgage loans that back the
                                           offered certificates, and

                                      2.   any mortgaged real properties that
                                           may be acquired by the issuing entity
                                           following a borrower default,

                                      but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                 - the Upper-Tier REMIC, which will hold the regular interests in the Lower-Tier REMIC.

                                 The portion of the issuing entity consisting of excess interest accrued (as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date) with respect to any underlying mortgage loan with an anticipated repayment date will be treated as a grantor trust for U.S. federal income tax purposes and will be beneficially owned by the holders of the class V certificates. In addition, the portion of the issuing entity consisting of the class A-MFL Upper-Tier REMIC regular interest, the floating rate account and the swap agreement will be treated as a grantor trust for U.S. federal income tax purposes and will be beneficially owned by the holders of the class A-MFL certificates.

                                 The offered certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest will be treated as regular interests in the Upper-Tier REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. The class A-MFL certificates will represent undivided beneficial ownership interests in the class A-MFL Upper-Tier REMIC regular interest, the floating rate account and the swap agreement. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates (other than the class A-MFL certificates) will not represent any interest in the grantor trusts referred to above.

                                 For a description of the tax opinions that our counsel will be issuing on the closing date and a more detailed discussion of the U.S. federal income tax aspects of investing in the offered certificates, see "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS             The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 Section 4975 of the Code, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                 We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                 -    Title I of ERISA, or

                                 -    Section 4975 of the Code,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse Securities (USA) LLC by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                                 Section 4975 of the Code or applicable similar law. In addition, if you are a fiduciary of any such retirement plan or other employee benefit plan and are considering an investment in the class A-MFL certificates, you should review the specific requirements for purchases of class A-MFL certificates by plans. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                               MOODY'S   FITCH
                                               -------   -----
                                 Class A-1       Aaa      AAA
                                 Class A-2       Aaa      AAA
                                 Class A-AB      Aaa      AAA
                                 Class A-3       Aaa      AAA
                                 Class A-1-A     Aaa      AAA
                                 Class A-M       Aaa      AAA
                                 Class A-MFL     Aaa      AAA
                                 Class A-J       Aaa      AAA
                                 Class A-SP      Aaa      AAA

                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in February 2040. For a description of the limitations of the ratings of the offered certificates, see "Rating" in this prospectus supplement.

LEGAL INVESTMENT                 The offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies.

                                 If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.

                                 You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS        The rate and timing of payments and other
                                 collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                 In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and timing of payments and collections of principal of the underlying mortgage loans.

                                 Holders of the class A-1, A-2, A-AB and A-3 certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                 Holders of the class A-1-A certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                 If you are contemplating the purchase of class A-SP certificates, you should be aware that--

                                 -    the yield to maturity on those
                                      certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the mortgage loans,

                                 - a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

                                 -    an extremely rapid rate of prepayments
                                      and/or other liquidations on or with
                                      respect to the mortgage loans could result in a substantial loss of your initial investment with respect to those certificates.

                                 When trying to determine the extent to which payments and other collections of principal on the mortgage loans will adversely affect the yield to maturity of the class A-SP certificates, you should consider what the total notional amount of that class of certificates is and how payments and other collections of principal on the mortgage loans are to be applied to the principal balances of the principal balance certificates that make up that notional amount.

                                 The yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL We intend to include the 251 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity for the offered certificates. In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                 -    "Description of the Underlying Mortgage
                                      Loans,"

                                 -    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans,"

                                 -    Exhibit A-1--Characteristics of the
                                      Underlying Mortgage Loans and the Related
                                      Mortgaged Real Properties, and

                                 -    Exhibit A-2--Mortgage Pool Information.

                                 For purposes of calculating distributions on the respective classes of series 2007-C1 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                 -    Loan group no. 1, which will consist of
                                      all of the underlying mortgage loans that are secured in whole or in part by property types other than multifamily and mobile home park, together with four (4) underlying mortgage loans that are secured by mixed use (with portions thereof multifamily) property types. Loan group no. 1 will consist of 188 mortgage loans, with an initial loan group no. 1 balance of $2,046,744,928, representing approximately 60.7% of the initial
                                      mortgage pool balance.

                                 -    Loan group no. 2, which will consist of
                                      all but four (4) of the underlying
                                      mortgage loans that are secured in whole or in part by the multifamily and mobile home park property types. Loan group no. 2 will consist of 63 mortgage loans, with an initial loan group no. 2 balance of $1,324,733,112, representing approximately
                                      39.3% of the initial mortgage pool
                                      balance.

                                 Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                 -    All numerical information provided with
                                      respect to the mortgage loans is provided on an approximate basis.

                                 - All weighted average information provided with respect to the underlying mortgage loans or any sub-group of those mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the issuing entity. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                                 - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                      1.   all scheduled payments of principal
                                           and/or interest due on the mortgage
                                           loans on or before their respective
                                           due dates in March 2007 are timely
                                           made, and

                                      2.   there are no prepayments or other
                                           unscheduled collections of principal
                                           with respect to any of the mortgage
                                           loans during the period from its due
                                           date in February 2007 up to and
                                           including its due date in March 2007.

                                 - Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                      1.   initial mortgage pool balance -- the
                                           total cut-off date principal balance
                                           of the entire mortgage pool;

                                      2.   initial loan group no. 1 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 1;
                                           and

                                      3.   initial loan group no. 2 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 2.

                                 - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                                 - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans in the issuing entity. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs," none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the issuing entity.

                                 -    In some cases, an individual underlying
                                      mortgage loan is secured by multiple
                                      mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                      1.   relative appraised values;

                                      2.   relative underwritten net cash flow;
                                           or

                                      3.   prior allocations reflected in the
                                           related mortgage loan documents.

                                 - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

                                 - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                 -    Whenever we refer to a particular
                                      mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

                                 -    Statistical information regarding the
                                      underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                 - The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING         We are not the originator of the mortgage loans
MORTGAGE LOANS                   that we intend to include in the issuing
                                 entity. We will acquire those mortgage loans from two separate mortgage loan sellers. Each of the mortgage loans that will comprise the issuing entity was originated or acquired by--

                                 - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                 - an affiliate of the related mortgage loan seller, or

                                 -    a correspondent in the related mortgage
                                      loan seller's or its affiliate's conduit lending program.

                                 The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers or affiliated groups of mortgage loan sellers:

                                                                                       % OF INITIAL
                                  MORTGAGE LOAN SELLER  NUMBER OF MORTGAGE LOANS  MORTGAGE POOL BALANCE
                                 ---------------------  ------------------------  ---------------------
                                 Column Financial, Inc           179                      70.9%
                                 Capmark Finance Inc              72                      29.1%

                                 For a description of the underwriting criteria for Column, see "The Sponsor" in the accompanying prospectus. For a description of the underwriting criteria for each additional sponsor, see "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement.

PAYMENT AND OTHER TERMS          Each of the mortgage loans that we intend to
                                 include in the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for certain limited permitted encumbrances that are described in this prospectus supplement. See also "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

                                 Most of the mortgage loans that we intend to include in the issuing entity are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, we generally have not evaluated the creditworthiness of the subject obligor. Accordingly, all mortgage loans that we will include in the issuing entity should be considered nonrecourse.

                                 None of the underlying mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Rates; Calculations of Interest," the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS                    Two hundred forty-eight (248) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 99.6% of the initial mortgage pool balance, of which 186 mortgage loans are in loan group no. 1, representing
                                 99.6% of the initial loan group no. 1 balance, and 62 of the mortgage loans are in loan group no. 2, representing 99.7% of the initial loan group no. 2 balance, are balloon loans that provide for:

                                 -    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or no amortization prior to stated maturity; and

                                 - a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED           Three (3) of the mortgage loans that we intend
REPAYMENT DATES                  to include in the issuing entity, representing
                                 0.4% of the initial mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.4% of the initial loan group no. 1 balance, and one (1) of the mortgage loans is in loan group no. 2, representing 0.3% of the initial loan group no.
                                 2 balance, provide material
                                 incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. See
                                 "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

LOANS WITH INTEREST ONLY         Forty-two (42) of the mortgage loans that we
PERIODS                          intend to include in the issuing entity,
                                 representing 53.8% of the initial mortgage pool balance, of which 21 mortgage loans are in loan group no. 1, representing 41.8% of the initial loan group no. 1 balance, and 21 of the mortgage loans are in loan group no. 2, representing 72.3% of the initial loan group no. 2 balance, do not provide for any amortization prior to the maturity date or, in the case of those underlying mortgage loans with anticipated repayment dates, the related anticipated repayment date. One hundred (100)
                                 other mortgage loans (which include two (2) mortgage loans with anticipated repayment dates) that we intend to include in the issuing entity, representing 29.7% of the initial mortgage pool balance, of which 77 mortgage loans are in loan group no. 1, representing
                                 37.2% of the initial loan group no. 1 balance, and 23 mortgage loans are in loan group no. 2, representing 18.1% of the initial loan group no. 2 balance, provide for an interest only period of between 5 and 96 months following origination.

CROSSED MORTGAGE LOANS           The issuing entity will include five (5) groups
                                 of mortgage loans that are cross-collateralized and cross-defaulted with each other and 51 mortgage loans were made to borrowers that are affiliated. The table below identifies those crossed mortgage loans. See "Risk
                                 Factors--Mortgage Loans to Related Borrowers
                                 May Result in More Severe Losses on Your
                                 Offered Certificates" for a list of those mortgage loans with affiliated borrowers.

                                                                                      NUMBER OF     % OF INITIAL
                                                                                   MORTGAGED REAL   MORTGAGE POOL
                                                    LOAN NAMES                       PROPERTIES        BALANCE
                                 -----------------------------------------------   --------------   -------------
                                 Mansions at Steiner Ranch, Mansions on the
                                 Green I, Mansions at Canyon Creek and
                                 Mansions on the Green II                                 4             4.7%
                                 Fairwinds Northpointe and Fairwinds Sand Creek           2             0.9%
                                 North Leg Plaza, Southgate Shopping Center and
                                 Westgate Shopping Center                                 3             0.2%
                                 Lancaster Village Retirement Community and
                                 Lancaster Village Independent Living                     2             0.2%
                                 Franklin Apartments and Vernon Apartments                2             0.1%

                                 In reviewing the foregoing table, you should note that cross-collateralization provisions may be terminated, and/or individual related mortgaged real properties may be released, subject to property performance criteria. See "Risk Factors--Enforceability of
                                 Cross-Collateralization Provisions May Be
                                 Challenged and the Benefits of These Provisions May Otherwise Be Limited" and "Description of the Underlying Mortgage
                                 Loans--Cross-Collateralized Mortgage Loans,
                                 Multi-Property Mortgage Loans and Mortgage
                                 Loans with Affiliated Borrowers" in this prospectus supplement.

MULTI-PROPERTY MORTGAGE LOANS    The issuing entity will include ten (10)
                                 mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                               NUMBER OF      % OF INITIAL
                                                                             MORTGAGED REAL   MORTGAGE POOL
                                               LOAN NAMES                      PROPERTIES        BALANCE
                                 -----------------------------------------   --------------   -------------
                                 CVI Multifamily Apartment Portfolio               20              5.3%
                                 HGA Portfolio                                     11              3.7%
                                 El Ad Florida Multifamily Portfolio                2              2.3%
                                 Syracuse Office Portfolio                          2              1.2%
                                 Spectra II - Pool 5                                7              0.7%
                                 Rambling Oaks                                      2              0.4%
                                 GHG Portfolio Buckhead                             2              0.3%
                                 The Fountains                                      2              0.3%
                                 Oakview Apts and Ballard Plaza - Combined          2              0.2%
                                 S'ville and Deville Apts                           2              0.1%

                                 In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized
                                 Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE LOANS                 Two hundred twenty-eight (228) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 91.8% of the initial mortgage pool balance, of which 174 mortgage loans are in loan group no. 1, representing
                                 89.7% of the initial loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 95.1% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of a crossed mortgage loan or multi-property mortgage loan, of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s) (or in certain cases, payments due under the related mortgage note through and including the date that such mortgage note may be freely prepaid).

                                 In addition, one (1) of the mortgage loans that we intend to include in the issuing entity, representing 3.0% of the initial mortgage pool balance and 5.0% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either (i) at any time after the first anniversary of the origination date of the mortgage loan, upon prepayment in full of the mortgage loan and payment of a yield maintenance charge (provided that such yield maintenance charge will not be required after the expiration of the related prepayment consideration period), or (ii) on or after the expiration of a defeasance lockout period, upon the defeasance of the mortgage loan, as described in the preceding paragraph.

                                 Moreover, one (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.8% of the initial mortgage pool balance and 1.4% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either (i) at any time, upon prepayment in full of the mortgage loan and payment of a prepayment premium equal to the greater of a yield maintenance premium or 1% of the unpaid principal balance of the mortgage loan (provided that such prepayment premium will not be required after the expiration of the related prepayment consideration period), or (ii) on or after the expiration of a defeasance lockout period, upon the defeasance of the mortgage loan, as described in the second preceding paragraph.

ADDITIONAL COLLATERAL MORTGAGE
LOANS Twenty (20) of the mortgage loans that we intend to include in the issuing entity, representing 5.3% of the initial mortgage pool balance, of which 16 mortgage loans are in loan group no. 1, representing 6.3% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 3.8% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                                 - will be released to the related borrower in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                 - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) (or, under some mortgage loans, solely upon an event of default), be drawn on and/or applied to prepay or defease a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due, and any such prepayment consideration may in some cases be paid out of the related additional collateral).

                                 In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                                 Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $19,266,415.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS                    Seventy-two (72) mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 65.2% of the initial mortgage pool balance, of which 52 mortgage loans are in loan group no.
                                 1, representing 61.7% of the initial loan group no. 1 balance, and 20 mortgage loans are in loan group no. 2, representing 70.5% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the types of lockboxes described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage
                                 Loans--Lockboxes" in this prospectus
                                 supplement.

PREPAYMENT CHARACTERISTICS OF
THE MORTGAGE LOANS               Each underlying mortgage loan restricts
                                 voluntary prepayments in one or more of the following ways:

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, and thereafter requiring that any voluntary principal prepayment made be accompanied by a prepayment premium or yield maintenance charge; and/or

                                 - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                                 However, as described under "--Additional
                                 Collateral Mortgage Loans" above, some
                                 underlying mortgage loans may require partial principal prepayments during the related lockout period due to failure of the related property to meet certain performance criteria.

                                 The holder of each CBA outside-the-issuing entity mortgage loan will have the right to purchase the related CBA underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that, in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that mortgage loan from the issuing entity following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge. In addition if the mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, and is required to repurchase the affected mortgage loan, it would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                                 Set forth below is information regarding the remaining terms of the prepayment lockout or prepayment lockout/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                                        MORTGAGE POOL   LOAN GROUP NO. 1   LOAN GROUP NO. 2
                                                                        -------------   ----------------   ----------------
                                 Maximum remaining lock out or
                                 lock out/defeasance period               124 months       124 months         118 months
                                 Minimum remaining lock out or
                                 lock out/defeasance period                10 months        10 months          20 months
                                 Weighted average remaining lock
                                 out or lock out/defeasance period         96 months       100 months          91 months

                                 In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS               None of the mortgage loans that we intend to
                                 include in the issuing entity was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in March 2007.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS       The pool of mortgage loans that we intend to
                                 include in the issuing entity will have the following general characteristics as of their respective due dates in March 2007:

                                                     MORTGAGE POOL   LOAN GROUP NO. 1   LOAN GROUP NO. 2
                                                    --------------   ----------------   ----------------
Initial mortgage pool/loan group balance            $3,371,478,040    $2,046,744,928     $1,324,733,112
Number of underlying mortgage loans                            251               188                 63
Number of mortgaged real properties                            293               199                 94

Greatest cut-off date principal balance             $  210,000,000    $  150,000,000     $  210,000,000
Smallest cut-off date principal balance             $      599,233    $      599,233     $    1,243,126
Average cut-off date principal balance              $   13,432,183    $   10,886,941     $   21,027,510

Highest annual mortgage interest rate                       6.8500%           6.8500%            6.6800%
Lowest annual mortgage interest rate                        5.0850%           5.2993%            5.0850%
Weighted average annual mortgage interest rate              5.8813%           5.9131%            5.8323%

Longest original term to maturity or
anticipated repayment date                              129 months        129 months         122 months
Shortest original term to maturity or
anticipated repayment date                               60 months         60 months          60 months
Weighted average original term to maturity or
anticipated repayment date                              110 months        116 months         102 months

Longest remaining term to maturity or
anticipated repayment date                              128 months        128 months         120 months
Shortest remaining term to maturity or
anticipated repayment date                               52 months         52 months          54 months
Weighted average remaining term to maturity
or anticipated repayment date                           108 months        113 months          99 months

Highest debt service coverage ratio, based on
underwritten net cash flow                                    6.29x             6.29x              2.10x
Lowest debt service coverage ratio, based on
underwritten net cash flow                                    1.09x             1.15x              1.09x
Weighted average debt service coverage ratio,
based on underwritten net cash flow                           1.35x             1.36x              1.33x

Highest cut-off date loan-to-value ratio                      84.4%             80.9%              84.4%
Lowest cut-off date loan-to-value ratio                       16.6%             16.6%              48.3%
Weighted average cut-off date loan-to-value ratio             71.3%             70.9%              72.0%

                                 In reviewing the foregoing table, please note that:

                                 - In the case of four (4) of the underlying mortgage loans, representing 1.2% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those four (4) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 -    The underwritten net cash flow for any
                                      mortgaged real property is an estimated
                                      number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION      Mortgaged real properties representing more
                                 than 5.0% of the initial mortgage pool balance are located in each of Texas, Florida, California, New York, Alabama and Georgia. The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in these states.

                                                      NUMBER OF               % OF INITIAL
                                    STATE     MORTGAGED REAL PROPERTIES   MORTGAGE POOL BALANCE
                                 ----------   -------------------------   ---------------------
                                 Texas                    48                       16.3%
                                 Florida                  25                       15.0%
                                 California               38                       13.1%
                                 New York                 10                       10.1%
                                 Alabama                  16                        5.4%
                                 Georgia                  18                        5.2%

                                 The remaining mortgaged real properties with respect to the mortgage pool are located throughout 32 other states. No more than 3.8% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                 See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in Texas, Florida, California and New York" in this prospectus supplement.

C. PROPERTY TYPES                The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                          NUMBER OF               % OF INITIAL
                                  PROPERTY TYPE   MORTGAGED REAL PROPERTIES   MORTGAGE POOL BALANCE
                                 --------------   -------------------------   ---------------------
                                 Multifamily(1)              95                       39.5%
                                 Office                      43                       20.8%
                                 Retail                      88                       15.4%
                                 Hotel                       24                       10.4%
                                 Mixed Use                   14                        7.7%
                                 Industrial                  12                        4.0%
                                 Healthcare                   7                        1.5%
                                 Self-Storage                10                        0.7%

                                 ----------
                                 (1)  Multifamily properties include
                                      conventional rental properties, four (4) manufactured housing properties, which comprise 1.0% of the initial mortgage pool balance, and four (4) senior housing properties, which comprise 0.9% of the initial mortgage pool balance.

                                 See "Risk Factors" in this prospectus
                                 supplement.

D. ENCUMBERED INTERESTS          The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                 ENCUMBERED INTEREST IN THE           NUMBER OF               % OF INITIAL
                                   MORTGAGED REAL PROPERTY    MORTGAGED REAL PROPERTIES   MORTGAGE POOL BALANCE
                                 --------------------------   -------------------------   ---------------------
                                 Fee                                     287                       88.1%
                                 Fee/Leasehold                             2                       10.7%
                                 Leasehold                                 4                        1.2%

                                 In circumstances where both the fee and
                                 leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE LOANS    The ten (10) largest mortgage loans or groups
                                 of cross-collateralized mortgage loans that we intend to include in the issuing entity have--

                                 - cut-off date principal balances that range from $64,000,000 to $210,000,000, and

                                 - a total cut-off date principal balance of $1,273,634,800, which represents 37.8% of the initial mortgage pool balance.

                                 See "Description of the Underlying Mortgage
                                 Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

          The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the issuing entity is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

          COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

          - multifamily properties, including conventional rental properties, manufactured housing properties and senior housing properties;

          -    office properties;

          - retail properties, including anchored, shadow anchored, unanchored and parking garage properties;

          -    limited service and full service hotel properties;

          -    mixed use properties;

          -    industrial properties;

          -    healthcare properties; and

          -    self-storage properties.

          A concentration of mortgage loans secured by the same type of mortgaged real property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

          Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

          Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

          There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

          THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans and a swap agreement relating to the class A-MFL certificates. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans and, solely in the case of the class A-MFL certificates, with respect to payments of interest only, and not of principal on such class, payments under the swap agreement.

          The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

          -    any governmental entity;

          -    any private mortgage insurer;

          -    us;

          -    any sponsor;

          -    any mortgage loan seller;

          -    the master servicer;

          -    the special servicer;

          -    any primary servicer;

          -    any sub-servicer of the master servicer or special servicer;

          -    the trustee;

          -    the certificate registrar or paying agent; or

          -    any of their respective affiliates.

          With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

          REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED REAL PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All but six (6) of the mortgage loans (representing 6.7% of the initial mortgage pool balance) that we intend to include in the issuing entity are, with limited exceptions, or should be considered to be, nonrecourse loans. If there is a default with respect to any of the underlying mortgage loans (other than, in many (but not all) cases, a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

          Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

          Payment on each underlying mortgage loan may also depend on:

          - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the underlying mortgage loan; and/or

          - in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

          In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

          Two hundred forty-eight (248) of the mortgage loans that we intend to include in the issuing entity, representing 99.6% of the initial mortgage pool balance, of which 186 mortgage loans are in loan group no. 1, representing 99.6% of the initial loan group no. 1 balance, and 62 mortgage loans are in loan group no. 2, representing 99.7% of the initial loan group no. 2 balance, are balloon loans; and three (3) of the mortgage loans that we intend to include in the issuing entity, representing 0.4% of the initial mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.4% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.3% of the initial loan group no. 2 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred twenty-eight (128) of these mortgage loans, representing 43.8% of the initial mortgage pool balance, of which 102 mortgage loans are in loan group no. 1, representing 47.1% of the initial loan group no. 1 balance, and 26 mortgage loans are in loan group no.
2, representing 38.6% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 1, 2017 through December 31, 2017, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

          The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

          -    the ability to cover debt service;

          - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

          -    the amount of proceeds recovered upon foreclosure.

          Cash flows and property values depend upon a number of factors, including:

          - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

          - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

          -    increases in vacancy rates;

          - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

          - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

          - increases in insurance rates, real estate taxes and other operating expenses at the mortgaged real property and in relation to competing properties;

          - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

          - a decline in rental rates as leases are renewed or entered into with new tenants;

          - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

          - creditworthiness of tenants, a decline in the financial condition of a major tenant or tenant defaults;

          - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

          - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

          -    demographic factors;

          -    consumer confidence;

          -    consumer tastes and preferences;

          - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

          - capable management and adequate maintenance for the related mortgaged real property;

          - location and neighborhood characteristics of the related mortgaged real property;

          -    proximity and attractiveness of competing properties;

          - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

          - in the case of rental properties, the rate at which new rentals occur;

          - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

          - the age, construction quality and design of the related mortgaged real property; and

          - whether the related mortgaged real property is readily convertible to alternative uses.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Ninety-five (95) mortgaged real properties, securing mortgage loans that represent 39.5% of the initial mortgage pool balance, are primarily used for multifamily rental purposes (which mortgaged real properties include manufactured housing properties and senior housing properties). A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

          - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single-family homes;

          - the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

          -    the subject property's reputation;

          - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing,

                    (1) the reliance on the financial well-being of the college or university to which it relates,

                    (2) competition from on-campus housing units, which may
               adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and

                    (3) that student tenants have a higher turnover rate than
               other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months

          - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

          - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

          -    local factory or other large employer closings;

          - the location of the property, for example, a change in the neighborhood over time;

          - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

          - the ability of the management team to effectively manage the subject property;

          - the ability of the management to provide adequate maintenance and insurance;

          - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

          -    distance from employment centers and shopping areas;

          - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

          -    the financial condition of the owner of the subject property; and

          - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

          In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically executed on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single-family housing.

          Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

          Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

          Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Code. Section 42 of the Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

          The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

          In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to limit the income derived from the related property.

          See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Forty-three (43) mortgaged real properties, securing mortgage loans that represent 20.8% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          -    the strength, stability, number and quality of the tenants;

          -    accessibility from surrounding highways/streets;

          - the ability of the management team to effectively manage the subject property;

          - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

          -    the financial condition of the owner of the subject property.

          See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Eighty-eight (88) mortgaged real properties, securing mortgage loans that represent 15.4% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          -    the strength, stability, number and quality of the tenants;

          -    tenants' sales;

          -    the rights of certain tenants to terminate their leases;

          -    tenant mix;

          - the ability of the management team to effectively manage the subject property;

          -    whether the subject property is in a desirable location;

          - the physical condition and amenities of the subject building in relation to competing buildings;

          - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

          -    the financial condition of the owner of the subject property.

          We consider 27 of the subject retail properties (securing mortgage loans that represent 9.2% of the initial mortgage pool balance) to be anchored, 60 of the subject retail properties (securing mortgage loans that represent 6.1% of the initial mortgage pool balance) to be unanchored, and one (1) of the subject retail properties (securing mortgage loans that represent 0.1)% of the initial mortgage pool balance) to be a parking garage property. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

          In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

          See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF THE HOTEL PROPERTIES. Twenty-four (24) of the mortgaged real properties, securing mortgage loans that represent 10.4% of the initial mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

          - the proximity of a hotel property to major population centers or attractions;

          - adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

          - a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged real property occurs;

          - in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

          - limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

          Hotel properties also face risks related to their specialized function, including:

          - conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

          - borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives; and

          - the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

          The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the issuing entity may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

          See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Hospitality Properties" in the accompanying prospectus.

          PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

          -    operating the property and providing building services;

          -    establishing and implementing the rental structure;

          -    managing operating expenses;

          -    responding to changes in the local market; and

          - advising the borrower with respect to maintenance and capital improvements.

          Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, and short-term or month-to-month leases, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

          A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

          Neither we nor any of the underwriters, sponsors or mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

          CERTAIN RISKS RELATING TO TENANTS. The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if:

          - space in the mortgaged real properties could not be leased or re-leased;

          - leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged real properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

          - substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

          -    tenants were unwilling or unable to meet their lease obligations;

          - a significant tenant were to become a debtor in a bankruptcy case;

          -    rental payments could not be collected for any other reason; or

          - a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

          The mortgaged real properties related to many of the mortgage loans may experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. In addition, many of the related mortgage loan documents may require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged real properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

          The costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

          Further, certain of the mortgaged real properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation.

          See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Tenant Matters" in this prospectus supplement.

          RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Eleven (11) mortgaged real properties, securing mortgage loans that represent 3.8% of the initial mortgage pool balance, are, in each case, leased by a single tenant. In addition, 21 other mortgaged real properties, securing mortgage loans that represent 9.0% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants.

          OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged real property or such rights may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the marketability or future proceeds from any sale of that mortgaged real property.

          CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2007-C1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

          LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the issuing entity.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                             % OF INITIAL
                                            CUT-OFF DATE       MORTGAGE
       ROPERTY/PORTFOLIO NAME            PRINCIPAL BALANCE   POOL BALANCE
--------------------------------------   -----------------   ------------
Savoy Park                                  $210,000,000         6.2%
CVI Multifamily Apartment Portfolio         $179,784,800         5.3%
Mansions Portfolio                          $160,000,000         4.7%
   Mansions at Steiner Ranch                $ 61,727,334         1.8%
   Mansions on the Green I                  $ 37,226,506         1.1%
   Mansions at Canyon Creek                 $ 35,376,585         1.0%
   Mansions on the Green II                 $ 25,669,575         0.8%
City Place                                  $150,000,000         4.4%
HGA Portfolio                               $123,300,000         3.7%
Koger Center                                $115,500,000         3.4%
Trident Center                              $101,850,000         3.0%
Wells Fargo Place                           $ 90,000,000         2.7%
El Ad Florida Multifamily Portfolio         $ 79,200,000         2.3%
717 North Harwood Street                    $ 64,000,000         1.9%

          MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

          - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property;

          - related borrowers who have common general partners or common managing members could increase the risk that a financial setback or bankruptcy proceeding involving such parties could have an impact on the pool of mortgage loans;

          - related borrowers who have common affiliated property managers could increase the risk that a financial setback or bankruptcy proceeding involving such property manager could have an impact on the pool of mortgage loans; and

          - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers, but are not cross-collateralized.

                             RELATED BORROWER LOANS

                                                                                            AGGREGATE CUT-OFF   % OF INITIAL
                                                                                NUMBER OF     DATE PRINCIPAL      MORTGAGE
                         PROPERTY/PORTFOLIO NAME                                  LOANS          BALANCE        POOL BALANCE
-----------------------------------------------------------------------------   ---------   -----------------   ------------
Mansions at Steiner Ranch, Mansions on the Green I, Mansions at Canyon Creek,
Mansions on the Green II, Parkwood II, Cinnamon Ridge Apartments and Forest
Estates Apartments                                                                  7          $193,957,000          5.8%
Wellington Ridge, Brentwood Downs, Sabal Point, Island Club, Players Club,
Chase Monroe and Arrowood Crossing                                                  7          $139,960,000          4.2%
Wells Fargo Place and West Road Plaza                                               2          $115,020,000          3.4%
Residence Inn - San Diego and Residence Inn - Anaheim                               2          $ 85,000,000          2.5%
Pinnacle at Tutwiler and Promenade at Tutwiler Farm                                 2          $ 78,600,000          2.3%
PGA Plaza Shopping Center and South Wind Plaza                                      2          $ 45,950,000          1.4%
Montecristo MF and Villages of Cypress Creek                                        2          $ 37,728,000          1.1%
Lakeshore Ridge and Shades Creek Office Building                                    2          $ 37,400,000          1.1%
North County Village MHC, Vista Diablo MHP and Mobile Aire Estates MHC              3          $ 32,900,000          1.0%

          ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Five (5) groups of mortgage loans that we intend to include in the issuing entity, representing 6.2% of the initial mortgage pool balance, are secured by multiple real properties or to co-borrowers, through cross-collateralization with other mortgage loans that are to be included in the issuing entity. In addition, ten
(10) mortgage loans, representing 14.5% of the initial mortgage pool balance, are "multi-property mortgage loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property.

          These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

          - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

          - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

          -    at the time the lien was granted, the borrower was:

               1.   insolvent;

               2.   inadequately capitalized; or

               3.   unable to pay its debts.

          If the lien is voided, the lender would lose the benefits afforded by such lien.

          In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through property substitution, through partial defeasance, upon the satisfaction of certain permitted transfer requirements and/or upon the satisfaction of various underwriting and/or loan-to-value criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

          Moreover, two (2) groups of cross-collateralized mortgage loans and three (3) individual multi-property mortgage loans that we intend to include in the issuing entity, collectively representing 10.6% of the initial mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

          SUBSTITUTION OF MORTGAGED PROPERTIES MAY LEAD TO INCREASED RISKS. With respect to at least two (2) of the underlying mortgage loans, the related borrower is permitted to substitute properties of like kind and quality or substantially similar use for the mortgaged real properties securing the related mortgage loan. As a result, it is possible that the mortgaged real properties that secure a mortgage loan as of a cut-off date may not secure the mortgage loan for its entire term. Any substitution may require the borrower to meet certain conditions, including satisfying debt service coverage tests, obtaining written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and providing an opinion of counsel that the REMIC status of the issuing entity will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See "Description of the Underlying Mortgage Loans--Substitution" and "--Significant Mortgage Loans--HGA Portfolio" in this prospectus supplement.

          A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by subordinate debt. In addition, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt or other unsecured debt and enter into equipment and other personal property and fixture secured financing and leasing arrangements in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw on the letter of credit by the lender.

          The existence of other debt could:

          - adversely affect the financil viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

          - adversely affect the borrower's ability to service the mortgage loan;

          - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

          -    complicate bankruptcy proceedings;

          -    delay foreclosure on the related mortgaged real property; and

          - make it more difficult for the borrower to obtain refinancing of the mortgage loan and jeopardize repayment of the mortgage loan.

          In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged real property without the satisfaction of certain loan-to-value tests and/or debt service coverage ratio tests and/or without consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made since the origination of the related mortgage loan. There can be no assurance that the borrowers have complied with the restriction on indebtedness in the related mortgage loan documents.

          The mortgages on each of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Parkwood II, Crescent Oaks Apartments, Forest Estates Apartments and Timmaron Apartments also secure subordinate debt that is evidenced by another note that will not be included in the issuing entity. See "Description of the Underlying Mortgage Loans--The CBA A/B Loans" in this prospectus supplement.

          MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under 10 of the mortgage loans, which collectively represent 19.4% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

          - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

          - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

          As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

          THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS. Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. A legal entity may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most (but not all) of the entities do not have personal assets or creditworthiness at stake.

          SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Moreover, the organizational documents for the borrowers under certain mortgage loans in the issuing entity do not require the borrowers to be special purpose entities. Also, although a borrower may currently be a special purpose entity, in certain cases, that borrower was not originally a special purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged real property and may not have observed all covenants that are typically required to consider a borrower a "special purpose entity." Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

          TENANCIES IN COMMON MAY HINDER RECOVERY. Twenty-five (25) of the mortgage loans that we intend to include in the issuing entity, which represent 13.9% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment. We cannot assure you that all borrowers have waived their right of partition.

          The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

          CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-AB, A-3, A-M, A-MFL and/or A-J certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

          GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

          -    economic conditions, including real estate market conditions;

          -    changes in governmental rules and fiscal policies;

          - regional factors such as earthquakes, floods, forest fires or hurricanes;

          -    acts of God, which may result in uninsured losses; and

          -    other factors that are beyond the control of the borrowers.

          The mortgaged real properties are located in 38 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 10%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                               NUMBER OF           % OF INITIAL MORTGAGE
             STATE     MORTGAGED REAL PROPERTIES        POOL BALANCE
          ----------   -------------------------   ---------------------
          Texas                    48                      16.3%
          Florida                  25                      15.0%
          California               38                      13.1%
          New York                 10                      10.1%

          See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in Texas, Florida, California and New York" in this prospectus supplement and "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include debt-acceleration clauses which permit the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

          The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

          Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

          - the issuing entity may not have a perfected security interest in the rent payments until the master servicer, special servicer, primary servicer or sub-servicer collects them;

          - the master servicer, special servicer, primary servicer or sub-servicer may not be entitled to collect the rent payments without court action; and

          - the bankruptcy of the related borrower could limit the ability of the master servicer, special servicer, primary servicer or sub-servicer to collect the rents.

          LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

          Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

          As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity. In the case of 261 mortgaged real properties, securing 97.9% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or, in some instances, an update in lieu of a Phase I environmental assessment (which update may have been performed pursuant to a database or transaction screen update meeting ASTM standards) that was prepared within a 13-month period ending March 1, 2007. In the case of 31 mortgaged real properties, securing 1.9% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

          In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

          If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then one of the following events may have occurred:

          - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

          - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

          - those conditions were remediated or abated prior to the closing date;

          - a letter was obtained from the applicable regulatory authority stating that no further action was required;

          - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan, an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

          - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

          - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

               1. that condition is not known to have affected the mortgaged real property,

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

          - the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

          In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related mortgage loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

          In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

          In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

          1.   to carry out the specific remedial measures prior to closing;

          2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

          3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents.

          Some borrowers under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that those obligations will be satisfied or that recommended operations and maintenance plans have been or will continue to be implemented.

          Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos-containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

          There can be no assurance that--

          - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

          - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

          - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the recommended remediation or other action,

          - actions by tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties, or

          - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

          In the case of 31 mortgaged real properties securing mortgage loans that represent 1.9% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 31 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 31 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

          In some cases, the originator of the related mortgage loan--

          - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

          - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

          See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

          APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

          Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

          - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

          - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

          - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

          In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged real property.

          PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

          - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

          - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

          - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

          THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS, THE SUB-SERVICERS AND THE TRUSTEE MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer, the special servicer, the primary servicers and the sub-servicers will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

          - be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity, and/or

          - have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

          - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

          In these cases, the interests of the master servicer, the special servicer, a primary servicer or a sub-servicer, as applicable, and their other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. Under the series 2007-C1 pooling and servicing agreement, the master servicer, the special servicer, the primary servicers and the sub-servicers are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

          Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of such mortgage loan seller and such mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity. A mortgage loan seller and its affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged real property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

          ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Six
(6) of the mortgage loans that we intend to include in the issuing entity, representing 11.9% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

          Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the United States Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or the related mortgage.

          Further, in a decision by the United States Court of Appeals for the Seventh Circuit (PRECISION INDUS. V. QUALITECH STEEL SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the United States Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the United States Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the United States Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

          Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

          In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

          See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Ground Leases" in this prospectus supplement.

          SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

          CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

          -    density;

          -    use;

          -    parking;

          -    height and set-back requirements; or

          -    other building related conditions.

          These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. Generally, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

          LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties securing mortgage loans in the issuing entity were inspected by engineering firms. However, in the case of six (6) of those mortgaged real properties, securing 1.5% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to March 1, 2007. The scope of those inspections included an assessment of--

          - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

          - the general condition of the site, buildings and other improvements located at each property.

At ten (10) of those properties, collectively securing 13.7% of the initial mortgage pool balance, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

          THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three (3) year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. On December 22, 2005, this act was extended for an additional two (2) years. Pursuant to the provisions of the act as renewed, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 85% (in 2007) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed, with respect to the time period from January 1, 2007 to December 31, 2007 (the new termination date for this act), $100,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2007. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

          The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. Additionally, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

          It is possible, particularly since the federal program trigger limits increased to $50,000,000 on April 1, 2006 and to $100,000,000 on January 1, 2007, that premiums for terrorism insurance coverage will increase and may not be available at commercially reasonable rates (and may not be available at the premium limits applicable to the related borrowers of the underlying mortgage loans) and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (possibly to the point where it is effectively not available). Further, since the federal program trigger increased to $50,000,000 or $100,000,000, on April 1, 2006 and January 1, 2007, respectively, insurance companies may increase their deductibles for terrorism insurance coverage to counter the federal trigger amount. In such events, a borrower may be permitted under the terms of the applicable mortgage loan documents not to purchase terrorism insurance or to purchase a lower amount.

          The master servicer will use reasonable efforts to cause the borrower under each underlying mortgage loan to maintain or, if the borrower does not so maintain, then the master servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for terrorist or similar acts to the extent not prohibited by the terms of the related mortgage loan documents; provided, however, that the master servicer will not require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller in connection with the origination of a mortgage loan unless the master servicer determines, in accordance with the servicing standard that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related mortgage loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the series 2007-C1 controlling class representative, approves such determination; provided, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C1 controlling class representative, if following any such direction of the series 2007-C1 controlling class representative or refraining from taking such action based upon the lack of any such direction of the series 2007-C1 controlling class representative would violate the Servicing Standard. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance with respect to acts of terrorism, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the series 2007-C1 controlling class representative; provided, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C1 controlling class representative, if following any such direction of the series 2007-C1 controlling class representative or refraining from taking such action based upon the lack of any such direction of the series 2007-C1 controlling class representative would violate the servicing standard), in accordance with the servicing standard, that either--

          - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located (which determination shall be subject to the approval of the special servicer), or

          -    such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the servicing standard set forth in the series 2007-C1 pooling and servicing agreement and described in this prospectus supplement to enforce such express provisions.

          If the related mortgage loan documents do not expressly require a particular type of insurance, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related mortgage loan documents.

          If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the related mortgage loan may result and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the certificates.

          If a borrower is required, as determined by the master servicer, to maintain such insurance for terrorist or similar acts, such borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real properties.

          Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002, or, are otherwise insured for less than the full replacement cost. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

          There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. We are aware that, in the case of at least one (1) mortgage loan that we intend to include in the issuing entity, representing 0.4% of the initial mortgage pool balance, the related borrower is not required to maintain terrorism insurance.

          THE ABSENCE OR INADEQUACY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. The mortgaged real properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged real properties are located in Texas, California and Florida, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territories, as applicable. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs of reconstruction and repair. As a result of any of these factors, the amount available to make distributions on the offered certificates could be reduced.

          With respect to the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as City Place, which represents 4.4% of the initial mortgage pool balance, the borrowers are required to maintain windstorm insurance with a coverage limit of not less than $50,000,000. However, such minimum coverage amount may be reduced to an amount that is not less than $25,000,000 if The Related Companies, L.P., the indirect parent of the borrower, guarantees full and punctual payment when due of any amounts required to be paid by the borrower to lender for any loss, damage, cost, expense, liability, claim and any other obligation incurred by lender arising in connection with windstorm damage to the mortgaged property in excess of those losses covered by borrower's $25,000,000 windstorm coverage limits; provided, however, The Related Companies, L.P.'s maximum liability with respect to such guaranteed obligations shall not exceed $25,000,000. The foregoing described coverage and guarantee is insufficient to cover the full replacement of the mortgaged property. The lender received two separate reports estimating the probable maximum loss due to a windstorm event, both of which were less than $50,000,000.

          BLANKET INSURANCE POLICIES. Certain of the mortgaged real properties permit required insurance coverage to be provided by blanket insurance policies which may also cover other properties of the related borrower, the related property manager or its affiliates. If any such policies are drawn on to cover losses on other properties, the amount of available insurance coverage would be reduced and could be insufficient to cover each mortgaged real property's insurable risks.

          COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

          CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance or other prepayment premium, may need to be made even though the subject mortgage loan is in its lockout period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

          LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal or regulatory proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that legal or regulatory proceedings will not have a material adverse effect on your investment.

          THE BANKRUPTCY OF THE DEPOSITOR OR A MORTGAGE LOAN SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

          POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage loans and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner or landlord following foreclosure under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such leases were terminated. This is particularly likely if such tenants were paying above market rent or could not be replaced.

          If a lease is not subordinate to the mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged real property (unless otherwise agreed to by the tenant). If the lease contains provisions which are inconsistent with the mortgage or which could affect the enforcement of the lender's rights, the provisions of the lease may take precedence over the terms of the mortgage.

          ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

          TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2007-C1 pooling and servicing agreement, the special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The special servicer may then retain an independent contractor to operate the property. The independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts unless the construction is at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of Section 856(d) of the Code, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2007-C1 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2007-C1 pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2007-C1 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

          In addition, if the special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2007-C1 certificateholders.

          LIMITATIONS ON OR LACK OF LOCKBOXES. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert those funds. In general with respect to those underlying mortgage loans secured by hotel properties, cash or "over the counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into the lockbox account.

RISKS RELATED TO THE SWAP AGREEMENT

          DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL DEPEND, IN PART, ON PAYMENTS RECEIVED FROM THE SWAP COUNTERPARTY. The issuing entity will have the benefit of a swap agreement relating to the class A-MFL certificates with Credit Suisse International. Because the class A-MFL Upper-Tier REMIC regular interest accrues interest at a fixed rate of interest, the ability of the holders of the class A-MFL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.

          A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY MAY RESULT IN THE TERMINATION OF THE SWAP AGREEMENT AND, AS A RESULT, THE PASS-THROUGH RATE ON THE CLASS A-MFL CERTIFICATES MAY CONVERT TO THE PASS-THROUGH RATE ON THE CLASS A-MFL UPPER-TIER REMIC REGULAR INTEREST. If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, the swap counterparty will be required, in the case of a collateralization event, to post collateral, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies, or in the case of a rating agency trigger event, to find a replacement swap counterparty acceptable to the rating agencies or, in certain circumstances, find a guarantor acceptable to the rating agencies that will guarantee the obligations of the swap counterparty under the swap agreement, in each case, as described in the swap agreement. In the event that the swap counterparty fails to either post acceptable collateral, find an acceptable guarantor or find an acceptable replacement swap counterparty after a collateralization event or to post acceptable collateral as required and to find a replacement swap counterparty or to find an acceptable guarantor after a rating agency trigger event as described in the swap agreement, as the case may be, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-MFL certificates, to enforce the rights of the issuing entity under the swap agreement as may be permitted by the terms of the swap agreement and the series 2007-C1 pooling and servicing agreement, including terminating the swap agreement, and using any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement swap agreement will not be entered into and any such proceeds will instead be distributed in one full payment to the holders of the class A-MFL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement.

          During the occurrence of a swap default or in the event that the swap agreement is terminated and a replacement swap counterparty is not found, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest, which is a fixed rate equal to 5.4160% per annum. Any such conversion to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

          IF THERE IS A SHORTFALL OF INTEREST DISTRIBUTIONS WITH RESPECT TO THE CLASS A-MFL UPPER-TIER REMIC REGULAR INTEREST, INTEREST DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL BE REDUCED. If for any reason the funds allocated to the payment of interest distributions on the class A-MFL Upper-Tier REMIC regular interest are insufficient to make all required interest payments on the class A-MFL Upper-Tier REMIC regular interest (for example, as a result of prepayment interest shortfalls) while the swap agreement is in effect and no payment default by the swap counterparty exists, then the amount payable by the swap counterparty, and, consequently, interest distributions on the class A-MFL certificates will also be reduced proportionately. If on any subsequent distribution date more interest is allocated to the class A-MFL Upper-Tier REMIC regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be reimbursed to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the issuing entity. See "Description of the Swap Agreement" in this prospectus supplement.

RISKS RELATED TO THE OFFERED CERTIFICATES

          THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

          THE CLASS A-M, A-MFL AND A-J CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-AB, A-3, A-1-A, A-SP AND A-X CERTIFICATES. If you purchase class A-M, A-MFL or A-J certificates, then your certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-SP and class A-X certificates.
As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of offered certificates.

          In addition, if losses and/or shortfalls relating to the issuing entity exceed amounts payable out of collections on the issuing entity, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and T certificates is not sufficient to bear such shortfalls or losses.

          When making an investment decision, you should consider, among other things--

          - the distribution priorities of the respective classes of the series 2007-C1 certificates,

          - the order in which the principal balances of the respective classes of the series 2007-C1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

          -    the characteristics and quality of the underlying mortgage loans.

          THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

          -    the price you paid for your offered certificates, and

          - the rate, timing and amount of distributions on your offered certificates.

          The rate, timing and amount of distributions on your offered certificates will depend on--

          - the pass-through rate for, and the other payment terms of, your offered certificates,

          - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2007-C1 certificates,

          - the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - whether any underlying mortgage loan is repurchased due to a breach of any of the related mortgage loan seller's representations and warranties, and

          - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

          These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

          In the absence of significant events, holders of the class A-1, A-2, A-AB and A-3 certificates should be concerned with the factors described in the second, third, fourth, fifth, sixth and seventh bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1 and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no.
2. In certain scenarios that result in the payment in full of the class A-1, A-2, A-AB and A-3 certificates, the holders of the class A-1-A certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 1. In certain scenarios that result in the payment in full of the class A-1-A certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 2.

          If you purchase your offered certificates at a premium, or if you purchase the class A-SP certificates, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-AB and A-3 certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

          The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-MFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-MFL certificates.

          In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate on the class A-MFL certificates may convert to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

          In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-MFL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-MFL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from an insufficiency of funds allocated to the payment of interest distributions on the class A-MFL Upper-Tier REMIC regular interest would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-MFL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

          The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher mortgage interest rates pay principal faster than the mortgage loans with relatively lower mortgage interest rates.

          The pass-through rate for the class A-SP certificates will, under certain circumstances, be calculated based upon the weighted average net mortgage pass-through rate. As a result, the pass-through rate (and, accordingly, the yield to maturity) on the class A-SP certificates could be adversely affected if mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than mortgage loans with relatively low mortgage interest rates. This means that the yields to maturity on the class A-SP certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

          If you purchase class A-SP certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the mortgage loans and the extent to which those amounts are applied to reduce the notional amounts of those certificates. Each distribution of principal in reduction of the total principal balance of certain classes of principal balance certificates will result in a reduction in the total notional amount of the class A-SP certificates. Accordingly, if principal payments on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class A-SP certificates may be lower than that assumed at the time of purchase. Your yield to maturity may also be adversely affected by--

          - the repurchase of any mortgage loan by the related mortgage loan seller or another party in connection with a material breach of representation and warranty or a material document defect, in each case as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions," and

          - the termination of the issuing entity, as described under "The Series 2007-C1 Pooling and Servicing Agreement--Termination."

          Prior to investing in the class A-SP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class A-SP certificates do not address whether a purchaser of those certificates would be able to recover their investment in them.

          Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lockout periods or yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lockout periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicer, the special servicer, the primary servicers, the sub-servicers or the trustee will be required to advance any yield maintenance charges or prepayment premiums.

          Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2007-C1 certificateholders.

          Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls will generally be allocated to all classes of interest-bearing class of the series 2007-C1 certificates, on a PRO RATA basis, based on interest accrued. See "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, in September 2006, a federal district court in Illinois held that the subject "yield maintenance" premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty under Illinois law. This decision is currently on appeal to the U.S. Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges and prepayment premiums will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2007-C1 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

          THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING ENTITY. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

          IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASE SERIES 2007-C1 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2007-C1 CERTIFICATES. The master servicer or special servicer or an affiliate thereof may purchase any class of series 2007-C1 certificates. The purchase of series 2007-C1 certificates by the master servicer or special servicer could cause a conflict between its duties under the series 2007-C1 pooling and servicing agreement and its interest as a holder of a series 2007-C1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2007-C1 certificates. However, under the series 2007-C1 pooling and servicing agreement, each of the master servicer and the special servicer is required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties, without regard to any series 2007-C1 certificates owned by it.

          THE INTERESTS OF THE HOLDERS OF CERTIFICATES OF THE SERIES 2007-C1 CONTROLLING CLASS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of certificates representing a majority interest in the controlling class of series 2007-C1 certificates will be entitled to appoint a representative having the rights and powers described under "The

Series 2007-C1 Pooling and Servicing Agreement--The Series 2007-C1 Controlling Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement. Among other things, the series 2007-C1 controlling class representative may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2007-C1 certificates, the trustee or the master servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2007-C1 certificates. In addition, subject to the conditions discussed under "The Series 2007-C1 Pooling and Servicing Agreement--The Series 2007-C1 Controlling Class Representative," the series 2007-C1 controlling class representative can direct various servicing actions by the special servicer with respect to the mortgage loans. In the absence of significant losses on the underlying mortgage loans, the series 2007-C1 controlling class will be a non-offered class of series 2007-C1 certificates. The series 2007-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. It is anticipated that Anthracite Capital, Inc., which is externally managed by an affiliate of the special servicer, will act as the initial series 2007-C1 controlling class representative under the series 2007-C1 pooling and servicing agreement. In addition, affiliates of the mortgage loan sellers could acquire the certificates entitled to appoint the series 2007-C1 controlling class representative. Decisions made by the series 2007-C1 controlling class representative may favor the interests of affiliates of such certificateholders in a manner that could adversely affect the amount and timing of distributions on the other certificates. You should expect that the series 2007-C1 controlling class representative will exercise its rights and powers on behalf of the series 2007-C1 controlling class certificateholders, and it will not be liable to any other class of series 2007-C1 certificateholders for doing so.

          THE INTERESTS OF THE HOLDERS OF THE CBA B-NOTE COMPANION LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the CBA B-Note Companion Loans will be entitled, through a designee, to exercise the rights and powers with respect to the related CBA A/B Loan Pair described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement. You should expect that the holders of the CBA B-Note Companion Loans will exercise those rights and powers exclusively for their own benefit, and will not be liable to any class of series 2007-C1 certificateholders for doing so.

          BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

          As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2007-C1 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

          YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2007-C1
CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2007-C1 certificates will be required to direct, consent to or approve certain actions, including amending the series 2007-C1 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2007-C1 certificates.

          LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

          POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2007-C1 certificateholders.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

          On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

          The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

          It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

          As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

          From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences and the risks and uncertainties described under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

          Column Financial, Inc., which is a sponsor, a mortgage loan seller, an originator and a non-cashiering primary servicer of certain of the underlying mortgage loans, is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, of Credit Suisse International, the swap counterparty, and of the depositor. Capmark Finance Inc., which is the master servicer and a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is an affiliate of Capmark Securities Inc., which is an underwriter. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described in this prospectus supplement.

                       DESCRIPTION OF THE ISSUING ENTITY

          The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2007-C1, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the series 2007-C1 pooling and servicing agreement. The series 2007-C1 pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the series 2007-C1 pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the series 2007-C1 pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer or trustee may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The series 2007-C1 pooling and servicing agreement may be amended as set forth under "The Series 2007-C1 Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the master servicer, the special servicer and the trustee. A discussion of the duties of the master servicer, the special servicer and the trustee, including any discretionary activities performed by each of them, is set forth herein under "The Series 2007-C1 Pooling and Servicing Agreement" in this prospectus supplement.

          The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the series 2007-C1 pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicer and the special servicer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicer and the special servicer.

          The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan sellers, in each case, pursuant to a mortgage loan purchase agreement, as described herein under "Summary of Prospectus Supplement--The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreements will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

          Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $6,500,000 will be paid by the depositor from the proceeds of the offering of the certificates.

          As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

          - If such mortgage loan seller were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the United States Bankruptcy Code and
               (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

          - If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of a Depositor or a Mortgage Loan Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

          Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

             DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS


THE SPONSORS AND MORTGAGE LOAN SELLERS

          All of the underlying mortgage loans, representing 100.0% of the initial mortgage pool balance, were sold to us by the sponsors. Each of the mortgage loans sold by the related sponsor to us was purchased or originated by such sponsor or one of its affiliates and underwritten by the related sponsor's or affiliate's underwriters.

     COLUMN FINANCIAL, INC.

          Column Financial, Inc. ("Column"), a Delaware corporation, is a sponsor and a mortgage loan seller of this securitization transaction. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. Column is an affiliate of the depositor and one of the underwriters, and will also act as a non-cashiering primary servicer with respect to certain of the Column mortgage loans. See "The Sponsor" in the accompanying prospectus and "Description of the 2007-C1 Pooling and Servicing Agreement--The Primary Servicers" in this prospectus supplement.

     CAPMARK FINANCE INC.

          Capmark Finance Inc. ("Capmark"), a California corporation, is a sponsor of this transaction, one of the mortgage loan sellers and the master servicer. Capmark is an affiliate of Capmark Securities Inc., one of the underwriters.

          Capmark performs a number of commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as, through its affiliates, issuing, purchasing and selling commercial mortgage-backed securities. The majority of Capmark's securitization activities relate to its commercial mortgage loan origination business. Capmark has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. Capmark originates or purchases commercial and multifamily mortgage loans with the primary intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. Capmark originates mortgage loans through its own mortgage banking network and, on occasion, buys mortgage loans from originators or sellers nationwide. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, Capmark participates in a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. Capmark participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction. As such, Capmark relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Other than the securitization of commercial mortgage loans, Capmark or one of its affiliates has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of United States domestic commercial mortgage loan securitizations for the prior three calendar years (including mortgage loans sold to an affiliate of Capmark, as depositor, from unaffiliated originators for inclusion in commercial mortgage loan securitizations where an affiliate of Capmark was acting as depositor) and the volume of fixed rate and floating rate mortgage loans originated by Capmark contributed to those securitizations:

                                                         YEAR
                                                 (AMTS IN $ BILLIONS)
                                                 --------------------
                                                 2004    2005    2006
                                                 ----    ----    ----
Originated by Capmark                             1.5     2.8     3.6
Originated by Unaffiliated Originators            1.6     1.0     1.1
TOTAL COMMERCIAL MORTGAGE LOANS SECURITIZED       3.1     3.8     4.7

          Capmark does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

          GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

LITIGATION INVOLVING TRANSACTION PARTIES

          There are no legal proceedings pending against the sponsors, the mortgage loan sellers, the depositor, the trustee, the issuing entity, the master servicer, the special servicer, the primary servicers or the originators that are material to the certificateholders.

UNDERWRITING STANDARDS

     COLUMN'S UNDERWRITING STANDARDS

          GENERAL. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

          LOAN ANALYSIS. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

          LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

          DEBT SERVICE COVERAGE RATIO AND LTV RATIO. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan to value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

          ESCROW REQUIREMENTS. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

          - Taxes and Insurance-Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

          - Replacement Reserves-Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

          - Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          - Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     CAPMARK'S UNDERWRITING GUIDELINES AND PROCESSES

          GENERAL. All of the mortgage loans sold to the depositor by Capmark, whether originated or purchased by Capmark or an affiliate of Capmark, were generally originated in accordance with the underwriting criteria described below. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          LOAN ANALYSIS. In connection with the origination of mortgage loans, Capmark conducts a review of the related mortgaged real property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. Generally, borrowers are required to be single-purpose entities.

          Unless otherwise specified herein, all financial, occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

          LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by Capmark's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

          DEBT SERVICE COVERAGE RATIO AND LTV RATIO. Capmark evaluates DSCRs and LTV Ratios when underwriting a mortgage loan. DSCRs are calculated based on Underwritten Net Cash Flow. See also the definitions of Underwritten Debt Service Coverage Ratio and Underwritten Net Cash Flow in the "Glossary" in this prospectus supplement (describing generally the calculation of debt service coverage ratios and underwritten cash flow).

          ESCROW REQUIREMENTS. Capmark may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for Capmark), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

          Mortgage loans originated by Capmark generally conform to the above described underwriting guidelines. Each lending situation is unique and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines above are applied to a specific mortgage loan. There can be no assurance that each mortgage loan originated or purchased by Capmark conforms in its entirety to the guidelines described above.

SELECTION OF MORTGAGE LOANS

          The selection of mortgage loans for the series 2007-C1 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2007-C1 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS


GENERAL

          We intend to include the 251 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $3,371,478,040. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

          For purposes of calculating distributions on the respective classes of the series 2007-C1 certificates, the underlying mortgage loans will be divided into the following two loan groups:

          - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in whole or in part by property types other than multifamily and mobile home parks, together with four (4) underlying mortgage loans that are secured by mixed use (with portions thereof multifamily) property types. Loan group no. 1 will consist of 188 mortgage loans, with an initial loan group no. 1 balance of $2,046,744,928, representing approximately 60.7% of the initial mortgage pool balance.

          - Loan group no. 2, which will consist of all but four (4) of the underlying mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types. Loan group no. 2 will consist of 63 mortgage loans, with an initial loan group no. 2 balance of $1,324,733,112, representing approximately 39.3% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

          The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The initial mortgage pool balance will equal the total cut-off date principal balance of all the mortgage loans. The cut-off date principal balance of any mortgage loan included in the issuing entity is equal to its unpaid principal balance as of its due date in March 2007, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

          Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to certain permitted encumbrances.

          You should consider each of the mortgage loans that we intend to include in the issuing entity to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

          Each property securing a CBA A-Note Mortgage Loan also secures, on a subordinated basis, a CBA B-Note Companion Loan that is not included in the issuing entity.

          We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

          - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

          - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

          - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

               1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in March 2007 are timely made, and

               2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in February 2007 up to and including its due date in March 2007.

          - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance, the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

          - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

          - If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the issuing entity, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs," none of the mortgage loans that we intend to include in the issuing entity is cross-collateralized with any loan outside of the issuing entity.

          - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

               1.   relative appraised values,

               2.   relative underwritten net cashflow, or

               3. prior allocations reflected in the related mortgage loan documents.

          - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

          - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

          - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

          - Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

          The mortgage pool will include 23 mortgage loans, representing approximately 20.7% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the issuing entity.

          The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the issuing entity.

                                                              NUMBER OF STATES
                                                          WHERE THE MORTGAGED REAL       % OF INITIAL
               PROPERTY/PORTFOLIO NAMES                    PROPERTIES ARE LOCATED    MORTGAGE POOL BALANCE
-------------------------------------------------------   ------------------------   ---------------------
Mansions at Steiner Ranch, Mansions on the Green I,
   Mansions at Canyon Creek and Mansions on the
   Green II                                                           1                      4.7%
Fairwinds Northpointe and Fairwinds Sand Creek                        2                      0.9%
North Leg Plaza, Southgate Shopping Center and
   Westgate Shopping Center                                           1                      0.2%
Lancaster Village Retirement Community and Lancaster
   Village Independent Living                                         1                      0.2%
Franklin Apartments and Vernon Apartments                             1                      0.1%


          Certain of the cross-collateralized mortgage loans may allow the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or payment of a release price.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Mansions at Steiner Ranch, Mansions on the Green I, Mansions at Canyon Creek and Mansions on the Green II, which collectively represents 4.7% of the initial mortgage pool balance, the borrowers may obtain the partial release of one or more of the mortgaged real properties in connection with a partial defeasance of the related mortgage loan upon satisfaction of certain conditions set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Mansions Portfolio" in this prospectus supplement.

          In addition, in the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Fairwinds Northepointe and Fairwinds Sand Creek, which collectively represent

0.9% of the initial mortgage pool balance, the borrowers may obtain the release of the mortgaged real properties in connection with a defeasance of the related mortgage loan upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) the defeasance collateral is in an amount sufficient to pay principal and interest on an assumed loan amount equal to 110% of the outstanding balance of the defeased mortgage loan, (ii) the debt service coverage ratio (based on operating statements and rent rolls for the preceding six months annualized) for the remaining mortgage loan is not less than 1.35x, in the case of a defeasance of the Fairwinds Northpointe loan, or 1.30x, in the case of a defeasance of the Fairwinds Sand Creek loan, (iii) the loan-to-value ratio for the remaining mortgaged real property is no greater than 67%, in the case of a defeasance of the Fairwinds Northpointe loan, or 70%, in the case of a defeasance of the Fairwinds Sand Creek loan and (iv) the borrower has reimbursed the lender for any costs associated with such defeasance or release. In addition, the borrowers may transfer the related mortgaged real property without defeasance, upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation:
(i) the loan-to-value ratio for the remaining mortgaged real property is no greater than 67% and (ii) the debt service coverage ratio for the remaining mortgage loan is not less than 1.35x (based on operating statements and rent rolls for the preceding 12 months). As a result of the defeasance or transfer of an individual mortgage loan as described above, such defeased or transferred mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loan.

          The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the issuing entity.

                                                 NUMBER OF STATES
                                             WHERE THE MORTGAGED REAL       % OF INITIAL
        PROPERTY/PORTFOLIO NAMES              PROPERTIES ARE LOCATED    MORTGAGE POOL BALANCE
------------------------------------------   ------------------------   ---------------------
CVI Multifamily Apartments Portfolio                     8                       5.3%
HGA Portfolio                                            2                       3.7%
El Ad Florida Multifamily Portfolio                      1                       2.3%
Syracuse Office Portfolio                                1                       1.2%
Spectra II - Pool 5                                      4                       0.7%
Rambling Oaks                                            1                       0.4%
GHG Portfolio Buckhead                                   1                       0.3%
The Fountains                                            1                       0.3%
Oakview Apts & Ballard Plaza - Combined                  1                       0.2%
S'ville and Deville Apts                                 1                       0.1%

          Certain of the multi-property mortgage loans may allow the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 100% to 125% of the amount of the loan allocated to the released mortgaged real property.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as CVI Multifamily Apartment Portfolio, which represents 5.3% of the initial mortgage pool balance, the borrowers may obtain the partial release of one or more of the mortgaged real properties in connection with a partial defeasance of the mortgage loan upon satisfaction of certain conditions set forth in the related mortgage loan documents. In addition, the borrowers may obtain the release of certain of the individual mortgaged real properties prior to the defeasance lockout date, upon satisfaction of certain conditions set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--CVI Multifamily Apartment Portfolio" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as HGA Portfolio, which represents 3.7% of the initial mortgage pool balance, the borrowers may obtain the partial release of one or more of the mortgaged real properties in connection with a partial defeasance of the mortgage loan upon satisfaction of certain conditions set forth in the related mortgage loan documents. In addition, the borrower may obtain a partial release of one or more of the mortgaged real properties, prior to the expiration of the defeasance lockout period, in connection with a partial prepayment of up to 25% of the HGA Portfolio mortgage loan, upon satisfaction of certain conditions set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--HGA Portfolio" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Spectra II-Pool 5, which represents 0.7% of the initial mortgage pool balance, the related borrower may obtain the partial release of no more than two of the related mortgaged real properties in connection with a partial defeasance of the mortgage loan upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no event of default exists and is continuing under the related mortgage loan documents and the lender has not notified the borrower of any event or condition which could give rise to an event of default if uncured, (ii) the loan-to-value ratio for the remaining mortgaged real property is no greater than 75%, (iii) the debt service coverage ratio for the remaining mortgage loan is not less than 1.20x, (iv) the borrower has delivered to the lender defeasance collateral in an amount equal to 110% of the partial release price allocated to the related release property, and (v) the borrower has not retained any ownership interest in the released real property.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as S'Ville and Deville Apts, which represents 0.1% of the initial mortgage pool balance, the related mortgage loan documents permit a partial release of the related mortgaged properties subject to the satisfaction of certain conditions including, among others, that: (i) no event of default exists under the mortgage loan documents, (ii) the loan-to-value ratio for the remaining property is no more than 80% upon the occurrence of such partial release as of the partial release date, (iii) the debt service coverage ratio for the remaining property is at least 1.25x upon the occurrence of such partial release as of the partial release date, (iv) the borrower has paid the yield maintenance premium in an amount equal to the partial release price allocated to the release property under the related mortgage loan documents, and (v) the lender has received prior written confirmation from the applicable rating agencies that such partial release will not result in a withdrawal, qualification or downgrade of the then current ratings of the series 2007-C1 certificates.

PARTIAL RELEASES OF PROPERTY

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as City Place, which represents 4.4% of the initial mortgage pool balance, the related borrower has the right to obtain a release of a certain portion of the mortgaged real property upon the satisfaction of certain conditions, set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--City Place" in this prospectus supplement.

          In the case each of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Fairwinds Northpointe, Fairwinds Sand Creek and Olivera Crossing, which represent 0.5%, 0.4% and 0.4%, respectively, of the initial mortgage pool balance, the related borrower may obtain a release of certain unimproved portions of the mortgaged real properties upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no event of default exists under the related mortgage loan documents, (ii) the release parcel and the portion of the mortgaged real property being retained by the borrower are legally subdivided into separate tax lots, (iii) the release parcel is conveyed to an entity separate from the borrower, (iv) the borrower has implemented certain easement arrangements with respect to release parcel and imposed certain restrictive covenants with respect to the development of such release parcel and (v) the borrower pays all reasonable out-of-pocket costs of the lender in connection with the release.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Memphis International Airport Center, which represents 0.7% of the initial mortgage pool balance, the related borrower may obtain the partial release of no more than two of the related mortgaged real properties in connection with a partial defeasance of the mortgage loan upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) the borrower has delivered to the lender either: (x) defeasance collateral in an amount equal or greater than the allocated release price set forth under the mortgage loan documents or (y) if the undefeased portion of the mortgage loan is less than such allocated release price, defeasance collateral in an amount equal to such undefeased portion, (ii) the loan-to-value ratio for the remaining mortgaged real property is equal to or less than the lesser of (x) the loan-to-value ratio immediately preceding the closing of the mortgage loan and (y) the loan-to-value ratio for all mortgaged real properties (including the property being released) immediately preceding such release, (iii) the debt service coverage ratio for the remaining mortgage loan is not less than 1.20x and (iv) the borrower does not retain any ownership interest in the release property.

          In the case of each of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Atlas Cold Storage, South Wind Plaza and College Station - Southwest Crossing, which represent 0.7%, 0.4% and 0.1%, respectively, of the initial mortgage pool balance, the related borrower may obtain a release of certain portions of the mortgaged properties, without the payment of any release price, upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no improvements shall be located on the release parcel or parcels, (ii) no event of default exists under the related mortgage loan documents, (iii) no operating income of the mortgaged property is derived from the release parcel or parcels and (iv) the release parcel or parcels and the portion of the mortgaged property being retained by the borrower are legally subdivided into separate tax lots.

          In the case of the underlying mortgage loan secured by the mortgaged property identified on Exhibit A-1 to this prospectus supplement as Stanley Village, which represents 0.4% of the initial mortgage pool balance, the borrower may obtain a release of certain unimproved and/or improved portions of the mortgaged real property, without the payment of any release price, upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no event of default exists under the related mortgage loan documents, (ii) no operating income of the mortgaged property is derived from the release parcel or parcels and (iii) the release parcel or parcels and the portion of the mortgaged property being retained by the borrower are legally subdivided into separate tax lots.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as North Leg Plaza, which represents 0.1% of the initial mortgage pool balance, the related borrower may obtain a partial release of a certain unimproved portion of the mortgaged real property upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no uncured default exists under the related mortgage loan documents, (ii) the release parcel and the portion of the mortgaged real property being retained by the borrower are legally subdivided into separate tax lots, (iii) a cross-easement arrangement is in place between the release parcel and the remaining mortgaged real property, (iv) after giving effect to such release, the loan-to-value ratio for the remaining mortgaged real property is no greater than 80%, (v) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged real property is equal to or greater than 1.20x (based on a trailing 12-month period), (vi) the release parcel is conveyed to an entity separate from the borrower and (vii) the borrower pays for all costs and expenses (including costs and expenses of the lender) incurred in connection with the partial release.

          In the case of the underlying mortgage loan secured by the mortgaged properties identified on Exhibit A-1 to this prospectus supplement as Ocala Office Buildings, which represents 0.1% of the initial mortgage pool balance, the borrower may obtain a release of certain portions of the mortgaged real property in connection with a partial defeasance, upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no event of default exists under the related mortgage loan documents, (ii) borrower has delivered to the lender defeasance collateral in an amount equal to a specified partial release price allocated to the related release property in accordance with the mortgage loan documents, (iii) satisfaction of certain specified loan-to-value ratio and debt service coverage ratio requirements for the remaining property and (iv) the lender has received prior written confirmation from the applicable rating agencies that such release and defeasance will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 2000 Lincoln Park West, which represents 0.1% of the initial mortgage pool balance, the borrower may obtain a release of certain portions of the mortgaged real property, without the payment of any release price, upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no event of default exists under the related mortgage loan documents, (ii) satisfaction of certain specified loan-to-value ratio and debt service coverage ratio requirements for the remaining property and (iii) the released property and the portion of the mortgaged property being retained by the borrower are legally subdivided into separate tax lots.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as White House Shops, which represents 0.1% of the initial mortgage pool balance, the related borrower may obtain a partial release of a certain improved portion of the mortgaged real property (the "Kroger Release Lot") and a certain unimproved parcel of the mortgaged real property upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no event of default exists and is continuing under the related mortgage loan documents and the lender has not notified the borrower of any event or condition which could give rise to an event of default if uncured, (ii) the release parcel and the portion of the mortgaged real property being retained by the borrower are legally subdivided into separate tax lots, (iii) the borrower has implemented certain easement arrangements with respect to release parcel and imposed certain restrictive covenants with respect to the development of such release parcel, (iv) the borrower simultaneously prepays a portion of the mortgage loan in an amount equal to $1,450,000 and delivers to the lender the applicable prepayment fee, (v) the borrower delivers to the lender an updated title insurance policy and (vi) the borrower pays for all costs and expenses incurred in connection with the partial release. In addition, the related borrower may obtain a partial release of the Kroger Release Lot only, without simultaneous prepayment of a portion of the mortgage loan, upon the satisfaction of certain conditions set forth in the related mortgage loan documents.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Morningside Shopping Center, which represents 0.05% of the initial mortgage pool balance, the borrower may partially defease the mortgage loan and obtain a release of certain portions of the mortgaged property upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no event of default exists under the related mortgage loan documents, (ii) borrower has delivered to the lender defeasance collateral in an amount equal to a specified partial release price allocated to the related release property in accordance with the mortgage loan documents, (iii) the loan-to-value ratio for the remaining property is no more than 72% as of the partial release date, (iv) the debt service coverage ratio for the remaining property is at least 1.45x as of the partial release date and (v) the lender has received prior written confirmation from the applicable rating agencies that such release and defeasance will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates.

SUBSTITUTION

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as HGA Portfolio, which represents 3.7% of the initial mortgage pool balance, the related borrower may substitute one or more of the mortgaged real properties upon satisfaction of certain conditions set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--HGA Portfolio" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Gortz Schiele, which mortgage loan represents 0.4% of the initial mortgage pool balance, the related mortgage loan documents permit a one-time release of the mortgaged property by substituting another office and/or industrial property of like quality subject to the satisfaction of certain conditions including, among others, that: (i) no event of default exists under the mortgage loan documents,
(ii) the aggregate appraised value of the substituted property is equal to or greater than the appraised value of the mortgaged property as of the origination date of the mortgage loan, (iii) the aggregate loan-to-value ratio for all properties that will secure the mortgage loan after the substitution does not exceed the lesser of (a) the aggregate loan-to-value ratio for the mortgaged property as of the origination date of the mortgage loan or (b) the aggregate loan-to-value ratio of the mortgaged property immediately prior to the date of the proposed substitution, (iv) the debt service coverage ratio for the substituted property for 12 months immediately preceding the date of substitution is equal to or greater than the corresponding debt service coverage ratio for the mortgaged property during the 12 months immediately preceding the closing date of the substitution; and (v) the lender has received prior written confirmation from the applicable rating agencies that such release and substitution will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

          DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                      % OF INITIAL
            DUE DATE   NUMBER OF MORTGAGE LOANS   MORTGAGE POOL BALANCE
            --------   ------------------------   ---------------------
               1st                 72                       29.1%
              11th                179                       70.9%

          MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

          The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.0850% per annum to 6.8500% per annum, and the weighted average of those mortgage interest rates was 5.8813% per annum.

          Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

          All of the mortgage loans that we intend to include in the issuing entity accrue interest on an Actual/360 Basis.

          BALLOON LOANS. Two hundred forty-eight (248) of the mortgage loans that we intend to include in the issuing entity, representing 99.6% of the initial mortgage pool balance, of which 186 mortgage loans are in loan group no. 1, representing 99.6% of the initial loan group no. 1 balance, and 62 mortgage loans are in loan group no. 2, representing 99.7% of the initial loan group no. 2 balance, are each characterized by--

          - an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

          - in either case, a substantial payment of principal on its stated maturity date.

          ARD LOANS. Three (3) of the mortgage loans that we intend to include in the issuing entity, representing 0.4% of the initial mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.4% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.3% of the initial loan group no. 2 balance, are each characterized by the following features:

          - A maturity date that is generally 15 to 30 years following origination.

          - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

          - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

          - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

          - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is no less than two percentage points over its initial mortgage interest rate.

          - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

          - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

          In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

          ADDITIONAL AMORTIZATION CONSIDERATIONS. Forty-two (42) of the mortgage loans that we intend to include in the issuing entity, representing 53.8% of the initial mortgage pool balance, of which 21 mortgage loans are in loan group no. 1, representing 41.8% of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no. 2, representing 72.3% of the initial loan group no. 2 balance, provide for an interest-only period that extends to maturity, or in the case of the ARD Loans, the anticipated repayment date.

          Three (3) of the mortgage loans that we intend to include in the issuing entity, representing 0.4% of the initial mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.8% of the initial loan group no. 2 balance, provide for an initial interest only period of 12 months or less.

          Twenty-nine (29) of the mortgage loans that we intend to include in the issuing entity, representing 6.3% of the initial mortgage pool balance, of which 25 mortgage loans are in loan group no. 1, representing 9.7% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 1.1% of the initial loan group no. 2 balance, provide for an initial interest only period of 18 to 24 months.

          Sixty-eight (68) of the mortgage loans that we intend to include in the issuing entity, representing 23.0% of the initial mortgage pool balance, of which 50 mortgage loans are in loan group no. 1, representing 27.4% of the initial loan group no. 1 balance, and 18 mortgage loans are in loan group no. 2, representing 16.1% of the initial loan group no. 2 balance, provide for an initial interest only period of 25 to 96 months.

          Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

          PREPAYMENT PROVISIONS. As of origination:

          - Two hundred twenty-eight (228) of the mortgage loans that we intend to include in the issuing entity, representing 91.8% of the initial mortgage pool balance, of which 174 mortgage loans are in loan group no. 1, representing 89.7% of the initial loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 95.1% of the initial loan group no. 2 balance, provide for--

               1. a prepayment lockout period, during which voluntary prepayments are prohibited, followed by

               2. a prepayment lockout/defeasance period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which voluntary principal prepayments are prohibited, but the mortgage loan may be defeased, followed by

               3. with limited exception, an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          - Sixteen (16) of the mortgage loans that we intend to include in the issuing entity, representing 4.0% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1 representing 3.5% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2 representing 4.9% of the initial loan group no. 2 balance, provide for--

               1. a prepayment lockout period, during which voluntary prepayments are prohibited, followed by

               2. a Prepayment Consideration Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 3.0% of the initial mortgage pool balance and 5.0% of the initial loan group no. 1 balance, provides for--

               1. a prepayment lockout period, during which voluntary prepayments are prohibited, followed by

               2. a Prepayment Consideration Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               3. a period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which the mortgage loan may be defeased or during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               4. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.8% of the initial mortgage pool balance and 1.4% of the initial loan group no. 1 balance, provides for--

               1. a Prepayment Consideration Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               2. a period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which the mortgage loan may be defeased or during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          - Five (5) of the mortgage loans that we intend to include in the issuing entity, representing 0.3% of the initial mortgage pool balance, all of which are in loan group no. 1 representing 0.5% of the initial loan group no. 1 balance, provide for--

               1. a Prepayment Consideration Period during which voluntary principal prepayments may be made in connection with a release of such mortgaged real property if accompanied by a Yield Maintenance Charge, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          The open prepayment period, if any, for any mortgage loan may begin up to six (6) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

          Notwithstanding otherwise applicable prepayment lockout periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

          The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-2 to this prospectus supplement.

          For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

          - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lockout period for the related remaining prepayment lockout period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lockout period, and

          - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

          PREPAYMENT LOCKOUT PERIODS. Two hundred twenty-eight (228) of the mortgage loans that we intend to include in the issuing entity, representing 91.8% of the initial mortgage pool balance, of which 174 mortgage loans are in loan group no. 1, representing 89.7% of the initial loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 95.1% of the initial loan group no. 2 balance, provide for prepayment/defeasance lockout periods as of their respective due dates in March 2007. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

          - the maximum remaining prepayment lockout/defeasance period as of the related due date in March 2007 is 124 months with respect to the entire mortgage pool, 124 months with respect to loan group no. 1 and 118 months with respect to loan group no. 2;

          - the minimum remaining prepayment lockout/defeasance period as of the related due date in March 2007 is 47 months with respect to the entire mortgage pool, 48 months with respect to loan group no. 1 and 47 months with respect to loan group no. 2; and

          - the weighted average remaining prepayment lockout/defeasance period as of the related due dates in March 2007 is 103 months with respect to the entire mortgage pool, 110 months with respect to loan group no. 1 and 94 months with respect to loan group no. 2.

          Notwithstanding otherwise applicable prepayment lockout periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans will be required under the circumstances described under "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

          PREPAYMENT CONSIDERATION PERIODS. Twenty-three (23) of the mortgage loans that we intend to include in the issuing entity, representing 8.2% of the initial mortgage pool balance, of which 14 mortgage loans are in loan group no. 1, representing 10.3% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 4.9% of the initial loan group no. 2 balance, provide for a Prepayment Consideration Period during some portion of their respective loan terms and, in some cases, following an initial prepayment lockout period and/or a prepayment lockout/defeasance period.

          The relevant prepayment consideration will generally consist of the following:

          - In the case of all of the mortgage loans with Yield Maintenance Periods, representing 8.2% of the initial mortgage pool balance, of which 14 mortgage loans are in loan group no. 1, representing 10.3% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 4.9% of the initial loan group no. 2 balance, the related Yield Maintenance Charge will generally equal the greater of (x) a specified percentage of the principal balance of the mortgage loan being prepaid, and (y) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments) or, in certain cases, through the first open date or, in the case of an ARD Loan, through the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at either (A) the "discount rate" or "index" as defined in the related mortgage loan documents or (B) the "discount rate" or "index" as defined in the related mortgage loan documents plus a specified percentage set forth in the related mortgage loan documents, in each case less the amount of principal being prepaid.

          - In certain cases, alternative methods of the calculation of Yield Maintenance Charges are set forth in the mortgage loan documents.

          Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

          However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge, the series 2007-C1 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest then due and payable on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration.

          The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

          CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

          Several of the mortgage loans that we intend to include in the issuing entity provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

          MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Twenty (20) mortgage loans that we intend to include in the issuing entity, representing 5.3% of the initial mortgage pool balance, of which 16 mortgage loans are in loan group no. 1, representing 6.3% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 3.8% of the initial loan group no. 2 balance, are secured by cash reserves and/or letters of credit that in each such case:

          - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

          - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) (or, under some mortgage loans, solely upon an event of default), be drawn on and/or applied to prepay or defease a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a Yield Maintenance Premium, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral).

See Exhibit A-1 to this prospectus supplement.

          In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

          Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $19,266,415.

          DEFEASANCE LOANS. Two hundred twenty-eight (228) of the mortgage loans that we intend to include in the issuing entity, representing 91.8% of the initial mortgage pool balance, of which 174 mortgage loans are in loan group no. 1, representing 89.7% of the initial loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 95.1% of the initial loan group no. 2 balance, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral. In addition, one (1) of the mortgage loans that we intend to include in the issuing entity, representing 3.0% of the initial mortgage pool balance and 5.0% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either (i) at any time after the first anniversary of the origination date of the mortgage loan, upon prepayment in full of the mortgage loan and payment of a yield maintenance charge (provided that such yield maintenance charge will not be required after the expiration of the related prepayment consideration period), or (ii) on or after the expiration of a defeasance lockout period, upon the defeasance of the mortgage loan, as described in the preceding sentence. Moreover, one (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.8% of the initial mortgage pool balance and 1.4% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either (i) at any time, upon prepayment in full of the mortgage loan and payment of a prepayment premium equal to the greater of a yield maintenance premium or 1% of the unpaid principal balance of the mortgage loan (provided that such prepayment premium will not be required after the expiration of the related prepayment consideration period), or (ii) on or after the expiration of a defeasance lockout period, upon the defeasance of the mortgage loan, as described in the second preceding sentence. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage
Loans--Prepayment Provisions" in this prospectus supplement.

          Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

          - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

          - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

          If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

          In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

          None of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

          Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any underlying mortgage loan.

          LOCKBOXES. Seventy-two (72) of the mortgage loans that we intend to include in the issuing entity, representing approximately 65.2% of the initial mortgage pool balance, of which 52 mortgage loans are in loan group no. 1, representing 61.7% of the initial loan group no. 1 balance, and 20 mortgage loans are in loan group no. 2, representing 70.5% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

          - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental and healthcare properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

          - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

               1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

               2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

               3.   a failure to meet a specified debt service coverage ratio;
                    or

               4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

               5. certain specified events relating to the tenancy at the related mortgaged real property (i.e., termination of a major lease).

               For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

          - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender controlled lockbox account on a regular basis.

The above referenced 72 mortgage loans provide for the following types of lockbox accounts:

                                 NUMBER OF          % OF INITIAL
            TYPE OF LOCKBOX   MORTGAGE LOANS   MORTGAGE POOL BALANCE
            ---------------   --------------   ---------------------
            Hard                    34                  40.6%
            Springing               38                  24.5%

          For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

          ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

          -    taxes and insurance,

          -    capital improvements,

          -    furniture, fixtures and equipment, and/or

          -    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer under the direction of such master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

          TAX ESCROWS. In the case of 221 of the mortgage loans that we intend to include in the issuing entity, representing approximately 86.6% of the initial mortgage pool balance, of which 159 mortgage loans are in loan group no. 1, representing 78.6% of the initial loan group no. 1 balance, and 62 mortgage loans are in loan group no. 2, representing 98.9% of the initial loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

          If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

          In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

          INSURANCE ESCROWS. In the case of 213 of the mortgage loans that we intend to include in the issuing entity, representing 82.7% of the initial mortgage pool balance, of which 151 mortgage loans are in loan group no. 1, representing 72.2% of the initial loan group no. 1 balance, and 62 mortgage loans are in loan group no. 2, representing 98.9% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

          If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

          Under some of the other mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

          In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

          RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

          - capital replacements, repairs and furniture, fixtures and equipment, or

          -    leasing commissions and tenant improvements.

          In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related mortgage loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

          ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. In some cases, however, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

          - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve,

          - the borrower agreed to perform the required repairs within a certain time period, and/or

          - various items identified in the related inspection report may have been corrected.

          In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

          DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

          - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

          - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

          Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

          - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions may include--

               1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-C1 certificates, or

               2. the reasonable acceptability of the transferee to the lender;

          - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

          - involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

          - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

          - issuance by the borrower of new partnership or membership interests, provided this does not result in a change of control of the related borrower;

          -    a transfer of ownership interests for estate planning purposes;

          - changes in ownership between existing partners and members of the related borrower;

          - transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

          - a transfer of non-controlling ownership interests in the related borrower;

          - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

          -    other transfers similar in nature to the foregoing.

          The depositor, the sponsors and the mortgage loan sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

          MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Most of the underlying mortgage loans permit the master servicer or special servicer, as applicable, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the DSCR for the applicable mortgage loan falls below a certain level, the master servicer or special servicer, as applicable, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the special servicer. In addition, certain of the underlying mortgage loans allow the master servicer or special servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

          PROVISIONS RELATING TO CERTAIN UNDERLYING MULTI-PROPERTY MORTGAGE LOANS AND CROSSED MORTGAGE LOANS. Ten (10) of the underlying mortgage loans, representing 14.5% of the initial mortgage pool balance, are "multi-property mortgage loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. Thirteen (13) of the underlying mortgage loans, representing 6.2% of the initial mortgage pool balance, are "crossed mortgage loans" that are evidenced by more than one mortgage note and are cross-collateralized with multiple mortgaged real properties. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain crossed mortgage loans collateralized by properties in such states may secure an amount less than the total initial principal balance of those crossed mortgage loans. For the same reason, the mortgages recorded with respect to certain multi-property mortgage loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note.

          HAZARD, LIABILITY AND OTHER INSURANCE. The mortgage loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

          - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

               1.   the outstanding principal balance of the mortgage loan, and

               2. the full insurable replacement cost of the improvements located on the insured property;

          - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan,

               2. the replacement cost or the full insurable value of the insured property, and

               3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, as amended, or the National Flood Insurance Reform Act of 1994, as amended;

          - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

          - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

          In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California that are in "zone 3" or higher, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss equal to or greater than 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

          -    obtain earthquake insurance, or

          - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

          With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below, the master servicer must maintain that insurance coverage, to the extent--

          -    the trustee has an insurable interest,

          - the insurance coverage is available at commercially reasonable rates as determined by the master servicer and approved by the special servicer, and

          - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

          Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with similar property type and with express provisions governing such matters.

          The master servicer is required, to the extent not prohibited by the terms of the related mortgage loan documents, to use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the master servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance, provided that the master servicer will have no such obligation if such advance would be a nonrecoverable advance) which does not contain any carve-out for terrorist or similar acts; provided, however, the master servicer will not require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or the related mortgage loan seller in connection with the origination of a mortgage loan unless such master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related mortgage loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the series 2007-C1 controlling class representative, approves such determination; provided, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C1 controlling class representative, if following any such direction of the series 2007-C1 controlling class representative or refraining from taking such action based upon the lack of any such direction of the series 2007-C1 controlling class representative would violate the Servicing Standard. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the series 2007-C1 controlling class representative; provided, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2007-C1 controlling class representative, if following any such direction of the series 2007-C1 controlling class representative or refraining from taking such action based upon the lack of any such direction of the series 2007-C1 controlling class representative would violate the Servicing Standard), in accordance with the Servicing Standard, that either--

          - such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located (which determination shall be subject to the approval of the special servicer), or

          -    such insurance is not available at any rate.

          If the related mortgage loan documents do not expressly require a particular type of insurance, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related mortgage loan documents.

          Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

          The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

          - to restore the mortgaged real property (and may provide that, after application to such restoration, any remaining proceeds shall be released to the borrower), or

          -    towards payment of the mortgage loan.

          If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates (as determined by the series 2007-C1 controlling class representative) and to the extent that the Trustee has an insurable interest in the related property, as was previously required under the mortgage instrument that had covered the property.

          Each of the master servicer and special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

          -    are not paid because of the deductible clause, and

          - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

          Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002 or, are otherwise insured for less than the full replacement cost.

          There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. We are aware that, in the case of at least one (1) mortgage loan that we intend to include in the issuing entity, representing 0.4% of the initial mortgage pool balance, the related borrower is not required to maintain terrorism insurance.

MORTGAGE POOL CHARACTERISTICS

          A detailed presentation of various characteristics of the mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

          DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of its due date in March 2007, 30 days or more delinquent with respect to any monthly debt service payment.

          TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

          - Twenty-one (21) mortgaged real properties, securing 9.0% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 14.8% of the initial loan group no. 1 balance, are, in each case, either a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 50% or more of the net rentable area of the particular property.

          - Eleven (11) mortgaged real properties securing 3.8% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 6.3% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

          - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

          - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

          - A number of companies are Major Tenants at more than one of the mortgaged real properties.

          - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

          - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

          - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

          GROUND LEASES. Six (6) of the mortgage loans that we intend to include in the issuing entity, representing 11.9% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 9.3% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 15.9% of the initial loan group no. 2 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

          - the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the maturity date of the related mortgage loan,

          - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

          - in general, the related ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

          ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

          The CBA A-Note Mortgage Loans are secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, the CBA B-Note Companion Loan, that is not included in the issuing entity. The CBA A-Note Mortgage Loans represent 1.2% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs."

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Atlas Cold Storage, which represents 0.7% of the initial mortgage pool balance, the related borrower may incur subordinate debt secured by a lien on the mortgaged real property upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no event of default exists with respect to the mortgage loan, (ii) the aggregate loan-to-value ratio of such subordinate debt and the underlying mortgage loan at the time of such subordinate financing does not exceed 80%, (iii) the aggregate debt service coverage ratio of such subordinate debt and the underlying mortgage loan at the time of such subordinate financing is no less than 1.20x and (iv) the holder of such subordinate debt has executed and delivered a subordination and standstill agreement acceptable to the mortgage lender.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Golden Cove, which represents 0.5% of the initial mortgage pool balance, the related borrower may incur subordinate debt secured by a lien on the mortgaged real property or by a pledge of the equity interests in the related borrower or principal, upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) the aggregate loan-to-value ratio of such subordinate debt and the underlying mortgage loan at the time of such subordinate financing does not exceed 62%, (ii) the aggregate debt service coverage ratio (based on a 30-year amortization period) of such subordinate debt and the underlying mortgage loan at the time of such subordinate financing is no less than 1.20x and (iii) the holder of such subordinate debt has executed and delivered a subordination and standstill agreement acceptable to the mortgage lender.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Electric 308 Building, which represents 0.4% of the initial mortgage pool balance, the related borrower has incurred additional subordinate debt secured by the related mortgaged real property in the aggregate original principal amount of $1,041,000.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Lake Worth Gardens, which represents 0.4% of the initial mortgage pool balance, the related borrower may incur subordinate debt secured by a lien on the mortgaged real property or by a pledge of the equity interests in the related borrower or principal, upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) there is no uncured default or event of default with respect to the mortgage loan, (ii) the aggregate loan-to-value ratio of such subordinate debt and the underlying mortgage loan at the time of such subordinate financing does not exceed 68.07%,
(ii) the aggregate debt service coverage ratio (based on a trailing 12-month period) of such subordinate debt and the underlying mortgage loan at the time of such subordinate financing is no less than 1.30x, (iii) the lender has received confirmation from the applicable rating agencies that such subordinate financing will not result in a re-qualification, reduction, downgrade or withdrawal of the then current ratings of the series 2007-C1 certificates and (iv) the holder of such subordinate debt has executed and delivered a subordination and standstill agreement acceptable to the mortgage lender.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as St. Cloud Square, which represents 0.3% of the initial mortgage pool balance, the related borrower may incur subordinate debt secured by a lien on the mortgaged real property upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) there is no event of default existing with respect to the mortgage loan, (ii) the aggregate loan-to-value ratio of such subordinate debt and the underlying mortgage loan at the time of such subordinate financing does not exceed 85%, (iii) the aggregate debt service coverage ratio of such subordinate debt and the underlying mortgage loan at the time of such subordinate financing is no less than 1.10x, (iv) the holder of such subordinate debt has executed and delivered a subordination and standstill agreement acceptable to the mortgage lender and (v) the lender has received prior written confirmation from the applicable rating agencies that such subordinate debt will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates.

          MEZZANINE DEBT. In the case of 39 mortgage loans that we intend to include in the issuing entity, representing 36.6% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged real property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Savoy Park, which represents 6.2% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the aggregate amount of $157,500,000, secured by their ownership interests in such borrower at a weighted average interest rate of 6.5190% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Savoy Park" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as CVI Multifamily Apartment Portfolio, which represents 5.3% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the aggregate amount of $68,192,275, by way of three mezzanine loans (respectively, "Mezzanine A Loan," "Mezzanine B Loan" and "Mezzanine C Loan"), secured by their ownership interests in such borrower at a fixed interest rate of 9.2265% per annum for the Mezzanine A Loan, a floating interest rate of LIBOR plus 6.5000% per annum for the Mezzanine B Loan and a floating interest rate of LIBOR plus 9.0000% per annum for the Mezzanine C Loan. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--CVI Multifamily Apartment Portfolio" in this prospectus supplement.

          In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Mansions Portfolio, which represents 4.7% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the aggregate amount of $20,234,000, secured by their ownership interests in such borrower at interest rates of 12.0000% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Mansions Portfolio" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 717 North Harwood Street, which represents 1.9% of the initial mortgage pool balance, the equity owner of the related borrower has incurred mezzanine indebtedness in the amount of $3,500,000, secured by its ownership interest in such borrower at an interest rate of 8.9080% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--717 North Harwood Street" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Chandler Heights Marketplace, which represents 0.7% of the initial mortgage pool balance, the equity owner of the related borrower has incurred mezzanine indebtedness in the amount of $2,000,000, secured by its ownership interest in such borrower at an interest rate of 8.0000% per annum.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as The Fountains, which represents 0.3% of the initial mortgage pool balance, the equity owner of the related borrowers has incurred mezzanine indebtedness in an aggregate principal amount of $2,400,000, secured by its respective ownership interests in such borrowers, at a weighted average interest rate of 12.0000% per annum.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 2000 Lincoln Park West, which represents 0.1% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the amount of $1,200,000, secured by their ownership interests in such borrower at an interest rate of 6.1500% per annum.

          In addition, in the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Trident Center, Pinnacle at Tutwiler, Wellington Ridge, PGA Plaza Shopping Center, Brentwood Downs, Plymouth Corp. Center, Normandy Farms, Promenade at Tutwiler Farm, Lakeshore Ridge, Marsh Creek Corporate Center, Sabal Point, Golden Cove, Island Club, Players Club, Lake Worth Garden, Chase Monroe, Cinnamon Ridge Apartments, Arrowood Crossing, Radisson Fort Worth, 700 Longwater Drive, Hilton Garden Inn Layton, Scriber Gardens, Avenue Shoppes, 505 North Belt, 525 North Belt, 521 North Belt, Palm Gardens, 10039 Bissonnet Office and Lakewood Country Club Center, which collectively represent 17.2% of the initial mortgage pool balance, the equity owners of the related borrowing entities (or, in some instances, the equity owners of the related guarantors) may obtain mezzanine financing secured by their respective ownership interests, upon the prior approval of, or notice to, the holder of the related mortgage and satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation, specified debt service coverage and loan-to-value ratios and execution of an intercreditor agreement by the mezzanine lender (and, in some cases, receipt of rating agency confirmation).

          In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Plaza Mission Oaks, which represents 0.2% of the initial mortgage pool balance, the equity owners of the related borrower have pledged their equity interests in the borrower as additional security for a separate loan that is not included in the issuing entity. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Luxe Villas, which represents 0.7% of the initial mortgage pool balance, the mortgage loan documents permit the equity owners of the related borrower to pledge their equity interests in the borrower as additional security for a separate loan (without prior approval of, or notice to, the holder of the related mortgage), subject to the execution of an intercreditor agreement by the mezzanine lender.

          UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the issuing entity have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

          For example, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Conrad Indianapolis, which represents 1.6% of the initial mortgage pool balance, the related borrowers have incurred unsecured debt in the form of a letter of credit deposited with the lender in an amount equal to 110% of the amount of certain mechanics' liens encumbering the mortgaged real property. In addition, one of the borrowers has obtained a loan in the amount of $5,500,000 from the property manager, which loan constitutes an unsecured personal obligation of such borrower. Furthermore, Circle Block Partners, LLC (the sole member of each related borrower) gave the City of Indiana an unsecured contractual right to receive 8% of the income from the related mortgaged real property. Such right is subordinate to the Conrad Indianapolis mortgage loan and the City of Indiana has entered into a subordination and intercreditor agreement in favor of the mortgage lender with respect to such right.

          In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Normandy Farms, which represents 0.9% of the initial mortgage pool balance, the borrower has incurred unsecured subordinate debt in the original principal amount of $20,000,000 and at an interest rate of 6.00% per annum. Pursuant to the related promissory note, the entire unpaid principal balance of such unsecured subordinate debt, together with accrued and unpaid interest thereon, is payable upon demand. The holder of such unsecured subordinate debt has entered into a subordination and standstill agreement in favor of the mortgage lender.

          NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

          TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE CBA A/B LOAN PAIRS

          GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 1.2% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Parkwood II, Crescent Oaks Apartments, Forest Estates Apartments and Timmaron Apartments, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans together constitute a "CBA A/B Loan Pair," is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the issuing entity. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the issuing entity.

          Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. The Parkwood II,

Crescent Oaks Apartments, Forest Estates Apartments and Timmaron Apartments CBA B-Note Companion Loans have interest rates of 12.75% per annum, and each has generally the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

          The issuing entity, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the master servicer on behalf of the issuing entity (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

          ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, a "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the issuing entity (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest (other than Default Interest), principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

          If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a workout so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the issuing entity (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such workout did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case (unless the lender was required, but failed, to obtain the consent of the holder of a CBA B-Note Companion Loan at a time with such holder had a right to so consent), the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such workout (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

          SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the series 2007-C1 pooling and servicing agreement. The master servicer and/or special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The Servicing Standard requires the master servicer and the special servicer to take into account the interests of both the issuing entity and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the issuing entity and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2007-C1 pooling and servicing agreement.

          The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

          So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

          ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

          MODIFICATIONS. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related mortgage loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related mortgage loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

          PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees (including any primary servicing fees), special servicing fees and trustee's fees payable under the series 2007-C1 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

          GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

          ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity. In the case of 261 mortgaged real properties, securing 97.9% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or, in some instances, an update in lieu of a Phase I environmental assessment (which update may have been performed pursuant to a database or transaction screen update meeting ASTM standards) that was prepared within a 13-month period ending March 1, 2007. In the case of 31 mortgaged real properties, securing 1.9% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

          All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

          The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

          -    us,

          - any of the other parties to the series 2007-C1 pooling and servicing agreement,

          -    any of the sponsors or mortgage loan sellers,

          -    any of the underwriters, or

          -    the affiliates of any of these parties.

          There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

          In the case of 31 mortgaged real properties, securing mortgage loans that represent 1.9% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 31 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 31 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

          In some cases, the originator of the related mortgage loan--

          - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

          - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

          See "--Environmental Insurance" below.

          The series 2007-C1 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2007-C1 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

          ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

          1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

          2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

          3. if the issuing entity enforces the related mortgage, or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

          Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

          The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is Steadfast Insurance Co., which currently has an "A+" rating by S&P.

          PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing mortgage loans were inspected by third-party engineering firms. However, in the case of six (6) of those mortgaged real properties, securing 1.5% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to March 1, 2007 or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Two hundred eighty-seven (287) of those mortgaged real properties, securing 98.5% of the initial mortgage pool balance, of which 195 mortgaged real properties are in loan group no. 1, representing 99.2% of the initial loan group no. 1 balance, and 92 mortgaged real properties are in loan group no. 2, representing 97.5% of the initial loan group no. 2 balance, were inspected during the 12-month period ending March 1, 2007.

          The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

          APPRAISALS AND MARKET STUDIES. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each of the mortgaged real properties securing the mortgage loans we intend to include in the issuing entity, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement. In the case of 289 mortgaged real properties, securing 99.5% of the initial mortgage pool balance, those appraisals were conducted within the 12-month period preceding March 1, 2007.

          Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the trustee nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

          In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

          -    buyer and seller are motivated;

          - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

          - a reasonable time is allowed to show the property in the open market;

          - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

          - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

          Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

          Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, the master servicer, the special servicer, the trustee nor any of the underwriters, sponsors or mortgage loan sellers has independently verified the accuracy of this statement.

          In the case of any underlying mortgage loan, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the subject mortgage loan was underwritten.

          ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

          - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

          - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

          - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient to--

               1.   satisfy the entire mortgage loan, or

               2. taking into account the cost of repair, pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

          There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

          SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

          - all third-party reports made on the related mortgaged real property are abbreviated; and

          - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Forty-nine (49) of the underlying mortgage loans, representing 3.9% of the initial mortgage pool balance, of which 42 mortgage loans are in loan group no. 1, representing 5.5% of the initial loan group no. 1 balance, and seven (7) mortgage loans are in loan group no. 2, representing 1.4% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

          Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the issuing entity.

                                                                   PERCENTAGE
                                                   CUT-OFF DATE    OF INITIAL                           MORTGAGE          CUT-OFF
                                       PROPERTY      PRINCIPAL      MORTGAGE       SQ.       LOAN PER   INTEREST   U/W   DATE LTV
             LOAN NAME                   TYPE         BALANCE     POOL BALANCE  FT./UNITS  SQ.FT./UNIT    RATE     DSCR    RATIO
-----------------------------------  -----------  --------------  ------------  ---------  -----------  --------  -----  --------
Savoy Park                           Multifamily    $210,000,000       6.2%        1,802     $116,537    6.1355%  1.46x    50.0%
CVI Multifamily Apartment Portfolio  Multifamily    $179,784,800       5.3%        2,990      $60,129    6.0987%  1.35x    82.5%
Mansions Portfolio                   Multifamily    $160,000,000       4.7%        1,417     $112,915    5.7700%  1.24x    78.4%
   Mansions at Steiner Ranch         Multifamily     $61,727,334       1.8%          502     $122,963    5.7700%  1.24x    78.4%
   Mansions on the Green I           Multifamily     $37,226,506       1.1%          340     $109,490    5.7700%  1.24x    78.4%
   Mansions at Canyon Creek          Multifamily     $35,376,585       1.0%          332     $106,556    5.7700%  1.24x    78.4%
   Mansions on the Green II          Multifamily     $25,669,575       0.8%          243     $105,636    5.7700%  1.24x    78.4%
City Place                            Mixed Use     $150,000,000       4.4%      756,471         $198    6.2700%  1.26x    64.4%
HGA Portfolio                        Multifamily    $123,300,000       3.7%        2,051      $60,117    5.0850%  1.44x    79.9%
Koger Center                            Office      $115,500,000       3.4%      849,765         $136    6.0300%  1.37x    79.7%
Trident Center                          Office      $101,850,000       3.0%      366,123         $278    5.2993%  1.29x    67.9%
Wells Fargo Place                       Office       $90,000,000       2.7%      659,894         $136    5.8000%  1.51x    80.1%
El Ad Florida Multifamily Portfolio  Multifamily     $79,200,000       2.3%          443     $178,781    5.6500%  1.20x    72.0%
717 North Harwood Street                Office       $64,000,000       1.9%      828,314          $77    6.3156%  1.31x    80.0%
                                                  --------------      ----                               ------   ----     ----
TOTAL/WTD. AVG.                                   $1,273,634,800      37.7%                              5.8772%  1.35x    71.9%

                                   SAVOY PARK

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $210,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $210,000,000
FIRST PAYMENT DATE:           February 11, 2007
MORTGAGE INTEREST RATE:       6.135452381% per annum
AMORTIZATION TERM:            Interest only
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                January 11, 2014
MATURITY/ARD BALANCE:         $210,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is six
                              months prior to the Maturity Date.
LOAN PER UNIT:                $116,537 (1)
UP-FRONT RESERVES:            Debt Service Payment Reserve:   $30,000,000(2)
                              Capital Expenditures and
                              Renovation Reserve:             $41,900,000(3)
                              Purchase Reserve:               $15,000,000(4)
ONGOING RESERVES:             Tax and Insurance Reserve:                 Yes
                              Replacement Reserve:                    Yes(5)
                              Required Debt Service Payment
                              Reserve:                                Yes(2)
                              Ground Rent Reserve:                       Yes
LOCKBOX:                      Springing
SUBORDINATE FINANCING:        Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Conventional
LOCATION:                     New York, New York
YEAR BUILT/RENOVATED:         1959 / 2005
UNITS:                        1,802
OCCUPANCY AT U/W(7):          97%
OWNERSHIP INTEREST:           Fee/Leasehold
PROPERTY MANAGEMENT:          Vantage Management Services, LLC
                                 11/30/2006        U/W
                                 ----------   -----------
NET OPERATING INCOME:            $7,747,206   $19,583,096
NET CASH FLOW:                                $19,132,596
DSCR:                                         1.46x
APPRAISED VALUE:              $420,000,000
APPRAISAL DATE:               December 13, 2006
CUT-OFF DATE LTV RATIO(1):    50.0%
MATURITY/ARD LTV RATIO:       50.0%

(1)  Based on the March 2007 cut-off date principal balance.

(2) At the closing of the Savoy Park Loan, the borrower was required to deposit $30,000,000 into a debt service payment reserve for the benefit of the mortgage lender and the holders of the related mezzanine loans. In addition, in the event that a Required Debt Service Trigger Event (as defined below) is in effect and remains uncured, the borrower will be required to deposit, on the first due date during the continuance of such Required Debt Service Trigger Event, an amount equal to the excess of $10,000,000 over the amount in the debt service payment reserve as of the date on which such Required Debt Service Trigger Event occurred. "Required Debt Service Trigger Event" means any time that (x) the balance in the debt service payment reserve is less than $2,000,000 and (y) the debt service coverage ratio with respect to the Savoy Park Loan (based on rent roll and gross revenues for the month in which the calculation is performed and based on operating expenses (other than expenses for real estate taxes and insurance) for the trailing 6-month period annualized) is less than 1.00x for three consecutive months.

(3) At the closing of the Savoy Park Loan, the borrower was required to deposit $19,500,000 into a capital expenditures reserve and $22,400,000 into a renovation reserve to fund, respectively, the completion of certain capital expenditures work and certain renovation work with respect to the related mortgaged real properties, as set forth under the related mortgage loan documents. Upon the completion of such capital expenditures work or renovation work, as the case may be, and provided that no event of default has occurred and is continuing under the related mortgage loan agreement, the lender will be required to return any excess fund in the capital expenditures reserve or the renovation reserve, as applicable, to the borrower.

(4) Under the related mortgage loan documents, the borrower may apply amounts on deposit in the purchase reserve to purchase the underlying fee estate related to the mortgaged leasehold estate in the Savoy Park Property, upon satisfaction of certain conditions set forth therein; provided that if such purchase is not consummated by the date which is six months following the closing of the Savoy Park Loan (and provided that no event of default exists and is continuing under the Savoy Park Loan), any funds remaining in the purchase reserve will be disbursed to the borrower.

(5) Commencing on December 11, 2008, the borrower is required to deposit an amount equal to 1/12 of $250 per unit per month into a replacement reserve to fund ongoing repairs and replacements.

(6) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $157,500,000 in a total of four mezzanine loans (respectively, "Mezzanine Loan 1," "Mezzanine Loan 2," "Mezzanine Loan 3" and "Mezzanine Loan 4"), secured by the ownership interests in the entity owned by the respective mezzanine borrowers. Mezzanine Loan 1 has an original principal balance of $40,000,000 and an interest rate of 6.4250% per annum. Mezzanine Loan 2 has an original principal balance of $65,000,000 and an interest rate of 6.4250%. Mezzanine Loan 3 has an original principal balance of $32,000,000 and an interest rate of 7.6750% per annum. Mezzanine Loan 4 has an original principal balance of $20,500,000 and an interest rate of 9.1250% per annum. The mezzanine lender has the right to adjust the allocation of the mezzanine loan amounts and interest rates pursuant to the terms of the related loan documents. In addition, the related mortgage loan documents also allow for the borrower's direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

(7)  Based on the December 16, 2006 rent roll.

          THE LOAN. The largest loan in the issuing entity (the "Savoy Park Loan"), was originated on December 28, 2006. The Savoy Park Loan is secured by a first priority mortgage encumbering a multifamily residential property (the "Savoy Park Property") located in New York, New York.

          THE BORROWER. The borrower under the Savoy Park Loan is a limited liability company, organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Savoy Park Property. The sponsors are Vantage Properties and Apollo Real Estate Advisors.

          THE PROPERTY. The Savoy Park Property consists of a multifamily residential building located in New York, New York. The Savoy Park Property consists of approximately 1,802 units. As of December 16, 2006, the overall occupancy of the Savoy Park Property was 97%.

          PROPERTY MANAGEMENT. The Savoy Park Property is managed by Vantage Management Services, LLC, an affiliate of the sponsor. The management agreement generally provides for a management fee of 4% of gross revenues, which fee is subordinated to the Savoy Park Loan. The management of the Savoy Park Property will be performed by either Vantage Management Services, LLC, or an affiliate of Vantage Management Services, LLC, or by a substitute manager approved by lender. The lender under the Savoy Park Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Savoy Park Loan. Vantage Management Services, LLC owns 61 and manages 53 residential buildings. Vantage Management Services, LLC is headquartered in New York, New York.

          PAYMENT TERMS; INTEREST RATE. The Savoy Park Loan is an interest only loan for its entire term. The interest rate with respect to the Savoy Park Loan is calculated on an Actual/360 Basis and is equal to 6.135452381% per annum. The due date under the Savoy Park Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Savoy Park Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within three business days of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the borrower or its managing member. Unless and until an event of default under the Savoy Park Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

          OTHER FINANCING. The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $157,500,000 in a total of four mezzanine loans (respectively, "Mezzanine Loan 1," "Mezzanine Loan 2," "Mezzanine Loan 3" and "Mezzanine Loan 4"), secured by the ownership interests in the entity owned by the respective mezzanine borrowers. Mezzanine Loan 1 has an original principal balance of $40,000,000 and an interest rate of 6.4250% per annum. Mezzanine Loan 2 has an original principal balance of $65,000,000 and an interest rate of 6.4250%. Mezzanine Loan 3 has an original principal balance of $32,000,000 and an interest rate of 7.6750% per annum. Mezzanine Loan 4 has an original principal balance of $20,500,000 and an interest rate of 9.1250% per annum. The mezzanine lender has the right to adjust the allocation of the mezzanine loan amounts and interest rates pursuant to the terms of the related loan documents. In addition, the related mortgage loan documents also allow for the borrower's direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

          GROUND LEASE. A portion of the improvements and a portion of the land constituting the Savoy Park Property are subject to five separate ground leases from an entity unaffiliated with the borrower. The ground leases, which expire in either 2055 or 2057, provide for annual ground lease rents of $12,070, $11,900, $11,688, $11,348 and $10,965, respectively, in each case payable bi-annually in equal installments. Each ground lease is superior to all mortgages encumbering the fee interest of the ground lessor.

                       CVI MULTIFAMILY APARTMENT PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $179,784,800
CUT-OFF DATE PRINCIPAL BALANCE(1):   $179,784,800
FIRST PAYMENT DATE:                  December 11, 2006
MORTGAGE INTEREST RATE:              6.0986865% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       November 11, 2011
MATURITY/ARD BALANCE:                $179,784,800
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     two months prior to the Maturity Date.(2)
LOAN PER UNIT:                       $60,129(1)
UP-FRONT RESERVES:                   Required Repairs Reserve:       $579,120(3)
                                     Replacement Reserve:         $16,416,481(4)
                                     Interest Reserve:            $17,675,000(5)
ONGOING RESERVES:                    Tax and Insurance Reserve:              Yes
                                     Replacement Reserve:                 Yes(4)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Conventional
LOCATION:                            Various(7)
YEAR BUILT/RENOVATED:                Various(8)
UNITS:                               2,990
OCCUPANCY AT U/W(9):                 93%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Various(10)
                                                                         U/W
                                                                         ---
NET OPERATING INCOME:                                                $15,821,009
NET CASH FLOW:                                                       $15,010,509
DSCR:                                                                1.35x
APPRAISED VALUE:                     $217,935,000
APPRAISAL DATE:                      Various(11)
CUT-OFF DATE LTV RATIO(1):           82.5%
MATURITY/ARD LTV RATIO:              82.5%

(1)  Based on the March 2007 cut-off date principal balance.

(2) In addition, prior to the defeasance lockout date, the borrowers may obtain the release of the CVI Multifamily Apartment Portfolio Properties known as Dove Landing Maple Terrace, Dove Landing Pharah and Dove Landing Baltic, upon payment of the allocated loan amount for such property and satisfaction of certain other conditions set forth in the related mortgage loan documents.

(3) A required repairs reserve in the amount of $579,120 was established at the closing of the CVI Multifamily Apartment Portfolio Loan to fund immediate repairs.

(4) A replacement reserve in the amount of $16,416,481 was established at the closing of the CVI Multifamily Apartment Portfolio Loan to fund ongoing repairs and replacements during the first three (3) calendar years of the term of the CVI Multifamily Apartment Portfolio Loan. Beginning on the thirteenth payment date, the borrowers are required to make monthly payments into a replacement reserve in an amount equal to $62,291.67 to fund ongoing repairs and replacements.

(5) The interest reserve in the amount of $17,675,000 was established at the closing of the CVI Multifamily Apartment Portfolio Loan for the purpose of establishing a reserve in an amount sufficient to pay estimated interest shortfalls.

(6) The borrowers' direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $68,192,275 by way of three mezzanine loans (respectively, "Mezzanine A Loan," "Mezzanine B Loan" and "Mezzanine C Loan") secured by the ownership interests in the entity or entities owned by each respective mezzanine borrower. Mezzanine A Loan is a fixed rate loan that accrues interest at a per annum rate of 9.2265%. Mezzanine B Loan is a floating rate loan that accrues interest at a rate equal to LIBOR plus 6.5000% per annum. Mezzanine C Loan is a floating rate loan that accrues interest at a rate equal to LIBOR plus 9.0000% per annum.

(7) The CVI Multifamily Apartment Portfolio Loan is secured by 20 multifamily residential properties located in California, Colorado, Florida, Georgia, South Carolina, Texas and Virginia.

(8) The CVI Multifamily Apartment Portfolio Loan Properties were constructed between 1968 and 1999.

(9) Based on rent rolls for various periods ending between October 18, 2006 and January 3, 2007.

(10) The properties securing the CVI Multifamily Apartment Portfolio Loan are managed by six (6) different management companies.

(11) All appraisals were completed between August 7, 2006 and January 4, 2007.

          THE LOAN. The second largest loan in the issuing entity (the "CVI Multifamily Apartment Portfolio Loan") was originated on October 31, 2006. The CVI Multifamily Apartment Portfolio Loan is secured by a first priority mortgage encumbering 20 multifamily properties (the "CVI Multifamily Apartment Portfolio Properties") in Sacramento, California, North Highlands, California, Aurora, Colorado, Castle Rock, Colorado, Orlando, Florida, Norcross, Georgia, North Charleston, South Carolina, Austin, Texas, Virginia Beach, Virginia and Norfolk, Virginia.

          THE BORROWER. The borrowers under the CVI Multifamily Apartment Portfolio Loan are 20 separate entities. Seventeen (17) of the borrowers are limited liability companies organized under the laws of the State of Delaware. Three (3) of the borrowers are limited partnerships organized under the laws of the State of Texas. Each borrower is a special purpose entity, whose business is limited to owning and operating one of the CVI Multifamily Apartment Portfolio Properties. The sponsor is Richard J. Nathan.

          THE PROPERTY. The CVI Multifamily Apartment Portfolio Properties consist of the twenty multifamily properties set forth in the table below. The CVI Multifamily Apartment Portfolio Properties consist of 2,990 units. Based on rent rolls for various periods ending between October 18, 2006 and January 3, 2007, the overall occupancy of the CVI Multifamily Apartment Portfolio Properties was 93%.

                                                                                            ALLOCATED                 ALLOCATED LOAN
                                                                    YEAR BUILT/               LOAN       % OF TOTAL       AMOUNT
            NAME                             LOCATION                RENOVATED    UNITS      AMOUNT         LOAN         PER UNIT
------------------------------   --------------------------------   -----------   -----   ------------   ----------   --------------
Oak Hollow                       Sacramento, California                 1988        434   $ 28,927,729     16.09%        $66,654
Wood Chase Apartments            Norcross, Georgia                      1987        380   $ 22,384,552     12.45%        $58,907
Bluffs at Castle Rock            Castle Rock, Colorado                  1998        220   $ 16,874,508      9.39%        $76,702
Wildwood Apartments              Austin, Texas                      1984 / 2005     344   $ 15,152,620      8.43%        $44,048
Centerpoint East                 Aurora, Colorado                       1999        208   $ 13,775,109      7.66%        $66,226
Village at Riverside             Austin, Texas                          1999        156   $ 12,225,409      6.80%        $78,368
Sierra Village Apartments        North Highlands, California        1986 / 2005     185   $ 11,364,465      6.32%        $61,430
Palm Harbor                      Orlando, Florida                   1972 / 2004     200   $ 11,020,087      6.13%        $55,100
Pepperhill                       North Charleston, South Carolina   1970 / 2001     214   $ 10,503,520      5.84%        $49,082
Dove Landing North               Virginia Beach, Virginia           1984 / 2003     150   $ 10,331,332      5.75%        $68,876
Club Creek 2                     Austin, Texas                      1984 / 2005     160   $  7,576,310      4.21%        $47,352
Dove Landing East                Virginia Beach, Virginia           1979 / 1985      88   $  5,854,421      3.26%        $66,528
Dove Landing West                Virginia Beach, Virginia               1977         68   $  4,304,722      2.39%        $63,305
Palmetto                         North Charleston, South Carolina   1968 / 2004      52   $  2,117,923      1.18%        $40,729
Dove Landing Point               Norfolk, Virginia                  1988 / 1999      36   $  1,951,589      1.09%        $54,211
Dove Landing Plaza               Virginia Beach, Virginia           1980 / 2003      32   $  1,894,077      1.05%        $59,190
Dove Landing Beach, Apple
   Orchard                       Virginia Beach, Virginia           1980 / 1999      24   $  1,377,511      0.77%        $57,396
Dove Landing Maple Terrace       Virginia Beach, Virginia           1980 / 1999      12   $    757,631      0.42%        $63,136
Dove Landing Baltic              Virginia Beach, Virginia           1976 / 2003      15   $    723,193      0.40%        $48,213
Dove Landing Pharah              Virginia Beach, Virginia           1980 / 2005      12   $    668,092      0.37%        $55,674
                                                                                  -----   ------------    ------
TOTAL                                                                             2,990   $179,784,800    100.00%

          PROPERTY MANAGEMENT. Each of the CVI Multifamily Apartment Portfolio Properties is managed by one of the following property managers: RAM Partners, LLC, GREP Southeast, LLC - Management Series, Brookside Properties, Inc., The Lynd Company, Apartment Management Consultants, LLC and Griffis/Blessing, Inc. (each, a "Property Manager"). The management agreements provide for a management fee of 3.00% of revenues per annum which is subordinated to the CVI Multifamily Apartment Portfolio Loan. The management of the CVI Multifamily Apartment Portfolio Properties will be performed by either a Property Manager, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the CVI Multifamily Apartment Portfolio Properties, provided that the borrowers have obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates. The lender under the CVI Multifamily Apartment Portfolio Loan has the right to require termination of the management agreements following the occurrence of, among other circumstances, an event of default under the CVI Multifamily Apartment Portfolio Loan.

          PAYMENT TERMS; INTEREST RATE. The CVI Multifamily Apartment Portfolio Loan is an interest only loan for its entire term. The interest rate with respect to the CVI Multifamily Apartment Portfolio Loan is calculated on an Actual/360 Basis and is equal to 6.0986865% per annum. The due date under the CVI Multifamily Apartment Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          PAYMENT GUARANTY. Richard J. Nathan and Commercial Ventures, Inc. ("CVI") have jointly and severally guaranteed the payment and performance of the borrowers' obligations under the CVI Multifamily Apartment Portfolio Loan from and after any DSCR Deficiency Date (as defined below) for an amount up to $19,776,328; provided that Richard J.

Nathan will be liable under such payment guaranty only in the event that CVI does not meet certain net worth or liquidity requirements set forth under the related loan documents (x) at the end of any calendar year during the term of the payment guaranty, (y) at any time during an event of default under the CVI Multifamily Apartment Portfolio Loan or (z) at any time that lender has demanded payment from CVI of the borrowers' obligations under the payment guaranty. "DSCR Deficiency Date" means the date, if any, on or after the September 2008 due date, on which the debt service coverage ratio of the CVI Multifamily Apartment Portfolio Loan is less than 1.20x (based on a trailing 12-month period).

          ESCROWS AND RESERVES. For reserves established for the CVI Multifamily Apartment Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrowers or the property manager must cause all income to be deposited within two business days of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the CVI Multifamily Apartment Portfolio Loan will be made. Unless and until an event of default occurs under the CVI Multifamily Apartment Portfolio Loan, the borrowers will have access to the remaining funds after all such required payments are made.

          OTHER FINANCING. The borrowers' direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $68,192,275 by way of three mezzanine loans (respectively, "Mezzanine A Loan," "Mezzanine B Loan" and "Mezzanine C Loan") secured by the ownership interests in the entity or entities owned by each respective mezzanine borrower. Mezzanine A Loan is a fixed rate loan that accrues interest at a per annum rate of 9.2265%. Mezzanine B Loan is a floating rate loan that accrues interest at a rate equal to LIBOR plus 6.5000% per annum. Mezzanine C Loan is a floating rate loan that accrues interest at a rate equal to LIBOR plus 9.0000% per annum.

          PARTIAL RELEASE. The borrowers have the right to obtain the release of one of more of the mortgaged real properties in connection with a partial defeasance of the CVI Multifamily Apartment Portfolio Loan upon satisfaction of certain conditions set forth in the related mortgage loan documents, including (but not limited to): (i) the borrowers have delivered to the lender defeasance collateral in an amount equal to 120% of the allocated loan amount for such released property (or, with respect to a release of any of the properties known as Dove Landing Maple Terrace, Dove Landing Pharah, or Dove Landing Baltic, an amount equal to 100% of the allocated loan amount for such property); (ii) the debt service coverage ratio for the remaining mortgaged real properties is at least equal to the greater of (x) the debt service coverage ratio for the mortgaged real properties immediately preceding such release and (y) the debt service coverage ratio for the mortgaged real properties as of October 31, 2006;
(iii) the loan-to-value ratio for the remaining mortgaged real properties after giving effect to a release is at least equal to the greater of (x) the loan-to-value ratio for the mortgaged real properties as of October 31, 2006 and
(y) the loan-to-value ratio for the mortgaged real properties immediately preceding such release (based on the appraisal delivered to lender in connection with the origination of the CVI Multifamily Apartment Portfolio Loan or an updated appraisal obtained by the lender at borrowers' sole cost and expense); and (iv) if requested by the lender or the rating agencies, borrower has delivered written confirmation from the applicable rating agencies that such partial release will not result in a qualification, downgrade or withdrawal of the then current ratings of the series 2007-C1 certificates.

          In addition, prior to the expiration of the defeasance lockout period only, the borrowers may obtain the release of the properties known as Dove Landing Maple Terrace, Dove Landing Pharah and Dove Landing Baltic, upon satisfaction of certain conditions set forth in the related mortgage loan documents, including (but not limited to): (i) the borrowers have paid to the lender a release price equal to 100% of the allocated loan amount for such property, together with the applicable yield maintenance premium (calculated as the greater of (x) the present value, as of the prepayment date, of the remaining scheduled payments of interest (had such prepayment not been made) from the prepayment date through the maturity date (including any balloon payment, which is assumed to be made on such date), determined by discounting such payments at the discount rate set forth in the related mortgage loan documents, less the amount of principal being prepaid, and (y) one percent (1%) of the outstanding principal balance of the CVI Multifamily Apartment Loan as of the prepayment date); and (ii) if requested by the lender or the rating agencies, borrower has delivered written confirmation from the applicable rating agencies that such partial release will not result in a qualification, downgrade or withdrawal of the then current ratings of the series 2007-C1 certificates.

                               MANSIONS PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE(1):       $160,000,000
CUT-OFF DATE PRINCIPAL BALANCE(2):   $160,000,000
FIRST PAYMENT DATE:                  February 11, 2007
MORTGAGE INTEREST RATE:              5.7700% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       January 11, 2017
MATURITY/ARD BALANCE:                $160,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     five months prior to the Maturity Date.

LOAN PER UNIT:                       $112,915(2)
UP-FRONT RESERVES:                   Litigation Reserve for
                                     Mansions on the Green I:     $30,000(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:          Yes
                                     Replacement Reserve:             Yes(4)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(5)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Portfolio
PROPERTY TYPE:               Multifamily
PROPERTY SUB-TYPE:           Conventional
LOCATION:                    Various(6)
YEAR BUILT/RENOVATED:        Various(7)
UNITS:                       1,417
OCCUPANCY AT U/W(8):         95%
OWNERSHIP INTEREST:          Fee
PROPERTY MANAGEMENT:         CNC Investments, Ltd.

                             12/31/2005    9/30/2006       U/W
                             ----------   ----------   -----------
NET OPERATING INCOME:        $8,753,113   $9,379,054   $11,862,682
NET CASH FLOW:                                         $11,650,132
DSCR:                                                  1.24x
APPRAISED VALUE:             $204,000,000
APPRAISAL DATE:              October 9, 2006
CUT-OFF DATE LTV RATIO(2):   78.4%
MATURITY/ARD LTV RATIO:      78.4%

(1) The Mansions Portfolio is comprised of four mortgage loans (respectively, the "Mansions at Canyon Creek Loan," the "Mansions at Steiner Ranch Loan," the "Mansions on the Green I Loan" and the "Mansions on the Green II Loan" and collectively, the "Mansions Portfolio Loans"), each of which is cross-collateralized and cross-defaulted with the others.

(2)  Based on the March 2007 cut-off date principal balance.

(3) A litigation reserve was established at the closing of the Mansions on the Green I Loan in connection with certain legal proceedings regarding the height of a sign erected on the related mortgaged real property. If a default exists (and remains uncured within any applicable cure period) under the related mortgage loan documents, the lender may apply funds in the litigation reserve against the Mansions on the Green I Loan. Funds in the litigation reserve will be released to the borrower upon final resolution of such legal proceedings, as may be acceptable to the lender, as further set forth in the related mortgage loan documents.

(4) The borrowers are required to deposit $17,715 per month into a replacement reserve to fund ongoing repairs and replacements to be allocated as follows: $6,275 for Mansions at Steiner Ranch, $4,250 for Mansions on the Green I, $4,150 for Mansions at Canyon Creek and 3,040 for Mansions on the Green II.

(5) The direct and indirect equity owners of the related borrowers have incurred mezzanine indebtedness in the aggregate amount of $20,234,000, secured by their ownership interests in such borrower at interest rates of 12.0000% per annum.

(6) The Mansions Portfolio Loans are secured by four multifamily properties located in Round Rock, Texas and Austin, Texas.

(7)  The Mansions Portfolio Properties were constructed between 2000 and 2001.

(8)  Based on the December 2006 rent roll.

          THE LOAN. The third largest group of loans in the issuing entity (the "Mansions Portfolio") was originated on December 28, 2006. The Mansions Portfolio is comprised of four mortgage loans (respectively, the "Mansions at Canyon Creek Loan," the "Mansions at Steiner Ranch Loan," the "Mansions on the Green I Loan" and the "Mansions on the Green II Loan" and collectively, the "Mansions Portfolio Loans"), each of which is cross-collateralized and cross-defaulted with the others. The Mansions at Canyon Creek Loan is secured by a first priority mortgage encumbering a multifamily apartment complex (the "Mansions at Canyon Creek Property") in Austin, Texas. The Mansions at Steiner Ranch Loan is secured by a first priority mortgage encumbering a multifamily apartment complex (the "Mansions at Steiner Ranch Property") in Austin, Texas. The Mansions on the Green I Loan is secured by a first priority mortgage encumbering a multifamily apartment complex (the "Mansions on the Green I Property") in Round Rock, Texas. The Mansions on the Green II Loan is secured by a first priority mortgage encumbering a multifamily apartment complex (the "Mansions on the Green II Property") in Round Rock, Texas. The Mansions at Canyon Creek Property, the Mansions at Steiner Ranch Property, the Mansions on the Green I Property and the Mansions on the Green II Property are collectively referred to in this prospectus supplement as the "Mansions Portfolio Properties."

          THE BORROWER. The borrowers, Amaravathi Limited Partnership and Amaravathi Keerthi LLC, own each of the Mansions Portfolio Properties as tenants in common and are the borrowers under each of the Mansions Portfolio Loans. Amaravathi Limited Partnership is a limited partnership organized under the laws of the State of Texas and owns an 80% interest in the Mansions Portfolio Properties. Amaravathi Keerthi LLC is a limited liability company organized under the State of Delaware and owns a 20% interest in the Mansions Portfolio Properties. Each borrower is a special purpose entity, whose business is limited to owning and operating the Mansions Portfolio Properties.

          THE PROPERTIES. Each of the Mansions Portfolio Properties is a multifamily residential property. The Mansions at Canyon Creek Property and the Mansions at Steiner Ranch Property are each located in Austin, Texas. The Mansions on the Green I Property and the Mansions on the Green II Property are located in Round Rock, Texas. The Mansions Portfolio Properties are further described as follows:

                                                               ORIGINAL LOAN
       PROPERTY NAME          YEAR BUILT   UNITS   OCCUPANCY      BALANCE      APPRAISED VALUE
---------------------------   ----------   -----   ---------   -------------   ---------------
Mansions at Steiner Ranch        2001        502      95%       $ 61,727,334     $ 78,800,000
Mansions on the Green I          2000        340      96%       $ 37,226,506     $ 47,200,000
Mansions at Canyon Creek         2001        332      96%       $ 35,376,585     $ 45,200,000
Mansions on the Green II         2001        243      95%       $ 25,669,575     $ 32,800,000
TOTAL/WTD. AVG                             1,417      95%       $160,000,000     $204,000,000

          PROPERTY MANAGEMENT. The Mansions Portfolio Properties are managed by CNC Investments, Ltd. The management agreement generally provides for a management fee of 3% of revenues per annum which is subordinated to the Mansions Portfolio Loan. The management of the Mansions Portfolio Properties will be performed by either (i) CNC Investments, Ltd. or (ii) a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Mansions Portfolio Properties, provided that the borrowers have obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates. With respect to each Mansions Portfolio Property, the lender has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Mansions Portfolio Loans. CNC Investments, Ltd. manages approximately 42,000 units, valued at more than $2 billion and located in nine states. CNC Investments, Ltd. is headquartered in Houston, Texas.

          PAYMENT TERMS; INTEREST RATE. Each Mansions Portfolio Loan is an interest only loan for its entire term. The interest rate with respect to each Mansions Portfolio Loan is calculated on a Actual/360 Basis and is equal to 5.7700% per annum. The due date for each Mansions Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Mansions Portfolio Loans, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. With respect to each Mansions Portfolio Loan, the borrowers or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. In addition, rent payments with respect to the related Mansions Portfolio Property will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves established under the applicable Mansions Portfolio Loan will be made. Unless and until an event of default occurs under the applicable Mansions Portfolio Loan, the borrowers or to the extent applicable, the mezzanine lender, will have access to the remaining funds after all such required payments are made.

          OTHER FINANCING. The borrowers' direct and indirect equity owners have incurred mezzanine debt in an aggregate amount of $20,234,000, allocated among the Mansions Portfolio as follows: Mansions at Steiner Ranch: $7,806,193; Mansions on the Green I: $4,707,757; Mansions at Canyon Creek: $4,473,811; and Mansions on the Green II: $3,246,239. Each mezzanine loan is be secured by the ownership interests of the mezzanine borrowers in the related mortgage borrowers (and their respective constituent general partners, where applicable). The mezzanine lender with respect to each mezzanine loan is Rubicon Capital America, LLC, a Delaware limited liability company. Each mezzanine loan has an interest rate of 12.0000% per annum and a maturity date of January 11, 2017. The mezzanine lender has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

          PARTIAL RELEASE. Each borrower will have the right to obtain the release of the related Mansions Portfolio Property in connection with the defeasance of the related Mansions Portfolio Loan, upon satisfaction of certain conditions, including: (a) payment of an allocated loan amount equal to 120% of the outstanding balance of the Mansions Portfolio Loan being defeased; (b) the debt service coverage ratio for the remaining Mansions Portfolio Loans is not less than 1.25x (based on operating statements and rent rolls for six months immediately preceding such defeasance/release); (c) the loan-to-value ratio for the remaining Mansions Portfolio Properties is no greater than 80% (based on a then-current appraisal); and (d) payment by the applicable borrower of all costs incurred by the lender in connection with such defeasance/release.

                                   CITY PLACE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $150,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $150,000,000
FIRST PAYMENT DATE:                  December 11, 2006
MORTGAGE INTEREST RATE:              6.2700% per annum
AMORTIZATION TERM:                   Interest only(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       October 11, 2016
MATURITY/ARD BALANCE:                $150,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.
LOAN PER SF:                         $198(1)
UP-FRONT RESERVES:                   Rollover Reserve (Non-SNO):         $6,161,000(3)
                                     Required Repair Reserve:                 $760,099
                                     Ground Rent Reserve:                  $467,043(4)
                                     Rent Reserve:                       $2,154,000(5)
ONGOING RESERVES:                    Tax, TIF and Insurance Reserve:            Yes(6)
                                     Rollover Reserve (Non-SNO):                Yes(3)
                                     Rollover Reserve (SNO):                    Yes(7)
                                     Ground Rent Reserve:                       Yes(4)
                                     Rent Reserve:                              Yes(5)
                                     Commercial Replacement Reserve:            Yes(8)
                                     Multifamily Replacement Reserve:           Yes(9)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Mixed Use
PROPERTY SUB-TYPE:           Retail/Office/Multifamily
LOCATION:                    West Palm Beach, Florida
YEAR BUILT:                  2000
SQUARE FEET:                 756,471
OCCUPANCY AT U/W(10):        95%
OWNERSHIP INTEREST:          Fee/Leasehold

                                          % OF
MAJOR TENANTS                  NRSF    TOTAL NRSF   LEASE EXPIRATION
-------------                - ----    ----------   ----------------
Macy's                       110,000      14.5%         1/31/2016
Muvico                        92,000      12.2%         11/2/2015
Barnes & Noble                28,169       3.7%         1/31/2016

PROPERTY MANAGEMENT:         Related Urban Management Company L.L.C.;
                             TRG Management Company of Florida

                             12/31/2004   12/31/2005    6/30/2006       U/W
                             ----------   ----------   ----------   -----------
NET OPERATING INCOME:        $8,302,633   $8,570,030   $9,346,290   $12,276,107
NET CASH FLOW:                                                      $11,996,606
DSCR:                                                                     1.26x
APPRAISED VALUE:             $233,000,000
APPRAISAL DATE:              September 15, 2006
CUT-OFF DATE LTV RATIO(1):   64.4%
MATURITY/ARD LTV RATIO:      64.4%

(1)  Based on the March 2007 cut-off date principal balance.

(2) The City Place Loan is an interest only loan for its entire term; provided, however, that if the debt service coverage ratio is less than 1.20x on any annual DSCR test date (as set forth under the related mortgage loan documents), the City Place Loan will begin to amortize on a twenty-five year amortization schedule.

(3) At the closing of the City Place Loan, the borrower deposited $6,161,000 into a rollover reserve held by the lender for general tenant improvement and leasing commission obligations with respect to currently occupying ("Non-SNO") tenants, at the City Place Property. The borrower is required to make monthly payments into such Non-SNO rollover reserve in an amount equal to $56,099.50.

(4) At the closing of the City Place Loan, the borrower deposited $467,043.33 into a ground rent reserve. The borrower is required to make monthly payments into the ground rent reserve in an amount equal to 1/12th of the ground rent that Lender reasonably estimates will be payable with respect to the City Place Property during the next ensuing 12 months in order to accumulate sufficient funds to pay all such ground rents at least 30 days prior to their respective due dates.

(5) At the closing of the City Place Loan, the borrower deposited $2,154,000 into a rent reserve with respect to "signed but not occupied" ("SNO") tenants. Funds in the rent reserve will be allocated among the SNO tenants in accordance with the related mortgage loan documents. In addition, to the extent the lender reasonably believes that certain SNO tenant occupancy conditions will not be fulfilled on or before the applicable estimated occupancy date, the borrower may be required to make additional deposits into the rent reserve in an amount equal to one month's base rent payable under the applicable SNO lease for each month of delay.

(6) The borrower is required to make monthly payments into a tax, TIF and insurance reserve to accumulate funds necessary to pay all taxes and TIF assessments prior to their respective due dates. Deposits into the reserve in respect of insurance premiums will be required only if the borrower has not provided the lender with satisfactory evidence of payment of insurance premiums within six months prior to the expiration of the related insurance policies.

(7) In the event that (x) any SNO tenant fails to fulfill its occupancy conditions or terminates its lease on or before the applicable occupancy deadline date and (y) the borrower has not entered a substitute lease, the borrower will be required to deposit into an SNO rollover reserve, within two business days, an amount equal to the allocated loan amount for such SNO tenant. Funds in the SNO rollover reserve will be applied solely to certain approved leasing expenses that may be incurred in connection with the re-leasing of the applicable tenant space. Provided that no event of default exists under the City Place Loan, any excess funds in the

     SNO rollover reserve at such time as the SNO tenant occupancy conditions have been satisfied (or, at such time as a substitute lease has been entered into with respect to the subject SNO lease, as the case may be) will be released to the borrower pursuant to the related mortgage loan documents.

(8) The borrower is required to make monthly payments into a commercial replacement reserve in the amount of $9,816.54, to fund ongoing repairs and replacements with respect to the retail portion of the City Place Property.

(9) The borrower is required to make monthly payments into a multifamily replacement reserve in an amount equal to $1,125, to fund ongoing repairs and replacements with respect to the multifamily portion of the City Place Property.

(10) Based on the August 28, 2006 rent roll.

          THE LOAN. The fourth largest loan in the issuing entity (the "City Place Loan") was originated on October 6, 2006. The City Place Loan is secured by a first priority mortgage encumbering the fee and leasehold interests in a retail, office and multifamily property (the "City Place Property") located in West Palm Beach, Florida. The City Place Loan matures on October 11, 2016.

          THE BORROWER. The borrower under the City Place Loan is CityPlace Retail, L.L.C., a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the City Place Property, and is controlled collectively by The Related Companies, L.P., The Related Group of Florida, J.W. O'Connor & Co. Incorporated and O'Connor Associates L.P.

          THE PROPERTY. The City Place Property consists of (i) a leasehold estate subject to a ground lease with the West Palm Beach Community Redevelopment Agency, (ii) certain fee-owned real property and (iii) two retail condominium units. The City Place Property is primarily used for retail and limited office and multifamily purposes and consists of approximately 756,471 square feet of net rentable area (including retail space, 54 lofts and 56 residential units). The City Place Property is located in West Palm Beach, Florida.

          PROPERTY MANAGEMENT. The retail portion of the City Place Property is managed by Related Urban Management Company, L.L.C., an affiliate of the borrower, pursuant to a management agreement. The residential component of the City Place Property is managed by TRG Management Company of Florida, an affiliate of the borrower, pursuant to a separate management agreement. Related Urban Management Company, L.L.C. manages one million square feet of commercial and retail space and is headquartered in New York, New York. TRG Management Company of Florida has managed more than 45,000 residential units since its inception and is headquartered in Miami, Florida. Under the terms of each management agreement, all fees payable to the related property manager are subordinate to the City Place Loan. The lender will have the right to terminate a property manager upon the occurrence of certain events, including (a) acceleration or maturity of the City Place Loan or (b) bankruptcy or insolvency of such property manager.

          PAYMENT TERMS; INTEREST RATE. The City Place Loan is an interest only loan for its entire term; provided, however, that if the debt service coverage ratio is less than 1.20x on any annual DSCR test date (as set forth under the related mortgage loan documents), the borrower will begin making monthly payments of principal and interest in an amount sufficient to pay interest when due and to amortize the City Place Loan over a 25-year period. The interest rate with respect to the City Place Loan is calculated on an Actual/360 Basis and is equal to 6.2700% per annum. The due date under the City Place Loan is the 11th day of each month or, if such day is not a business day, the immediately preceding business day.

          ESCROWS AND RESERVES. For reserves established for the City Place Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. Two separate lockboxes have been established with respect to the City Place Loan: one for the retail portion of the City Place Property and one for the multifamily portion of the City Place Property. Pursuant to the related mortgage loan documents, all revenues from the City Place Property are deposited directly by any commercial tenants and any residential tenants into the respective lockboxes under the control of lender. Amounts deposited into the lockbox accounts are released to borrower on a daily basis, unless an event of default has occurred.

          GROUND LEASE. All of the improvements (other than those consisting of condominium units) and virtually all of the land constituting the City Place Property are subject to a ground lease from West Palm Beach Community Redevelopment Agency. The ground lease expires on April 30, 2073. The following amounts will be payable as ground rent under the ground lease: (A) an annual scheduled payment due on January 1 of each year through and including January 1, 2017 and (B) a monthly payment which fluctuates in accordance with the terms of the ground lease. No ground rent payments will be due after January 1, 2017. The borrower has an option to purchase the portion of the City Place Property which is subject to the ground lease for a set price which declines throughout the term of the ground lease.

          PARTIAL RELEASE. The borrower has the right to obtain a release of a certain portion of the mortgaged real property upon the satisfaction of certain conditions, including without limitation: (i) no event of default exists and is continuing under the related mortgage loan documents, (ii) the related borrower simultaneously pays an allocated loan amount equal to $4,875,000, together with the applicable prepayment consideration (calculated in accordance with the related mortgage loan documents), (iii) the release parcel and the portion of the mortgaged real property being retained by the borrower are legally subdivided into separate tax lots, (iv) the release parcel is conveyed to an entity separate from the borrower and (v) the borrower pays all reasonable out-of-pocket costs of the lender in connection with the release.

                                  HGA PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $123,300,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $123,300,000
FIRST PAYMENT DATE:                  December 11, 2006
MORTGAGE INTEREST RATE:              5.0850% per annum
AMORTIZATION TERM:                   Interest only(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       November 11, 2016
MATURITY/ARD BALANCE:                $123,300,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.(2)
LOAN PER UNIT:                       $60,117(1)
UP-FRONT RESERVES:                   Engineering Reserve:            $461,188(3)
                                     Renovation Reserve:          $5,538,813 (4)
                                     Debt Service Reserve:            $2,750,275
                                     Liquidity Reserve:                 $521,731
ONGOING RESERVES:                    Tax and Insurance Reserve:              Yes
                                     Replacement Reserve:                 Yes(5)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Portfolio
PROPERTY TYPE:               Multifamily
PROPERTY SUB-TYPE:           Conventional
LOCATION:                    Various(6)
YEAR BUILT/RENOVATED:        Various(7)
UNITS:                       2,051
OCCUPANCY AT U/W(8):         90%
OWNERSHIP INTEREST:          Fee
PROPERTY MANAGEMENT:         Alliance Residential Management, L.L.C.

                             12/31/2005   VARIOUS(9)       U/W
                             ----------   ----------   ----------
NET OPERATING INCOME:        $8,610,196   $8,710,421   $9,327,689
NET CASH FLOW:                                         $9,122,589
DSCR:                                                       1.44x
APPRAISED VALUE:             $154,250,000
APPRAISAL DATE:              Various(10)
CUT-OFF DATE LTV RATIO(1):   79.9%
MATURITY/ARD LTV RATIO:      79.9%

(1)  Based on the March 2007 cut-off date principal balance.

(2) In addition, prior to the expiration of the defeasance lockout period, the borrower may prepay up to 25% of the HGA Portfolio Loan and obtain a partial release of one or more of the related mortgaged real properties, upon satisfaction of certain conditions set forth in the related mortgage loan documents.

(3) The engineering reserve was established at the closing of the HGA Portfolio Loan to fund immediate repairs.

(4) The renovation reserve was established at the closing of the HGA Portfolio Loan to fund certain scheduled renovations.

(5) Beginning in June 2008, the borrower is required to make monthly deposits of one-twelfth of an amount equal to $250 per unit into a replacement reserve to fund ongoing repairs and replacements.

(6) The HGA Portfolio Loan is secured by eleven multifamily properties located in Maryland and Texas.

(7)  The HGA Portfolio Properties were constructed between 1970 and 1990.

(8)  Based on the October 2006 rent rolls.

(9) Based on operating statements for periods ending between July 31, 2006 and August 31, 2006.

(10) All appraisals were completed between September 6, 2006 and November 6,
     2006.

          THE LOAN. The fifth largest loan was originated on November 9, 2006. The HGA Portfolio Loan is secured by first priority mortgages encumbering the fee interests in eleven properties (collectively, the "HGA Portfolio Properties") located in Gaithersburg, Maryland, Montgomery Village, Maryland, Alvin, Texas and Houston, Texas.

          THE BORROWER. The borrower under the HGA Portfolio Loan is Alliance HC III Limited Partnership, a limited partnership organized under the State of Delaware. The borrower is a special purpose entity, whose purpose is limited to owning and operating the HGA Portfolio Properties.

          THE HGA PORTFOLIO PROPERTIES. The HGA Portfolio Properties consist of the eleven multifamily residential properties set forth in the table below. The HGA Portfolio Properties were constructed between 1970 and 1990. As of October 2006, the HGA Portfolio Properties had an overall occupancy rate of 90%.

                                                             YEAR BUILT/           ALLOCATED LOAN      % OF HGA       ALLOCATED LOAN
       PROPERTY NAME                    LOCATION              RENOVATED    UNITS        AMOUNT      PORTFOLIO LOAN   AMOUNT PER UNIT
---------------------------   ----------------------------   -----------   -----   --------------   --------------   ---------------
Saybrooke                     Gaithersburg, Maryland         1990 / 2004    252     $ 37,300,000         30.3%           $148,016
The Verandahs                 Montgomery Village, Maryland   1989 / 2005    186     $ 24,000,000         19.5%           $129,032
The Gardens                   Houston, Texas                 1983 / 1999    246     $ 10,600,000          8.6%           $ 43,089
Sage Hollow                   Houston, Texas                 1980 / 2004    252     $ 10,000,000          8.1%           $ 39,683
Tangle Brook                  Houston, Texas                 1973 / 2004    127     $  9,300,000          7.5%           $ 73,228
Pine Forest Park              Houston, Texas                 1973 / 2001    200     $  7,500,000          6.1%           $ 37,500
Elm Creek                     Houston, Texas                 1982 / 2005    168     $  6,200,000          5.0%           $ 36,905
Steeplechase                  Alvin, Texas                   1970 / 2000    171     $  6,200,000          5.0%           $ 36,257
Trailwood Village             Houston, Texas                 1970 / 2004    177     $  4,800,000          3.9%           $ 27,119
Pineforest Place              Houston, Texas                 1973 / 2001    144     $  4,200,000          3.4%           $ 29,167
Coventry                      Houston, Texas                 1982 / 2000    128     $  3,200,000          2.6%           $ 25,000
                                                                                    ------------                         --------
TOTAL/WTD. AVG                                                                      $123,300,000                         $ 60,117

          PROPERTY MANAGEMENT. The HGA Portfolio Properties are managed by Alliance Residential Management, L.L.C. pursuant to a management agreement. Under the terms of the management agreement, Alliance Residential Management, L.L.C. receives an annual management fee of 2.75% of total revenue (as calculated in accordance with the terms of the management agreement) and incentive management fees, provided such fees are expressly subordinated to the HGA Portfolio Loan.

          The management of the HGA Portfolio Properties is required to be performed by either Alliance Residential Management, L.L.C. or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the HGA Portfolio Properties, provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates.

          PAYMENT TERMS; INTEREST RATE. The HGA Portfolio Loan is an interest only loan for its entire term. The interest rate with respect to the HGA Portfolio Loan is calculated on an Actual/360 basis and is equal to 5.0850% per annum. The due date under the HGA Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the HGA Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower and the manager under the HGA Portfolio Loan are required to deposit all rents into a lockbox account held for the benefit of the lender. The rents will be transferred once every business day into a centralized cash management account under the control of the lender (and its servicer) from which all required payments and deposits to reserves under the HGA Portfolio Loan will be made.

          PARTIAL RELEASE. The borrower may obtain a partial release of one or more of the mortgaged real properties in connection with a partial defeasance of the HGA Portfolio Loan upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) the borrower has delivered to the lender defeasance collateral in an amount (the "Adjusted Release Amount") at least equal to 115% (or, in the case of the property known as Coventry, 100%) of the allocated loan amount for such release property, provided that if the undefeased portion of the HGA Portfolio Loan at the time of the defeasance request is less than the Adjusted Release Amount, then the borrower must deliver defeasance collateral in amount equal to such undefeased portion; (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged real properties is equal to or greater than the greater of (a) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months prior to closing of the HGA Portfolio Loan and (b) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months immediately preceding such partial release; (iii) after giving effect to such release, the loan-to-value ratio for the remaining mortgaged real properties is equal to or less than the lesser of (a) the loan-to-value ratio with respect to the mortgaged real properties immediately preceding the closing of the HGA Portfolio Loan and (b) the loan-to-value ratio with respect to the mortgaged real properties immediately preceding such release; (iv) the release property is conveyed to an entity separate from the borrower; and (v) the lender has prior written confirmation from the applicable rating agencies that the defeasance event will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates.

          In addition, prior to the expiration of the defeasance lockout period only, the borrower may obtain a partial release of one or more of the mortgaged real properties in connection with a partial prepayment of up to 25% of the HGA Portfolio Loan, upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) the borrower has paid to the lender a release price equal to 115% (or, in the case of the property known as Coventry, 100%) of the allocated loan amount for such release property, together with the applicable yield maintenance premium for such prepayment (which yield maintenance premium generally equals an amount sufficient to purchase U.S. government obligations that replicate the payments due on all successive payment dates); (ii) after giving effect to such release, the debt service coverage ratio for the remaining mortgaged real properties is equal to or greater than the greater of (a) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months prior to closing of the HGA Portfolio Loan and (b) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months immediately preceding such partial release; (iii) after giving effect to such release, the loan-to-value ratio for the remaining mortgaged real properties is equal to or less than the lesser of (a) the loan-to-value ratio with respect to the mortgaged real properties immediately preceding the closing of the HGA Portfolio Loan and (b) the loan-to-value ratio with respect to the mortgaged real properties immediately preceding such release; and (iv) the release property is conveyed to an entity separate from the borrower. See also "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          SUBSTITUTION. The borrower has the right to obtain the release of one or more of the mortgaged real properties by substituting for such property another multifamily property of like kind and quality upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) no event of default exists and is continuing under the related mortgage loan documents, (ii) after giving effect to such substitution, the debt service coverage ratio for the remaining mortgaged real properties (for the twelve-month period immediately preceding the substitution) is not less than
(a) the debt service coverage ratio with respect to the mortgaged real properties as of the closing date for the HGA Portfolio Loan and (b) the debt service coverage ratio with respect to the mortgaged real properties immediately preceding such substitution (provided that clause (a) will not apply if the borrower seeks to substitute of any of the three individual properties then having the lowest debt service coverage ratios (calculated on an individual basis) and the number of remaining mortgaged real properties is at least four);
(iii) the net operating income and the debt service coverage ratio (for the twelve-month period immediately preceding such substitution) for the substitute property is equal to or greater than 105% of the net operating income and debt service coverage ratio, respectively, for the substituted property; (iv) the fair market value of the substitute property is not less than 105% of the greater of (a) the fair market value of the substituted property as of the closing date for the HGA Portfolio Loan and (b) the fair market value of the substituted property immediately prior to such substitution (provided that clause (a) will not apply if the borrower seeks to substitute of any of the three individual properties then having the lowest fair market value (calculated on an individual basis) and the number of remaining mortgaged real properties is at least four); and (v) the lender has received prior written confirmation from the applicable rating agencies that such substitution will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates. The borrower's right to make such substitutions without the prior written consent of the lender will terminate after the substitution, in the aggregate, of 35% of the HGA Portfolio Loan (based on allocated loan amount). See also "Description of the Underlying Mortgage Loans--Substitutions" in this prospectus supplement.

                                  KOGER CENTER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $115,500,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $115,500,000
FIRST PAYMENT DATE:                  March 1, 2007
MORTGAGE INTEREST RATE:              6.0300% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       February 1, 2017
MATURITY/ARD BALANCE:                $115,500,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     one month prior to the Maturity Date.
LOAN PER SF:                         $136(1)
UP-FRONT RESERVES:                   Engineering Reserve:               $323,896 (2)
                                     Replacement Reserve:               $630,000 (3)
                                     Tenant Improvements and
                                     Leasing Commissions Reserve:           $450,000
                                     EDS Tenant Improvements
                                     and Leasing Commissions
                                     Reserve:                          $2,100,000(4)
                                     Rent Concession Reserve:          $1,002,486(5)
ONGOING RESERVES:                    Tax Reserve:                                Yes
                                     Insurance Reserve:                       Yes(6)
                                     Replacement Reserve:                     Yes(7)
                                     Tenant Improvements and Leasing
                                     Commissions Reserve:                     Yes(8)
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            Tallahassee, Florida
YEAR BUILT/RENOVATED:                Various(9)
SQUARE FEET:                         849,765
OCCUPANCY AT U/W(10):                95%
OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)           NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------         -------   ---------------   ----------------
State of Florida        575,640        67.7%         10/31/2019(11)
EDS                      73,734         8.7%           4/30/2013
BearingPoint             45,549         5.4%           5/13/2007

PROPERTY MANAGEMENT:                 Hall Investments, Ltd.

                                            ANNUALIZED FROM
                                           TRAILING 6 MONTHS
                                                 ENDING
                           12/31/2005         06/30/2006           U/W
                        ----------------   -----------------   -----------
NET OPERATING INCOME:   $(2,554,044)(12)   $(2,770,294)(12)    $10,267,978
NET CASH FLOW:                                                 $9,674,684
DSCR:                                                          1.37x
APPRAISED VALUE:                     $145,000,000
APPRAISAL DATE:                      January 1, 2007
CUT-OFF DATE LTV RATIO(1):           79.7%
MATURITY/ARD LTV RATIO:              79.7%

(1)  Based on the March 2007 cut-off date principal balance.

(2) The engineering reserve was established at closing to fund immediate repairs.

(3) The replacement reserve was established at closing to fund ongoing repairs and replacements.

(4) The EDS TI/LC reserve was established at closing to be used for tenant improvements and leasing commissions relating to the EDS lease and to relocate certain tenants.

(5) The rent concession reserve was established at closing to fund certain monthly rental payments relating to the EDS lease and/or the State of Florida Department of Management Services lease during free rent periods. The amounts in this reserve will be released to the borrower each month as the free rent periods expire.

(6) The borrower is required to make monthly payments into an insurance reserve to accumulate funds necessary to pay insurance premiums prior to the expiration of the related policies; provided, however, that if no event of default then exists, the borrower has deposited 25% of the amount of the annual insurance premiums into the insurance reserve and the borrower provides evidence that all insurance coverage is maintained at least 60 days prior to policy expiration, the borrower will not be required to make such monthly payments into the insurance reserve.

(7) The borrower is required to deposit $31,158.05 per month into a replacement reserve to fund ongoing repairs and replacements. Provided no event of default then exists, the borrower will not be required to make payments into the replacement reserve if the balance of such reserve (inclusive of the initial upfront reserve funded at closing) equals or exceeds $630,000.

(8) The borrower is required to deposit into the general TI/LC reserve $18,286.32 per month beginning with the first payment date through the 84th payment date and $70,833.33 per month beginning with the 85th payment date through the 119th payment date, to fund certain tenant improvements and leasing costs relating to leases. Provided no event of default then exists, the borrower will not be required to make payments into the general TI/LC reserve during the period beginning with the first payment date through the 84th payment date if the balance of such reserve (inclusive of the initial upfront reserve funded at closing) equals or exceeds $450,000.

(9)  The Koger Center Loan Properties were constructed between 1972 and 1992.

(10) Based on the January 10, 2007 rent roll and includes certain tenants that were not yet in occupancy as of such date.

(11) The State of Florida's obligation to pay rent under its lease is subject to the legislature appropriating funds sufficient to pay such rent payments. In the event an annual appropriation is not made, the State of Florida may defer payment of rent.

(12) Historical NOI reflects free rent periods under the State of Florida lease.

          THE LOAN. The sixth largest loan in the issuing entity (the "Koger Center Loan") was originated on January 24, 2007. The Koger Center Loan is secured by a first priority mortgage encumbering an office complex (the "Koger Center Property") in Tallahassee, Florida.

          THE BORROWER. The borrower under the Koger Center Loan is DRA CRT Tallahassee Center LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a single purpose entity, whose business is limited to owning and operating the Koger Center Property.

          THE PROPERTY. The Koger Center Property is an office complex called the Koger Executive Center located in Tallahassee, Florida. The Koger Center Property consists of approximately 849,765 square feet, is situated on approximately 61.048 acres and includes over 3,850 parking spaces. As of January 10, 2007, the overall occupancy of the Koger Center Property was 95%.

          PROPERTY MANAGEMENT. The Koger Center Property is managed by Hall Investments Ltd. ("Hall Investments"). The management agreement generally provides for a management fee of 2.0% of revenues per annum which is subordinated to the Koger Center Loan. The borrower is not permitted to replace the property manager without the consent of the lender and, if requested by the lender, prior written confirmation from the applicable rating agencies that such substitute property manager does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates. The lender under the Koger Center Loan has the right to require termination of the management agreement and replacement of the property manager with a property manager acceptable to the lender following the occurrence of (i) an event of default under the Koger Center Loan, (ii) a default under the property management agreement, (iii) insolvency of the property manager or (iv) lender's determination that the Koger Center Property is not being properly managed in accordance with management practices customarily employed for properties similar to the Koger Center Property.

          PAYMENT TERMS; INTEREST RATE. The Koger Center Loan an interest only loan for its entire term. The interest rate with respect to the Koger Center Loan is calculated on an Actual/360 Basis and is equal to 6.0300% per annum. The due date under the Koger Center Loan is the 1st day of each month.

          ESCROWS AND RESERVES. For reserves established for the Koger Center Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower shall deposit or cause the property manager to deposit all rents from the Koger Center Property into a deposit account. Unless and until a Trigger Event (as defined below) occurs, the borrower is able to access funds in the deposit account. Upon the occurrence of a Trigger Event, the borrower shall cause the State of Florida tenant only to deposit all rents directly into an account under the sole control of the lender, and the borrower shall no longer have access to funds related to the State of Florida lease. The borrower will, however, still have access to rent payments made by the other tenants (other than the State of Florida rent payments) upon a Trigger Event. "Trigger Event" means the occurrence of an Event of Default under the Koger Center Loan.

                                 TRIDENT CENTER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $101,850,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $101,850,000
FIRST PAYMENT DATE:                  March 11, 2007
MORTGAGE INTEREST RATE:              5.2993% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       February 11, 2017
MATURITY/ARD BALANCE:                $101,850,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/yield maintenance until the date
                                     that is six months prior to the Maturity
                                     Date.(2)
LOAN PER SF:                         $278(1)
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(3)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Permitted(4)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Suburban
LOCATION:                            Los Angeles, California
YEAR BUILT/RENOVATED:                1983 / 2006
SQUARE FEET:                         366,123
OCCUPANCY AT U/W(5):                 100%
OWNERSHIP INTEREST:                  Fee

                                                  % OF TOTAL
MAJOR TENANT(S)                         NRSF         NRSF      LEASE EXPIRATION
---------------                      ----------   ----------   ----------------
Manatt, Phelps & Phillips, LLP(6)      217,995       59.5%          4/1/2021
Mitchell, Silberberg & Knupp LLP       133,361       36.4%          4/1/2019
Trident Fitness Center                   4,631        1.3%         12/1/2018

PROPERTY MANAGEMENT:                 McCarthy Cook & Co.

                             12/31/2004   12/31/2005   11/30/2006       U/W
                             ----------   ----------   ----------   ----------
NET OPERATING INCOME:        $8,065,736   $8,427,497   $8,334,571   $7,500,348
NET CASH FLOW:                                                      $7,037,348
DSCR:                                                               1.29x
APPRAISED VALUE:                        $150,000,000
APPRAISAL DATE:                         November 16, 2006
CUT-OFF DATE LTV RATIO(1):              67.9%
MATURITY/ARD LTV RATIO:                 67.9%

(1)  Based on the March 2007 cut-off date principal balance.

(2)  The borrower may obtain the release of the Trident Center Property either
     (i) at any time after the first anniversary of the origination date of the Trident Center Loan, upon prepayment in full of the Trident Center Loan and payment of a yield maintenance charge (provided that such yield maintenance charge will not be required as of the date which is six months prior to the Maturity Date) or (ii) on or after the expiration of the related defeasance lockout period, upon the defeasance of the Trident Center Loan.

(3) The borrower will not be required to fund the tax and insurance reserve unless an event of default has occurred and is continuing under the related mortgage loan documents.

(4) The direct holders of the membership interests in the borrower are permitted to incur mezzanine indebtedness secured by such membership interests, upon satisfaction of certain conditions set forth under the related mortgage loan documents.

(5)  Based on the December 18, 2006 rent roll.

(6) Manatt, Phelps & Phillips, LLP subleases 71,911 square feet from Security First Life. Manatt, Phelps & Phillips, LLP has agreed to renew the subject space upon expiration of the lease.

          THE LOAN. The seventh largest loan in the issuing entity (the "Trident Center Loan") was originated on January 30, 2007. The Trident Center Loan is secured by a first priority mortgage encumbering two adjoining 10-story office buildings (collectively, the "Trident Center Property") in Los Angeles, California.

          THE BORROWER. The borrower under the Trident Center Loan is MCC/I&G Trident Center Property Owner, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity whose business is limited to owning and operating the Trident Center Property. The sponsors are JP Morgan Investment Management, Inc. funds (specifically, JPM I&G Domestic REIT, Inc., JPM I&G Direct JV 8, LLC and I&G Cayman Sub Corp JV 8, Inc.) and McCarthy Cook Ventures IV, LLC.

          THE PROPERTY. The Trident Center Property consists of two adjoining 10-story office buildings located in Los Angeles, California. The Trident Center Property includes approximately 366,123 square feet of office space and 1,415 parking spaces. As of December 18, 2006, the overall occupancy of the Trident Center Property was 100%. The Trident

Center Property is primarily used for office purposes. The two major tenants are law firms, Manatt, Phelps & Phillips, LLP and Mitchell Silberberg & Knupp LLP.

          PROPERTY MANAGEMENT. The Trident Center Property is managed by McCarthy Cook & Co., a Delaware corporation. The management agreement generally provides for a management fee of 3% of gross revenues actually collected during the previous month, which fee is subordinated to the Trident Center Loan. The management of the Trident Center Property will be performed by either McCarthy Cook & Co. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Trident Center Property, provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates. The lender under the Trident Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Trident Center Loan. McCarthy Cook & Co. manages commercial and residential real estate properties for its clients in the western United States, with particular emphasis on the major markets of California. McCarthy Cook & Co. is headquartered in Los Angeles, California.

          PAYMENT TERMS; INTEREST RATE. The Trident Center Loan is an interest only loan for its entire term. The interest rate with respect to the Trident Center Loan is calculated on an Actual/360 Basis and is equal to 5.2993% per annum. The due date under the Trident Center Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. No upfront reserves were established at the closing for the Trident Center Loan.

          CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all rent and other income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. Until the occurrence of an event of default under the mortgage loan documents, the rents will be transferred once every business day to the borrower's operating account. After the occurrence and during the continuance of an event of default, the rents will be transferred once every business day to an account maintained by the lender, for application in the order and priority as lender determines in its sole discretion. The borrower under the Trident Center Loan must cause the tenants of the Trident Center Property to deposit all rents directly into a lockbox account under the control of the lender.

          OTHER FINANCING. The direct holders of the membership interests in borrower are permitted to incur mezzanine indebtedness secured by such membership interests, upon satisfaction of certain conditions set forth under the related mortgage loan documents, including without limitation: (i) no event of default is continuing under the mortgage loan documents, (ii) the aggregate loan-to-value ratio of the Trident Center Loan and the mezzanine loan does not exceed 75%, (iii) the aggregate debt service coverage ratio of the Trident Center Loan and the mezzanine loan is equal to or greater than 1.10x, (iv) the mezzanine lender has executed and delivered an intercreditor agreement acceptable to the mortgage lender and (v) the mortgage lender has received prior written confirmation from the applicable rating agencies that such substitute mezzanine loan will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates.

                                WELLS FARGO PLACE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $90,000,000
FIRST PAYMENT DATE:                  December 1, 2006
MORTGAGE INTEREST RATE:              5.8000% per annum
AMORTIZATION TERM:                   Interest only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       November 1, 2016
MATURITY/ARD BALANCE:                $90,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.
LOAN PER SF:                         $136(1)
UP-FRONT RESERVES:                   Atrium Tenant Improvements and
                                     Leasing Commissions Reserve:      $2,500,000(2)
                                     Tenant Concession Reserve:        $1,379,802(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:                  Yes
                                     Replacement Reserve:                     Yes(4)
                                     General Tenant Improvements and
                                     Leasing Commissions Reserve:             Yes(5)
                                     IRS Tenant Improvements and
                                     Leasing Commissions Reserve:             Yes(6)
                                     Tenant Rollover Reserve:                 Yes(7)
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            St. Paul, Minnesota
YEAR BUILT:                          1987
SQUARE FEET:                         659,894
OCCUPANCY AT U/W(8):                 84%
OWNERSHIP INTEREST:                  Fee

                                                  % OF TOTAL
MAJOR TENANT(S)                        NRSF          NRSF      LEASE EXPIRATION
---------------                      ----------   ----------   ----------------
GSA                                    114,904       17.4%        Various(9)
MNSCU                                  103,126       15.6%        7/31/2015
Wells Fargo Bank                        54,666        8.3%        6/30/2016

PROPERTY MANAGEMENT:                 Unilev Management Corp.

                                                     2006
                                                  ANNUALIZED
                                                  01/01/2006-
                                     12/31/2005   07/31/2006        U/W
                                     ----------   -----------   ----------
NET OPERATING INCOME:                $4,623,779   $6,755,412    $8,912,766
NET CASH FLOW:                                                  $8,010,310
DSCR:                                                           1.51x
APPRAISED VALUE(10):                 $112,300,000
APPRAISAL DATE:                      December 20, 2006
CUT-OFF DATE LTV RATIO(1):           80.1%
MATURITY/ARD LTV RATIO:              80.1%

(1)  Based on the March 2007 cut-off date principal balance.

(2) The Atrium TI/LC reserve was established at closing to be used only for currently vacant space in the Atrium.

(3) The tenant concession reserve is to be used to reimburse borrower for any free rent periods or tenant improvement allowances provided for in any leases as of the closing date as approved by lender.

(4) The borrower is required to deposit $8,249 per month into a replacement reserve to fund ongoing repairs and replacements.

(5) The borrower is required to deposit $36,847 per month into a general TI/LC reserve to fund certain tenant improvements and leasing costs relating to leases (other than the Atrium lease and the IRS lease). Provided no event of default then exists, the borrower will not be required to make payments into the general TI/LC reserve if the balance of such reserve equals or exceeds $1,253,095 (not including the Atrium TI/LC reserve deposit).

(6) Upon the date the IRS tenant fails to timely exercise its option to renew its lease, and so long as no event of default has occurred, any excess cash, after payment of certain other reserve amounts, debt service payments and operating expenses, is deposited into the IRS TI/LC reserve to fund costs relating to re-leasing the IRS space.

(7) In the event the Minnesota State Colleges and Universities ("MNSCU") fails to exercise its option to renew the MNSCU lease on or before July 31, 2014, the borrower is required to deliver to lender, within thirty (30) days after such failure to renew, an irrevocable letter of credit in an amount equal to $3,000,000. The borrower's failure to deliver such letter of credit is an event of default under the loan.

(8)  Based on the September 1, 2006 rent roll.

(9) The U.S. Government (GSA) leases a total of 114,904 square feet consisting of three separate leases (the IRS, ATF and Federal Crop Insurance Relocation Agency leases). 6,667 square feet expires on December 31, 2007; 69,841 square feet expires on February 28, 2015 and 38,396 square feet expires on September 30, 2015.

(10) Stabilized value as of January 1, 2008 is $124,000,000. Based on the stabilized value, the cut-off date loan-to-value ratio and maturity loan-to-value ratio are 72.6%.

          THE LOAN. The eighth largest loan in the issuing entity (the "Wells Fargo Place Loan") was originated on October 26, 2006. The Wells Fargo Place Loan is secured by a first priority mortgage encumbering an office building (the "Wells Fargo Place Property") in St. Paul, Minnesota.

          THE BORROWER. The borrowers under the Wells Fargo Place Loan are St. Paul Tower, L.P., WF Tower Holdings, LP, Overland W.F.P.-1, L.P. and Overland W.F.P.-2, L.P., jointly and severally, as tenants-in-common. Each borrower is a limited partnership formed under the laws of the State of Minnesota. Each borrower is a special purpose entity, whose business is limited to owning and operating the Wells Fargo Place Property.

          THE PROPERTY. The Wells Fargo Place Property is an office building located in St. Paul, Minnesota. The Wells Fargo Place Property consists of approximately 659,894 square feet, is situated on approximately 2.53 acres and includes 89,305 square feet of underground parking. As of September 1, 2006, the overall occupancy of the Wells Fargo Place Property was 84%.

          PROPERTY MANAGEMENT. The Wells Fargo Place Property is managed by Unilev Management Corp. ("Unilev"). The management agreement generally provides for a management fee of 3.50% of revenues per annum which is subordinated to the Wells Fargo Place Loan. The borrower is not permitted to replace the property manager without the consent of the lender and, if requested by the lender, prior written confirmation from the applicable rating agencies that such substitute property manager does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates. The lender under the Wells Fargo Place Loan has the right to require termination of the management agreement and replacement of the property manager with a property manager acceptable to the lender following the occurrence of (i) an event of default under the Wells Fargo Place Loan, (ii) a default under the property management agreement, (iii) insolvency of the property manager or (iv) lender's determination that the Wells Fargo Place Property is not being properly managed in accordance with management practices customarily employed for properties similar to the Wells Fargo Place Property.

          PAYMENT TERMS; INTEREST RATE. The Wells Fargo Place Loan is an interest only loan for its entire term. The interest rate with respect to the Wells Fargo Place Loan is calculated on an Actual/360 Basis and is equal to 5.8000% per annum. The due date under the Wells Fargo Place Loan is the 1st day of each month.

          ESCROWS AND RESERVES. For reserves established for the Wells Fargo Place Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower shall deposit or cause the property manager to deposit all rents from the Wells Fargo Place Property into a deposit account. Unless and until a Trigger Event (as defined below) occurs, the borrower is able to access funds in the deposit account. Upon the occurrence of a Trigger Event, the borrower shall cause the tenants to deposit all rents directly into the deposit account and the borrower shall no longer have access to funds in such account. "Trigger Event" means either (a) the date the IRS tenant fails to timely exercise its option to renew its lease or (b) the occurrence of an event of default under the Wells Fargo Place Loan.

                       EL AD FLORIDA MULTIFAMILY PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $79,200,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $79,200,000
FIRST PAYMENT DATE:           February 11, 2007
MORTGAGE INTEREST RATE:       5.6500% per annum
AMORTIZATION TERM:            Interest only
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                January 11, 2017
MATURITY/ARD BALANCE:         $79,200,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is three
                              months prior to the Maturity Date.
LOAN PER UNIT:                $178,781(1)
UP-FRONT RESERVES:            Engineering Reserve:         $250,910(2)
                              Environmental Reserve:           $303(3)
                              Interest Reserve:            $275,000(4)
                              Common Charge Reserve:       $106,000(5)
ONGOING RESERVES:             Tax and Insurance Reserve:           Yes
                              Replacement Reserve:              Yes(6)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Portfolio
PROPERTY TYPE:               Multifamily
PROPERTY SUB-TYPE:           Conventional
LOCATION:                    Various(7)
YEAR BUILT/RENOVATED:        Various(8)
UNITS:                       443
OCCUPANCY AT U/W(9):         94%
OWNERSHIP INTEREST:          Fee
PROPERTY MANAGEMENT:         Altman Management Company
                                                                          U/W
                                                                          ---
NET OPERATING INCOME:                                                 $5,539,816
NET CASH FLOW:                                                        $5,451,216
DSCR:                                                                 1.20x
APPRAISED VALUE:             $110,000,000
APPRAISAL DATE:              Various(10)
CUT-OFF DATE LTV RATIO(1):   72.0%
MATURITY/ARD LTV RATIO:      72.0%

(1)  Based on the March 2007 cut-off date principal balance.

(2) At the closing of the El Ad Florida Multifamily Portfolio Loan, the borrowers were required to deposit $250,910 into an engineering reserve to fund immediate repairs.

(3) At the closing of the El Ad Florida Multifamily Portfolio Loan, the borrowers were required to deposit $302.50 into an environmental reserve to fund immediate repairs.

(4) At the closing of the El Ad Florida Multifamily Portfolio Loan, the borrowers were required to deposit $275,000 into an interest reserve to fund any future shortfall interest.

(5) At the closing of the El Ad Florida Multifamily Portfolio Loan, the borrowers were required to deposit $106,000 into a common charge reserve to fund any future common charge shortfall.

(6) The borrowers are required to deposit $9,229.17 per month into a replacement reserve to fund ongoing repairs and replacements.

(7) The El Ad Florida Multifamily Portfolio Loan is secured by two multifamily properties located in Weston, Florida and Boca Raton, Florida.

(8) The El Ad Florida Multifamily Portfolio Properties were constructed between 2000 and 2002.

(9)  Based on rent rolls dated December 12, 2006 and December 19, 2006.

(10) All appraisals were completed between October 17, 2006 and October 19,
     2006.

          THE LOAN. The ninth largest loan in the issuing entity (the "El Ad Florida Multifamily Portfolio Loan") was originated on January 3, 2007. The El Ad Florida Multifamily Portfolio Loan is secured by a first priority mortgage encumbering a multifamily condominium (the "San Michele Phase II Property") in Weston, Florida and a multifamily rental building (the "Camino Real Property" and together with the San Michele Phase II Property, the "El Ad Florida Multifamily Portfolio Properties") in Boca Raton, Florida.

          THE BORROWERS. The borrowers under the El Ad Florida Multifamily Portfolio Loan are El Ad San Michele II LLC and El Ad Camino Real LLC. The borrowers are limited liability companies organized under the laws of the State of Delaware. Each borrowers is a special purpose entity, whose business is limited to owning and operating the El Ad Florida Multifamily Portfolio Properties. The sponsor, El Ad Group Florida LLC, owns and manages various properties in various states throughout the United States.

          THE PROPERTY. The El Ad Florida Multifamily Portfolio Properties consist of the San Michele Phase II Property and the Camino Real Property. The San Michele Phase II Property consists of one multifamily apartment building with 208 units located in Weston, Florida. The Camino Real Property consists of one multifamily apartment building with 235 units located in Boca Raton, Florida. Each of the El Ad Florida Multifamily Portfolio Properties is primarily used for multifamily purposes.

          PROPERTY MANAGEMENT. Each of the El Ad Florida Multifamily Portfolio Properties is managed by Altman Management Company. The management agreement generally provides for a management fee of 3.0% of revenues per annum which is subordinated to the El Ad Florida Multifamily Portfolio Loan. The lender under the El Ad Florida Multifamily Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the El Ad Florida Multifamily Portfolio Loan. Altman Management Company manages residential properties and is headquartered in Michigan.

          PAYMENT TERMS; INTEREST RATE. The El Ad Florida Multifamily Portfolio Loan is an interest only loan for its entire term. The interest rate with respect to the El Ad Florida Multifamily Portfolio Loan is calculated on a Actual/360 Basis and is equal to 5.6500% per annum. The due date under the El Ad Florida Multifamily Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          LETTERS OF CREDIT. Pursuant to the related mortgage loan documents, the borrowers posted two letters of credit in the aggregate amount of $13,000,000 as additional security for the El Ad Florida Multifamily Portfolio Loan. Upon the occurrence and during the continuation of an event of default under the El Ad Florida Multifamily Portfolio Loan, the lender may draw upon the letters of credit and apply any such amounts towards the payment of the El Ad Florida Multifamily Portfolio Loan. The borrowers may reduce the aggregate amount of the letters of credit on a quarterly basis, so long as the debt service coverage ratio of the El Ad Florida Multifamily Portfolio Loan (when the aggregate amount of the letters of credit are credited against the El Ad Florida Multifamily Portfolio Loan) is no less than 1.20x on an interest only basis, as calculated within 30 days' of the end of each calendar quarter in accordance with the related mortgage loan documents. For the purposes of determining the debt service coverage ratio of the El Ad Florida Multifamily Portfolio Loan, gross income from operations will be calculated on a trailing three-month basis and operating expenses will be calculated on a trailing twelve-month basis.

          ESCROWS AND RESERVES. For reserves established for the El Ad Florida Multifamily Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrowers or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the El Ad Florida Multifamily Portfolio Loan will be made. Unless and until an event of default occurs under the El Ad Florida Multifamily Portfolio Loan, the borrowers will have access to the remaining funds after all such required payments are made.

                            717 NORTH HARWOOD STREET

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:   $64,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $64,000,000
FIRST PAYMENT DATE:           August 11, 2006
MORTGAGE INTEREST RATE:       6.315578125% per annum
AMORTIZATION TERM:            Interest only
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                July 11, 2011
MATURITY/ARD BALANCE:         $64,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is three
                              months prior to the Maturity Date.
LOAN PER SF:                  $77(1)
UP-FRONT RESERVES:            Engineering Reserve:         $281,054(2)
                              Rent Abatement Reserve:        90,008(3)
ONGOING RESERVES:             Tax and Insurance Reserve:           Yes
                              Replacement Reserve:              Yes(4)
                              Rollover Reserve:                 Yes(5)
                              Refurbishment Reserve:            Yes(6)
LOCKBOX:                      Hard
SUBORDINATE FINANCING:        Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Central Business District
LOCATION:                     Dallas, Texas
YEAR BUILT/RENOVATED:         1980 / 2005
SQUARE FEET:                  828,314
OCCUPANCY AT U/W(8):          86%
OWNERSHIP INTEREST:           Fee
                                 % OF TOTAL
MAJOR TENANTS            NRSF        NRSF     LEASE EXPIRATION
-------------            ----    ----------   ----------------
KPMG                   219,055      26.4%         6/30/2015
JP Morgan Chase Bank    93,663      11.3%         3/31/2009
Odyssey Healthcare      70,000       8.5%         7/31/2013
PROPERTY MANAGEMENT:          Younan Investment Properties, L.P.

                        12/31/2004   12/31/2005   10/31/2006       U/W
                        ----------   ----------   ----------   ----------
NET OPERATING INCOME:   $6,032,631   $6,080,901   $5,951,556   $6,019,756
NET CASH FLOW:                                                 $5,365,255
DSCR:                                                                1.31x
APPRAISED VALUE:              $80,000,000
APPRAISAL DATE:               June 1, 2006
CUT-OFF DATE LTV RATIO(1):    80.0%
MATURITY/ARD LTV RATIO:       80.0%

(1)  Based on the March 2007 cut-off date principal balance.

(2) At the closing of 717 North Harwood Street Loan, the borrower was required to deposit the amount of $281,054 into an engineering reserve to fund immediate repairs.

(3) At the closing of 717 North Harwood Street Loan, the borrower was required to deposit the amount of $90,008.33 into a reserve in connection with the space at the 717 North Harwood Street Property leased to Lockton Companies, Inc. ("Lockton"). Upon evidence that Lockton has paid full unabated rent for two consecutive calendar months, the reserve shall be released to the borrower.

(4) The borrower is required to deposit $10,346.33 per month into a replacement reserve to fund ongoing repairs and replacements up to a cap of $372,466.80.

(5) The borrower is required to deposit $62,500 per month into a rollover reserve to fund ongoing tenant improvement and leasing commissions, up to a cap of $2,000,000.

(6) The borrower is required to deposit $8,486.25 per month into a refurbishment reserve through and including the payment date occurring in November 2007 in connection with refurbishment of the space at the 717 North Harwood Street Property leased to Lockton.

(7) The equity owner of the borrower has incurred mezzanine indebtedness in an amount of $3,500,000, secured by the ownership interests of the borrower at an interest rate of 8.9080% per annum.

(8)  Based on the November 30, 2006 rent roll.

          THE LOAN. The tenth largest loan in the issuing entity (the "717 North Harwood Street Loan") was originated on June 30, 2006. The 717 North Harwood Street Loan is secured by a first priority mortgage encumbering an office property (the "717 North Harwood Street Property") located in Dallas, Texas.

          THE BORROWER. The borrower under the 717 North Harwood Street Loan is YP KPMG Centre Owner, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 717 North Harwood Street Property. The sponsor, Zaya Younan, owns and manages 25 properties in four states throughout the United States.

          THE PROPERTY. The 717 North Harwood Street Property is located in Dallas, Texas. The 717 North Harwood Street Property consists of approximately 828,314 square feet, is situated on approximately one acre and includes 768 parking spaces. As of November 30, 2006, the overall occupancy of the 717 North Harwood Street Property was 86.0%.

          The 717 North Harwood Street Property is primarily used for office purposes. KPMG is the largest tenant and occupies 219,055 square feet (26.4% of net rentable area) at a rental rate of $14.50 per square foot, on a 13-year lease that runs until June 2015. KPMG is one of the world's premier accounting firms. KPMG is a global network of professional firms providing audit, tax and advisory services. KPMG operates in 148 countries and has over 113,000 client service professionals.

          JP Morgan Chase Bank (NYSE: JPM, rated "A+" by S&P) is the second largest tenant and occupies 93,663 square feet (11.3% of net rentable area) at a rental rate of $12 per square foot, on a 12-year lease that runs until March 2009. JPMorgan Chase & Co., is a leading global financial services firm with assets of $1.4 trillion and operations in more than 50 countries. The firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset and wealth management, and private equity.

          PROPERTY MANAGEMENT. The 717 North Harwood Street Property is managed by Younan Investment Properties, L.P. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the 717 North Harwood Street Loan. The management of the 717 North Harwood Street Property will be performed by either the Younan Investment Properties, L.P. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 717 North Harwood Street Property; provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2007-C1 certificates. The lender under the 717 North Harwood Street Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 717 North Harwood Street Loan. Younan Investment Properties, L.P. manages 25 office properties and is headquartered in Los Angeles, California, with a regional office in Dallas, Texas.

          PAYMENT TERMS; INTEREST RATE. The 717 North Harwood Street Loan is an interest only loan for its entire term. The interest rate with respect to the 717 North Harwood Street Loan is calculated on an Actual/360 Basis and is equal to 6.315578125% per annum. The due date under the 717 North Harwood Street Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the 717 North Harwood Street Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. Prior to the commencement of a Sweep Period (as defined below), all monies in the lockbox account will be transferred on a daily basis to the borrower's operating account in accordance with the related loan documents. On or after the commencement and during the continuance of a Sweep Period (as defined below), all monies in the lockbox account will be transferred to the lender to pay any amounts due and owing under the mortgage loan documents (including monthly debt service payments and required deposits into reserves), and the borrower will have access to the remaining funds after all such required payments have been made. A "Sweep Period" means the period from and after the earlier to occur of: (A) the occurrence and continuation of an event of default under the 717 North Harwood Street Loan and (B) the date on which the debt service coverage ratio is less than 1.10x at the end of any calendar quarter, until such time as the debt service coverage ratio is equal to or greater than 1.15x for two consecutive quarters (based on a trailing 12 month basis) (a "Debt Service Coverage Reversing Event"); provided that a Debt Service Coverage Reversing Event may not occur more than one time during the term of the 717 North Harwood Street Loan.

          OTHER FINANCING. YP KPMG Centre Mezz Borrower, LLC, the sole member of the borrower, has incurred mezzanine indebtedness in the amount of $3,500,000 at an interest rate of 8.9080% per annum. The mezzanine loan is secured by a pledge by YP KPMG Centre Mezz Borrower, LLC of all of its membership interests in the borrower.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

          On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse (except as set forth in the mortgage loan purchase agreement to which it is a party), to the transferee.

          In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2007-C1 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

          -    either--

               1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

               2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

          - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a true and correct copy of the instrument submitted for recording), with evidence of recording on the document or certified by the applicable recording office;

          - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a true and correct copy of the instrument submitted for recording), with evidence of recording on the document or certified by the applicable recording office;

          - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

          - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

          - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

          - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

          - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company;

          - copies of letters of credit, if any, and amendments thereto which entitle the issuing entity to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer; and

          - in those cases where applicable, the original or a copy of the related ground lease.

          The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in issuing entity for the benefit of the series 2007-C1 certificateholders under the terms of the series 2007-C1 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

          If--

          - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

          - that omission or defect materially and adversely affects the value of, or the interests of any series 2007-C1 certificateholders in, the subject mortgage loan or the value of the related mortgaged real property, then the omission or defect will constitute a material document defect as to which the series 2007-C1 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

          Within a specified period of time following the later of--

          - the date on which the offered certificates are initially issued, and

          - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded mortgage loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

          As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will, subject to certain exceptions, generally include, among others--

          - The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in March 2007 (or, as applicable, such other specific date as of which it is provided). That information will include select items of information regarding each of the underlying mortgage loans, including--

               1. the street address, including city, state and zip code, of the related mortgaged real property,

               2. the original principal balance and cut-off date principal balance of the subject mortgage loan,

               3. the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in April 2007,

               4. the mortgage interest rate for the subject mortgage loan as of the related due date in March 2007, and

               5. the original and remaining term to stated maturity and the maturity date for the subject mortgage loan.

          - Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

          - The related mortgage instrument is, subject to the exceptions and limitations on enforceability set forth in the next bullet, a valid and enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances. Those Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

          - The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the executing party (subject to any nonrecourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations will not render those mortgage loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

          - As of origination, there was no proceeding pending, and subsequent to such date, the mortgage loan seller has not received actual notice of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

          - There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a PRO FORMA policy or a marked up title insurance commitment, on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

          - The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

          - If the related mortgage instrument is a deed of trust, then a trustee, duly qualified under applicable law, has been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

          - Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

          - If the mortgaged real property is covered by a secured creditor impairment environmental insurance policy, then the subject mortgage loan seller has:

               1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy all "pollution conditions," as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the subject mortgage loan seller's possession or are otherwise known to the subject mortgage loan seller; or

               2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the issuing entity's ability to recover under that policy.

          The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2007-C1 pooling and servicing agreement. If--

          - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

          - that breach materially and adversely affects the value of, or the interests of any series 2007-C1 certificateholders in, the subject mortgage loan or the value of the related mortgaged real property, then that breach will be a material breach of the representation and warranty. The rights of the series 2007-C1 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

          If there exists a material breach of any of the representations and warranties made by any mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the issuing entity, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of the mortgage loans that it sold to us for inclusion in the issuing entity, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

          - cure the material breach or the material document defect in all material respects; or

          - repurchase the affected mortgage loan at a price generally equal to the sum of--

               1. the unpaid principal balance of the mortgage loan at the time of purchase, plus

               2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan to, but not including, the due date in the collection period of purchase, plus

               3. all unreimbursed servicing advances relating to that mortgage loan, plus

               4. any unpaid interest on any and all advances with respect to that mortgage loan at the reimbursement rate then owing to the party or parties to the series 2007-C1 pooling and servicing agreement that made those advances, plus

               5. all special servicing fees and, to the extent not otherwise reflected in the immediately preceding clause 4. or the immediately succeeding clause 6., other Additional Trust Fund Expenses related to that mortgage loan, whether paid or then owing, plus

               6. any costs incurred by the master servicer, the special servicer or the trustee in enforcing the repurchase obligation including any expense arising out of the enforcement of the repurchase option, plus

               7. if the repurchase occurs after the applicable cure period referred to in the second following paragraph (as it may be extended), any applicable liquidation fee payable from the purchase price; or

          - prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Fitch or Moody's to the series 2007-C1 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

               1. has comparable payment terms to those of the mortgage loan that is being replaced in accordance with criteria set forth in the series 2007-C1 pooling and servicing agreement, and

               2. is acceptable to the series 2007-C1 controlling class representative in its sole discretion.

          If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the issuing entity the amount, if any, by which--

          - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

          - the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the issuing entity.

          The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days following the earlier of its discovery and receipt of notice of the material breach or material document defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

          Notwithstanding the discussion above, on or after a specified date in December 2007, if--

          - any mortgage loan seller receives notice of a material document defect with respect to any of its mortgage loans that was sold to us for inclusion in the issuing entity, and

          - that material document defect results from the trustee's not being in possession of the original or a copy of any mortgage instrument, any assignment of leases and rents or any assignment of either of those documents required to be delivered to the custodian with respect to the subject mortgage loan as described under "--Assignment of the Underlying Mortgage Loans" above and as more fully described in the series 2007-C1 pooling and servicing agreement, with recording information indicated thereon, because that document (1) was not delivered by or on behalf of that mortgage loan seller either as a recorded document or in proper form for recording or (2) was returned unrecorded by the applicable recording office as a result of an actual or purported defect in it, then that mortgage loan seller may, with the consent of the series 2007-C1 controlling class representative and a written ratings confirmation from each of the applicable rating agencies, in lieu of repurchasing or replacing the subject mortgage loan, deliver to the master servicer either a cash deposit or a letter of credit in an amount equal to 25% of the unpaid principal balance of the subject mortgage loan. The master servicer will be authorized to apply that cash deposit or draw on that letter of credit to cover expenses and/or losses resulting from that material document defect, with any funds so applied to be considered as liquidation proceeds for all purposes under the series 2007-C1 pooling and servicing agreement other than the calculation of liquidation fees payable to the special servicer. The master servicer will return the unused portion of that cash deposit or letter of credit to the applicable mortgage loan seller at such time as that material document defect is cured in all material respects or the subject mortgage loan is removed from the issuing entity.

          Furthermore, if and to the extent that a mortgage loan seller makes any representations and warranties regarding whether a borrower under one of its mortgage loans is obligated to cover the costs and expenses of any particular transaction with respect to such mortgage loan, such as an assumption or a defeasance, and any such representation or warranty is breached, then the mortgage loan seller will be considered to have cured that breach in all material respects by paying to the issuing entity the amount that such mortgage loan seller erroneously represented was required to be covered by the subject borrower. Such reimbursement obligation is in lieu of any repurchase obligation, although if such costs and expenses exceed $10,000, the mortgage loan seller may elect to repurchase the subject mortgage loan instead of making the reimbursement.

          The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section, will, in the absence of a default under those obligations, constitute the sole remedies available to the series 2007-C1 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations and warranties regarding the mortgage loans made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan sold by that mortgage loan seller to us for inclusion in the issuing entity. No other person will be obligated to perform those obligations in the event of a default on the part of any mortgage loan seller.

          Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that Column or Capmark, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

          If a material breach or a material document defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the issuing entity, and if the cross-collateralization can be actually terminated without any adverse tax consequence for the issuing entity or adverse rating event with respect to the series 2007-C1 certificates, then the related mortgage loan seller will be permitted, with the consent of the series 2007-C1 controlling class representative, to repurchase or replace only the affected mortgage loan if the debt service coverage ratio with respect to the unaffected mortgage loan or mortgage loans after the repurchase or replacement of the affected mortgage loan is not less than the debt service coverage ratio of the cross-collateralized mortgage loans, as a collective whole, immediately prior to such repurchase or replacement and if the loan-to-value ratio with respect to the unaffected mortgage loan or mortgage loans after the repurchase or replacement of the affected mortgage loan is not greater than the loan-to-value ratio of the cross-collateralized mortgage loans, as a collective whole, immediately prior to such repurchase or replacement. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of determining the materiality of the subject breach or document defect and for purposes of the application of the repurchase/substitution remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in March 2007. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

          A current report on Form 8-K will be available to purchasers of the offered certificates shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2007-C1 pooling and servicing agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

          The series 2007-C1 certificates will be issued, on or about March 16, 2007, under a pooling and servicing agreement to be dated as of March 1, 2007, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

          -    the underlying mortgage loans;

          - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in March 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in April 2007, any and all payments under and proceeds of those underlying mortgage loans had their first due date been in March 2007, in each case, exclusive of payments of principal, interest and other amounts due on or before that date;

          -    the loan documents for the underlying mortgage loans;

          -    our rights under each of the mortgage loan purchase agreements;

          - any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans; and

          - those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Series 2007-C1 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Series 2007-C1 Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

          The series 2007-C1 certificates will include the following classes:

          - the A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL, A-J and A-SP classes, which are the classes of series 2007-C1 certificates that are offered by this prospectus supplement; and

          - the A-X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, T, R, LR and V classes, which are the classes of series 2007-C1 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

          The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated Upper-Tier REMIC regular interest, designated as the "class A-MFL Upper-Tier REMIC regular interest", and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest with respect to the class A-MFL Upper-Tier REMIC regular interest will be exchanged for amounts payable under the swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. The swap agreement will provide for the calculation of the accrual of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will also equal the total principal balance of the class A-MFL Upper-Tier REMIC regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

          Each class of series 2007-C1 certificates, other than the class A-SP, A-X, R, LR and V certificates, will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

          Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-MFL Upper-Tier REMIC regular interest before actually being distributed to the class A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying loans or default-related and otherwise unanticipated issuing entity expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest in connection with those losses and expenses.

          The class A-SP, A-X, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-SP and A-X certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-SP and A-X certificates are sometimes referred to in this prospectus supplement as the series 2007-C1 interest-only certificates.

          For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and T certificates and the class A-MFL Upper-Tier REMIC regular interest.

          For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

               (i) during the period from the date of initial issuance of the series 2007-C1 certificates through and including the distribution date in March 2008, the sum of (a) the lesser of $34,713,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $1,323,329,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-AB, A-3, A-M, A-J, B, C, D, E, F and G certificates and the class A-MFL Upper-Tier REMIC regular interest outstanding from time to time;

              (ii) during the period following the distribution date in March 2008 through and including the distribution date in March 2009, the sum of (a) the lesser of $94,166,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $1,274,270,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-AB, A-3, A-M, A-J, B, C, D, E, F and G certificates and the class A-MFL-Upper-Tier REMIC regular interest outstanding from time to time;

               (iii) during the period following the distribution date in March 2009 through and including the distribution date in March 2010, the sum of (a) the lesser of $10,677,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $1,223,672,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (c) the total principal balance of the class A-AB, A-3, A-M, A-J, B, C, D, E, F and G certificates and the class A-MFL Upper-Tier REMIC regular interest outstanding from time to time;

               (iv) during the period following the distribution date in March 2010 through and including the distribution date in March 2011, the sum of (a) the lesser of $688,130,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $1,175,251,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (c) the total principal balance of the class A-AB, A-M, A-J, B, C, D, E, F and G certificates and the class A-MFL Upper-Tier REMIC regular interest outstanding from time to time;

               (v) during the period following the distribution date in March 2011 through and including the distribution date in March 2012, the sum of (a) the lesser of $98,010,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $511,614,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (c) the lesser of $939,941,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (d) the total principal balance of the class A-M, A-J, B, C, D and E certificates and the class A-MFL Upper-Tier REMIC regular interest outstanding from time to time and (e) the lesser of $17,012,000 and the total principal balance of the class F certificates outstanding from time to time;

               (vi) during the period following the distribution date in March 2012 through and including the distribution date in March 2013, the sum of (a) the lesser of $81,103,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $457,494,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (c) the lesser of $899,583,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (d) the total principal balance of the class A-M, A-J, B and C certificates and the class A-MFL Upper-Tier REMIC regular interest outstanding from time to time and (e) the lesser of $18,559,000 and the total principal balance of the class D certificates outstanding from time to time;

               (vii) during the period following the distribution date in March 2013 through and including the distribution date in March 2014, the sum of (a) the lesser of $40,576,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $410,191,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (c) the lesser of $710,416,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (d) the total principal balance of the class A-M, A-J and B certificates and the class A-MFL Upper-Tier REMIC regular interest outstanding from time to time and
          (e) the lesser of $11,262,000 and the total principal balance of the class C certificates outstanding from time to time; and

               (viii) following the distribution date in March 2014, $0.

          In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2007-C1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

          GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance or notional amount, as the case may be, and any whole dollar denomination in excess of $10,000.

          Each class of offered certificates will initially be represented by one or more certificates initially registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

          - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

          The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

          DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

          Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

          Because of time-zone differences--

          - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

          - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

          Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

          Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2007-C1 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

          DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

          DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor, the trustee, the master servicer or the special servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

          The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2007-C1 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2007-C1 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

          Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

          DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2007-C1 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

          Neither we nor the master servicer, the certificate registrar, the underwriters, the sponsors, the mortgage loan sellers, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

          GENERAL. The trustee, on behalf of the issuing entity, must establish and maintain an account in which it will hold funds pending their distribution on the series 2007-C1 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2007-C1 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

          DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

          - All payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2007-C1 certificateholders, including--

                    (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees (which include any applicable primary servicing fees), special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar fees and charges and, to the extent not otherwise applied to cover interest on advances or Additional Trust Fund Expenses with respect to the related mortgage loan, Default Interest and late payment charges, or as indemnification,

                    (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                    (c) amounts payable with respect to other issuing entity expenses;

               4. amounts deposited in the master servicer's collection account in error;

               5. net investment income on the funds in the master servicer's collection account; and

               6.   any amounts payable to the holder of a Companion Loan.

          - Any advances of delinquent monthly debt service payments made with respect to that distribution date.

          - Any payments to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

          See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2007-C1 Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

          With respect to each distribution date that occurs during March, commencing March 2008, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

          The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the series 2007-C1 pooling and servicing agreement.

          WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

          - to pay itself a monthly fee which is described under "The Series 2007-C1 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

          - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2007-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or the master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool and second be made out of payments of interest on the mortgage pool;

          - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2007-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance or interest thereon;

          - to pay itself interest and other investment income earned on funds held in the distribution account;

          - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2007-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

          - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2007-C1 pooling and servicing agreement;

          - to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Series 2007-C1 Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

          - with respect to each distribution date during February of any year commencing in 2008 and each distribution date during January of any year commencing in 2008 that is not a leap year (unless such distribution date is the final distribution date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

          - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

          On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest. However, notwithstanding the foregoing, distributions with respect to the class A-MFL Upper-Tier REMIC regular interest will be made (or deemed to be made) to the floating rate account on the business day preceding each distribution date to the extent of any net swap payment due to the swap counterparty, and distributions with respect to the class A-MFL certificates will be made on each distribution date.

          For any distribution date, the Total Available Funds will consist of three separate components:

          - the portion of those funds that represent Yield Maintenance Charges collected on the mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid as additional interest to the holders of the class A-X certificates and, in some cases, the class A-SP certificates and/or any holders of class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates and/or the class A-MFL Upper-Tier REMIC regular interest entitled to distributions of the subject principal prepayment, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

          - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

          - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2007-C1 certificates (other than the class A-MFL certificates), the class V certificates and the class A-MFL Upper-Tier REMIC regular interest, as described under "--Distributions--Priority of Distributions" below.

          In no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

FLOATING RATE ACCOUNT

          The trustee, on behalf of the issuing entity, will be required to establish and maintain an account (which may be a sub-account of the distribution account, but for purposes of this prospectus supplement is described as a separate account) in which it will hold funds pending their distribution on the class A-MFL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2007-C1 pooling and servicing agreement, any interest or other income earned on funds in the floating rate account will be paid to the trustee as additional compensation.

          DEPOSITS. The trustee will deposit into the floating rate account:

          - all payments received from the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement; and

          - all amounts allocable to the class A-MFL Upper-Tier REMIC regular interest.

          The trustee will be required to deposit in the floating rate account the amount of any losses of principal or interest arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account that meets the eligibility requirements of the series 2007-C1 pooling and servicing agreement.

          WITHDRAWALS. The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes and in the following priority:

          1. so long as the swap agreement is in effect and there exists no continuing event of default, potential event of default or termination event by the swap counterparty under the swap agreement, to make regularly scheduled payments to the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement;

          2. to make distributions to the class A-MFL certificateholders in respect of each distribution date as described under "--Distributions--Distributions on the Class A-MFL Certificates" below;

          3. to pay itself interest and other investment income earned on funds held in the floating rate account; and

          4. to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

          In the event that the trustee undertakes any action to enforce the rights of the issuing entity under the swap agreement, any amounts owing to the trustee in respect of any losses, liabilities or expenses will not be payable from the issuing entity.

          For any distribution date, the "Class A-MFL Available Funds" will equal the sum of:

          - the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges, on or in respect of the class A-MFL Upper-Tier REMIC regular interest with respect to that distribution date; plus

          - the amounts, if any, received from the swap counterparty pursuant to the swap agreement for such distribution date; minus

          - the sum of (i) the regularly scheduled interest amounts and Yield Maintenance Charges, if any, required to be paid to the swap counterparty pursuant to the swap agreement for such distribution date, (ii) any amount payable to the trustee as net investment earnings on funds held in the floating rate account in accordance with the series 2007-C1 pooling and servicing agreement and (iii) any amounts deposited in the floating rate account in error.

          The Class A-MFL Available Funds will be distributable on the class A-MFL certificates as described under "--Distributions--Distributions on the Class A-MFL Certificates" below.

INTEREST RESERVE ACCOUNT

          The trustee on behalf of the issuing entity must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

          During January, except in a leap year, and February, of each calendar year, beginning in 2008, the trustee will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

          During March of each calendar year, beginning in 2008 (or February, if the related distribution date is the final distribution date), the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

          The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2007-C1 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

          The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account that meets the requirements of the series 2007-C1 pooling and servicing agreement.

FEES AND EXPENSES

          The amounts available for distribution on the series 2007-C1 certificates on any distribution date will generally be net of the following amounts:

         TYPE/RECIPIENT                             AMOUNT                         FREQUENCY                SOURCE OF FUNDS
-------------------------------   ------------------------------------------   -----------------   ---------------------------------
Fees

servicing fee / master servicer   the Stated Principal Balance of each         monthly             interest payments on related
                                  mortgage loan multiplied by the master                           mortgage loan. (or, if mortgage
                                  servicing fee rate (such fee is calculated                       loan or REO property is
                                  using the same interest accrual basis of                         liquidated, then out of general
                                  such mortgage loan)                                              collections)

additional servicing              -    all late payment fees and net default   from time to time   the related fee
compensation / master servicer         interest (other than on specially
                                       serviced mortgage loans) not used to
                                       pay interest on Advances

                                  -    loan modification fees, extension       from time to time   the related fee
                                       fees, application and processing fees
                                       and defeasance fees as set forth in
                                       the series 2007-C1 pooling and
                                       servicing agreement, 50% of
                                       assumption fees on non-specially
                                       serviced mortgage loans

                                  -    all investment income earned on         monthly             investment income
                                       amounts on deposit in the collection
                                       account and certain reserve accounts

                                  -    all prepayment interest excesses                            interest payments made by the
                                                                                                   related borrower intended to
                                                                                                   cover interest on the prepayment
                                                                                                   with respect to the related
                                                                                                   mortgage loan during the period
                                                                                                   from and after the related due
                                                                                                   date

special servicing fee /special    the Stated Principal Balance of each         monthly             general collections
servicer                          specially serviced mortgage loan
                                  multiplied by the special servicing fee
                                  rate (such fee is calculated using the
                                  same interest accrual basis of such
                                  mortgage loan)

workout fee / special servicer    1.00% of each collection of principal and    monthly             the related collections of
                                  interest on each Corrected Mortgage Loan                         principal and interest

liquidation fee / special         1.00% of each recovery of liquidation        upon receipt of     the related liquidation proceeds
servicer                          proceeds, except as specified under "The     liquidation
                                  Series 2007-C1 Pooling and Servicing         proceeds
                                  Agreement--Servicing and Other
                                  Compensation and Payment of Expenses

additional special servicing      -    all late payment fees and net default   from time to time   the related fee/ investment
compensation / special servicer        interest (on specially serviced                             income
                                       mortgage loans) not used to pay
                                       interest on advances

                                  -    loan modification and extension fees    from time to time
                                       as set forth in the series 2007-C1
                                       pooling and servicing agreement, 50%
                                       of assumption fees on non-specially
                                       serviced mortgage loans and 100% of
                                       such fees on specially serviced
                                       mortgage loans

         TYPE/RECIPIENT                             AMOUNT                         FREQUENCY                SOURCE OF FUNDS
-------------------------------   ------------------------------------------   -----------------   ---------------------------------
                                  -    all investment income received on       from time to time
                                       funds in any REO account

trustee fee / trustee             the trustee fee rate multiplied by the       monthly             general collections
                                  Stated Principal Balance of the mortgage
                                  loans (such fee is calculated using the
                                  same interest accrual basis of each
                                  mortgage loan)

EXPENSES

servicing advances / master       to the extent of funds available, the        from time to time   collections on the related
servicer and trustee              amount of any servicing advances                                 mortgage loan, or if not
                                                                                                   recoverable, from all collections
                                                                                                   on all mortgage loans

interest on servicing advances    at Prime Rate                                when advance is     first from Default Interest/late
/ master servicer and trustee                                                  reimbursed          payment fees, then from general
                                                                                                   collections

P&I Advances / master servicer    to the extent of funds available, the        from time to time   collections on the related
and trustee                       amount of any P&I Advances                                       mortgage loan, or if not
                                                                                                   recoverable, from all collections
                                                                                                   on all mortgage loans

interest on P&I Advances /        at Prime Rate                                when advance is     first from Default Interest/late
master servicer and trustee                                                    reimbursed          payment fees, then from general
                                                                                                   collections

indemnification expenses /        amounts for which the trustee, the master                        general collections
trustee, master servicer and      servicer and the special servicer are
special servicer                  entitled to indemnification

DISTRIBUTIONS

          For purposes of allocating payments on the respective classes of the series 2007-C1 certificates, the underlying mortgage loans will be divided into:

          1. Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in whole or in part by property types other than multifamily and mobile home parks, together with four (4) underlying mortgage loans that are secured by mixed use (with portions thereof multifamily) property types. Loan group no. 1 will consist of 188 mortgage loans, with an initial loan group no. 1 balance of $2,046,744,928, representing approximately 60.7% of the initial mortgage pool balance.

          2. Loan group no. 2, which will consist of all but four (4) of the underlying mortgage loans that are secured in whole or in part by the multifamily and mobile home park property types. Loan group no. 2 will consist of 63 mortgage loans with an initial loan group no. 2 balance of $1,324,733,112, representing approximately 39.3% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

          On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2007-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

          In order for a series 2007-C1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

          Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

          Distributions made to a class of series 2007-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

          DISTRIBUTIONS ON THE CLASS A-MFL UPPER-TIER REMIC REGULAR INTEREST. Notwithstanding anything in this prospectus supplement to the contrary, all distributions allocable to the class A-MFL Upper-Tier REMIC regular interest will be deposited into the floating rate account pending distribution thereof to the class A-MFL certificateholders and/or the swap counterparty. In addition, for so long as the swap agreement relating to the class A-MFL certificates remains in effect and there is no continuing Swap Default, amounts described in this prospectus supplement as being distributable on or allocable to the class A-MFL Upper-Tier REMIC regular interest with respect to any distribution date will be determined (taking into account all of the applicable payment priorities and the then known available funds) as of, and will be withdrawn from the distribution account and transferred to the floating rate account on, the business day preceding the subject distribution date.

          INTEREST DISTRIBUTIONS. All of the classes of the series 2007-C1 certificates will bear interest, except for the R, LR and V classes, and the class A-MFL Upper-Tier REMIC regular interest will bear interest.

          With respect to each interest-bearing class of the series 2007-C1 certificates and with respect to the class A-MFL Upper-Tier REMIC regular interest, that interest will accrue during each interest accrual period based upon:

          - the pass-through rate for that class and the related distribution date;

          - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and no continuing Swap Default exists, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days); provided that, no interest will accrue with respect to the class A-SP certificates following the February 2014 interest accrual period,

except that if (a) the total amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest for any distribution date is less than (b) 1/12th of the product of (i) 5.4160% per annum multiplied by (ii) the total principal balance of the class A-MFL Upper-Tier REMIC regular interest as of the last day of the calendar month immediately preceding that distribution date, then such reduction in interest to the class A-MFL Upper-Tier REMIC regular interest will result in a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. In this regard, the class A-MFL Upper-Tier REMIC regular interest will accrue interest at a fixed rate and the class A-MFL certificates will accrue interest at the pass-through rate for such class set forth on the cover page hereof.

          On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Distributions--Priority of Distributions" below, the holders of each interest-bearing class of the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and with respect to the class A-MFL Upper-Tier REMIC regular interest will be entitled to receive--

          - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

          - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C1 certificates.

          If the holders of any interest-bearing class of the series 2007-C1 certificates (exclusive of the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

          The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of series 2007-C1 certificates will equal, in the case of each interest-bearing class of series 2007-C1 certificates (other than the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest will equal the product of--

          - the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or the class A-MFL Upper-Tier REMIC regular interest, as applicable (calculated without regard to any allocation of that Net Aggregate Prepayment Interest

               Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to the class A-MFL Upper-Tier REMIC regular interest and all of the interest-bearing classes of the series 2007-C1 certificates (other than the class A-MFL certificates).

          Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-MFL certificates if the swap agreement is in effect and there is no continuing Swap Default, any such shortfalls allocated to the class A-MFL Upper-Tier REMIC regular interest will result in the interest distributable on the class A-MFL certificates being reduced on a proportionate basis under the terms of the swap agreement, or, if there is no swap agreement in effect or if there is a continuing Swap Default, any such shortfall will be allocated directly to the class A-MFL certificates and will result in the interest distributable on the class A-MFL certificates being reduced on a dollar-for-dollar basis.

          CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2007-C1 certificates for the initial interest accrual period is shown on page S-6.

          The pass-through rates applicable to the class A-1, A-2, A-AB, A-3, A-1-A, A-M, L, M, N, O, P, Q, S and T certificates and the class A-MFL Upper-Tier REMIC regular interest for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-6.

          The pass-through rates applicable to the class A-J, B, C, D, E, F and G certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

          - the pass-through rate applicable to the particular class of series 2007-C1 certificates for the initial interest accrual period shown on page S-6, and

          - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

          The pass-through rates applicable to the class H, J and K certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

          The class A-MFL Upper-Tier REMIC regular interest will accrue interest at a pass-through rate equal to 5.4160% per annum.

          For so long as the swap agreement is in effect and there is no continuing Swap Default, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR + 0.1900% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced in proportion to any shortfalls allocated to the class A-MFL Upper-Tier REMIC regular interest. In addition, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-MFL certificates will convert to those of the class A-MFL Upper-Tier REMIC regular interest. See "--Distributions on the Class A-MFL Certificates" and "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

          The term "LIBOR" means, with respect to the class A-MFL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the swap counterparty to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The swap counterparty will request the principal London office of any four major reference banks in the London interbank market selected by the swap counterparty to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to such interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.

          The "LIBOR Determination Date" for the class A-MFL certificates is (i) with respect to the initial interest accrual period, March 14, 2007, and (ii) with respect to each interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

          The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the February 2014 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as "class A-SP strip rates," at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest. If the entire total principal balance of any class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2007-C1 principal balance certificates or of the class A-MFL Upper-Tier REMIC regular interest will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2014 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass Through Rate for the related distribution date, over

          - the pass through rate in effect during the subject interest accrual period for the class of series 2007-C1 principal balance certificates (or, alternatively, if applicable, for the class A-MFL Upper-Tier REMIC regular interest) whose total principal balance, or a designated portion thereof, comprises such component.

          Following the February 2014 interest accrual period, the class A-SP certificates will cease to accrue interest. Accordingly, the class A-SP certificates will have a 0% pass through rate for the March 2014 interest accrual period and for each interest accrual period thereafter.

          The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as "class A-X strip rates," at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or all or a designated portion of the total principal balance of the class A-MFL Upper-Tier REMIC regular interest. In general, the total principal balance of each class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2014 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          - if such particular component consists of the entire total principal balance of any class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          - if such particular component consists of the entire total principal balance of any class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest; and

          - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL Upper-Tier REMIC regular interest.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the February 2014 interest accrual period, the total principal balance of each class of series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates), as well as the total principal balance of the class A-MFL Upper-Tier REMIC regular interest, will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass Through Rate for the related distribution date, over (b) the pass through rate in effect during the subject interest accrual period for the class of series 2007-C1 principal balance certificates whose principal balance makes up such component.

          The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

          The class R, LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

          PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2007-C1 certificates (exclusive of the class A-SP, A-X, R, LR, V and A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

          In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1, A-2, A-AB, A-3 and A-1-A certificates on each distribution date will equal:

          - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

          - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet) until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto;

          - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

          - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

          - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets); and

          - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the fourth preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets).

          In addition, if the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-AB and/or A-3 certificates to zero).

          Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-AB, A-3 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-AB, A-3 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

          While the class A-1, A-2, A-AB, A-3 and A-1-A certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2007-C1 certificates.

          Following the retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2007-C1 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

          - the portion of that Total Principal Distribution Amount that remains unallocated, and

          - the total principal balance of the particular class immediately prior to that distribution date.

ORDER OF ALLOCATION        CLASS
-------------------   --------------
        1st           A-M and A-MFL*
        2nd                 A-J
        3rd                  B
        4th                  C
        5th                  D
        6th                  E
        7th                  F
        8th                  G
        9th                  H
       10th                  J
       11th                  K
       12th                  L
       13th                  M
       14th                  N
       15th                  O
       16th                  P
       17th                  Q
       18th                  S
       19th                  T

* PRO RATA based on the respective total outstanding principal balances of the subject classes

          In no event will the holders of any class of series 2007-C1 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of all other classes of series 2007-C1 certificates, if any, listed above it in the foregoing table is reduced to zero.

          If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest.

          Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon), as described in the preceding paragraph, prior to any distributions of principal on the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

          In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

          CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the class A-AB certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the class A-1-A, class A-1, class A-2 and class A-3 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero, and once the total principal balances of the class A-1, class A-2 and class A-3 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. If the mortgage loans perform in accordance with the Modeling Assumptions, it is anticipated that on or prior to the distribution date in February 2012 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), the principal balance of the class A-1 and class A-2 certificates will have been reduced to zero.

          LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2007-C1 certificates (exclusive of the class A-SP, A-X, R, LR, V and A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2007-C1 certificates (exclusive of the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

          PRIORITY OF DISTRIBUTIONS. The portion of the Available P&I Funds allocable to distributions of principal and interest on the series 2007-C1 certificates on any distribution date will be applied on that distribution date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of those funds:

  ORDER OF          RECIPIENT
DISTRIBUTION     CLASS OR CLASSES         TYPE AND AMOUNT OF DISTRIBUTION
------------   -------------------   -------------------------------------------
    1st           A-1, A-2, A-AB     From the portion of the Available P&I Funds
                     and A-3*        attributable to the underlying mortgage
                                     loans in loan group no. 1, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

                      A-1-A* From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                  A-SP and A-X*      From the entire Available P&I Funds,
                                     interest up to the total interest
                                     distributable on that class, without regard to loan groups

    2nd          A-1, A-2, A-AB      Principal up to the portion of the Total
                    and A-3**        Principal Distribution Amount that is
                                     attributable to loan group no. 1 (and, if the class A-1-A certificates are retired, any portion of the Total Principal
                                     Distribution Amount that is attributable to loan group no. 2), to class A-AB until the balance thereof has been reduced to the targeted principal balance set forth for the subject distribution date on Exhibit E hereto and then to class A-1, A-2, A-3 and A-AB certificates in that order, in each case until the total principal balance of that class has been reduced to zero

                     A-1-A** Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-1, A-2, A-AB and A-3 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

    3rd        A-1, A-2, A-AB, A-3   Reimbursement up to the loss reimbursement
                   and A-1-A         amounts for those classes, PRO RATA based
                                     on the respective loss reimbursement
                                     amounts for those classes
----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-AB, A-3, A-1-A, A-SP and A-X classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlements.

** Priority of principal distributions among the class A-1, A-2, A-AB, A-3 and A-1-A certificates are described above under "Distributions--Principal Distributions."

  ORDER OF          RECIPIENT
DISTRIBUTION     CLASS OR CLASSES         TYPE AND AMOUNT OF DISTRIBUTION
------------   -------------------   -------------------------------------------
    4th          A-M and A-MFL***    Interest up to the total interest
                                     distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

    5th          A-M and A-MFL***    Principal up to the total principal
                                     distributable on those classes, PRO RATA, in each case until the total principal balance of that class has been reduced to zero

    6th          A-M and A-MFL***    Reimbursement up to the loss reimbursement
                                     amount for those classes, PRO RATA based on the respective loss reimbursement amounts for those classes

    7th                A-J           Interest up to the total interest
                                     distributable on that class

    8th                A-J           Principal up to the total principal
                                     distributable on that class

    9th                A-J           Reimbursement up to the loss reimbursement
                                     amount for that class

    10th                B            Interest up to the total interest
                                     distributable on that class

    11th                B            Principal up to the total principal
                                     distributable on that class

    12th                B            Reimbursement up to the loss reimbursement
                                     amount for that class

    13th                C            Interest up to the total interest
                                     distributable on that class

    14th                C            Principal up to the total principal
                                     distributable on that class

    15th                C            Reimbursement up to the loss reimbursement
                                     amount for that class

    16th                D            Interest up to the total interest
                                     distributable on that class

    17th                D            Principal up to the total principal
                                     distributable on that class

    18th                D            Reimbursement up to the loss reimbursement
                                     amount for that class

    19th                E            Interest up to the total interest
                                     distributable on that class

    20th                E            Principal up to the total principal
                                     distributable on that class

    21st                E            Reimbursement up to the loss reimbursement
                                     amount for that class

    22nd                F            Interest up to the total interest
                                     distributable on that class

    23rd                F            Principal up to the total principal
                                     distributable on that class

    24th                F            Reimbursement up to the loss reimbursement
                                     amount for that class

    25th                G            Interest up to the total interest
                                     distributable on that class

    26th                G            Principal up to the total principal
                                     distributable on that class

    27th                G            Reimbursement up to the loss reimbursement
                                     amount for that class

    28th                H            Interest up to the total interest
                                     distributable on that class

    29th                H            Principal up to the total principal
                                     distributable on that class

    30th                H            Reimbursement up to the loss reimbursement
                                     amount for that class

    31st                J            Interest up to the total interest
                                     distributable on that class

    32nd                J            Principal up to the total principal
                                     distributable on that class

    33rd                J            Reimbursement up to the loss reimbursement
                                     amount for that class

    34th                K            Interest up to the total interest
                                     distributable on that class

    35th                K            Principal up to the total principal
                                     distributable on that class

    36th                K            Reimbursement up to the loss reimbursement
                                     amount for that class

    37th                L            Interest up to the total interest
                                     distributable on that class

    38th                L            Principal up to the total principal
                                     distributable on that class

    39th                L            Reimbursement up to the loss reimbursement
                                     amount for that class

----------
***  Reference is to the class A-MFL Upper-Tier REMIC regular interest.

  ORDER OF          RECIPIENT
DISTRIBUTION     CLASS OR CLASSES         TYPE AND AMOUNT OF DISTRIBUTION
------------   -------------------   -------------------------------------------
    40th                M            Interest up to the total interest
                                     distributable on that class

    41st                M            Principal up to the total principal
                                     distributable on that class

    42nd                M            Reimbursement up to the loss reimbursement
                                     amount for that class

    43rd                N            Interest up to the total interest
                                     distributable on that class

    44th                N            Principal up to the total principal
                                     distributable on that class

    45th                N            Reimbursement up to the loss reimbursement
                                     amount for that class

    46th                O            Interest up to the total interest
                                     distributable on that class

    47th                O            Principal up to the total principal
                                     distributable on that class

    48th                O            Reimbursement up to the loss reimbursement
                                     amount for that class

    49th                P            Interest up to the total interest
                                     distributable on that class

    50th                P            Principal up to the total principal
                                     distributable on that class

    51st                P            Reimbursement up to the loss reimbursement
                                     amount for that class

    52nd                Q            Interest up to the total interest
                                     distributable on that class

    53rd                Q            Principal up to the total principal
                                     distributable on that class

    54th                Q            Reimbursement up to the loss reimbursement
                                     amount for that class

    55th                S            Interest up to the total interest
                                     distributable on that class

    56th                S            Principal up to the total principal
                                     distributable on that class

    57th                S            Reimbursement up to the loss reimbursement
                                     amount for that class

    58th                T            Interest up to the total interest
                                     distributable on that class

    59th                T            Principal up to the total principal
                                     distributable on that class

    60th                T            Reimbursement up to the loss reimbursement
                                     amount for that class

    61st                R            Any remaining portion of the funds in the
                                     Upper-Tier REMIC being distributed

    62nd                LR           Any remaining portion of the funds in the
                                     Lower-Tier REMIC being distributed

          References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2007-C1 certificates identified in the foregoing table (exclusive of the class A-SP, A-X and A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

          SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates (which for purposes of the following discussion excludes the class A-MFL certificates and includes the class A-MFL Upper-Tier REMIC regular interest) with an earlier alphabetical class designation, except that class A-J certificates are subordinate to the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of class designation, except that class A-J certificates are subordinate to the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the class T certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and Additional Trust Fund Expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses." No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the issuing entity evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

          Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest), in alphabetical order of class designation (except that the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest are senior to the class A-J certificates), in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

          DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any underlying mortgage loan, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

          - the holders of any class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the class A-MFL Upper-Tier REMIC regular interest that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

               1.   the amount of that Yield Maintenance Charge, multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2007-C1 certificates (other than the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest, as applicable, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2007-C1 certificates (other than the class A-MFL certificates) or the class A-MFL Upper-Tier REMIC regular interest, as applicable, on the subject on that distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to that portion of the Total Principal Distribution Amount for that distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

          - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

               1. for each of the first 12 distribution dates, if the class A-SP certificates are then outstanding, 35% of such amount to the holders of the class A-SP certificates and 65% of such amount to the holders of the class A-X certificates;

               2. for the next 12 distribution dates, if the class A-SP certificates are then outstanding, 14.5% to the holders of the class A-SP certificates and 85.5% to the holders of the class A-X certificates;

               3. for the next 12 distribution dates, if the class A-SP certificates are then outstanding, 3% to the holders of the class A-SP certificates and 97% to the holders of the class A-X certificates; and

               4. otherwise, entirely to the holders of the class A-X certificates.

          For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

          For so long as the swap agreement relating to the class A-MFL certificates remains in effect and no Swap Default exists, all Yield Maintenance Charges allocated to the class A-MFL Upper-Tier REMIC regular interest will be payable to the swap counterparty.

          After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2007-C1 certificates.

          As described under "The Series 2007-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2007-C1 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

          Neither we nor the sponsors, the mortgage loan sellers, the master servicer, the special servicer or any of the underwriters makes any representation as to--

          - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

          -    the collectability of that prepayment consideration.

          See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

          In no event will the holders of the offered certificates receive any Yield Maintenance Charge or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

          DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES. On each distribution date, for so long as the total principal balance of the class A-MFL certificates has not been reduced to zero, the trustee, on behalf of the issuing entity, is required to apply amounts on deposit in the floating rate account to the extent of the Class A-MFL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges), in the following order of priority:

          - FIRST, to make distributions of interest to the holders of the class A-MFL certificates, up to an amount equal to the Class A-MFL Interest Distribution Amount for the subject distribution date;

          - SECOND, to make distributions of principal to the holders of the class A-MFL certificates, up to the Class A-MFL Principal Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

          - THIRD, to reimburse the holders of the class A-MFL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

          For so long as the swap agreement is in effect and no Swap Default exists, the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will generally be equal to (1) all interest accrued on an actual/360 basis during the related interest accrual period at LIBOR + 0.1900% on the total principal balance of such class (or regular interest) on the last day of the calendar month immediately preceding the subject distribution date, reduced by (2) the product of (x) the excess, if any, of (i) 1/12th of the product of (A) 5.4160% and (B) the total principal balance of the class A-MFL certificates on the last day of the calendar month immediately preceding the subject distribution date, over (ii) the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest on deposit in the floating rate account for that distribution date, and (y) a fraction, the numerator of which is equal to the product of (i) LIBOR plus 0.1900%, multiplied by (ii) a fraction, the numerator of which is the actual number of days in the related calculation period and the denominator of which is 360, multiplied by (iii) the notional amount of the swap agreement for that distribution date, and the denominator of which is 1/12th of the product of (i) 5.4160%, multiplied by (ii) the notional amount of the swap agreement for that distribution date. In addition, for so long as the swap agreement is in effect and no Swap Default exists, the Class A-MFL Interest Distribution Amount for any distribution date will be adjusted upward to include: (a) to the extent not otherwise required to be paid to the swap counterparty to cover prior payment shortfalls from the issuing entity to the swap counterparty, the excess, if any, of (i) the amount of interest distributions allocable to the class A-MFL Upper-Tier REMIC regular interest on the subject distribution date, over (ii) 1/12th of the product of (A) 5.4160%, multiplied by (B) the notional amount of the swap agreement for the subject distribution date; and (b) any payments by the swap counterparty to cover prior payment shortfalls from the swap counterparty to the issuing entity that are in excess of the Class A-MFL Interest Distribution Amount described in the prior sentence. See
"Description of the Swap Agreement" in this prospectus supplement. Notwithstanding the foregoing, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will be the sum of (i) the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest on such distribution date pursuant to the priority of distributions and (ii) any termination payment received from a swap counterparty (which will be paid in one payment).

          With respect to any distribution date, the "Class A-MFL Principal Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-MFL Upper-Tier REMIC regular interest pursuant to the priority of distributions on such distribution date.

          For so long as the swap agreement is in effect and no Swap Default exists, all Yield Maintenance Charges allocable to the class A-MFL Upper-Tier REMIC regular interest will be payable to the swap counterparty. However, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all Yield Maintenance Charges allocable to the class A-MFL Upper-Tier REMIC regular interest will be payable to the class A-MFL certificateholders.

          DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity and applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or workout fees payable to the special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

          Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          -    distributions on the series 2007-C1 certificates,

          - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C1 certificates and/or the class A-MFL Upper-Tier REMIC regular interest, and

          - the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2007-C1 pooling and servicing agreement.

          In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

          Operating revenues and other proceeds from an REO Property will be applied--

          - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

          - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

          To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

          As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C1 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest. If this occurs following the distributions made to the 2007-C1 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2007-C1 certificates (or, as regards the reference to "A-MFL," the total principal balance of the class A-MFL Upper-Tier REMIC regular interest) are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2007-C1 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2007-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

              ORDER OF ALLOCATION               CLASS
              -------------------   ------------------------------
                      1st                         T
                      2nd                         S
                      3rd                         Q
                      4th                         P
                      5th                         O
                      6th                         N
                      7th                         M
                      8th                         L
                      9th                         K
                      10th                        J
                      11th                        H
                      12th                        G
                      13th                        F
                      14th                        E
                      15th                        D
                      16th                        C
                      17th                        B
                      18th                       A-J
                      19th                  A-M and A-MFL*
                      20th          A-1, A-2, A-AB, A-3 and A-1-A*

----------
* PRO RATA based on the respective total outstanding principal balances of the subject classes

          The reference in the foregoing table to "A-MFL" means the class A-MFL Upper-Tier REMIC regular interest. However, any reduction in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

          The above-described reductions in the total principal balances of the respective classes of the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest.

          The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

          (a) the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          (b) all related unreimbursed servicing advances and unpaid liquidation expenses, over

          (c) the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

          If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.

          The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

          (a) any special servicing fees, workout fees and liquidation fees paid to the special servicer;

          (b) any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

          (c) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

          (d) any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

               (1) any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2007-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

               (2) any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2007-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

               (3) any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax
                    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

          (e) rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2007-C1 pooling and servicing agreement or the related mortgage loan seller; and

          (f) any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the issuing entity for any Additional Trust Fund Expenses previously incurred by the issuing entity with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the issuing entity for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

          The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments (other than balloon payments, Post-ARD Additional Interest and Default Interest and late payment charges) and assumed monthly debt service payments, in each case net of master servicing fees, including primary servicing fees and workout fees, that--

          - were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period, and

          - were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period or received prior to the remittance date as provided in the series 2007-C1 pooling and servicing agreement.

          Neither the master servicer nor the trustee will be required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

          Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

          -    a fraction--

               1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

               2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

          With respect to any distribution date, the master servicer will be required to make any monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C1 pooling and servicing agreement, funds held in that master servicer's collection account that are not required to be paid on the series 2007-C1 certificates on that distribution date.

          If the master servicer fails to make a required monthly debt service advance, and the trustee is aware of that failure, the trustee will be obligated to make that advance.

          The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds (together with interest accrued), from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan and shall not make any monthly debt service advance that the special servicer determines would not be ultimately recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the issuing entity from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2007-C1 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2007-C1 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee will be entitled to conclusively rely on the determination of the master servicer regarding the nonrecoverability of any monthly debt service advance. In addition, the trustee and the master servicer will conclusively rely on the affirmative determination of the special servicer that any monthly debt service advance is nonrecoverable; provided, however, that in the absence of such determination by the special servicer, the trustee and the master servicer will be entitled to make their own determination that a monthly debt service advance is nonrecoverable.

          Notwithstanding the foregoing, however, upon a determination that a previously made monthly debt service advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 6 months without the consent of the series 2007-C1 controlling class representative or 12 months in any event), with interest continuing to accrue thereon at the Prime Rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2007-C1 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2007-C1 certificateholders to the detriment of other classes of 2007-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C1 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2007-C1 certificateholders.

          In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon), prior to any distributions of principal on the series 2007-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

          The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the Prime Rate. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

          A monthly debt service payment will be assumed to be due with respect to:

          - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

          The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO Property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

          TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2007-C1 certificate and the swap counterparty, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2007-C1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

          (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

               (ii) the amount of such distribution to holders of each class of certificates or the class A-MFL Upper-Tier REMIC regular interest allocable to (A) interest and (B) Yield Maintenance Charges;

               (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

               (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                       (A)  delinquent 30 to 59 days,

                       (B)  delinquent 60 to 89 days,

                       (C)  delinquent 90 days or more,

                       (D) as to which foreclosure proceedings have been commenced, or

                       (E) as to which bankruptcy proceedings have been commenced;

               (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

               (vi)    as of the related determination date:

                       (A) as to any REO Property sold during the related collection period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                       (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

               (vii) the aggregate certificate principal balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

               (viii) the aggregate amount of principal prepayments made during the related collection period;

               (ix) the pass-through rate applicable to each class of certificates for such distribution date;

               (x) the aggregate amount of servicing fees paid to the master servicer, any primary servicer and the special servicer;

               (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

               (xii) the aggregate amount of advances outstanding, separately stated, that have been made by the master servicer, the special servicer and the trustee and the aggregate amount of advances made by the master servicer in respect of the non-specially serviced mortgage loans;

               (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

               (xiv) the amount on deposit in certain accounts established pursuant to the series 2007-C1 pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

               (xv)    the record date for such distribution date;

               (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

               (xvii) material breaches of mortgage loan representations and warranties of which the trustee, master servicer or the special servicer has received written notice;

               (xviii) material breaches of any covenants under the series
                       2007-C1 pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice;

               (xix) the LIBOR rate in effect for the related distribution date, and if available, the LIBOR rate for the next succeeding distribution date; and

               (xx) such other information and in such form as will be specified in the series 2007-C1 pooling and servicing agreement.

          (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

          The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis, but due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file before the distribution date in May 2007; provided, that neither the master servicer nor the special servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA investor reporting package (other than the CMSA loan periodic update file) before the first business day after the third determination date following the closing date, and the trustee shall not be obligated to deliver any such report until provided by the master servicer.

          BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the series 2007-C1 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2007-C1 certificateholders only those persons in whose names the series 2007-C1 certificates are registered on the books and records of the certificate registrar.

          INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2007-C1 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2007-C1 pooling and servicing agreement. In addition, the trustee will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the trustee with respect to the issuing entity with the SEC by means of the EDGAR system. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

          The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

          The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential and to indemnify the trustee, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2007-C1 pooling and servicing agreement.

          OTHER INFORMATION. The series 2007-C1 pooling and servicing agreement will obligate the trustee (or, in the case of the items listed in the fifth, sixth and seventh bullet points below, the master servicer or the special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any registered holder or beneficial owner of an offered certificate or any person identified to the trustee (or to the master servicer or the special servicer) as a prospective transferee (or a licensed or registered investment adviser acting on behalf of any such person) of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

          - the series 2007-C1 pooling and servicing agreement, including exhibits, and any amendments to the series 2007-C1 pooling and servicing agreement;

          - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C1 certificateholders since the date of initial issuance of the offered certificates;

          - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2007-C1 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2007-C1 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer as described under "The Series 2007-C1 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

          - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer;

          - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer as described under "The Series 2007-C1 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

          - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

          Copies of any and all of the foregoing items will be available from the trustee, the master servicer or the special servicer, as applicable, upon request. However, the trustee, master servicer or special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

          In connection with providing access to or copies of the items described above, to registered holders, beneficial owners and prospective purchasers (or licensed or registered investment adviser acting on behalf of any such person) of series 2007-C1 certificates, the trustee, the master servicer or the special servicer, as applicable, may require:

          - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C1 pooling and servicing agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates, will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

          - in the case of a prospective purchaser (or a licensed or registered investment adviser acting on behalf of any such person) of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C1 pooling and servicing agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser (or a licensed or registered investment adviser acting on behalf of any such person) of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates, will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

          The voting rights for the series 2007-C1 certificates will be allocated as follows:

          - 99.0% of the voting rights will be allocated to the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL, A-J, B, C, D, E, F, G, H, J,
               K, L, M, N, O, P, Q, S and T certificates, in proportion to the respective total principal balances of those classes;

          - 1.0% of the voting rights will be allocated to the class A-SP and A-X certificates, in proportion to the respective notional amounts of those classes; and

          - 0% of the voting rights will be allocated to the holders of the class R, LR and V certificates.

          Voting rights allocated to a class of series 2007-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

          GENERAL. The yield on any offered certificate will depend on--

          - the price at which the certificate is purchased by an investor, and

          -    the rate, timing and amount of distributions on the certificate.

          The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

          -    the pass-through rate for the certificate,

          - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

          - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

          - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

          PASS-THROUGH RATES. The pass-through rates on the class A-SP and A-J certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans. In addition, through and including the February 2014 interest accrual period, the pass-through rate for the class A-SP certificates, depending on timing, may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F and G certificates and of the class A-MFL Upper-Tier REMIC regular interest.

          For so long as the swap agreement is in effect and no Swap Default exists, the pass-through rate on the class A-MFL certificates will be based on LIBOR, and therefore the yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-MFL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

          In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

          RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions made in reduction of the total principal balances of those certificates, and the yield to maturity on the class A-SP certificates will be affected by the rate and timing of principal distributions made in reduction of the total principal balances of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F and G certificates and of the class A-MFL Upper-Tier REMIC regular interest. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans, and to the extent any such class is a component of the class A-SP certificates, such principal distributions will impact the yield to maturity of the class A-SP certificates. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, pay-downs of mortgage loans due to failure of the related property to meet certain performance criteria or purchases or other removals of underlying mortgage loans from the issuing entity.

          Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2007-C1 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

          As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-3 and A-AB certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-1, A-2, A-AB and A-3 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes entitled to principal, sequentially in alphabetical order of class designation (except that the class A-M certificates and the class A-MFL Upper-Tier REMIC regular interest are senior to the class A-J certificates), in each such case until the related certificate balance is reduced to zero. With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1, A-2 and A-3 certificates remain outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1, A-2 and A-3 certificates remain outstanding with respect to principal attributable to loan group no.
2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2, A-3 and A-1-A certificates were outstanding.

          The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, or if you purchase class A-SP certificates, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

          DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

          -    the amount of distributions on your offered certificates,

          -    the yield to maturity of your offered certificates,

          - the rate of principal distributions on your offered certificates (or, in the case of the class A-SP certificates, the rate of reduction of the notional amount of such certificates), and

          -    the weighted average life of your offered certificates.

          Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

          If--

          - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the rate of default and amount of losses actually experienced, and

          - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

          The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

          Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

          In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest.

          In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of
- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2007-C1 certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

          RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

          -    prevailing interest rates;

          -    the terms of the mortgage loans, including--

               1.   provisions that impose prepayment lockout periods,

               2. provisions that require the payment of Yield Maintenance Charges, and

               3.   amortization terms that require balloon payments;

          - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

          - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

          -    the quality of management of the mortgaged real properties;

          -    the servicing of the mortgage loans;

          -    possible changes in tax laws; and

          -    other opportunities for investment.

          See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2007-C1 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

          The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

          In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a Yield Maintenance Charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

          A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan. We make no representation or warranty regarding:

          - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

          -    the relative importance of those factors;

          - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          - the overall rate of prepayment or default on the underlying mortgage loans.

          DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March 16, 2007 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

          - multiplying the amount of each principal distribution (or, in the case of the class A-SP certificates, application of principal to a reduction in the notional amount) on the certificate by the number of years from the assumed settlement date to the related distribution date;

          -    summing the results; and

          - dividing the sum by the total amount of the reductions in the principal balance (or, in the case of the class A-SP certificates, reduction in the notional amount) of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

          As described in this prospectus supplement, the Total Principal Distribution Amount from loans in loan group no. 1 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), THEN to the class A-1, A-2, A-3, A-AB and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. The Total Principal Distribution Amount from loans in loan group no. 2 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-1-A certificates, THEN to the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), THEN to the class A-1, A-2, A-3 and A-AB certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. In each case, principal distributions will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-AB, A-3, and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2007-C1 certificates with principal balances.

          The tables set forth in Exhibit C show with respect to each class of offered certificates--

          -    the weighted average life of that class, and

          - the percentage of the total initial principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

          The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of total initial principal balances outstanding over time and the weighted average lives of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-MFL and A-J certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

          We make no representation that--

          - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

          - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

          - underlying mortgage loans that are in a prepayment lockout period, including any part of that period when defeasance is allowed or prepayable with a Yield Maintenance Charge, will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

YIELD SENSITIVITY OF THE CLASS A-SP CERTIFICATES

          The yield to investors on the class A-SP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans. If you are contemplating an investment in the class A-SP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the mortgage loans could result in your failure to recoup fully your initial investment.

          The table set forth below shows pre-tax corporate bond equivalent yields for the class A-SP certificates based on the Modeling Assumptions as set forth herein, and further assuming the specified purchase prices and the indicated levels of CPR. Those assumed purchase prices are--

          - expressed in 32nds as a percentage of the initial total notional amount of the class of A-SP certificates (i.e., 2-13 means 2.40625%), and

          -    exclusive of accrued interest.

          The yields set forth in the table below were calculated by:

          - determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class A-SP certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

               1. each of the assumed purchase prices for that class of certificates, plus

               2. accrued interest at the initial pass-through rate for the class A-SP certificates from and including March 1, 2007 to but excluding the assumed settlement date of March 16, 2007, which is part of the Modeling Assumptions; and

          - converting those monthly discount rates to corporate bond equivalent rates.

          Those calculations do not take into account variations that may occur in the interest rates at which investors in the class A-SP certificates may be able to reinvest funds received by them as payments on their certificates. Consequently, they do not purport to reflect the return on any investment on the class A-SP certificates when reinvestment rates are considered.

          There can be no assurance that--

          - the mortgage loans or any particular group of mortgage loans will prepay in accordance with the assumptions used in preparing the tables below,

          - the mortgage loans or any particular group of mortgage loans will prepay as assumed at any of the rates shown in the tables below,

          - the mortgage loans or any particular group of mortgage loans will not experience losses,

          - any required prepayment consideration will be collectable or collected in connection with any voluntary of involuntary prepayment,

          - the mortgage loans or any particular group of mortgage loans will not be liquidated during any applicable prepayment lockout period or prepaid or liquidated during any other period that prepayments are assumed not to occur,

          - the ARD Loans will be paid in full on their respective anticipated repayment dates,

          - the cash flows on the class A-SP certificates, as the case may be, will correspond to the cash flows shown in this prospectus supplement, or

          - the purchase price of the class A-SP certificates, as the case may be, will be as assumed.

          It is unlikely that the mortgage loans or any particular group of mortgage loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the mortgage loans will so prepay at the same rate. Actual yields to maturity for investors in the class A-SP certificates may be materially different than those indicated in the table below. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any class A-SP certificates.

                  PRICE/YIELD TABLE FOR CLASS A-SP CERTIFICATES

             CORPORATE BOND EQUIVALENT (CBE) YIELD OF THE CLASS A-SP
                          CERTIFICATES AT VARIOUS CPRS
                   0.6211% PER ANNUM INITIAL PASS-THROUGH RATE
                  $3,158,284,000 TOTAL INITIAL NOTIONAL AMOUNT

                   0% CPR        25% CPR       50% CPR       75% CPR      100% CPR
PRICE (32NDS)*   CBE YIELD %   CBE YIELD %   CBE YIELD %   CBE YIELD %   CBE YIELD %
--------------   -----------   -----------   -----------   -----------   -----------
     2-05           9.09%         9.09%         9.09%         9.09%         9.09%
     2-07           8.02%         8.02%         8.02%         8.02%         8.02%
     2-09           7.01%         7.01%         7.01%         7.01%         7.01%
     2-11           6.03%         6.03%         6.03%         6.03%         6.03%
     2-13           5.10%         5.10%         5.10%         5.10%         5.10%
     2-15           4.21%         4.21%         4.21%         4.21%         4.21%
     2-17           3.35%         3.35%         3.35%         3.35%         3.35%
     2-19           2.52%         2.52%         2.52%         2.52%         2.52%
     2-21           1.73%         1.73%         1.73%         1.73%         1.73%

----------
*    Exclusive of accrued interest

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

          On or before the date of initial issuance of the offered certificates, the trustee, on behalf of the issuing entity, will enter into an interest rate swap agreement related to the class A-MFL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL certificates (which corresponds to the initial principal balance of the class A-MFL Upper-Tier REMIC regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL Upper-Tier REMIC regular interest (and, correspondingly, the class A-MFL certificates). The termination date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-MFL certificates, (ii) the date on which the notional amount of the swap agreement is reduced to zero,
(iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity is exercised and
(iv) the date on which the termination of the issuing entity occurs. The swap counterparty may make an upfront payment to the depositor in connection with the execution of the swap agreement.

          The Significance Percentage with respect to the interest rate swap payments under the swap agreement is less than 10%. As used in the preceding sentence, "Significance Percentage" refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the class A-MFL certificates. "Significance Estimate" refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in the depositor's internal risk management process in respect of similar instruments.

          It may be an "additional termination event" under the swap agreement if it is determined at any time that the depositor, acting on behalf of the issuing entity, is required, for purposes of compliance with Item 1115(b)(1) or
(b)(2) of Regulation AB (17 C.F.R. 229) ("Regulation AB"), to disclose any financial data relating to the swap counterparty. If such determination is made, the swap counterparty will be required, at its own expense, to (a) provide to the Depositor the required financial data, (b) select a successor swap counterparty who will provide the required financial data or (c) obtain a guarantee from an affiliate, who will provide the required financial data, if provision of such data would satisfy the requirements of Regulation AB. If the swap counterparty does not comply with the obligations described in the immediately preceding sentence, then it will be an "additional termination event" and the swap counterparty or the issuing entity may be required to make a termination payment under the swap agreement.

THE SWAP AGREEMENT

          The swap agreement will provide that, one business day prior to each distribution date, commencing in April 2007, (a) the issuing entity will (subject to the discussion in the following two paragraphs) be obligated to pay to the swap counterparty (i) if there exists no continuing Swap Default, any Yield Maintenance Charges distributable in respect of the class A-MFL Upper-Tier REMIC regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that distribution date and (y) 5.4160% per annum (subject to adjustment as discussed in the following two paragraphs), and (b) the swap counterparty will be obligated to pay to the trustee, for the benefit of the class A-MFL certificateholders, an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus 0.1900% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360 (subject to adjustment as discussed in the following two paragraphs).

          If there is for any reason an interest shortfall with respect to the class A-MFL Upper-Tier REMIC regular interest, then the amount payable by the issuing entity to the swap counterparty will be reduced by an amount equal to the amount, if any, by which (a) 1/12th of the product of (i) 5.4160%, multiplied by (ii) the notional amount of the swap agreement for that distribution date exceeds (b) the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest on deposit in the floating rate account on that distribution date. As a result, the amount payable by the swap counterparty to the issuing entity will also be reduced by an amount equal to the product of (a) the amount of the reduction determined as described in the immediately preceding sentence multiplied by (b) the quotient (the "Interest Rate Proportion") of (i) the product of (x) LIBOR plus 0.1900%, multiplied by
(y) the quotient of the actual number of days in the related accrual period divided by 360, multiplied by (z) the notional amount of the swap agreement for that distribution date, divided by (ii) 1/12th of the product of (i) 5.4160%, multiplied by (ii) the notional amount of the swap agreement for that distribution date.

          If the amount paid by the issuing entity to the swap counterparty is reduced in respect of any distribution date as described in the preceding paragraph, and if in respect of any subsequent distribution date the amount of interest distributions with respect to the class A-MFL Upper-Tier REMIC regular interest on deposit in the floating rate account on that distribution date exceeds 1/12th of the product of (i) 5.4160%, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the issuing entity will be obligated under the swap agreement to pay such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the issuing entity an amount equal to the product of (i) each amount reimbursed to the swap counterparty for the current distribution date and (ii) the Interest Rate Proportion for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

          Payments by the trustee to the swap counterparty and by the swap counterparty to the trustee on behalf of the issuing entity will be made on a net basis, and any such amounts paid to or retained by the trustee on behalf of the issuing entity will be available to make payments of interest to the class A-MFL certificateholders. The swap counterparty will serve as calculation agent under the swap agreement and will be responsible for determining LIBOR and for calculating payments due by the issuing entity to the swap counterparty and by the swap counterparty to the trustee on behalf of the issuing entity.

          If at any time a Collateralization Event is in effect, the swap counterparty will be required to post collateral to secure its obligations under the swap agreement, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies in each case as described in the swap agreement. If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty acceptable to the rating agencies or, in certain circumstances, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement and post collateral under the swap agreement to secure its obligations until such replacement swap counterparty or guarantor is in place. If the swap counterparty fails to (x) post acceptable collateral and find an acceptable replacement swap counterparty or find an acceptable guarantor while a Rating Agency Trigger Event is in effect as required by the swap agreement, (y) find an acceptable guarantor, find an acceptable replacement swap counterparty or post acceptable collateral while a Collateralization Event is in effect, or (z) make a payment to the trustee required under the swap agreement, or if an early termination date is otherwise capable of being designated under the swap agreement in accordance with its terms, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates, to enforce the rights of the issuing entity under the swap agreement as may be permitted by the terms of the swap agreement and the 2007-C1 pooling and servicing agreement, including terminating the swap agreement and using any termination payments received from the swap counterparty (as described under "--Termination Payments" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the termination of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates.

          A "Collateralization Event" will be in effect if (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "A3" or below by Moody's or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty or its guarantor are rated "P-2" or below by Moody's, (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "A2" or below by Moody's, (C) the swap counterparty or its guarantor has no rating by Moody's of its unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations or (D) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty or its guarantor are rated "A-2" or below by S&P or (ii) if the swap counterparty or its guarantor does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "A" or below by S&P.

          A "Rating Agency Trigger Event" will be in effect if (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "BB+" or below by S&P, or (B) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are unrated or rated "Baa1" or below or such rating is withdrawn by Moody's or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty or its guarantor are unrated or rated "P-3" or below (or such rating is withdrawn) by Moody's.

          If the swap counterparty fails to (i) make a payment to the issuing entity required under the swap agreement, (ii) in the case of a collateralization event, to post collateral, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies, in each case, as described in the swap agreement or (iii) in the case of a rating agency trigger event, to find a replacement swap counterparty acceptable to the rating agencies or, in certain circumstances, find a guarantor acceptable to the rating agencies that will guarantee the obligations of the swap counterparty under the swap agreement, in each case, as described in the swap agreement (any such failure, a "Swap Default"), or if the swap agreement is terminated as a result of any other "event of default" or "termination event" described therein and a replacement swap counterparty is not found prior to the next distribution date, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL Upper-Tier REMIC regular interest, which is a fixed rate equal to 5.4160% per annum. Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL Upper-Tier REMIC regular interest following a Swap Default (or if the swap agreement is terminated and a replacement swap counterparty is not found) will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-MFL certificates. Any such Swap
Default (or termination of the swap agreement without a replacement swap counterparty being found) and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL Upper-Tier REMIC regular interest will not constitute a default under the series 2007-C1 pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

          The trustee will have no obligation on behalf of the issuing entity to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related interest payment on the class A-MFL Upper-Tier REMIC regular interest for such distribution date is actually received by the trustee.

TERMINATION PAYMENTS

          To the extent that any payments are received from a replacement swap counterparty as a result of entering into a replacement transaction(s), such amounts will be used to pay any swap termination payments owing to the swap counterparty that is being replaced.

          If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed as one full payment to the holders of the class A-MFL certificates in one lump payment. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the issuing entity under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the issuing entity.

THE SWAP COUNTERPARTY

          Credit Suisse International ("CSi") will be the swap counterparty under the swap agreement. CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990, with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act of 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International, and effective as of January 16, 2006, Credit Suisse First Boston International was renamed "Credit Suisse International." These changes were a renaming only.

          CSi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

          CSi has been assigned a senior unsecured debt rating of "AA-" (stable outlook) by S&P, a senior debt rating of "Aa3" (stable outlook) by Moody's and a long-term rating of "AA-" (stable outlook) by Fitch.

THE SWAP COUNTERPARTY

          Credit Suisse International ("CSi") will be the swap counterparty under the swap agreement. CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990, with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act of 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International, and effective as of January 16, 2006, Credit Suisse First Boston International was renamed "Credit Suisse International." These changes were a renaming only.

          CSi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

          CSi has been assigned a senior unsecured debt rating of "AA-" (stable outlook) by S&P, a senior debt rating of "Aa3" (stable outlook) by Moody's and a long-term rating of "AA-" (stable outlook) by Fitch.

          CSi is an affiliate of the depositor, Column Financial, Inc., which is one of the mortgage loan sellers, and Credit Suisse Securities (USA) LLC, which is one of the underwriters.

               THE SERIES 2007-C1 POOLING AND SERVICING AGREEMENT

GENERAL

          The series 2007-C1 certificates will be issued, the issuing entity will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of March 1, 2007, by and among us, as depositor, and the master servicer, the special servicer and the trustee. The swap counterparty will be a third-party beneficiary of the series 2007-C1 pooling and servicing agreement.

          Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2007-C1 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2007-C1 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2007-C1 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2007-C1 pooling and servicing agreement to be filed with the SEC by means of the EDGAR system, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER

          Capmark Finance Inc. ("Capmark") will act as general master servicer under the series 2007-C1 pooling and servicing agreement with respect to all of the mortgage loans in the issuing entity. Capmark's servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

          Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance.

          The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2006 in respect of which Capmark has acted as master servicer.

             YEAR (AMOUNTS IN $ BILLIONS)
            -----------------------------
             2003    2004    2005    2006
            -----   -----   -----   -----
CMBS (US)    99.0   100.2   122.4   135.3
Other       103.3    97.0   102.8   131.5
            -----   -----   -----   -----
TOTAL       202.3   197.2   225.2   266.8
            =====   =====   =====   =====

          Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

          No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer, as a result of any action or inaction of Capmark as master servicer, including a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

          GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

          Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

          Capmark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. Capmark Overseas Processing India Private Limited is located in Hyderabad (Andhra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

          Each of Capmark Servicer Ireland Limited and Capmark Overseas Processing India Private Limited report to the same executive vice president of Capmark.

          From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as master servicer.

          The information set forth herein concerning Capmark has been provided by Capmark. None of the depositor, the trustee, the sponsors, the mortgage loan sellers, the underwriters nor any other person other than Capmark makes any representation or warranty as to the accuracy or completeness of such information.

THE PRIMARY SERVICERS

          No primary servicer (other than the master servicer, which will act as primary servicer with respect to 226 of the underlying mortgage loans, collectively representing 89.3% of the initial mortgage pool balance) with respect to the series 2007-C1 mortgage pool will service mortgage loans representing 10% or more of the initial mortgage pool balance.

          Column Financial, Inc. ("Column") will act as a non-cashiering primary servicer for 11 mortgage loans in the issuing entity (the "Column Serviced Loans"), collectively representing 7.4% of the initial mortgage pool balance, that were originated or acquired by Column. Column is one of the sponsors, one of the mortgage loan sellers and an affiliate of the depositor and of one of the underwriters. The principal servicing offices of Column are located at 3414 Peachtree Road N.E., Suite 1140, Atlanta, Georgia 30326. See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement and "The Sponsor" in the accompanying prospectus for additional information regarding Column.

          On August 31, 2006, Column launched its program for servicing commercial and multifamily loans, including loans securitized in mortgage-backed securitization transactions. As part of this program, Column entered into a sub-servicing agreement (the "ARCap Subservicing Agreement") with ARCap Servicing, Inc. ("ARCap"), pursuant to which ARCap is generally responsible for performing all routine, non-discretionary servicing obligations with respect to the mortgage loans in Column's servicing portfolio. Under the ARCap Subservicing Agreement, ARCap is required to consult with Column regarding certain discretionary servicing matters, as specifically outlined and in accordance with the procedures set forth therein. ARCap is not an affiliate of the depositor, the trustee, the issuing entity or any of the sponsors or mortgage loan sellers identified in this prospectus supplement.

          As of February 1, 2007, 25 loans (including the Column Serviced Loans), with an aggregate original principal balance of $382,716,500, were being serviced under the sub-servicing arrangement described in the foregoing paragraph. Over time, Column expects its servicing portfolio to include loans secured by multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

          Column has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards. Column intends to update its servicing policies and procedures periodically to keep pace with the changes in the commercial mortgage-backed securities industry. Column is not currently rated as a primary servicer or master servicer by any rating agency.

          Column will act as a non-cashiering primary servicer with respect to the Column Serviced Loans pursuant to a primary servicing agreement entered into with the master servicer. In general, Column's obligations under the primary servicing agreement will be performed by ARCap pursuant to the ARCap Subservicing Agreement described above. Under the primary servicing agreement, Column, as primary servicer for the Column Serviced Loans, will be required to act as the point of contact for the related borrowers with respect to certain servicing duties of the master servicer described under "The Series 2007-C1 Pooling and Servicing Agreement--Servicing Under the Series 2007-C1 Pooling and Servicing Agreement" in this prospectus supplement.

          The primary servicing agreement will require Column (as primary servicer) to perform its servicing obligations in a manner which is consistent with the series 2007-C1 pooling and servicing agreement. In consideration of the performance of its servicing obligations, Column (as primary servicer) will be paid a servicing fee that is included in the Administrative Fee for the Column Serviced Loans, as set forth on Exhibit A-1. In addition, Column will be entitled to the additional compensation described under "The Series 2007-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" with respect to the Column Serviced Loans.

          Column's obligations under the primary servicing agreement include, but are not limited to (in each case, in accordance with the terms of the primary servicing agreement and the series 2007-C1 pooling and servicing agreement):

          - collecting and delivering to the master servicer copies of periodic inspection reports, operating statements, rent rolls and other financial statements required under the 2007-C1 pooling and servicing agreement in respect of the Column Serviced Loans;

          - processing defeasance requests, modifications, requests for assumptions and transfers of interest in the related borrower or related mortgaged property and requests for subordinate financing in respect of the Column Serviced Loans; and

          - providing to the certificateholders, the depositor, the trustee, the special servicer, the series 2007-C1 controlling class representative and the master servicer access to certain information regarding the Column Serviced Loans.

          With respect to the items referred to in the second bullet above, the master servicer will not be responsible for approval or oversight of the primary servicer's actions, and will not have liability for such actions.

          Column may also exercise some custodial responsibility with respect to the Column Serviced Loans and may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise, including custody of any applicable letters of credit. To the extent Column performs custodial functions as servicer, documents will be maintained in a secure location.

          In addition, unless an event of default under the primary servicing agreement occurs or the series 2007-C1 pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the Column Serviced Loans are repaid, repurchased or liquidated or the related mortgaged properties become REO property. Events of default under the primary servicing agreement include, but are not limited to:

          - the failure of the Column (as primary servicer) to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement,

          - a breach by Column (as primary servicer) of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates or the master servicer which is not cured within the period set forth in the primary servicing agreement,

          -    certain events of bankruptcy or insolvency involving Column, and

          - any action or inaction by Column with respect to its servicing obligations, which action or inaction has caused a master servicer event of default under the series 2007-C1 pooling and servicing agreement.

          Upon the occurrence and continuance of an event of default by Column under the primary servicing agreement, the master servicer may (but is not required to) terminate the rights and obligations of Column under the primary servicing agreement. The master servicer is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. In addition, the primary servicing agreement provides that Column may resign from its obligations and duties as primary servicer thereunder. In the event that Column is terminated or resigns as primary servicer under the primary servicing agreement (or if the parties otherwise agree to terminate the primary servicing agreement), the master servicer will be required to itself perform its servicing responsibilities under the series 2007-C1 pooling and servicing agreement with respect to the Column Serviced Loans until a new primary servicer, if any, is appointed by the master servicer with respect to such mortgage loans. Any successor primary servicer is required to transact business in the states in which the related mortgaged properties are located, if required by applicable law.

THE SPECIAL SERVICER

          Midland Loan Services, Inc. ("Midland") will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the series 2007-C1 pooling and servicing agreement.

          Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland is also an affiliate of a company that is the external manager of an entity that may be the initial controlling class representative under the series 2007-C1 pooling and servicing agreement. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

          Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

          Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland's ENTERPRISE!(R) Loan Management System. Furthermore Midland's disaster recovery plan is reviewed annually.

          Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

          No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

          From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2007-C1 pooling and servicing agreement.

          Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

          As of December 31, 2006, Midland was servicing approximately 22,700 commercial and multifamily mortgage loans with a principal balance of approximately $200.3 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 16,500 of such loans, with a total principal balance of approximately $139.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2006, Midland was named the special servicer in approximately 126 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $88.8 billion. With respect to such transactions as of such date, Midland was administering approximately 93 assets with an outstanding principal balance of approximately $383.7 million.

          Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

PORTFOLIO GROWTH -               CALENDAR YEAR END
  MASTER/PRIMARY         (APPROXIMATE AMOUNTS IN BILLIONS)
----------------------   ---------------------------------
                               2004   2005   2006
                               ----   ----   ----
CMBS                            $70   $104   $139
Other                           $28   $ 32   $ 61
Total                           $98   $136   $200

          Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2004 to 2006.

  PORTFOLIO GROWTH -             CALENDAR YEAR END
CMBS SPECIAL SERVICING   (APPROXIMATE AMOUNTS IN BILLIONS)
----------------------   ---------------------------------
                               2004   2005   2006
                               ----   ----   ----
Total                           $49    $65    $89

LIABILITY OF THE SERVICERS

          The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicer or the special servicer. In addition, the master servicer and the special servicer will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the series 2007-C1 pooling and servicing agreement or for errors in judgment; provided, however, that the master servicer and the special servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicer and the special servicer will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to the series 2007-C1 pooling and servicing agreement, the underlying mortgage loans or the certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the series 2007-C1 pooling and servicing agreement, by reason of negligent disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. The master servicer also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the series 2007-C1 pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

          If an event of default occurs and remains unremedied with respect to the master servicer or the special servicer under the series 2007-C1 pooling and servicing agreement, then, in each and every such case, so long as the event of default remains unremedied, the trustee, will be authorized to, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, will, terminate all of the obligations and rights of the master servicer or the special servicer, as applicable, under the series 2007-C1 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2007-C1 certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing fees and other compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

          - succeed to all of the responsibilities, duties and liabilities of the master servicer or the special servicer, as applicable, under the series 2007-C1 pooling and servicing agreement; or

          - appoint an established mortgage loan servicing institution to act as successor to the master servicer or the special servicer, as applicable, under the series 2007-C1 pooling and servicing agreement.

          If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or is not approved by each rating agency, it may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicer or such special servicer, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

          In connection with such appointment and assumption of a successor to the master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the series 2007-C1 pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Trust Fund Expenses. The trustee, the master servicer, the special servicer and such successor are required to take such action, consistent with the series 2007-C1 pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under the series 2007-C1 pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

          If the master servicer or special servicer, as the case may be, is terminated pursuant to the terms of the series 2007-C1 pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume the master servicer's or special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of the master servicer's or special servicer's, as the case may be, responsibilities and rights under the series 2007-C1 pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the master servicer to the collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property.

THE TRUSTEE

          Wells Fargo Bank, N.A. ("Wells Fargo") will act as the trustee and custodian to the Credit Suisse Commercial Mortgage Trust Series 2007-C1 pursuant to the series 2007-C1 pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, over 23 million customers and 167,000 employees as of September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer and the special servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

          Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgaged-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

          In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

          The trustee under the series 2007-C1 pooling and servicing agreement is required at all times to be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the series 2007-C1 pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by Fitch and "Aa3" or higher by Moody's (or such other rating as would not, as evidenced in writing by such rating agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then current ratings then assigned thereby to any class of series 2007-C1 certificates) and may not be an affiliate of the depositor, the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may
be).

          In its capacity as custodian, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the series 2007-C1 certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 43,000 commercial mortgage loan files.

          In addition, Wells Fargo has served as loan file custodian for various mortgage loans owned by Column Financial, Inc., including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the series 2007-C1 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

          Under the terms of the series 2007-C1 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information), current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

          In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

RESIGNATION AND REMOVAL OF THE TRUSTEE

          The trustee will be permitted at any time to resign from its obligations and duties under the series 2007-C1 pooling and servicing agreement by giving written notice to the depositor. Upon receiving a notice of resignation, the depositor will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee has accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

          If at any time the trustee ceases to be eligible to continue as the trustee under the series 2007-C1 pooling and servicing agreement, or if at anytime the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 51% of the voting rights may at any time, without cause, remove the trustee under the series 2007-C1 pooling and servicing agreement and appoint a successor trustee.

          Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

          See "--Rights Upon Event of Default," "--Matters Regarding the Trustee," and "--Certain Indemnities" in this prospectus supplement and "Resignation and Removal of the Trustee" in the accompanying prospectus.

ASSIGNMENT OF THE MORTGAGE LOANS

          On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans, without recourse, to the trustee for the benefit of the holders of the series

2007-C1 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2007-C1 POOLING AND SERVICING AGREEMENT

          The master servicer and special servicer must service and administer the mortgage loans and any REO Properties owned by the issuing entity for which it is responsible, directly or through sub-servicers, in accordance with--

          -    any and all applicable laws,

          - the express terms of the series 2007-C1 pooling and servicing agreement,

          - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

          -    to the extent consistent with the foregoing, the Servicing
               Standard.

          In general, the master servicer will be responsible for the servicing and administration of--

          - all mortgage loans in the issuing entity as to which no Servicing Transfer Event has occurred, and

          - all worked-out mortgage loans in the issuing entity as to which no new Servicing Transfer Event has occurred.

          In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

          In general, subject to specified requirements and certain consents and approvals of the series 2007-C1 controlling class representatives contained in the series 2007-C1 pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the issuing entity.

          Despite the foregoing, the series 2007-C1 pooling and servicing agreement will require the master servicer:

          - to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

          - otherwise, to render other incidental services with respect to any specially serviced assets.

          The master servicer will transfer servicing of a mortgage loan in the issuing entity to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all applicable Servicing Transfer Events with respect to that mortgage loan cease to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

          CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the series 2007-C1 pooling and servicing agreement by the master servicer or special servicer, as applicable, if a CBA A/B Material Default with respect to that mortgage loan has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities in respect of the underlying mortgage loans will be the corresponding master servicing fees.

          The master servicing fee:

          - will be earned with respect to each underlying mortgage loan, including (without duplication)--

               1.   each specially serviced mortgage loan, if any,

               2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

               3. each mortgage loan, if any, as to which defeasance has occurred; and

          -    in the case of each underlying mortgage loan, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

               2. accrue at a master servicing fee rate (inclusive of any primary servicing fees) that, on a loan-by-loan basis, ranges from 0.01% per annum to 0.0325% per annum (inclusive of any primary servicing fees),

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan (or if not so paid will remain outstanding).

          As of the date of initial issuance of the series 2007-C1 certificates, the weighted average master servicing fee for the mortgage pool will be 0.02058231% per annum.

          For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees.

          PREPAYMENT INTEREST SHORTFALLS. The series 2007-C1 pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool by reason of the master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer
(i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order or (v) at the request of or with the consent of the series 2007-C1 controlling class representative), the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

          -    the excess, if any, of --

               1. the total amount of those Prepayment Interest Shortfalls, over

               2. the total amount of Prepayment Interest Excesses collected with respect to the mortgage loans serviced by such master servicer during the subject collection period; and

          - an amount equal to that portion of the master servicing fee collected during that collection period by such master servicer that is calculated at 0.005% per annum, provided, however, that subject to certain exceptions set forth in the series 2007-C1 pooling and servicing agreement, if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments, then, such amount shall be an amount equal to 100% of the master servicing fee collected during that collection period by such master servicer.

          No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

          Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, with respect to the mortgage pool will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

          - any Prepayment Interest Excesses collected with respect to the mortgage loans serviced by such master servicer during that collection period and which are required to be applied to offset Prepayment Interest Shortfalls, and

          - any payments made by such master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

          -    the corresponding special servicing fees,

          -    the corresponding workout fees, and

          -    the corresponding liquidation fees.

          SPECIAL SERVICING FEE. The special servicing fee:

          -    will be earned with respect to--

               1.   each specially serviced mortgage loan, if any, and

               2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

          - in the case of each mortgage loan described in the foregoing bullet, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

               2. accrue at a special servicing fee rate of 0.25% (25 basis points) per annum, and

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          - will be payable to the special servicer monthly from general collections on all the mortgage loans and any REO Properties that are on deposit in the master servicer's collection account from time to time.

          WORKOUT FEE. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% (100 basis points) to, each payment of interest, other than Default Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

          If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all workout fees payable with respect to underlying mortgage loans that were worked out--or, in some cases, about to be worked out--during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

          Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C1 certificateholders.

          LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as it may be extended). As to each underlying mortgage loan repurchased as contemplated by the preceding sentence and each specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% (100 basis points) to, the related payment or proceeds, exclusive of any liquidation expenses and exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges.

          Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

          - the repurchase or replacement of any underlying mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

          - the purchase of any Defaulted Loan by the special servicer or the series 2007-C1 series 2007-C1 controlling class representative, or any of their affiliates (unless the purchase option has been assigned without consideration to an unaffiliated third party), as described under "--Fair Value Purchase Option" below;

          - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Companion Loan, pursuant to the related CBA A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced;

          - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 90 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the series 2007-C1 pooling and servicing agreement;

          - the purchase of all of the mortgage loans and REO Properties in the issuing entity by a master servicer, a special servicer or any single certificateholder or group of certificateholders of the series 2007-C1 controlling class in connection with the termination of the issuing entity, as described under "--Termination" below; or

          - following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2007-C1 certificates for all the remaining mortgage loans and REO Properties in the issuing entity, as described under "--Termination" below.

          Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C1 certificateholders.

          If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any liquidation fee payable with respect to any specially serviced mortgage loan that has been or is liquidated (whether prior to or subsequent to such termination or resignation, as applicable) pursuant to an action plan submitted by the special servicer and approved (or deemed approved) by the series 2007-C1 directing certificateholder. The successor special servicer will not be entitled to any portion of those liquidation fees.

          ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

          - the amount of all Prepayment Interest Excesses collected with respect to the underlying mortgage loans during any collection period, over

          - the amount of certain Prepayment Interest Shortfalls incurred with respect to the underlying mortgage loans during the related collection period.

          In addition, the following items collected on the mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2007-C1 pooling and servicing agreement:

          - any late payment charges and Default Interest actually collected on a mortgage loan and that are not otherwise applied--

               1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property;

               2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

               3. to pay, or to reimburse the issuing entity for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Trust Fund Expense; and

          - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

          The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

          - will generally be entitled to retain any interest or other income earned on those funds, and

          - will be required to cover any losses of principal with respect to those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

          The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

          - will be entitled to retain any interest or other income earned on those funds, and

          - will be required to cover any losses of principal with respect to those investments from its own funds.

          Generally, neither the master servicer nor the special servicer will be obligated, however, to cover any losses with respect to any such investment of funds resulting from the bankruptcy or insolvency of any depository institution or trust company holding the applicable related account, provided that the master servicer or special servicer may be obligated if certain requirements in the series 2007-C1 pooling and servicing agreement are not complied with.

          PAYMENT OF EXPENSES; SERVICING ADVANCES. The master servicer and the special servicer will each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C1 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for these expenses except as expressly provided in the series 2007-C1 pooling and servicing agreement.

          With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2007-C1 pooling and servicing agreement with respect to the related mortgaged real property.

          In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, subject to recoverability, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it, including those made on an emergency basis with respect to a particular underlying mortgage loan or REO Property, as provided in the series 2007-C1 pooling and servicing agreement. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

          The special servicer will request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis), which request is required to be in writing, in a timely manner that does not adversely affect the interests of any series 2007-C1 certificateholders. Subject to the discussion in the second succeeding paragraph, the master servicer must make the requested servicing advance (which advances will be reimbursable to the master servicer from collections on the mortgage loans, as further described in the paragraphs below and under "The Series 2007-C1 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement) within a specified number of days following such master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable such master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the master servicer with notice and information regarding any servicing advance, the master servicer will have no obligation to make the subject servicing advance.

          If the master servicer is required under the series 2007-C1 pooling and servicing agreement to make a servicing advance, but fails to does so when the servicing advance is required to be made, then the trustee will be required:

          - if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

          - if the failure continues for three (3) more business days after that notice, to make the servicing advance.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in such party's judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, special servicer or the trustee makes a servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee will be entitled to conclusively rely on the determination of the master servicer regarding the nonrecoverability of any servicing advance. In addition, the trustee and the master servicer will conclusively rely on the affirmative determination of the special servicer that any servicing advance is nonrecoverable; provided, however, that in the absence of such determination by the special servicer (it being understood that the special servicer will have no obligation to make any such determination), the trustee and the master servicer will be entitled to make their own determination that a servicing advance is nonrecoverable. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2007-C1 certificates (exclusive of the class A-MFL certificates) and the class A-MFL Upper-Tier REMIC regular interest on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

          Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the issuing entity, and to the extent that principal collections are insufficient to fully reimburse the aggregate amount of such Nonrecoverable Servicing Advances, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Prime Rate. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2007-C1 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool during the current collection period. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2007-C1 certificateholders to the detriment of other classes of series 2007-C1 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2007-C1 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party to the series 2007-C1 certificateholders.

          In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon) (thereby reducing the amount of principal otherwise distributable on the series 2007-C1 certificates (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest) on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance (together with interest thereon) out of general collections in the master servicer's collection account in an amount equal to the portion of that advance that remains outstanding, plus accrued interest, subject to the master servicer's or trustee's election to obtain reimbursement over time as described in the previous paragraph.

          In addition, to the extent that reimbursements of any servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

          The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on the mortgage loans on deposit in the master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced by the master servicer. In addition, the series 2007-C1 pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or, if a specially serviced mortgage loan or REO Property is involved, the special servicer, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C1 certificateholders (as a collective whole) or, if a CBA A/B Loan Pair or an REO Property related to a CBA A/B Loan Pair is involved, the series 2007-C1 certificateholders and the holder of the related Companion Loan (as a collective whole).

          The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the Prime Rate. Interest accrued with respect to any servicing advance will be payable--

          - FIRST, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

          - THEN, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

          To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2007-C1 certificates. Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

THE SERIES 2007-C1 CONTROLLING CLASS REPRESENTATIVE

          ELECTION OF THE SERIES 2007-C1 CONTROLLING CLASS REPRESENTATIVE. The holders of series 2007-C1 certificates representing more than 50% of the total principal balance of the series 2007-C1 controlling class, will be entitled to--

          - select a representative having the rights and powers described under "--Rights and Powers of a Series 2007-C1 Controlling Class Representative" below, or

          - replace an existing series 2007-C1 controlling class representative.

          The trustee will be required to notify promptly all the certificateholders of the series 2007-C1 controlling class that they may select a series 2007-C1 controlling class representative upon:

          - the receipt by the trustee of written requests for the selection of a series 2007-C1 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2007-C1 controlling class;

          - the resignation or removal of the person acting as series 2007-C1 controlling class representative; or

          - a determination by the trustee that the controlling class of series 2007-C1 certificateholders has changed.

          The notice will explain the process for selecting a series 2007-C1 controlling class representative. The appointment of any person as a series 2007-C1 controlling class representative will not be effective until:

          - the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2007-C1 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2007-C1 controlling class; and

          -    that person provides the trustee with--

               1.   written confirmation of its acceptance of its appointment,

               2. written confirmation of its agreement to keep confidential all information received by it with respect to the issuing entity,

               3. an address and telecopy number for the delivery of notices and other correspondence, and

               4. a list of officers or employees of the person with whom the parties to the series 2007-C1 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

          It is anticipated that Anthracite Capital, Inc., which is externally managed by an affiliate of the special servicer, will act as the initial series 2007-C1 controlling class representative under the series 2007-C1 pooling and servicing agreement.

          RESIGNATION AND REMOVAL OF A SERIES 2007-C1 CONTROLLING CLASS REPRESENTATIVE. The series 2007-C1 controlling class representative may at any time resign by giving written notice to the trustee, the master servicer, the special servicer and each series 2007-C1 certificateholder of the series 2007-C1 controlling class. The holders of series 2007-C1 certificates representing more than 50% of the total principal balance of the series 2007-C1 controlling class will be entitled to remove any existing series 2007-C1 controlling class representative by giving written notice to the trustee, the special servicer and that existing series 2007-C1 controlling class representative.

          RIGHTS AND POWERS OF A SERIES 2007-C1 CONTROLLING CLASS REPRESENTATIVE. The series 2007-C1 controlling class representative will be entitled to advise the master servicer and special servicer with respect to the applicable party taking any of the actions identified in clauses 1. through 10. of the following sentence. In addition, except as otherwise indicated below in this "--Rights and Powers of a Series 2007-C1 Controlling Class Representative" subsection, the special servicer may not take (or consent to the master servicer's taking of) any of the actions identified in clauses 1. to 10. below as to which the series 2007-C1 controlling class representative has objected in writing within five (5) business days of having received a recommendation in writing regarding the particular action and having been provided with all reasonably requested information with respect to the particular action:

          1. any proposed foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the issuing entity as come into and continue in default;

          2. any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of a mortgage loan in the issuing entity;

          3. any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the issuing entity;

          4. any proposed sale of an REO Property out of the issuing entity for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the issuing entity as described under "--Termination" below;

          5. any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

          6. any release of material collateral for a mortgage loan in the issuing entity, other than in accordance with the specific terms which do not provide for lender discretion of, or upon satisfaction of, that mortgage loan;

          7. any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the issuing entity, other than in accordance with the specific terms of that mortgage loan;

          8. releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the issuing entity, as set forth in the series 2007-C1 pooling and servicing agreement;

          9. any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the issuing entity except as contemplated in the last sentence under "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" below (in which event, the series 2007-C1 controlling class representative shall have no right to object thereto); and

          10. any consent to a change in franchise with respect to a mortgage loan secured by a hospitality property or a change in the property manager for a property with a stated principal balance in excess of $5,000,000;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2007-C1 certificateholders, as a whole, the special servicer or the master servicer, as the case may be, may take any such action without waiting for the response of the series 2007-C1 controlling class representative.

          Furthermore, except as otherwise indicated below in this "--Rights and Powers of a Series 2007-C1 Controlling Class Representative" subsection, the series 2007-C1 controlling class representative may direct a special servicer to take, or to refrain from taking, such actions as that series 2007-C1 controlling class representative may deem advisable or as to which provision is otherwise made in the series 2007-C1 pooling and servicing agreement.

          Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2007-C1 controlling class representative, as contemplated by the preceding paragraph, may:

          - require or cause a master servicer or special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2007-C1 pooling and servicing agreement, including the master servicer's or special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard;

          -    result in an adverse tax consequence for the issuing entity;

          - expose the issuing entity, us, a master servicer, a special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

          - expand the scope of a master servicer's or special servicer's responsibilities under the series 2007-C1 pooling and servicing agreement.

The master servicer and special servicer are required to disregard any advice, direction or objection given or made by the series 2007-C1 controlling class representative that would have any of the effects described in the immediately preceding four bullets.

          When reviewing the rest of this section, "The Series 2007-C1 Pooling and Servicing Agreement," it is important that you consider the effects that the rights and powers of the series 2007-C1 controlling class representative discussed above could have on the actions of the master servicer and the special servicer.

          LIABILITY TO BORROWERS. In general, any and all expenses of the series 2007-C1 controlling class representative are to be borne by the holders of the series 2007-C1 controlling class in proportion to their respective percentage interests in that class, and not by the issuing entity. However, if a claim is made against the series 2007-C1 controlling class representative by a borrower with respect to the series 2007-C1 pooling and servicing agreement or any particular mortgage loan, that series 2007-C1 controlling class representative is to notify immediately the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the master servicer or the special servicer (depending on whether or not the related loan is a specially serviced mortgage loan) will assume the defense of the claim on behalf of and at the expense of the issuing entity against that series 2007-C1 controlling class representative, but only if--

          - a special servicer, a master servicer, the trustee or the issuing entity are also named parties to the same action, and

          - in the reasonable judgment of the master servicer or the special servicer (depending on whether or not the related loan is a specially serviced mortgage loan),

               1. that series 2007-C1 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

               2. there is no reasonable likelihood that the issuing entity will be an adverse party in the action as regards that series 2007-C1 controlling class representative.

          LIABILITY TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS. The series 2007-C1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2007-C1 controlling class representative does not have any duties to the holders of any class of series 2007-C1 certificates other than the controlling class. It may act solely in the interests of the certificateholders of the series 2007-C1 controlling class and will have no liability to any other series 2007-C1 certificateholders for having done so. No series 2007-C1 certificateholder may take any action against the series 2007-C1 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2007-C1 controlling class.

          BENEFICIAL OWNERS OF A CONTROLLING CLASS. If the controlling class of series 2007-C1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

          - to receive all notices described above under this "--The Series 2007-C1 Controlling Class Representative" section, and

          - to exercise directly all rights described above under this "--The Series 2007-C1 Controlling Class Representative" section,

that it otherwise would if it were the registered holder of certificates of that series 2007-C1 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

          The series 2007-C1 controlling class representative may, upon not less than 10 days' prior written notice to the respective parties to the series 2007-C1 pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2007-C1 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

          1. written confirmation from each of Fitch and Moody's, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-C1 certificates, and

          2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C1 pooling and servicing agreement against the proposed special servicer.

          In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

          - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation (including any workout fees and liquidation fees);

          - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest;

          - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

          - continued rights to some or all workout fees and liquidation fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

          Subject to the discussion under "--The Series 2007-C1 Controlling Class Representative" above, the special servicer, with respect to the specially serviced mortgage loans in the issuing entity, and the master servicer, with respect to the other mortgage loans, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise or waive any right the lender may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, if the subject mortgage loan has, or is part of a cross-collateralized group that has, a cut-off date principal balance or outstanding principal balance, as the case may be, in excess of any minimum threshold imposed by the applicable rating agencies, then (subject to the related mortgage loan documents and applicable law) neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or due-on-sale clause unless it has received written confirmation from each of Fitch and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2007-C1 certificates. Furthermore, the master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

          The special servicer, with respect to the specially serviced mortgage loans in the issuing entity, and the master servicer, with respect to the other mortgage loans, each may, consistent with the Servicing Standard, agree to:

          -    modify, waive or amend any term of any mortgage loan;

          -    extend the maturity of any mortgage loan;

          - defer or forgive the payment of interest on and principal of any mortgage loan;

          - defer or forgive the payment of late payment charges and Yield Maintenance Charges on any mortgage loan;

          - permit the defeasance, release, addition or substitution of collateral securing any mortgage loan; or

          - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

          The ability of a special servicer or master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2007-C1 Controlling Class Representative," and "--Enforcement of
Due-on-Encumbrance and Due-on-Sale Provisions" above, and further, to each of the following limitations, conditions and restrictions:

          - With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or special servicer, as the case may be, in its discretion) or minor covenant defaults, releases of non-material parcels of a mortgaged real property, grants of easements that do not materially affect the use or value of the mortgaged real property and, as described below in this "--Modifications, Waivers, Amendments and Consents" section, the waiver of Post-ARD Additional Interest with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the issuing entity, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, unless the master servicer has obtained the consent of the special servicer.

          - With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or special servicer, as the case may be, in its discretion), the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend any term of, and may not take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the issuing entity, if doing so would--

               1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

               2. in the judgment of the special servicer, materially impair the security for the mortgage loan,

               unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2007-C1 certificateholders, as a collective whole, on a present value basis than would liquidation.

          - The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the issuing entity to a date beyond the earliest of--

               1. the fifth anniversary of the mortgage loan's original stated maturity date,

               2.   three (3) years prior to the rated final distribution date,

               3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten (10)
                    years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

               4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two
                    (2) years prior to the expiration of the term of that policy, unless the special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

          - Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the issuing entity, if doing so would--

               1. cause any REMIC created under the series 2007-C1 pooling and servicing agreement, to fail to qualify as a REMIC under the Code,

               2. result in the imposition of any tax under the Code on prohibited transactions of or contributions, after the applicable startup date to any REMIC created under the series 2007-C1 pooling and servicing agreement, or

               3. adversely affect the status of any portion of the issuing entity that is intended to be a grantor trust under the Code.

          - The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the issuing entity other than in accordance with the terms of the subject mortgage loan, unless that special servicer has first--

               1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                    (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                    (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

               2. received, at the expense of the related borrower, confirmation from each of Fitch and Moody's, as applicable, that the addition or substitution of collateral will not, in and of itself, result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2007-C1 certificates.

          - With limited exception generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, a special servicer may not release or consent to a master servicer's releasing any material collateral securing an outstanding mortgage loan in the issuing entity other than in accordance with the specific terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the issuing entity. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or a substantially similar plan, despite the discussion above.

          Notwithstanding the foregoing, the master servicer will be permitted, with the consent of the series 2007-C1 controlling class representative, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

          - the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

          - the master servicer determines that waiving the issuing entity's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

The master servicer will not have any liability to the issuing entity, the series 2007-C1 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The series 2007-C1 pooling and servicing agreement will also limit the master servicer's and special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest. Neither the master servicer nor the special servicer may waive any Default Interest or late payment charge without the consent of the series 2007-C1 controlling class representative, to the extent that such Default Interest or late payment charges would otherwise be available to offset outstanding interest on advances or other outstanding Additional Trust Fund Expenses with respect to the related mortgage loan.

          All modifications, amendments and material waivers entered into with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer, as applicable, must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, amendment or material waiver agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

          Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the issuing entity, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2007-C1 pooling and servicing agreement, unless--

          - an appraisal had previously been obtained within the prior twelve months, and

          - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

          Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer will, unless the series 2007-C1 controlling class representative permits or requires otherwise, perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

          As a result of any appraisal or other valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          If an Appraisal Trigger Event occurs with respect to any mortgage loan in the issuing entity, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2007-C1 Pooling and Servicing Agreement" above, and

          - no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

          The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to such master servicer as a servicing advance.

          Notwithstanding the foregoing, the series 2007-C1 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the certificateholders of the series 2007-C1 controlling class. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNT

          GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for the segregation of the amounts received with respect to the Companion Loans.

          The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2007-C1 pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

          DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the underlying mortgage loans subsequent to the date of initial issuance of the offered certificates with respect to the underlying mortgage loans (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in March 2007 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related due date in the month of substitution):

          - all principal payments collected, including principal prepayments;

          - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

          -    any Yield Maintenance Charges and late payment charges collected;

          - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

          - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

          - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

          - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

          - any amounts paid by the holder of a CBA B-Note Companion Loan or a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

          - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

          - all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

          - any amount transferred by the special servicer from its REO account; and

          -    any amounts transferred from any debt service reserve accounts.

          Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

          Also, notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer, which may be a subaccount of the collection account, solely with respect to that CBA A/B Loan Pair and thereafter amounts allocable to the related CBA A-Note Mortgage Loan will be transferred to the collection account.

          WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

          1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

               (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period,

               (c)  amounts allocable to the Companion Loans, and

               (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2007-C1 certificateholders in accordance with any of clauses 2. through 18. below;

          2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

          3. to pay itself, any primary servicer or the trustee earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity, with that payment to be made out of collections on that mortgage loan that are allocable as interest, or if such mortgage loan or REO Property has been liquidated with payment to be made out of general collections;

          4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity that is either--

               (a)  a specially serviced mortgage loan, or

               (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

          5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above and to reimburse itself, the special servicer or the trustee, as applicable, out of amounts on deposit that represent principal collections, for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status;

          7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the series 2007-C1 pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the issuing entity as to which, or that relates to the mortgaged real property as to which, that advance was made;

          8. to pay Additional Trust Fund Expenses--other than interest on advances, which is covered by clause 7. above--incurred with respect to any mortgage loan in the issuing entity, with that payment to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to that mortgage loan;

          9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity (but for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status, only out of general collections that represent collections of principal), any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

          10. to pay the master servicer or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity;

          12. to pay, out of general collections on the mortgage loans and any REO Properties, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

          13. to pay, out of general collections on the mortgage loans and any REO Properties, for unadvanced costs and expenses incurred by the issuing entity in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the issuing entity;

          14. to pay the master servicer, the special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees, controlling persons and agents (including any primary servicer), as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

          15. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the issuing entity, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or master servicer and (c) the fees of the master servicer and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

          16. to reimburse itself, the special servicer, the depositor or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

          17. to pay for the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2007-C1 pooling and servicing agreement to the extent payable out of the issuing entity and the cost of obtaining any extensions from the IRS for the sale of any REO Property;

          18.  to pay for--

               (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2007-C1 pooling and servicing agreement to the extent payable out of the issuing entity; and

               (b) the cost of obtaining an extension from the IRS for the sale of any REO Property;

          19. to pay any other items described in this prospectus supplement as being payable from the collection account;

          20. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in March 2007 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the issuing entity;

          21. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

          22. to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement; and

          23. to clear and terminate the collection account upon the termination of the series 2007-C1 pooling and servicing agreement.

          In no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

          The series 2007-C1 pooling and servicing agreement grants the series 2007-C1 controlling class representative and the special servicer, in that order, an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a controlling class representative (if not earlier exercised or declined) will expire at such time as the related class of series 2007-C1 certificates is no longer the series 2007-C1 controlling class. The ability of the master servicer or the special servicer to sell any underlying mortgage loan will be subject to the discussions under the heading "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

          Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the series 2007-C1 controlling class representative of such determination.

          Within 30 days following the date the special servicer receives an appraisal after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2007-C1 pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the issuing entity, including as the series 2007-C1 controlling class representative or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of that mortgage loan is no less than the amount that the master servicer considers to be the fair value of that mortgage loan. In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicer's collection account a fee, as specified in the series 2007-C1 pooling and servicing agreement, for each such confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan that is made by the master servicer or the trustee, as the case may be.

          Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

          - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and Additional Trust Fund Expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale and a liquidation fee if the Purchase Option has been assigned without consideration to an unaffiliated third party and such third party is exercising the Purchase Option, or

          - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer and a liquidation fee if the Purchase Option has been assigned without consideration to an unaffiliated third party and such third party is exercising the Purchase Option.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

          Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2007-C1 pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

          If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

          - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

          - the acquisition on behalf of the issuing entity of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

          - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

          There can be no assurance that the fair value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a workout of that mortgage loan.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

          In the event that a default on any underlying mortgage loan has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

          -    institute foreclosure proceedings;

          -    exercise any power of sale contained in the related mortgage;

          -    obtain a deed in lieu of foreclosure; or

          - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise.

provided that the series 2007-C1 pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

          The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2007-C1 certificates (or, in the case of the CBA A/B Loan Pair, the holders of the series 2007-C1 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

          - the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity, and

          -    either:

               1.   the report indicates that--

                    (a) the particular real property is in compliance with applicable environmental laws and regulations, and

                    (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2007-C1 certificates (or, in the case of the CBA A/B Loan Pair, the holders of the series 2007-C1 certificates and the holder of the related Companion Loan as a collective whole), on a present value basis, than not taking those actions.

          If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the issuing entity, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

          A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan in the issuing entity, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2007-C1 certificates and, in the case of a CBA A/B Loan Pair, the holder of the related Companion Loan, may vary considerably depending on the particular mortgage loan, the related mortgaged real property, the borrower, the rights of the holder of the related Companion

Loan, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

          If liquidation proceeds collected with respect to any defaulted mortgage loan in the issuing entity are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the master servicer, the special servicer and/or any other party in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2007-C1 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2007-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

          If title to any mortgaged real property is acquired by the special servicer on behalf of the issuing entity (or, in the case of a CBA A/B Loan Pair, on behalf of the issuing entity and the holder(s) of the related Companion Loan(s)), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

          -    the IRS grants an extension of time to sell any REO Property, or

          - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the series 2007-C1 pooling and servicing agreement, to fail to qualify as a REMIC under the Code.

          The special servicer will be required to use reasonable efforts to solicit cash offers for any applicable REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

          In general, the special servicer, directly or through a wholly-owned limited liability company established to own the subject REO Property, or an independent contractor employed by that special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that:

          - maintains its status as foreclosure property under the REMIC provisions of the Code; and

          - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

          The special servicer must review the operation of each REO Property held by the issuing entity and, in connection with that review, may consult with the trustee to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Code.

          This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the issuing entity receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

          The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2007-C1 certificateholders (including, in the case of the class A-MFL certificates, through the class A-MFL Upper-Tier REMIC regular interest). See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

          The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two (2) business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to that special servicer, subject to the limitations described in the series 2007-C1 pooling and servicing agreement.

          The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the issuing entity during that collection period, net of--

          - any withdrawals made out of those amounts, as described in the preceding sentence, and

          - any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to any CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account. The special servicer may, subject to the limitations described in the series 2007-C1 pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          The special servicer may, subject to the limitations described in the series 2007-C1 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the issuing entity, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

          The special servicer will be required, at the expense of the issuing entity, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2008, the master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,000,000, once every two (2) years, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and contains the information called for in the standard CMSA property inspection form.

          The master servicer and special servicer will be required to deliver to the trustee and the series 2007-C1 controlling class representative a copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following the request or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the master servicer or special servicer, as applicable, or receipt of the related inspection report if the inspection is prepared by a third party.

          Commencing with respect to the calendar quarter ended June 30, 2007, the special servicer, in the case of each specially serviced mortgage loan in the issuing entity, and the master servicer, in the case of each other mortgage loan in the issuing entity, will each be required to use reasonable efforts to collect from the related borrower and review the following items, whether or not those items are required to be delivered under the related mortgage loan documents:

          - the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

          -    the quarterly and annual financial statements of the borrower.

          The special servicer will be required to forward to the master servicer copies, in hard copy or electronic format, of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The master servicer will be required to forward to the trustee and the series 2007-C1 controlling class representative copies, in hard copy or electronic format, of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the special servicer.

          The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the issuing entity. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and neither the master servicer or nor the special servicer is likely to have any practical means of compelling delivery.

          Within 30 days of its receipt from the special servicer, in the case of each specially serviced mortgage loan in the issuing entity, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the issuing entity, of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology dictated by the CMSA.

          The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the issuing entity. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee and the special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

          -    the series 2007-C1 controlling class representative,

          -    any series 2007-C1 certificateholder, or

          - any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

          On or prior to March 15th of each year for which the issuing entity is required to file reports with the SEC, commencing with March 15, 2008, each of the master servicer, the special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." In other years, such reports will be delivered within the time frame set forth in the series 2007-C1 pooling and servicing agreement. You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement.

EVENTS OF DEFAULT

          Each of the following events, circumstances and conditions, among others, will be considered events of default under the series 2007-C1 pooling and servicing agreement with respect to the master servicer or special servicer, as the case may be:

          - a master servicer or a special servicer fails to deposit, or to remit to the appropriate party for deposit, into such master servicer's collection account or such special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for two (2) business days following the date on which the deposit or remittance was required to be made;

          - a master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond 11:00 a.m. (New York City time) on the related distribution date;

          - a master servicer or a special servicer fails to timely make any servicing advance required to be made by it under the series 2007-C1 pooling and servicing agreement, and that failure continues unremedied for three (3) business days following the date on which notice has been given to such master servicer or such special servicer, as the case may be, by the trustee;

          - a master servicer or a special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C1 pooling and servicing agreement, and that failure continues unremedied for 30 days--or, if such master servicer or special servicer, as the case may be, is diligently attempting to remedy the failure, for 60 days--after written notice of it has been given to such master servicer or such special servicer, as the case may be, by any other party to the series 2007-C1 pooling and servicing agreement, by the series 2007-C1 controlling class representative or by certificateholders entitled to not less than 25% of the series 2007-C1 voting rights;

          - it is determined that there is a breach by a master servicer or a special servicer of any of its representations or warranties contained in the series 2007-C1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C1 certificateholders, and that breach continues unremedied for 30 days--or, if such master servicer or special servicer, as the case may be, is diligently attempting to remedy the breach, for 60 days--after written notice of it has been given to such master servicer or such special servicer, as the case may be, by any other party to the series 2007-C1 pooling and servicing agreement, by the series 2007-C1 controlling class representative or by certificateholders entitled to not less than 25% of the series 2007-C1 voting rights;

          - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against a master servicer or a special servicer and the decree or order remains in force for a period of 60 days;

          - a master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

          - a master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

          - Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2007-C1 certificates, or
               (b) placed any class of series 2007-C1 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action; provided that the master servicer will have 60 days after removal from such default within which it may sell its servicing rights to a party acceptable under the 2007-C1 pooling and servicing agreement; or

          - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2007-C1 certificates, or (b) placed any class of series 2007-C1 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action; provided that the master servicer will have 60 days after removal from such default within which it may sell its servicing rights to a party acceptable under the 2007-C1 pooling and servicing agreement; or

          - The master servicer (or the special servicer, subject to certain cure periods as set forth in the series 2007-C1 pooling and servicing agreement) failed to deliver any Exchange Act reporting items required to be delivered by such servicer under the series 2007-C1 pooling and servicing agreement (other than the items required to be delivered by a loan seller sub-servicer) by the time required under the series 2007-C1 pooling and servicing agreement after any applicable notice or cure period (and with respect to any primary servicer, sub-servicer or Servicing Function Participant (such entity, the "Sub-Servicing Entity") retained by such master servicer (but excluding any loan seller sub-servicer) the master servicer will be in default if such Sub-Servicing Entity defaults (beyond the applicable grace period) in accordance with the provision of this clause.

          The series 2007-C1 pooling and servicing agreement may provide for additional events of default. When a single entity acts as master servicer and special servicer, an event of default in one capacity, other than an event of default described in one of the last three bullets of the prior paragraph, will automatically be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

          If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized (and at the direction of certificateholders entitled to not less than 25% of the series 2007-C1 voting rights, will be required) to terminate all of the obligations of the defaulting party under the series 2007-C1 pooling and servicing agreement and, with limited exception, all of the rights of the defaulting party under the series 2007-C1 pooling and servicing agreement and in and to the assets of the issuing entity (other than any rights the defaulting party may have as a series 2007-C1 certificateholder or in respect of any unpaid master servicing or special servicing compensation, unreimbursed advances and interest thereon and other than any rights to indemnification). Upon any such termination, subject to the discussion in the next two paragraphs and under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" and "--Replacement of the Special Servicer" above, the trustee must either:

          - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2007-C1 pooling and servicing agreement; or

          - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2007-C1 pooling and servicing agreement.

          Certificateholders entitled to a majority of the series 2007-C1 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

          In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2007-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2007-C1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C1 pooling and servicing agreement.

          No series 2007-C1 certificateholder will have the right under the series 2007-C1 pooling and servicing agreement to institute any proceeding with respect thereto unless:

          - that holder previously has given to the trustee written notice of default;

          - except in the case of a default by the trustee, series 2007-C1 certificateholders entitled to not less than 25% of the series 2007-C1 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2007-C1 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

          - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2007-C1 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2007-C1 certificateholders or any holder of a CBA B-Note Companion Loan, unless in the trustee's opinion, those series 2007-C1 certificateholders or holder of a CBA B-Note Companion Loan have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

          The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the United States or any State of the United States or the District of Columbia. Furthermore, the trustee must at all times, among other things--


          -    be authorized under those laws to exercise trust powers,

          -    meet certain rating agency requirements,

          -    have a combined capital and surplus of at least $50,000,000, and

          - be subject to supervision or examination by federal or state authority.

          If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank, trust company or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

          The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00066% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the issuing entity.

          The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

          - entitled to retain any interest or other income earned on those funds, and

          - required to cover any losses of principal of those investments from its own funds.

          The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2007-C1 pooling and servicing agreement.

          See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in this prospectus supplement and the accompanying prospectus.

CERTAIN INDEMNITIES

          We, the trustee, the master servicer, the special servicer and each of our and their respective members, managers, shareholders, partners, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with, among other things, the series 2007-C1 pooling and servicing agreement and the series 2007-C1 certificates. In addition, the trustee, the master servicer, the special servicer and each of their respective members, managers, shareholders, partners, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity pursuant to the Exchange Act.

TERMINATION

          The obligations created by the series 2007-C1 pooling and servicing agreement will terminate following the earlier of--

          1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity,

          2. the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of the series 2007-C1 controlling class, the master servicer and/or the special servicer, in that order of preference, and

          3. if the total principal balance of the offered certificates has been reduced to zero, the acquisition of all of the mortgage loans and REO Properties remaining in the issuing entity by the remaining series 2007-C1 certificateholders in exchange for all the remaining series 2007-C1 certificates.

          Written notice of termination of the series 2007-C1 pooling and servicing agreement will be given to each series 2007-C1 certificateholder and, if the swap agreement is still in effect, the swap counterparty. The final distribution with respect to each series 2007-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C1 certificate registrar or at any other location specified in the notice of termination.

          The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

          - any single holder or group of holders of the controlling class of series 2007-C1 certificates;

          -    the master servicer; and

          -    the special servicer.

          Any purchase by any single certificateholder or group of certificateholders of the series 2007-C1 controlling class, a master servicer or special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

          -    the sum of--

               1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                    - all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, on those mortgage loans through their respective due dates in the related collection period, and

                    - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

               2. the appraised value of all REO properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

                    - solely in the case of a purchase by a master servicer or special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C1 pooling and servicing agreement.

          The purchase will result in early retirement of the then outstanding series 2007-C1 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2007-C1 controlling class, of the master servicer or of the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C1 certificateholders (the holder of the class A-MFL certificates in the case of the class A-MFL Upper-Tier REMIC regular interest), will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

          Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2007-C1 certificates may exchange those certificates for all mortgage loans and foreclosure properties remaining in the issuing entity at the time of the exchange.

AMENDMENT

          In general, the series 2007-C1 pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2007-C1 pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

          - the holders of the series 2007-C1 certificates entitled to not less than 51% of the series 2007-C1 voting rights, not taking into account series 2007-C1 certificates held by us or any of our affiliates or agents, and

          - all of the series 2007-C1 certificateholders that will be adversely affected by the amendment in any material respect.

          Additionally, absent a material adverse effect on any certificateholder, the series 2007-C1 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and its affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

          Furthermore, subject to certain exceptions, no amendment of the series 2007-C1 pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person. The series 2007-C1 pooling and servicing agreement will also contain certain limitations on amendments to the series 2007-C1 pooling and servicing agreement which relate to any obligations of the mortgage loan sellers or any defined terms contained therein relating to or affecting such obligations without the consent of the mortgage loan sellers.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

          The master servicer and the special servicer will be permitted to purchase any class of series 2007-C1 certificates. Such a purchase by any of the master servicer or the special servicer could cause a conflict relating to such party's duties pursuant to the series 2007-C1 pooling and servicing agreement and such party's interest as a holder of the series 2007-C1 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2007-C1 pooling and servicing agreement, the master servicer and the special servicer is required to administer the applicable mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by such party or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
     MORTGAGED PROPERTIES LOCATED IN TEXAS, FLORIDA, CALIFORNIA AND NEW YORK

          The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in Texas, Florida, California and New York, which mortgage loans represent 16.3%, 15.0%, 13.1% and 10.1%, respectively, of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

TEXAS

          Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within four years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee's sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of the trustee's sale must be continued in statutory form for at least 21 days, after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners' court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee's sale. Under Texas law, if the sale price at a judicial foreclosure or trustee's sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

FLORIDA

          Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

CALIFORNIA

          Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

NEW YORK

          Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C1 pooling and servicing agreement and subject to any other assumptions set forth in the opinion, (i) each REMIC created under the series 2007-C1 pooling and servicing agreement (the Lower-Tier REMIC and the Upper-Tier REMIC) will qualify as a REMIC under the Code, (ii) the arrangement under which the class A-MFL Upper-Tier REMIC regular interest, the floating rate account and the swap agreement relating to the class A-MFL certificates is held will be classified as a grantor trust for U.S. federal income tax purposes and (iii) the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

          The assets of the Lower-Tier REMIC will generally include--

          -    the underlying mortgage loans,

          - the issuing entity's interest in any REO Properties acquired on behalf of the series 2007-C1 certificateholders with respect to the underlying mortgage loans,

          -    the master servicer's collection account,

          -    the special servicer's REO account, and

          -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

          For U.S. federal income tax purposes,

          - the separate non-certificated regular interests in the Lower-Tier REMIC will be the regular interests in the Lower-Tier REMIC and will be the assets of the Upper-Tier REMIC;

          - the REMICs will be "tiered," meaning that the Upper-Tier REMIC will hold as assets the regular interests issued by the Lower-Tier REMIC. The Upper-Tier REMIC will issue the class A-SP, A-X, A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
               J, K, L, M, N, O, P, Q, S and T certificates and the class A-MFL Upper-Tier REMIC regular interest, which will evidence the regular interests in, and will be treated as debt obligations of, the Upper-Tier REMIC;

          - the class R certificates will evidence the sole class of residual interest in the Upper-Tier REMIC, and the class LR certificates will evidence the sole class of residual interest in the Lower-Tier REMIC, for U.S. federal income tax purposes;

          - the class A-MFL certificates will evidence interests in a grantor trust consisting of the class A-MFL Upper-Tier REMIC regular interest, the swap agreement and the floating rate account; and

          - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

          Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

          For federal income tax reporting purposes, it is anticipated that the offered certificates (other than the class A-MFL and A-SP certificates) and the class A-MFL Upper-Tier REMIC regular interest will be issued at a premium for federal income tax purposes.

          It is anticipated that the class A-SP certificates will be treated as having no qualified stated interest. Accordingly, the class A-SP certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price. If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of class A-SP certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to the class A-SP certificates. Although the matter is not free from doubt, a holder of a class A-SP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules of the Treasury regulations referred to above may be promulgated with respect to the class A-SP certificates. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

          The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under Sections 1271 to 1275 of the Code and Section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

          Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

          When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

          - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

          - no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

          - there will be no extension of maturity for any mortgage loan in the issuing entity.

          However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

          Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

          The majority of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under
Section 860G(a)(3)(C) of the Code. The foregoing sentences shall not apply to the extent, if any, of a class A-MFL certificateholder's basis allocable to the swap agreement.

          To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

          - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

          - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

          - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

          In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          1. the borrower pledges substitute collateral that consist solely of certain government securities,

          2.   the mortgage loan documents allow that substitution,

          3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

          4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

          See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

          It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If the projected Yield Maintenance Charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield
Maintenance Charges had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

          See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

THE CLASS A-MFL CERTIFICATES

          Each holder of a class A-MFL certificate will be treated for federal income tax purposes as having purchased its proportionate share of the class A-MFL Upper-Tier REMIC regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-MFL certificates must allocate the price they pay for their certificates between their interests in the class A-MFL Upper-Tier REMIC regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any market discount or premium on the class A-MFL Upper-Tier REMIC regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-MFL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-MFL Upper-Tier REMIC regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-MFL Upper-Tier REMIC regular interest.

          Based on the anticipated purchase prices of the class A-MFL certificates and issue price of the class A-MFL Upper-Tier REMIC regular interest, it is anticipated that the class A-MFL Upper-Tier REMIC regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-MFL certificates. The initial holders of a class A-MFL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant," it is anticipated that the Swap Premium would not be treated "significant" under those Treasury regulations. Prospective purchasers of class A-MFL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

          Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-MFL certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-MFL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize
(and offset against interest income on the class A-MFL Upper-Tier REMIC regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-MFL Upper-Tier REMIC regular interest.

          Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals should consult their tax advisors prior to investing in the class A-MFL certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

          Any amount of proceeds from the sale, redemption or retirement of a class A-MFL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-MFL certificate under Treasury regulations. A holder of a class A-MFL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

          The class A-MFL certificates, representing a beneficial ownership in the class A-MFL Upper-Tier REMIC regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-MFL certificate incurred or continued to incur indebtedness to acquire or hold such class A-MFL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

WITHHOLDING AND BACKUP WITHHOLDING

          Pursuant to the series 2007-C1 pooling and servicing agreement (i) the trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust that holds the swap agreement on an IRS Form W-9 to the swap counterparty as soon as possible after the swap agreement is entered into and, if requested by the swap counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt holder of a Class A-MFL certificate shall be obligated pursuant to the series 2007-C1 pooling and servicing agreement to provide applicable certification to the trustee (with copies directly from such holder to the swap counterparty) to enable the trustee to make payments to such holder without federal withholding or backup withholding, and (iii) as authorized by the holders of the Class A-MFL certificates under the series 2007-C1 pooling and servicing agreement, the trustee may forward any such certification received to the swap counterparty if requested. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the swap counterparty to the issuing entity. For an additional discussion of withholding and backup withholding, see "Federal Income Tax Consequences--REMICs--Backup Withholding with Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

          If you are--

          -    a fiduciary of a Plan, or

          -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

          If a Plan acquires an offered certificate, the assets of the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans. This exception is tested, however, immediately after each acquisition of a series 2007-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C1 certificates.

          If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

          The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse Securities (USA) LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

          - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

          - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

          The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

          - FIRST, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S & P;

          - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

          -    FOURTH, the following must be true--

               1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

               2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and

               3. the sum of all payments made to and retained by the master servicer, the special servicer, any primary servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2007-C1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

          - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

          It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

          The Underwriter Exemption also requires that the issuing entity meet the following requirements:

          - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

          - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

          - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

          We believe that these requirements have been satisfied as of the date of this prospectus supplement.

          If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

          - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or when a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

          - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          -    the continued holding of offered certificates by a Plan.

          However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

          - on behalf of a Plan sponsored by any member of the Restricted Group, and

          - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

          Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Code in connection with--

          - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

               1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

               2.   an affiliate of that borrower,

          - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          -    the continued holding of offered certificates by a Plan.

          Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

          Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the

Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

          -    providing services to the Plan, or

          -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

          The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S. dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-MFL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan Investor". A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-MFL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-MFL certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-MFL certificates.

          Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

          A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

          Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

          The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

          - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

          - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

          The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the rating agencies.

          Except as to the status of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

          See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

          We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the issuing entity.

                                  UNDERWRITING

          Under the terms and subject to the conditions set forth in an underwriting agreement dated March 1, 2007, we have agreed to sell to the underwriters named below the following respective principal or notional amounts of the offered certificates:

              UNDERWRITER                  CLASS A-1      CLASS A-2     CLASS A-AB     CLASS A-3      CLASS A-1-A
---------------------------------------   -----------   ------------   -----------   ------------   --------------
Credit Suisse Securities (USA) LLC        $40,000,000   $139,000,000   $98,301,000   $758,000,000   $1,324,733,000
Capmark Finance Inc.                      $         0   $          0   $         0   $          0   $            0
California Fina Group, Inc.
(DBA: Finacorp Securities)                $         0   $          0   $         0   $          0   $            0
Greenwich Capital Markets, Inc.           $         0   $          0   $         0   $          0   $            0
Wachovia Capital Markets, LLC             $         0   $          0   $         0   $          0   $            0
                                          -----------   ------------   -----------   ------------   --------------
TOTAL                                     $40,000,000   $139,000,000   $98,301,000   $758,000,000   $1,324,733,000
                                          ===========   ============   ===========   ============   ==============

              UNDERWRITER                   CLASS A-M     CLASS A-MFL     CLASS A-J      CLASS A-SP
---------------------------------------   ------------   ------------   ------------   --------------
Credit Suisse Securities (USA) LLC        $212,148,000   $125,000,000   $286,576,000   $3,158,284,000
Capmark Finance Inc.                      $          0   $          0   $          0   $            0
California Fina Group, Inc.
(DBA: Finacorp Securities)                $          0   $          0   $          0   $            0
Greenwich Capital Markets, Inc.           $          0   $          0   $          0   $            0
Wachovia Capital Markets, LLC             $          0   $          0   $          0   $            0
                                          ------------   ------------   ------------   --------------
TOTAL                                     $212,148,000   $125,000,000   $286,576,000   $3,158,284,000
                                          ============   ============   ============   ==============

          The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

          Our proceeds from the sale of the offered certificates will be approximately 103.0% of the total initial principal balance of the offered certificates plus (except with respect to the class A-MFL certificates) accrued interest from March 1, 2007, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,100,000.

          The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

          The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

          We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

          The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

          We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 11th business day following the date hereof (this settlement cycle being referred to as "T+11"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next eight (8) succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+11, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

          Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

          It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   MOODY'S   FITCH
-----   -------   -----
 A-1      Aaa      AAA
 A-2      Aaa      AAA
 A-AB     Aaa      AAA
 A-3      Aaa      AAA
A-1-A     Aaa      AAA
 A-M      Aaa      AAA
A-MFL     Aaa      AAA
 A-J      Aaa      AAA
 A-SP     Aaa      AAA

          The ratings on the offered certificates address the likelihood of--

          - the timely receipt by their holders of all distributions of interest to which they are entitled (or, in the case of the class A-MFL certificates, to which the class A-MFL Upper-Tier REMIC regular interest is entitled) on each distribution date, and

          - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

          The ratings on the offered certificates take into consideration--

          -    the credit quality of the mortgage pool,

          - structural and legal aspects associated with the offered certificates, and

          - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

          The ratings on the respective classes of offered certificates do not represent any assessment of--

          - the tax attributes of the offered certificates or of the issuing entity,

          - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

          - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

          - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

          - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

          - whether and to what extent Default Interest or Post-ARD Additional Interest or Yield Maintenance Charges will be received.

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class A-SP certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

          In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class A-SP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class A-SP certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investments, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class A-SP certificates. The rating of the class A-SP certificates does not address the timing or magnitude of reduction of the total notional amount of that class of certificates, but only the obligation to pay interest timely on that notional amount as so reduced from time to time.

          A rating on the class A-MFL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to a fixed rate. The ratings on the class A-MFL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-MFL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-MFL Upper-Tier REMIC regular interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1900%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the class A-MFL certificates from a rate based on LIBOR to a fixed rate (subject to a maximum rate equal to the Weighted Average Net Mortgage Pass-Through Rate) or as a result of the conversion of a fixed rate to a rate based on LIBOR.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or Moody's.

          The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

          The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

          "0.0%/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

          "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan in the issuing entity having the characteristics described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

          "ADDITIONAL TRUST FUND EXPENSE" means an expense of the issuing entity that--

          -    arises out of a default on a mortgage loan or CBA A/B Loan Pair,

          -    arises out of an otherwise unanticipated event,

          -    is not included in the calculation of a Realized Loss,

          - is not covered by a servicing advance or a corresponding collection from the related borrower, and

          - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

          We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates-- Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

          "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

          "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the issuing entity as to which an Appraisal Trigger Event has occurred, an amount that:

          -    will be determined on each distribution date; and

          -    will generally equal the excess, if any, of "x" over "y" where--

               1.   "x" is equal to the sum of:

                    (a)  the Stated Principal Balance of the mortgage loan;

                    (b) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

                    (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

                    (d) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with all interest on those advances payable to the party or parties that made the advances;

                    (e) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or any related REO Property; and

               2.   "y" is equal to the sum of:

                    (a) the excess, if any, of 90% of the resulting appraised or estimated value (subject to such downward adjustment as the special servicer deems appropriate in accordance with the Servicing Standard, without implying any obligation to do so) of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

                    (b) various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the mortgage loan, the related mortgaged real property or any related REO Property, other than any such items that were taken into account in determining the appraised or estimated value referred to in the prior bullet.

          If, however--

          - the appraisal or other valuation referred to above in this definition is not obtained or performed by the 60th day after an Appraisal Trigger Event (or, in the case of an Appraisal Trigger Event related to a failure to make a balloon payment, by the 30th day after such Appraisal Trigger Event), and

          -    either--

               1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

               2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

          Notwithstanding the foregoing:

          - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject CBA A-Note Mortgage Loan.

          "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the issuing entity, any of the following events--

          - the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

               1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan and extending the maturity date for the mortgage loan for less than six months,

               2. except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

               3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

          - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues uncured for 60 days beyond the date on which that monthly debt service payment was due or, with respect to a balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period (not to exceed 150 days beyond the date on which that balloon payment was due) during which the refinancing would occur;

          - the passage of 60 days after the special servicer receives notice that a receiver or similar official has been appointed with respect to the related mortgaged real property, provided that such receiver or similar official continues in that capacity at the end of such 60-day period;

          - the passage of 60 days after the special servicer receives notice that the related borrower has become the subject of bankruptcy, insolvency or similar proceedings, which proceedings remain undischarged and undismissed at the end of such 60-day period; and

          - the mortgaged real property securing the mortgage loan becomes an REO Property.

          "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

          "ARD LOAN" means any mortgage loan in the issuing entity having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

          "ASTM" means the American Society for Testing and Materials.

          "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

          -    Yield Maintenance Charges, or

          -    Post-ARD Additional Interest.

          The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2007-C1 certificates (other than the class V, R and LR certificates) on that date.

          "CAPMARK" means Capmark Finance Inc.

          "CBA" means CBA Mezzanine Capital Finance, LLC.

          "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by the applicable mortgage loan seller, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

          "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

          "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

          "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Parkwood II, Crescent Oaks Apartments, Forest Estates Apartments and Timmaron Apartments, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

          "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

          "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

          "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

          "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLUMN" means Column Financial, Inc.

          "COMPANION LOANS" means the CBA B-Note Companion Loans, individually or collectively as the context may require.

          "CORRECTED MORTGAGE LOAN" means any mortgage loan that had been a specially serviced mortgage loan but as to which all Servicing Transfer Events have ceased to exist.

          "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

          "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

          - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the cut-off-date principal balance of the subject mortgage loan (provided that with respect to some of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable mortgage loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

          - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

               1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio) if certain conditions set forth in the applicable mortgage loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

          "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

          "DEFAULT INTEREST" means any interest that--

          - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

          - is in excess of all interest at the regular mortgage interest rate for the mortgage loan, other than any Post-ARD Additional Interest accrued on the mortgage loan.

          "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or 90 days delinquent in respect of its balloon payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur), if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

          "DTC" means The Depository Trust Company.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

          "ESTIMATED ANNUAL OPERATING EXPENSES" generally means, for each of the mortgaged real properties securing a mortgage loan in the issuing entity, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among others, any expense modifications made as discussed below.

          For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

          - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

               1. from operating statements relating to a complete fiscal year of the borrower ended in 2003, 2004 or 2005 or a trailing 12-month period ended in 2005 or 2006,

               2. by annualizing the amount of expenses for partial 2005 or 2006 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

               3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

               4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

          - the "expense modifications" made to the historical annual operating expenses for that property generally include--

               1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

               2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

               3.   the underwritten recurring replacement reserve amounts,

               4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

               5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

               6. in the case of hospitality properties and some multifamily rental properties, retail properties, industrial properties and other commercial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

               7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

          The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

          By way of example, Estimated Annual Operating Expenses generally include--

          -    salaries and wages,

          -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   replacement reserves,

               4.   marketing,

               5.   insurance,

               6.   management,

               7.   landscaping,

               8.   security, if provided at the property, and

          - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

          Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

          Estimated Annual Operating Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Operating Expenses.

          "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties securing a mortgage loan in the issuing entity, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

          For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the issuing entity:

          - the "base estimated annual revenues" for that property were generally assumed to equal--

               1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

               2. in the case of a hospitality property, the estimated average room sales, and

               3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

          - the "revenue modifications" made to the base estimated annual revenues for that property generally include--

               1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy, or in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

               2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

               3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

               4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

               5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

          By way of example, Estimated Annual Revenues generally include:

          - for multifamily rental properties and manufactured housing communities, rental and other revenues,

          - for hospitality properties, room, food and beverage, telephone and other revenues, and

          - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

          In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

          - determined on the assumption that the property was net leased to a single tenant at market rents, and

          - derived from rental rate and vacancy information for the surrounding real estate market.

          Estimated Annual Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Revenue.

          "EUROCLEAR" means The Euroclear System.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXEMPTION-FAVORED PARTY" means any of the following--

          -    Credit Suisse Securities (USA) LLC,

          - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and

          - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

          "FAIR VALUE" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2007-C1 pooling and servicing agreement, is the fair value of a Defaulted Loan.

          "FF&E" means furniture, fixtures and equipment.

          "FITCH" means Fitch, Inc.

          "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

          "GAAP" means generally accepted accounting principles.

          "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or the direct capitalization method. The discounted cash flow method is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

          "IRS" means the Internal Revenue Service.

          "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "LOCK/W" means, with respect to any of the underlying mortgage loans, a duration of W payments for the lockout period during which prepayment is prohibited, including any defeasance period.

          "LOWER-TIER REMIC" means the REMIC identified as such, as described under "Summary of Prospectus Supplement--Legal and Investment
Considerations--Federal Income Tax Consequences" in this prospectus supplement.

          "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

          "MATURITY/ARD BALANCE" means with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

          "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

          - with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.   the Maturity/ARD Balance of the mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

          - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

               2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

          "MIDLAND" means Midland Loan Services, Inc.

          "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2007-C1 certificates and the mortgage loans in the issuing entity:

          - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $3,371,478,040;

          - the total initial principal balance or notional amount, as the case may be, of each class of series 2007-C1 certificates is as described in this prospectus supplement;

          - the pass-through rate for each interest-bearing class of series 2007-C1 certificates is as described in this prospectus supplement;

          - there are no delinquencies or losses with respect to the mortgage loans;

          - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

          - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

          - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

          - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

          - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

          - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lockout period, including any contemporaneous defeasance period, or Prepayment Consideration Period;

          -    each ARD Loan is paid in full on its anticipated repayment date;

          - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

          - all prepayments on the underlying mortgage loans are assumed to be--

               (1)  accompanied by a full month's interest,

               (2) if received during a Prepayment Consideration Period, accompanied by the appropriate Yield Maintenance Charge, and

               (3)  received on the applicable due date of the relevant month;

          - in the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as HGA Portfolio, any Yield Maintenance Charge that is collected in connection with a partial release of the related mortgaged real properties prior to the expiration of the defeasance lockout period is assumed to equal the positive difference (if any) between the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest for such principal amount (had such prepayment not been made) from the prepayment date through the lockout release date (including any balloon payment for such prepaid amount, which is assumed to be made on such date), determined by discounting such payments at a discount rate equal to a treasury rate with a maturity coterminous with the term remaining to the lockout release date, less the amount of principal being prepaid;

          - the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as City Place is assumed to always have a debt service coverage ratio greater than 1.20x and is never required to amortize on a 25-year schedule;

          - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2007-C1 Pooling and Servicing
               Agreement--Termination";

          - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

          - the only issuing entity expenses are the trustee fee and the master servicing fees (including any primary servicing fees);

          -    there are no Additional Trust Fund Expenses;

          - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

          - payments on the offered certificates are made on the 15th day of each month, commencing in April 2007; and

          - the offered certificates are settled on an assumed settlement date of March 16, 2007.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MOST RECENT APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan in the issuing entity, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller.
The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

               -    the "as is" value set forth in the related appraisal, plus

               - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

In some cases, where the related mortgaged real property is still in the lease-up phase or, where the related lender has otherwise determined that the related mortgaged real property is not yet "stabilized," an "as stabilized" value has been used.

In general, the amount of costs assumed by the appraiser for these purposes is based on--

          -    an estimate by the individual appraiser,

          -    an estimate by the related borrower,

          - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

          -    a combination of these estimates.

          "MOST RECENT DEBT SERVICE COVERAGE RATIO" means:

          - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the Most Recent Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in March 2007; and

          - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1.   the total Most Recent Net Cash Flow for those properties, to

               2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2007.

          - with respect to certain mortgage loans with holdback amounts or letters of credit, the ratio of --

               (1) the Most Recent Net Cash Flow for the related mortgaged real property, to

               (2) twelve times the monthly debt service payment for the subject mortgage loan due on its due date in March 2007, based upon a principal balance that is net of applicable letters of credit and/or holdback amounts;

provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in March 2007 through and including the due date in February 2008 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and provided, further, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2. of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable mortgage loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period.

          "MOST RECENT EXPENSES" generally means, for any mortgaged real property that secures an underlying mortgage loan in the issuing entity, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

          Expenses generally consist of all expenses incurred for the property, including--

          -    salaries and wages,

          -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   marketing,

               4.   insurance,

               5.   management,

               6.   landscaping,

               7.   security, if provided at the property, and

          -    the amount of--

               1.   real estate taxes,

               2.   general and administrative expenses,

               3.   ground lease payments, and

               4.   other costs.

          For purposes of the foregoing, expenses generally do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

          In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Expenses.

          "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" generally means, with respect to each mortgaged real property that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less

               (1)  underwritten replacement reserve amounts; and

               (2) in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

               (3) in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

          "MOST RECENT NET OPERATING INCOME" generally means, with respect to each of the mortgaged real properties that secures a mortgage loan in the issuing entity, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

          "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

          "MOST RECENT REVENUES" generally means, for any mortgaged real property that secures an underlying mortgage loan in the issuing entity, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

          - for a multifamily rental property or a manufactured housing community, rental and other revenues;

          - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

          - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

          In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

          Most Recent Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the sponsors, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Revenues.

          "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

          - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

          -    the sum of--

               1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

               2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

          "NET MORTGAGE INTEREST RATE" means with respect to any mortgage loan in the issuing entity, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, reduced by the sum of the annual rates at which the related master servicing fee (including any primary servicing fees), the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, as calculated.

          "NET MORTGAGE PASS-THROUGH RATE" means, with respect to any mortgage loan in the issuing entity for any distribution date, an annual rate generally equal to:

          - in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

          - in the case of a mortgage loan that accrues interest on an Actual/360 Basis, a rate per annum equal to twelve times a fraction, expressed as a percentage--

               1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as the date of initial issuance of the offered certificates, and

               2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

          Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February (except when such distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March (except when such distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause
1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

          "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

          "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2007-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses-- Payment of Expenses; Servicing Advances" in this prospectus supplement.

          "NRSF" means net rentable square footage.

          "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

          "OPTION PERIOD" means the period during which the Purchase Option for any Specially Designated Defaulted Mortgage Loan may be exercised, as described under "The Series 2007-C1 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "OPTION PRICE" means the cash price at which any Specially Designated Defaulted Mortgage Loan may be purchased under the related Purchase Option, as described under "The Series 2007-C1 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "P&I ADVANCE" means, as to any mortgage loan in the issuing entity, any debt service advance made by the master servicer or the trustee, as applicable, pursuant to the series 2007-C1 pooling and servicing agreement.

          "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Code.

          "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

          - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

          - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

          - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment for title insurance or signed escrow instructions, which in either case is binding on the subject title insurance company,

          -    other matters to which like properties are commonly subject,

          - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

          - if the related mortgage loan is cross-collateralized with any other mortgage loan in the issuing entity, the lien of the mortgage instrument for that other mortgage loan,

          - if the related mortgage loan is a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan, and

          - if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

          "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2007-C1 pooling and servicing agreement.

          "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Code.

          "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA concerning what constitutes the assets of a Plan.

          "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

          "PREPAYMENT CONSIDERATION PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such form of prepayment consideration.

          "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

          "PREPAYMENT INTEREST SHORTFALL" means, with respect to any voluntary full or partial voluntary prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

          "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

          "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2007-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2007-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding Distribution Date.

          "PTE" means prohibited transaction exemption.

          "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2007-C1 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "REALIZED LOSSES" means losses on or with respect to the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

          "REGULATION AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 - 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          "RELEVANT PERSON" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

          "REMIC" means a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REO PROPERTY" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

          "RESTRICTED GROUP" means, collectively, the following persons and entities--

          -    the trustee,

          -    the Exemption-Favored Parties,

          -    us,

          -    the master servicer,

          -    the special servicer,

          -    any primary servicers,

          -    any sub-servicers,

          -    the swap counterparty,

          -    the sponsors,

          -    each of the mortgage loan sellers,

          - each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

          -    any and all affiliates of any of the aforementioned persons.

          "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

          "SEC" means the Securities and Exchange Commission.

          "SENIOR CERTIFICATES" means the class A-1, A-2, A-AB, A-3, A-1-A, A-SP and A-X certificates.

          "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

          (a) the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

          (b)  the lesser of--

               (1) the Total Principal Distribution Amount for that distribution date, and

               (2) the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-SP, A-X, A-1, A-2, A-AB, A-3 and A-1-A certificates have been made on that distribution date.

          "SERVICING FUNCTION PARTICIPANT" means any person, other than the master servicer, the special servicer and the trustee, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, unless such person's activities relate only to 5% or less of the underlying mortgage loans (calculated by Stated Principal Balance) or unless such person is not viewed, for the purposes of Exchange Act reporting requirements, as a party participating in the servicing function separate and apart from the master servicer, the special servicer or the trustee, as the case may be, pursuant to applicable SEC guidance.

          "SERVICING STANDARD - GENERAL" means, with respect to the special servicer and each servicer other than the Master Servicer, to service and administer the mortgage loans and any REO Properties owned by the issuing entity for which that party is responsible:

          - with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO Properties that are comparable to those mortgage loans and REO Properties for which it is responsible under the series 2007-C1 pooling and servicing agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the mortgage loans;

          -    with a view to--

               1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

               2. the full collection of all Yield Maintenance Charges that may become payable under those mortgage loans, and

               3. if a mortgage loan or any CBA B-Note Companion Loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, the maximization of the recovery on that defaulted mortgage loan to the series 2007-C1 certificateholders (and, in the case of the CBA A/B Loan Pairs, the holder of the CBA B-Note Companion Loan, taking into account the subordination of the CBA B-Note Companion Loan), as a collective whole, on a present value basis; and

          -    without regard to--

               1. any relationship that the special servicer or any of its affiliates may have with any of the underlying borrowers or any other party to the series 2007-C1 pooling and servicing agreement,

               2. the ownership of any series 2007-C1 certificate by the special servicer, as the case may be, or by any of its affiliates,

               4. the obligation of the special servicer to make, or to direct the master servicer to make, servicing advances,

               5. the right of the special servicer or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2007-C1 pooling and servicing agreement or with respect to any particular transaction,

               6. any obligation that the special servicer or any of its affiliates may have to cure a breach of a representation or warranty or a document defect or to repurchase or substitute a mortgage loan,

               7. the ownership, servicing and/or management by the special servicer or any of its affiliates of any other mortgage loans or real property, and

               8. the ownership by the special servicer or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the underlying borrowers.

          "SERVICING STANDARD - CAPMARK" means the standard by which Capmark as a master servicer will service and administer the underlying mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the 2007-C1 pooling and servicing agreement in the best interests and for the benefit of the series 2007-C1 certificateholders (as a collective whole) or, in the case of any CBA A/B Loan Pair, for the benefit of the series 2007-C1 certificateholders and the holder(s) of the related CBA B-Note Companion Loan (as a collective whole, as determined by Capmark as a master servicer in the exercise of its reasonable judgment taking into account that the related CBA B-Note Companion Loan is subordinate to the CBA A-Note Mortgage Loan), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the 2007-C1 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co-lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

          - with the same care, skill and diligence as is normal and usual in Capmark's (as a master servicer) mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the underlying mortgage loans that it is obligated to service and administer pursuant to the 2007-C1 pooling and servicing agreement; and

          - with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and the maximization of the recovery on a mortgage loan to the series 2007-C1 certificateholders (as a collective whole) or, in the case of a CBA A/B Loan Pair, for the benefit of the series 2007-C1 certificateholders and the holder(s) of the related CBA B-Note Companion Loan(s) (as a collective whole), on a net present value basis; and

          -    without regard to--

               1. any relationship that Capmark as a master servicer, or any affiliate thereof, may have with the related borrower,

               2. the ownership of any series 2007-C1 certificate, mezzanine loan or any CBA B-Note Companion Loan by Capmark as a master servicer, or by any affiliate thereof,

               3. Capmark's obligation (as a master servicer) to make advances,

               4. the right of Capmark as a master servicer, or any affiliate thereof, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the 2007-C1 pooling and servicing agreement or with respect to any particular transaction, or

               5. any obligation of Capmark as a master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan.

          "SERVICING STANDARD" means (a) with respect to Capmark as a master servicer, the Servicing Standard - Capmark and (b) all other servicers (including without limitation the special servicer), the Servicing Standard - General.

          "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the issuing entity, any of the following events, among others:

          1. the related borrower fails to make when due any scheduled payment of principal or interest, including a balloon payment, or any other payment required under the related mortgage loan documents (including, in the case of any CBA A/B Loan Pair, any scheduled payment of principal or interest on any CBA B-Note Companion
               Loan) and either the failure actually continues, or the master servicer believes it will continue, unremedied--

               - except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

               - solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

          2. the master servicer determines in its reasonable judgment that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur within 30 days and either--

               - the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

               - the related borrower has requested a material modification of the payment terms of related mortgage loan;

          3. the master servicer or the special servicer (with the consent of the series 2007-C1 controlling class representative in the case of a determination by the special servicer) determines in its reasonable judgment that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days; provided, that the failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts (other than such amounts as are specifically allowed by the related loan agreement) will not apply with respect to this clause if the master servicer has determined (which determination shall be subject to the approval of the series 2007-C1 controlling class representative; provided that the series 2007-C1 controlling class representative's failure to respond to a request for such approval within five (5) business days of such request will be deemed approval) in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located or
               (b) such insurance is not available at any rate;

          4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

          A Servicing Transfer Event will cease to exist, if and when:

          - with respect to the circumstances described in clause 1. of this definition, the related borrower makes three (3) consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

          - with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer;

          - with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

          - with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

          "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

          "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the issuing entity, an amount that:

          - will initially equal its unpaid principal balance as of its due date in March 2007 or, in the case of a replacement mortgage loan, as of the date it is added to the issuing entity, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

          - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

               2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

          However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

          "SUBORDINATE CERTIFICATES" means the class A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S and T certificates.

          "SWAP DEFAULT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

          "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal Income Tax Consequences--The Class A-MFL Certificates" in this prospectus supplement.

          "TI/LC" means tenant improvements and leasing commissions.

          "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2007-C1 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

          "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

          - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

               1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the mortgage loans (but not in respect of amounts payable to any Companion Loan pursuant to the related intercreditor agreement) during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in March 2007 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

               2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the mortgage loans prior to, but that are due during, the related collection period,

               3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the mortgage loans (but not in respect of amounts payable to any Companion Loan pursuant to the related intercreditor agreement) or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage in March 2007, and

               4. all advances of principal made with respect to the mortgage loans for that distribution date; and

          - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

          Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees or liquidation fees payable in connection therewith.

          In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

          "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

          "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

          (a) with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               (1) the Underwritten Net Cash Flow for the related mortgaged real property, to

               (2) twelve times the monthly debt service payment for that mortgage loan due on the related due date in March 2007; and

          (b) with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               (1) the total Underwritten Net Cash Flow for those properties, to

               (2) twelve times the monthly debt service payment(s) for that mortgage loan due on the related due date in March 2007;

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in March 2007 through and including the due date in February 2008 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and provided further that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable mortgage loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

          The Underwritten Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Underwritten Debt Service Coverage Ratios accurately reflect that ability

          "UNDERWRITTEN EFFECTIVE GROSS INCOME" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the Estimated Annual Revenues for that property.

          "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the issuing entity, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

          - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

          -    is equal to the excess of--

               1.   the Estimated Annual Revenues for the property, over

               2.   the Estimated Annual Operating Expenses for the property.

          The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

          Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

          "UNDERWRITTEN NET OPERATING INCOME" means, with respect to each of the mortgaged real properties securing a mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

          -    underwritten recurring replacement reserve amounts;

          -    capital improvements, including recurring capital improvements;

          - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

          "UNITED STATES PERSON" means--

          -    a citizen or resident of the United States,

          - a domestic partnership (except to the extent provided in applicable Treasury regulations),

          -    a domestic corporation,

          - any other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia

          - any estate whose income from sources outside the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, and

          -    any trust if--

               1. a court within the United States is able to exercise primary supervision over the administration of the trust, and

               2. one or more United States Persons have the authority to control all substantial decisions of the trust,

               all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Persons).

          "UNITS" means--

          - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

          - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

          "UPPER-TIER REMIC" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment
Considerations--Federal Income Tax Consequences" in this prospectus supplement.

          "U/W" means underwritten.

          "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, as to any distribution date, the average, as of such distribution date, of the Net Mortgage Pass-Through Rates of the mortgage loans weighted by the Stated Principal Balance thereof; provided that such rate shall not take into account any modification of the Net Mortgage Interest Rate after the closing date or any modification of the Net Mortgage Interest Rate in connection with a bankruptcy, insolvency or similar proceeding involving the related borrower.

          "WELLS FARGO" means Wells Fargo Bank, N.A.

          "YEAR BUILT" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "YEAR RENOVATED" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage, which in some cases may vary, of the amount prepaid or any additional specified percentage of the amount prepaid that reflects the lost interest.

          "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

          "YMX/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

          "YM/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Historical Performance of the Mortgaged Real Properties

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information


                                      A-1-1

           LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
                 LOAN                                                PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)
-----  -------  -----  ------------------------------------------  ------------
  1               2    Savoy Park                                   210,000,000
 2.1              2    Oak Hollow                                    28,927,729
 2.2              2    Wood Chase Apartments                         22,384,552
 2.3              2    Bluffs at Castle Rock                         16,874,508
 2.4              2    Wildwood Apartments                           15,152,620
 2.5              2    Centerpoint East                              13,775,109
 2.6              2    Village at Riverside                          12,225,409
 2.7              2    Sierra Village Apartments                     11,364,465
 2.8              2    Palm Harbor                                   11,020,087
 2.9              2    Pepperhill                                    10,503,520
2.10              2    Dove Landing North                            10,331,332
2.11              2    Club Creek 2                                   7,576,310
2.12              2    Dove Landing East                              5,854,421
2.13              2    Dove Landing West                              4,304,722
2.14              2    Palmetto                                       2,117,923
2.15              2    Dove Landing Point                             1,951,589
2.16              2    Dove Landing Plaza                             1,894,077
2.17              2    Dove Landing Beach, Apple Orchard              1,377,511
2.18              2    Dove Landing Maple Terrace                       757,631
2.19              2    Dove Landing Baltic                              723,193
2.20              2    Dove Landing Pharah                              668,092
  3       A       2    Mansions at Steiner Ranch                     61,727,334
  4       A       2    Mansions on the Green I                       37,226,506
  5       A       2    Mansions at Canyon Creek                      35,376,585
  6       A       2    Mansions on the Green II                      25,669,575
  7               1    City Place                                   150,000,000
 8.1              2    Saybrooke                                     37,300,000
 8.2              2    The Verandahs                                 24,000,000
 8.3              2    The Gardens                                   10,600,000
 8.4              2    Sage Hollow                                   10,000,000
 8.5              2    Tangle Brook                                   9,300,000
 8.6              2    Pine Forest Park                               7,500,000
 8.7              2    Elm Creek                                      6,200,000
 8.8              2    Steeplechase                                   6,200,000
 8.9              2    Pineforest Place                               4,200,000
8.10              2    Trailwood Village                              4,800,000
8.11              2    Coventry                                       3,200,000
  9               1    Koger Center                                 115,500,000
 10               1    Trident Center                               101,850,000
 11               1    Wells Fargo Place                             90,000,000
12.1              2    El Ad San Michele Phase II                    42,600,000
12.2              2    El Ad Camino Real                             36,600,000
 13               1    717 North Harwood Street                      64,000,000
 14               1    Conrad Indianapolis                           55,000,000
 15               1    Pinnacle at Tutwiler                          48,515,172
 16               1    Residence Inn - San Diego                     47,400,000
 17               1    20 S Clark                                    40,500,000
18.1              1    250 South Clinton Street                      30,736,626
18.2              1    507 Plum Street                                8,063,374
 19               1    Residence Inn - Anaheim                       37,600,000
 20               2    Wellington Ridge                              36,000,000
 21               1    The Shoreham Hotel                            35,000,000
 22               1    PGA Plaza Shopping Center                     33,450,000
 23               2    Brentwood Downs                               33,200,000
 24               1    Plymouth Corp. Center                         31,692,500
 25               1    Normandy Farms                                31,000,000
 26               1    Promenade at Tutwiler Farm                    30,084,828
 27               2    Lakeshore Ridge                               30,000,000
 28               1    Blockbuster Warehouse                         29,870,981
 29       B       2    Fairwinds Northpointe                         16,400,000
 30       B       2    Fairwinds Sand Creek                          12,700,000
 31               1    Marsh Creek Corporate Center                  28,400,000
 32               1    Homewood Suites - Seattle                     28,400,000
 33               1    1025 Old Country Road                         27,000,000

  #    ADDRESS                                                     CITY                 COUNTY               STATE  ZIP CODE
-----  ----------------------------------------------------------  ------------------   -------------------  -----  --------
  1    45 West 139th Street                                        New York             New York               NY     10037
 2.1   4407, 4420, 4440 Oakhollow Drive                            Sacramento           Sacramento             CA     95842
 2.2   100 Chase Common Drive                                      Norcross             Gwinnett               GA     30071
 2.3   483 Scott Boulevard                                         Castle Rock          Douglas                CO     80104
 2.4   7610 Cameron Road                                           Austin               Travis                 TX     78752
 2.5   15450 East Center Avenue                                    Aurora               Arapahoe               CO     80017
 2.6   1500 Crossing Place                                         Austin               Travis                 TX     78741
 2.7   5416 and 5350 Jackson Street                                North Highlands      Sacramento             CA     95660
 2.8   2100 South Conway Road                                      Orlando              Orange                 FL     32812
 2.9   3211 Mountainbrook Avenue                                   North Charleston     Charleston             SC     29420
2.10   5301 - 5328 Justin Court                                    Virginia Beach       Virginia Beach City    VA     23462
2.11   502 West Longspur Boulevard                                 Austin               Travis                 TX     78753
2.12   800 - 817 Broadmeadows Court                                Virginia Beach       Virginia Beach City    VA     23462
2.13   5609-5620 Baker Court                                       Virginia Beach       Virginia Beach City    VA     23462
2.14   7501 Peppercorn Lane                                        North Charleston     Charleston             SC     29420
2.15   3038 Sewells Point Road                                     Norfolk              Norfolk City           VA     23513
2.16   3340-3346 Shasta Court                                      Virginia Beach       Virginia Beach City    VA     23452
2.17   4800 Apple Orchard Court                                    Virginia Beach       Virginia Beach City    VA     23455
2.18   4700 Maple Terrace Court                                    Virginia Beach       Virginia Beach City    VA     23455
2.19   2201 Baltic Avenue                                          Virginia Beach       Virginia Beach City    VA     23451
2.20   860 Broadmeadows Boulevard                                  Virginia Beach       Virginia Beach City    VA     23462
  3    4500 Steiner Ranch Boulevard                                Austin               Travis                 TX     78732
  4    7711 O'Connor Drive                                         Round Rock           Williamson             TX     78681
  5    9009 North FM 620                                           Austin               Travis                 TX     78726
  6    7720 O'Connor Drive                                         Round Rock           Williamson             TX     78681
  7    700 South Rosemary Avenue                                   West Palm Beach      Palm Beach             FL     33401
 8.1   100 Old MacDonald Road                                      Gaithersburg         Montgomery             MD     20877
 8.2   9300 Willow Creek Drive                                     Montgomery Village   Montgomery             MD     20886
 8.3   1660 West T.C. Jester Boulevard                             Houston              Harris                 TX     77008
 8.4   10700 Fuqua Street                                          Houston              Harris                 TX     77089
 8.5   1430 Fountainview Drive                                     Houston              Harris                 TX     77057
 8.6   5959 Pinemont Drive                                         Houston              Harris                 TX     77092
 8.7   2911 Sycamore Springs Drive                                 Houston              Harris                 TX     77339
 8.8   2400 South Loop 35 Bypass                                   Alvin                Brazoria               TX     77511
 8.9   5353 Deep Forest Drive                                      Houston              Harris                 TX     77092
8.10   2200 Lake Village Drive                                     Houston              Harris                 TX     77339
8.11   9401 Coventry Square Drive                                  Houston              Harris                 TX     77099
  9    1311 Executive Center Drive                                 Tallahassee          Leon                   FL     32301
 10    11355-11377 Olympic Boulevard                               Los Angeles          Los Angeles            CA     90064
 11    30 East Seventh Street                                      St. Paul             Ramsey                 MN     55101
12.1   1343 St. Tropez                                             Weston               Broward                FL     33326
12.2   33 East Camino Real                                         Boca Raton           Palm Beach             FL     33432
 13    717 North Harwood Street                                    Dallas               Dallas                 TX     75201
 14    50 West Washington Street                                   Indianapolis         Marion                 IN     46204
 15    5006-5078 Tutwiler Farms Road                               Trussville           Jefferson              AL     35173
 16    1865 Hotel Circle South                                     San Diego            San Diego              CA     92108
 17    20 South Clark Street                                       Chicago              Cook                   IL     60603
18.1   250 South Clinton Street                                    Syracuse             Onondaga               NY     13202
18.2   507 Plum Street                                             Syracuse             Onondaga               NY     13204
 19    11931 Harbor Boulevard                                      Garden Grove         Orange                 CA     92840
 20    3789 Lawrenceville Highway                                  Lawrenceville        Gwinnett               GA     30044
 21    33 West 55th Street                                         New York             New York               NY     10019
 22    2500-2690 PGA Boulevard                                     Palm Beach Gardens   Palm Beach             FL     33410
 23    500 Pleasant Hill Road                                      Lilburn              Gwinnett               GA     30047
 24    625 West Ridge Pike                                         Conshohocken         Montgomery             PA     19428
 25    1401-11-21-31-41-49 Morris Road                             Blue Bell            Montgomery             PA     19422
 26    1600-1654 Gadsden Highway                                   Trussville           Jefferson              AL     35173
 27    1700 Lakeshore Ridge                                        Birmingham           Jefferson              AL     35211
 28    3000 Redbud Boulevard                                       McKinney             Collin                 TX     75069
 29    520 East Holland Avenue                                     Spokane              Spokane                WA     99218
 30    3310 Valencia Drive                                         Idaho Falls          Bonneville             ID     83404
 31    1,15,35,55,75 East Uwchlan Avenue and 91 Sheree Boulevard   Exton                Chester                PA     19341
 32    1011 Pike Street                                            Seattle              King                   WA     98101
 33    1025 Old Country Road                                       Westbury             Nassau                 NY     11590

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
                 LOAN                                                PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)
-----  -------  -----  ------------------------------------------  ------------
 34               2    College Club                                  27,000,000
 35               1    West Road Plaza                               25,020,000
 36               1    Memphis International Airport Center          24,900,000

37.1              1    Spectra II Retail - Alice, TX                  4,560,000
37.2              1    Spectra II Retail - St. Johns, MI              3,780,000
37.3              1    Spectra II Retail - Douglas, AZ                3,760,000
37.4              1    Spectra II Retail - Yukon, OK                  3,600,000
37.5              1    Spectra II Retail - Mustang, OK                3,320,000
37.6              1    Spectra II Retail - Liberty, TX                2,020,000
37.7              1    Spectra II Retail - Bad Axe, MI                3,100,000
 38               1    Chandler Heights Marketplace                  23,446,000
 39               1    Atlas Cold Storage                            23,000,000
 40               2    Luxe Villas                                   22,406,629
 41               2    Morgan Ridge Apartments                       21,700,000
 42               2    Wellington Manor Apartments                   20,678,247
 43               2    Montecristo MF                                19,998,000
 44               2    Sabal Point                                   19,480,000
 45               1    Campbell Center                               18,894,211
 46               2    Villages of Cypress Creek                     17,730,000
 47               1    Golden Cove                                   16,500,000
 48               1    Calabasas Business Park                       15,255,000
 49               1    Deerpath Plaza                                14,850,000
 50               1    Archdale Marketplace                          14,600,000
 51               2    North Woods at the Four Seasons               14,500,000
 52               2    Island Club                                   14,360,000
 53               2    Essington Village Apartments                  14,253,916
 54               2    Players Club                                  13,800,000
 55               1    Electric 308 Building                         13,800,000
 56               1    Gortz Schiele                                 13,659,155
 57               1    Olivera Crossing                              13,500,000
 58               1    Lake Worth Gardens                            13,440,624
 59               2    Chase Monroe                                  13,400,000
 60               2    North County Village MHC                      13,400,000
 61               2    Riverbend Apartments                          13,307,745
 62               1    KUKA USA                                      13,082,486
63.1              1    Rambling Oaks - Norman                         6,486,034
63.2              1    Rambling Oaks - Oklahoma City                  6,413,966
 64               1    La Casa Via Medical Offices                   12,760,506
 65               2    Waterford Landing Apartments                  12,650,000
 66               1    Playtogs Plaza                                12,500,000
 67               1    South Wind Plaza                              12,500,000
 68               1    Murrieta Pointe                               12,400,000
 69               1    Stanley Village                               12,000,000
 70               1    Hampton Inn & Suites - Wilmington             11,963,185
 71               2    Vista Diablo MHP                              11,750,000
 72               2    Bella on Broadway                             11,674,502
 73               2    Greens at McKinney                            11,500,000
 74               1    Parkwood II                                   11,487,000
 75               2    Cinnamon Ridge Apartments                     11,300,000
76.1              1    GHG Portfolio Sleep Inn                        5,275,224
76.2              1    GHG Portfolio TownePlace Suites                6,004,776
 77               2    Crescent Oaks Apartments                      11,175,000
 78               2    Forest Estates Apartments                     11,170,000
79.1              1    Fountains II                                   5,500,000
79.2              1    Fountains III                                  5,500,000
 80               1    Crowne Plaza Harrisburg                       10,169,056
 81               1    Eastway Crossing                               9,900,000
 82               1    Glendale Thunderbird Plaza                     9,763,500
 83               2    Arrowood Crossing                              9,720,000
 84               1    Radisson Fort Worth                            9,545,288
 85               1    Bixby Business Center                          9,284,222
 86               1    Hampton Inn Riverplace                         9,280,448
 87               1    Cascade Citi Center                            8,800,000
 88               1    700 Longwater Drive                            8,650,000

  #    ADDRESS                                                    CITY                     COUNTY           STATE  ZIP CODE
-----  ---------------------------------------------------------  -----------------------  ---------------  -----  --------
 34    17100 College Club Loop                                    Fort Myers               Lee                FL     33913
 35    10241 North Freeway                                        Houston                  Harris             TX     77037
 36    3500/3560 Air Center Cove, 3300 Jet Cove, 3474/3510/3570/  Memphis                  Shelby             TN     38109
       3644 Winchester Rd, 3422 Prescott Blvd & 3677 Miac Dr
37.1   2000 Dr. NW Atkinson Boulevard                             Alice                    Jim Wells          TX     78332
37.2   2179 South US Highway 27                                   St. Johns                Clinton            MI     48879
37.3   90 West 5th Street                                         Douglas                  Cochise            AZ     85607
37.4   1200 Garth Brooks Boulevard                                Yukon                    Canadian           OK     73099
37.5   200 North Mustang Mall Road                                Mustang                  Canadian           OK     73064
37.6   2003-2017 State Highway 146 Bypass                         Liberty                  Liberty            TX     77575
37.7   897 North Van Dyke Road                                    Bad Axe                  Huron              MI     48413
 38    4850-4990 South Gilbert Road                               Chandler                 Maricopa           AZ     85249
 39    1420 Greenwood Road                                        McDonough                Henry              GA     30253
 40    11640 Mayfield Avenue                                      Los Angeles              Los Angeles        CA     90049
 41    100 Morgan Way                                             Winston-Salem            Forsyth            NC     27127
 42    1500 Windsor Court                                         Alabaster                Shelby             AL     35007
 43    215 North Loop 1604 East                                   San Antonio              Bexar              TX     78232
 44    12512 Sabal Point Drive                                    Pineville                Mecklenburg        NC     28134
 45    2955 Keith Street Northwest                                Cleveland                Bradley            TN     37312
 46    10300 Cypresswood Drive                                    Houston                  Harris             TX     77070
 47    31098, 31100-31250 Hawthorne Boulevard                     Rancho Palos Verdes      Los Angeles        CA     90275
 48    23801 Calabasas Road                                       Calabasas                Los Angeles        CA     91302
 49    225 East Deerpath Road                                     Lake Forest              Lake               IL     60045
 50    5801 - 6025 South Boulevard                                Charlotte                Mecklenburg        NC     28217
 51    64 Four Seasons Road                                       Charlottesville          Albemarle          VA     22901
 52    7938 Island Club Drive                                     Indianapolis             Marion             IN     46214
 53    5280 Tamarack Circle East                                  Columbus                 Franklin           OH     43229
 54    1100 Players Court                                         Nashville                Davidson           TN     37211
 55    308 East Pearl Street                                      Jackson                  Hinds              MS     39201
 56    1750 Summit Drive                                          Auburn Hills             Oakland            MI     48326
 57    3375 Port Chicago Highway                                  Concord                  Contra Costa       CA     94520
 58    3927 Hadjes Drive                                          Lake Worth               Palm Beach         FL     33467
 59    2163 Commerce Drive                                        Monroe                   Union              NC     28110
 60    9700 Riverdale Road                                        Thornton                 Adams              CO     80229
 61    100 Riverbend Drive                                        West Columbia            Lexington          SC     29169
 62    6600 Center Drive                                          Sterling Heights         Macomb             MI     48312
63.1   1060 Rambling Oaks Drive                                   Norman                   Cleveland          OK     73072
63.2   12310 South Western Avenue                                 Oklahoma City            Cleveland          OK     73130
 64    106 - 112 La Casa Via                                      Walnut Creek             Contra Costa       CA     94598
 65    2600 Waterford Place                                       Hoover                   Jefferson          AL     35244
 66    128 Dolson Avenue                                          Middletown               Orange             NY     10940
 67    5335-5337 Military Trail                                   West Palm Beach          Palm Beach         FL     33407
 68    40663-40735 Murrieta Hot Springs Road                      Murrieta                 Riverside          CA     92562
 69    501-543 Big Thompson Avenue                                Estes Park               Larimer            CO     80517
 70    1989 Eastwood Road                                         Wilmington               New Hanover        NC     28403
 71    2901 Somersville Road                                      Antioch                  Contra Costa       CA     94509
 72    436 Broadway                                               Tacoma                   Pierce             WA     98402
 73    3191 Medical Center Drive                                  McKinney                 Collin             TX     75069
 74    10055 Grogan's Mill Road                                   The Woodlands            Montgomery         TX     77380
 75    6565 Spencer Highway                                       Pasadena                 Harris             TX     77505
76.1   800 Sidney Marcus Boulevard                                Atlanta                  Fulton             GA     30324
76.2   820 Sidney Marcus Boulevard                                Atlanta                  Fulton             GA     30324
 77    6718 De Moss Drive                                         Houston                  Harris             TX     77074
 78    9655 Chimney Hill Lane                                     Dallas                   Dallas             TX     75243
79.1   39 Dorothy Drive                                           Troy                     Madison            IL     62294
79.2   1205 Hartman Lane                                          Belleville               Saint Clair        IL     62221
 80    23 South 2nd Street                                        Harrisburg               Dauphin            PA     17101
 81    3704-3122 Eastway Drive                                    Charlotte                Mecklenburg        NC     28205
 82    Northeast Corner of Thunderbird Road and 59th Avenue       Glendale                 Maricopa           AZ     85306
 83    2109 Arrowcreek Drive                                      Charlotte                Mecklenburg        NC     28273
 84    2540 Meachum Boulevard                                     Fort Worth               Tarrant            TX     76106
 85    4401 Atlantic Avenue                                       Long Beach               Los Angeles        CA     90807
 86    171 Riverplace                                             Greenville               Greenville         SC     29601
 87    590 Cascade Avenue                                         Atlanta                  Fulton             GA     30310
 88    700 Longwater Drive                                        Norwell                  Plymouth           MA     02061

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
                 LOAN                                                PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)
-----  -------  -----  ------------------------------------------  ------------
 89               1    Loudoun Tech Center I                          8,500,000
 90               1    St. Cloud Square                               8,446,276
 91               1    Hilton Garden Inn Layton                       8,296,670
 92               1    Springhill Suites Mooresville                  8,274,370
 93       C       1    North Leg Plaza                                4,435,925
 94       C       1    Southgate Shopping Center                      3,182,727
 95       C       1    Westgate Shopping Center                         616,653
 96               1    The Shoppes at Twin Oaks                       8,200,000
 97               1    SpringHill Suites - Milford                    8,000,000
 98               1    Land of Lincoln Building                       7,976,012
 99               1    Airport Industrial                             7,968,833
 100              1    Slater Office Building                         7,908,000
 101              2    Mobile Aire Estates MHC                        7,750,000
 102              1    Holiday Inn Express Hotel & Suites Woodway     7,676,126
 103              1    701 Aviation (Xerox)                           7,506,000
 104              1    Kimbrook Plaza                                 7,469,932
 105              2    La Vista Townhomes                             7,468,351
 106              1    Shades Creek Office Building                   7,400,000
 107              2    Timber Falls                                   7,200,000
 108              1    Odyssey North                                  7,150,000
 109              1    Central Park Shopping Center                   6,975,000
 110              1    Holiday Inn Express Kennesaw                   6,965,742
 111              1    Woodmark at Steel Lake                         6,954,962
 112              1    Marlow Square Shopping Center                  6,847,195
113.1             1    Oakview Apartments                             5,840,000

113.2             1    Oakview Commercial- Ballard Plaza                960,000
 114      D       2    Lancaster Village Retirement Community         5,469,753
 115      D       2    Lancaster Village Independent Living           1,243,126

 116              2    Greentree Apartments                           6,500,000
 117              1    National Parkway                               6,400,000
 118              2    Woodlands of Plano Apartments                  6,250,000
 119              2    Scriber Gardens                                6,200,000
 120              1    Avenue Shoppes                                 6,120,000
 121              1    El Toreador                                    6,100,000
 122              1    Plaza Mission Oaks                             6,100,000
 123              1    Twin Oaks Industrial Center                    6,050,000
 124              1    Scott Village Shopping Center                  5,889,107
 125              2    Sherwood Apartments                            5,750,000
 126              1    Glendora Marketplace                           5,750,000
 127              1    Morgan Estates                                 5,734,336
 128              1    4550 Lena Drive                                5,706,756
 129              2    Timmaron Apartments                            5,565,125
 130              1    505 North Belt                                 5,367,955
 131              1    525 North Belt                                 5,173,560
 132              1    Holiday Inn Express Bessemer                   5,164,750
 133              1    500 North Pulaski                              5,100,000
 134              1    Spectrum Plaza Shopping Center                 5,100,000
 135              1    EPS Building                                   5,100,000
 136              1    521 North Belt                                 5,074,068
 137              1    12th and Orange St Garage                      4,991,043
 138              1    Hampton Inn Janesville                         4,972,032
 139              1    Waddell Plaza                                  4,920,000
 140              1    College Park Plaza                             4,900,000
 141              1    Ocala Office Buildings                         4,639,998
 142              1    Carrollwood Oaks SC                            4,629,000
 143              1    La Mirage Retail                               4,600,000
 144              1    Simi Valley Business Park                      4,550,000
 145              2    1025 Ocean Ave Apartments                      4,535,000
 146              1    Radio Drive Professional Building              4,425,000
 147              1    Secured Self Storage                           4,390,520
 148              1    Miramar Center                                 4,350,000
 149              1    Oak Ridge Center                               4,320,000
 150              1    801 Tilton  Road                               4,290,690
 151              2    Denison Park Apartments                        4,200,000

  #    ADDRESS                                                    CITY             COUNTY           STATE  ZIP CODE
-----  ---------------------------------------------------------  ---------------  ---------------  -----  --------
 89    21251 Ridgetop Circle                                      Sterling         Loudoun            VA     20166
 90    4037-4077 13th Street                                      St. Cloud        Osceola            FL     34769
 91    762 Heritage Park Boulevard                                Layton           Davis              UT     84041
 92    121 Gateway Boulevard                                      Mooresville      Iredell            NC     28117
 93    3246 Wrightsboro Road                                      Augusta          Richmond           GA     30909
 94    317 South Slappey Boulevard                                Albany           Dougherty          GA     31701
 95    125 North Virginia Avenue                                  Tifton           Tift               GA     31794
 96    3601, 3626, 3641 Cox Road                                  Richmond         Henrico            VA     23233
 97    50 Rowe Avenue                                             Milford          New Haven          CT     06461
 98    325 West Adams Street                                      Springfield      Sangamon           IL     62704
 99    2563 Airport Industrial Drive                              Ball Ground      Cherokee           GA     30107
 100   10101 Slater Avenue                                        Fountain Valley  Orange             CA     92708
 101   716 North Grand Avenue                                     Covina           Los Angeles        CA     91724
 102   6808 Woodway Drive                                         Waco             Mclennan           TX     76712
 103   701 South Aviation Boulevard                               El Segundo       Los Angeles        CA     90245
 104   8395 Oswego Road                                           Baldwinsville    Onondaga           NY     13027
 105   6797 Springhouse Lane                                      Columbus         Franklin           OH     43229
 106   820 Shades Creek Parkway                                   Birmingham       Jefferson          AL     35209
 107   Route 6                                                    Blakely          Lackawanna         PA     18447
 108   731 South Pear Orchard Road                                Ridgeland        Madison            MS     39157
 109   1754 Central Park and 5135 Times Square Plaza              Okemos           Ingham             MI     48864
 110   2485 George Busbee Parkway                                 Kennesaw         Cobb               GA     30144
 111   31200 23rd Avenue South                                    Federal Way      King               WA     98003
 112   4305 Saint Barnabas Road                                   Temple Hills     Prince George's    MD     20748
113.1  102, 109, 202 and 204 Oak Boulevard, 106 and 109 National                   Story              IA     50124
       Drive                                                      Huxley
113.2  602 and 608 North U.S. Highway 69                          Huxley           Story              IA     50124
 114   4138 Market Street Northeast                               Salem            Marion             OR     97301
 115   4142 & 4144 Market Street NE, 4097 & 4099 Cypress Street                    Marion             OR     97301
       NE, 1492, 1494, 1496 & 1498 Brenner Street NE              Salem
 116   6200 Airport Boulevard                                     Mobile           Mobile             AL     36608
 117   1026-1100 National Parkway                                 Schaumburg       Cook               IL     60173
 118   1370 Rigsbee Road                                          Plano            Collin             TX     75074
 119   6024 200th Street Southwest                                Lynnwood         Snohomish          WA     98036
 120   8204 Crystal Clear Lane                                    Orlando          Orange             FL     32809
 121   601-637 East San Ysidro Boulevard                          San Ysidro       San Diego          CA     92173
 122   5011 and 5021 Verdugo Way                                  Camarillo        Ventura            CA     93012
 123   800-810 Twin Oaks Valley Road                              San Marcos       San Diego          CA     92069
 124   1745 Church Street                                         Decatur          DeKalb             GA     30033
 125   3030 Northeast 143rd Street                                Seattle          King               WA     98125
 126   1331 South Lone Hill Avenue                                Glendora         Los Angeles        CA     91740
 127   4588 Morgan View Road                                      Geneseo          Livingston         NY     14454
 128   4550 Lena Drive                                            Mechanicsburg    Cumberland         PA     17055
 129   9850 Whitehurst Drive                                      Dallas           Dallas             TX     75243
 130   505 North Sam Houston Parkway East                         Houston          Harris             TX     77060
 131   525 North Sam Houston Parkway East                         Houston          Harris             TX     77060
 132   5001 Academy Lane                                          Bessemer         Jefferson          AL     35022
 133   500 North Pulaski Road                                     Chicago          Cook               IL     60624
 134   23221 Aldine Westfield Road                                Spring           Harris             TX     77373
 135   1457 Scott Boulevard                                       Decatur          Dekalb             GA     30030
 136   521 North Sam Houston Parkway East                         Houston          Harris             TX     77060
 137   1200 North Orange Street                                   Wilmington       New Castle         DE     19801
 138   2400 Fulton Street                                         Janesville       Rock               WI     53546
 139   6290 University Drive                                      Huntsville       Madison            AL     35806
 140   3269 West 86th Street                                      Indianapolis     Marion             IN     46268
 141   3200 SW 27th Avenue, 2701 SW 34th St. & 3306 SW 26th                        Marion             FL     34474
       Avenue                                                     Ocala
 142   11111 North Dale Mabry Highway                             Tampa            Hillsborough       FL     33618
 143   29563 Northwestern Highway                                 Southfield       Oakland            MI     48034
 144   40 West Cochran Street                                     Simi Valley      Ventura            CA     93065
 145   1025 Ocean Avenue                                          Santa Monica     Los Angeles        CA     90403
 146   1000 Radio Drive                                           Woodbury         Washington         MN     55125
 147   24789 US Highway 27                                        Lake Wales       Polk               FL     33859
 148   6590-6598 Miramar Road                                     San Diego        San Diego          CA     92121
 149   333 Main Street                                            Oak Ridge        Anderson           TN     37830
 150   801 Tilton Road                                            Northfield       Atlantic           NJ     08225
 151   2235-2317 Forestdale Avenue and 3783-3785 West 22nd
       Street                                                     Cleveland        Cuyahoga           OH     44109

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                              CUT-OFF DATE
                 LOAN                                           PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                           BALANCE (1)
-----  -------  -----  -------------------------------------  ------------
 152              1    Plantation Warehouse                      4,200,000
 153              1    College Station - Southwest Crossing      4,200,000
 154              1    Benton Park Shopping Center               4,190,951
 155              1    2000 Lincoln Park West                    4,165,000
 156              2    Whispering Timbers                        4,147,739
 157              2    Ryan Place Apartments                     4,050,000
 158              1    Palm Gardens                              4,041,000
 159              1    Range Vista                               4,000,000
 160              1    Best Western Villa Del Lago Inn           3,994,837
 161              1    Florence Plaza                            3,991,632
 162              1    CVS--Naples FL                            3,991,066
 163              1    Best Western Hotel & Suites Sebastian     3,987,848
 164              1    Dexter Crossing Retail                    3,987,775
 165              1    White House Shops                         3,987,541
 166              1    Lancaster K-8 Avenue Industrial           3,950,000
 167              1    Old Orchard Retail                        3,725,000
 168              1    Congress Pointe Shopping Center           3,700,000
 169              1    Westminster Park Building                 3,691,897
 170              1    Pierce Community Bank Building            3,600,000
 171      E       2    Franklin Apartments                       1,529,000
 172      E       2    Vernon Apartments                         2,056,900
 173              2    Amberley House                            3,500,000
 174              1    Plantation Plaza                          3,492,385
 175              1    10039 Bissonnet Office                    3,467,124
 176              1    Altadena Square Shopping Center           3,395,536
 177              1    Federal Express Bakersfield               3,331,090
 178              1    San Dimas Retail                          3,300,000
 179              1    I-Loft                                    3,250,000
 180              1    37th Street                               3,243,681
 181              1    Harvest Plaza Phase II                    3,200,000
 182              1    The Dale Building                         3,200,000
 183              1    Redwood City Storage                      3,170,611
 184              1    Encino Shoppes, LLC                       3,118,111
 185              1    Quail Northwest                           3,100,000
 186              1    Lakewood Country Club Center              3,087,957
 187              1    McMinnville Town Center                   3,040,941
 188              1    South Hills Center                        3,000,000
 189              1    90 Good Drive                             2,993,462
 190              1    Madison Boulevard Service Center          2,990,638
 191              1    Hampton Inn Wilkesboro                    2,978,367
 192              2    Claire Tower Apartments                   2,972,593
 193              1    Wick Lane Shopping Center                 2,891,221
 194              1    Wake Forest Eatery                        2,796,182
 195              1    80 Windward Ave                           2,700,000
 196              1    Palm Harbor Professional Center           2,700,000
 197              1    Centre Green Square at Whitehall          2,696,394
 198              2    Arbors Apartments                         2,691,315
 199              1    Trinity Oaks                              2,650,000
 200              2    Woodbrook Lane                            2,592,569
 201              1    A&B Self Storage                          2,542,061
 202              1    4000 Aerial Center                        2,500,000
 203              1    Summerfield Village                       2,500,000
 204              1    Hayward Storage                           2,496,544
 205              1    Lakeview Self Storage                     2,468,559
206.1             2    S'Ville Apartments                        1,600,000
206.2             2    DeVille Apartments                          850,000
 207              1    Lakeshore Village Shopping Center         2,438,581
 208              1    CVS New Port Richey                       2,434,479
 209              1    Monroeville Shopping Center               2,400,000
 210              1    Deer Valley Industrial                    2,392,338
 211              2    Worthington Apartments                    2,314,877
 212              2    Meadowood Apartments                      2,293,130
 213              1    Sleep Inn Phoenix                         2,193,293
 214              2    Town & Country Apartments                 2,191,831

  #    ADDRESS                                                       CITY                     COUNTY           STATE  ZIP CODE
-----  ------------------------------------------------------------  -----------------------  ---------------  -----  --------
 152   1400 Northwest 65th Avenue                                    Plantation               Broward            FL     33313
 153   1301, 1401, 1311, 1411 Wellborn Road & 105 Southwest Parkway  College Station          Brazos             TX     77840
 154   2505-2611 South H Street                                      Bakersfield              Kern               CA     93304
 155   2000 Lincoln Park West                                        Chicago                  Cook               IL     60614
 156   6325 Garden Road                                              Maumee                   Lucas              OH     43537
 157   179-320 Dale Drive and 1632-1638 Main Street                  Kent                     Portage            OH     44240
 158   1803 Park Center Drive                                        Orlando                  Orange             FL     32835
 159   8300 North Alcott Street                                      Westminster              Adams              CO     80031
 160   2959 Speno Drive                                              Patterson                Stanislaus         CA     95363
 161   1910 West Evans Street                                        Florence                 Florence           SC     29501
 162   4890 Tamiami Trail East                                       Naples                   Collier            FL     34112
 163   1655 U.S. Highway 1                                           Sebastian                Indian River       FL     32958
 164   449-463 Washington Street                                     Boston                   Suffolk            MA     02111
 165   520 State Route 76                                            White House              Robertson          TN     37188
 166   229-249 East Avenue K-8                                       Lancaster                Los Angeles        CA     93535
 167   600 East Lockwood Avenue                                      Webster Groves           St. Louis          MO     63119
 168   4469 South Congress Avenue                                    Lake Worth               Palm Beach         FL     33461
 169   38-68 Amaral Street                                           East Providence          Providence         RI     02915
 170   405-413 29th Street Northeast                                 Puyallup                 Pierce             WA     98372
 171   809 and 911 South Franklin Avenue                             Normal                   McLean             IL     61761
 172   302 West Vernon Avenue                                        Normal                   McLean             IL     61761
 173   3501 Section Road                                             Cincinnati               Hamilton           OH     45237
 174   4331-4347 Gunn Highway                                        Tampa                    Hillsborough       FL     33618
 175   10039 Bissonnet Street                                        Houston                  Harris             TX     77036
 176   4704 Cahaba River Road                                        Birmingham               Jefferson          AL     35243
 177   3105 Gateway Avenue                                           Bakersfield              Kern               CA     93307
 178   702-762 West Arrow Highway                                    San Dimas                Los Angeles        CA     91773
 179   5310 South Alston Avenue                                      Durham                   Durham             NC     27713
 180   331-347 37th Street                                           Brooklyn                 Kings              NY     11232
 181   8800 Harvest Oaks Drive                                       Raleigh                  Wake               NC     27615
 182   1504 Santa Rosa Road                                          Richmond                 Henrico            VA     23229
 183   1841 East Bayshore Road                                       Redwood City             San Mateo          CA     94063
 184   17301 Ventura Boulevard                                       Encino                   Los Angeles        CA     91316
 185   6148, 6152 and 6170 Mae Anne Avenue                           Reno                     Washoe             NV     89523
 186   3215-3225 Carson Street                                       Lakewood                 Los Angeles        CA     90712
 187   1421 - 1691 Northeast Highway 99 West                         McMinnville              Yamhill            OR     97128
 188   700 Southwest Higgins Avenue                                  Missoula                 Missoula           MT     59803
 189   90 Good Drive                                                 East Hempfield Township  Lancaster          PA     17603
 190   8075 and 8097 Madison Boulevard                               Madison                  Madison            AL     35758
 191   1300 Collegiate Drive                                         Wilkesboro               Wilkes             NC     28697
 192   1041 Marion Street                                            Columbia                 Richland           SC     29201
 193   12426 Memorial Drive                                          Houston                  Harris             TX     77024
 194   2101 South Main Street                                        Wake Forest              Wake               NC     27587
 195   80 Winward Avenue                                             Venice                   Los Angeles        CA     90291
 196   35111 US Highway 19 North                                     Palm Harbor              Pinellas           FL     34684
 197   3607 Whitehall Park Drive                                     Charlotte                Mecklenburg        NC     28273
 198   1533 Arbors Lane                                              Bloomington              Monroe             IN     47401
 199   9945 Trinity Boulevard                                        Trinity                  Pasco              FL     34655
 200   7525 Devon Street                                             Philladelphia            Philladelphia      PA     19119
 201   816 Highway 231                                               Troy                     Pike               AL     36081
 202   4000-4020 Aerial Center Parkway                               Cary                     Wake               NC     27560
 203   4446 US Highway 220                                           Summerfield              Guilford           NC     27358
 204   1639 Whipple Road                                             Hayward                  Alameda            CA     94544
 205   612 32nd Street South                                         Birmingham               Jefferson          AL     35233
206.1  405 Clayton Drive                                             Jefferson City           Cole               MO     65101
206.2  913 Southwest Boulevard                                       Jefferson City           Cole               MO     65109
 207   100 Frankfurt Circle                                          Birmingham               Jefferson          AL     35211
 208   5432 US Highway 19 North                                      New Port Richey          Pasco              FL     34652
 209   512-534 Pike Street and 1200 South Alabama Avenue             Monroeville              Monroe             AL     36460
 210   23005 North 15th Avenue                                       Phoenix                  Maricopa           AZ     85027
 211   100-200 Laura Lane                                            Rocky Hill               Hartford           CT     06067
 212   1113-1148 Pagonia Drive and 1106-1135 Brook Meadow Drive      Lakeland                 Polk               FL     33811
 213   18235 North 27th Avenue                                       Phoenix                  Maricopa           AZ     85053
 214   2111 Thompson Road                                            Richmond                 Fort Bend          TX     77469

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                              CUT-OFF DATE
                 LOAN                                           PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                           BALANCE (1)
-----  -------  -----  -------------------------------------  ------------
 215              1    Cades Center                              2,097,209
 216              1    Harbour Bend Office                       2,095,424
 217              1    820 Sunland Park                          2,000,000
 218              1    Windward Plaza                            2,000,000
 219              2    Springwood Apts SC                        1,997,315
 220              1    Tabernacle Towers                         1,922,704
 221              1    U Store                                   1,915,733
 222              1    GHG Perimeter Center                      1,892,612
 223              1    North Fork Crossing                       1,880,000
 224              1    7th & Orange Avenue                       1,821,029
 225              1    Palisades Retail                          1,820,917
 226              1    Custer Place                              1,742,000
 227              1    Saddle Rock Village Center                1,694,785
 228              2    Twin Pines Apartments                     1,615,000
 229              1    2110 South Lamar Shopping Center          1,590,099
 230              1    Morningside Shopping Center               1,562,818
 231              1    Rufe Snow Plaza                           1,546,547
 232              1    North Highland Shopping Center            1,493,588
 233              1    Raceway Plaza                             1,472,000
 234              1    Druid Hills Storage                       1,447,996
 235              1    Walnut Storage                            1,408,051
 236              1    Security Storage Tuscaloosa               1,395,998
 237              1    Meridian Retail                           1,395,000
 238              2    Las Haciendas Apartments                  1,394,577
 239              1    10703 J Street                            1,300,000
 240              1    Stewart Place                             1,291,044
 241              2    Harrington Woods MHP                      1,266,074
 242              1    48-19 Vernon Boulevard                    1,222,567
 243              1    Sagemont Plaza                            1,215,513
 244              1    Worthington Professional Building         1,177,437
 245              1    South Shore Center                        1,150,000
 246              1    1021 National Road                        1,117,000
 247              1    Auburn-Watt Storage                       1,078,507
 248              1    Westside Market Place                     1,048,576
 249              1    Sienna Gardens Office                       997,047
 250              1    Cedar Park Crossing                         995,991
 251              1    Market Place Shopping Center                599,233

  #    ADDRESS                                                       CITY                     COUNTY           STATE  ZIP CODE
-----  ------------------------------------------------------------  -----------------------  ---------------  -----  --------
 215   1401 West Reelfoot Avenue                                     Union City               Obion              TN     38261
 216   2917 West SR 434                                              Longwood                 Seminole           FL     32779
 217   820 Sunland Park Drive                                        El Paso                  El Paso            TX     79912
 218   5315 Windward Parkway                                         Alpharetta               Fulton             GA     30004
 219   410 Sulphur Springs Road                                      Greenville               Greenville         SC     29617
 220   249 East Tabernacle Street                                    St. George               Washington         UT     84770
 221   6100 Leon Circle                                              Little Rock              Pulaski            AR     72209
 222   6280 Peachtree Dunwoody Road                                  Atlanta                  Fulton             GA     30328
 223   2555-2567 North Road                                          Orangeburg               Orangeburg         SC     29118
 224   1150-1164 East 7th Street                                     Long Beach               Los Angeles        CA     90813
 225   15244-15248 West Sunset Boulevard                             Pacific Palisades        Los Angeles        CA     90272
 226   2024 West 15th Street                                         Plano                    Collin             TX     75075
 227   22880 East Smoky Hill Road                                    Aurora                   Arapahoe           CO     80016
 228   12411 8th Avenue                                              Spokane                  Spokane            WA     99216
 229   2110 South Lamar Boulevard                                    Austin                   Travis             TX     78704
 230   6375-6501 Suitland Road                                       Suitland                 Prince George's    MD     20746
 231   5600 Rufe Snow Drive                                          North Richland Hills     Tarrant            TX     76180
 232   200 North Highland Avenue                                     Baltimore                Baltimore City     MD     21224
 233   10665-10667 East US Highway 36                                Avon                     Hendricks          IN     46123
 234   3755 North Druid Hills Road                                   Decatur                  DeKalb             GA     30033
 235   18711 Valley Boulevard                                        La Puente                Los Angeles        CA     91744
 236   4150 Walton Avenue                                            Tuscaloosa               Tuscaloosa         AL     35405
 237   1217 South Frontage Road                                      Meridian                 Lauderdale         MS     39301
 238   515 North O'Connor                                            Irving                   Dallas             TX     75061
 239   10703 J Street                                                Omaha                    Douglas            NE     68127
 240   831-841 South Range Line Road                                 Carmel                   Hamilton           IN     46032
 241   April Lane at Dawns Way                                       Acworth                  Bartow             GA     30102
 242   48-19 Vernon Boulevard                                        Long Island City         Queens             NY     11101
 243   11504 Hughes Road                                             Houston                  Harris             TX     77089
 244   748-750 Old Main Street                                       Rocky Hill               Hartford           CT     06067
 245   3020 Marina Bay Drive                                         League City              Galveston          TX     77573
 246   1021 National Road                                            Wheeling                 Ohio               WV     26003
 247   3421 Auburn Boulevard                                         Sacramento               Sacramento         CA     95821
 248   1925 North Street/Highway 33                                  Newman                   Stanislaus         CA     95360
 249   10799 West Twain Avenue                                       Las Vegas                Clark              NV     89135
 250   1625 North Bell Boulevard                                     Cedar Park               Williamson         TX     78613
 251   7536 Woodrow Street                                           Irmo                     Lexington          SC     29063

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MANSIONS AT STEINER RANCH, MANSIONS ON THE GREEN I, MANSIONS AT CANYON CREEK AND MANSIONS ON THE GREEN II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY FAIRWINDS NORTHPOINTE AND FAIRWINDS SAND CREEK ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTH LEG PLAZA, SOUTHGATE SHOPPING CENTER AND WESTGATE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY LANCASTER VILLAGE RETIREMENT COMMUNITY AND LANCASTER VILLAGE INDEPENDENT LIVING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY VERNON APARTMENTS AND FRANKLIN APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
                 LOAN                                                PRINCIPAL                          PROPERTY
  #    CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)   PROPERTY TYPE         SUB-TYPE
-----  -------  -----  ------------------------------------------  -------------  -------------  -------------------------
  1               2    Savoy Park                                   $210,000,000   Multifamily          Conventional
 2.1              2    Oak Hollow                                   $ 28,927,729   Multifamily          Conventional
 2.2              2    Wood Chase Apartments                        $ 22,384,552   Multifamily          Conventional
 2.3              2    Bluffs at Castle Rock                        $ 16,874,508   Multifamily          Conventional
 2.4              2    Wildwood Apartments                          $ 15,152,620   Multifamily          Conventional
 2.5              2    Centerpoint East                             $ 13,775,109   Multifamily          Conventional
 2.6              2    Village at Riverside                         $ 12,225,409   Multifamily          Conventional
 2.7              2    Sierra Village Apartments                    $ 11,364,465   Multifamily          Conventional
 2.8              2    Palm Harbor                                  $ 11,020,087   Multifamily          Conventional
 2.9              2    Pepperhill                                   $ 10,503,520   Multifamily          Conventional
 2.10             2    Dove Landing North                           $ 10,331,332   Multifamily          Conventional
 2.11             2    Club Creek 2                                 $  7,576,310   Multifamily          Conventional
 2.12             2    Dove Landing East                            $  5,854,421   Multifamily          Conventional
 2.13             2    Dove Landing West                            $  4,304,722   Multifamily          Conventional
 2.14             2    Palmetto                                     $  2,117,923   Multifamily          Conventional
 2.15             2    Dove Landing Point                           $  1,951,589   Multifamily          Conventional
 2.16             2    Dove Landing Plaza                           $  1,894,077   Multifamily          Conventional
 2.17             2    Dove Landing Beach, Apple Orchard            $  1,377,511   Multifamily          Conventional
 2.18             2    Dove Landing Maple Terrace                   $    757,631   Multifamily          Conventional
 2.19             2    Dove Landing Baltic                          $    723,193   Multifamily          Conventional
 2.20             2    Dove Landing Pharah                          $    668,092   Multifamily          Conventional
  3       A       2    Mansions at Steiner Ranch                    $ 61,727,334   Multifamily          Conventional
  4       A       2    Mansions on the Green I                      $ 37,226,506   Multifamily          Conventional
  5       A       2    Mansions at Canyon Creek                     $ 35,376,585   Multifamily          Conventional
  6       A       2    Mansions on the Green II                     $ 25,669,575   Multifamily          Conventional
  7               1    City Place                                   $150,000,000   Mixed Use     Retail/Office/Multifamily
 8.1              2    Saybrooke                                    $ 37,300,000   Multifamily          Conventional
 8.2              2    The Verandahs                                $ 24,000,000   Multifamily          Conventional
 8.3              2    The Gardens                                  $ 10,600,000   Multifamily          Conventional
 8.4              2    Sage Hollow                                  $ 10,000,000   Multifamily          Conventional
 8.5              2    Tangle Brook                                 $  9,300,000   Multifamily          Conventional
 8.6              2    Pine Forest Park                             $  7,500,000   Multifamily          Conventional
 8.7              2    Elm Creek                                    $  6,200,000   Multifamily          Conventional
 8.8              2    Steeplechase                                 $  6,200,000   Multifamily          Conventional
 8.9              2    Pineforest Place                             $  4,200,000   Multifamily          Conventional
 8.10             2    Trailwood Village                            $  4,800,000   Multifamily          Conventional
 8.11             2    Coventry                                     $  3,200,000   Multifamily          Conventional
  9               1    Koger Center                                 $115,500,000   Office        Central Business District
  10              1    Trident Center                               $101,850,000   Office                 Suburban
  11              1    Wells Fargo Place                            $ 90,000,000   Office        Central Business District
 12.1             2    El Ad San Michele Phase II                   $ 42,600,000   Multifamily          Conventional
 12.2             2    El Ad Camino Real                            $ 36,600,000   Multifamily          Conventional
  13              1    717 North Harwood Street                     $ 64,000,000   Office        Central Business District
  14              1    Conrad Indianapolis                          $ 55,000,000   Hotel                Full Service
  15              1    Pinnacle at Tutwiler                         $ 48,515,172   Retail                 Anchored
  16              1    Residence Inn - San Diego                    $ 47,400,000   Hotel              Limited Service
  17              1    20 S Clark                                   $ 40,500,000   Office        Central Business District
 18.1             1    250 South Clinton Street                     $ 30,736,626   Office        Central Business District
 18.2             1    507 Plum Street                              $  8,063,374   Office                 Suburban
  19              1    Residence Inn - Anaheim                      $ 37,600,000   Hotel              Limited Service
  20              2    Wellington Ridge                             $ 36,000,000   Multifamily          Conventional
  21              1    The Shoreham Hotel                           $ 35,000,000   Hotel                Full Service
  22              1    PGA Plaza Shopping Center                    $ 33,450,000   Retail                 Anchored
  23              2    Brentwood Downs                              $ 33,200,000   Multifamily          Conventional
  24              1    Plymouth Corp. Center                        $ 31,692,500   Office                 Suburban
  25              1    Normandy Farms                               $ 31,000,000   Hotel                Full Service
  26              1    Promenade at Tutwiler Farm                   $ 30,084,828   Retail                 Anchored
  27              2    Lakeshore Ridge                              $ 30,000,000   Multifamily          Conventional
  28              1    Blockbuster Warehouse                        $ 29,870,981   Industrial               N/A
  29      B       2    Fairwinds Northpointe                        $ 16,400,000   Multifamily         Senior Housing
  30      B       2    Fairwinds Sand Creek                         $ 12,700,000   Multifamily          Conventional
  31              1    Marsh Creek Corporate Center                 $ 28,400,000   Mixed Use         Office/Industrial
  32              1    Homewood Suites - Seattle                    $ 28,400,000   Hotel                Full Service
  33              1    1025 Old Country Road                        $ 27,000,000   Office                 Suburban
  34              2    College Club                                 $ 27,000,000   Multifamily          Conventional
  35              1    West Road Plaza                              $ 25,020,000   Retail                 Anchored
  36              1    Memphis International Airport Center         $ 24,900,000   Industrial               N/A
 37.1             1    Spectra II Retail - Alice, TX                $  4,560,000   Retail                Unanchored
 37.2             1    Spectra II Retail - St. Johns, MI            $  3,780,000   Retail                Unanchored
 37.3             1    Spectra II Retail - Douglas, AZ              $  3,760,000   Retail                Unanchored
 37.4             1    Spectra II Retail - Yukon, OK                $  3,600,000   Retail                Unanchored

         UNITS/
         SQ.FT        FEE/                     YEAR        OCCUPANCY          DATE OF
  #      ROOMS      LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
-----  ---------  -------------  ----------  ---------  ---------------  ------------------  ---------------
  1        1,802  Fee/Leasehold     1959       2005            97%            12/16/2006        $420,000,000
 2.1         434       Fee          1988        N/A            91%             1/3/2007         $ 36,120,000
 2.2         380       Fee          1987        N/A            85%            12/25/2006        $ 26,300,000
 2.3         220       Fee          1998        N/A            89%            10/23/2006        $ 20,800,000
 2.4         344       Fee          1984       2005            97%            10/18/2006        $ 17,410,000
 2.5         208       Fee          1999        N/A            93%             1/3/2007         $ 18,700,000
 2.6         156       Fee          1999        N/A           100%            10/24/2006        $ 14,400,000
 2.7         185       Fee          1986       2005            92%            11/30/2006        $ 15,180,000
 2.8         200       Fee          1972       2004            95%            10/19/2006        $ 13,100,000
 2.9         214       Fee          1970       2001            92%            12/25/2006        $ 12,100,000
 2.10        150       Fee          1984       2003            98%            12/25/2006        $ 12,600,000
 2.11        160       Fee          1984       2005            98%            10/18/2006        $  8,240,000
 2.12         88       Fee          1979       1985            99%            12/25/2006        $  6,620,000
 2.13         68       Fee          1977        N/A            93%            12/25/2006        $  5,040,000
 2.14         52       Fee          1968       2004            98%            10/18/2006        $  2,450,000
 2.15         36       Fee          1988       1999            86%            12/25/2006        $  2,180,000
 2.16         32       Fee          1980       2003            94%            12/25/2006        $  2,120,000
 2.17         24       Fee          1980       1999            83%            12/25/2006        $  1,670,000
 2.18         12       Fee          1980       1999           100%            12/25/2006        $  1,135,000
 2.19         15       Fee          1976       2003           100%            12/25/2006        $    970,000
 2.20         12       Fee          1980       2005            75%            12/25/2006        $    800,000
  3          502       Fee          2001        N/A            95%            12/15/2006        $ 78,800,000
  4          340       Fee          2000        N/A            96%            12/10/2006        $ 47,200,000
  5          332       Fee          2001        N/A            96%            12/15/2006        $ 45,200,000
  6          243       Fee          2001        N/A            95%            12/10/2006        $ 32,800,000
  7      756,471  Fee/Leasehold     2000        N/A            95%             8/28/2006        $233,000,000
 8.1         252       Fee          1990       2004            95%             10/9/2006        $ 46,150,000
 8.2         186       Fee          1989       2005            96%             10/9/2006        $ 30,500,000
 8.3         246       Fee          1983       1999            92%            10/10/2006        $ 13,500,000
 8.4         252       Fee          1980       2004            88%            10/10/2006        $ 12,450,000
 8.5         127       Fee          1973       2004            91%             10/9/2006        $ 11,050,000
 8.6         200       Fee          1973       2001            90%             10/9/2006        $  8,750,000
 8.7         168       Fee          1982       2005            93%             10/9/2006        $  8,000,000
 8.8         171       Fee          1970       2000            87%             10/9/2006        $  7,850,000
 8.9         144       Fee          1973       2001            93%             10/9/2006        $  5,650,000
 8.10        177       Fee          1970       2004            88%             10/9/2006        $  5,950,000
 8.11        128       Fee          1982       2000            70%             10/9/2006        $  4,400,000
  9      849,765       Fee          1972        N/A            95%             1/10/2007        $145,000,000
  10     366,123       Fee          1983       2006           100%            12/18/2006        $150,000,000
  11     659,894       Fee          1987        N/A            84%             9/1/2006         $112,300,000
 12.1        208       Fee          2000        N/A            94%            12/12/2006        $ 57,700,000
 12.2        235       Fee          2002        N/A            94%            12/19/2006        $ 52,300,000
  13     828,314       Fee          1980       2005            86%            11/30/2006        $ 80,000,000
  14         241       Fee          2006        N/A            64%                N/A           $ 95,600,000
  15     248,988       Fee          2006        N/A            98%            11/22/2006        $ 60,700,000
  16         192       Fee          2003        N/A            92%                N/A           $ 61,100,000
  17     363,657       Fee          1970       2006            84%            12/13/2006        $ 51,100,000
 18.1    182,576       Fee          1990       2001           100%             12/1/2006        $ 38,500,000
 18.2     71,449       Fee          1991       2001            99%             12/1/2006        $ 10,100,000
  19         200       Fee          2003        N/A            87%                N/A           $ 51,900,000
  20         455       Fee          1996        N/A            89%             1/8/2007         $ 45,000,000
  21         174    Leasehold       1913       2005            80%                N/A           $ 72,000,000
  22     114,374       Fee          1975        N/A            92%            11/30/2006        $ 46,250,000
  23         408       Fee          1998       2006            96%             1/8/2007         $ 41,650,000
  24     200,745       Fee          1984       2006            83%             1/19/2007        $ 42,300,000
  25         121       Fee          1834        N/A            65%                N/A           $ 43,000,000
  26     209,978       Fee          2001        N/A           100%            11/22/2006        $ 38,500,000
  27         352       Fee          2005        N/A            80%            12/28/2006        $ 39,600,000
  28     844,377       Fee          1997        N/A           100%             12/5/2006        $ 45,000,000
  29         152       Fee          2000        N/A            89%            10/26/2006        $ 24,470,000
  30         120       Fee          2000        N/A            97%            10/26/2006        $ 17,100,000
  31     268,288       Fee          1984       2002            81%             9/1/2006         $ 36,000,000
  32         193       Fee          1990       2000            79%                N/A           $ 39,100,000
  33     206,482       Fee          1966       2006            80%            12/22/2006        $ 36,100,000
  34         144       Fee          2004        N/A            99%             12/5/2006        $ 33,900,000
  35     460,196       Fee          1993       2006            97%             9/12/2006        $ 33,300,000
  36   1,140,610       Fee          1988       2000            67%             12/6/2006        $ 38,675,000
 37.1     39,100       Fee          2005        N/A            96%             9/5/2006         $  5,700,000
 37.2     29,930       Fee          2005        N/A            87%             9/5/2006         $  4,800,000
 37.3     32,140       Fee          2004        N/A           100%             9/5/2006         $  4,900,000
 37.4     31,500       Fee          2004        N/A            92%             9/5/2006         $  4,500,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                    CUT-OFF DATE
                 LOAN                                                 PRINCIPAL                              PROPERTY
  #    CROSSED  GROUP  PROPERTY NAME                                 BALANCE (1)   PROPERTY TYPE             SUB-TYPE
-----  -------  -----  ------------------------------------------  --------------  -------------  ----------------------------------
 37.5             1    Spectra II Retail - Mustang, OK                $ 3,320,000  Retail                     Unanchored
 37.6             1    Spectra II Retail - Liberty, TX                $ 2,020,000  Retail                     Unanchored
 37.7             1    Spectra II Retail - Bad Axe, MI                $ 3,100,000  Retail                     Unanchored
  38              1    Chandler Heights Marketplace                   $23,446,000  Retail                      Anchored
  39              1    Atlas Cold Storage                             $23,000,000  Industrial                    N/A
  40              2    Luxe Villas                                    $22,406,629  Multifamily               Conventional
  41              2    Morgan Ridge Apartments                        $21,700,000  Multifamily               Conventional
  42              2    Wellington Manor Apartments                    $20,678,247  Multifamily               Conventional
  43              2    Montecristo MF                                 $19,998,000  Multifamily               Conventional
  44              2    Sabal Point                                    $19,480,000  Multifamily               Conventional
  45              1    Campbell Center                                $18,894,211  Office             Central Business District
  46              2    Villages of Cypress Creek                      $17,730,000  Multifamily               Conventional
  47              1    Golden Cove                                    $16,500,000  Mixed Use                Office/Retail
  48              1    Calabasas Business Park                        $15,255,000  Office                      Suburban
  49              1    Deerpath Plaza                                 $14,850,000  Mixed Use                Retail/Office
  50              1    Archdale Marketplace                           $14,600,000  Retail                      Anchored
  51              2    North Woods at the Four Seasons                $14,500,000  Multifamily               Conventional
  52              2    Island Club                                    $14,360,000  Multifamily               Conventional
  53              2    Essington Village Apartments                   $14,253,916  Multifamily               Conventional
  54              2    Players Club                                   $13,800,000  Multifamily               Conventional
  55              1    Electric 308 Building                          $13,800,000  Mixed Use          Multifamily/Retail/Office
  56              1    Gortz Schiele                                  $13,659,155  Industrial                    N/A
  57              1    Olivera Crossing                               $13,500,000  Retail                     Unanchored
  58              1    Lake Worth Gardens                             $13,440,624  Healthcare     Independent Living/Assisted Living
  59              2    Chase Monroe                                   $13,400,000  Multifamily               Conventional
  60              2    North County Village MHC                       $13,400,000  Multifamily           Manufactured Housing
  61              2    Riverbend Apartments                           $13,307,745  Multifamily               Conventional
  62              1    KUKA USA                                       $13,082,486  Industrial                    N/A
 63.1             1    Rambling Oaks - Norman                         $ 6,486,034  Healthcare              Assisted Living
 63.2             1    Rambling Oaks - Oklahoma City                  $ 6,413,966  Healthcare              Assisted Living
  64              1    La Casa Via Medical Offices                    $12,760,506  Office                      Suburban
  65              2    Waterford Landing Apartments                   $12,650,000  Multifamily               Conventional
  66              1    Playtogs Plaza                                 $12,500,000  Retail                      Anchored
  67              1    South Wind Plaza                               $12,500,000  Retail                      Anchored
  68              1    Murrieta Pointe                                $12,400,000  Retail                     Unanchored
  69              1    Stanley Village                                $12,000,000  Retail                      Anchored
  70              1    Hampton Inn & Suites - Wilmington              $11,963,185  Hotel                   Limited Service
  71              2    Vista Diablo MHP                               $11,750,000  Multifamily           Manufactured Housing
  72              2    Bella on Broadway                              $11,674,502  Multifamily               Conventional
  73              2    Greens at McKinney                             $11,500,000  Multifamily               Conventional
  74              1    Parkwood II                                    $11,487,000  Office             Central Business District
  75              2    Cinnamon Ridge Apartments                      $11,300,000  Multifamily               Conventional
 76.1             1    GHG Portfolio Sleep Inn                        $ 5,275,224  Hotel                   Limited Service
 76.2             1    GHG Portfolio TownePlace Suites                $ 6,004,776  Hotel                   Limited Service
  77              2    Crescent Oaks Apartments                       $11,175,000  Multifamily               Conventional
  78              2    Forest Estates Apartments                      $11,170,000  Multifamily               Conventional
 79.1             1    Fountains II                                   $ 5,500,000  Healthcare              Assisted Living
 79.2             1    Fountains III                                  $ 5,500,000  Healthcare              Assisted Living
  80              1    Crowne Plaza Harrisburg                        $10,169,056  Hotel                     Full Service
  81              1    Eastway Crossing                               $ 9,900,000  Retail                      Anchored
  82              1    Glendale Thunderbird Plaza                     $ 9,763,500  Retail                      Anchored
  83              2    Arrowood Crossing                              $ 9,720,000  Multifamily               Conventional
  84              1    Radisson Fort Worth                            $ 9,545,288  Hotel                     Full Service
  85              1    Bixby Business Center                          $ 9,284,222  Office                      Suburban
  86              1    Hampton Inn Riverplace                         $ 9,280,448  Hotel                   Limited Service
  87              1    Cascade Citi Center                            $ 8,800,000  Retail                      Anchored
  88              1    700 Longwater Drive                            $ 8,650,000  Office                      Suburban
  89              1    Loudoun Tech Center I                          $ 8,500,000  Mixed Use              Office/Industrial
  90              1    St. Cloud Square                               $ 8,446,276  Retail                      Anchored
  91              1    Hilton Garden Inn Layton                       $ 8,296,670  Hotel                   Limited Service
  92              1    Springhill Suites Mooresville                  $ 8,274,370  Hotel                   Limited Service
  93      C       1    North Leg Plaza                                $ 4,435,925  Retail                      Anchored
  94      C       1    Southgate Shopping Center                      $ 3,182,727  Retail                     Unanchored
  95      C       1    Westgate Shopping Center                       $   616,653  Retail                     Unanchored
  96              1    The Shoppes at Twin Oaks                       $ 8,200,000  Retail                     Unanchored
  97              1    SpringHill Suites - Milford                    $ 8,000,000  Hotel                   Limited Service
  98              1    Land of Lincoln Building                       $ 7,976,012  Office             Central Business District
  99              1    Airport Industrial                             $ 7,968,833  Industrial                    N/A
 100              1    Slater Office Building                         $ 7,908,000  Office             Central Business District
 101              2    Mobile Aire Estates MHC                        $ 7,750,000  Multifamily           Manufactured Housing
 102              1    Holiday Inn Express Hotel & Suites Woodway     $ 7,676,126  Hotel                   Limited Service

         UNITS/
         SQ.FT      FEE/                   YEAR        OCCUPANCY          DATE OF
  #      ROOMS    LEASEHOLD  YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
-----  ---------  ---------  ----------  ---------  ---------------  ------------------  ---------------
 37.5     35,846     Fee        2004        N/A            96%             9/5/2006         $ 4,600,000
 37.6     14,960     Fee        2006        N/A            89%             9/5/2006         $ 2,600,000
 37.7     28,300     Fee        2005        N/A            89%             9/5/2006         $ 4,100,000
  38     124,804     Fee        2006        N/A            93%             1/1/2007         $36,100,000
  39     287,583     Fee        2000        N/A           100%             1/1/2007         $32,700,000
  40          59     Fee        2006        N/A           100%             1/1/2007         $35,000,000
  41         432     Fee        2001        N/A            93%             12/7/2006        $29,200,000
  42         312     Fee        1997        N/A            89%             1/1/2007         $24,500,000
  43         358     Fee        2005        N/A            94%             8/3/2006         $35,900,000
  44         374     Fee        1987       2005            96%             1/8/2007         $24,350,000
  45     276,419     Fee        1974       1997           100%             10/1/2006        $25,400,000
  46         384     Fee        2001        N/A            90%             9/29/2006        $32,350,000
  47      84,315     Fee        1966       2003            88%             12/7/2006        $26,450,000
  48     101,430     Fee        1983        N/A            93%             12/1/2006        $24,100,000
  49      46,948     Fee        1988        N/A            92%            12/21/2006        $20,700,000
  50     175,890     Fee        1961       2005           100%             9/30/2006        $18,888,000
  51         310     Fee        1969       2001            99%            11/22/2006        $22,400,000
  52         314     Fee        1990       2005            89%             1/8/2007         $17,950,000
  53         466     Fee        1968       2006            93%            10/23/2006        $18,000,000
  54         258     Fee        1987       2005            92%             1/8/2007         $17,250,000
  55     106,363     Fee        1927       2005            94%             12/4/2006        $17,320,000
  56     218,174     Fee        2001        N/A           100%             11/9/2006        $22,000,000
  57      47,573     Fee        1960       2005            87%             11/3/2006        $19,550,000
  58         170     Fee        1984       2004            92%                N/A           $19,900,000
  59         216     Fee        1988       2006            97%             1/8/2007         $16,750,000
  60         425     Fee        1986       2006            78%            11/30/2006        $19,110,000
  61         419     Fee        1968       1996            87%            11/28/2006        $16,900,000
  62     298,800     Fee        1995        N/A           100%             1/3/2007         $17,250,000
 63.1         70     Fee        1999        N/A            90%                N/A           $ 9,000,000
 63.2         63     Fee        2003        N/A            87%                N/A           $ 8,900,000
  64      80,770     Fee        1983        N/A            98%            10/20/2006        $26,000,000
  65         220     Fee        1990        N/A            92%            11/28/2006        $16,949,000
  66     196,818     Fee        1986        N/A            94%             12/5/2006        $17,000,000
  67     123,953     Fee        1987        N/A            99%             9/30/2006        $15,820,000
  68      38,361     Fee        2006        N/A            91%            11/15/2006        $18,100,000
  69     134,801     Fee        1985        N/A            97%             8/1/2006         $20,650,000
  70         120     Fee        1996        N/A            76%                N/A           $16,300,000
  71         150     Fee        1978        N/A           100%             11/7/2006        $16,870,000
  72         100     Fee        2006        N/A            98%            12/18/2006        $16,740,000
  73         228     Fee        2001        N/A           100%            10/31/2006        $16,000,000
  74      95,973     Fee        1994        N/A           100%             1/1/2007         $15,500,000
  75         428     Fee        1979        N/A            80%             12/8/2006        $17,500,000
 76.1        142     Fee        1998        N/A            61%                N/A           $ 7,050,000
 76.2         75     Fee        2000        N/A            72%                N/A           $ 8,025,000
  77         429     Fee        1971        N/A            94%             9/28/2006        $14,000,000
  78         276     Fee        1979       2004            86%            11/15/2006        $14,600,000
 79.1         63     Fee        2003        N/A            95%                N/A           $ 8,300,000
 79.2         63     Fee        2004        N/A            84%                N/A           $ 8,300,000
  80         261     Fee        1964       2001            59%                N/A           $14,300,000
  81     101,785     Fee        1961       2006            96%             9/22/2006        $12,950,000
  82      89,194     Fee        1999        N/A            97%             10/1/2006        $16,900,000
  83         200     Fee        1988       2006            92%             1/8/2007         $12,150,000
  84         247     Fee        1985       2006            55%                N/A           $13,700,000
  85      57,278     Fee        1980       2003            91%             12/1/2006        $12,450,000
  86         115     Fee        2006        N/A            57%                N/A           $15,400,000
  87      99,516     Fee        1973       1997           100%             1/4/2007         $11,100,000
  88      72,921     Fee        1985       1997           100%             9/1/2006         $12,900,000
  89      81,238     Fee        2001        N/A            87%             11/1/2006        $12,200,000
  90      88,352     Fee        1990       2005            90%            10/31/2006        $12,150,000
  91         147     Fee        2004        N/A            64%                N/A           $12,100,000
  92         107     Fee        2006        N/A            71%                N/A           $14,783,000
  93     118,580     Fee        1987       1997            97%             7/22/2006        $ 6,500,000
  94      59,816     Fee        1968       2004           100%             7/22/2006        $ 4,350,000
  95      16,307     Fee        1980        N/A            74%             1/1/2007         $ 1,450,000
  96      39,135     Fee        2006        N/A            75%            12/22/2006        $11,200,000
  97         124     Fee        2000        N/A            75%                N/A           $11,700,000
  98     101,512     Fee        1962       2002           100%             12/7/2006        $10,100,000
  99     364,347     Fee        1993       1998            72%            10/24/2006        $12,000,000
 100      58,629     Fee        1980       2005            96%             1/1/2007         $11,600,000
 101         103     Fee        1957        N/A           100%             12/1/2006        $10,770,000
 102          72     Fee        2003        N/A            76%                N/A           $10,900,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
                 LOAN                                                PRINCIPAL                          PROPERTY
  #    CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)   PROPERTY TYPE         SUB-TYPE
-----  -------  -----  ------------------------------------------  -------------  -------------  -------------------------
 103              1    701 Aviation (Xerox)                           $7,506,000  Office                  Suburban
 104              1    Kimbrook Plaza                                 $7,469,932  Retail                  Anchored
 105              2    La Vista Townhomes                             $7,468,351  Multifamily           Conventional
 106              1    Shades Creek Office Building                   $7,400,000  Office                  Suburban
 107              2    Timber Falls                                   $7,200,000  Multifamily           Conventional
 108              1    Odyssey North                                  $7,150,000  Retail                 Unanchored
 109              1    Central Park Shopping Center                   $6,975,000  Retail                 Unanchored
 110              1    Holiday Inn Express Kennesaw                   $6,965,742  Hotel               Limited Service
 111              1    Woodmark at Steel Lake                         $6,954,962  Healthcare          Assisted Living
 112              1    Marlow Square Shopping Center                  $6,847,195  Mixed Use            Retail/Office
113.1             1    Oakview Apartments                             $5,840,000  Multifamily           Conventional
113.2             1    Oakview Commercial- Ballard Plaza              $  960,000  Retail                 Unanchored
 114      D       2    Lancaster Village Retirement Community         $5,469,753  Multifamily          Senior Housing
 115      D       2    Lancaster Village Independent Living           $1,243,126  Multifamily          Senior Housing
 116              2    Greentree Apartments                           $6,500,000  Multifamily           Conventional
 117              1    National Parkway                               $6,400,000  Mixed Use          Office/Industrial
 118              2    Woodlands of Plano Apartments                  $6,250,000  Multifamily           Conventional
 119              2    Scriber Gardens                                $6,200,000  Multifamily          Senior Housing
 120              1    Avenue Shoppes                                 $6,120,000  Retail                 Unanchored
 121              1    El Toreador                                    $6,100,000  Retail                 Unanchored
 122              1    Plaza Mission Oaks                             $6,100,000  Retail                 Unanchored
 123              1    Twin Oaks Industrial Center                    $6,050,000  Mixed Use            Office/Retail
 124              1    Scott Village Shopping Center                  $5,889,107  Retail                  Anchored
 125              2    Sherwood Apartments                            $5,750,000  Multifamily           Conventional
 126              1    Glendora Marketplace                           $5,750,000  Retail                  Anchored
 127              1    Morgan Estates                                 $5,734,336  Healthcare          Assisted Living
 128              1    4550 Lena Drive                                $5,706,756  Office                  Suburban
 129              2    Timmaron Apartments                            $5,565,125  Multifamily           Conventional
 130              1    505 North Belt                                 $5,367,955  Office                  Suburban
 131              1    525 North Belt                                 $5,173,560  Office                  Suburban
 132              1    Holiday Inn Express Bessemer                   $5,164,750  Hotel               Limited Service
 133              1    500 North Pulaski                              $5,100,000  Industrial                N/A
 134              1    Spectrum Plaza Shopping Center                 $5,100,000  Retail                  Anchored
 135              1    EPS Building                                   $5,100,000  Office         Central Business District
 136              1    521 North Belt                                 $5,074,068  Office                  Suburban
 137              1    12th and Orange St Garage                      $4,991,043  Retail               Parking Garage
 138              1    Hampton Inn Janesville                         $4,972,032  Hotel               Limited Service
 139              1    Waddell Plaza                                  $4,920,000  Retail                 Unanchored
 140              1    College Park Plaza                             $4,900,000  Retail                 Unanchored
 141              1    Ocala Office Buildings                         $4,639,998  Office                  Suburban
 142              1    Carrollwood Oaks SC                            $4,629,000  Retail                 Unanchored
 143              1    La Mirage Retail                               $4,600,000  Retail                  Anchored
 144              1    Simi Valley Business Park                      $4,550,000  Office                  Suburban
 145              2    1025 Ocean Ave Apartments                      $4,535,000  Multifamily           Conventional
 146              1    Radio Drive Professional Building              $4,425,000  Office                  Suburban
 147              1    Secured Self Storage                           $4,390,520  Self Storage              N/A
 148              1    Miramar Center                                 $4,350,000  Industrial                N/A
 149              1    Oak Ridge Center                               $4,320,000  Retail                  Anchored
 150              1    801 Tilton  Road                               $4,290,690  Retail                  Anchored
 151              2    Denison Park Apartments                        $4,200,000  Multifamily           Conventional
 152              1    Plantation Warehouse                           $4,200,000  Industrial                N/A
 153              1    College Station - Southwest Crossing           $4,200,000  Retail                 Unanchored
 154              1    Benton Park Shopping Center                    $4,190,951  Retail                  Anchored
 155              1    2000 Lincoln Park West                         $4,165,000  Retail                 Unanchored
 156              2    Whispering Timbers                             $4,147,739  Multifamily           Conventional
 157              2    Ryan Place Apartments                          $4,050,000  Multifamily           Conventional
 158              1    Palm Gardens                                   $4,041,000  Office                  Suburban
 159              1    Range Vista                                    $4,000,000  Office                  Suburban
 160              1    Best Western Villa Del Lago Inn                $3,994,837  Hotel                 Full Service
 161              1    Florence Plaza                                 $3,991,632  Retail                  Anchored
 162              1    CVS--Naples FL                                 $3,991,066  Retail                  Anchored
 163              1    Best Western Hotel & Suites Sebastian          $3,987,848  Hotel               Limited Service
 164              1    Dexter Crossing Retail                         $3,987,775  Retail                 Unanchored
 165              1    White House Shops                              $3,987,541  Retail                 Unanchored
 166              1    Lancaster K-8 Avenue Industrial                $3,950,000  Industrial                N/A
 167              1    Old Orchard Retail                             $3,725,000  Retail                 Unanchored
 168              1    Congress Pointe Shopping Center                $3,700,000  Retail                 Unanchored
 169              1    Westminster Park Building                      $3,691,897  Office         Central Business District
 170              1    Pierce Community Bank Building                 $3,600,000  Office                  Suburban
 171      E       2    Franklin Apartments                            $1,529,000  Multifamily           Conventional
 172      E       2    Vernon Apartments                              $2,056,900  Multifamily           Conventional

         UNITS/
         SQ.FT           FEE/                   YEAR        OCCUPANCY          DATE OF
  #      ROOMS         LEASEHOLD  YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
-----  ---------       ---------  ----------  ---------  ---------------  ------------------  ---------------
 103     336,240          Fee        1968        N/A           100%            10/31/2006         $18,500,000
 104     113,766          Fee        1989        N/A            94%             6/30/2006         $ 9,735,000
 105         258          Fee        1978        N/A            87%            12/14/2006         $ 9,500,000
 106      59,111          Fee        1973       1993           100%             12/1/2006         $10,000,000
 107         100          Fee        1977       1997            97%            11/30/2006         $ 9,100,000
 108     115,554          Fee        1986       2003            77%             1/1/2007          $ 9,300,000
 109      49,534          Fee        1999       2005            84%            10/25/2006         $ 8,750,000
 110         147          Fee        1989       2004            71%                N/A            $11,350,000
 111          87          Fee        1997       2004            85%                N/A            $11,800,000
 112      70,209          Fee        1966        N/A            98%             9/1/2006          $ 8,900,000
113.1        133          Fee        1975       2003            98%             9/5/2006          $ 7,643,529
113.2     38,690          Fee        1975        N/A           100%             9/5/2006          $ 1,256,471
 114          96          Fee        1985        N/A            98%             1/11/2007         $11,050,000
 115          14          Fee        1999        N/A           100%             1/11/2007         $ 2,850,000
 116         178          Fee        1973       2003            98%            10/20/2006         $ 8,150,000
 117     151,667          Fee        1975       2002            71%             11/1/2006         $ 9,300,000
 118         232          Fee        1966       2004            88%             10/4/2006         $10,750,000
 119          71          Fee        1975       2003            87%             10/1/2006         $ 8,600,000
 120      41,574          Fee        1988        N/A           100%             7/1/2006          $ 8,500,000
 121      36,102          Fee        1953       1996            98%             10/1/2006         $11,300,000
 122      15,035          Fee        2006        N/A           100%            11/15/2006         $10,000,000
 123      62,304          Fee        2004        N/A           100%            12/15/2006         $ 9,800,000
 124      78,205          Fee        1978       2005            98%             7/21/2006         $ 7,900,000
 125         113          Fee        1960       1998            99%             12/5/2006         $ 9,550,000
 126      22,000          Fee        2001        N/A            88%             1/7/2007          $ 9,350,000
 127          72          Fee        2001        N/A            93%                N/A            $ 8,500,000
 128      43,809          Fee        2000        N/A           100%             1/12/2007         $ 7,050,000
 129         196          Fee        1978       1996            91%             9/25/2006         $ 7,900,000
 130      78,027          Fee        1979        N/A            94%            11/30/2006         $ 6,850,000
 131      78,772          Fee        1979        N/A            95%            12/31/2006         $ 6,575,000
 132          63          Fee        2002        N/A            87%                N/A            $ 7,500,000
 133     173,661          Fee        1951       2004           100%             9/14/2006         $ 8,000,000
 134     102,022          Fee        1986        N/A            83%             11/1/2006         $ 8,250,000
 135      20,000          Fee        2006        N/A           100%             9/1/2006          $ 6,550,000
 136      78,415          Fee        1981        N/A            97%             8/31/2006         $ 6,550,000
 137     191,310  (3)     Fee        1972        N/A           N/A                 N/A            $ 7,500,000
 138          99          Fee        1992       2004            78%                N/A            $ 7,300,000
 139      19,850          Fee        2005        N/A            83%             11/8/2006         $ 6,150,000
 140      28,094          Fee        1992       2004           100%             8/14/2006         $ 7,350,000
 141      32,729          Fee        1989       2004           100%            12/12/2006         $ 6,650,000
 142      23,197          Fee        1984       2005           100%             9/1/2006          $ 5,810,000
 143      38,688          Fee        1979       2006            93%             6/30/2006         $ 5,750,000
 144      29,532          Fee        1990        N/A            95%             10/1/2006         $ 6,500,000
 145          21          Fee        1961       2003           100%             12/1/2006         $ 8,100,000
 146      25,555          Fee        2001        N/A            93%             11/1/2006         $ 5,600,000
 147      85,225          Fee        1992       2005            79%             11/1/2006         $ 5,980,000
 148      21,408          Fee        1991        N/A           100%             11/1/2006         $ 7,000,000
 149      38,779          Fee        1962       2005            92%             9/30/2006         $ 5,400,000
 150      48,561          Fee        1980       1999           100%            11/30/2006         $ 7,750,000
 151         144          Fee        1963       1998            99%             10/5/2006         $ 5,700,000
 152      62,700          Fee        1973        N/A            98%             1/1/2007          $ 5,400,000
 153      22,800          Fee        2006        N/A            93%             9/1/2006          $ 5,300,000
 154      76,628          Fee        1967       2006           100%            11/29/2006         $ 6,700,000
 155      18,084          Fee        1931        N/A            95%            12/27/2006         $ 6,180,000
 156         104          Fee        1971       2005            93%             11/1/2006         $ 5,200,000
 157         136          Fee        1965       2006           100%            10/31/2006         $ 6,500,000
 158      22,065          Fee        1990       2002           100%             9/1/2006          $ 5,600,000
 159      27,145          Fee        1989       2005           100%             1/12/2007         $ 5,200,000
 160          82          Fee        2000        N/A            66%                N/A            $ 7,300,000
 161      83,028          Fee        1973       2006           100%             1/1/2007          $ 5,500,000
 162      13,824          Fee        2004        N/A           100%             11/8/2006         $ 6,100,000
 163          56          Fee        2005        N/A            74%                N/A            $ 7,000,000
 164      22,685          Fee        1920       2001           100%             8/9/2006          $ 8,000,000
 165      25,200          Fee        2003        N/A           100%            11/17/2006         $ 5,000,000
 166      46,413          Fee        2005        N/A            95%             9/26/2006         $ 5,900,000
 167      35,710          Fee        1960        N/A           100%             10/1/2006         $ 4,700,000
 168      36,355          Fee        1986        N/A           100%             9/1/2006          $ 4,900,000
 169      40,338          Fee        1984       2001            89%            10/15/2006         $ 4,640,000
 170      16,618          Fee        2006        N/A           100%             11/3/2006         $ 4,700,000
 171          20          Fee        1987       2006            95%            10/10/2006         $ 2,400,000
 172          12          Fee        2004        N/A           100%            10/10/2006         $ 2,700,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                 LOAN                                       PRINCIPAL                          PROPERTY
  #    CROSSED  GROUP  PROPERTY NAME                       BALANCE (1)   PROPERTY TYPE         SUB-TYPE
-----  -------  -----  ---------------------------------  -------------  -------------  -------------------------
 173              2    Amberley House                        $3,500,000  Multifamily           Conventional
 174              1    Plantation Plaza                      $3,492,385  Retail                 Unanchored
 175              1    10039 Bissonnet Office                $3,467,124  Office                  Suburban
 176              1    Altadena Square Shopping Center       $3,395,536  Retail                 Unanchored
 177              1    Federal Express Bakersfield           $3,331,090  Industrial                N/A
 178              1    San Dimas Retail                      $3,300,000  Retail                 Unanchored
 179              1    I-Loft                                $3,250,000  Office                  Suburban
 180              1    37th Street                           $3,243,681  Mixed Use          Office/Industrial
 181              1    Harvest Plaza Phase II                $3,200,000  Retail                 Unanchored
 182              1    The Dale Building                     $3,200,000  Office                  Suburban
 183              1    Redwood City Storage                  $3,170,611  Self Storage              N/A
 184              1    Encino Shoppes, LLC                   $3,118,111  Retail                 Unanchored
 185              1    Quail Northwest                       $3,100,000  Retail                 Unanchored
 186              1    Lakewood Country Club Center          $3,087,957  Retail                 Unanchored
 187              1    McMinnville Town Center               $3,040,941  Retail                  Anchored
 188              1    South Hills Center                    $3,000,000  Office                  Suburban
 189              1    90 Good Drive                         $2,993,462  Office                  Suburban
 190              1    Madison Boulevard Service Center      $2,990,638  Retail                 Unanchored
 191              1    Hampton Inn Wilkesboro                $2,978,367  Hotel               Limited Service
 192              2    Claire Tower Apartments               $2,972,593  Multifamily           Conventional
 193              1    Wick Lane Shopping Center             $2,891,221  Retail                 Unanchored
 194              1    Wake Forest Eatery                    $2,796,182  Retail                 Unanchored
 195              1    80 Windward Ave                       $2,700,000  Mixed Use            Retail/Office
 196              1    Palm Harbor Professional Center       $2,700,000  Office                  Suburban
 197              1    Centre Green Square at Whitehall      $2,696,394  Retail                 Unanchored
 198              2    Arbors Apartments                     $2,691,315  Multifamily           Conventional
 199              1    Trinity Oaks                          $2,650,000  Retail                 Unanchored
 200              2    Woodbrook Lane                        $2,592,569  Multifamily           Conventional
 201              1    A&B Self Storage                      $2,542,061  Self Storage              N/A
 202              1    4000 Aerial Center                    $2,500,000  Office                  Suburban
 203              1    Summerfield Village                   $2,500,000  Retail                 Unanchored
 204              1    Hayward Storage                       $2,496,544  Self Storage              N/A
 205              1    Lakeview Self Storage                 $2,468,559  Self Storage              N/A
206.1             2    S'Ville Apartments                    $1,600,000  Multifamily           Conventional
206.2             2    DeVille Apartments                    $  850,000  Multifamily           Conventional
 207              1    Lakeshore Village Shopping Center     $2,438,581  Retail                 Unanchored
 208              1    CVS New Port Richey                   $2,434,479  Retail                  Anchored
 209              1    Monroeville Shopping Center           $2,400,000  Retail                 Unanchored
 210              1    Deer Valley Industrial                $2,392,338  Industrial                N/A
 211              2    Worthington Apartments                $2,314,877  Multifamily           Conventional
 212              2    Meadowood Apartments                  $2,293,130  Multifamily           Conventional
 213              1    Sleep Inn Phoenix                     $2,193,293  Hotel               Limited Service
 214              2    Town & Country Apartments             $2,191,831  Multifamily           Conventional
 215              1    Cades Center                          $2,097,209  Retail                 Unanchored
 216              1    Harbour Bend Office                   $2,095,424  Office         Central Business District
 217              1    820 Sunland Park                      $2,000,000  Retail                 Unanchored
 218              1    Windward Plaza                        $2,000,000  Retail                 Unanchored
 219              2    Springwood Apts SC                    $1,997,315  Multifamily           Conventional
 220              1    Tabernacle Towers                     $1,922,704  Office         Central Business District
 221              1    U Store                               $1,915,733  Self Storage              N/A
 222              1    GHG Perimeter Center                  $1,892,612  Hotel               Limited Service
 223              1    North Fork Crossing                   $1,880,000  Retail                 Unanchored
 224              1    7th & Orange Avenue                   $1,821,029  Retail                 Unanchored
 225              1    Palisades Retail                      $1,820,917  Retail                 Unanchored
 226              1    Custer Place                          $1,742,000  Retail                 Unanchored
 227              1    Saddle Rock Village Center            $1,694,785  Retail                 Unanchored
 228              2    Twin Pines Apartments                 $1,615,000  Multifamily           Conventional
 229              1    2110 South Lamar Shopping Center      $1,590,099  Mixed Use            Retail/Office
 230              1    Morningside Shopping Center           $1,562,818  Retail                 Unanchored
 231              1    Rufe Snow Plaza                       $1,546,547  Retail                 Unanchored
 232              1    North Highland Shopping Center        $1,493,588  Retail                  Anchored
 233              1    Raceway Plaza                         $1,472,000  Retail                 Unanchored
 234              1    Druid Hills Storage                   $1,447,996  Self Storage              N/A
 235              1    Walnut Storage                        $1,408,051  Self Storage              N/A
 236              1    Security Storage Tuscaloosa           $1,395,998  Self Storage              N/A
 237              1    Meridian Retail                       $1,395,000  Retail                 Unanchored
 238              2    Las Haciendas Apartments              $1,394,577  Multifamily           Conventional
 239              1    10703 J Street                        $1,300,000  Office                  Suburban
 240              1    Stewart Place                         $1,291,044  Retail                 Unanchored
 241              2    Harrington Woods MHP                  $1,266,074  Multifamily       Manufactured Housing
 242              1    48-19 Vernon Boulevard                $1,222,567  Mixed Use          Multifamily/Retail

         UNITS/
         SQ.FT           FEE/                   YEAR        OCCUPANCY          DATE OF
  #      ROOMS         LEASEHOLD  YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
-----  ---------       ---------  ----------  ---------  ---------------  ------------------  ---------------
 173          72          Fee        1966       2006            96%            12/16/2006         $ 4,550,000
 174      37,534          Fee        1980       2006            98%             11/1/2006         $ 4,420,000
 175      55,382          Fee        1980        N/A            90%            12/19/2006         $ 4,350,000
 176      29,686          Fee        1987       2005            91%             1/12/2007         $ 4,400,000
 177      38,219          Fee        2006        N/A           100%             12/6/2006         $ 5,350,000
 178      21,063          Fee        1988       2002           100%            12/15/2006         $ 5,200,000
 179      22,649          Fee        2002        N/A           100%             12/1/2006         $ 4,100,000
 180      31,400          Fee        2003        N/A           100%             12/1/2006         $ 4,500,000
 181      18,483          Fee        1997        N/A           100%             1/26/2007         $ 4,000,000
 182      38,649          Fee        1979       2005            69%             12/8/2006         $ 4,000,000
 183      84,659          Fee        1983        N/A            86%            10/31/2006         $13,000,000
 184       8,324          Fee        2004        N/A           100%             11/6/2006         $ 3,970,000
 185      19,917          Fee        2005        N/A            62%            12/13/2006         $ 5,750,000
 186      14,659          Fee        2006        N/A            57%             11/1/2006         $ 6,900,000
 187      34,538       Leasehold     1977       1989            90%             10/1/2006         $ 4,300,000
 188      37,574          Fee        1971       1999           100%             9/1/2006          $ 4,400,000
 189      18,834          Fee        2003        N/A            92%             10/1/2006         $ 3,750,000
 190      28,351          Fee        2001        N/A           100%            11/28/2006         $ 4,400,000
 191          75          Fee        1999        N/A            73%                N/A            $ 6,200,000
 192         121  (4)     Fee        1951        N/A            98%             10/4/2006         $ 5,100,000
 193      30,017          Fee        1954       2004            96%             11/1/2006         $ 5,000,000
 194      14,854          Fee        2005        N/A           100%             1/8/2007          $ 3,550,000
 195       6,363          Fee        1905       2006           100%             9/1/2006          $ 3,875,000
 196      29,658          Fee        1988       2005           100%             11/1/2006         $ 3,700,000
 197      14,933          Fee        2004        N/A            93%             1/4/2007          $ 3,600,000
 198          24          Fee        1998        N/A           100%             9/15/2006         $ 3,400,000
 199      11,280          Fee        2006        N/A           100%             12/7/2006         $ 4,150,000
 200          50          Fee        1965       1992            96%            10/10/2006         $ 3,400,000
 201      52,175          Fee        1991       2006            88%             12/1/2006         $ 3,200,000
 202      38,506          Fee        1992       2001            95%            10/19/2006         $ 3,350,000
 203      17,628          Fee        2005        N/A           100%            10/17/2006         $ 3,450,000
 204      78,256          Fee        1974        N/A            90%            10/31/2006         $ 9,320,000
 205      32,531          Fee        1958       2003            94%             8/31/2006         $ 3,100,000
206.1         63          Fee        1970       2003            92%            11/30/2006         $ 2,300,000
206.2         30       Leasehold     2006        N/A            97%            11/30/2006         $ 1,350,000
 207      15,972          Fee        2005        N/A            82%             12/6/2006         $ 3,520,000
 208      12,000          Fee        1998        N/A           100%             3/11/2007         $ 3,060,000
 209      50,520          Fee        1938       1982           100%             12/1/2006         $ 3,000,000
 210      27,290          Fee        2006        N/A           100%            11/29/2006         $ 3,240,000
 211          40          Fee        1969       1996           100%             10/1/2006         $ 2,900,000
 212          40          Fee        2000        N/A            93%             9/18/2006         $ 4,500,000
 213          61          Fee        1998        N/A            53%                N/A            $ 4,400,000
 214          92          Fee        1974       2006            99%             10/1/2006         $ 2,750,000
 215      29,880          Fee        2003        N/A            83%             12/8/2006         $ 3,000,000
 216      20,366          Fee        1988       2004           100%             11/7/2006         $ 3,140,000
 217      14,975          Fee        1991       2006           100%            12/12/2006         $ 3,500,000
 218      10,043          Fee        2001        N/A           100%             11/1/2006         $ 4,100,000
 219         152          Fee        1981        N/A            97%             6/30/2006         $ 2,600,000
 220      14,890          Fee        1985       2005           100%             10/1/2006         $ 2,610,000
 221      56,116          Fee        1984       2001            87%            11/17/2006         $ 2,400,000
 222          80          Fee        2000        N/A            65%                N/A            $ 3,150,000
 223      16,770          Fee        2005        N/A            92%            11/21/2006         $ 2,575,000
 224       8,115          Fee        1989        N/A           100%             1/1/2007          $ 2,750,000
 225       3,426          Fee        1952       1960           100%            10/10/2006         $ 2,770,000
 226       7,800          Fee        2004        N/A           100%             11/1/2006         $ 2,200,000
 227       8,031          Fee        2006        N/A           100%            11/30/2006         $ 2,790,000
 228          30          Fee        2006        N/A           100%            11/14/2006         $ 2,500,000
 229       9,621          Fee        1984       2006           100%             6/26/2006         $ 2,010,000
 230      18,421          Fee        1946        N/A           100%             1/4/2007          $ 2,200,000
 231      22,575          Fee        1986        N/A            94%             12/1/2006         $ 2,150,000
 232      16,620          Fee        1985       1993           100%             9/30/2006         $ 2,800,000
 233       5,800          Fee        2005        N/A           100%             12/1/2006         $ 1,840,000
 234      71,055          Fee        1980        N/A            85%            10/31/2006         $ 5,900,000
 235      57,170          Fee        1985        N/A            91%            10/31/2006         $ 6,750,000
 236      41,400          Fee        2002       2004            91%             8/31/2006         $ 2,775,000
 237      11,818          Fee        2005        N/A            85%             11/1/2006         $ 2,025,000
 238          61          Fee        1962       1998            98%             11/1/2006         $ 1,940,000
 239      30,286          Fee        1971        N/A           100%            11/30/2006         $ 1,750,000
 240      12,000       Leasehold     2001        N/A           100%            11/14/2006         $ 1,660,000
 241          44          Fee        1986        N/A            95%             9/28/2006         $ 1,610,000
 242       4,300          Fee        1931       2000           100%             10/1/2006         $ 2,200,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                           CUT-OFF DATE
                 LOAN                                        PRINCIPAL                      PROPERTY
  #    CROSSED  GROUP  PROPERTY NAME                        BALANCE (1)   PROPERTY TYPE     SUB-TYPE
-----  -------  -----  ---------------------------------  --------------  -------------  -------------
 243              1    Sagemont Plaza                     $    1,215,513  Retail           Unanchored
 244              1    Worthington Professional Building  $    1,177,437  Office            Suburban
 245              1    South Shore Center                 $    1,150,000  Retail           Unanchored
 246              1    1021 National Road                 $    1,117,000  Mixed Use      Retail/Office
 247              1    Auburn-Watt Storage                $    1,078,507  Self Storage        N/A
 248              1    Westside Market Place              $    1,048,576  Retail           Unanchored
 249              1    Sienna Gardens Office              $      997,047  Office            Suburban
 250              1    Cedar Park Crossing                $      995,991  Retail           Unanchored
 251              1    Market Place Shopping Center       $      599,233  Retail           Unanchored
                                                          --------------
TOTAL/WEIGHTED AVERAGE:                                   $3,371,478,040
                                                          ==============
MAXIMUM:                                                  $  210,000,000
MINIMUM:                                                  $      599,233

         UNITS/
         SQ.FT      FEE/                     YEAR        OCCUPANCY          DATE OF
  #      ROOMS    LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
-----  ---------  -----------  ----------  ---------  ---------------  ------------------  ---------------
 243      26,210     Fee          1974       2003           100%             5/31/2006      $    1,800,000
 244      19,296     Fee          1940       2005            88%            11/22/2006      $    1,600,000
 245      10,920     Fee          1996        N/A            91%             9/1/2006       $    2,650,000
 246      10,800     Fee          1991        N/A           100%             5/30/2006      $    1,650,000
 247      65,850     Fee          1980        N/A            84%            10/31/2006      $    6,500,000
 248       9,463     Fee          2005        N/A           100%             1/22/2007      $    2,140,000
 249       4,200     Fee          2006        N/A           100%             12/1/2006      $    1,400,000
 250       7,469     Fee          2005        N/A            66%            10/31/2006      $    1,330,000
 251      10,900     Fee          1975        N/A           100%             6/1/2006       $      967,500
                                  ------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           1985       2004            91%                            $4,848,512,500
                                  ========================================================================
MAXIMUM:                          2006       2006           100%                            $  420,000,000
MINIMUM:                          1834       1960            53%                            $      800,000

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MANSIONS AT STEINER RANCH, MANSIONS ON THE GREEN I, MANSIONS AT CANYON CREEK AND MANSIONS ON THE GREEN II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY FAIRWINDS NORTHPOINTE AND FAIRWINDS SAND CREEK ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTH LEG PLAZA, SOUTHGATE SHOPPING CENTER AND WESTGATE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY LANCASTER VILLAGE RETIREMENT COMMUNITY AND LANCASTER VILLAGE INDEPENDENT LIVING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY VERNON APARTMENTS AND FRANKLIN APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) FOR HOSPITALITY PROPERTIES AND HEALTHCARE PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK. FOR FURTHER DESCRIPTION OF THE UNDERWRITING CRITERIA, PLEASE SEE "DESCRIPTION OF THE SPONSORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT. OCCUPANCY IS NOT APPLICABLE FOR PARKING GARAGES.

(3) THE 12TH AND ORANGE ST GARAGE PROPERTY IS A SIX-LEVEL PARKING GARAGE COMPRISING 493 PARKING SPOTS.

(4) WITH RESPECT TO THE CLAIRE TOWER APARTMENTS PROPERTY, IN ADDITION TO 121 MULTIFAMILY UNITS, THE PROPERTY HAS A RESTAURANT WHICH IS APPROXIMATELY 1,420 SF.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                              PERCENTAGE OF
                                                                   ORIGINAL     CUT-OFF DATE     INITIAL
               LOAN                                                PRINCIPAL      PRINCIPAL     MORTGAGE         LOAN
 #   CROSSED  GROUP  LOAN NAME                                      BALANCE      BALANCE (1)   POOL BALANCE    PURPOSE
---  -------  -----  ------------------------------------------  ------------  -------------  -------------  -----------
  1             2    Savoy Park                                  $210,000,000   $210,000,000       6.2%       Refinance
  2             2    CVI Multifamily Apartment Portfolio         $179,784,800   $179,784,800       5.3%      Acquisition
  3     A       2    Mansions at Steiner Ranch                   $ 61,727,334   $ 61,727,334       1.8%      Acquisition
  4     A       2    Mansions on the Green I                     $ 37,226,506   $ 37,226,506       1.1%      Acquisition
  5     A       2    Mansions at Canyon Creek                    $ 35,376,585   $ 35,376,585       1.0%      Acquisition
  6     A       2    Mansions on the Green II                    $ 25,669,575   $ 25,669,575       0.8%      Acquisition
  7             1    City Place                                  $150,000,000   $150,000,000       4.4%       Refinance
  8             2    HGA Portfolio                               $123,300,000   $123,300,000       3.7%       Refinance
  9             1    Koger Center                                $115,500,000   $115,500,000       3.4%      Acquisition
 10             1    Trident Center                              $101,850,000   $101,850,000       3.0%       Refinance
 11             1    Wells Fargo Place                           $ 90,000,000   $ 90,000,000       2.7%      Acquisition
 12             2    El Ad Florida Multifamily Portfolio         $ 79,200,000   $ 79,200,000       2.3%       Refinance
 13             1    717 North Harwood Street                    $ 64,000,000   $ 64,000,000       1.9%      Acquisition
 14             1    Conrad Indianapolis                         $ 55,000,000   $ 55,000,000       1.6%       Refinance
 15             1    Pinnacle at Tutwiler                        $ 48,515,172   $ 48,515,172       1.4%      Acquisition
 16             1    Residence Inn - San Diego                   $ 47,400,000   $ 47,400,000       1.4%      Acquisition
 17             1    20 S Clark                                  $ 40,500,000   $ 40,500,000       1.2%      Acquisition
 18             1    Syracuse Office Portfolio                   $ 38,800,000   $ 38,800,000       1.2%      Acquisition
 19             1    Residence Inn - Anaheim                     $ 37,600,000   $ 37,600,000       1.1%      Acquisition
 20             2    Wellington Ridge                            $ 36,000,000   $ 36,000,000       1.1%      Acquisition
 21             1    The Shoreham Hotel                          $ 35,000,000   $ 35,000,000       1.0%       Refinance
 22             1    PGA Plaza Shopping Center                   $ 33,450,000   $ 33,450,000       1.0%       Refinance
 23             2    Brentwood Downs                             $ 33,200,000   $ 33,200,000       1.0%      Acquisition
 24             1    Plymouth Corp. Center                       $ 31,692,500   $ 31,692,500       0.9%       Refinance
 25             1    Normandy Farms                              $ 31,000,000   $ 31,000,000       0.9%       Refinance
 26             1    Promenade at Tutwiler Farm                  $ 30,084,828   $ 30,084,828       0.9%      Acquisition
 27             2    Lakeshore Ridge                             $ 30,000,000   $ 30,000,000       0.9%       Refinance
 28             1    Blockbuster Warehouse                       $ 30,000,000   $ 29,870,981       0.9%       Refinance
 29     B       2    Fairwinds Northpointe                       $ 16,400,000   $ 16,400,000       0.5%       Refinance
 30     B       2    Fairwinds Sand Creek                        $ 12,700,000   $ 12,700,000       0.4%       Refinance
 31             1    Marsh Creek Corporate Center                $ 28,400,000   $ 28,400,000       0.8%      Acquisition
 32             1    Homewood Suites - Seattle                   $ 28,400,000   $ 28,400,000       0.8%      Acquisition
 33             1    1025 Old Country Road                       $ 27,000,000   $ 27,000,000       0.8%       Refinance
 34             2    College Club                                $ 27,000,000   $ 27,000,000       0.8%       Refinance
 35             1    West Road Plaza                             $ 25,020,000   $ 25,020,000       0.7%      Acquisition
 36             1    Memphis International Airport Center        $ 24,900,000   $ 24,900,000       0.7%      Acquisition
 37             1    Spectra II - POOL 5                         $ 24,140,000   $ 24,140,000       0.7%      Acquisition
 38             1    Chandler Heights Marketplace                $ 23,446,000   $ 23,446,000       0.7%      Acquisition
 39             1    Atlas Cold Storage                          $ 23,000,000   $ 23,000,000       0.7%      Acquisition
 40             2    Luxe Villas                                 $ 22,590,000   $ 22,406,629       0.7%       Refinance
 41             2    Morgan Ridge Apartments                     $ 21,700,000   $ 21,700,000       0.6%       Refinance
 42             2    Wellington Manor Apartments                 $ 20,700,000   $ 20,678,247       0.6%      Acquisition
 43             2    Montecristo MF                              $ 19,998,000   $ 19,998,000       0.6%      Acquisition
 44             2    Sabal Point                                 $ 19,480,000   $ 19,480,000       0.6%      Acquisition
 45             1    Campbell Center                             $ 19,000,000   $ 18,894,211       0.6%       Refinance
 46             2    Villages of Cypress Creek                   $ 17,730,000   $ 17,730,000       0.5%      Acquisition
 47             1    Golden Cove                                 $ 16,500,000   $ 16,500,000       0.5%      Acquisition
 48             1    Calabasas Business Park                     $ 15,255,000   $ 15,255,000       0.5%       Refinance
 49             1    Deerpath Plaza                              $ 14,850,000   $ 14,850,000       0.4%       Refinance
 50             1    Archdale Marketplace                        $ 14,600,000   $ 14,600,000       0.4%      Acquisition
 51             2    North Woods at the Four Seasons             $ 14,500,000   $ 14,500,000       0.4%       Refinance
 52             2    Island Club                                 $ 14,360,000   $ 14,360,000       0.4%      Acquisition
 53             2    Essington Village Apartments                $ 14,300,000   $ 14,253,916       0.4%       Refinance
 54             2    Players Club                                $ 13,800,000   $ 13,800,000       0.4%      Acquisition
 55             1    Electric 308 Building                       $ 13,800,000   $ 13,800,000       0.4%       Refinance
 56             1    Gortz Schiele                               $ 13,700,000   $ 13,659,155       0.4%      Acquisition
 57             1    Olivera Crossing                            $ 13,500,000   $ 13,500,000       0.4%      Acquisition
 58             1    Lake Worth Gardens                          $ 13,545,000   $ 13,440,624       0.4%      Acquisition
 59             2    Chase Monroe                                $ 13,400,000   $ 13,400,000       0.4%      Acquisition
 60             2    North County Village MHC                    $ 13,400,000   $ 13,400,000       0.4%       Refinance
 61             2    Riverbend Apartments                        $ 13,400,000   $ 13,307,745       0.4%       Refinance
 62             1    KUKA USA                                    $ 13,100,000   $ 13,082,486       0.4%      Acquisition
 63             1    Rambling Oaks                               $ 12,900,000   $ 12,900,000       0.4%       Refinance
 64             1    La Casa Via Medical Offices                 $ 12,800,000   $ 12,760,506       0.4%       Refinance
 65             2    Waterford Landing Apartments                $ 12,650,000   $ 12,650,000       0.4%       Refinance
 66             1    Playtogs Plaza                              $ 12,500,000   $ 12,500,000       0.4%       Refinance
 67             1    South Wind Plaza                            $ 12,500,000   $ 12,500,000       0.4%       Refinance
 68             1    Murrieta Pointe                             $ 12,400,000   $ 12,400,000       0.4%       Refinance
 69             1    Stanley Village                             $ 12,000,000   $ 12,000,000       0.4%       Refinance
 70             1    Hampton Inn & Suites - Wilmington           $ 12,000,000   $ 11,963,185       0.4%       Refinance
 71             2    Vista Diablo MHP                            $ 11,750,000   $ 11,750,000       0.3%       Refinance
 72             2    Bella on Broadway                           $ 11,700,000   $ 11,674,502       0.3%       Refinance
 73             2    Greens at McKinney                          $ 11,500,000   $ 11,500,000       0.3%       Refinance
 74             1    Parkwood II                                 $ 11,487,000   $ 11,487,000       0.3%      Acquisition
 75             2    Cinnamon Ridge Apartments                   $ 11,300,000   $ 11,300,000       0.3%       Refinance
 76             1    GHG Portfolio Buckhead                      $ 11,280,000   $ 11,280,000       0.3%       Refinance
 77             2    Crescent Oaks Apartments                    $ 11,175,000   $ 11,175,000       0.3%      Acquisition
 78             2    Forest Estates Apartments                   $ 11,170,000   $ 11,170,000       0.3%       Refinance
 79             1    The Fountains                               $ 11,000,000   $ 11,000,000       0.3%       Refinance
 80             1    Crowne Plaza Harrisburg                     $ 10,200,000   $ 10,169,056       0.3%       Refinance
 81             1    Eastway Crossing                            $  9,900,000   $  9,900,000       0.3%      Acquisition
 82             1    Glendale Thunderbird Plaza                  $  9,763,500   $  9,763,500       0.3%      Acquisition
 83             2    Arrowood Crossing                           $  9,720,000   $  9,720,000       0.3%      Acquisition
 84             1    Radisson Fort Worth                         $  9,575,000   $  9,545,288       0.3%      Acquisition
 85             1    Bixby Business Center                       $  9,300,000   $  9,284,222       0.3%       Refinance
 86             1    Hampton Inn Riverplace                      $  9,300,000   $  9,280,448       0.3%       Refinance
 87             1    Cascade Citi Center                         $  8,800,000   $  8,800,000       0.3%      Acquisition
 88             1    700 Longwater Drive                         $  8,650,000   $  8,650,000       0.3%       Refinance
 89             1    Loudoun Tech Center I                       $  8,500,000   $  8,500,000       0.3%       Refinance
 90             1    St. Cloud Square                            $  8,500,000   $  8,446,276       0.3%       Refinance
 91             1    Hilton Garden Inn Layton                    $  8,315,000   $  8,296,670       0.2%       Refinance
 92             1    Springhill Suites Mooresville               $  8,300,000   $  8,274,370       0.2%       Refinance
 93     C       1    North Leg Plaza                             $  4,460,000   $  4,435,925       0.1%      Acquisition
 94     C       1    Southgate Shopping Center                   $  3,200,000   $  3,182,727       0.1%      Acquisition
 95     C       1    Westgate Shopping Center                    $    620,000   $    616,653       0.0%      Acquisition
 96             1    The Shoppes at Twin Oaks                    $  8,200,000   $  8,200,000       0.2%       Refinance
 97             1    SpringHill Suites - Milford                 $  8,000,000   $  8,000,000       0.2%       Refinance
 98             1    Land of Lincoln Building                    $  8,000,000   $  7,976,012       0.2%      Acquisition
 99             1    Airport Industrial                          $  8,000,000   $  7,968,833       0.2%       Refinance
100             1    Slater Office Building                      $  7,908,000   $  7,908,000       0.2%      Acquisition
101             2    Mobile Aire Estates MHC                     $  7,750,000   $  7,750,000       0.2%       Refinance
102             1    Holiday Inn Express Hotel & Suites Woodway  $  7,700,000   $  7,676,126       0.2%       Refinance
103             1    701 Aviation (Xerox)                        $  7,506,000   $  7,506,000       0.2%       Refinance
104             1    Kimbrook Plaza                              $  7,500,000   $  7,469,932       0.2%       Refinance
105             2    La Vista Townhomes                          $  7,500,000   $  7,468,351       0.2%      Acquisition
106             1    Shades Creek Office Building                $  7,400,000   $  7,400,000       0.2%       Refinance
107             2    Timber Falls                                $  7,200,000   $  7,200,000       0.2%      Acquisition
108             1    Odyssey North                               $  7,150,000   $  7,150,000       0.2%      Acquisition
109             1    Central Park Shopping Center                $  6,975,000   $  6,975,000       0.2%      Acquisition

                                                                        INITIAL
      ORIGINATION    REMAINING            ORIGINAL       REMAINING     INTEREST
     AMORTIZATION   AMORTIZATION           TERM TO        TERM TO        ONLY    MORTGAGE                FIRST
          TERM          TERM              MATURITY        MATURITY      PERIOD   INTEREST    MONTHLY     PAYMENT    MATURITY
 #     (MONTHS)     (MONTHS) (1)        (MONTHS) (2)  (MONTHS) (1, 2)  (MONTHS)    RATE      PAYMENT      DATE        DATE
---  -------------  -------------       ------------  ---------------  --------  --------  ----------  ----------  ----------
  1  Interest Only  Interest Only             84              82           84     6.1355%  $1,088,617  2/11/2007    1/11/2014
  2  Interest Only  Interest Only             60              56           60     6.0987%  $  926,400  12/11/2006  11/11/2011
  3  Interest Only  Interest Only            120             118          120     5.7700%  $  300,928  2/11/2007    1/11/2017
  4  Interest Only  Interest Only            120             118          120     5.7700%  $  181,484  2/11/2007    1/11/2017
  5  Interest Only  Interest Only            120             118          120     5.7700%  $  172,465  2/11/2007    1/11/2017
  6  Interest Only  Interest Only            120             118          120     5.7700%  $  125,142  2/11/2007    1/11/2017
  7  Interest Only  Interest Only  (7)       119             115          119     6.2700%  $  794,635  12/11/2006  10/11/2016
  8  Interest Only  Interest Only            120             116          120     5.0850%  $  529,740  12/11/2006  11/11/2016
  9  Interest Only  Interest Only            120             119          120     6.0300%  $  588,448   3/1/2007    2/1/2017
 10  Interest Only  Interest Only            120             119          120     5.2993%  $  456,025  3/11/2007    2/11/2017
 11  Interest Only  Interest Only            120             116          120     5.8000%  $  441,042  12/1/2006    11/1/2016
 12  Interest Only  Interest Only            120             118          120     5.6500%  $  378,079  2/11/2007    1/11/2017
 13  Interest Only  Interest Only             60              52           60     6.3156%  $  341,509  8/11/2006    7/11/2011
 14       360            360                 120             117           60     5.8000%  $  322,714  1/11/2007   12/11/2016
 15  Interest Only  Interest Only            120             117          120     5.6420%  $  231,270  1/11/2007   12/11/2016
 16       360            360                 120             116           36     5.9800%  $  283,578  12/1/2006    11/1/2016
 17  Interest Only  Interest Only            121             119          121     5.5100%  $  188,545  2/11/2007    2/11/2017
 18  Interest Only  Interest Only            121             119          121     5.7100%  $  187,188  2/11/2007    2/11/2017
 19       360            360                 120             116           36     5.9800%  $  224,948  12/1/2006    11/1/2016
 20  Interest Only  Interest Only            119             118          119     5.6550%  $  172,006  3/11/2007    1/11/2017
 21       360            360                 120             116           60     6.0900%  $  211,872  12/11/2006  11/11/2016
 22  Interest Only  Interest Only            120             118          120     5.5000%  $  155,442   2/1/2007    1/1/2017
 23  Interest Only  Interest Only            119             118          119     5.6550%  $  158,628  3/11/2007    1/11/2017
 24       360            360                 120             119           48     5.7600%  $  185,150  3/11/2007    2/11/2017
 25       300            300                 120             118           24     5.8900%  $  197,654   2/1/2007    1/1/2017
 26  Interest Only  Interest Only            120             117          120     5.6420%  $  143,413  1/11/2007   12/11/2016
 27       360            360                 120             118           96     5.7000%  $  174,120   2/1/2007    1/1/2017
 28       252            250                 120             118                  5.6900%  $  204,262  2/11/2007    1/11/2017
 29       360            360                 120             117           36     5.8100%  $   96,332  1/11/2007   12/11/2016
 30       360            360                 120             117           36     5.8100%  $   74,599  1/11/2007   12/11/2016
 31       360            360                 120             119           60     5.6500%  $  163,935  3/11/2007    2/11/2017
 32       360            360                  66              58           24     6.3600%  $  176,901   8/1/2006    1/1/2012
 33       360            360                 120             118           60     5.6300%  $  155,512  2/11/2007    1/11/2017
 34       360            360                 120             118           36     5.7300%  $  157,222   2/1/2007    1/1/2017
 35  Interest Only  Interest Only            120             116          120     6.1000%  $  128,951  12/1/2006    11/1/2016
 36  Interest Only  Interest Only             60              58           60     6.2200%  $  130,858  2/11/2007    1/11/2012
 37       360            360                 120             118           60     5.6500%  $  139,345  2/11/2007    1/11/2017
 38  Interest Only  Interest Only            120             118          120     5.4600%  $  108,161  2/11/2007    1/11/2017
 39       360            360                 129             128           72     6.1100%  $  139,527   3/1/2007    11/1/2017
 40       360            352                 120             112                  5.6800%  $  130,826   8/1/2006    7/1/2016
 41  Interest Only  Interest Only             60              59           60     5.9000%  $  108,174   3/1/2007    2/1/2012
 42       408            407                  60              59                  6.3200%  $  123,505   3/1/2007    2/1/2012
 43       360            360                 120             116           60     5.9300%  $  119,000  12/1/2006    11/1/2016
 44  Interest Only  Interest Only            119             118          119     5.6550%  $   93,074  3/11/2007    1/11/2017
 45       300            296                 120             116                  6.2800%  $  125,690  12/11/2006  11/11/2016
 46       360            360                 120             116           60     5.9900%  $  106,186  12/1/2006    11/1/2016
 47       360            360                 118             118           60     5.6850%  $   95,609  4/11/2007    1/11/2017
 48  Interest Only  Interest Only            120             118          120     5.6800%  $   73,210   2/1/2007    1/1/2017
 49  Interest Only  Interest Only             84              82           84     5.8900%  $   73,901   2/1/2007    1/1/2014
 50       360            360                 120             117           36     5.6500%  $   84,276  1/11/2007   12/11/2016
 51  Interest Only  Interest Only            120             117          120     5.9400%  $   72,772  1/11/2007   12/11/2016
 52  Interest Only  Interest Only            119             118          119     5.6550%  $   68,611  3/11/2007    1/11/2017
 53       360            357                 120             117                  5.6200%  $   82,274   1/1/2007    12/1/2016
 54  Interest Only  Interest Only            119             118          119     5.6550%  $   65,936  3/11/2007    1/11/2017
 55       360            360                  60              59           36     5.9100%  $   81,941   3/1/2007    2/1/2012
 56       360            357                 120             117                  6.0300%  $   82,403   1/1/2007    12/1/2016
 57       360            360                 120             117           83     5.5400%  $   76,991  1/11/2007   12/11/2016
 58       300            294                 120             114                  6.6800%  $   92,986  10/11/2006   9/11/2016
 59  Interest Only  Interest Only            119             118          119     5.6550%  $   64,025  3/11/2007    1/11/2017
 60       360            360                  84              83           60     5.8100%  $   78,710   3/1/2007    2/1/2014
 61       360            352                 120             112                  6.4500%  $   84,257  8/11/2006    7/11/2016
 62       360            359                 120             119                  5.9400%  $   78,037   3/1/2007    2/1/2017
 63       360            360                 121             119           24     6.7000%  $   83,241  2/11/2007    2/11/2017
 64       360            357                 120             117                  5.8500%  $   75,512   1/1/2007    12/1/2016
 65  Interest Only  Interest Only             60              59           60     6.0800%  $   64,984   3/1/2007    2/1/2012
 66       360            360                 120             111           24     6.3000%  $   77,372   7/1/2006    6/1/2016
 67       360            360                 120             116           36     5.9500%  $   74,542  12/1/2006    11/1/2016
 68       360            360                 120             117           60     5.8200%  $   72,915   1/1/2007    12/1/2016
 69       360            360                 120             116           24     5.9500%  $   71,561  12/1/2006    11/1/2016
 70       360            357                 120             117                  5.8800%  $   71,023   1/1/2007    12/1/2016
 71       360            360                 120             119           60     5.6200%  $   67,603   3/1/2007    2/1/2017
 72       360            358                 120             118                  5.9500%  $   69,772  2/11/2007    1/11/2017
 73       360            360                 120             118           36     5.5100%  $   65,368   2/1/2007    1/1/2017
 74       360            360                 120             118           36     5.6400%  $   66,234  2/11/2007    1/11/2017
 75       360            360                 120             118           36     5.7000%  $   65,585  2/11/2007    1/11/2017
 76       360            360                 120             116           24     6.0600%  $   68,065  12/11/2006  11/11/2016
 77       360            360                 120             117           60     5.7600%  $   65,285  1/11/2007   12/11/2016
 78       360            360                 101              99            5     6.0200%  $   67,113  2/11/2007    6/11/2015
 79       360            360                 121             117           24     6.7500%  $   71,346  12/11/2006  12/11/2016
 80       300            298                 120             118                  6.0600%  $   66,093  2/11/2007    1/11/2017
 81       360            360                 120             119           36     6.1000%  $   59,993  3/11/2007    2/11/2017
 82  Interest Only  Interest Only            121             118          121     5.6500%  $   46,608  1/11/2007    1/11/2017
 83  Interest Only  Interest Only            119             118          119     5.6550%  $   46,442  3/11/2007    1/11/2017
 84       360            357                 122             119                  5.8200%  $   56,304  1/11/2007    2/11/2017
 85       420            418                 120             118                  5.6000%  $   50,553   2/1/2007    1/1/2017
 86       360            358                 117             115                  6.1700%  $   56,779  2/11/2007   10/11/2016
 87  Interest Only  Interest Only            120             119          120     5.9100%  $   43,942   3/1/2007    2/1/2017
 88       360            360                 121             117           60     6.0500%  $   52,140  12/11/2006  12/11/2016
 89       360            360                 121             120           59     5.5500%  $   48,529  3/11/2007    3/11/2017
 90       360            353                 120             113                  6.3000%  $   52,613   9/1/2006    8/1/2016
 91       360            358                 120             118                  5.8800%  $   49,213  2/11/2007    1/11/2017
 92       300            298                 120             118                  5.9300%  $   53,122  2/11/2007    1/11/2017
 93       360            354                 120             114                  6.4200%  $   27,956  10/11/2006   9/11/2016
 94       360            354                 120             114                  6.4200%  $   20,058  10/11/2006   9/11/2016
 95       360            354                 120             114                  6.4200%      $3,886  10/11/2006   9/11/2016
 96       360            360                 121             118           24     5.6500%  $   47,333  1/11/2007    1/11/2017
 97       300            300                 120             117           24     5.7000%  $   50,087   1/1/2007    12/1/2016
 98       360            357                 120             117                  6.0000%  $   47,964  1/11/2007   12/11/2016
 99       360            356                  84              80                  6.1500%  $   48,738  12/11/2006  11/11/2013
100       360            360                 120             119           60     5.8700%  $   46,754  3/11/2007    2/11/2017
101       360            360                  84              83           60     5.8100%  $   45,523   3/1/2007    2/1/2014
102       300            298                 120             118                  5.9000%  $   49,142  2/11/2007    1/11/2017
103  Interest Only  Interest Only            120             118          120     5.8200%  $   36,910   2/1/2007    1/1/2017
104       360            356                 120             116                  6.0000%  $   44,966  12/1/2006    11/1/2016
105       360            355                 120             115                  6.6800%  $   48,296  11/1/2006    10/1/2016
106       360            360                 120             117           36     5.6500%  $   42,715  1/11/2007   12/11/2016
107       360            360                 120             120                  5.9700%  $   43,029   4/1/2007    3/1/2017
108       360            360                 120             119           36     5.5800%  $   40,957  3/11/2007    2/11/2017
109       360            360                 122             118           36     5.8500%  $   41,148  12/11/2006   1/11/2017

              PREPAYMENT PROVISION         DEFEASANCE
 #   ARD (3)  AS OF ORIGINATION (4)        OPTION (5)
---  -------  ---------------------        ----------
  1           Lock/77_0.0%/7                   Yes
  2           Lock/57_0.0%/3         (6)       Yes
  3           Lock/114_0.0%/6                  Yes
  4           Lock/114_0.0%/6                  Yes
  5           Lock/114_0.0%/6                  Yes
  6           Lock/114_0.0%/6                  Yes
  7           Lock/115_0.0%/4                  Yes
  8           Lock/116_0.0%/4        (8)       Yes
  9           Lock/118_0.0%/2                  Yes
 10           Lock/11_YM/102_0.0%/7  (9)       No      (10)
 11           Lock/116_0.0%/4                  Yes
 12           Lock/116_0.0%/4                  Yes
 13           Lock/56_0.0%/4                   Yes
 14           Lock/115_0.0%/5                  Yes
 15           Lock/116_0.0%/4                  Yes
 16           Lock/116_0.0%/4                  Yes
 17           Lock/118_0.0%/3                  Yes
 18           Lock/117_0.0%/4                  Yes
 19           Lock/116_0.0%/4                  Yes
 20           Lock/116_0.0%/3                  Yes
 21           Lock/116_0.0%/4                  Yes
 22           Lock/116_0.0%/4                  Yes
 23           Lock/116_0.0%/3                  Yes
 24           Lock/117_0.0%/3                  Yes
 25           Lock/35_YM1/81_0.0%/4            No
 26           Lock/116_0.0%/4                  Yes
 27           Lock/24_YM1/92_0.0%/4            No
 28           Lock/119_0.0%/1                  Yes
 29           Lock/116_0.0%/4                  Yes
 30           Lock/116_0.0%/4                  Yes
 31           Lock/117_0.0%/3                  Yes
 32           YM1/59_0.0%/7          (11)      No
 33           Lock/116_0.0%/4                  Yes
 34           Lock/118_0.0%/2                  Yes
 35           Lock/116_0.0%/4                  Yes
 36           Lock/56_0.0%/4                   Yes
 37           Lock/117_0.0%/3                  Yes
 38           Lock/116_0.0%/4                  Yes
 39           Lock/125_0.0%/4                  Yes
 40           Lock/118_0.0%/2                  Yes
 41           Lock/56_0.0%/4                   Yes
 42           Lock/56_0.0%/4                   Yes
 43           Lock/117_0.0%/3                  Yes
 44           Lock/116_0.0%/3                  Yes
 45           Lock/117_0.0%/3                  Yes
 46           Lock/117_0.0%/3                  Yes
 47           Lock/115_0.0%/3                  Yes
 48           Lock/116_0.0%/4                  Yes
 49           Lock/80_0.0%/4                   Yes
 50           Lock/116_0.0%/4                  Yes
 51           Lock/117_0.0%/3                  Yes
 52           Lock/116_0.0%/3                  Yes
 53           Lock/116_0.0%/4                  Yes
 54           Lock/116_0.0%/3                  Yes
 55           Lock/56_0.0%/4                   Yes
 56           Lock/117_0.0%/3                  Yes
 57           Lock/117_0.0%/3                  Yes
 58           Lock/113_0.0%/7                  Yes
 59           Lock/116_0.0%/3                  Yes
 60           Lock/80_0.0%/4                   Yes
 61           Lock/116_0.0%/4                  Yes
 62           Lock/117_0.0%/3                  Yes
 63           Lock/114_0.0%/7                  Yes
 64           Lock/118_0.0%/2                  Yes
 65           Lock/56_0.0%/4                   Yes
 66           Lock/118_0.0%/2                  Yes
 67           Lock/116_0.0%/4                  Yes
 68           Lock/116_0.0%/4                  Yes
 69           Lock/24_YM1/94_0.0%/2             No
 70           Lock/116_0.0%/4                  Yes
 71           Lock/116_0.0%/4                  Yes
 72           Lock/116_0.0%/4                  Yes
 73           Lock/23_YM1/95_0.0%/2             No
 74           Lock/114_0.0%/6                  Yes
 75           Lock/117_0.0%/3                  Yes
 76           Lock/117_0.0%/3                  Yes
 77           Lock/117_0.0%/3                  Yes
 78           Lock/98_0.0%/3                   Yes
 79           Lock/114_0.0%/7                  Yes
 80           Lock/117_0.0%/3                  Yes
 81           Lock/117_0.0%/3                  Yes
 82           Lock/118_0.0%/3                  Yes
 83           Lock/116_0.0%/3                  Yes
 84           Lock/119_0.0%/3                  Yes
 85           Lock/24_YM1/92_0.0%/4             No
 86           Lock/114_0.0%/3                  Yes
 87           Lock/118_0.0%/2                  Yes
 88           Lock/117_0.0%/4                  Yes
 89           Lock/114_0.0%/7                  Yes
 90           Lock/118_0.0%/2                  Yes
 91           Lock/117_0.0%/3                  Yes
 92           Lock/117_0.0%/3                  Yes
 93           Lock/114_0.0%/6                  Yes
 94           Lock/114_0.0%/6                  Yes
 95           Lock/114_0.0%/6                  Yes
 96           Lock/118_0.0%/3                  Yes
 97           Lock/116_0.0%/4                  Yes
 98           Lock/117_0.0%/3                  Yes
 99           Lock/81_0.0%/3                   Yes
100           Lock/117_0.0%/3                  Yes
101           Lock/80_0.0%/4                   Yes
102           Lock/117_0.0%/3                  Yes
103           Lock/116_0.0%/4                  Yes
104           Lock/23_YM1/93_0.0%/4            No
105           Lock/117_0.0%/3                  Yes
106           Lock/117_0.0%/3                  Yes
107           Lock/118_0.0%/2                  Yes
108           Lock/117_0.0%/3                  Yes
109           Lock/119_0.0%/3                  Yes

                                                                                       PERCENTAGE OF                ORIGINATION
                                                             ORIGINAL    CUT-OFF DATE     INITIAL                  AMORTIZATION
               LOAN                                          PRINCIPAL     PRINCIPAL     MORTGAGE         LOAN          TERM
 #   CROSSED  GROUP  LOAN NAME                                BALANCE     BALANCE (1)   POOL BALANCE    PURPOSE      (MONTHS)
---  -------  -----  --------------------------------------  ----------  ------------  -------------  -----------  -------------
110             1    Holiday Inn Express Kennesaw            $7,000,000  $6,965,742         0.2%       Refinance        360
111             1    Woodmark at Steel Lake                  $7,000,000  $6,954,962         0.2%       Refinance        300
112             1    Marlow Square Shopping Center           $6,900,000  $6,847,195         0.2%      Acquisition       360
113             1    Oakview Apts & Ballard Plaza Combined   $6,800,000  $6,800,000         0.2%       Refinance        360
114     D       2    Lancaster Village Retirement Community  $5,500,000  $5,469,753         0.2%       Refinance        300
115     D       2    Lancaster Village Independent Living    $1,250,000  $1,243,126         0.0%       Refinance        300
116             2    Greentree Apartments                    $6,500,000  $6,500,000         0.2%       Refinance        360
117             1    National Parkway                        $6,400,000  $6,400,000         0.2%       Refinance        360
118             2    Woodlands of Plano Apartments           $6,250,000  $6,250,000         0.2%       Refinance   Interest Only
119             2    Scriber Gardens                         $6,200,000  $6,200,000         0.2%       Refinance        360
120             1    Avenue Shoppes                          $6,120,000  $6,120,000         0.2%       Refinance        360
121             1    El Toreador                             $6,100,000  $6,100,000         0.2%       Refinance   Interest Only
122             1    Plaza Mission Oaks                      $6,100,000  $6,100,000         0.2%       Refinance   Interest Only
123             1    Twin Oaks Industrial Center             $6,050,000  $6,050,000         0.2%       Refinance        360
124             1    Scott Village Shopping Center           $5,925,000  $5,889,107         0.2%      Acquisition       360
125             2    Sherwood Apartments                     $5,750,000  $5,750,000         0.2%       Refinance   Interest Only
126             1    Glendora Marketplace                    $5,750,000  $5,750,000         0.2%       Refinance        360
127             1    Morgan Estates                          $5,750,000  $5,734,336         0.2%       Refinance        300
128             1    4550 Lena Drive                         $5,720,000  $5,706,756         0.2%      Acquisition       360
129             2    Timmaron Apartments                     $5,565,125  $5,565,125         0.2%      Acquisition       360
130             1    505 North Belt                          $5,400,000  $5,367,955         0.2%       Refinance        360
131             1    525 North Belt                          $5,200,000  $5,173,560         0.2%       Refinance        360
132             1    Holiday Inn Express Bessemer            $5,200,000  $5,164,750         0.2%       Refinance        300
133             1    500 North Pulaski                       $5,100,000  $5,100,000         0.2%       Refinance        360
134             1    Spectrum Plaza Shopping Center          $5,100,000  $5,100,000         0.2%       Refinance        360
135             1    EPS Building                            $5,100,000  $5,100,000         0.2%       Refinance        360
136             1    521 North Belt                          $5,100,000  $5,074,068         0.2%       Refinance        360
137             1    12th and Orange St Garage               $5,000,000  $4,991,043         0.1%       Refinance        300
138             1    Hampton Inn Janesville                  $5,000,000  $4,972,032         0.1%       Refinance        300
139             1    Waddell Plaza                           $4,920,000  $4,920,000         0.1%       Refinance        360
140             1    College Park Plaza                      $4,900,000  $4,900,000         0.1%      Acquisition       360
141             1    Ocala Office Buildings                  $4,650,000  $4,639,998         0.1%      Acquisition       360
142             1    Carrollwood Oaks SC                     $4,629,000  $4,629,000         0.1%      Acquisition       360
143             1    La Mirage Retail                        $4,600,000  $4,600,000         0.1%       Refinance        360
144             1    Simi Valley Business Park               $4,550,000  $4,550,000         0.1%       Refinance        360
145             2    1025 Ocean Ave Apartments               $4,535,000  $4,535,000         0.1%       Refinance   Interest Only
146             1    Radio Drive Professional Building       $4,425,000  $4,425,000         0.1%       Refinance        360
147             1    Secured Self Storage                    $4,400,000  $4,390,520         0.1%       Refinance        360
148             1    Miramar Center                          $4,350,000  $4,350,000         0.1%      Acquisition       360
149             1    Oak Ridge Center                        $4,320,000  $4,320,000         0.1%       Refinance        360
150             1    801 Tilton  Road                        $4,300,000  $4,290,690         0.1%       Refinance        360
151             2    Denison Park Apartments                 $4,200,000  $4,200,000         0.1%       Refinance        360
152             1    Plantation Warehouse                    $4,200,000  $4,200,000         0.1%      Acquisition       360
153             1    College Station - Southwest Crossing    $4,200,000  $4,200,000         0.1%      Acquisition       360
154             1    Benton Park Shopping Center             $4,200,000  $4,190,951         0.1%       Refinance        360
155             1    2000 Lincoln Park West                  $4,165,000  $4,165,000         0.1%       Refinance        360
156             2    Whispering Timbers                      $4,160,000  $4,147,739         0.1%      Acquisition       360
157             2    Ryan Place Apartments                   $4,050,000  $4,050,000         0.1%       Refinance        360
158             1    Palm Gardens                            $4,041,000  $4,041,000         0.1%       Refinance        360
159             1    Range Vista                             $4,000,000  $4,000,000         0.1%      Acquisition       360
160             1    Best Western Villa Del Lago Inn         $4,000,000  $3,994,837         0.1%       Refinance        360
161             1    Florence Plaza                          $4,000,000  $3,991,632         0.1%       Refinance        360
162             1    CVS--Naples FL                          $4,000,000  $3,991,066         0.1%       Refinance        360
163             1    Best Western Hotel & Suites Sebastian   $4,000,000  $3,987,848         0.1%       Refinance        300
164             1    Dexter Crossing Retail                  $4,000,000  $3,987,775         0.1%       Refinance        360
165             1    White House Shops                       $4,000,000  $3,987,541         0.1%       Refinance        360
166             1    Lancaster K-8 Avenue Industrial         $3,950,000  $3,950,000         0.1%       Refinance        360
167             1    Old Orchard Retail                      $3,725,000  $3,725,000         0.1%       Refinance        360
168             1    Congress Pointe Shopping Center         $3,700,000  $3,700,000         0.1%       Refinance        360
169             1    Westminster Park Building               $3,700,000  $3,691,897         0.1%      Acquisition       360
170             1    Pierce Community Bank Building          $3,600,000  $3,600,000         0.1%       Refinance        360
171     E       2    Franklin Apartments                     $1,529,000  $1,529,000         0.0%      Acquisition       360
172     E       2    Vernon Apartments                       $2,056,900  $2,056,900         0.1%      Acquisition       360
173             2    Amberley House                          $3,500,000  $3,500,000         0.1%       Refinance        360
174             1    Plantation Plaza                        $3,500,000  $3,492,385         0.1%       Refinance        360
175             1    10039 Bissonnet Office                  $3,475,000  $3,467,124         0.1%       Refinance        360
176             1    Altadena Square Shopping Center         $3,400,000  $3,395,536         0.1%       Refinance        360
177             1    Federal Express Bakersfield             $3,338,000  $3,331,090         0.1%       Refinance        360
178             1    San Dimas Retail                        $3,300,000  $3,300,000         0.1%       Refinance        360
179             1    I-Loft                                  $3,250,000  $3,250,000         0.1%       Refinance        360
180             1    37th Street                             $3,250,000  $3,243,681         0.1%       Refinance        360
181             1    Harvest Plaza Phase II                  $3,200,000  $3,200,000         0.1%      Acquisition       360
182             1    The Dale Building                       $3,200,000  $3,200,000         0.1%       Refinance        360
183             1    Redwood City Storage                    $3,175,000  $3,170,611         0.1%       Refinance        360
184             1    Encino Shoppes, LLC                     $3,125,000  $3,118,111         0.1%      Acquisition       360
185             1    Quail Northwest                         $3,100,000  $3,100,000         0.1%       Refinance        360
186             1    Lakewood Country Club Center            $3,100,000  $3,087,957         0.1%       Refinance        360
187             1    McMinnville Town Center                 $3,050,000  $3,040,941         0.1%       Refinance        360
188             1    South Hills Center                      $3,000,000  $3,000,000         0.1%       Refinance        360
189             1    90 Good Drive                           $3,000,000  $2,993,462         0.1%      Acquisition       360
190             1    Madison Boulevard Service Center        $3,000,000  $2,990,638         0.1%       Refinance        360
191             1    Hampton Inn Wilkesboro                  $3,000,000  $2,978,367         0.1%       Refinance        180
192             2    Claire Tower Apartments                 $3,000,000  $2,972,593         0.1%       Refinance        240
193             1    Wick Lane Shopping Center               $2,900,000  $2,891,221         0.1%       Refinance        360
194             1    Wake Forest Eatery                      $2,800,000  $2,796,182         0.1%       Refinance        360
195             1    80 Windward Ave                         $2,700,000  $2,700,000         0.1%       Refinance        360
196             1    Palm Harbor Professional Center         $2,700,000  $2,700,000         0.1%      Acquisition       360
197             1    Centre Green Square at Whitehall        $2,700,000  $2,696,394         0.1%       Refinance        360
198             2    Arbors Apartments                       $2,700,000  $2,691,315         0.1%       Refinance        360
199             1    Trinity Oaks                            $2,650,000  $2,650,000         0.1%      Acquisition       360
200             2    Woodbrook Lane                          $2,600,000  $2,592,569         0.1%      Acquisition       360
201             1    A&B Self Storage                        $2,550,000  $2,542,061         0.1%       Refinance        300
202             1    4000 Aerial Center                      $2,500,000  $2,500,000         0.1%       Refinance        360
203             1    Summerfield Village                     $2,500,000  $2,500,000         0.1%       Refinance        360
204             1    Hayward Storage                         $2,500,000  $2,496,544         0.1%       Refinance        360
205             1    Lakeview Self Storage                   $2,480,000  $2,468,559         0.1%       Refinance        360
206             2    S'Ville and Deville Apts                $2,450,000  $2,450,000         0.1%       Refinance        360
207             1    Lakeshore Village Shopping Center       $2,450,000  $2,438,581         0.1%       Refinance        360
208             1    CVS New Port Richey                     $2,440,000  $2,434,479         0.1%      Acquisition       360
209             1    Monroeville Shopping Center             $2,400,000  $2,400,000         0.1%      Acquisition       360
210             1    Deer Valley Industrial                  $2,400,000  $2,392,338         0.1%       Refinance        360
211             2    Worthington Apartments                  $2,320,000  $2,314,877         0.1%       Refinance        360
212             2    Meadowood Apartments                    $2,300,000  $2,293,130         0.1%       Refinance        360
213             1    Sleep Inn Phoenix                       $2,200,000  $2,193,293         0.1%       Refinance        300
214             2    Town & Country Apartments               $2,200,000  $2,191,831         0.1%       Refinance        360
215             1    Cades Center                            $2,100,000  $2,097,209         0.1%      Acquisition       360
216             1    Harbour Bend Office                     $2,100,000  $2,095,424         0.1%       Refinance        360
217             1    820 Sunland Park                        $2,000,000  $2,000,000         0.1%      Acquisition  Interest Only
218             1    Windward Plaza                          $2,000,000  $2,000,000         0.1%      Acquisition       360

                                                    INITIAL
       REMAINING       ORIGINAL       REMAINING     INTEREST
      AMORTIZATION      TERM TO        TERM TO        ONLY    MORTGAGE              FIRST
          TERM         MATURITY        MATURITY      PERIOD   INTEREST  MONTHLY    PAYMENT     MATURITY
 #    (MONTHS) (1)   (MONTHS) (2)  (MONTHS) (1, 2)  (MONTHS)    RATE    PAYMENT      DATE        DATE      ARD (3)
---  --------------  ------------  ---------------  --------  --------  --------  ----------  ----------  ----------
110       355             120            115                  5.9600%   $41,789   11/11/2006  10/11/2016
111       295             120            115                  6.6200%   $47,791   11/11/2006  10/11/2016
112       352             120            112                  5.9600%   $41,192    8/1/2006    7/1/2016
113       360             120            116            36    6.0100%   $40,813   12/11/2006  11/11/2016
114       296             120            116                  6.3600%   $36,657    12/1/2006  11/1/2016
115       296             120            116                  6.3600%   $ 8,331    12/1/2006  11/1/2016
116       360              60             54            24    5.9900%   $38,929   10/11/2006  9/11/2011
117       360             120            108            36    5.8100%   $37,593    4/11/2006  3/11/2016
118  Interest Only         60             56            60    5.9700%   $31,526   12/11/2006  11/11/2011
119       360             120            116            60    6.0400%   $37,332   12/11/2006  11/11/2016
120       360             120            115            24    5.8500%   $36,104   11/11/2006  10/11/2016
121  Interest Only        120            117           120    5.5500%   $28,604    1/11/2007  12/11/2016
122  Interest Only        120            119           120    6.3700%   $32,831    3/1/2007    2/1/2017
123       360             120            118            36    5.8000%   $35,499    2/11/2007  1/11/2017
124       353             120            113                  6.5000%   $37,450    9/11/2006  8/11/2016
125  Interest Only        120            118           120    5.5800%   $27,109    2/11/2007  1/11/2017
126       360             120            120            24    6.2800%   $35,516    4/1/2007    3/1/2017
127       298             120            118                  6.8500%   $40,091    2/11/2007  1/11/2017
128       358             121            119                  5.5800%   $32,765    2/11/2007  2/11/2017
129       360             122            115            36    6.4130%   $34,858    9/11/2006  10/11/2016
130       354             120            114                  5.9500%   $32,202    10/1/2006   9/1/2016
131       355             120            115                  5.7700%   $30,412    11/1/2006  10/1/2016
132       295             120            115                  6.3000%   $34,464   11/11/2006  10/11/2016
133       360             120            114            36    6.3200%   $31,634   10/11/2006  9/11/2016
134       360             120            118            48    5.7900%   $29,892    2/11/2007  1/11/2017
135       360             119            118            24    5.9000%   $30,250    3/11/2007  1/11/2037    1/11/2017
136       355             120            115                  5.7700%   $29,827    11/1/2006  10/1/2016
137       299             120            119                  5.9100%   $31,941    3/1/2007    2/1/2017
138       296             120            116                  6.2500%   $32,983   12/11/2006  11/11/2016
139       360             120            118            36    5.7800%   $28,806    2/11/2007  1/11/2017
140       360             120            119            36    5.8800%   $29,001    3/11/2007  2/11/2017
141       358             120            118                  6.0300%   $27,969    2/1/2007    1/1/2017
142       360             121            119            48    5.8200%   $27,220    2/11/2007  2/11/2017
143       360             122            116            24    6.0700%   $27,787   10/11/2006  11/11/2016
144       360             120            119            36    5.6500%   $26,264    3/1/2007    2/1/2017
145  Interest Only        120            118           120    5.6300%   $21,572    2/11/2007  1/11/2017
146       360             121            117            24    5.7600%   $25,851   12/11/2006  12/11/2016
147       358             120            118                  6.0200%   $26,437    2/11/2007  1/11/2017
148       360             121            119            60    5.6200%   $25,027    2/11/2007  2/11/2017
149       360             121            117            24    5.9340%   $25,718   12/11/2006  12/11/2016
150       358             120            118                  5.9900%   $25,753    2/11/2007  1/11/2017
151       360             121            117            24    5.8500%   $24,778   12/11/2006  12/11/2036  12/11/2016
152       360             120            119            24    6.0300%   $25,262    3/11/2007  2/11/2017
153       360             120            116            24    6.0400%   $25,289    12/1/2006  11/1/2016
154       358             120            118                  6.0200%   $25,235    2/11/2007  1/11/2017
155       360             120            119            60    6.0000%   $24,971    3/1/2007    2/1/2017
156       357             120            117                  6.0900%   $25,183    1/11/2007  12/11/2016
157       360             120            113            36    6.0000%   $24,282    9/11/2006  8/11/2016
158       360             120            115            24    5.9100%   $23,995   11/11/2006  10/11/2016
159       360             120            118            36    5.7500%   $23,343    2/11/2007  1/11/2017
160       359             120            119                  6.2925%   $24,739    3/11/2007  2/11/2017
161       358             119            117                  6.2000%   $24,499    2/11/2007  12/11/2016
162       358             121            119                  5.8000%   $23,470    2/11/2007  2/11/2037    2/11/2017
163       298             120            118                  6.0500%   $25,894    2/11/2007  1/11/2017
164       357             120            117                  5.9000%   $23,725    1/1/2007   12/1/2016
165       357             120            117                  5.8000%   $23,470    1/11/2007  12/11/2016
166       360             120            117            60    5.9900%   $23,657    1/11/2007  12/11/2016
167       360             120            118            60    5.6900%   $21,596    2/1/2007    1/1/2017
168       360             120            116            60    5.9100%   $21,970    12/1/2006  11/1/2016
169       358             120            118                  5.9200%   $21,993    2/11/2007  1/11/2017
170       360             120            119            24    5.9000%   $21,353    3/11/2007  2/11/2017
171       360             121            117            36    5.7700%   $ 8,942   12/11/2006  12/11/2016
172       360             121            117            36    5.7700%   $12,030   12/11/2006  12/11/2016
173       360             121            119            36    5.7800%   $20,492    2/11/2007  2/11/2017
174       358             120            118                  5.9600%   $20,894    2/11/2007  1/11/2017
175       358             120            118                  5.7100%   $20,191    2/1/2007    1/1/2017
176       359             120            119                  6.1200%   $20,648    3/1/2007    2/1/2017
177       358             120            118                  6.2650%   $20,585    2/11/2007  1/11/2017
178       360             120            118            36    5.8700%   $19,510    2/11/2007  1/11/2017
179       360             120            118            36    5.6300%   $18,719    2/11/2007  1/11/2017
180       358             120            118                  6.6500%   $20,864    2/11/2007  1/11/2017
181       360             120            119            36    5.8700%   $18,919    3/11/2007  2/11/2017
182       360             121            113            24    6.1800%   $19,558    8/11/2006  8/11/2016
183       359             120            119                  5.6200%   $18,267    3/1/2007    2/1/2017
184       358             120            118                  5.8800%   $18,496    2/11/2007  1/11/2017
185       360             121            119            36    5.6800%   $17,953    2/11/2007  2/11/2017
186       356             119            115                  6.1650%   $18,916   12/11/2006  10/11/2016
187       357             120            117                  6.0500%   $18,384    1/11/2007  12/11/2016
188       360             120            115            24    6.0000%   $17,987    11/1/2006  10/1/2016
189       358             120            118                  5.9500%   $17,890    2/11/2007  1/11/2017
190       357             120            117                  5.7900%   $17,583    1/11/2007  12/11/2016
191       178             120            118                  5.7300%   $24,880    2/11/2007  1/11/2017
192       236             120            116                  5.6000%   $20,806    12/1/2006  11/1/2016
193       357             120            117                  5.9500%   $17,294    1/11/2007  12/11/2016
194       359             120            119                  5.7500%   $16,340    3/11/2007  2/11/2017
195       360             120            117            36    5.8500%   $15,928    1/11/2007  12/11/2016
196       360             121            118            24    5.8300%   $15,894    1/11/2007  1/11/2017
197       359             120            119                  5.9500%   $16,101    3/11/2007  2/11/2017
198       357             120            117                  5.6300%   $15,551    1/11/2007  12/11/2016
199       360             120            119            24    6.0200%   $15,922    3/11/2007  2/11/2017
200       357              60             57                  6.2500%   $16,009    1/1/2007   12/1/2011
201       298             121            119                  5.8700%   $16,228    2/11/2007  2/11/2017
202       360             120            119            36    5.7900%   $14,653    3/11/2007  2/11/2017
203       360             120            118            24    5.8500%   $14,749    2/11/2007  1/11/2017
204       359             120            119                  5.6200%   $14,384    3/1/2007    2/1/2017
205       355             120            115                  6.2500%   $15,270   11/11/2006  10/11/2016
206       360             120            119            24    6.3300%   $15,213    3/1/2007    2/1/2017
207       355             120            115                  6.2000%   $15,005    11/1/2006  10/1/2016
208       358             121            119                  5.7200%   $14,193    2/11/2007  2/11/2017
209       360             120            112            36    6.3700%   $14,965    8/1/2006    7/1/2016
210       357             120            117                  5.6700%   $13,884    1/11/2007  12/11/2016
211       358             120            118                  5.8700%   $13,716    2/11/2007  1/11/2017
212       357             120            117                  6.0200%   $13,819    1/1/2007   12/1/2016
213       298             121            119                  6.0240%   $14,207    2/11/2007  2/11/2017
214       356              61             57                  6.4000%   $13,761   12/11/2006  12/11/2011
215       359             120            119                  6.0000%   $12,591    3/11/2007  2/11/2017
216       358             120            118                  5.9500%   $12,523    2/11/2007  1/11/2017
217  Interest Only        121            118           121    5.7900%   $ 9,784    1/11/2007  1/11/2017
218       360             120            118            36    5.8800%   $11,837    2/11/2007  1/11/2017

     PREPAYMENT PROVISION   DEFEASANCE
 #   AS OF ORIGINATION (4)  OPTION (5)
---  ---------------------  ----------
110  Lock/117_0.0%/3           Yes
111  Lock/117_0.0%/3           Yes
112  Lock/118_0.0%/2           Yes
113  Lock/117_0.0%/3           Yes
114  Lock/24_YM1/94_0.0%/2     No
115  Lock/24_YM1/94_0.0%/2     No
116  Lock/53_0.0%/7            Yes
117  Lock/117_0.0%/3           Yes
118  Lock/56_0.0%/4            Yes
119  Lock/116_0.0%/4           Yes
120  Lock/117_0.0%/3           Yes
121  Lock/117_0.0%/3           Yes
122  Lock/118_0.0%/2           Yes
123  Lock/117_0.0%/3           Yes
124  Lock/114_0.0%/6           Yes
125  Lock/116_0.0%/4           Yes
126  Lock/118_0.0%/2           Yes
127  Lock/117_0.0%/3           Yes
128  Lock/118_0.0%/3           Yes
129  Lock/119_0.0%/3           Yes
130  Lock/116_0.0%/4           Yes
131  Lock/116_0.0%/4           Yes
132  Lock/117_0.0%/3           Yes
133  Lock/117_0.0%/3           Yes
134  Lock/117_0.0%/3           Yes
135  Lock/113_0.0%/6           Yes
136  Lock/116_0.0%/4           Yes
137  Lock/118_0.0%/2           Yes
138  Lock/117_0.0%/3           Yes
139  Lock/114_0.0%/6           Yes
140  Lock/117_0.0%/3           Yes
141  Lock/118_0.0%/2           Yes
142  Lock/115_0.0%/6           Yes
143  Lock/116_0.0%/6           Yes
144  Lock/118_0.0%/2           Yes
145  Lock/38_YM1/79_0.0%/3     No
146  Lock/118_0.0%/3           Yes
147  Lock/114_0.0%/6           Yes
148  Lock/115_0.0%/6           Yes
149  Lock/118_0.0%/3           Yes
150  Lock/114_0.0%/6           Yes
151  Lock/118_0.0%/3           Yes
152  Lock/37_YM1/80_0.0%/3     No
153  Lock/118_0.0%/2           Yes
154  Lock/117_0.0%/3           Yes
155  Lock/116_0.0%/4           Yes
156  Lock/114_0.0%/6           Yes
157  Lock/114_0.0%/6           Yes
158  Lock/117_0.0%/3           Yes
159  Lock/38_YM1/78_0.0%/4     No
160  Lock/117_0.0%/3           Yes
161  Lock/116_0.0%/3           Yes
162  Lock/115_0.0%/6           Yes
163  Lock/117_0.0%/3           Yes
164  Lock/118_0.0%/2           Yes
165  Lock/117_0.0%/3           Yes
166  Lock/117_0.0%/3           Yes
167  Lock/24_YM1/92_0.0%/4     No
168  Lock/118_0.0%/2           Yes
169  Lock/114_0.0%/6           Yes
170  Lock/117_0.0%/3           Yes
171  Lock/118_0.0%/3           Yes
172  Lock/118_0.0%/3           Yes
173  Lock/38_YM1/79_0.0%/4     No
174  Lock/114_0.0%/6           Yes
175  Lock/116_0.0%/4           Yes
176  Lock/118_0.0%/2           Yes
177  Lock/117_0.0%/3           Yes
178  Lock/117_0.0%/3           Yes
179  Lock/117_0.0%/3           Yes
180  Lock/114_0.0%/6           Yes
181  Lock/117_0.0%/3           Yes
182  Lock/118_0.0%/3           Yes
183  YM1/118_0.0%/2            No
184  Lock/114_0.0%/6           Yes
185  Lock/118_0.0%/3           Yes
186  Lock/116_0.0%/3           Yes
187  Lock/117_0.0%/3           Yes
188  Lock/118_0.0%/2           Yes
189  Lock/114_0.0%/6           Yes
190  Lock/117_0.0%/3           Yes
191  Lock/117_0.0%/3           Yes
192  Lock/24_YM1/94_0.0%/2     No
193  Lock/114_0.0%/6           Yes
194  Lock/117_0.0%/3           Yes
195  Lock/114_0.0%/6           Yes
196  Lock/118_0.0%/3           Yes
197  Lock/117_0.0%/3           Yes
198  Lock/114_0.0%/6           Yes
199  Lock/114_0.0%/6           Yes
200  Lock/24_YM1/34_0.0%/2     No
201  Lock/118_0.0%/3           Yes
202  Lock/117_0.0%/3           Yes
203  Lock/117_0.0%/3           Yes
204  YM1/118_0.0%/2            No
205  Lock/117_0.0%/3           Yes
206  Lock/24_YM1/94_0.0%/2     No
207  Lock/117_0.0%/3           Yes
208  Lock/115_0.0%/6           Yes
209  Lock/116_0.0%/4           Yes
210  Lock/117_0.0%/3           Yes
211  Lock/114_0.0%/6           Yes
212  Lock/118_0.0%/2           Yes
213  Lock/118_0.0%/3           Yes
214  Lock/58_0.0%/3            Yes
215  Lock/114_0.0%/6           Yes
216  Lock/114_0.0%/6           Yes
217  Lock/118_0.0%/3           Yes
218  Lock/114_0.0%/6           Yes

                                                                                         PERCENTAGE OF                 ORIGINATION
                                                        ORIGINAL         CUT-OFF DATE       INITIAL                   AMORTIZATION
               LOAN                                     PRINCIPAL          PRINCIPAL       MORTGAGE        LOAN           TERM
 #   CROSSED  GROUP  LOAN NAME                           BALANCE          BALANCE (1)    POOL BALANCE     PURPOSE       (MONTHS)
---  -------  -----  ---------------------------------  --------------  --------------  -------------  -------------  ------------
219             2    Springwood Apts SC                 $    2,000,000  $    1,997,315       0.1%       Refinance        360
220             1    Tabernacle Towers                  $    1,934,000  $    1,922,704       0.1%       Refinance        360
221             1    U Store                            $    1,920,000  $    1,915,733       0.1%      Acquisition       360
222             1    GHG Perimeter Center               $    1,900,000  $    1,892,612       0.1%       Refinance        360
223             1    North Fork Crossing                $    1,880,000  $    1,880,000       0.1%       Refinance        360
224             1    7th & Orange Avenue                $    1,825,000  $    1,821,029       0.1%       Refinance        360
225             1    Palisades Retail                   $    1,825,000  $    1,820,917       0.1%       Refinance        360
226             1    Custer Place                       $    1,742,000  $    1,742,000       0.1%      Acquisition       360
227             1    Saddle Rock Village Center         $    1,700,000  $    1,694,785       0.1%      Acquisition       360
228             2    Twin Pines Apartments              $    1,615,000  $    1,615,000       0.0%      Acquisition       360
229             1    2110 South Lamar Shopping Center   $    1,600,000  $    1,590,099       0.0%       Refinance        360
230             1    Morningside Shopping Center        $    1,575,000  $    1,562,818       0.0%       Refinance        360
231             1    Rufe Snow Plaza                    $    1,550,000  $    1,546,547       0.0%      Acquisition       360
232             1    North Highland Shopping Center     $    1,500,000  $    1,493,588       0.0%       Refinance        300
233             1    Raceway Plaza                      $    1,472,000  $    1,472,000       0.0%       Refinance        360
234             1    Druid Hills Storage                $    1,450,000  $    1,447,996       0.0%       Refinance        360
235             1    Walnut Storage                     $    1,410,000  $    1,408,051       0.0%       Refinance        360
236             1    Security Storage Tuscaloosa        $    1,400,000  $    1,395,998       0.0%       Refinance        360
237             1    Meridian Retail                    $    1,395,000  $    1,395,000       0.0%      Acquisition       360
238             2    Las Haciendas Apartments           $    1,400,000  $    1,394,577       0.0%      Acquisition       360
239             1    10703 J Street                     $    1,300,000  $    1,300,000       0.0%      Acquisition       360
240             1    Stewart Place                      $    1,295,000  $    1,291,044       0.0%       Refinance        300
241             2    Harrington Woods MHP               $    1,270,000  $    1,266,074       0.0%      Acquisition       360
242             1    48-19 Vernon Boulevard             $    1,225,000  $    1,222,567       0.0%       Refinance        360
243             1    Sagemont Plaza                     $    1,220,000  $    1,215,513       0.0%       Refinance        360
244             1    Worthington Professional Building  $    1,180,000  $    1,177,437       0.0%       Refinance        360
245             1    South Shore Center                 $    1,150,000  $    1,150,000       0.0%      Acquisition       360
246             1    1021 National Road                 $    1,117,000  $    1,117,000       0.0%      Acquisition       360
247             1    Auburn-Watt Storage                $    1,080,000  $    1,078,507       0.0%       Refinance        360
248             1    Westside Market Place              $    1,050,000  $    1,048,576       0.0%      Acquisition       360
249             1    Sienna Gardens Office              $    1,000,000  $      997,047       0.0%      Acquisition       360
250             1    Cedar Park Crossing                $    1,000,000  $      995,991       0.0%       Refinance        360
251             1    Market Place Shopping Center       $      600,000  $      599,233       0.0%       Refinance        360
                                                        --------------  --------------     -----                         ---
TOTAL/WEIGHTED AVERAGE:                                 $3,373,564,825  $3,371,478,040     100.0%                        353
                                                        ==============  ==============     =====                         ===
MAXIMUM:                                                $  210,000,000  $  210,000,000       6.2%                        420
MINIMUM:                                                $      600,000  $      599,233      0.02%                        180

                                                                   INITIAL
                         REMAINING     ORIGINAL      REMAINING    INTEREST
                        AMORTIZATION    TERM TO       TERM TO       ONLY   MORTGAGE               FIRST
                            TERM       MATURITY       MATURITY     PERIOD  INTEREST   MONTHLY     PAYMENT   MATURITY
 #                      (MONTHS) (1) (MONTHS) (2) (MONTHS) (1, 2) (MONTHS)   RATE     PAYMENT      DATE       DATE    ARD (3)
---                     ------------ ------------ --------------- -------- -------- ----------- ---------- ---------- -------
219                         359           120           119                5.9000%  $    11,863  3/11/2007 2/11/2017
220                         353           120           113                6.6700%  $    12,441  9/11/2006 8/11/2016
221                         358           120           118                5.8300%  $    11,302  2/11/2007 1/11/2017
222                         356           120           116                6.1600%  $    11,588 12/11/2006 11/11/2016
223                         360           119           116          24    6.3300%  $    11,673  1/11/2007 11/11/2016
224                         358           120           118                5.9600%  $    10,895  2/11/2007 1/11/2017
225                         358           120           118                5.7900%  $    10,697  2/11/2007 1/11/2017
226                         360           120           119          48    5.7000%  $    10,111  3/11/2007 2/11/2017
227                         357           120           117                5.8800%  $    10,062  1/11/2007 12/11/2016
228                         360           120           118          24    5.8800%  $     9,559  2/11/2007 1/11/2017
229                         353           120           113                6.4000%  $    10,008  9/11/2006 8/11/2016
230                         352           120           112                5.9100%  $     9,352  8/1/2006   7/1/2016
231                         358           121           119                5.8150%  $     9,109  2/11/2007 2/11/2017
232                         297           120           117                6.1100%  $     9,766  1/11/2007 12/11/2016
233                         360           120           118          12    6.0500%  $     8,873  2/11/2007 1/11/2017
234                         359           120           119                5.6200%  $     8,342  3/1/2007   2/1/2017
235                         359           120           119                5.6200%  $     8,112  3/1/2007   2/1/2017
236                         357           120           117                6.2500%  $     8,620  1/11/2007 12/11/2016
237                         360           120           117          36    5.8900%  $     8,265  1/11/2007 12/11/2016
238                         356           120           116                6.1800%  $     8,556 12/11/2006 11/11/2016
239                         360           120           113          12    6.5000%  $     8,217  9/11/2006 8/11/2016
240                         298           120           118                6.0100%  $     8,352  2/11/2007 1/11/2017
241                         357           120           117                5.8400%  $     7,484  1/11/2007 12/11/2016
242                         358           120           118                6.5200%  $     7,759  2/11/2007 1/11/2017
243                         356            60           56                 6.4500%  $     7,671 12/11/2006 11/11/2011
244                         358           120           118                5.9700%  $     7,052  2/11/2007 1/11/2017
245                         360           120           118          60    5.7700%  $     6,726  2/11/2007 1/11/2017
246                         360           121           115          36    6.3300%  $     6,936 10/11/2006 10/11/2016
247                         359           120           119                5.6200%  $     6,214  3/1/2007   2/1/2017
248                         359           120           119                5.8000%  $     6,161  3/11/2007 2/11/2017
249                         357           121           118                6.0800%  $     6,047  1/11/2007 1/11/2017
250                         356           120           116                6.0000%  $     5,996 12/11/2006 11/11/2016
251                         359           120           119                6.3900%  $     3,749  3/11/2007 2/11/2017
                            ---           ---           ---                ------   -----------
TOTAL/WEIGHTED AVERAGE:     352           110           108                5.8813%  $18,326,740  1/11/2007 3/25/2016
                            ===           ===           ===                ======   ===========
MAXIMUM:                    418           129           128                6.8500%  $ 1,088,617  4/11/2007 2/11/2037
MINIMUM:                    178            60            52                5.0850%  $     3,749  4/11/2006 7/11/2011

                         PREPAYMENT PROVISION   DEFEASANCE
 #                       AS OF ORIGINATION (4)  OPTION (5)
---                      ---------------------  ----------
219                         Lock/114_0.0%/6        Yes
220                         Lock/114_0.0%/6        Yes
221                         Lock/114_0.0%/6        Yes
222                         Lock/117_0.0%/3        Yes
223                         Lock/113_0.0%/6        Yes
224                         Lock/114_0.0%/6        Yes
225                         Lock/114_0.0%/6        Yes
226                         Lock/114_0.0%/6        Yes
227                         Lock/117_0.0%/3        Yes
228                         Lock/114_0.0%/6        Yes
229                         Lock/117_0.0%/3        Yes
230                         Lock/118_0.0%/2        Yes
231                         Lock/115_0.0%/6        Yes
232                         Lock/114_0.0%/6        Yes
233                         Lock/117_0.0%/3        Yes
234                         YM1/118_0.0%/2         No
235                         YM1/118_0.0%/2         No
236                         Lock/114_0.0%/6        Yes
237                         Lock/117_0.0%/3        Yes
238                         Lock/117_0.0%/3        Yes
239                         Lock/114_0.0%/6        Yes
240                         Lock/114_0.0%/6        Yes
241                         Lock/114_0.0%/6        Yes
242                         Lock/114_0.0%/6        Yes
243                         Lock/54_0.0%/6         Yes
244                         Lock/114_0.0%/6        Yes
245                         Lock/114_0.0%/6        Yes
246                         Lock/115_0.0%/6        Yes
247                         YM1/118_0.0%/2         No
248                         Lock/114_0.0%/6        Yes
249                         Lock/118_0.0%/3        Yes
250                         Lock/117_0.0%/3        Yes
251                         Lock/114_0.0%/6        Yes

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MANSIONS AT STEINER RANCH, MANSIONS ON THE GREEN I, MANSIONS AT CANYON CREEK AND MANSIONS ON THE GREEN II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY FAIRWINDS NORTHPOINTE AND FAIRWINDS SAND CREEK ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTH LEG PLAZA, SOUTHGATE SHOPPING CENTER AND WESTGATE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY LANCASTER VILLAGE RETIREMENT COMMUNITY AND LANCASTER VILLAGE INDEPENDENT LIVING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY VERNON APARTMENTS AND FRANKLIN APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS.

(3)  ANTICIPATED REPAYMENT DATE.

(4)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(x) = LOCKOUT OR DEFEASANCE FOR (x) PAYMENTS
     YMA/(y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (y) PAYMENTS
     0.0%/(z) = PREPAYABLE AT PAR FOR (z) PAYMENTS

(5)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.

(6) IN ADDITION, PRIOR TO THE EXPIRATION OF THE DEFEASANCE LOCKOUT PERIOD ONLY, THE BORROWERS MAY OBTAIN THE RELEASE OF THE CVI MULTIFAMILY APARTMENT PORTFOLIO PROPERTIES KNOWN AS DOVE LANDING PHARAH, DOVE LANDING BALTIC, AND DOVE LANDING MAPLE TERRACE UPON PAYMENT OF THE ALLOCATED LOAN AMOUNT FOR SUCH PROPERTY (RESPECTIVELY, $668,093, $723,193 AND $757,631), TOGETHER WITH THE APPLICABLE YIELD MAINTENANCE PREMIUM (CALCULATED AS THE GREATER OF
     (X) THE PRESENT VALUE, AS OF THE PREPAYMENT DATE,

(7) WITH RESPECT TO THE CITY PLACE MORTGAGE LOAN, IF THE DSCR IS LESS THAN 1.20X ON ANY ANNUAL DSCR TEST DATE (WHICH DSCR TEST DATE OCCURS ON OCTOBER 11TH OF EACH YEAR BEGINNING ON OCTOBER 2012), THE BORROWER WILL BEGIN MAKING MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST IN AN AMOUNT SUFFICIENT TO PAY INTEREST WHEN DUE AND TO AMORTIZE THE CITY PLACE MORTGAGE LOAN OVER A 25-YEAR PERIOD (SUCH MONTHLY PAYMENTS TO BEGIN ON THE PAYMENT DATE FOLLOWING SUCH DSCR TEST DATE).

(8) IN ADDITION, PRIOR TO THE EXPIRATION OF THE DEFEASANCE LOCKOUT PERIOD, THE BORROWERS MAY OBTAIN A PARTIAL RELEASE OF ONE OR MORE OF THE RELATED MORTGAGED REAL PROPERTIES IN CONNECTION WITH A PREPAYMENT OF UP TO 25% OF THE HGA PORTFOLIO LOAN, UPON PAYMENT OF THE ALLOCATED LOAN AMOUNT FOR SUCH PROPERTY, TOGETHER WITH THE APPLICABLE YIELD MAINTENANCE PREMIUM (GENERALLY EQUAL TO AN AMOUNT SUFFICIENT TO PURCHASE U.S. GOVERNMENT OBLIGATIONS THAT REPLICATE THE PAYMENTS DUE ON ALL SUCCESSIVE PAYMENT DATES)

(9)  THE BORROWER MAY OBTAIN THE RELEASE OF THE TRIDENT CENTER PROPERTY EITHER
     (I) AT ANY TIME AFTER THE FIRST ANNIVERSARY OF THE ORIGINATION DATE OF THE TRIDENT CENTER LOAN, UPON PREPAYMENT IN FULL OF THE TRIDENT CENTER LOAN AND PAYMENT OF A YIELD MAINTENANCE CHARGE (PROVIDED THAT SUCH YIELD MAINTENANCE CHARGE WILL NOT BE REQUIRED AS OF THE DATE WHICH IS SIX MONTHS PRIOR TO THE MATURITY DATE) OR (II) ON OR AFTER THE EXPIRATION OF THE RELATED DEFEASANCE LOCKOUT PERIOD, UPON THE DEFEASANCE OF THE TRIDENT CENTER LOAN.

(10) UNDER THE TRIDENT LOAN, THE BORROWER HAS THE RIGHT TO VOLUNTARILY DEFEASE THE LOAN AFTER THE SECOND ANNIVERSARY OF THE REMIC "START-UP DATE" OF THE LOAN.

(11) WITH RESPECT TO THE HOMEWOOD SUITES - SEATTLE MORTGAGE LOAN, IN ADDITION TO THE YIELD MAINTENANCE OPTION, THE LOAN HAS THE OPTION TO BE PREPAID BY DEFEASANCE AT ANY TIME AFTER THE DATE WHICH IS FOUR (4) YEARS FROM THE DATE OF THE NOTE AND IS AT LEAST SIX (6) MONTHS PRIOR TO THE MATURITY DATE.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                            CUT-OFF DATE
               LOAN                                           PRINCIPAL     APPRAISED          CUT-OFF DATE        MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                               BALANCE (1)      VALUE         LTV RATIO (1) (2)       BALANCE (3)
---  -------  -----  ------------------------------------  -------------  -------------     -----------------     -------------
 1              2    Savoy Park                            $210,000,000   $420,000,000             50.0%           $210,000,000
 2              2    CVI Multifamily Apartment Portfolio   $179,784,800   $217,935,000 (6)         82.5%      (6)  $179,784,800
 3      A       2    Mansions at Steiner Ranch             $ 61,727,334   $ 78,800,000             78.4%           $ 61,727,334
 4      A       2    Mansions on the Green I               $ 37,226,506   $ 47,200,000             78.4%           $ 37,226,506
 5      A       2    Mansions at Canyon Creek              $ 35,376,585   $ 45,200,000             78.4%           $ 35,376,585
 6      A       2    Mansions on the Green II              $ 25,669,575   $ 32,800,000             78.4%           $ 25,669,575
 7              1    City Place                            $150,000,000   $233,000,000             64.4%           $150,000,000
 8              2    HGA Portfolio                         $123,300,000   $154,250,000             79.9%           $123,300,000
 9              1    Koger Center                          $115,500,000   $145,000,000             79.7%           $115,500,000
 10             1    Trident Center                        $101,850,000   $150,000,000             67.9%           $101,850,000
 11             1    Wells Fargo Place                     $ 90,000,000   $112,300,000             80.1%           $ 90,000,000
 12             2    El Ad Florida Multifamily Portfolio   $ 79,200,000   $110,000,000             72.0%           $ 79,200,000
 13             1    717 North Harwood Street              $ 64,000,000   $ 80,000,000             80.0%           $ 64,000,000
 14             1    Conrad Indianapolis                   $ 55,000,000   $ 95,600,000             57.5%           $ 51,320,054
 15             1    Pinnacle at Tutwiler                  $ 48,515,172   $ 60,700,000             79.9%           $ 48,515,172
 16             1    Residence Inn - San Diego             $ 47,400,000   $ 61,100,000 (7)         77.6%      (7)  $ 42,815,587
 17             1    20 S Clark                            $ 40,500,000   $ 51,100,000             79.3%           $ 40,500,000
 18             1    Syracuse Office Portfolio             $ 38,800,000   $ 48,600,000             79.8%           $ 38,800,000
 19             1    Residence Inn - Anaheim               $ 37,600,000   $ 51,900,000             72.4%           $ 33,963,419
 20             2    Wellington Ridge                      $ 36,000,000   $ 45,000,000             80.0%           $ 36,000,000
 21             1    The Shoreham Hotel                    $ 35,000,000   $ 72,000,000             48.6%           $ 32,784,857
 22             1    PGA Plaza Shopping Center             $ 33,450,000   $ 46,250,000             72.3%           $ 33,450,000
 23             2    Brentwood Downs                       $ 33,200,000   $ 41,650,000             79.7%           $ 33,200,000
 24             1    Plymouth Corp. Center                 $ 31,692,500   $ 42,300,000             74.9%           $ 29,042,735
 25             1    Normandy Farms                        $ 31,000,000   $ 43,000,000             72.1%           $ 25,685,525
 26             1    Promenade at Tutwiler Farm            $ 30,084,828   $ 38,500,000             78.1%           $ 30,084,828
 27             2    Lakeshore Ridge                       $ 30,000,000   $ 39,600,000             75.8%           $ 29,252,149
 28             1    Blockbuster Warehouse                 $ 29,870,981   $ 45,000,000             66.4%           $ 20,296,086
 29     B       2    Fairwinds Northpointe                 $ 16,400,000   $ 24,470,000             70.0%           $ 14,765,148
 30     B       2    Fairwinds Sand Creek                  $ 12,700,000   $ 17,100,000             70.0%           $ 11,433,986
 31             1    Marsh Creek Corporate Center          $ 28,400,000   $ 36,000,000             78.9%           $ 26,442,867
 32             1    Homewood Suites - Seattle             $ 28,400,000   $ 39,100,000             72.6%           $ 27,267,225
 33             1    1025 Old Country Road                 $ 27,000,000   $ 36,100,000             74.8%           $ 25,133,253
 34             2    College Club                          $ 27,000,000   $ 33,900,000             79.6%           $ 24,268,255
 35             1    West Road Plaza                       $ 25,020,000   $ 33,300,000             75.1%           $ 25,020,000
 36             1    Memphis International Airport Center  $ 24,900,000   $ 38,675,000             64.4%           $ 24,900,000
 37             1    Spectra II - POOL 5                   $ 24,140,000   $ 31,200,000             77.4%           $ 22,477,275
 38             1    Chandler Heights Marketplace          $ 23,446,000   $ 36,100,000             64.9%           $ 23,446,000
 39             1    Atlas Cold Storage                    $ 23,000,000   $ 32,700,000             70.3%      (8)  $ 21,625,307
 40             2    Luxe Villas                           $ 22,406,629   $ 35,000,000             64.0%           $ 18,979,567
 41             2    Morgan Ridge Apartments               $ 21,700,000   $ 29,200,000             74.3%           $ 21,700,000
 42             2    Wellington Manor Apartments           $ 20,678,247   $ 24,500,000             84.4%           $ 19,787,977
 43             2    Montecristo MF                        $ 19,998,000   $ 35,900,000             55.7%           $ 18,692,383
 44             2    Sabal Point                           $ 19,480,000   $ 24,350,000             80.0%           $ 19,480,000
 45             1    Campbell Center                       $ 18,894,211   $ 25,400,000             74.4%           $ 14,851,291
 46             2    Villages of Cypress Creek             $ 17,730,000   $ 32,350,000             54.8%           $ 16,585,812
 47             1    Golden Cove                           $ 16,500,000   $ 26,450,000             62.4%           $ 15,417,167
 48             1    Calabasas Business Park               $ 15,255,000   $ 24,100,000             63.3%           $ 15,255,000
 49             1    Deerpath Plaza                        $ 14,850,000   $ 20,700,000             71.7%           $ 14,850,000
 50             1    Archdale Marketplace                  $ 14,600,000   $ 18,888,000             77.3%           $ 13,102,491
 51             2    North Woods at the Four Seasons       $ 14,500,000   $ 22,400,000             64.7%           $ 14,500,000
 52             2    Island Club                           $ 14,360,000   $ 17,950,000             80.0%           $ 14,360,000
 53             2    Essington Village Apartments          $ 14,253,916   $ 18,000,000             79.2%           $ 11,990,820
 54             2    Players Club                          $ 13,800,000   $ 17,250,000             80.0%           $ 13,800,000
 55             1    Electric 308 Building                 $ 13,800,000   $ 17,320,000             79.7%           $ 13,468,116
 56             1    Gortz Schiele                         $ 13,659,155   $ 22,000,000             62.1%           $ 11,629,940
 57             1    Olivera Crossing                      $ 13,500,000   $ 19,550,000             69.1%           $ 12,944,912
 58             1    Lake Worth Gardens                    $ 13,440,624   $ 19,900,000             67.5%           $ 10,726,168
 59             2    Chase Monroe                          $ 13,400,000   $ 16,750,000             80.0%           $ 13,400,000
 60             2    North County Village MHC              $ 13,400,000   $ 19,110,000             70.1%           $ 13,073,466
 61             2    Riverbend Apartments                  $ 13,307,745   $ 16,900,000             78.7%           $ 11,515,415
 62             1    KUKA USA                              $ 13,082,486   $ 17,250,000             75.8%           $ 11,088,729
 63             1    Rambling Oaks                         $ 12,900,000   $ 17,900,000             72.1%           $ 11,589,668
 64             1    La Casa Via Medical Offices           $ 12,760,506   $ 26,000,000             49.1%           $ 10,808,088
 65             2    Waterford Landing Apartments          $ 12,650,000   $ 16,949,000             74.6%           $ 12,650,000
 66             1    Playtogs Plaza                        $ 12,500,000   $ 17,000,000             73.5%           $ 11,152,180
 67             1    South Wind Plaza                      $ 12,500,000   $ 15,820,000             79.0%           $ 11,284,434
 68             1    Murrieta Pointe                       $ 12,400,000   $ 18,100,000             68.5%           $ 11,573,510
 69             1    Stanley Village                       $ 12,000,000   $ 20,650,000             58.1%           $ 10,621,638
 70             1    Hampton Inn & Suites - Wilmington     $ 11,963,185   $ 16,300,000             73.4%           $ 10,141,672
 71             2    Vista Diablo MHP                      $ 11,750,000   $ 16,870,000             69.7%           $ 10,935,683
 72             2    Bella on Broadway                     $ 11,674,502   $ 16,740,000             69.7%           $  9,907,668
 73             2    Greens at McKinney                    $ 11,500,000   $ 16,000,000             71.9%           $ 10,290,441
 74             1    Parkwood II                           $ 11,487,000   $ 15,500,000             74.1%           $ 10,306,101
 75             2    Cinnamon Ridge Apartments             $ 11,300,000   $ 17,500,000             64.6%           $ 10,150,602
 76             1    GHG Portfolio Buckhead                $ 11,280,000   $ 15,075,000             74.8%           $ 10,009,172
 77             2    Crescent Oaks Apartments              $ 11,175,000   $ 14,000,000             79.8%           $ 10,421,569
 78             2    Forest Estates Apartments             $ 11,170,000   $ 14,600,000             76.5%           $  9,904,808
 79             1    The Fountains                         $ 11,000,000   $ 16,600,000             66.3%           $  9,891,436
 80             1    Crowne Plaza Harrisburg               $ 10,169,056   $ 14,300,000             71.1%           $  7,914,426

        MATURITY/                                                 TOTAL
        ARD LTV              U/W           U/W         U/W    ADMINISTRATIVE
 #   RATIO (2) (3)           NOI         NCF (4)    DSCR (5)       FEES
---  -------------      ------------  ------------  --------  --------------
 1        50.0%         $19,583,096    $19,132,596    1.46x      0.02066%
 2        82.5%     (6) $15,821,009    $15,010,509    1.35x      0.02066%
 3        78.4%         $ 4,622,398    $ 4,547,098    1.24x      0.03316%
 4        78.4%         $ 2,769,121    $ 2,718,121    1.24x      0.03316%
 5        78.4%         $ 2,610,399    $ 2,560,599    1.24x      0.03316%
 6        78.4%         $ 1,860,764    $ 1,824,314    1.24x      0.03316%
 7        64.4%         $12,276,107    $11,996,606    1.26x      0.02066%
 8        79.9%         $ 9,327,689    $ 9,122,589    1.44x      0.02066%
 9        79.7%         $10,267,978    $ 9,674,684    1.37x      0.02066%
 10       67.9%         $ 7,500,348    $ 7,037,348    1.29x      0.02066%
 11       80.1%         $ 8,912,766    $ 8,010,310    1.51x      0.10066%
 12       72.0%         $ 5,539,816    $ 5,451,216    1.20x      0.02066%
 13       80.0%         $ 6,019,756    $ 5,365,255    1.31x      0.02066%
 14       53.7%         $ 7,046,065    $ 6,110,469    1.58x      0.02066%
 15       79.9%         $ 3,466,099    $ 3,319,890    1.20x      0.02066%
 16       70.1%     (7) $ 5,091,000    $ 4,669,000    1.37x      0.03070%
 17       79.3%         $ 3,299,506    $ 2,857,671    1.26x      0.03066%
 18       79.8%         $ 3,321,002    $ 3,175,210    1.41x      0.02066%
 19       65.4%         $ 4,192,000    $ 3,811,000    1.41x      0.03593%
 20       80.0%         $ 2,581,979    $ 2,468,229    1.20x      0.02066%
 21       45.5%         $ 4,078,801    $ 3,460,808    1.36x      0.02066%
 22       72.3%         $ 2,348,267    $ 2,251,739    1.21x      0.10066%
 23       79.7%         $ 2,404,412    $ 2,302,412    1.21x      0.02066%
 24       68.7%         $ 2,906,978    $ 2,746,557    1.24x      0.03316%
 25       59.7%         $ 4,171,765    $ 3,632,045    1.53x      0.02066%
 26       78.1%         $ 2,311,455    $ 2,116,753    1.23x      0.02066%
 27       73.9%         $ 2,493,625    $ 2,440,825    1.17x      0.05066%
 28       45.1%         $ 3,198,669    $ 3,026,010    1.23x      0.02066%
 29       63.0%         $ 2,018,716    $ 1,973,116    1.74x      0.02066%
 30       63.0%         $ 1,635,459    $ 1,599,459    1.74x      0.02066%
 31       73.5%         $ 2,542,044    $ 2,362,288    1.20x      0.02066%
 32       69.7%         $ 3,128,000    $ 2,724,000    1.28x      0.04411%
 33       69.6%         $ 2,458,892    $ 2,235,050    1.20x      0.02066%
 34       71.6%         $ 2,264,302    $ 2,221,102    1.18x      0.10066%
 35       75.1%         $ 2,331,352    $ 2,194,321    1.42x      0.10066%
 36       64.4%         $ 2,076,920    $ 2,069,889    1.32x      0.02066%
 37       72.0%         $ 2,261,977    $ 2,114,068    1.26x      0.08066%
 38       64.9%         $ 2,080,512    $ 1,920,631    1.48x      0.02066%
 39       66.1%     (8) $ 2,237,566    $ 2,112,291    1.26x      0.10066%
 40       54.2%         $ 1,940,811    $ 1,929,011    1.23x      0.10066%
 41       74.3%         $ 1,869,570    $ 1,783,170    1.37x      0.10066%
 42       80.8%         $ 1,687,711    $ 1,622,191    1.09x      0.05066%
 43       52.1%         $ 1,725,967    $ 1,654,367    1.16x      0.10066%
 44       80.0%         $ 1,506,521    $ 1,412,771    1.26x      0.02066%
 45       58.5%         $ 1,935,996    $ 1,811,413    1.20x      0.02066%
 46       51.3%         $ 1,892,677    $ 1,815,877    1.43x      0.10066%
 47       58.3%         $ 1,433,094    $ 1,382,426    1.20x      0.03316%
 48       63.3%         $ 1,533,307    $ 1,398,355    1.59x      0.10066%
 49       71.7%         $ 1,239,484    $ 1,171,025    1.32x      0.10066%
 50       69.4%         $ 1,360,471    $ 1,280,939    1.27x      0.02066%
 51       64.7%         $ 1,588,750    $ 1,511,250    1.73x      0.02066%
 52       80.0%         $ 1,084,610    $ 1,006,110    1.22x      0.02066%
 53       66.6%         $ 1,383,546    $ 1,267,046    1.28x      0.10066%
 54       80.0%         $ 1,032,972    $   968,472    1.22x      0.02066%
 55       77.8%         $ 1,176,790    $ 1,126,129    1.15x      0.10066%
 56       52.9%         $ 1,869,693    $ 1,759,071    1.78x      0.10066%
 57       66.2%         $ 1,155,647    $ 1,105,846    1.20x      0.02066%
 58       53.9%         $ 1,396,231    $ 1,345,231    1.21x      0.02066%
 59       80.0%           $ 995,735    $   941,735    1.23x      0.02066%
 60       68.4%         $ 1,277,163    $ 1,266,538    1.34x      0.10066%
 61       68.1%         $ 1,345,256    $ 1,240,506    1.23x      0.02066%
 62       64.3%         $ 1,223,179    $ 1,148,477    1.23x      0.10066%
 63       64.7%         $ 1,440,758    $ 1,400,368    1.40x      0.02066%
 64       41.6%         $ 1,636,355    $ 1,464,013    1.62x      0.10066%
 65       74.6%         $ 1,094,085    $ 1,046,345    1.34x      0.05066%
 66       65.6%         $ 1,331,070    $ 1,208,226    1.30x      0.10066%
 67       71.3%         $ 1,178,492    $ 1,103,545    1.23x      0.10066%
 68       63.9%         $ 1,110,096    $ 1,064,733    1.22x      0.10066%
 69       51.4%         $ 1,166,271    $ 1,074,290    1.25x      0.10066%
 70       62.2%         $ 1,701,195    $ 1,542,435    1.81x      0.06986%
 71       64.8%         $ 1,000,306    $   994,606    1.23x      0.10066%
 72       59.2%         $ 1,021,150    $ 1,001,150    1.20x      0.02066%
 73       64.3%         $   992,505    $   942,345    1.20x      0.10066%
 74       66.5%         $ 1,074,169    $   976,917    1.23x      0.03316%
 75       58.0%         $ 1,181,171    $ 1,074,171    1.36x      0.03316%
 76       66.4%         $ 1,312,414    $ 1,150,689    1.41x      0.06066%
 77       74.4%         $ 1,116,057    $ 1,008,807    1.29x      0.02066%
 78       67.8%         $ 1,051,839    $   982,839    1.22x      0.02066%
 79       59.6%         $ 1,188,144    $ 1,149,903    1.34x      0.02066%
 80       55.3%         $ 1,326,518    $ 1,047,203    1.32x      0.02066%

                                                                 CUT-OFF DATE
               LOAN                                                PRINCIPAL      APPRAISED      CUT-OFF DATE         MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                                    BALANCE (1)       VALUE     LTV RATIO (1) (2)        BALANCE (3)
---  -------  -----  ------------------------------------------  ------------   ------------  -----------------      -------------
 81             1    Eastway Crossing                             $9,900,000    $12,950,000         76.4%             $8,962,504
 82             1    Glendale Thunderbird Plaza                   $9,763,500    $16,900,000         57.8%             $9,763,500
 83             2    Arrowood Crossing                            $9,720,000    $12,150,000         80.0%             $9,720,000
 84             1    Radisson Fort Worth                          $9,545,288    $13,700,000         69.7%             $8,045,967
 85             1    Bixby Business Center                        $9,284,222    $12,450,000         74.6%             $8,249,577
 86             1    Hampton Inn Riverplace                       $9,280,448    $15,400,000         60.3%             $7,971,052
 87             1    Cascade Citi Center                          $8,800,000    $11,100,000         79.3%             $8,800,000
 88             1    700 Longwater Drive                          $8,650,000    $12,900,000         67.1%             $8,086,942
 89             1    Loudoun Tech Center I                        $8,500,000    $12,200,000         69.7%             $7,878,202
 90             1    St. Cloud Square                             $8,446,276    $12,150,000         61.3%        (9)  $7,272,671
 91             1    Hilton Garden Inn Layton                     $8,296,670    $12,100,000         68.6%             $7,026,597
 92             1    Springhill Suites Mooresville                $8,274,370    $14,783,000         56.0%             $6,411,995
 93     C       1    North Leg Plaza                              $4,435,925    $ 6,500,000         67.0%             $3,828,566
 94     C       1    Southgate Shopping Center                    $3,182,727    $ 4,350,000         67.0%             $2,746,953
 95     C       1    Westgate Shopping Center                     $  616,653    $ 1,450,000         67.0%             $  532,222
 96             1    The Shoppes at Twin Oaks                     $8,200,000    $11,200,000         73.2%             $7,196,083
 97             1    SpringHill Suites - Milford                  $8,000,000    $11,700,000         68.4%             $6,595,928
 98             1    Land of Lincoln Building                     $7,976,012    $10,100,000         79.0%             $6,785,215
 99             1    Airport Industrial                           $7,968,833    $12,000,000         66.4%             $7,250,191
100             1    Slater Office Building                       $7,908,000    $11,600,000         68.2%             $7,385,360
101             2    Mobile Aire Estates MHC                      $7,750,000    $10,770,000         72.0%             $7,561,146
102             1    Holiday Inn Express Hotel & Suites Woodway   $7,676,126    $10,900,000         70.4%             $5,942,423
103             1    701 Aviation (Xerox)                         $7,506,000    $18,500,000         40.6%             $7,506,000
104             1    Kimbrook Plaza                               $7,469,932    $ 9,735,000         76.7%             $6,360,598
105             2    La Vista Townhomes                           $7,468,351    $ 9,500,000         78.6%             $6,485,530
106             1    Shades Creek Office Building                 $7,400,000    $10,000,000         74.0%             $6,640,989
107             2    Timber Falls                                 $7,200,000    $ 9,100,000         79.1%             $6,102,829
108             1    Odyssey North                                $7,150,000    $ 9,300,000         76.9%             $6,406,776
109             1    Central Park Shopping Center                 $6,975,000    $ 8,750,000         79.7%             $6,264,309
110             1    Holiday Inn Express Kennesaw                 $6,965,742    $11,350,000         61.4%             $5,930,192
111             1    Woodmark at Steel Lake                       $6,954,962    $11,800,000         58.9%             $5,533,248
112             1    Marlow Square Shopping Center                $6,847,195    $ 8,900,000         76.9%             $5,846,231
113             1    Oakview Apts & Ballard Plaza Combined        $6,800,000    $ 8,900,000         76.4%             $6,145,899
114     D       2    Lancaster Village Retirement Community       $5,469,753    $11,050,000         48.3%             $4,310,382
115     D       2    Lancaster Village Independent Living         $1,243,126    $ 2,850,000         48.3%             $  979,632
116             2    Greentree Apartments                         $6,500,000    $ 8,150,000         79.8%             $6,262,326
117             1    National Parkway                             $6,400,000    $ 9,300,000         68.8%             $5,762,662
118             2    Woodlands of Plano Apartments                $6,250,000    $10,750,000         58.1%             $6,250,000
119             2    Scriber Gardens                              $6,200,000    $ 8,600,000         72.1%             $5,803,757
120             1    Avenue Shoppes                               $6,120,000    $ 8,500,000         72.0%             $5,405,074
121             1    El Toreador                                  $6,100,000    $11,300,000         54.0%             $6,100,000
122             1    Plaza Mission Oaks                           $6,100,000    $10,000,000         61.0%             $6,100,000
123             1    Twin Oaks Industrial Center                  $6,050,000    $ 9,800,000         61.7%             $5,445,484
124             1    Scott Village Shopping Center                $5,889,107    $ 7,900,000         74.5%             $5,098,222
125             2    Sherwood Apartments                          $5,750,000    $ 9,550,000         60.2%             $5,750,000
126             1    Glendora Marketplace                         $5,750,000    $ 9,350,000         61.5%             $5,128,460
127             1    Morgan Estates                               $5,734,336    $ 8,500,000         67.5%             $4,577,701
128             1    4550 Lena Drive                              $5,706,756    $ 7,050,000         80.9%       (10)  $4,780,230
129             2    Timmaron Apartments                          $5,565,125    $ 7,900,000         70.4%             $5,054,076
130             1    505 North Belt                               $5,367,955    $ 6,850,000         78.4%             $4,572,982
131             1    525 North Belt                               $5,173,560    $ 6,575,000         78.7%             $4,380,336
132             1    Holiday Inn Express Bessemer                 $5,164,750    $ 7,500,000         68.9%             $4,067,809
133             1    500 North Pulaski                            $5,100,000    $ 8,000,000         63.8%             $4,636,757
134             1    Spectrum Plaza Shopping Center               $5,100,000    $ 8,250,000         61.8%             $4,676,179
135             1    EPS Building                                 $5,100,000    $ 6,550,000         77.9%             $4,515,936
136             1    521 North Belt                               $5,074,068    $ 6,550,000         77.5%             $4,296,099
137             1    12th and Orange St Garage                    $4,991,043    $ 7,500,000         66.5%             $3,859,543
138             1    Hampton Inn Janesville                       $4,972,032    $ 7,300,000         68.1%             $3,904,364
139             1    Waddell Plaza                                $4,920,000    $ 6,150,000         80.0%             $4,426,633
140             1    College Park Plaza                           $4,900,000    $ 7,350,000         66.7%             $4,417,095
141             1    Ocala Office Buildings                       $4,639,998    $ 6,650,000         69.8%             $3,946,956
142             1    Carrollwood Oaks SC                          $4,629,000    $ 5,810,000         79.7%             $4,240,511
143             1    La Mirage Retail                             $4,600,000    $ 5,750,000         80.0%             $4,069,128
144             1    Simi Valley Business Park                    $4,550,000    $ 6,500,000         70.0%             $4,082,832
145             2    1025 Ocean Ave Apartments                    $4,535,000    $ 8,100,000         56.0%             $4,535,000
146             1    Radio Drive Professional Building            $4,425,000    $ 5,600,000         79.0%             $3,892,537
147             1    Secured Self Storage                         $4,390,520    $ 5,980,000         73.4%             $3,733,657
148             1    Miramar Center                               $4,350,000    $ 7,000,000         62.1%             $4,043,245
149             1    Oak Ridge Center                             $4,320,000    $ 5,400,000         80.0%             $3,815,583
150             1    801 Tilton Road                              $4,290,690    $ 7,750,000         55.4%             $3,645,584
151             2    Denison Park Apartments                      $4,200,000    $ 5,700,000         73.7%             $3,702,391
152             1    Plantation Warehouse                         $4,200,000    $ 5,400,000         77.8%             $3,723,941
153             1    College Station - Southwest Crossing         $4,200,000    $ 5,300,000         79.2%             $3,725,146
154             1    Benton Park Shopping Center                  $4,190,951    $ 6,700,000         62.6%             $3,563,947
155             1    2000 Lincoln Park West                       $4,165,000    $ 6,180,000         67.4%             $3,896,546
156             2    Whispering Timbers                           $4,147,739    $ 5,200,000         79.8%             $3,537,637
157             2    Ryan Place Apartments                        $4,050,000    $ 6,500,000         62.3%             $3,660,004
158             1    Palm Gardens                                 $4,041,000    $ 5,600,000         72.2%             $3,573,853
159             1    Range Vista                                  $4,000,000    $ 5,200,000         76.9%             $3,596,736
160             1    Best Western Villa Del Lago Inn              $3,994,837    $ 7,300,000         54.7%             $3,420,713

        MATURITY/                                                TOTAL
        ARD LTV             U/W           U/W       U/W     ADMINISTRATIVE
 #   RATIO (2) (3)          NOI         NCF (4)   DSCR (5)       FEES
---  -------------      -----------  -----------  --------  --------------
 81       69.2%         $  980,087   $  918,024     1.28x      0.02066%
 82       57.8%         $1,029,394   $  979,772     1.75x      0.02066%
 83       80.0%         $  731,462   $  681,212     1.22x      0.02066%
 84       58.7%         $1,506,915   $1,264,784     1.87x      0.02066%
 85       66.3%         $  808,449   $  727,729     1.20x      0.10066%
 86       51.8%         $1,074,379   $  954,513     1.40x      0.03316%
 87       79.3%         $  756,705   $  737,777     1.40x      0.10066%
 88       62.7%         $  853,087   $  773,043     1.24x      0.02066%
 89       64.6%         $  983,463   $  896,684     1.54x      0.02066%
 90       59.9%    (9)  $  736,205   $  689,921     1.24x      0.10066%
 91       58.1%         $  987,906   $  879,544     1.49x      0.02066%
 92       43.4%         $1,386,071   $1,258,890     1.97x      0.02066%
 93       57.8%         $  517,071   $  436,437     1.28x      0.02066%
 94       57.8%         $  346,266   $  303,797     1.28x      0.02066%
 95       57.8%         $   68,875   $   58,275     1.28x      0.02066%
 96       64.3%         $  756,654   $  715,540     1.26x      0.02066%
 97       56.4%         $1,065,000   $  932,000     1.55x      0.08191%
 98       67.2%         $  792,058   $  720,586     1.25x      0.06066%
 99       60.4%         $  829,366   $  753,533     1.29x      0.02066%
100       63.7%         $  755,076   $  685,986     1.22x      0.02066%
101       70.2%         $  659,470   $  656,895     1.20x      0.10066%
102       54.5%         $1,015,334   $  936,262     1.59x      0.02066%
103       40.6%         $  553,983   $  553,983     1.25x      0.10066%
104       65.3%         $  725,842   $  654,207     1.21x      0.10066%
105       68.3%         $  766,680   $  702,180     1.21x      0.10066%
106       66.4%         $  769,414   $  651,554     1.27x      0.02066%
107       67.1%         $  653,509   $  628,509     1.22x      0.10066%
108       68.9%         $  702,527   $  636,708     1.30x      0.02066%
109       71.6%         $  629,820   $  590,073     1.20x      0.02066%
110       52.2%         $1,037,281   $  908,871     1.81x      0.02066%
111       46.9%         $  730,693   $  708,943     1.24x      0.02066%
112       65.7%         $  720,343   $  658,586     1.33x      0.10066%
113       69.1%         $  750,087   $  691,645     1.41x      0.02066%
114       38.1%         $  862,776   $  833,976     1.96x      0.10066%
115       38.1%         $  226,633   $  222,433     1.96x      0.10066%
116       76.8%         $  618,073   $  573,573     1.23x      0.02066%
117       62.0%         $  666,099   $  543,226     1.20x      0.03066%
118       58.1%         $  854,300   $  796,300     2.10x      0.02066%
119       67.5%         $  579,043   $  557,743     1.25x      0.02066%
120       63.6%         $  550,875   $  519,236     1.20x      0.02066%
121       54.0%         $  709,311   $  669,924     1.95x      0.02066%
122       61.0%         $  562,776   $  543,190     1.38x      0.10066%
123       55.6%         $  561,995   $  525,660     1.23x      0.02066%
124       64.5%         $  623,151   $  561,659     1.25x      0.02066%
125       60.2%         $  561,540   $  533,290     1.64x      0.02066%
126       54.8%         $  560,820   $  530,213     1.24x      0.10066%
127       53.9%         $  844,194   $  818,994     1.70x      0.02066%
128       67.8%    (10) $  585,383   $  539,830     1.37x      0.02066%
129       64.0%         $  565,482   $  516,482     1.23x      0.02066%
130       66.8%         $  558,717   $  486,953     1.26x      0.10066%
131       66.6%         $  540,998   $  470,716     1.29x      0.10066%
132       54.2%         $  664,271   $  596,428     1.44x      0.02066%
133       58.0%         $  559,514   $  492,579     1.30x      0.03066%
134       56.7%         $  504,476   $  434,687     1.21x      0.02066%
135       68.9%         $  444,031   $  440,599     1.21x      0.03316%
136       65.6%         $  483,942   $  436,148     1.22x      0.10066%
137       51.5%         $  664,947   $  657,906     1.72x      0.10066%
138       53.5%         $  642,594   $  569,133     1.44x      0.02066%
139       72.0%         $  462,957   $  444,472     1.29x      0.02066%
140       60.1%         $  534,726   $  507,656     1.46x      0.02066%
141       59.4%         $  447,038   $  413,123     1.23x      0.10066%
142       73.0%         $  406,070   $  381,046     1.17x      0.02066%
143       70.8%         $  521,104   $  493,534     1.48x      0.02066%
144       62.8%         $  437,327   $  394,332     1.25x      0.10066%
145       56.0%         $  391,036   $  385,786     1.49x      0.02066%
146       69.5%         $  423,572   $  390,289     1.26x      0.02066%
147       62.4%         $  436,372   $  423,588     1.34x      0.02066%
148       57.8%         $  422,063   $  397,829     1.32x      0.02066%
149       70.7%         $  428,687   $  397,770     1.29x      0.02066%
150       47.0%         $  626,721   $  573,085     1.85x      0.02066%
151       65.0%         $  440,690   $  404,690     1.36x      0.02066%
152       69.0%         $  414,711   $  386,957     1.28x      0.02066%
153       70.3%         $  372,556   $  348,481     1.15x      0.10066%
154       53.2%         $  419,369   $  374,043     1.24x      0.02066%
155       63.1%         $  369,906   $  362,815     1.21x      0.10066%
156       68.0%         $  436,406   $  407,806     1.35x      0.02066%
157       56.3%         $  448,090   $  414,090     1.42x      0.02066%
158       63.8%         $  378,598   $  357,379     1.24x      0.02066%
159       69.2%         $  387,328   $  350,201     1.25x      0.02066%
160       46.9%         $  455,584   $  390,978     1.32x      0.02066%

                                                            CUT-OFF DATE
               LOAN                                           PRINCIPAL     APPRAISED      CUT-OFF DATE    MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                               BALANCE (1)      VALUE     LTV RATIO (1) (2)   BALANCE (3)
---  -------  -----  -------------------------------------  ------------  ------------  -----------------  ------------
161             1    Florence Plaza                          $3,991,632    $5,500,000         72.6%         $3,418,306
162             1    CVS--Naples FL                          $3,991,066    $6,100,000         65.4%         $3,365,491
163             1    Best Western Hotel & Suites Sebastian   $3,987,848    $7,000,000         57.0%         $3,102,655
164             1    Dexter Crossing Retail                  $3,987,775    $8,000,000         49.8%         $3,382,573
165             1    White House Shops                       $3,987,541    $5,000,000         79.8%         $3,372,463
166             1    Lancaster K-8 Avenue Industrial         $3,950,000    $5,900,000         66.9%         $3,695,214
167             1    Old Orchard Retail                      $3,725,000    $4,700,000         79.3%         $3,470,361
168             1    Congress Pointe Shopping Center         $3,700,000    $4,900,000         75.5%         $3,457,503
169             1    Westminster Park Building               $3,691,897    $4,640,000         79.6%         $3,130,411
170             1    Pierce Community Bank Building          $3,600,000    $4,700,000         76.6%         $3,182,562
171     E       2    Franklin Apartments                     $1,529,000    $2,400,000         70.3%         $1,373,091
172     E       2    Vernon Apartments                       $2,056,900    $2,700,000         70.3%         $1,847,162
173             2    Amberley House                          $3,500,000    $4,550,000         76.9%         $3,144,209
174             1    Plantation Plaza                        $3,492,385    $4,420,000         79.0%         $2,964,710
175             1    10039 Bissonnet Office                  $3,467,124    $4,350,000         79.7%         $2,921,577
176             1    Altadena Square Shopping Center         $3,395,536    $4,400,000         77.2%         $2,893,213
177             1    Federal Express Bakersfield             $3,331,090    $5,350,000         62.3%         $2,852,681
178             1    San Dimas Retail                        $3,300,000    $5,200,000         63.5%         $2,974,380
179             1    I-Loft                                  $3,250,000    $4,100,000         79.3%         $2,915,300
180             1    37th Street                             $3,243,681    $4,500,000         72.1%         $2,807,632
181             1    Harvest Plaza Phase II                  $3,200,000    $4,000,000         80.0%         $2,884,066
182             1    The Dale Building                       $3,200,000    $4,000,000         80.0%         $2,843,205
183             1    Redwood City Storage                    $3,170,611    $3,000,000       1 24.4%         $2,661,781
184             1    Encino Shoppes, LLC                     $3,118,111    $3,970,000         78.5%         $2,640,784
185             1    Quail Northwest                         $3,100,000    $5,750,000         53.9%         $2,779,220
186             1    Lakewood Country Club Center            $3,087,957    $6,900,000         44.8%         $2,646,604
187             1    McMinnville Town Center                 $3,040,941    $4,300,000         70.7%         $2,590,667
188             1    South Hills Center                      $3,000,000    $4,400,000         68.2%         $2,658,628
189             1    90 Good Drive                           $2,993,462    $3,750,000         79.8%         $2,540,428
190             1    Madison Boulevard Service Center        $2,990,638    $4,400,000         68.0%         $2,528,586
191             1    Hampton Inn Wilkesboro                  $2,978,367    $6,200,000         48.0%         $1,321,232
192             2    Claire Tower Apartments                 $2,972,593    $5,100,000         58.3%         $1,936,422
193             1    Wick Lane Shopping Center               $2,891,221    $5,000,000         57.8%         $2,456,010
194             1    Wake Forest Eatery                      $2,796,182    $3,550,000         78.8%         $2,356,690
195             1    80 Windward Ave                         $2,700,000    $3,875,000         69.7%         $2,432,774
196             1    Palm Harbor Professional Center         $2,700,000    $3,700,000         73.0%         $2,379,524
197             1    Centre Green Square at Whitehall        $2,696,394    $3,600,000         74.9%         $2,286,140
198             2    Arbors Apartments                       $2,691,315    $3,400,000         79.2%         $2,264,694
199             1    Trinity Oaks                            $2,650,000    $4,150,000         63.9%         $2,349,101
200             2    Woodbrook Lane                          $2,592,569    $3,400,000         76.3%         $2,440,139
201             1    A&B Self Storage                        $2,542,061    $3,200,000         79.4%         $1,959,648
202             1    4000 Aerial Center                      $2,500,000    $3,350,000         74.6%         $2,249,615
203             1    Summerfield Village                     $2,500,000    $3,450,000         72.5%         $2,207,751
204             1    Hayward Storage                         $2,496,544    $9,320,000         26.8%         $2,095,891
205             1    Lakeview Self Storage                   $2,468,559    $3,100,000         79.6%         $2,118,819
206             2    S'Ville and Deville Apts                $2,450,000    $3,650,000         67.1%         $2,186,750
207             1    Lakeshore Village Shopping Center       $2,438,581    $3,520,000         69.3%         $2,090,178
208             1    CVS New Port Richey                     $2,434,479    $3,060,000         79.6%         $2,047,946
209             1    Monroeville Shopping Center             $2,400,000    $3,000,000         80.0%         $2,184,349
210             1    Deer Valley Industrial                  $2,392,338    $3,240,000         73.8%         $2,015,524
211             2    Worthington Apartments                  $2,314,877    $2,900,000         79.8%         $1,959,934
212             2    Meadowood Apartments                    $2,293,130    $4,500,000         51.0%         $1,951,898
213             1    Sleep Inn Phoenix                       $2,193,293    $4,400,000         49.8%         $1,699,607
214             2    Town & Country Apartments               $2,191,831    $2,750,000         79.7%         $2,065,895
215             1    Cades Center                            $2,097,209    $3,000,000         69.9%         $1,780,731
216             1    Harbour Bend Office                     $2,095,424    $3,140,000         66.7%         $1,778,300
217             1    820 Sunland Park                        $2,000,000    $3,500,000         57.1%         $2,000,000
218             1    Windward Plaza                          $2,000,000    $4,100,000         48.8%         $1,803,009
219             2    Springwood Apts SC                      $1,997,315    $2,600,000         76.8%         $1,690,929
220             1    Tabernacle Towers                       $1,922,704    $2,610,000         73.7%         $1,671,991
221             1    U Store                                 $1,915,733    $2,400,000         79.8%         $1,620,074
222             1    GHG Perimeter Center                    $1,892,612    $3,150,000         60.1%         $1,618,896
223             1    North Fork Crossing                     $1,880,000    $2,575,000         73.0%         $1,681,093
224             1    7th & Orange Avenue                     $1,821,029    $2,750,000         66.2%         $1,545,884
225             1    Palisades Retail                        $1,820,917    $2,770,000         65.7%         $1,538,067
226             1    Custer Place                            $1,742,000    $2,200,000         79.2%         $1,594,740
227             1    Saddle Rock Village Center              $1,694,785    $2,790,000         60.7%         $1,436,736
228             2    Twin Pines Apartments                   $1,615,000    $2,500,000         64.6%         $1,427,189
229             1    2110 South Lamar Shopping Center        $1,590,099    $2,010,000         79.1%         $1,372,870
230             1    Morningside Shopping Center             $1,562,818    $2,200,000         71.0%         $1,332,485
231             1    Rufe Snow Plaza                         $1,546,547    $2,150,000         71.9%         $1,304,722
232             1    North Highland Shopping Center          $1,493,588    $2,800,000         53.3%         $1,165,991
233             1    Raceway Plaza                           $1,472,000    $1,840,000         80.0%         $1,279,083
234             1    Druid Hills Storage                     $1,447,996    $5,900,000         24.5%         $1,215,617
235             1    Walnut Storage                          $1,408,051    $6,750,000         20.9%         $1,182,083
236             1    Security Storage Tuscaloosa             $1,395,998    $2,775,000         50.3%         $1,196,077
237             1    Meridian Retail                         $1,395,000    $2,025,000         68.9%         $1,257,925
238             2    Las Haciendas Apartments                $1,394,577    $1,940,000         71.9%         $1,193,562
239             1    10703 J Street                          $1,300,000    $1,750,000         74.3%         $1,142,684
240             1    Stewart Place                           $1,291,044    $1,660,000         77.8%         $1,003,134

        Maturity/                                      Total
        ARD LTV        U/W       U/W      U/W     Administrative
 #   RATIO (2) (3)     NOI     NCF (4)  DSCR (5)       FEES
---  -------------  --------  --------  --------  --------------
161      62.2%      $439,556  $395,609    1.35x      0.09066%
162      55.2%      $420,259  $418,877    1.49x      0.02066%
163      44.3%      $620,328  $556,322    1.79x      0.02066%
164      42.3%      $461,956  $421,811    1.48x      0.10066%
165      67.4%      $390,264  $363,122    1.29x      0.02066%
166      62.6%      $379,235  $356,861    1.26x      0.02066%
167      73.8%      $332,433  $300,086    1.16x      0.10066%
168      70.6%      $347,294  $318,361    1.21x      0.10066%
169      67.5%      $407,638  $365,283    1.38x      0.02066%
170      67.7%      $328,321  $306,738    1.20x      0.02066%
171      63.1%      $155,815  $149,815    1.30x      0.03066%
172      63.1%      $181,872  $178,272    1.30x      0.03066%
173      69.1%      $318,245  $300,245    1.22x      0.03316%
174      67.1%      $363,760  $333,130    1.33x      0.02066%
175      67.2%      $315,506  $289,783    1.20x      0.10066%
176      65.8%      $318,473  $296,708    1.20x      0.10066%
177      53.3%      $302,020  $296,015    1.20x      0.02066%
178      57.2%      $296,836  $280,270    1.20x      0.02066%
179      71.1%      $299,708  $284,621    1.27x      0.02066%
180      62.4%      $350,983  $325,395    1.30x      0.02066%
181      72.1%      $298,783  $280,877    1.24x      0.02066%
182      71.1%      $327,079  $281,628    1.20x      0.02066%
183      20.5%      $958,770  $946,071    4.32x      0.06066%
184      66.5%      $278,954  $271,047    1.22x      0.02066%
185      48.3%      $306,578  $285,664    1.33x      0.02066%
186      38.4%      $281,661  $274,871    1.21x      0.07066%
187      60.2%      $309,564  $276,950    1.26x      0.02066%
188      60.4%      $324,973  $268,125    1.24x      0.10066%
189      67.7%      $298,101  $278,325    1.30x      0.02066%
190      57.5%      $315,530  $288,599    1.37x      0.02066%
191      21.3%      $626,300  $557,951    1.87x      0.02066%
192      38.0%      $337,868  $307,255    1.23x      0.10066%
193      49.1%      $393,809  $360,407    1.74x      0.02066%
194      66.4%      $259,119  $245,097    1.25x      0.09066%
195      62.8%      $249,944  $242,498    1.27x      0.02066%
196      64.3%      $252,232  $228,914    1.20x      0.02066%
197      63.5%      $257,746  $243,383    1.26x      0.08066%
198      66.6%      $240,416  $234,416    1.26x      0.02066%
199      56.6%      $282,124  $266,483    1.39x      0.02066%
200      71.8%      $238,406  $225,906    1.18x      0.10066%
201      61.2%      $258,384  $249,001    1.28x      0.02066%
202      67.2%      $290,965  $259,720    1.48x      0.02066%
203      64.0%      $260,174  $248,188    1.40x      0.02066%
204      22.5%      $694,984  $694,881    4.03x      0.06066%
205      68.3%      $223,503  $220,365    1.20x      0.02066%
206      59.9%      $275,551  $252,301    1.38x      0.10066%
207      59.4%      $244,109  $236,433    1.31x      0.10066%
208      66.9%      $216,956  $215,786    1.27x      0.02066%
209      72.8%      $269,897  $242,835    1.35x      0.10066%
210      62.2%      $228,389  $208,444    1.25x      0.06066%
211      67.6%      $233,277  $222,677    1.35x      0.02066%
212      43.4%      $240,446  $230,446    1.39x      0.10066%
213      38.6%      $348,650  $309,778    1.82x      0.02066%
214      75.1%      $267,013  $244,013    1.48x      0.02066%
215      59.4%      $220,529  $202,291    1.34x      0.02066%
216      56.6%      $203,508  $180,364    1.20x      0.02066%
217      57.1%      $217,297  $204,073    1.74x      0.03066%
218      44.0%      $270,802  $260,257    1.83x      0.02066%
219      65.0%      $210,496  $172,496    1.21x      0.02066%
220      64.1%      $200,918  $185,135    1.24x      0.02066%
221      67.5%      $194,742  $186,257    1.37x      0.02066%
222      51.4%      $225,976  $183,777    1.32x      0.06066%
223      65.3%      $185,435  $172,857    1.23x      0.02066%
224      56.2%      $168,372  $158,750    1.21x      0.02066%
225      55.5%      $160,510  $156,570    1.22x      0.02066%
226      72.5%      $154,250  $146,060    1.20x      0.02066%
227      51.5%      $162,616  $153,278    1.27x      0.02066%
228      57.1%      $148,143  $140,643    1.23x      0.02066%
229      68.3%      $156,331  $147,578    1.23x      0.02066%
230      60.6%      $217,371  $201,811    1.80x      0.10066%
231      60.7%      $179,288  $157,136    1.44x      0.02066%
232      41.6%      $223,089  $204,807    1.75x      0.02066%
233      69.5%      $139,104  $132,583    1.25x      0.02066%
234      20.6%      $449,175  $449,092    4.49x      0.06066%
235      17.5%      $536,679  $536,611    5.51x      0.06066%
236      43.1%      $185,707  $179,497    1.74x      0.02066%
237      62.1%      $144,227  $128,997    1.30x      0.02066%
238      61.5%      $169,184  $153,934    1.50x      0.02066%
239      65.3%      $159,004  $135,927    1.38x      0.02066%
240      60.4%      $141,216  $122,398    1.22x      0.02066%

                                                         CUT-OFF DATE
               LOAN                                        PRINCIPAL       APPRAISED       CUT-OFF DATE     MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                            BALANCE (1)        VALUE      LTV RATIO (1) (2)    BALANCE (3)
---  -------  -----  ---------------------------------  --------------  --------------  -----------------  --------------
241             2    Harrington Woods MHP               $    1,266,074  $    1,610,000          78.6%      $    1,072,045
242             1    48-19 Vernon Boulevard             $    1,222,567  $    2,200,000          55.6%      $    1,054,462
243             1    Sagemont Plaza                     $    1,215,513  $    1,800,000          67.5%      $    1,147,869
244             1    Worthington Professional Building  $    1,177,437  $    1,600,000          73.6%      $      999,826
245             1    South Shore Center                 $    1,150,000  $    2,650,000          43.4%      $    1,072,572
246             1    1021 National Road                 $    1,117,000  $    1,650,000          67.7%      $    1,014,153
247             1    Auburn-Watt Storage                $    1,078,507  $    6,500,000          16.6%      $      905,425
248             1    Westside Market Place              $    1,048,576  $    2,140,000          49.0%      $      885,090
249             1    Sienna Gardens Office              $      997,047  $    1,400,000          71.2%      $      848,548
250             1    Cedar Park Crossing                $      995,991  $    1,330,000          74.9%      $      848,079
251             1    Market Place Shopping Center       $      599,233  $      967,500          61.9%      $      514,527
TOTAL/WEIGHTED                                          -----------------------------------------------------------------
AVERAGE:                                                $3,371,478,040  $4,848,512,500          71.3%      $3,193,378,718
                                                        =================================================================
                     MAXIMUM:                           $  210,000,000  $  420,000,000          84.4%      $  210,000,000
                     MINIMUM:                           $      599,233  $      967,500          16.6%      $      514,527

                   MATURITY/                                              TOTAL
                   ARD LTV             U/W         U/W      U/W      ADMINISTRATIVE
 #              RATIO (2) (3)          NOI       NCF (4)   DSCR (5)       FEES
---             -------------  ------------  ------------  --------  --------------
241                  66.6%     $    114,252  $    112,052    1.25x      0.02066%
242                  47.9%     $    131,211  $    124,414    1.34x      0.02066%
243                  63.8%     $    125,448  $    111,467    1.21x      0.02066%
244                  62.5%     $    141,141  $    117,065    1.38x      0.02066%
245                  40.5%     $    176,383  $    161,877    2.01x      0.02066%
246                  61.5%     $    120,090  $    117,275    1.41x      0.02066%
247                  13.9%     $    468,866  $    468,782    6.29x      0.06066%
248                  41.4%     $    121,976  $    113,011    1.53x      0.02066%
249                  60.6%     $     97,355  $     93,680    1.29x      0.02066%
250                  63.8%     $    115,892  $    107,405    1.49x      0.02066%
251                  53.2%     $     73,550  $     64,366    1.43x      0.02066%
TOTAL/WEIGHTED       ---------------------------------------------
AVERAGE:             67.7%     $317,003,599  $297,145,141    1.35X
                     =============================================
                     82.5%     $ 19,583,096  $ 19,132,596    6.29X
                     13.9%     $     68,875  $     58,275    1.09X

(A) The underlying mortgage loans secured by Mansions at Steiner Ranch, Mansions on the Green I, Mansions at Canyon Creek and Mansions on the Green II are cross-defaulted and cross-collateralized.

(B) The underlying mortgage loans secured by Fairwinds Northpointe and Fairwinds Sand Creek are cross-defaulted and cross-collateralized.

(C) The underlying mortgage loans secured by North Leg Plaza, Southgate Shopping Center and Westgate Shopping Center are cross-defaulted and cross-collateralized.

(D) The underlying mortgage loans secured by Lancaster Village Retirement Community and Lancaster Village Independent Living are cross-defaulted and cross-collateralized.

(E) The underlying mortgage loans secured by Vernon Apartments and Franklin Apartments are cross-defaulted and cross-collateralized.

(1)  Based on a Cut-off date in March 2007.

(2) In the case of cross-collateralized and cross-defaulted underlying mortgage loans, the combined LTV is presented for each and every related underlying mortgage loan.

(3) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans, there can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(4) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.

(5) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted underlying mortgage loans the combined DSCR is presented for each and every related underlying mortgage loan.

(6) The As-Stabilized Appraised Value for the CVI Multifamily Apartment Portfolio as of various dates ranging from 10/2/2006 to 1/4/2010 will be $254,995,000, resulting in a Cut-off Date LTV Ratio and Maturity LTV of 70.5%.

(7) WITH RESPECT TO THE RESIDENCE INN - SAN DIEGO MORTGAGE LOAN, THE CUT-OFF LTV, MATURITY LTV, AND APPRAISED VALUE ARE BASED UPON STABILIZED VALUES. THE AS IS APPRAISED VALUE IS $57,500,000 (AS OF 8/9/2006).

(8) WITH RESPECT TO THE ATLAS COLD STORAGE, THE CUT-OFF LTV, MATURITY/ARD LTV, AND APPRAISED VALUE ARE BASED UPON STABILIZED VALUES. THE AS IS APPRAISED VALUE IS $25,250,000 (AS OF 9/29/2006).

(9) THE ST. CLOUD SQUARE MORTGAGE LOAN IS STRUCTURED WITH A $1,000,000 EARNOUT AND A $100,000 PAYDOWN PREMIUM. THE CUT-OFF LTV, U/W DSCR AND CURRENT DSCR SHOWN ARE NET OF EARNOUT. MATURITY/ARD LTV IS SHOWN AT FULL LEVERAGE.

(10) THE AS-STABILIZED APPRAISED VALUE FOR 4550 LENA DRIVE AS OF 3/1/2007 WILL BE $7,150,000, RESULTING IN A CUT-OFF DATE LTV RATIO OF 79.8%.

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE      MOST         MOST         MOST
                 LOAN                                               PRINCIPAL       RECENT       RECENT       RECENT
  #    CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)    EGI (2)      EXPENSES       NOI
-----  -------  -----  ------------------------------------------  ------------  -----------  -----------  -----------
  1               2    Savoy Park                                  $210,000,000  $16,885,721  $ 9,138,515  $ 7,747,206
 2.1              2    Oak Hollow                                  $ 28,927,729  $ 3,325,750  $ 1,642,927  $ 1,682,823
 2.2              2    Wood Chase Apartments                       $ 22,384,552  $ 3,027,496  $ 1,326,932  $ 1,700,564
 2.3              2    Bluffs at Castle Rock                       $ 16,874,508  $ 1,627,382  $   846,958  $   780,424
 2.4              2    Wildwood Apartments                         $ 15,152,620  $ 2,152,512  $ 1,280,358  $   872,154
 2.5              2    Centerpoint East                            $ 13,775,109  $ 1,636,484  $   750,022  $   886,462
 2.6              2    Village at Riverside                        $ 12,225,409  $ 1,551,806  $ 1,140,996  $   410,810
 2.7              2    Sierra Village Apartments                   $ 11,364,465  $ 1,440,035  $   628,495  $   811,540
 2.8              2    Palm Harbor                                 $ 11,020,087  $ 1,611,611  $   652,314  $   959,297
 2.9              2    Pepperhill                                  $ 10,503,520  $ 1,588,476  $   886,002  $   702,474
2.10              2    Dove Landing North                          $ 10,331,332          N/A          N/A          N/A
2.11              2    Club Creek 2                                $  7,576,310  $ 1,105,534  $   693,152  $   412,382
2.12              2    Dove Landing East                           $  5,854,421          N/A          N/A          N/A
2.13              2    Dove Landing West                           $  4,304,722          N/A          N/A          N/A
2.14              2    Palmetto                                    $  2,117,923  $   340,628  $   189,134  $   151,494
2.15              2    Dove Landing Point                          $  1,951,589          N/A          N/A          N/A
2.16              2    Dove Landing Plaza                          $  1,894,077          N/A          N/A          N/A
2.17              2    Dove Landing Beach, Apple Orchard           $  1,377,511          N/A          N/A          N/A
2.18              2    Dove Landing Maple Terrace                  $    757,631          N/A          N/A          N/A
2.19              2    Dove Landing Baltic                         $    723,193          N/A          N/A          N/A
2.20              2    Dove Landing Pharah                         $    668,092          N/A          N/A          N/A
  3       A       2    Mansions at Steiner Ranch                   $ 61,727,334  $ 6,987,887  $ 3,415,946  $ 3,571,941
  4       A       2    Mansions on the Green I                     $ 37,226,506  $ 4,222,753  $ 1,984,015  $ 2,238,738
  5       A       2    Mansions at Canyon Creek                    $ 35,376,585  $ 4,386,167  $ 2,093,991  $ 2,292,176
  6       A       2    Mansions on the Green II                    $ 25,669,575  $ 2,824,395  $ 1,548,196  $ 1,276,199
  7               1    City Place                                  $150,000,000  $22,164,298  $12,818,008  $ 9,346,290
 8.1              2    Saybrooke                                   $ 37,300,000  $ 3,414,797  $ 1,034,590  $ 2,380,207
 8.2              2    The Verandahs                               $ 24,000,000  $ 2,419,347  $   878,026  $ 1,541,321
 8.3              2    The Gardens                                 $ 10,600,000  $ 1,646,393  $   814,372  $   832,021
 8.4              2    Sage Hollow                                 $ 10,000,000  $ 1,709,033  $   944,302  $   764,731
 8.5              2    Tangle Brook                                $  9,300,000  $ 1,253,658  $   526,547  $   727,111
 8.6              2    Pine Forest Park                            $  7,500,000  $ 1,294,997  $   714,745  $   580,252
 8.7              2    Elm Creek                                   $  6,200,000  $ 1,182,218  $   658,677  $   523,541
 8.8              2    Steeplechase                                $  6,200,000  $ 1,219,203  $   732,752  $   486,451
 8.9              2    Pineforest Place                            $  4,200,000  $   931,979  $   542,149  $   389,830
8.10              2    Trailwood Village                           $  4,800,000  $ 1,429,523  $ 1,111,975  $   317,548
8.11              2    Coventry                                    $  3,200,000  $   672,359  $   504,951  $   167,408
  9               1    Koger Center                                $115,500,000  $ 2,414,156  $ 5,184,450  $(2,770,294)
 10               1    Trident Center                              $101,850,000  $13,385,126  $ 5,050,555  $ 8,334,571
 11               1    Wells Fargo Place                           $ 90,000,000  $12,744,904  $ 5,989,493  $ 6,755,411
12.1              2    El Ad San Michele Phase II                  $ 42,600,000          N/A          N/A          N/A
12.2              2    El Ad Camino Real                           $ 36,600,000          N/A          N/A          N/A
 13               1    717 North Harwood Street                    $ 64,000,000  $13,184,517  $ 7,232,961  $ 5,951,556
 14               1    Conrad Indianapolis                         $ 55,000,000          N/A          N/A          N/A
 15               1    Pinnacle at Tutwiler                        $ 48,515,172          N/A          N/A          N/A
 16               1    Residence Inn - San Diego                   $ 47,400,000  $10,516,795  $ 5,225,923  $ 5,290,872
 17               1    20 S Clark                                  $ 40,500,000  $ 5,872,075  $ 4,228,610  $ 1,643,465
18.1              1    250 South Clinton Street                    $ 30,736,626  $ 3,028,372  $   430,771  $ 2,597,601
18.2              1    507 Plum Street                             $  8,063,374  $ 1,296,552  $   490,635  $   805,917
 19               1    Residence Inn - Anaheim                     $ 37,600,000  $ 9,014,603  $ 5,056,231  $ 3,958,372
 20               2    Wellington Ridge                            $ 36,000,000  $ 3,990,707  $ 1,634,394  $ 2,356,313
 21               1    The Shoreham Hotel                          $ 35,000,000  $12,834,694  $10,499,542  $ 2,335,152
 22               1    PGA Plaza Shopping Center                   $ 33,450,000  $ 2,632,473  $   710,984  $ 1,921,489
 23               2    Brentwood Downs                             $ 33,200,000  $ 3,710,514  $ 1,586,172  $ 2,124,342
 24               1    Plymouth Corp. Center                       $ 31,692,500  $ 3,093,431  $ 1,320,229  $ 1,773,202
 25               1    Normandy Farms                              $ 31,000,000  $12,794,000  $ 8,636,894  $ 4,157,106
 26               1    Promenade at Tutwiler Farm                  $ 30,084,828  $ 2,990,487  $   664,339  $ 2,326,148
 27               2    Lakeshore Ridge                             $ 30,000,000          N/A          N/A          N/A
 28               1    Blockbuster Warehouse                       $ 29,870,981  $ 4,754,404  $ 1,314,983  $ 3,439,421
 29       B       2    Fairwinds Northpointe                       $ 16,400,000  $ 4,068,927  $ 2,677,271  $ 1,391,656
 30       B       2    Fairwinds Sand Creek                        $ 12,700,000  $ 3,411,285  $ 2,230,171  $ 1,181,114
 31               1    Marsh Creek Corporate Center                $ 28,400,000  $ 3,240,768  $ 1,330,350  $ 1,910,418
 32               1    Homewood Suites - Seattle                   $ 28,400,000  $ 7,005,346  $ 4,115,792  $ 2,889,554
 33               1    1025 Old Country Road                       $ 27,000,000  $ 2,110,656  $ 1,504,187  $   606,469
 34               2    College Club                                $ 27,000,000  $ 3,594,319  $ 1,712,512  $ 1,881,807
 35               1    West Road Plaza                             $ 25,020,000  $ 2,243,826  $ 1,002,466  $ 1,241,360
 36               1    Memphis International Airport Center        $ 24,900,000  $ 3,774,978  $ 1,379,003  $ 2,395,975
37.1              1    Spectra II Retail - Alice, TX               $  4,560,000          N/A          N/A          N/A
37.2              1    Spectra II Retail - St. Johns, MI           $  3,780,000          N/A          N/A          N/A
37.3              1    Spectra II Retail - Douglas, AZ             $  3,760,000          N/A          N/A          N/A
37.4              1    Spectra II Retail - Yukon, OK               $  3,600,000          N/A          N/A          N/A
37.5              1    Spectra II Retail - Mustang, OK             $  3,320,000          N/A          N/A          N/A
37.6              1    Spectra II Retail - Liberty, TX             $  2,020,000          N/A          N/A          N/A
37.7              1    Spectra II Retail - Bad Axe, MI             $  3,100,000          N/A          N/A          N/A
 38               1    Chandler Heights Marketplace                $ 23,446,000          N/A          N/A          N/A
 39               1    Atlas Cold Storage                          $ 23,000,000  $ 1,909,780  $   170,078  $ 1,739,702
 40               2    Luxe Villas                                 $ 22,406,629  $ 1,783,096  $   127,412  $ 1,655,684
 41               2    Morgan Ridge Apartments                     $ 21,700,000  $ 3,033,800  $ 1,170,946  $ 1,862,854
 42               2    Wellington Manor Apartments                 $ 20,678,247  $ 2,710,545  $ 1,122,013  $ 1,588,532
 43               2    Montecristo MF                              $ 19,998,000  $ 1,950,393  $   954,602  $   995,791
 44               2    Sabal Point                                 $ 19,480,000  $ 2,697,881  $ 1,273,563  $ 1,424,318
 45               1    Campbell Center                             $ 18,894,211          N/A          N/A          N/A
 46               2    Villages of Cypress Creek                   $ 17,730,000  $ 3,551,634  $ 2,044,589  $ 1,507,045
 47               1    Golden Cove                                 $ 16,500,000  $ 1,492,043  $   392,354  $ 1,099,689
 48               1    Calabasas Business Park                     $ 15,255,000  $ 2,666,510  $ 1,164,410  $ 1,502,100
 49               1    Deerpath Plaza                              $ 14,850,000  $ 1,408,554  $   483,875  $   924,679
 50               1    Archdale Marketplace                        $ 14,600,000  $ 1,423,327  $   240,532  $ 1,182,795
 51               2    North Woods at the Four Seasons             $ 14,500,000  $ 2,963,459  $ 1,367,291  $ 1,596,168
 52               2    Island Club                                 $ 14,360,000  $ 2,252,506  $ 1,249,697  $ 1,002,809
 53               2    Essington Village Apartments                $ 14,253,916  $ 2,611,062  $ 1,558,221  $ 1,052,841
 54               2    Players Club                                $ 13,800,000  $ 2,021,108  $   901,415  $ 1,119,693
 55               1    Electric 308 Building                       $ 13,800,000  $ 1,403,015  $   561,460  $   841,555
 56               1    Gortz Schiele                               $ 13,659,155          N/A          N/A          N/A

           MOST         2ND MOST     2ND MOST     2ND MOST      2ND MOST      3RD MOST     3RD MOST    3RD MOST      3RD MOST
          RECENT         RECENT       RECENT       RECENT        RECENT        RECENT       RECENT      RECENT        RECENT
  #    PERIOD ENDING    EGI (2)      EXPENSES       NOI      PERIOD ENDING    EGI (2)      EXPENSES      NOI      PERIOD ENDING
-----  -------------  -----------  -----------  -----------  -------------  -----------  -----------  ----------  -------------
  1       11/30/2006          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 2.1       6/30/2006  $ 3,534,538  $ 1,497,125  $ 2,037,413     12/31/2005          N/A          N/A         N/A           N/A
 2.2       6/30/2006  $ 2,762,322  $ 1,300,084  $ 1,462,238     12/31/2005  $ 2,483,012  $ 1,219,432  $1,263,580    12/31/2004
 2.3       6/30/2006  $ 1,536,278  $   837,902  $   698,376     12/31/2005  $ 1,621,510  $   809,619  $  811,891    12/31/2004
 2.4       6/30/2006  $ 2,111,131  $ 1,219,644  $   891,487     12/31/2005  $ 1,991,025  $ 1,186,902  $  804,123    12/31/2004
 2.5       7/31/2006  $ 1,621,385  $   745,207  $   876,178     12/31/2005  $ 1,663,467  $   725,812  $  937,655    12/31/2004
 2.6       6/30/2006  $   636,993  $   605,499  $    31,494     12/31/2005          N/A          N/A         N/A           N/A
 2.7       4/30/2006  $ 1,359,698  $   630,107  $   729,591     12/31/2005          N/A          N/A         N/A           N/A
 2.8       6/30/2006  $ 1,561,673  $   664,999  $   896,674     12/31/2005  $ 1,305,367  $   623,218  $  682,149    12/31/2004
 2.9       6/30/2006  $ 1,579,603  $   871,915  $   707,688     12/31/2005  $ 1,484,694  $   852,204  $  632,490    12/31/2004
2.10             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
2.11       3/31/2006  $ 1,094,836  $   687,810  $   407,026     12/31/2005  $ 1,053,677  $   685,477  $  368,200    12/31/2004
2.12             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
2.13             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
2.14       6/30/2006  $   337,401  $   197,019  $   140,382     12/31/2005  $   287,846  $   180,260  $  107,586    12/31/2004
2.15             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
2.16             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
2.17             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
2.18             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
2.19             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
2.20             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
  3        9/30/2006  $ 6,597,004  $ 3,655,222  $ 2,941,782     12/31/2005          N/A          N/A         N/A           N/A
  4        9/30/2006  $ 4,060,779  $ 1,889,179  $ 2,171,600     12/31/2005          N/A          N/A         N/A           N/A
  5        9/30/2006  $ 4,349,114  $ 2,060,155  $ 2,288,959     12/31/2005          N/A          N/A         N/A           N/A
  6        9/30/2006  $ 2,828,246  $ 1,477,474  $ 1,350,772     12/31/2005          N/A          N/A         N/A           N/A
  7        6/30/2006  $20,656,284  $12,086,254  $ 8,570,030     12/31/2005  $19,799,251  $11,496,618  $8,302,633    12/31/2004
 8.1       8/31/2006  $ 3,409,832  $   998,752  $ 2,411,080     12/31/2005          N/A          N/A         N/A           N/A
 8.2       8/31/2006  $ 2,452,286  $   822,493  $ 1,629,793     12/31/2005          N/A          N/A         N/A           N/A
 8.3       8/31/2006  $ 1,606,935  $   753,418  $   853,517     12/31/2005          N/A          N/A         N/A           N/A
 8.4       8/31/2006  $ 1,731,451  $   959,167  $   772,284     12/31/2005          N/A          N/A         N/A           N/A
 8.5       8/31/2006  $ 1,144,258  $   483,707  $   660,551     12/31/2005          N/A          N/A         N/A           N/A
 8.6       8/31/2006  $ 1,200,819  $   684,124  $   516,695     12/31/2005          N/A          N/A         N/A           N/A
 8.7       8/31/2006  $ 1,141,449  $   651,219  $   490,230     12/31/2005          N/A          N/A         N/A           N/A
 8.8       8/31/2006  $ 1,177,681  $   722,154  $   455,527     12/31/2005          N/A          N/A         N/A           N/A
 8.9       8/31/2006  $   887,203  $   559,272  $   327,931     12/31/2005          N/A          N/A         N/A           N/A
8.10       8/31/2006  $ 1,258,444  $   927,404  $   331,040     12/31/2005          N/A          N/A         N/A           N/A
8.11       7/31/2006  $   685,380  $   523,832  $   161,548     12/31/2005          N/A          N/A         N/A           N/A
  9        6/30/2006  $ 2,150,931  $ 4,704,975  $(2,554,044)    12/31/2005  $ 8,867,645  $ 4,466,444  $4,401,201    12/31/2004
 10       11/30/2006  $13,093,788  $ 4,666,291  $ 8,427,497     12/31/2005  $12,907,106  $ 4,841,370  $8,065,736    12/31/2004
 11        7/31/2006  $10,151,403  $ 5,527,625  $ 4,623,778     12/31/2005          N/A          N/A         N/A           N/A
12.1             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
12.2             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 13       10/31/2006  $13,122,384  $ 7,041,483  $ 6,080,901     12/31/2005  $12,208,936  $ 6,176,305  $6,032,631    12/31/2004
 14              N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 15              N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 16        8/31/2006  $10,101,127  $ 4,653,146  $ 5,447,981     12/31/2005  $ 9,054,707  $ 4,643,292  $4,411,415    12/31/2004
 17        9/30/2006  $ 5,327,902  $ 4,292,286  $ 1,035,616     12/31/2005  $ 5,610,637  $ 4,504,480  $1,106,157    12/31/2004
18.1       9/30/2006  $ 3,481,350  $   386,331  $ 3,095,019     12/31/2005  $ 4,245,252  $ 1,057,332  $3,187,920    12/31/2004
18.2       9/30/2006  $ 1,289,157  $   472,258  $   816,899     12/31/2005  $   904,448  $   424,018  $  480,430    12/31/2004
 19        8/31/2006  $ 8,432,841  $ 4,415,336  $ 4,017,505     12/31/2005  $ 7,244,356  $ 4,348,181  $2,896,175    12/31/2004
 20        9/30/2006  $ 3,832,937  $ 1,688,374  $ 2,144,563     12/31/2005  $ 3,825,081  $ 1,582,374  $2,242,707    12/31/2004
 21        7/31/2006  $11,062,528  $ 9,894,500  $ 1,168,028     12/31/2005  $11,410,884  $ 9,690,262  $1,720,622    12/31/2004
 22       11/27/2006  $ 2,492,180  $   508,591  $ 1,983,589     12/31/2005          N/A          N/A         N/A           N/A
 23        9/30/2006  $ 3,660,866  $ 1,496,562  $ 2,164,304     12/31/2005  $ 3,539,879  $ 1,414,858  $2,125,021    12/31/2004
 24       11/30/2006          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 25       10/31/2006  $ 7,642,100  $ 5,854,263  $ 1,787,837     12/31/2005          N/A          N/A         N/A           N/A
 26        9/30/2006  $ 2,958,469  $   654,218  $ 2,304,251     12/31/2005  $ 2,952,782  $   671,464  $2,281,318    12/31/2004
 27              N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 28        9/30/2006  $ 4,754,404  $ 1,308,472  $ 3,445,932     12/31/2005          N/A          N/A         N/A           N/A
 29        9/30/2006  $ 3,742,201  $ 2,555,977  $ 1,186,224     12/31/2005          N/A          N/A         N/A           N/A
 30        9/30/2006  $ 3,326,014  $ 2,142,221  $ 1,183,793     12/31/2005          N/A          N/A         N/A           N/A
 31        9/30/2006  $ 3,427,282  $ 1,268,546  $ 2,158,736     12/31/2005  $ 3,146,849  $ 1,158,922  $1,987,927    12/31/2004
 32       10/31/2006  $ 7,117,967  $ 4,581,942  $ 2,536,025     12/31/2005  $ 6,809,121  $ 4,577,726  $2,231,395    12/31/2004
 33       10/31/2006          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 34       11/30/2006          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 35       12/31/2005  $ 1,073,732  $   397,498  $   676,234     12/31/2004          N/A          N/A         N/A           N/A
 36       11/30/2006  $ 4,040,180  $ 1,330,791  $ 2,709,389     12/31/2005  $ 3,884,135  $ 1,253,700  $2,630,435    12/31/2004
37.1             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
37.2             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
37.3             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
37.4             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
37.5             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
37.6             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
37.7             N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 38              N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 39       12/31/2005  $ 1,907,631  $   157,149  $ 1,750,482     12/31/2004  $ 1,908,231  $   150,000  $1,758,230    12/31/2003
 40       12/31/2006          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 41       11/30/2006  $ 2,196,649  $   871,901  $ 1,324,747     12/31/2005  $ 1,543,309  $   684,859  $  858,451    12/31/2004
 42        7/31/2006  $ 2,646,931  $ 1,163,855  $ 1,483,076     12/31/2005  $ 2,247,070  $   945,748  $1,301,322    12/31/2004
 43        8/31/2006          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 44        9/30/2006  $ 2,550,066  $ 1,198,873  $ 1,351,193     12/31/2005  $ 2,384,748  $ 1,162,644  $1,222,104    12/31/2004
 45              N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 46        8/31/2006  $ 3,661,150  $ 1,875,587  $ 1,785,563     12/31/2005          N/A          N/A         N/A           N/A
 47        8/31/2006  $ 1,322,098  $   343,946  $   978,152     12/31/2005  $ 1,181,325  $   453,577  $  727,748    12/31/2004
 48       10/31/2006  $ 2,448,057  $   912,835  $ 1,535,223     12/31/2005  $ 2,410,958  $   964,032  $1,446,926    12/31/2004
 49        9/30/2006  $ 1,219,482  $   391,188  $   828,294     12/31/2005          N/A          N/A         N/A           N/A
 50        9/30/2006  $ 1,215,780  $   200,486  $ 1,015,294     12/31/2005  $   892,975  $   172,128  $  720,847    12/31/2004
 51        6/30/2006  $ 2,892,086  $ 1,324,778  $ 1,567,308     12/31/2005  $ 2,755,735  $ 1,273,183  $1,482,552    12/31/2004
 52        9/30/2006  $ 2,231,928  $ 1,286,341  $   945,587      12/1/2005  $ 2,122,991  $ 1,156,633  $  966,358     12/1/2004
 53        9/30/2006  $ 2,263,848  $ 1,841,518  $   422,330     12/31/2005  $ 2,567,892  $ 1,493,620  $1,074,272    12/31/2004
 54        9/30/2006  $ 1,962,093  $   842,400  $ 1,119,693      12/1/2005  $ 1,859,224  $   823,281  $1,035,943     12/1/2004
 55       10/31/2006          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A
 56              N/A          N/A          N/A          N/A            N/A          N/A          N/A         N/A           N/A



  #    U/W EGI (2)  U/W EXPENSES    U/W NOI
-----  -----------  ------------  -----------
  1    $28,610,163   $ 9,027,067  $19,583,096
 2.1   $ 4,085,207   $ 1,610,959  $ 2,474,248
 2.2   $ 3,305,696   $ 1,370,345  $ 1,935,351
 2.3   $ 2,082,448   $   844,372  $ 1,238,076
 2.4   $ 2,906,929   $ 1,308,496  $ 1,598,433
 2.5   $ 1,916,565   $   758,901  $ 1,157,664
 2.6   $ 2,119,777   $   976,042  $ 1,143,735
 2.7   $ 1,657,520   $   738,460  $   919,060
 2.8   $ 1,850,383   $   804,347  $ 1,046,036
 2.9   $ 1,814,940   $   872,140  $   942,800
2.10   $ 1,420,224   $   454,899  $   965,325
2.11   $ 1,365,360   $   705,987  $   659,373
2.12   $   795,075   $   266,730  $   528,345
2.13   $   579,247   $   199,806  $   379,441
2.14   $   392,080   $   190,725  $   201,355
2.15   $   266,150   $   104,851  $   161,299
2.16   $   274,206   $    98,476  $   175,730
2.17   $   185,555   $    73,486  $   112,069
2.18   $   104,566   $    36,075  $    68,491
2.19   $   113,015   $    42,219  $    70,796
2.20   $    80,759   $    37,377  $    43,382
  3    $ 7,765,835   $ 3,143,437  $ 4,622,398
  4    $ 4,529,558   $ 1,760,437  $ 2,769,121
  5    $ 4,492,434   $ 1,882,035  $ 2,610,399
  6    $ 3,131,354   $ 1,270,590  $ 1,860,764
  7    $24,803,484   $12,527,377  $12,276,107
 8.1   $ 3,616,601   $   997,455  $ 2,619,146
 8.2   $ 2,439,649   $   848,342  $ 1,591,307
 8.3   $ 1,673,378   $   794,534  $   878,844
 8.4   $ 1,734,805   $   923,648  $   811,157
 8.5   $ 1,280,090   $   511,603  $   768,487
 8.6   $ 1,301,785   $   698,744  $   603,041
 8.7   $ 1,198,498   $   644,347  $   554,151
 8.8   $ 1,250,215   $   718,365  $   531,850
 8.9   $   934,981   $   530,582  $   404,399
8.10   $ 1,441,311   $ 1,094,430  $   346,881
8.11   $   716,178   $   497,752  $   218,426
  9    $15,661,550   $ 5,393,572  $10,267,978
 10    $12,607,184   $ 5,106,836  $ 7,500,348
 11    $18,173,989   $ 7,852,552  $ 8,912,766
12.1   $ 4,621,503   $ 1,643,932  $ 2,977,571
12.2   $ 4,692,421   $ 2,130,176  $ 2,562,245
 13    $13,256,349   $ 7,236,593  $ 6,019,756
 14    $23,389,905   $16,343,840  $ 7,046,065
 15    $ 4,399,947   $   933,848  $ 3,466,099
 16    $10,562,000   $ 5,471,000  $ 5,091,000
 17    $ 7,567,218   $ 4,267,712  $ 3,299,506
18.1   $ 3,688,211   $ 1,065,443  $ 2,622,768
18.2   $ 1,259,530   $   561,296  $   698,234
 19    $ 9,518,000   $ 5,326,000  $ 4,192,000
 20    $ 4,242,656   $ 1,660,677  $ 2,581,979
 21    $15,449,816   $11,371,015  $ 4,078,801
 22    $ 3,147,609   $   799,342  $ 2,348,267
 23    $ 3,948,905   $ 1,544,493  $ 2,404,412
 24    $ 4,226,188   $ 1,319,210  $ 2,906,978
 25    $13,493,000   $ 9,321,235  $ 4,171,765
 26    $ 3,020,773   $   709,318  $ 2,311,455
 27    $ 3,790,772   $ 1,297,147  $ 2,493,625
 28    $ 4,608,856   $ 1,410,187  $ 3,198,669
 29    $ 4,636,645   $ 2,617,929  $ 2,018,716
 30    $ 3,827,503   $ 2,192,044  $ 1,635,459
 31    $ 3,809,210   $ 1,267,166  $ 2,542,044
 32    $ 8,081,000   $ 4,953,000  $ 3,128,000
 33    $ 5,705,771   $ 3,246,879  $ 2,458,892
 34    $ 3,782,857   $ 1,518,555  $ 2,264,302
 35    $ 3,513,151   $ 1,181,800  $ 2,331,352
 36    $ 3,549,282   $ 1,472,362  $ 2,076,920
37.1   $   577,149   $   146,015  $   431,134
37.2   $   430,656   $    88,897  $   341,759
37.3   $   424,770   $    78,439  $   346,331
37.4   $   386,254   $    62,900  $   323,354
37.5   $   439,233   $    87,560  $   351,673
37.6   $   251,111   $    66,904  $   184,207
37.7   $   385,669   $   102,150  $   283,519
 38    $ 2,783,516   $   703,004  $ 2,080,512
 39    $ 2,429,306   $   191,739  $ 2,237,566
 40    $ 2,330,569   $   389,757  $ 1,940,811
 41    $ 3,079,239   $ 1,209,669  $ 1,869,570
 42    $ 2,774,122   $ 1,086,411  $ 1,687,711
 43    $ 3,657,853   $ 1,931,886  $ 1,725,967
 44    $ 2,766,028   $ 1,259,507  $ 1,506,521
 45    $ 4,181,358   $ 2,245,362  $ 1,935,996
 46    $ 3,985,987   $ 2,093,310  $ 1,892,677
 47    $ 2,040,625   $   607,531  $ 1,433,094
 48    $ 2,457,753   $   924,446  $ 1,533,307
 49    $ 1,756,955   $   517,471  $ 1,239,484
 50    $ 1,685,252   $   324,781  $ 1,360,471
 51    $ 2,927,955   $ 1,339,205  $ 1,588,750
 52    $ 2,330,431   $ 1,245,821  $ 1,084,610
 53    $ 2,905,951   $ 1,522,405  $ 1,383,546
 54    $ 1,927,345   $   894,373  $ 1,032,972
 55    $ 1,818,161   $   641,372  $ 1,176,790
 56    $ 1,927,519   $    57,826  $ 1,869,693

                                                                   CUT-OFF DATE     MOST        MOST        MOST
                 LOAN                                                PRINCIPAL     RECENT      RECENT      RECENT
  #    CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)    EGI (2)    EXPENSES       NOI
-----  -------  -----  ------------------------------------------  ------------  ----------  ----------  ----------
 57               1    Olivera Crossing                             $13,500,000         N/A         N/A         N/A
 58               1    Lake Worth Gardens                           $13,440,624  $3,736,998  $2,552,406  $1,184,591
 59               2    Chase Monroe                                 $13,400,000  $1,712,966  $  701,221  $1,011,745
 60               2    North County Village MHC                     $13,400,000  $1,999,996  $  741,800  $1,258,196
 61               2    Riverbend Apartments                         $13,307,745  $2,443,876  $1,213,835  $1,230,041
 62               1    KUKA USA                                     $13,082,486         N/A         N/A         N/A
63.1              1    Rambling Oaks - Norman                       $ 6,486,034  $1,968,392  $1,233,695  $  734,697
63.2              1    Rambling Oaks - Oklahoma City                $ 6,413,966  $1,789,332  $1,094,837  $  694,495
 64               1    La Casa Via Medical Offices                  $12,760,506  $2,776,761  $  845,437  $1,931,325
 65               2    Waterford Landing Apartments                 $12,650,000  $1,829,762  $  856,957  $  972,805
 66               1    Playtogs Plaza                               $12,500,000  $2,267,676  $1,093,164  $1,174,512
 67               1    South Wind Plaza                             $12,500,000  $1,403,158  $  409,751  $  993,407
 68               1    Murrieta Pointe                              $12,400,000         N/A         N/A         N/A
 69               1    Stanley Village                              $12,000,000  $1,858,265  $  564,162  $1,294,103
 70               1    Hampton Inn & Suites - Wilmington            $11,963,185  $3,950,289  $2,320,651  $1,629,638
 71               2    Vista Diablo MHP                             $11,750,000  $1,418,232  $  337,000  $1,081,232
 72               2    Bella on Broadway                            $11,674,502         N/A         N/A         N/A
 73               2    Greens at McKinney                           $11,500,000  $1,995,133  $1,069,923  $  925,210
 74               1    Parkwood II                                  $11,487,000  $2,558,842  $1,064,853  $1,493,989
 75               2    Cinnamon Ridge Apartments                    $11,300,000  $2,589,818  $1,382,539  $1,207,279
76.1              1    GHG Portfolio Sleep Inn                      $ 5,275,224  $2,171,250  $1,541,566  $  629,684
76.2              1    GHG Portfolio TownePlace Suites              $ 6,004,776  $1,866,119  $1,063,605  $  802,514
 77               2    Crescent Oaks Apartments                     $11,175,000  $2,705,978  $1,810,865  $  895,113
 78               2    Forest Estates Apartments                    $11,170,000  $1,950,146  $1,092,215  $  857,931
79.1              1    Fountains II                                 $ 5,500,000  $1,568,822  $  914,721  $  654,101
79.2              1    Fountains III                                $ 5,500,000  $1,432,474  $  973,741  $  458,733
 80               1    Crowne Plaza Harrisburg                      $10,169,056  $6,990,010  $5,339,698  $1,650,312
 81               1    Eastway Crossing                             $ 9,900,000  $1,369,166  $  272,182  $1,096,984
 82               1    Glendale Thunderbird Plaza                   $ 9,763,500  $1,514,674  $  473,595  $1,041,079
 83               2    Arrowood Crossing                            $ 9,720,000  $1,522,911  $  802,844  $  720,067
 84               1    Radisson Fort Worth                          $ 9,545,288         N/A         N/A         N/A
 85               1    Bixby Business Center                        $ 9,284,222  $1,052,575  $  387,188  $  665,387
 86               1    Hampton Inn Riverplace                       $ 9,280,448  $3,125,157  $2,122,302  $1,002,855
 87               1    Cascade Citi Center                          $ 8,800,000  $1,102,423  $  318,005  $  784,418
 88               1    700 Longwater Drive                          $ 8,650,000  $1,410,769  $  612,750  $  798,019
 89               1    Loudoun Tech Center I                        $ 8,500,000  $  335,625  $  213,239  $  122,386
 90               1    St. Cloud Square                             $ 8,446,276  $  831,145  $  322,342  $  508,804
 91               1    Hilton Garden Inn Layton                     $ 8,296,670  $2,709,069  $1,652,995  $1,056,074
 92               1    Springhill Suites Mooresville                $ 8,274,370         N/A         N/A         N/A
 93       C       1    North Leg Plaza                              $ 4,435,925  $  691,459  $  163,018  $  528,441
 94       C       1    Southgate Shopping Center                    $ 3,182,727  $  522,279  $   87,808  $  434,471
 95       C       1    Westgate Shopping Center                     $   616,653  $  134,540  $   41,105  $   93,435
 96               1    The Shoppes at Twin Oaks                     $ 8,200,000         N/A         N/A         N/A
 97               1    SpringHill Suites - Milford                  $ 8,000,000  $3,255,368  $2,186,811  $1,068,557
 98               1    Land of Lincoln Building                     $ 7,976,012  $1,130,788  $  376,368  $  754,420
 99               1    Airport Industrial                           $ 7,968,833  $  749,296  $  248,567  $  500,729
 100              1    Slater Office Building                       $ 7,908,000  $1,150,121  $  354,155  $  795,966
 101              2    Mobile Aire Estates MHC                      $ 7,750,000  $  927,576  $  319,999  $  607,577
 102              1    Holiday Inn Express Hotel & Suites Woodway   $ 7,676,126  $1,974,131  $  949,145  $1,024,986
 103              1    701 Aviation (Xerox)                         $ 7,506,000         N/A         N/A         N/A
 104              1    Kimbrook Plaza                               $ 7,469,932  $  974,201  $  394,548  $  579,653
 105              2    La Vista Townhomes                           $ 7,468,351  $1,241,853  $  634,700  $  607,153
 106              1    Shades Creek Office Building                 $ 7,400,000  $1,196,368  $  436,244  $  760,124
 107              2    Timber Falls                                 $ 7,200,000  $1,044,422  $  386,951  $  657,470
 108              1    Odyssey North                                $ 7,150,000  $1,005,622  $  253,325  $  752,297
 109              1    Central Park Shopping Center                 $ 6,975,000  $  746,339  $   75,577  $  670,762
 110              1    Holiday Inn Express Kennesaw                 $ 6,965,742  $3,352,928  $2,246,720  $1,106,208
 111              1    Woodmark at Steel Lake                       $ 6,954,962  $3,920,105  $2,862,280  $1,057,825
 112              1    Marlow Square Shopping Center                $ 6,847,195  $  812,656  $  195,563  $  617,093
113.1             1    Oakview Apartments                           $ 5,840,000  $  777,825  $  230,285  $  547,540
113.2             1    Oakview Commercial- Ballard Plaza            $   960,000  $  249,930  $  145,762  $  104,168
 114      D       2    Lancaster Village Retirement Community       $ 5,469,753  $2,159,687  $1,300,718  $  858,969
 115      D       2    Lancaster Village Independent Living         $ 1,243,126  $  313,290  $  105,455  $  207,835
 116              2    Greentree Apartments                         $ 6,500,000  $1,184,734  $  565,960  $  618,774
 117              1    National Parkway                             $ 6,400,000  $  974,201  $  442,039  $  532,162
 118              2    Woodlands of Plano Apartments                $ 6,250,000  $1,711,298  $  961,968  $  749,330
 119              2    Scriber Gardens                              $ 6,200,000  $1,310,548  $  969,820  $  340,728
 120              1    Avenue Shoppes                               $ 6,120,000         N/A         N/A         N/A
 121              1    El Toreador                                  $ 6,100,000  $  827,439  $  196,394  $  631,045
 122              1    Plaza Mission Oaks                           $ 6,100,000         N/A         N/A         N/A
 123              1    Twin Oaks Industrial Center                  $ 6,050,000  $  731,585  $  177,079  $  554,506
 124              1    Scott Village Shopping Center                $ 5,889,107  $  949,870  $  266,876  $  682,994
 125              2    Sherwood Apartments                          $ 5,750,000  $  935,012  $  420,502  $  514,510
 126              1    Glendora Marketplace                         $ 5,750,000  $  496,877  $  240,730  $  256,148
 127              1    Morgan Estates                               $ 5,734,336  $2,484,576  $1,824,605  $  659,971
 128              1    4550 Lena Drive                              $ 5,706,756  $  954,418  $  261,870  $  692,548
 129              2    Timmaron Apartments                          $ 5,565,125         N/A         N/A         N/A
 130              1    505 North Belt                               $ 5,367,955  $  639,074  $  343,584  $  295,490
 131              1    525 North Belt                               $ 5,173,560  $  785,016  $  392,243  $  392,773
 132              1    Holiday Inn Express Bessemer                 $ 5,164,750  $1,797,890  $1,125,387  $  672,503
 133              1    500 North Pulaski                            $ 5,100,000  $1,155,151  $  415,300  $  739,851
 134              1    Spectrum Plaza Shopping Center               $ 5,100,000  $  771,890  $  333,484  $  438,406
 135              1    EPS Building                                 $ 5,100,000         N/A         N/A         N/A
 136              1    521 North Belt                               $ 5,074,068  $  830,153  $  430,662  $  399,491
 137              1    12th and Orange St Garage                    $ 4,991,043  $1,057,603  $  368,243  $  689,360
 138              1    Hampton Inn Janesville                       $ 4,972,032  $1,935,501  $1,306,573  $  628,928
 139              1    Waddell Plaza                                $ 4,920,000  $  375,131  $   57,602  $  317,529
 140              1    College Park Plaza                           $ 4,900,000  $  645,519  $   89,387  $  556,132
 141              1    Ocala Office Buildings                       $ 4,639,998  $  471,158  $   86,175  $  384,983
 142              1    Carrollwood Oaks SC                          $ 4,629,000  $  563,801  $  170,899  $  392,902
 143              1    La Mirage Retail                             $ 4,600,000  $  636,555  $   99,996  $  536,559
 144              1    Simi Valley Business Park                    $ 4,550,000  $  679,222  $  255,568  $  423,655
 145              2    1025 Ocean Ave Apartments                    $ 4,535,000  $  495,394  $  117,133  $  378,261

           MOST        2ND MOST     2ND MOST    2ND MOST     2ND MOST      3RD MOST    3RD MOST    3RD MOST      3RD MOST
          RECENT        RECENT       RECENT      RECENT       RECENT        RECENT      RECENT      RECENT        RECENT
  #    PERIOD ENDING    EGI (2)     EXPENSES       NOI     PERIOD ENDING    EGI (2)    EXPENSES      NOI      PERIOD ENDING
-----  -------------  ----------  -----------  ----------  -------------  ----------  ----------  ----------  -------------
 57              N/A         N/A        N/A          N/A           N/A          N/A         N/A         N/A           N/A
 58        9/30/2006  $3,838,637  $2,807,391   $1,031,246    12/31/2005   $3,733,619  $2,514,180  $1,219,439     9/30/2004
 59        9/30/2006  $1,601,956  $  669,748   $  932,208    12/31/2005   $1,518,258  $  629,925  $  888,333    12/31/2004
 60        9/30/2006  $2,101,273  $  703,968   $1,397,305    12/31/2005   $2,296,120  $  746,200  $1,549,920    12/31/2004
 61       11/30/2006  $2,259,056  $1,110,700   $1,148,356    12/31/2005   $2,164,824  $1,058,576  $1,106,248    12/31/2004
 62              N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
63.1      10/31/2006  $2,030,209  $1,199,348   $  830,861    12/31/2005   $1,808,464  $1,025,705  $  782,759    12/31/2004
63.2      10/31/2006  $1,764,789  $1,016,618   $  748,172    12/31/2005   $1,417,915  $  823,744  $  594,171    12/31/2004
 64       10/20/2006  $2,777,114  $  924,759   $1,852,356    12/31/2005          N/A         N/A         N/A           N/A
 65       10/31/2006  $1,719,003  $  850,220   $  868,783    12/31/2005          N/A         N/A         N/A           N/A
 66       12/31/2005  $2,262,642  $1,015,445   $1,247,197    12/31/2004          N/A         N/A         N/A           N/A
 67        7/31/2006  $1,202,100  $  410,518   $  791,582    12/31/2005   $1,126,488  $  404,502  $  721,987    12/31/2004
 68              N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 69       12/31/2005  $1,855,709  $  574,520   $1,281,189    12/31/2004   $1,830,675  $  530,538  $1,300,137    12/31/2003
 70        8/31/2006  $3,591,552  $2,122,906   $1,468,646    12/31/2005   $3,332,986  $2,027,383  $1,305,603    12/31/2004
 71       10/31/2006  $1,285,788  $  385,099   $  900,689    12/31/2005   $1,231,908  $  353,170  $  878,738    12/31/2004
 72              N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 73        9/30/2006  $1,726,335  $  938,815   $  787,520    12/31/2005   $1,406,603  $  897,534  $  509,069    12/31/2004
 74       10/31/2006  $2,368,160  $1,316,794   $1,051,366    12/31/2005   $2,116,329  $  818,473  $1,297,856    12/31/2004
 75       10/31/2006  $2,163,173  $1,334,955   $  828,218    12/31/2005   $2,514,712  $1,351,839  $1,162,873    12/31/2004
76.1       9/30/2006  $1,890,208  $1,492,164   $  398,044    12/31/2005          N/A         N/A         N/A           N/A
76.2       9/30/2006         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 77        9/30/2006         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 78        9/30/2006  $1,833,535  $  900,498   $  933,037    12/31/2005   $1,771,905  $  857,429  $  914,476    12/31/2004
79.1       9/30/2006  $1,497,154  $  814,812   $  682,342    12/31/2005   $1,129,442  $  755,246  $  374,197    12/31/2004
79.2       9/30/2006  $  778,037  $  743,326   $   34,711    12/31/2005          N/A         N/A         N/A           N/A
 80        8/31/2006  $7,081,264  $5,869,851   $1,211,413    12/31/2005   $6,983,369  $5,854,501  $1,128,868    12/31/2004
 81        8/31/2006  $1,435,943  $  282,941   $1,153,002    12/31/2005   $1,131,514  $  198,137  $  933,377    12/31/2004
 82        8/31/2006  $1,510,743  $  472,825   $1,037,918    12/31/2005   $1,557,865  $  412,563  $1,145,302    12/31/2004
 83        9/30/2006  $1,412,099  $  731,799   $  680,300    12/31/2005   $1,301,984  $  717,939  $  584,045    12/31/2004
 84              N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 85        9/30/2006  $1,049,847  $  432,910   $  616,937    12/31/2005   $  897,705  $  448,625  $  449,080    12/31/2004
 86       10/31/2006         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 87       12/31/2005  $1,008,044  $  294,494   $  713,550    12/31/2004          N/A         N/A         N/A           N/A
 88        7/31/2006  $1,142,450  $  530,892   $  611,558    12/31/2005   $  932,445  $  495,749  $  436,696    12/31/2004
 89       10/31/2006  $  254,946  $  197,682   $   57,264     9/30/2005          N/A         N/A         N/A           N/A
 90       10/31/2006  $  830,787  $  317,377   $  513,410    12/31/2005   $  776,092  $  247,217  $  528,875     8/31/2004
 91       10/31/2006  $2,155,906  $1,411,406   $  744,500    12/31/2005          N/A         N/A         N/A           N/A
 92              N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 93        6/30/2006  $  654,027  $  192,189   $  461,838    12/31/2005   $  756,433  $  255,184  $  501,249    12/31/2004
 94        6/30/2006  $  485,685  $   77,687   $  407,998    12/31/2005   $  455,275  $   89,183  $  366,092    12/31/2004
 95        6/30/2006  $  169,494  $   37,237   $  132,257    12/31/2005   $  175,109  $   40,514  $  134,595    12/31/2004
 96              N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 97        9/30/2006  $3,047,278  $2,104,422   $  942,856    12/31/2005   $3,249,774  $2,080,925  $1,168,849    12/31/2004
 98        6/30/2006  $1,142,820  $  422,523   $  720,297    12/31/2005   $1,135,626  $  434,138  $  701,488    12/31/2004
 99        9/19/2006  $  482,150  $  209,024   $  273,126    12/31/2005          N/A         N/A         N/A           N/A
 100      12/31/2006  $1,051,628  $  322,136   $  729,492    12/31/2005   $  972,300  $  306,500  $  665,800    12/31/2004
 101       8/31/2006  $  879,319  $  317,228   $  562,091    12/31/2005   $  827,813  $  313,639  $  514,174    12/31/2004
 102       9/30/2006  $1,904,332  $  909,126   $  995,206    12/31/2005   $1,707,770  $  805,536  $  902,234    12/31/2004
 103             N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 104      12/31/2005  $  922,673  $  366,397   $  556,276    12/31/2004          N/A         N/A         N/A           N/A
 105       5/31/2006  $1,000,648  $  711,811   $  288,837    12/31/2005          N/A         N/A         N/A           N/A
 106       9/30/2006  $1,113,697  $  421,125   $  692,572    12/31/2005   $  976,210  $  416,033  $  560,177    12/31/2004
 107      11/30/2006  $1,011,449  $  383,478   $  627,971    12/31/2005   $  901,063  $  365,276  $  535,787    12/31/2004
 108       9/30/2006  $  922,482  $  262,239   $  660,243    12/31/2005   $  856,897  $  260,723  $  596,174    12/31/2004
 109       7/31/2006         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 110      11/30/2006  $3,129,747  $1,987,148   $1,142,599    12/31/2005   $2,906,574  $1,918,899  $  987,675    12/31/2004
 111      10/30/2006  $3,717,346  $2,726,187   $  991,159    12/31/2005   $3,371,476  $2,439,278  $  932,198    12/31/2004
 112      12/31/2005  $  760,233  $  175,754   $  584,479    12/31/2004   $  772,353  $  168,634  $  603,719    12/31/2003
113.1      8/31/2006         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
113.2      8/31/2006         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 114       8/31/2006  $2,011,637  $1,279,755   $  731,882    12/31/2005   $2,022,326  $1,234,680  $  787,646    12/31/2004
 115       4/30/2006  $  286,300  $  102,749   $  183,551    12/31/2005   $  276,543  $   99,948  $  176,595    12/31/2004
 116      10/31/2006  $1,032,174  $  538,330   $  493,844    12/31/2005   $  873,531  $  479,013  $  394,518    12/31/2004
 117      10/31/2006  $  851,169  $  419,286   $  431,883    12/31/2005          N/A         N/A         N/A           N/A
 118       7/31/2006  $1,399,638  $  818,301   $  581,337    12/31/2005   $1,452,250  $  795,400  $  656,850    12/31/2004
 119       9/30/2006         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 120             N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 121       9/30/2006  $  802,200  $  170,674   $  631,526    12/31/2005   $  663,780  $  158,366  $  505,414    12/31/2004
 122             N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 123       9/30/2006  $  638,077  $  215,389   $  422,688    12/31/2005   $  177,550  $   65,880  $  111,670    12/31/2004
 124       9/30/2006  $  985,810  $  301,146   $  684,664    12/31/2005   $  851,616  $  339,157  $  512,459    12/31/2004
 125      10/31/2006  $  851,665  $  402,832   $  448,833    12/31/2005   $  798,716  $  340,764  $  457,952    12/31/2004
 126      10/31/2006  $  467,746  $  150,676   $  317,070    12/31/2005          N/A         N/A         N/A           N/A
 127       9/30/2006  $2,365,173  $1,587,948   $  777,225    12/31/2005   $2,025,283  $1,407,666  $  617,617    12/31/2004
 128       9/30/2006  $  929,816  $  224,798   $  705,018    12/31/2005   $  902,033  $  208,704  $  693,329    12/31/2004
 129             N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 130      12/31/2005  $  671,805  $  332,390   $  339,415    12/31/2004          N/A         N/A         N/A           N/A
 131       8/31/2006  $  716,466  $  421,312   $  295,154    12/31/2005   $  670,921  $  313,921  $  357,000    12/31/2004
 132      12/31/2006  $1,676,764  $  944,365   $  732,399    12/31/2005   $1,559,292  $  821,998  $  737,294    12/31/2004
 133      11/30/2006  $  883,630  $  495,301   $  388,329    12/31/2005          N/A         N/A         N/A           N/A
 134       8/31/2006  $  672,409  $  302,768   $  369,641    12/31/2005   $  571,510  $  267,066  $  304,444    12/31/2004
 135             N/A         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 136       8/31/2006  $  720,202  $  405,526   $  314,676    12/31/2005   $  715,239  $  336,654  $  378,585    12/31/2004
 137      11/30/2006  $1,051,678  $  364,339   $  687,339    12/31/2005   $  999,535  $  335,862  $  663,673    12/31/2004
 138      10/31/2006  $1,742,764  $1,115,017   $  627,747    12/31/2005   $1,651,916  $1,069,597  $  582,319    12/31/2004
 139       9/30/2006         N/A         N/A          N/A           N/A          N/A         N/A         N/A           N/A
 140      11/30/2006  $  628,072  $   91,923   $  536,149    12/31/2005   $  545,101  $   84,325  $  460,776    12/31/2004
 141      12/31/2005  $  134,353  $   56,864   $   77,490    12/31/2004          N/A         N/A         N/A           N/A
 142       9/30/2006  $  419,030  $  169,172   $  249,858    12/31/2005          N/A         N/A         N/A           N/A
 143       6/30/2006  $  614,289  $  125,444   $  488,845    12/31/2005   $  622,886  $  107,266  $  515,620    12/31/2004
 144      11/30/2006  $  641,550  $  275,893   $  365,656    12/31/2005   $  584,752  $  287,493  $  297,259    12/31/2004
 145      10/31/2006  $  423,746  $  115,435   $  308,311    12/31/2005   $  407,237  $  116,245  $  290,992    12/31/2004



  #    U/W EGI (2)  U/W EXPENSES    U/W NOI
-----  -----------  ------------  ----------
 57     $1,602,983   $  447,336   $1,155,647
 58     $4,200,098   $2,803,867   $1,396,231
 59     $1,708,537   $  712,802   $  995,735
 60     $1,951,532   $  674,370   $1,277,163
 61     $2,522,299   $1,177,043   $1,345,256
 62     $1,732,216   $  509,037   $1,223,179
63.1    $1,958,388   $1,200,291   $  758,097
63.2    $1,790,202   $1,107,541   $  682,661
 64     $2,604,089   $  967,733   $1,636,355
 65     $1,931,548   $  837,463   $1,094,085
 66     $2,420,511   $1,089,441   $1,331,070
 67     $1,598,457   $  419,965   $1,178,492
 68     $1,342,875   $  232,779   $1,110,096
 69     $1,725,132   $  558,861   $1,166,271
 70     $3,969,000   $2,267,805   $1,701,195
 71     $1,337,902   $  337,596   $1,000,306
 72     $1,364,992   $  343,842   $1,021,150
 73     $2,002,520   $1,010,015   $  992,505
 74     $1,997,539   $  923,370   $1,074,169
 75     $2,696,499   $1,515,328   $1,181,171
76.1    $2,171,118   $1,541,585   $  629,533
76.2    $1,872,007   $1,189,126   $  682,881
 77     $2,692,843   $1,576,786   $1,116,057
 78     $2,035,948   $  984,109   $1,051,839
79.1    $1,559,278   $  896,001   $  663,277
79.2    $1,536,053   $1,011,186   $  524,867
 80     $6,982,873   $5,656,355   $1,326,518
 81     $1,229,451   $  249,364   $  980,087
 82     $1,504,827   $  475,433   $1,029,394
 83     $1,502,908   $  771,446   $  731,462
 84     $6,053,265   $4,546,350   $1,506,915
 85     $1,206,936   $  398,487   $  808,449
 86     $2,996,648   $1,922,269   $1,074,379
 87     $1,080,031   $  323,326   $  756,705
 88     $1,519,242   $  666,155   $  853,087
 89     $1,217,779   $  234,316   $  983,463
 90     $1,006,787   $  270,581   $  736,205
 91     $2,709,040   $1,721,134   $  987,906
 92     $3,179,524   $1,793,453   $1,386,071
 93     $  723,574   $  206,503   $  517,071
 94     $  465,769   $  119,503   $  346,266
 95     $  114,551   $   45,676   $   68,875
 96     $  930,836   $  174,182   $  756,654
 97     $3,316,000   $2,251,000   $1,065,000
 98     $1,162,556   $  370,498   $  792,058
 99     $1,062,032   $  232,666   $  829,366
 100    $1,121,976   $  366,900   $  755,076
 101    $  958,251   $  298,781   $  659,470
 102    $1,976,792   $  961,458   $1,015,334
 103    $  717,365   $  163,382   $  553,983
 104    $1,145,376   $  419,534   $  725,842
 105    $1,383,856   $  617,175   $  766,680
 106    $1,217,697   $  448,283   $  769,414
 107    $1,071,837   $  418,328   $  653,509
 108    $  964,065   $  261,538   $  702,527
 109    $  908,035   $  278,215   $  629,820
 110    $3,210,249   $2,172,968   $1,037,281
 111    $3,509,837   $2,779,144   $  730,693
 112    $  949,616   $  229,273   $  720,343
113.1   $  877,358   $  245,101   $  632,257
113.2   $  271,118   $  153,288   $  117,830
 114    $2,158,486   $1,295,710   $  862,776
 115    $  359,670   $  133,037   $  226,633
 116    $1,216,716   $  598,643   $  618,073
 117    $1,113,720   $  447,621   $  666,099
 118    $1,766,722   $  912,422   $  854,300
 119    $1,565,597   $  986,554   $  579,043
 120    $  749,046   $  198,171   $  550,875
 121    $  899,075   $  189,764   $  709,311
 122    $  665,666   $  102,890   $  562,776
 123    $  749,753   $  187,758   $  561,995
 124    $  933,087   $  309,936   $  623,151
 125    $  980,823   $  419,283   $  561,540
 126    $  786,275   $  225,456   $  560,820
 127    $2,479,248   $1,635,054   $  844,194
 128    $  815,359   $  229,976   $  585,383
 129    $1,197,423   $  631,941   $  565,482
 130    $  926,788   $  368,071   $  558,717
 131    $  939,638   $  398,641   $  540,998
 132    $1,696,079   $1,031,808   $  664,271
 133    $1,038,893   $  479,379   $  559,514
 134    $  824,830   $  320,354   $  504,476
 135    $  522,009   $   77,978   $  444,031
 136    $  921,461   $  437,519   $  483,942
 137    $1,057,603   $  392,656   $  664,947
 138    $1,836,536   $1,193,942   $  642,594
 139    $  547,296   $   84,339   $  462,957
 140    $  625,102   $   90,376   $  534,726
 141    $  622,956   $  175,918   $  447,038
 142    $  607,763   $  201,693   $  406,070
 143    $  657,920   $  136,816   $  521,104
 144    $  690,926   $  253,599   $  437,327
 145    $  500,076   $  109,040   $  391,036

                                                                   CUT-OFF DATE     MOST        MOST       MOST
                 LOAN                                               PRINCIPAL      RECENT      RECENT     RECENT
  #    CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)    EGI (2)    EXPENSES      NOI
-----  -------  -----  ------------------------------------------  ------------  ----------  ----------  --------
 146              1    Radio Drive Professional Building            $4,425,000   $  754,247  $  285,889  $468,358
 147              1    Secured Self Storage                         $4,390,520   $  469,289  $  179,459  $289,830
 148              1    Miramar Center                               $4,350,000   $  547,083  $   76,143  $470,940
 149              1    Oak Ridge Center                             $4,320,000   $  474,017  $   47,922  $426,095
 150              1    801 Tilton  Road                             $4,290,690   $  996,819  $  287,744  $709,075
 151              2    Denison Park Apartments                      $4,200,000   $  817,142  $  355,881  $461,261
 152              1    Plantation Warehouse                         $4,200,000   $  562,669  $  160,454  $402,215
 153              1    College Station - Southwest Crossing         $4,200,000          N/A         N/A       N/A
 154              1    Benton Park Shopping Center                  $4,190,951          N/A         N/A       N/A
 155              1    2000 Lincoln Park West                       $4,165,000   $  394,018  $    8,334  $385,684
 156              2    Whispering Timbers                           $4,147,739   $  725,768  $  261,075  $464,693
 157              2    Ryan Place Apartments                        $4,050,000   $1,095,277  $  561,135  $534,142
 158              1    Palm Gardens                                 $4,041,000          N/A         N/A       N/A
 159              1    Range Vista                                  $4,000,000   $  701,810  $  305,999  $395,811
 160              1    Best Western Villa Del Lago Inn              $3,994,837   $1,615,174  $1,119,535  $495,639
 161              1    Florence Plaza                               $3,991,632   $  356,285  $   61,642  $294,643
 162              1    CVS--Naples FL                               $3,991,066   $  442,099  $        0  $442,099
 163              1    Best Western Hotel & Suites Sebastian        $3,987,848   $1,600,085  $  909,447  $690,638
 164              1    Dexter Crossing Retail                       $3,987,775   $  680,096  $  174,888  $505,208
 165              1    White House Shops                            $3,987,541   $  402,421  $  129,907  $272,514
 166              1    Lancaster K-8 Avenue Industrial              $3,950,000          N/A         N/A       N/A
 167              1    Old Orchard Retail                           $3,725,000   $  514,005  $  157,123  $356,882
 168              1    Congress Pointe Shopping Center              $3,700,000   $  544,389  $  215,440  $328,949
 169              1    Westminster Park Building                    $3,691,897   $  508,506  $  113,663  $394,843
 170              1    Pierce Community Bank Building               $3,600,000          N/A         N/A       N/A
 171      E       2    Franklin Apartments                          $1,529,000          N/A         N/A       N/A
 172      E       2    Vernon Apartments                            $2,056,900   $  226,639  $  110,151  $116,488
 173              2    Amberley House                               $3,500,000   $  776,736  $  461,083  $315,653
 174              1    Plantation Plaza                             $3,492,385   $  460,571  $  115,264  $345,307
 175              1    10039 Bissonnet Office                       $3,467,124   $  605,713  $  333,226  $272,488
 176              1    Altadena Square Shopping Center              $3,395,536   $  261,638  $  115,189  $146,449
 177              1    Federal Express Bakersfield                  $3,331,090          N/A         N/A       N/A
 178              1    San Dimas Retail                             $3,300,000          N/A         N/A       N/A
 179              1    I-Loft                                       $3,250,000   $  226,173  $  100,544  $125,629
 180              1    37th Street                                  $3,243,681   $  365,416  $   41,228  $324,188
 181              1    Harvest Plaza Phase II                       $3,200,000   $  380,721  $   98,146  $282,575
 182              1    The Dale Building                            $3,200,000          N/A         N/A       N/A
 183              1    Redwood City Storage                         $3,170,611   $1,270,319  $  310,785  $959,534
 184              1    Encino Shoppes, LLC                          $3,118,111   $  375,985  $   60,394  $315,591
 185              1    Quail Northwest                              $3,100,000   $  327,145  $   98,904  $228,241
 186              1    Lakewood Country Club Center                 $3,087,957          N/A         N/A       N/A
 187              1    McMinnville Town Center                      $3,040,941   $  472,114  $   98,801  $373,313
 188              1    South Hills Center                           $3,000,000   $  456,866  $  216,872  $239,994
 189              1    90 Good Drive                                $2,993,462          N/A         N/A       N/A
 190              1    Madison Boulevard Service Center             $2,990,638   $  383,587  $   72,195  $311,392
 191              1    Hampton Inn Wilkesboro                       $2,978,367   $1,708,659  $1,032,049  $676,610
 192              2    Claire Tower Apartments                      $2,972,593   $  875,375  $  581,211  $294,165
 193              1    Wick Lane Shopping Center                    $2,891,221   $  552,596  $  152,383  $400,213
 194              1    Wake Forest Eatery                           $2,796,182          N/A         N/A       N/A
 195              1    80 Windward Ave                              $2,700,000   $  136,921  $   28,528  $108,393
 196              1    Palm Harbor Professional Center              $2,700,000   $  506,592  $  170,969  $335,623
 197              1    Centre Green Square at Whitehall             $2,696,394          N/A         N/A       N/A
 198              2    Arbors Apartments                            $2,691,315   $  361,484  $   72,635  $288,849
 199              1    Trinity Oaks                                 $2,650,000          N/A         N/A       N/A
 200              2    Woodbrook Lane                               $2,592,569   $  378,793  $  140,206  $238,586
 201              1    A&B Self Storage                             $2,542,061   $  354,465  $  124,766  $229,699
 202              1    4000 Aerial Center                           $2,500,000          N/A         N/A       N/A
 203              1    Summerfield Village                          $2,500,000          N/A         N/A       N/A
 204              1    Hayward Storage                              $2,496,544   $  921,163  $  265,805  $655,358
 205              1    Lakeview Self Storage                        $2,468,559   $  272,328  $  112,755  $159,573
206.1             2    S'Ville Apartments                           $1,600,000   $  326,583  $  105,844  $220,739
206.2             2    DeVille Apartments                           $  850,000          N/A         N/A       N/A
 207              1    Lakeshore Village Shopping Center            $2,438,581   $   54,088  $   45,552  $  8,536
 208              1    CVS New Port Richey                          $2,434,479   $  221,851  $        0  $221,851
 209              1    Monroeville Shopping Center                  $2,400,000   $  325,612  $   67,849  $257,763
 210              1    Deer Valley Industrial                       $2,392,338          N/A         N/A       N/A
 211              2    Worthington Apartments                       $2,314,877   $  340,816  $  105,900  $234,916
 212              2    Meadowood Apartments                         $2,293,130   $  375,198  $   87,875  $287,323
 213              1    Sleep Inn Phoenix                            $2,193,293   $  956,676  $  643,437  $313,239
 214              2    Town & Country Apartments                    $2,191,831   $  498,494  $  254,593  $243,901
 215              1    Cades Center                                 $2,097,209   $  222,235  $   43,350  $178,885
 216              1    Harbour Bend Office                          $2,095,424   $  274,346  $   73,652  $200,694
 217              1    820 Sunland Park                             $2,000,000   $  139,851  $   95,751  $ 44,100
 218              1    Windward Plaza                               $2,000,000   $  352,953  $   57,231  $295,722
 219              2    Springwood Apts SC                           $1,997,315   $  673,932  $  469,494  $204,438
 220              1    Tabernacle Towers                            $1,922,704   $  287,778  $   89,058  $198,720
 221              1    U Store                                      $1,915,733   $  324,272  $  106,531  $217,741
 222              1    GHG Perimeter Center                         $1,892,612   $1,054,987  $  764,313  $290,674
 223              1    North Fork Crossing                          $1,880,000   $  282,548  $   54,944  $227,604
 224              1    7th & Orange Avenue                          $1,821,029   $  210,450  $   43,790  $166,660
 225              1    Palisades Retail                             $1,820,917   $  129,286  $   34,373  $ 94,913
 226              1    Custer Place                                 $1,742,000          N/A         N/A       N/A
 227              1    Saddle Rock Village Center                   $1,694,785          N/A         N/A       N/A
 228              2    Twin Pines Apartments                        $1,615,000   $  233,760  $   84,811  $148,949
 229              1    2110 South Lamar Shopping Center             $1,590,099          N/A         N/A       N/A
 230              1    Morningside Shopping Center                  $1,562,818   $  219,905  $   28,645  $191,260
 231              1    Rufe Snow Plaza                              $1,546,547   $  287,263  $  114,566  $172,697
 232              1    North Highland Shopping Center               $1,493,588   $  398,037  $  113,776  $284,261
 233              1    Raceway Plaza                                $1,472,000          N/A         N/A       N/A
 234              1    Druid Hills Storage                          $1,447,996   $  651,448  $  194,635  $456,813
 235              1    Walnut Storage                               $1,408,051   $  730,756  $  208,795  $521,961
 236              1    Security Storage Tuscaloosa                  $1,395,998   $  313,980  $  144,224  $169,756
 237              1    Meridian Retail                              $1,395,000          N/A         N/A       N/A

           MOST        2ND MOST    2ND MOST   2ND MOST     2ND MOST     3RD MOST    3RD MOST   3RD MOST     3RD MOST
          RECENT        RECENT      RECENT     RECENT       RECENT       RECENT      RECENT     RECENT       RECENT
  #    PERIOD ENDING   EGI (2)     EXPENSES      NOI    PERIOD ENDING    EGI (2)    EXPENSES      NOI    PERIOD ENDING
-----  -------------  ----------  ----------  --------  -------------  ----------  ----------  --------  -------------
 146      11/30/2006  $  731,136  $  264,149  $466,987    12/31/2005   $  684,166  $  253,363  $430,803    12/31/2004
 147      11/30/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 148      10/31/2006  $  537,820  $  104,309  $433,511    12/31/2005   $  508,264  $   97,450  $410,814    12/31/2004
 149       9/30/2006  $  386,617  $   46,336  $340,281    12/31/2005   $  409,108  $   50,980  $358,128    12/31/2004
 150       9/30/2006  $  911,843  $  307,521  $604,322    12/31/2005   $  861,979  $  292,752  $569,227    12/31/2004
 151       9/30/2006  $  791,025  $  395,671  $395,354    12/31/2005   $  738,314  $  477,869  $260,445    12/31/2004
 152      12/31/2006  $  474,669  $  110,577  $364,092    12/31/2005   $  455,428  $   99,195  $356,233    12/31/2004
 153             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 154             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 155       7/31/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 156       8/30/2006  $  673,783  $  247,758  $426,025    12/31/2005   $  659,029  $  267,812  $391,217    12/31/2004
 157      10/31/2006  $  825,652  $  419,487  $406,165    12/31/2005          N/A         N/A       N/A           N/A
 158             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 159      11/30/2006  $  706,586  $  279,949  $426,637    12/31/2005   $  674,132  $  314,910  $359,222    12/31/2004
 160      10/31/2006  $1,385,191  $1,028,703  $356,488    12/31/2005   $1,181,191  $1,000,629  $180,562    12/31/2004
 161       7/31/2006  $  330,540  $   56,985  $273,555    12/31/2005          N/A         N/A       N/A           N/A
 162      12/31/2006  $  442,099  $        0  $442,099    12/31/2005   $  442,099  $       --  $442,099    12/31/2004
 163       9/30/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 164       6/30/2006  $  654,560  $  183,760  $470,800    12/31/2005   $  639,721  $  198,475  $441,246    12/31/2004
 165      10/31/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 166             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 167       9/30/2006  $  477,562  $  164,842  $312,720    12/31/2005   $  499,268  $  150,086  $349,182    12/31/2004
 168       7/31/2006  $  495,257  $  157,228  $338,028    12/31/2005   $  490,968  $  156,075  $334,893    12/31/2004
 169       9/30/2006  $  469,857  $  158,313  $311,544    12/31/2005   $  553,892  $  141,483  $412,409    12/31/2004
 170             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 171             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 172       7/31/2006  $  253,916  $   51,276  $202,640    12/31/2005          N/A         N/A       N/A           N/A
 173      11/22/2006  $  721,985  $  447,692  $274,293    12/31/2005   $  674,822  $  428,040  $246,782    12/31/2004
 174      11/30/2006  $  417,080  $  114,315  $302,765    12/31/2005   $  409,535  $   98,168  $311,367    12/31/2004
 175      10/31/2006  $  567,857  $  306,176  $261,681    12/31/2005   $  531,714  $  282,014  $249,700    12/31/2004
 176      10/27/2006  $  149,454  $   64,049  $ 85,405    12/31/2005          N/A         N/A       N/A           N/A
 177             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 178             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 179      11/30/2006  $  179,506  $   92,706  $ 86,800    12/31/2005   $  179,506  $  111,269  $ 68,237    12/31/2004
 180      12/31/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 181      10/31/2006  $  402,923  $  100,051  $302,872    12/31/2005   $  323,843  $   48,490  $275,353    12/31/2004
 182             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 183      10/31/2006  $1,196,717  $  294,133  $902,584    12/31/2005   $1,197,672  $  297,279  $900,393    12/31/2004
 184       9/30/2006  $  377,865  $   80,231  $297,634    12/31/2005          N/A         N/A       N/A           N/A
 185      11/30/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 186             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 187       9/30/2006  $  516,552  $  165,662  $350,890    12/31/2005   $  488,151  $  142,703  $345,448    12/31/2004
 188      12/31/2005  $  478,805  $  205,483  $273,322    12/31/2004   $  503,527  $  208,543  $294,984    12/31/2003
 189             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 190       9/30/2006  $  378,920  $   63,746  $315,174    12/31/2005   $  354,365  $   61,210  $293,155    12/31/2004
 191      10/31/2006  $1,690,205  $1,029,273  $660,932    12/31/2005   $1,567,922  $  954,710  $613,212    12/31/2004
 192       8/31/2006  $  853,053  $  520,817  $332,237    12/31/2005          N/A         N/A       N/A           N/A
 193       8/31/2006  $  586,111  $  138,964  $447,147    12/31/2005   $  589,088  $  151,823  $437,265    12/31/2004
 194             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 195       8/31/2006  $   98,343  $   29,689  $ 68,654    12/31/2005   $  210,586  $   36,586  $174,000    12/31/2004
 196      10/31/2006  $  488,659  $  175,455  $313,204    12/31/2005   $  450,356  $  172,353  $278,003    12/31/2004
 197             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 198       9/30/2006  $  320,380  $   65,587  $254,793    12/31/2005   $  293,193  $   56,852  $236,341    12/31/2004
 199             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 200       6/30/2006  $  410,376  $  163,525  $246,851    12/31/2005          N/A         N/A       N/A           N/A
 201      11/30/2006  $  320,853  $  100,377  $220,476    12/31/2005   $  249,938  $   89,103  $160,835    12/31/2004
 202             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 203             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 204      10/31/2006  $  884,890  $  256,100  $628,790    12/31/2005   $  894,121  $  251,128  $642,993    12/31/2004
 205       8/30/2006  $  211,303  $   96,972  $114,331    12/31/2005   $  137,387  $  123,348  $ 14,039    12/31/2004
206.1     10/31/2006  $  331,267  $  112,692  $218,575    12/31/2005   $  322,213  $  117,070  $205,143    12/31/2004
206.2            N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 207      12/31/2005         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 208      12/31/2006  $  221,851  $        0  $221,851    12/31/2005   $  221,851  $       --  $221,851    12/31/2004
 209       3/31/2006  $  335,296  $   63,130  $272,166    12/31/2005   $  343,961  $   63,056  $280,905    12/31/2004
 210             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 211       9/30/2006  $  307,150  $   95,619  $211,531    12/31/2005          N/A         N/A       N/A           N/A
 212      12/31/2005  $  373,890  $  100,252  $273,638    12/31/2004   $  347,039  $   96,264  $250,776    12/31/2003
 213      10/31/2006  $  877,010  $  554,931  $322,079    12/31/2005          N/A         N/A       N/A           N/A
 214       9/30/2006  $  472,736  $  244,818  $227,918    12/31/2005   $  457,943  $  252,740  $205,203    12/31/2004
 215      10/31/2006  $  300,579  $   57,214  $243,365    12/31/2005   $  302,560  $   56,584  $245,976    12/31/2004
 216      10/30/2006  $  243,175  $   73,861  $169,314    12/31/2005          N/A         N/A       N/A           N/A
 217      10/31/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 218       8/31/2006  $  342,638  $   46,676  $295,962    12/31/2005   $  337,400  $   50,090  $287,310    12/31/2004
 219       9/30/2006  $  663,183  $  468,507  $194,676    12/31/2005          N/A         N/A       N/A           N/A
 220      10/31/2006  $  164,864  $   55,274  $109,590    12/31/2005          N/A         N/A       N/A           N/A
 221       9/30/2006  $  328,424  $  101,343  $227,081    12/31/2005   $  329,067  $   98,912  $230,155    12/31/2004
 222       9/30/2006  $1,016,224  $  727,500  $288,724    12/31/2005   $  817,574  $  558,798  $258,776    12/31/2004
 223       7/31/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 224       9/30/2006  $  196,083  $   49,165  $146,918    12/31/2005   $  198,514  $   48,013  $150,501    12/31/2004
 225       9/30/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 226             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 227             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 228      10/31/2006         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 229             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 230      12/31/2005  $  201,546  $   30,443  $171,103    12/31/2004          N/A         N/A       N/A           N/A
 231      10/31/2006  $  236,321  $  122,782  $113,539    12/31/2005   $  238,256  $  115,105  $123,151    12/31/2004
 232       9/30/2006  $  355,367  $  116,982  $238,385    12/31/2005   $  346,835  $   99,736  $247,099    12/31/2004
 233             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A
 234      10/31/2006  $  593,116  $  187,237  $405,879    12/31/2005   $  535,233  $  200,195  $335,038    12/31/2004
 235      10/31/2006  $  714,879  $  196,666  $518,213    12/31/2005   $  669,360  $  206,177  $463,183    12/31/2004
 236       7/31/2006  $  280,904  $  129,384  $151,520    12/31/2005   $  198,219  $  100,220  $ 97,999    12/31/2004
 237             N/A         N/A         N/A       N/A           N/A          N/A         N/A       N/A           N/A



  #    U/W EGI (2)  U/W EXPENSES   U/W NOI
-----  -----------  ------------  --------
 146    $  709,780   $  286,208   $423,572
 147    $  648,224   $  211,852   $436,372
 148    $  526,199   $  104,136   $422,063
 149    $  518,286   $   89,599   $428,687
 150    $  966,832   $  340,111   $626,721
 151    $  833,552   $  392,862   $440,690
 152    $  607,898   $  193,187   $414,711
 153    $  537,508   $  164,951   $372,556
 154    $  638,929   $  219,560   $419,369
 155    $  613,359   $  243,452   $369,906
 156    $  710,193   $  273,787   $436,406
 157    $1,026,964   $  578,874   $448,090
 158    $  511,538   $  132,940   $378,598
 159    $  683,703   $  296,375   $387,328
 160    $1,615,140   $1,159,556   $455,584
 161    $  530,163   $   90,607   $439,556
 162    $  433,257   $   12,998   $420,259
 163    $1,600,149   $  979,821   $620,328
 164    $  650,430   $  188,474   $461,956
 165    $  476,291   $   86,027   $390,264
 166    $  520,240   $  141,005   $379,235
 167    $  484,966   $  152,534   $332,433
 168    $  563,408   $  216,114   $347,294
 169    $  566,467   $  158,829   $407,638
 170    $  460,802   $  132,481   $328,321
 171    $  237,808   $   81,993   $155,815
 172    $  276,373   $   94,501   $181,872
 173    $  779,890   $  461,645   $318,245
 174    $  505,066   $  141,306   $363,760
 175    $  654,438   $  338,932   $315,506
 176    $  458,443   $  139,970   $318,473
 177    $  395,634   $   93,614   $302,020
 178    $  415,127   $  118,291   $296,836
 179    $  426,311   $  126,603   $299,708
 180    $  408,803   $   57,820   $350,983
 181    $  356,712   $   57,929   $298,783
 182    $  529,113   $  202,034   $327,079
 183    $1,282,129   $  323,359   $958,770
 184    $  360,951   $   81,997   $278,954
 185    $  423,606   $  117,028   $306,578
 186    $  426,837   $  145,176   $281,661
 187    $  482,840   $  173,276   $309,564
 188    $  522,870   $  197,896   $324,973
 189    $  412,011   $  113,910   $298,101
 190    $  408,928   $   93,398   $315,530
 191    $1,708,714   $1,082,414   $626,300
 192    $  872,185   $  534,317   $337,868
 193    $  552,102   $  158,293   $393,809
 194    $  327,729   $   68,610   $259,119
 195    $  284,409   $   34,465   $249,944
 196    $  491,046   $  238,814   $252,232
 197    $  324,385   $   66,639   $257,746
 198    $  320,885   $   80,469   $240,416
 199    $  359,936   $   77,812   $282,124
 200    $  419,509   $  181,103   $238,406
 201    $  385,192   $  126,808   $258,384
 202    $  510,006   $  219,041   $290,965
 203    $  310,970   $   50,796   $260,174
 204    $  969,139   $  274,155   $694,984
 205    $  344,665   $  121,162   $223,503
206.1   $  300,659   $  117,878   $182,781
206.2   $  145,021   $   52,251   $ 92,770
 207    $  320,308   $   76,199   $244,109
 208    $  223,666   $    6,710   $216,956
 209    $  357,659   $   87,762   $269,897
 210    $  306,046   $   77,657   $228,389
 211    $  384,304   $  151,027   $233,277
 212    $  390,936   $  150,490   $240,446
 213    $  971,788   $  623,138   $348,650
 214    $  529,839   $  262,826   $267,013
 215    $  276,711   $   56,182   $220,529
 216    $  286,827   $   83,319   $203,508
 217    $  303,791   $   86,494   $217,297
 218    $  336,650   $   65,848   $270,802
 219    $  677,844   $  467,348   $210,496
 220    $  281,710   $   80,792   $200,918
 221    $  311,753   $  117,011   $194,742
 222    $1,054,964   $  828,988   $225,976
 223    $  235,719   $   50,284   $185,435
 224    $  218,153   $   49,781   $168,372
 225    $  208,984   $   48,474   $160,510
 226    $  224,495   $   70,245   $154,250
 227    $  241,413   $   78,797   $162,616
 228    $  231,594   $   83,451   $148,143
 229    $  201,422   $   45,091   $156,331
 230    $  257,116   $   39,746   $217,371
 231    $  281,861   $  102,573   $179,288
 232    $  366,949   $  143,860   $223,089
 233    $  171,657   $   32,553   $139,104
 234    $  660,059   $  210,884   $449,175
 235    $  755,172   $  218,493   $536,679
 236    $  333,380   $  147,673   $185,707
 237    $  187,257   $   43,030   $144,227

                                                                    CUT-OFF DATE       MOST          MOST          MOST
                 LOAN                                                PRINCIPAL        RECENT        RECENT        RECENT
  #    CROSSED  GROUP  PROPERTY NAME                                 BALANCE (1)      EGI (2)      EXPENSES         NOI
-----  -------  -----  ------------------------------------------  --------------  ------------  ------------  ------------
 238              2    Las Haciendas Apartments                    $    1,394,577           N/A           N/A           N/A
 239              1    10703 J Street                              $    1,300,000           N/A           N/A           N/A
 240              1    Stewart Place                               $    1,291,044  $    253,360  $    103,287  $    150,073
 241              2    Harrington Woods MHP                        $    1,266,074  $    145,381  $     11,878  $    133,503
 242              1    48-19 Vernon Boulevard                      $    1,222,567  $    205,673  $     50,114  $    155,559
 243              1    Sagemont Plaza                              $    1,215,513  $    202,965  $     62,435  $    140,530
 244              1    Worthington Professional Building           $    1,177,437  $    261,872  $    118,560  $    143,312
 245              1    South Shore Center                          $    1,150,000  $    277,427  $    113,751  $    163,676
 246              1    1021 National Road                          $    1,117,000  $    175,217  $     36,240  $    138,977
 247              1    Auburn-Watt Storage                         $    1,078,507  $    736,349  $    233,785  $    502,564
 248              1    Westside Market Place                       $    1,048,576  $    150,892  $      7,248  $    143,644
 249              1    Sienna Gardens Office                       $      997,047           N/A           N/A           N/A
 250              1    Cedar Park Crossing                         $      995,991           N/A           N/A           N/A
 251              1    Market Place Shopping Center                $      599,233  $    105,894  $     25,637  $     80,257
                                                                   --------------  ------------  ------------  ------------
TOTAL/WEIGHTED AVERAGE:                                            $3,371,478,040  $440,588,612  $223,923,383  $216,665,233
                                                                   ==============  ============  ============  ============
MAXIMUM:                                                           $  210,000,000  $ 22,164,298  $ 12,818,008  $  9,346,290
MINIMUM:                                                           $      599,233  $     54,088  $         --  $ (2,770,294)

           MOST       2ND MOST  2ND MOST  2ND MOST     2ND MOST    3RD MOST  3RD MOST  3RD MOST     3RD MOST
          RECENT       RECENT    RECENT    RECENT       RECENT      RECENT    RECENT    RECENT       RECENT
  #    PERIOD ENDING  EGI (2)   EXPENSES     NOI    PERIOD ENDING   EGI (2)  EXPENSES     NOI    PERIOD ENDING
-----  -------------  --------  --------  --------  -------------  --------  --------  --------  ------------
 238             N/A       N/A       N/A       N/A           N/A        N/A       N/A       N/A           N/A
 239             N/A       N/A       N/A       N/A           N/A        N/A       N/A       N/A           N/A
 240       9/30/2006  $199,587  $101,120  $ 98,467    12/31/2005   $251,263  $ 91,361  $159,902    12/31/2004
 241       9/30/2006  $141,086  $ 15,719  $125,367    12/31/2005   $125,639  $ 13,066  $112,573    12/31/2004
 242       7/31/2006  $197,662  $ 43,457  $154,205    12/31/2005   $182,734  $ 39,887  $142,847    12/31/2004
 243       4/30/2006  $208,695  $ 64,907  $143,788     4/30/2005        N/A       N/A       N/A           N/A
 244       9/30/2006  $238,817  $132,279  $106,538    12/31/2005        N/A       N/A       N/A           N/A
 245       9/13/2006  $257,386  $102,964  $154,422    12/31/2005   $266,659  $ 82,483  $184,176    12/31/2004
 246       4/30/2006  $166,694  $ 42,181  $124,513    12/31/2005   $167,144  $ 40,448  $126,696    12/31/2004
 247      10/31/2006  $749,122  $216,634  $532,488    12/31/2005   $757,818  $217,076  $540,742    12/31/2004
 248      12/31/2006       N/A       N/A       N/A           N/A        N/A       N/A       N/A           N/A
 249             N/A       N/A       N/A       N/A           N/A        N/A       N/A       N/A           N/A
 250             N/A       N/A       N/A       N/A           N/A        N/A       N/A       N/A           N/A
 251       5/31/2006  $102,015  $ 22,565  $ 79,450    12/31/2005        N/A       N/A       N/A           N/A

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:



  #    U/W EGI (2)  U/W EXPENSES     U/W NOI
-----  -----------  ------------  ------------
 238     $449,470     $280,286    $    169,184
 239     $285,217     $126,213    $    159,004
 240     $255,369     $114,153    $    141,216
 241     $147,972     $ 33,720    $    114,252
 242     $199,437     $ 68,226    $    131,211
 243     $190,550     $ 65,102    $    125,448
 244     $288,243     $147,102    $    141,141
 245     $324,398     $148,015    $    176,383
 246     $164,999     $ 44,909    $    120,090
 247     $724,519     $255,654    $    468,866
 248     $186,577     $ 64,601    $    121,976
 249     $113,602     $ 16,247    $     97,355
 250     $164,307     $ 48,415    $    115,892
 251     $ 99,731     $ 26,181    $     73,550
                                  ------------
TOTAL/WEIGHTED AVERAGE:           $317,003,599
                                  ============
MAXIMUM:                          $ 19,583,096
MINIMUM:                          $     43,382

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MANSIONS AT STEINER RANCH, MANSIONS ON THE GREEN I, MANSIONS AT CANYON CREEK AND MANSIONS ON THE GREEN II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY FAIRWINDS NORTHPOINTE AND FAIRWINDS SAND CREEK ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTH LEG PLAZA, SOUTHGATE SHOPPING CENTER AND WESTGATE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY LANCASTER VILLAGE RETIREMENT COMMUNITY AND LANCASTER VILLAGE INDEPENDENT LIVING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY VERNON APARTMENTS AND FRANKLIN APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2)  EFFECTIVE GROSS INCOME

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                               CONTRACTUAL            U/W
                                                                 ENGINEERING    RECURRING          RECURRING     LC & TI
              LOAN                                                RESERVE AT   REPLACEMENT        REPLACEMENT   RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                   ORIGINATION  RESERVE/FF&E       RESERVE/FF&E  ORIGINATION
---  -------  -----  ------------------------------------------  -----------  ------------       ------------  -----------
 1              2    Savoy Park                                          N/A   $  450,500          $450,500            N/A
 2              2    CVI Multifamily Apartment Portfolio          $  579,120   $  747,500          $810,500            N/A
 3      A       2    Mansions at Steiner Ranch                           N/A   $   75,300          $ 75,300            N/A
 4      A       2    Mansions on the Green I                             N/A   $   51,000          $ 51,000            N/A
 5      A       2    Mansions at Canyon Creek                            N/A   $   49,800          $ 49,800            N/A
 6      A       2    Mansions on the Green II                            N/A   $   36,480          $ 36,450            N/A
 7              1    City Place                                   $  760,099   $  131,298          $131,702    $ 6,161,000
 8              2    HGA Portfolio                                $  461,188   $  512,750          $205,100            N/A
 9              1    Koger Center                                 $  323,896          N/A          $373,897    $450,000.00
10              1    Trident Center                                      N/A          N/A          $109,837            N/A
11              1    Wells Fargo Place                                   N/A   $   98,988          $ 98,984    $ 2,500,000
12              2    El Ad Florida Multifamily Portfolio          $  250,910   $  110,750          $ 88,600            N/A
13              1    717 North Harwood Street                     $  281,054   $  124,156          $124,156            N/A
14              1    Conrad Indianapolis                                 N/A            1%                4%   $    50,000
15              1    Pinnacle at Tutwiler                                N/A   $   37,347          $ 37,348    $ 3,860,397
16              1    Residence Inn - San Diego                           N/A            0%                4%           N/A
17              1    20 S Clark                                          N/A   $   36,000          $ 72,731            N/A
18              1    Syracuse Office Portfolio                           N/A   $   31,515          $ 38,818            N/A
19              1    Residence Inn - Anaheim                             N/A            0%                4%           N/A
20              2    Wellington Ridge                                    N/A          N/A          $113,750            N/A
21              1    The Shoreham Hotel                                  N/A            4%                4%           N/A
22              1    PGA Plaza Shopping Center                           N/A   $   11,437          $ 11,437            N/A
23              2    Brentwood Downs                                     N/A          N/A          $102,000            N/A
24              1    Plymouth Corp. Center                        $    6,250   $   29,916          $ 30,112    $   500,000
25              1    Normandy Farms                                      N/A            3%  (1)           4%           N/A
26              1    Promenade at Tutwiler Farm                          N/A   $   31,497          $ 31,131            N/A
27              2    Lakeshore Ridge                                     N/A          N/A          $ 52,800            N/A
28              1    Blockbuster Warehouse                               N/A          N/A          $ 84,438            N/A
29      B       2    Fairwinds Northpointe                               N/A   $   45,600          $ 45,600            N/A
30      B       2    Fairwinds Sand Creek                                N/A   $   36,000          $ 36,000            N/A
31              1    Marsh Creek Corporate Center                        N/A   $   39,790          $ 39,790            N/A
32              1    Homewood Suites - Seattle                           N/A   $        0                 5%           N/A
33              1    1025 Old Country Road                        $  154,000   $   10,733          $ 30,972            N/A
34              2    College Club                                        N/A   $   43,200          $ 43,200            N/A
35              1    West Road Plaza                                     N/A   $   27,996          $ 46,020            N/A
36              1    Memphis International Airport Center         $  190,000   $   57,042          $  7,031            N/A
37              1    Spectra II - POOL 5                                 N/A   $   31,800          $ 31,767            N/A
38              1    Chandler Heights Marketplace                        N/A   $   18,729          $ 12,480    $   350,000
39              1    Atlas Cold Storage                                  N/A   $14,379.00          $ 14,379            N/A
40              2    Luxe Villas                                         N/A   $   11,808          $ 11,800            N/A
41              2    Morgan Ridge Apartments                             N/A   $   86,400          $ 86,400            N/A
42              2    Wellington Manor Apartments                         N/A   $   70,200          $ 65,520            N/A
43              2    Montecristo MF                                      N/A   $   71,960          $ 71,600            N/A
44              2    Sabal Point                                  $   37,609          N/A          $ 93,750            N/A
45              1    Campbell Center                                     N/A          N/A          $ 55,284            N/A
46              2    Villages of Cypress Creek                           N/A          N/A          $ 76,800            N/A
47              1    Golden Cove                                         N/A          N/A          $ 12,647            N/A
48              1    Calabasas Business Park                      $   60,595   $   15,216          $ 15,215    $   165,000
49              1    Deerpath Plaza                                      N/A   $    5,634          $  5,634    $   800,000
50              1    Archdale Marketplace                                N/A   $   17,928          $ 17,928            N/A
51              2    North Woods at the Four Seasons                     N/A   $   77,496          $ 77,500            N/A
52              2    Island Club                                  $   25,850          N/A          $ 78,500            N/A
53              2    Essington Village Apartments                 $    7,750   $  116,500          $116,500            N/A
54              2    Players Club                                 $   15,400          N/A          $ 64,500            N/A
55              1    Electric 308 Building                        $   10,000          N/A          $ 15,954            N/A
56              1    Gortz Schiele                                       N/A          N/A          $ 21,817            N/A
57              1    Olivera Crossing                                    N/A   $    6,927          $  7,136    $    21,990
58              1    Lake Worth Gardens                           $   76,250   $   51,000          $ 51,000            N/A
59              2    Chase Monroe                                 $   16,500          N/A          $ 54,000            N/A
60              2    North County Village MHC                            N/A          N/A          $ 10,625            N/A
61              2    Riverbend Apartments                         $  485,125   $  104,750          $104,750            N/A

     CONTRACTUAL                   TAX &
      RECURRING           U/W    INSURANCE
 #     LC & TI          LC & TI   ESCROWS
---  -----------       --------  ---------
 1          N/A             N/A    Both
 2          N/A             N/A    Both
 3          N/A             N/A    Both
 4          N/A             N/A    Both
 5          N/A             N/A    Both
 6          N/A             N/A    Both
 7     $673,194        $147,799    Both
 8          N/A             N/A    Both
 9          N/A        $219,398    Both
10          N/A        $353,163    None
11     $442,164        $803,472    Both
12          N/A             N/A    Both
13     $750,000        $530,345    Both
14          N/A             N/A  Insurance
15     $ 62,245        $108,861    Both
16          N/A             N/A    None
17     $273,000        $369,104    Both
18     $161,093        $106,974    Both
19          N/A             N/A    None
20          N/A             N/A    Both
21          N/A             N/A    Both
22     $ 85,577        $ 85,091    Both
23          N/A             N/A    Both
24     $180,000        $130,309    Both
25          N/A             N/A    Both
26     $ 52,495        $163,571    Both
27          N/A             N/A    Both
28          N/A        $ 88,221    None
29          N/A             N/A    Both
30          N/A             N/A    Both
31          N/A        $139,966    Both
32          N/A             N/A    Both
33     $103,241        $192,870    Both
34          N/A             N/A    Both
35     $ 58,800        $ 91,011    Both
36          N/A             N/A    Both
37     $105,888        $116,142    Both
38     $ 54,694        $147,401    Both
39          N/A        $110,896    None
40          N/A             N/A    Both
41          N/A             N/A    Both
42          N/A             N/A    Both
43          N/A             N/A    Both
44          N/A             N/A    Both
45          N/A        $ 69,299    None
46          N/A             N/A    Both
47          N/A        $ 38,021    None
48          N/A        $119,737    Both
49          N/A        $ 62,825    Both
50     $ 25,200        $ 61,604    Both
51          N/A             N/A    None
52          N/A             N/A    Both
53          N/A             N/A    Both
54          N/A             N/A    Both
55          N/A        $ 34,707    Both
56          N/A        $ 88,804    None
57     $ 30,000        $ 42,665    Both
58          N/A             N/A    Both
59          N/A             N/A    Both
60          N/A             N/A    Both
61          N/A             N/A    Both

                                                                               CONTRACTUAL            U/W
                                                                 ENGINEERING    RECURRING          RECURRING     LC & TI
              LOAN                                                RESERVE AT   REPLACEMENT        REPLACEMENT   RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                   ORIGINATION  RESERVE/FF&E       RESERVE/FF&E  ORIGINATION
---  -------  -----  ---------                                   -----------  ------------       ------------  -----------
62              1    KUKA USA                                            N/A          N/A          $ 29,880            N/A
63              1    Rambling Oaks                                       N/A   $   40,390          $ 40,390            N/A
64              1    La Casa Via Medical Offices                         N/A          N/A          $ 24,231    $   148,111
65              2    Waterford Landing Apartments                 $  238,559   $   55,000          $ 47,740            N/A
66              1    Playtogs Plaza                                      N/A   $   33,459          $ 33,459            N/A
67              1    South Wind Plaza                                    N/A   $   18,593          $ 18,593            N/A
68              1    Murrieta Pointe                                     N/A   $    5,754          $  5,754            N/A
69              1    Stanley Village                              $   18,750   $   22,920          $ 22,916            N/A
70              1    Hampton Inn & Suites - Wilmington                   N/A            0%                4%           N/A
71              2    Vista Diablo MHP                             $    5,000          N/A          $  5,700            N/A
72              2    Bella on Broadway                                   N/A   $   20,012          $ 20,000            N/A
73              2    Greens at McKinney                                  N/A   $   50,160          $ 50,160            N/A
74              1    Parkwood II                                         N/A   $    9,600          $  9,597            N/A
75              2    Cinnamon Ridge Apartments                    $    3,562   $  107,000          $107,000            N/A
76              1    GHG Portfolio Buckhead                              N/A            4%                4%           N/A
77              2    Crescent Oaks Apartments                     $1,000,000   $  107,250          $107,250            N/A
78              2    Forest Estates Apartments                    $   23,163   $   69,000          $ 69,000            N/A
79              1    The Fountains                                       N/A   $   37,800          $ 38,241            N/A
80              1    Crowne Plaza Harrisburg                      $   52,500            4%                4%           N/A
81              1    Eastway Crossing                             $   39,875   $   10,260          $ 15,268            N/A
82              1    Glendale Thunderbird Plaza                          N/A          N/A          $ 13,379            N/A
83              2    Arrowood Crossing                            $  184,775          N/A          $ 50,250            N/A
84              1    Radisson Fort Worth                          $   11,250            0%  (2)           4%           N/A
85              1    Bixby Business Center                               N/A          N/A          $  8,592    $   297,861
86              1    Hampton Inn Riverplace                              N/A            4%                4%           N/A
87              1    Cascade Citi Center                                 N/A   $    9,952          $  9,952            N/A
88              1    700 Longwater Drive                                 N/A          N/A          $ 10,938    $   300,000
89              1    Loudoun Tech Center I                               N/A   $   16,248          $ 16,248            N/A
90              1    St. Cloud Square                                    N/A   $   15,906          $ 15,903            N/A
91              1    Hilton Garden Inn Layton                            N/A            4%                4%           N/A
92              1    Springhill Suites Mooresville                       N/A            4%                4%           N/A
93      C       1    North Leg Plaza                              $    9,375   $   21,344          $ 21,344    $   180,000
94      C       1    Southgate Shopping Center                    $    1,875   $   12,270          $ 12,561    $    70,000
95      C       1    Westgate Shopping Center                     $    7,500   $    2,446          $  2,446    $   130,000
96              1    The Shoppes at Twin Oaks                            N/A          N/A          $  5,870            N/A
97              1    SpringHill Suites - Milford                         N/A            0%                4%           N/A
98              1    Land of Lincoln Building                     $   24,563   $   15,222          $ 15,222    $   200,000
99              1    Airport Industrial                           $   15,500   $   35,544          $ 36,435            N/A
100             1    Slater Office Building                              N/A   $    9,083          $  9,083    $    40,000
101             2    Mobile Aire Estates MHC                             N/A          N/A          $  2,575            N/A
102             1    Holiday Inn Express Hotel & Suites Woodway          N/A            4%                4%           N/A
103             1    701 Aviation (Xerox)                                N/A          N/A               N/A            N/A
104             1    Kimbrook Plaza                                      N/A   $   28,442          $ 28,442            N/A
105             2    La Vista Townhomes                           $   54,500   $   64,500          $ 64,500            N/A
106             1    Shades Creek Office Building                        N/A   $    8,736          $  8,867            N/A
107             2    Timber Falls                                 $   46,250   $   30,700          $ 25,000            N/A
108             1    Odyssey North                                       N/A   $   18,000          $ 17,333            N/A
109             1    Central Park Shopping Center                        N/A   $    7,440          $  7,410            N/A
110             1    Holiday Inn Express Kennesaw                 $    4,687            0%                4%           N/A
111             1    Woodmark at Steel Lake                              N/A   $   30,300          $ 21,750            N/A
112             1    Marlow Square Shopping Center                $   62,875   $   21,982          $ 21,765            N/A
113             1    Oakview Apts & Ballard Plaza Combined               N/A   $   39,060          $ 39,054            N/A
114     D       2    Lancaster Village Retirement Community              N/A   $   28,800          $ 28,800            N/A
115     D       2    Lancaster Village Independent Living                N/A   $    4,200          $  4,200            N/A
116             2    Greentree Apartments                                N/A   $   44,500          $ 44,500            N/A
117             1    National Parkway                                    N/A   $   14,700          $ 22,750            N/A
118             2    Woodlands of Plano Apartments                $   40,170   $   58,000          $ 58,000            N/A
119             2    Scriber Gardens                              $    3,750   $   21,300          $ 21,300            N/A
120             1    Avenue Shoppes                                      N/A   $    4,140          $  6,236            N/A
121             1    El Toreador                                         N/A          N/A          $  7,581            N/A
122             1    Plaza Mission Oaks                                  N/A          N/A          $  2,255            N/A

     CONTRACTUAL                   TAX &
      RECURRING           U/W    INSURANCE
 #     LC & TI          LC & TI   ESCROWS
---  -----------       --------  ---------
62          N/A        $ 44,822    None
63          N/A             N/A    Both
64          N/A        $148,111    Both
65          N/A             N/A    Both
66     $ 87,476        $ 89,385    Both
67     $ 56,354        $ 56,354    Both
68     $ 39,609        $ 39,609    Both
69     $ 69,060        $ 69,065    Both
70          N/A             N/A    Both
71          N/A             N/A    Both
72          N/A             N/A    Both
73          N/A             N/A    Both
74     $ 96,000        $ 87,655    Both
75          N/A             N/A    Both
76          N/A             N/A    Both
77          N/A             N/A    Both
78          N/A             N/A    Both
79          N/A             N/A    Both
80          N/A             N/A    Both
81     $ 12,000        $ 46,795    Both
82          N/A        $ 36,243    None
83          N/A             N/A    Both
84          N/A             N/A    Both
85          N/A        $ 72,128    None
86          N/A             N/A    Both
87     $  8,976        $  8,976    Both
88     $ 60,000        $ 69,106    Both
89     $125,004        $ 70,531    Both
90     $ 35,225        $ 30,381    Both
91          N/A             N/A    Both
92          N/A             N/A    None
93          N/A        $ 59,290    Both
94          N/A        $ 29,908    Both
95          N/A        $  8,154    Both
96          N/A        $ 35,244    Both
97          N/A             N/A    Both
98     $112,000        $ 56,250    Both
99     $ 30,000        $ 39,398    Both
100    $ 58,629        $ 60,007    Both
101         N/A             N/A    Both
102         N/A             N/A    Both
103         N/A             N/A    None
104    $ 43,200        $ 43,193    Both
105         N/A             N/A    Both
106    $ 24,420        $108,993    Both
107         N/A             N/A    Both
108    $ 60,000        $ 48,486    Both
109    $ 24,840        $ 32,337    Both
110         N/A             N/A     Tax
111         N/A             N/A    Both
112    $ 43,964        $ 39,992    Both
113         N/A        $ 19,388    Both
114         N/A             N/A    Both
115         N/A             N/A    Both
116         N/A             N/A    Both
117    $111,000        $100,123    Both
118         N/A             N/A    Both
119         N/A             N/A    Both
120    $ 12,000        $ 25,403    Both
121         N/A        $ 31,806    None
122         N/A        $ 17,331    Both

                                                                               CONTRACTUAL            U/W
                                                                 ENGINEERING    RECURRING          RECURRING     LC & TI
              LOAN                                                RESERVE AT   REPLACEMENT        REPLACEMENT   RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                   ORIGINATION  RESERVE/FF&E       RESERVE/FF&E  ORIGINATION
---  -------  -----  ------------------------------------------  -----------  ------------       ------------  -----------
123             1    Twin Oaks Industrial Center                         N/A   $    6,230          $  6,230            N/A
124             1    Scott Village Shopping Center                $  117,500   $   11,731          $ 26,590    $   250,000
125             2    Sherwood Apartments                          $   38,969   $   28,250          $ 28,250            N/A
126             1    Glendora Marketplace                                N/A   $    2,200          $  2,200            N/A
127             1    Morgan Estates                                      N/A   $   22,752          $ 25,200            N/A
128             1    4550 Lena Drive                                     N/A   $    6,572          $  6,571            N/A
129             2    Timmaron Apartments                                 N/A   $   49,000          $ 49,000            N/A
130             1    505 North Belt                                      N/A   $   11,704          $ 11,713            N/A
131             1    525 North Belt                                      N/A   $    9,453          $  9,453            N/A
132             1    Holiday Inn Express Bessemer                        N/A            4%                4%           N/A
133             1    500 North Pulaski                                   N/A   $   17,400          $ 17,366    $   100,000
134             1    Spectrum Plaza Shopping Center               $   16,250   $   10,202          $ 10,202            N/A
135             1    EPS Building                                        N/A   $    1,980          $  1,993            N/A
136             1    521 North Belt                                      N/A   $    8,626          $  8,626            N/A
137             1    12th and Orange St Garage                    $   13,125   $    7,041          $  7,041            N/A
138             1    Hampton Inn Janesville                              N/A            4%                4%           N/A
139             1    Waddell Plaza                                       N/A          N/A          $  1,985    $    35,000
140             1    College Park Plaza                                  N/A          N/A          $  4,214            N/A
141             1    Ocala Office Buildings                              N/A   $    4,909          $  4,909            N/A
142             1    Carrollwood Oaks SC                                 N/A          N/A          $  3,480            N/A
143             1    La Mirage Retail                                    N/A          N/A          $  5,713            N/A
144             1    Simi Valley Business Park                           N/A          N/A          $  6,661            N/A
145             2    1025 Ocean Ave Apartments                           N/A   $    5,250          $  5,250            N/A
146             1    Radio Drive Professional Building                   N/A   $    3,840          $  5,111            N/A
147             1    Secured Self Storage                                N/A          N/A          $ 12,784            N/A
148             1    Miramar Center                               $    3,523   $    4,710          $  4,710            N/A
149             1    Oak Ridge Center                                    N/A          N/A          $  7,756            N/A
150             1    801 Tilton  Road                             $   90,312          N/A          $  7,284            N/A
151             2    Denison Park Apartments                             N/A   $   35,500          $ 36,000            N/A
152             1    Plantation Warehouse                         $   21,875          N/A          $ 10,659    $    18,810
153             1    College Station - Southwest Crossing                N/A   $    2,280          $  2,280            N/A
154             1    Benton Park Shopping Center                  $    9,375   $   11,508          $ 11,494            N/A
155             1    2000 Lincoln Park West                              N/A   $    2,713          $  2,713            N/A
156             2    Whispering Timbers                                  N/A   $   28,600          $ 28,600            N/A
157             2    Ryan Place Apartments                               N/A   $   34,000          $ 34,000            N/A
158             1    Palm Gardens                                        N/A   $    2,208          $  2,207            N/A
159             1    Range Vista                                  $   15,625   $    4,072          $  4,072    $    75,000
160             1    Best Western Villa Del Lago Inn              $   10,000            4%                4%           N/A
161             1    Florence Plaza                                      N/A   $   13,272          $ 17,700            N/A
162             1    CVS--Naples FL                               $      625          N/A          $  1,382            N/A
163             1    Best Western Hotel & Suites Sebastian        $    1,125            4%                4%           N/A
164             1    Dexter Crossing Retail                              N/A          N/A          $  3,403    $   175,000
165             1    White House Shops                                   N/A   $    3,780          $  3,780            N/A
166             1    Lancaster K-8 Avenue Industrial                     N/A          N/A          $  4,641            N/A
167             1    Old Orchard Retail                                  N/A          N/A          $  5,357            N/A
168             1    Congress Pointe Shopping Center              $    7,062          N/A          $  5,453            N/A
169             1    Westminster Park Building                    $   13,188   $    6,051          $  6,051    $    38,000
170             1    Pierce Community Bank Building                      N/A   $    1,662          $  1,662            N/A
171     E       2    Franklin Apartments                          $   11,100   $    6,000          $  6,000            N/A
172     E       2    Vernon Apartments                                   N/A   $    3,600          $  3,600            N/A
173             2    Amberley House                                      N/A   $   18,000          $ 18,000            N/A
174             1    Plantation Plaza                                    N/A   $    5,630          $  5,630    $    25,000
175             1    10039 Bissonnet Office                              N/A   $    8,307          $  8,307            N/A
176             1    Altadena Square Shopping Center                     N/A   $    2,969          $  2,969            N/A
177             1    Federal Express Bakersfield                         N/A          N/A          $  1,911            N/A
178             1    San Dimas Retail                             $    6,562   $    3,159          $  3,159            N/A
179             1    I-Loft                                              N/A          N/A          $  3,397            N/A
180             1    37th Street                                         N/A          N/A          $  4,710            N/A
181             1    Harvest Plaza Phase II                              N/A   $    2,772          $  2,770            N/A
182             1    The Dale Building                                   N/A   $    5,880          $  5,797    $   108,600
183             1    Redwood City Storage                                N/A          N/A          $ 12,699            N/A

     CONTRACTUAL                   TAX &
      RECURRING           U/W    INSURANCE
 #     LC & TI          LC & TI   ESCROWS
---  -----------       --------  ---------
123    $ 15,576        $ 30,105    None
124    $ 40,000        $ 34,902    Both
125         N/A             N/A    Both
126    $ 28,407        $ 28,407    Both
127         N/A             N/A    Both
128    $ 38,990        $ 38,982    Both
129         N/A             N/A    Both
130    $ 59,847        $ 60,051    Both
131    $ 55,402        $ 60,829    Both
132         N/A             N/A    Both
133    $ 51,996        $ 49,569    Both
134         N/A        $ 59,587    Both
135         N/A        $  1,439    Both
136    $ 39,168        $ 39,168    Both
137         N/A             N/A    Both
138         N/A             N/A    Both
139    $ 20,000        $ 16,500    Both
140    $ 25,000        $ 22,856    Both
141    $ 29,049   (3)  $ 29,006    Both
142    $ 15,000        $ 21,544    Both
143    $ 38,088        $ 21,857    Both
144    $ 36,336        $ 36,334    Both
145         N/A             N/A    Both
146    $ 22,500        $ 28,172    Both
147         N/A             N/A    Both
148    $ 21,408        $ 19,524    Both
149    $ 20,004        $ 23,161    Both
150    $ 24,000        $ 46,352    Both
151         N/A             N/A    Both
152    $ 18,810        $ 17,095    Both
153    $ 21,795        $ 21,795    Both
154    $ 33,996        $ 33,832    Both
155    $  4,341        $  4,378    Both
156         N/A             N/A    Both
157         N/A             N/A    Both
158    $ 12,000        $ 19,012    Both
159    $ 36,000        $ 33,055    Both
160         N/A             N/A    Both
161    $ 40,000        $ 26,247    Both
162         N/A             N/A    None
163         N/A             N/A    Both
164         N/A        $ 36,742    Both
165    $ 20,004        $ 23,362     Tax
166         N/A        $ 17,733    None
167    $ 27,000        $ 26,991    Both
168         N/A        $ 23,479    Both
169    $ 36,304        $ 36,304    Both
170    $ 21,000        $ 19,921    Both
171         N/A             N/A    Both
172         N/A             N/A    Both
173         N/A             N/A    Both
174    $ 25,000        $ 25,000    Both
175    $ 17,416        $ 17,416    Both
176    $ 18,796        $ 18,796    Both
177         N/A        $  4,094    Both
178    $ 21,063        $ 13,407    Both
179         N/A        $ 11,690    Both
180    $ 16,000        $ 20,878    Both
181    $ 12,000        $ 15,136    Both
182         N/A        $ 39,654    Both
183         N/A             N/A    None

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                               CONTRACTUAL            U/W
                                                                 ENGINEERING    RECURRING          RECURRING     LC & TI
              LOAN                                                RESERVE AT   REPLACEMENT        REPLACEMENT   RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                   ORIGINATION  RESERVE/FF&E       RESERVE/FF&E  ORIGINATION
---  -------  -----  ------------------------------------------  -----------  ------------       ------------  -----------
184             1    Encino Shoppes, LLC                                 N/A          N/A          $    832    $    20,000
185             1    Quail Northwest                                     N/A   $    2,988          $  2,988            N/A
186             1    Lakewood Country Club Center                        N/A          N/A          $  2,199    $   126,080
187             1    McMinnville Town Center                      $   13,750   $    3,454          $  3,454    $    25,000
188             1    South Hills Center                           $    9,000   $    3,757          $  3,757            N/A
189             1    90 Good Drive                                       N/A          N/A          $  2,825    $    23,000
190             1    Madison Boulevard Service Center                    N/A   $    4,248          $  4,253            N/A
191             1    Hampton Inn Wilkesboro                              N/A            0%                4%           N/A
192             2    Claire Tower Apartments                      $   51,480          N/A          $ 30,613            N/A
193             1    Wick Lane Shopping Center                    $    6,875          N/A          $  4,503    $    35,000
194             1    Wake Forest Eatery                                  N/A          N/A          $  2,228            N/A
195             1    80 Windward Ave                                     N/A   $      992          $    971            N/A
196             1    Palm Harbor Professional Center                     N/A   $    4,450          $  4,449    $    15,000
197             1    Centre Green Square at Whitehall                    N/A          N/A          $  2,240            N/A
198             2    Arbors Apartments                            $   15,375   $    6,000          $  6,000            N/A
199             1    Trinity Oaks                                        N/A          N/A          $  1,292            N/A
200             2    Woodbrook Lane                                      N/A   $   12,500          $ 12,500            N/A
201             1    A&B Self Storage                                    N/A   $    8,884          $  8,883            N/A
202             1    4000 Aerial Center                           $    9,000   $    5,776          $  5,776            N/A
203             1    Summerfield Village                                 N/A   $    2,644          $  2,644            N/A
204             1    Hayward Storage                                     N/A          N/A          $    103            N/A
205             1    Lakeview Self Storage                               N/A   $    6,000          $  3,138            N/A
206             2    S'Ville and Deville Apts                     $   40,375   $   15,750          $ 23,250            N/A
207             1    Lakeshore Village Shopping Center                   N/A   $      799          $    799            N/A
208             1    CVS New Port Richey                                 N/A          N/A          $  1,170            N/A
209             1    Monroeville Shopping Center                  $    1,875   $    8,588          $  8,588            N/A
210             1    Deer Valley Industrial                              N/A          N/A          $  2,729    $    50,000
211             2    Worthington Apartments                       $   19,625   $   10,600          $ 10,600            N/A
212             2    Meadowood Apartments                                N/A   $    9,996          $ 10,000            N/A
213             1    Sleep Inn Phoenix                                   N/A            4%  (4)           4%           N/A
214             2    Town & Country Apartments                    $    1,125   $   23,000          $ 23,000            N/A
215             1    Cades Center                                        N/A   $    4,482          $  4,482    $    65,000
216             1    Harbour Bend Office                          $    1,250   $    5,439          $  5,439    $    80,000
217             1    820 Sunland Park                                    N/A          N/A          $  2,246            N/A
218             1    Windward Plaza                               $    5,000          N/A          $  1,506            N/A
219             2    Springwood Apts SC                           $    5,625   $   38,000          $ 38,000            N/A
220             1    Tabernacle Towers                            $      625          N/A          $  2,382    $    30,000
221             1    U Store                                             N/A          N/A          $  8,485            N/A
222             1    GHG Perimeter Center                                N/A            4%                4%           N/A
223             1    North Fork Crossing                          $    1,250   $    2,516          $  2,516            N/A
224             1    7th & Orange Avenue                          $      625   $    2,272          $  2,272            N/A
225             1    Palisades Retail                             $   13,563          N/A          $    514    $    30,000
226             1    Custer Place                                        N/A   $    1,170          $  1,170            N/A
227             1    Saddle Rock Village Center                          N/A   $      804          $    803            N/A
228             2    Twin Pines Apartments                               N/A   $    7,500          $  7,500            N/A
229             1    2110 South Lamar Shopping Center                    N/A   $      962          $  1,443            N/A
230             1    Morningside Shopping Center                  $    3,125   $    4,605          $  4,605            N/A
231             1    Rufe Snow Plaza                              $    6,250   $    5,163          $  3,386    $    40,000
232             1    North Highland Shopping Center               $    1,938          N/A          $  3,324    $    28,000
233             1    Raceway Plaza                                       N/A   $      876          $    870            N/A
234             1    Druid Hills Storage                                 N/A          N/A          $     83            N/A
235             1    Walnut Storage                                      N/A          N/A          $     68            N/A
236             1    Security Storage Tuscaloosa                  $      625          N/A          $  6,210            N/A
237             1    Meridian Retail                              $    3,750   $    1,773          $  1,773    $    27,000
238             2    Las Haciendas Apartments                     $    1,688   $   15,250          $ 15,250            N/A
239             1    10703 J Street                               $   16,875   $    4,573          $  4,543            N/A
240             1    Stewart Place                                       N/A          N/A          $  1,800            N/A
241             2    Harrington Woods MHP                         $    1,875   $    2,200          $  2,200            N/A
242             1    48-19 Vernon Boulevard                              N/A   $    3,257          $  3,257            N/A
243             1    Sagemont Plaza                               $    2,250   $    3,932          $  3,932    $    30,000
244             1    Worthington Professional Building            $    7,563   $    7,625          $  7,625    $    40,000

     CONTRACTUAL                   TAX &
      RECURRING           U/W    INSURANCE
 #     LC & TI          LC & TI   ESCROWS
---  -----------       --------  ---------
184    $  8,324        $  7,075    Both
185    $ 12,000        $ 17,926    Both
186         N/A        $  4,591    None
187    $ 36,000        $ 29,160    Both
188    $ 50,072        $ 53,091    Both
189    $ 12,000        $ 16,951    Both
190    $ 18,000        $ 22,678    None
191         N/A             N/A    None
192         N/A             N/A    Both
193         N/A        $ 28,899    Both
194    $  9,900        $ 11,794    Both
195    $  6,613        $  6,475    Both
196    $ 29,000        $ 18,869    Both
197         N/A        $ 12,123    Both
198         N/A             N/A    Both
199    $ 12,000        $ 14,349    Both
200         N/A             N/A    Both
201    $    500        $    500    Both
202    $ 12,000        $ 25,469    Both
203    $  8,004        $  9,342    Both
204         N/A             N/A    None
205         N/A             N/A    Both
206         N/A             N/A    Both
207    $  6,877        $  6,877    Both
208         N/A             N/A    None
209    $ 18,221        $ 18,474    Both
210         N/A        $ 17,216    Both
211         N/A             N/A    Both
212         N/A             N/A    Both
213         N/A             N/A    Both
214         N/A             N/A    Both
215    $ 17,500        $ 13,756    Both
216         N/A        $ 17,705    Both
217         N/A        $ 10,978    Both
218         N/A        $  9,039    Both
219         N/A             N/A    Both
220    $ 15,000        $ 13,401    Both
221         N/A             N/A    Both
222         N/A             N/A    Both
223    $ 10,062        $ 10,062    Both
224    $  8,115        $  7,350    Both
225    $  2,741        $  3,426    Both
226    $  7,800        $  7,020    Both
227    $  5,004        $  8,535    Both
228         N/A             N/A    Both
229    $  7,217        $  7,310    Both
230    $  9,763        $  6,777    Both
231         N/A        $ 18,766    Both
232    $ 10,000        $ 14,958    Both
233         N/A        $  5,651    Both
234         N/A             N/A    None
235         N/A             N/A    None
236         N/A             N/A    Both
237         N/A        $ 13,457    Both
238         N/A             N/A    Both
239    $  1,262        $ 18,534    Both
240    $ 12,000        $ 17,018     Tax
241         N/A             N/A    Both
242    $  3,000        $  3,540    Both
243    $ 12,000        $ 10,049    Both
244    $ 10,800        $ 16,451    Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                               CONTRACTUAL            U/W
                                                                 ENGINEERING    RECURRING          RECURRING     LC & TI
              LOAN                                                RESERVE AT   REPLACEMENT        REPLACEMENT   RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                   ORIGINATION  RESERVE/FF&E       RESERVE/FF&E  ORIGINATION
---  -------  -----  ---------                                   -----------  ------------       ------------  -----------
245             1    South Shore Center                                  N/A          N/A          $  2,730            N/A
246             1    1021 National Road                           $      625          N/A          $  2,815    $    25,000
247             1    Auburn-Watt Storage                                 N/A          N/A          $     84            N/A
248             1    Westside Market Place                        $    1,250          N/A          $    946            N/A
249             1    Sienna Gardens Office                               N/A   $      636          $    630            N/A
250             1    Cedar Park Crossing                                 N/A   $      747          $  1,120            N/A
251             1    Market Place Shopping Center                 $   12,500          N/A          $  5,559    $    10,000

     CONTRACTUAL                   TAX &
      RECURRING           U/W    INSURANCE
 #     LC & TI          LC & TI   ESCROWS
---  -----------       --------  ---------
245         N/A        $ 11,776    None
246         N/A             N/A    Both
247         N/A             N/A    None
248         N/A        $  8,019    Both
249    $  4,200        $  3,045    Both
250    $  7,500        $  7,367    Both
251    $  5,000        $  3,625    Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MANSIONS AT STEINER RANCH, MANSIONS ON THE GREEN I, MANSIONS AT CANYON CREEK AND MANSIONS ON THE GREEN II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B)  THE  UNDERLYING  MORTGAGE  LOANS  SECURED  BY  FAIRWINDS   NORTHPOINTE  AND
     FAIRWINDS SAND CREEK ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTH LEG PLAZA, SOUTHGATE SHOPPING CENTER AND WESTGATE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY LANCASTER VILLAGE RETIREMENT COMMUNITY AND LANCASTER VILLAGE INDEPENDENT LIVING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY VERNON APARTMENTS AND FRANKLIN APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1) WITH RESPECT TO THE NORMANDY FARMS MORTGAGE LOAN, ON 2/1/2007 THROUGH 2/1/2008 DEPOSITS TO THE CONTRACTUAL FF&E RESERVE ARE 1/12TH OF 3% OF TOTAL GROSS REVENUES DERIVED FROM THE OPERATION OF THE PROPERTY DURING THE IMMEDIATELY PRECEDING CALENDAR YEAR. COMMENCING ON 3/1/2008 AND THEREAFTER ON THE FIRST DAY OF EACH CALENDAR MONTH, DEPOSITS ARE 1/12TH OF 4% OF TOTAL GROSS REVENUES DERIVED FROM OPERATION OF THE PROPERTY DURING THE IMMEDIATELY PRECEDING CALENDAR YEAR.

(2) WITH RESPECT TO THE RADISSON FORT WORTH MORTGAGE LOAN, THE CONTRACTUAL FF&E RESERVE WILL BE 0% OF GROSS REVENUE AND 0% OF EXCLUDED REVENUE IN THE FIRST YEAR, 1.0% OF GROSS REVENUE PLUS 0.5% OF THE EXCLUDED REVENUE IN THE SECOND YEAR, 3.0% OF GROSS REVENUE PLUS 1.5% OF EXCLUDED REVENUE IN THE THIRD YEAR AND 4.0% OF GROSS REVENUE PLUS 2.0% OF EXCLUDED REVENUE THEREAFTER. FOR THESE PURPOSES EXCLUDED REVENUE SHALL CONSIST OF FOOD AND BEVERAGE SALES AND SHALL NOT BE INCLUDED IN GROSS REVENUE.

(3) WITH RESPECT TO THE OCALA OFFICE BUILDINGS, THE CONTRACTUAL TI/LC PAYMENT OF $2,420.76 IS NOT REQUIRED AFTER THE 36TH PAYMENT IF DSCR IS EQUAL TO OR GREATER THAN 1.25X AND OCCUPANCY RATE IS 100%.

(4) WITH RESPECT TO THE SLEEP INN PHOENIX MORTGAGE LOAN, THE BORROWER IS REQUIRED TO MAKE MONTHLY PAYMENTS TO THE FF&E RESERVE ACCOUNT IN AN AMOUNT EQUAL TO $5,000 PER MONTH ON JANUARY, APRIL AND NOVEMBER. THE BORROWER IS REQUIRED TO MAKE MONTHLY PAYMENTS TO THE FF&E RESERVE ACCOUNT IN AN AMOUNT EQUAL TO $12,000 PER MONTH ON FEBRUARY AND MARCH.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                             CUT-OFF
                                                         DATE PRINCIPAL
  #     CROSSED   PROPERTY NAME                            BALANCE (1)    PROPERTY TYPE    SQ. FT.
-----   -------   ------------------------------------   --------------   -------------   ---------
  7               City Place                               $150,000,000   Mixed Use         756,471
  9               Koger Center                             $115,500,000   Office            849,765   (4)
  10              Trident Center                           $101,850,000   Office            366,123   (5)
  11              Wells Fargo Place                        $ 90,000,000   Office            659,894   (6)
  13              717 North Harwood Street                 $ 64,000,000   Office            828,314
  15              Pinnacle at Tutwiler                     $ 48,515,172   Retail            248,988
  17              20 S Clark                               $ 40,500,000   Office            363,657
 18.1             250 South Clinton Street                 $ 30,736,626   Office            182,576
 18.2             507 Plum Street                          $  8,063,374   Office             71,449
  22              PGA Plaza Shopping Center                $ 33,450,000   Retail            114,374
  24              Plymouth Corp. Center                    $ 31,692,500   Office            200,745
  26              Promenade at Tutwiler Farm               $ 30,084,828   Retail            209,978
  28              Blockbuster Warehouse                    $ 29,870,981   Industrial        844,377
  31              Marsh Creek Corporate Center             $ 28,400,000   Mixed Use         268,288
  33              1025 Old Country Road                    $ 27,000,000   Office            206,482
  35              West Road Plaza                          $ 25,020,000   Retail            460,196
  36              Memphis International Airport Center     $ 24,900,000   Industrial      1,140,610   (7)
 37.1             Spectra II Retail - Alice, TX            $  4,560,000   Retail             39,100
 37.2             Spectra II Retail - St. Johns, MI        $  3,780,000   Retail             29,930
 37.3             Spectra II Retail - Douglas, AZ          $  3,760,000   Retail             32,140
 37.4             Spectra II Retail - Yukon, OK            $  3,600,000   Retail             31,500
 37.5             Spectra II Retail - Mustang, OK          $  3,320,000   Retail             35,846
 37.6             Spectra II Retail - Liberty, TX          $  2,020,000   Retail             14,960
 37.7             Spectra II Retail - Bad Axe, MI          $  3,100,000   Retail             28,300
  38              Chandler Heights Marketplace             $ 23,446,000   Retail            124,804
  39              Atlas Cold Storage                       $ 23,000,000   Industrial        287,583
  45              Campbell Center                          $ 18,894,211   Office            276,419
  47              Golden Cove                              $ 16,500,000   Mixed Use          84,315
  48              Calabasas Business Park                  $ 15,255,000   Office            101,430
  49              Deerpath Plaza                           $ 14,850,000   Mixed Use          46,948
  50              Archdale Marketplace                     $ 14,600,000   Retail            175,890
  55              Electric 308 Building                    $ 13,800,000   Mixed Use         106,363
  56              Gortz Schiele                            $ 13,659,155   Industrial        218,174
  57              Olivera Crossing                         $ 13,500,000   Retail             47,573
  62              KUKA USA                                 $ 13,082,486   Industrial        298,800
  64              La Casa Via Medical Offices              $ 12,760,506   Office             80,770
  66              Playtogs Plaza                           $ 12,500,000   Retail            196,818
  67              South Wind Plaza                         $ 12,500,000   Retail            123,953
  68              Murrieta Pointe                          $ 12,400,000   Retail             38,361
  69              Stanley Village                          $ 12,000,000   Retail            134,801
  74              Parkwood II                              $ 11,487,000   Office             95,973
  81              Eastway Crossing                         $  9,900,000   Retail            101,785
  82              Glendale Thunderbird Plaza               $  9,763,500   Retail             89,194
  85              Bixby Business Center                    $  9,284,222   Office             57,278
  87              Cascade Citi Center                      $  8,800,000   Retail             99,516
  88              700 Longwater Drive                      $  8,650,000   Office             72,921
  89              Loudoun Tech Center I                    $  8,500,000   Mixed Use          81,238
  90              St. Cloud Square                         $  8,446,276   Retail             88,352
  93       A      North Leg Plaza                          $  4,435,925   Retail            118,580
  94       A      Southgate Shopping Center                $  3,182,727   Retail             59,816
  95       A      Westgate Shopping Center                 $    616,653   Retail             16,307
  96              The Shoppes at Twin Oaks                 $  8,200,000   Retail             39,135
  98              Land of Lincoln Building                 $  7,976,012   Office            101,512
  99              Airport Industrial                       $  7,968,833   Industrial        364,347
 100              Slater Office Building                   $  7,908,000   Office             58,629
 103              701 Aviation (Xerox)                     $  7,506,000   Office            336,240
 104              Kimbrook Plaza                           $  7,469,932   Retail            113,766
 106              Shades Creek Office Building             $  7,400,000   Office             59,111
 108              Odyssey North                            $  7,150,000   Retail            115,554
 109              Central Park Shopping Center             $  6,975,000   Retail             49,534
 112              Marlow Square Shopping Center            $  6,847,195   Mixed Use          70,209
113.2             Oakview Commercial- Ballard Plaza        $    960,000   Retail             38,690
 117              National Parkway                         $  6,400,000   Mixed Use         151,667
 120              Avenue Shoppes                           $  6,120,000   Retail             41,574
 121              El Toreador                              $  6,100,000   Retail             36,102
 122              Plaza Mission Oaks                       $  6,100,000   Retail             15,035
 123              Twin Oaks Industrial Center              $  6,050,000   Mixed Use          62,304
 124              Scott Village Shopping Center            $  5,889,107   Retail             78,205
 126              Glendora Marketplace                     $  5,750,000   Retail             22,000
 128              4550 Lena Drive                          $  5,706,756   Office             43,809
 130              505 North Belt                           $  5,367,955   Office             78,027
 131              525 North Belt                           $  5,173,560   Office             78,772
 133              500 North Pulaski                        $  5,100,000   Industrial        173,661
 134              Spectrum Plaza Shopping Center           $  5,100,000   Retail            102,022
 135              EPS Building                             $  5,100,000   Office             20,000
 136              521 North Belt                           $  5,074,068   Office             78,415
 137              12th and Orange St Garage                $  4,991,043   Retail            191,310   (8)
 139              Waddell Plaza                            $  4,920,000   Retail             19,850
 140              College Park Plaza                       $  4,900,000   Retail             28,094
 141              Ocala Office Buildings                   $  4,639,998   Office             32,729
 142              Carrollwood Oaks SC                      $  4,629,000   Retail             23,197
 143              La Mirage Retail                         $  4,600,000   Retail             38,688
 144              Simi Valley Business Park                $  4,550,000   Office             29,532
 146              Radio Drive Professional Building        $  4,425,000   Office             25,555
 148              Miramar Center                           $  4,350,000   Industrial         21,408
 149              Oak Ridge Center                         $  4,320,000   Retail             38,779
 150              801 Tilton Road                          $  4,290,690   Retail             48,561
 152              Plantation Warehouse                     $  4,200,000   Industrial         62,700
 153              College Station - Southwest Crossing     $  4,200,000   Retail             22,800
 154              Benton Park Shopping Center              $  4,190,951   Retail             76,628
 155              2000 Lincoln Park West                   $  4,165,000   Retail             18,084   (9)
 158              Palm Gardens                             $  4,041,000   Office             22,065
 159              Range Vista                              $  4,000,000   Office             27,145
 161              Florence Plaza                           $  3,991,632   Retail             83,028
 162              CVS--Naples FL                           $  3,991,066   Retail             13,824
 164              Dexter Crossing Retail                   $  3,987,775   Retail             22,685

                            MAJOR                                  MAJOR            MAJOR
                         TENANT # 1                             TENANT # 1    TENANT # 1 LEASE
  #                          NAME                                 SQ. FT.    EXPIRATION DATE (2)
-----   ------------------------------------------------        ----------   -------------------
  7                          Macy's                        (3)     110,000         1/31/2016
  9                     State of Florida                           575,640        10/31/2019
  10             Manatt, Phelps & Phillips, LLP                    217,995         4/1/2021
  11                          GSA                                  114,904         2/28/2015
  13                          KPMG                                 219,055         6/30/2015
  15                       Belk, Inc.                               95,456         1/31/2026
  17        Ogletree, Deakins, Murphy, Smith & Polk                 19,748        10/31/2012
 18.1              AT&T Credit Holdings, Inc.                       48,850        12/31/2008
 18.2   Scolaro, Shulman, Cohen, Fetter & Burstein, P.C.            23,972        11/20/2014
  22                 Marshalls, Store #0653                         27,509        10/31/2007
  24                    Fishman & Tobin                             36,450        12/31/2009
  26                     Academy Sports                             52,500         1/31/2011
  28                   Blockbuster, Inc.                           844,377         5/15/2013
  31              ACG Chemicals Americas, Inc.                      30,070         9/30/2016
  33                   Boundless Equities                           16,800         4/30/2019
  35              The Dump (Haynes Furniture)                      194,101        11/30/2014
  36              Federal Express Corporation                      196,450        11/30/2016
 37.1                     Dollar Tree                               10,080         4/30/2010
 37.2                     Dollar Tree                                8,250         7/30/2011
 37.3                     Dollar Tree                               11,040         9/30/2011
 37.4                     Dollar Tree                               10,000         3/31/2011
 37.5                     Dollar Tree                               13,096         6/30/2014
 37.6                         Cato                                   4,160         1/31/2012
 37.7                     Dollar Tree                                8,000         1/31/2011
  38                        Basha's                                 54,416        10/31/2025
  39             Atlas Cold Storage America LLC                    287,583        10/31/2017
  45              Life Care Center of America                      276,419         10/1/2026
  47                   Montessori School                            28,557        12/10/2018
  48                    Nova Development                            17,250         8/31/2007
  49           LaSalle Bank National Association                     6,675        11/30/2016
  50                        Big Lots                                39,050         1/31/2012
  55                        Entergy                                 57,712         9/30/2020
  56                 Goertz + Schiele Corp.                        218,174         11/8/2026
  57                  Bill's Ace Hardware                           14,034         10/6/2016
  62                        KUKA USA                               298,800        12/31/2021
  64               Cardiovascular Consultants                        6,598         4/30/2011
  66                 Redner's Market, Inc.                          53,484        11/30/2018
  67                       Food Town                                45,880         12/9/2007
  68                Rabobank (Ground lease)                          5,000        11/30/2026
  69               Safeway Stores, Inc. #920                        41,967         7/22/2010
  74                 Entergy Services, Inc.                         76,186        12/31/2011
  81                Atlantic Farmers Market                         33,974         8/31/2008
  82                        Safeway                                 55,302         9/30/2019
  85                Memorial Health Services                        14,948         9/30/2011
  87                         Kroger                                 76,500        12/31/2021
  88                     Collecto, Inc.                             30,854          6/9/2009
  89              Compusearch Software Systems                      27,397         9/30/2016
  90                       Gold's Gym                               42,127         8/31/2021
  93                        Big Lots                                37,080         1/31/2010
  94               Variety Wholesalers, Inc.                        13,000        12/31/2007
  95                     Dollar General                              8,500         1/31/2011
  96                     Ipanema Grill                               5,000         2/28/2011
  98             State of Illinois - Comtroller                    101,481         6/30/2011
  99                          Meyn                                 137,790         9/30/2026
 100                 Western Youth Services                          7,640         6/30/2010
 103                   Xerox Corporation                           336,240        12/31/2013
 104                       P&C Foods                                47,472         2/28/2014
 106               B.L. Harbert International                       27,192        12/31/2018
 108                    McAlister's Corp                            14,818         1/1/2012
 109                        Petsmart                                22,791         1/31/2016
 112                     Modern Carpet                              12,000         3/1/2011
113.2                    Dollar General                              8,000         6/30/2007
 117                 Innovative Components                          30,326         6/30/2007
 120            Bar Harbor Lobster Company, Inc.                    10,325        11/30/2009
 121                     Coqueta Intima                             13,618         9/14/2013
 122                       Baja Fresh                                2,575         9/30/2016
 123                 Spectral Dynamics, Inc                          6,384         7/31/2012
 124                      B&R Salvage                               30,975         5/31/2009
 126                    Mattress Gallery                             3,500        12/31/2011
 128           American Insurance Administrators                    15,457         6/30/2010
 130              Great Southern Funding Corp.                       2,250         7/31/2007
 131                   Prime Contractors                             6,657         6/30/2007
 133                    Plycon Van Lines                            39,775        12/31/2011
 134                  Brookshire Brothers                           46,000         9/30/2020
 135               Eye Physicians & Surgeons                        20,000         9/20/2020
 136                   KMC Oiltools Inc.                            19,488         9/30/2010
 137                          N/A                                      N/A            N/A
 139                       Mama Fu's                                 3,600         9/30/2015
 140                      Fashion Bug                                8,040        10/31/2010
 141                Great American Insurance                        20,729         6/30/2009
 142                   Lighting Unlimited                            4,823         5/31/2011
 143                     Guitar Center                              17,608         8/31/2009
 144                    Town & Home, Inc                             3,722         7/31/2007
 146                Physician's Neck & Back                          7,910        12/31/2018
 148                   Caliber Bodyworks                            15,408         8/31/2011
 149                        Staples                                 24,295         2/28/2014
 150                 Island Gym and Fitness                         14,992        11/30/2013
 152              AAA Fire Protection Systems                        6,000         9/30/2009
 153                     C.C. Creations                              6,000         2/28/2011
 154                      Dollar Tree                               20,900         3/31/2008
 155                    Mid America Bank                            11,258         6/30/2024
 158          L' Amicale Express Enterprise, Inc.                    2,550        11/30/2010
 159                     Centura Family                              7,340        12/31/2007
 161                      Office Depot                              27,720          6/1/2010
 162                          CVS                                   13,824         1/28/2024
 164                  B.K.V. Inc. Tello's                           20,722         1/31/2010

                             MAJOR                                  MAJOR            MAJOR
                          TENANT # 2                             TENANT # 2     TENANT # 2 LEASE
  #                          NAME                                  SQ. FT.    EXPIRATION DATE (2)
-----   -------------------------------------------------        ----------   -------------------
  7                          Muvico                         (3)    92,000          11/2/2015
  9                            EDS                                 73,734          4/30/2013
  10              Mitchell, Silberberg & Knupp                    133,361           4/1/2019
  11                          MNSCU                               103,126          7/31/2015
  13                  JP Morgan Chase Bank                         93,663          3/31/2009
  15                        Best Buy                               30,000          1/31/2017
  17              New Frontier Management Corp.                    12,860          12/31/2007
 18.1                        Paramus                               24,502          12/31/2009
 18.2            Unity Mutual Life Insurance Co.                   23,816          2/28/2014
  22             Specific Nutrition Center, Inc.                   10,220          4/30/2010
  24                Trinity Capital Advisors                       15,597          7/31/2019
  26                   Bed, Bath & Beyond                          30,525          1/31/2011
  28                           N/A                                  N/A               N/A
  31                Unisource Worldwide, Inc.                      25,748          9/30/2010
  33                        Voxel.net                              10,000          3/31/2017
  35                    Fry's Electronics                         136,000          4/30/2017
  36                  Toyota Tsusho America                       152,760          4/30/2007
 37.1                       Shoe Show                               5,000          8/31/2010
 37.2                      Fashion Bug                              6,000          6/30/2011
 37.3                       Shoe Show                               4,800          11/30/2011
 37.4                         Cato                                  3,900          1/31/2010
 37.5                         Cato                                  3,900          1/31/2009
 37.6                       Shoe Show                               2,800          9/30/2011
 37.7                      Fashion Bug                              6,000          2/28/2011
  38                      Ace Hardware                             15,735          10/31/2016
  39                           N/A                                  N/A               N/A
  45                           N/A                                  N/A               N/A
  47                      Cheslav Jimov                             6,815          8/31/2012
  48                  Davis Market Research                        13,773          5/31/2009
  49                Patient Wolf Trading LLC                        5,216          9/30/2011
  50                 Circuit City/ Food Lion                       32,500          11/30/2010
  55                   JBHM Architects, PA                         10,912          3/31/2011
  56                           N/A                                  N/A               N/A
  57                    Round Table Pizza                           4,000          11/30/2013
  62                           N/A                                  N/A               N/A
  64                       Muir OB/GYN                              6,354          4/30/2011
  66          Reel Twelve, Inc (Mark & Renee Zurlo)                13,809          4/30/2011
  67                       Aaron Rents                              9,062          12/31/2010
  68                      Indigo Joe's                              4,998          8/31/2016
  69              True Value Hardware & Crafts                     12,000          10/31/2010
  74         Technology Partners International, Inc.               19,787          12/31/2007
  81                       Esquire Inc                             11,087          5/31/2012
  82                    Washington Mutual                           4,380          11/30/2009
  85                 Bixby Executive Center                        14,447          12/31/2011
  87                     Hollywood Video                            8,050          6/30/2007
  88                   Nation One Mortgage                         22,982          12/31/2009
  89                    Raytheon Company                           25,055          12/31/2009
  90    Walgreen's (A+) subleased to TLC Home Furnishings          13,500          4/30/2009
  93                        Food Lion                              29,000          11/14/2007
  94                     Supervalu Inc.                            12,000          2/28/2008
  95               Alltel Communications, Inc.                      2,275          2/28/2007
  96                      Asian Fusion                              3,417          8/31/2016
  98                           N/A                                  N/A               N/A
  99                           SMB                                100,000          7/31/2021
 100                       Bank of OC                               4,659          6/30/2010
 103                           N/A                                  N/A               N/A
 104                         Eckerd                                13,859          10/30/2009
 106                     Nelson Brothers                           13,853          4/30/2008
 108                  The Church Truimphant                        10,140          8/31/2007
 109                        IACM Inc.                               4,535          2/28/2010
 112                      Family Dollar                             7,506          12/31/2007
113.2                  Precision Marketing                          6,800          8/31/2007
 117                    Electronic Design                          21,244          8/31/2007
 120        Burly Bear, Inc. d/b/a Proline Billiards                5,750          12/31/2009
 121                       Wells Fargo                              8,402          3/31/2008
 122                        Thai Peru                               2,212          9/30/2016
 123                 Delta T. Solutions, Inc                        5,474          10/31/2007
 124                Swetal Inc/Patel Brothers                       8,450          2/28/2025
 126                    Verizon Wireless                            2,250          11/30/2009
 128                  Parente Randolph, LLC                        15,305          2/28/2016
 130                  Aim High Investments                          1,986          10/31/2008
 131      Attn: Karen Adams Sharp Freight Systems, Inc.             3,241          12/31/2009
 133                    State of Illinois                          32,415          4/30/2007
 134                        Body USA                               11,450          9/30/2009
 135                           N/A                                  N/A               N/A
 136              Hagemeyer North America, Inc.                    13,124          3/31/2008
 137                           N/A                                  N/A               N/A
 139                     Plato's Closet                             2,800          7/31/2016
 140                      Fedex Kinko's                             4,400          6/30/2008
 141                Citigroup (Smith Barney)                        7,000           8/5/2015
 142                    Alessi Restaurant                           4,276          2/28/2012
 143                 Ruchi Indian Restuarant                        4,185          12/31/2010
 144              Arrow Inusrance Service, Inc.                     3,322          6/30/2012
 146                  Kinney & Musser, DDS                          4,682          1/31/2019
 148                     Precision Tunes                            3,000          6/30/2011
 149                      US Government                             2,842          8/31/2010
 150                      Tilton Beauty                             6,082          5/31/2011
 152                           NSL                                  3,500          7/31/2008
 153                      C&J Barbeque                              5,000          6/30/2011
 154                        Home Mart                              18,000          10/31/2009
 155                        RJ Grunts                               4,167          10/31/2016
 158                   Dr. Robert Estrada                           2,350          2/28/2009
 159                Cardiovascular Associates                       4,293          5/31/2008
 161                 High Point Sofa Factory                       24,000           7/1/2015
 162                           N/A                                  N/A               N/A
 164              Boston Disc Jewelry Exch Inc.                     1,963          1/31/2011

                          MAJOR                        MAJOR             MAJOR
                       TENANT # 3                   TENANT # 3     TENANT # 3 LEASE
  #                      NAME                        SQ. FT.     EXPIRATION DATE (2)
-----   -----------------------------------------   ----------   -------------------
  7                  Barnes & Noble                   28,169           1/31/2016
  9                   Bearing Point                   45,549           5/13/2007
  10             Trident Fitness Center                4,631           12/1/2018
  11                Wells Fargo Bank                  54,666           6/30/2016
  13               Odyssey Healthcare                 70,000           7/31/2013
  15                   Lane Bryant                     7,007           1/31/2017
  17    Kubasiak, Fylstra, Reizen & Rotunno, P.C.     12,860          12/31/2013
 18.1          Morgan Stanley Dean Witter             19,664           4/30/2011
 18.2             Select Energy NY Inc.               16,430          11/30/2007
  22          Washington Mutual Bank #B1877            9,740          12/16/2011
  24           American Heart Association             13,054           6/30/2009
  26                     TJ Maxx                      30,000          10/31/2010
  28                       N/A                          N/A               N/A
  31          Comcast of Southeast PA, LLC            13,425          12/31/2011
  33      Expedite Video Conferencing Services         9,000           9/30/2009
  35               Ross Dress for Less                30,187           1/31/2017
  36          United States Postal Service           111,250           5/31/2009
 37.1                 Rent-A-Center                    4,000           5/31/2010
 37.2           Cancun Mexican Restaurant              3,780          12/31/2011
 37.3                     Cato                         3,900           1/31/2012
 37.4                     Serta                        3,200           3/31/2011
 37.5                   Gamestop                       3,850           7/31/2009
 37.6                 Quizno's Subs                    1,600          11/30/2011
 37.7                   Shoe Show                      4,700          11/30/2010
  38                Red White & Brew                   6,177           4/30/2017
  39                       N/A                          N/A               N/A
  45                       N/A                          N/A               N/A
  47            Admiral Risty Restaurant               4,635           10/9/2010
  48                Green, Bortnowsky                  8,177           8/31/2009
  49            Schiller, DuCoto & Fleck               4,797           8/31/2016
  50                AJ Wright/ TJX Co                 24,945           4/30/2015
  55                Duckworth Realty                   7,055           10/1/2011
  56                       N/A                          N/A               N/A
  57                 Olivera Market                    3,750              MTM
  62                       N/A                          N/A               N/A
  64      John Muir / Mt. Diablo Health System         5,975          12/31/2009
  66            Willie Carter Golf, Inc.               9,880           6/30/2009
  67                       CVS                         8,640           9/4/2007
  68                 Gourmet Italia                    2,580           9/14/2016
  69              Reel Mountain Theater                8,000          11/30/2008
  74                       N/A                          N/A               N/A
  81                Police Department                  7,800           6/30/2012
  82           Huntington Learning Center              2,400           6/30/2009
  85               Powers & Associates                 4,500           9/30/2016
  87              Tenet Healthcare Corp                7,500           4/30/2008
  88              Vision Systems, Inc.                13,000           5/16/2013
  89               SBC Services, Inc.                 13,232           2/28/2010
  90               Outback Steakhouse                  6,300          12/31/2015
  93                   Aaron Rents                    17,000           2/28/2011
  94          O.K. Beauty & Fashions, Inc.            10,680           7/31/2008
  95                 Bobbie Robinson                   1,242          11/30/2009
  96                  Wild Noodles                     2,910           2/28/2016
  98                       N/A                          N/A               N/A
  99                 Underwood Mold                   25,000              MTM
 100             Michael Malone (REMAX)                4,325           8/31/2008
 103                       N/A                          N/A               N/A
 104          XIU Japanese Chinese Buffett             7,903          10/31/2016
 106        Johnson Sterling Paul Securities           5,866           3/14/2011
 108               Crye-Leike Realtors                 7,490           4/30/2011
 109                  Flagstar Bank                    2,000          12/31/2007
 112                 Sarah's Beauty                    7,000           9/1/2011
113.2               Lily Pad Learning                  4,800           3/31/2011
 117              MST Technology, Inc.                 9,125           1/31/2011
 120       Viveros Co. (Innovation Salon/Spa)          2,958          10/31/2007
 121                   Foot Locker                     3,567           8/1/2016
 122                Starbucks Coffee                   1,650           9/30/2016
 123             Travassos International               4,897           9/30/2008
 124                  Mattress King                    6,500           1/31/2009
 126            Baja Fresh Mexican Grill               2,100           2/29/2012
 128                   Investmart                     13,047          12/31/2014
 130          Gary Hinchman Attorney at Law            1,879          12/31/2010
 131              Wall Homes Texas LLC                 3,192           7/31/2007
 133                     Netflix                      31,190              MTM
 134                  Discount Tire                    5,789           5/31/2012
 135                       N/A                          N/A               N/A
 136          Randy Smith Training Schools             5,364           1/31/2010
 137                       N/A                          N/A               N/A
 139                   Ritz Camera                     2,400           7/31/2016
 140                  Payless Shoes                    2,800          11/30/2008
 141             Gevity Human Resources                2,500          12/31/2008
 142                      IHOP                         3,178           2/28/2012
 143                  Shanghai Cafe                    3,365           9/30/2009
 144               Borisoff Insurance                  2,926           7/31/2009
 146              Radio Drive Holdings                 3,469           7/31/2007
 148          Advanced Transmission Center             3,000           3/31/2011
 149                Verizon Wireless                   2,076           2/28/2008
 150             Hollywood Entertainment               4,453           9/30/2008
 152              Av-Cor Aviation, Inc.                3,400           3/31/2007
 153                Dovetail Company                   3,000            9/1/2008
 154                 Hancock Fabrics                  11,250              MTM
 155                    Starbucks                      1,515           6/30/2008
 158                Dr. William Rizzo                  2,150           7/31/2007
 159                  St. Anthony's                    4,013           4/30/2008
 161         Freds Scores of Tennessee Inc.           18,000           7/1/2012
 162                       N/A                          N/A               N/A
 164                       N/A                          N/A               N/A

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                             CUT-OFF
                                                         DATE PRINCIPAL
  #     CROSSED   PROPERTY NAME                            BALANCE (1)    PROPERTY TYPE    SQ. FT.
-----   -------   ------------------------------------   --------------   -------------   ---------
 165              White House Shops                        $3,987,541     Retail             25,200
 166              Lancaster K-8 Avenue Industrial          $3,950,000     Industrial         46,413
 167              Old Orchard Retail                       $3,725,000     Retail             35,710
 168              Congress Pointe Shopping Center          $3,700,000     Retail             36,355
 169              Westminster Park Building                $3,691,897     Office             40,338
 170              Pierce Community Bank Building           $3,600,000     Office             16,618
 174              Plantation Plaza                         $3,492,385     Retail             37,534
 175              10039 Bissonnet Office                   $3,467,124     Office             55,382
 176              Altadena Square Shopping Center          $3,395,536     Retail             29,686
 177              Federal Express Bakersfield              $3,331,090     Industrial         38,219
 178              San Dimas Retail                         $3,300,000     Retail             21,063
 179              I-Loft                                   $3,250,000     Office             22,649
 180              37th Street                              $3,243,681     Mixed Use          31,400
 181              Harvest Plaza Phase II                   $3,200,000     Retail             18,483
 182              The Dale Building                        $3,200,000     Office             38,649
 184              Encino Shoppes, LLC                      $3,118,111     Retail              8,324
 185              Quail Northwest                          $3,100,000     Retail             19,917
 186              Lakewood Country Club Center             $3,087,957     Retail             14,659
 187              McMinnville Town Center                  $3,040,941     Retail             34,538
 188              South Hills Center                       $3,000,000     Office             37,574
 189              90 Good Drive                            $2,993,462     Office             18,834
 190              Madison Boulevard Service Center         $2,990,638     Retail             28,351
 193              Wick Lane Shopping Center                $2,891,221     Retail             30,017
 194              Wake Forest Eatery                       $2,796,182     Retail             14,854
 195              80 Windward Ave                          $2,700,000     Mixed Use           6,363
 196              Palm Harbor Professional Center          $2,700,000     Office             29,658
 197              Centre Green Square at Whitehall         $2,696,394     Retail             14,933
 199              Trinity Oaks                             $2,650,000     Retail             11,280
 202              4000 Aerial Center                       $2,500,000     Office             38,506
 203              Summerfield Village                      $2,500,000     Retail             17,628
 207              Lakeshore Village Shopping Center        $2,438,581     Retail             15,972
 208              CVS New Port Richey                      $2,434,479     Retail             12,000
 209              Monroeville Shopping Center              $2,400,000     Retail             50,520
 210              Deer Valley Industrial                   $2,392,338     Industrial         27,290
 215              Cades Center                             $2,097,209     Retail             29,880
 216              Harbour Bend Office                      $2,095,424     Office             20,366
 217              820 Sunland Park                         $2,000,000     Retail             14,975
 218              Windward Plaza                           $2,000,000     Retail             10,043
 220              Tabernacle Towers                        $1,922,704     Office             14,890
 223              North Fork Crossing                      $1,880,000     Retail             16,770
 224              7th & Orange Avenue                      $1,821,029     Retail              8,115
 225              Palisades Retail                         $1,820,917     Retail              3,426
 226              Custer Place                             $1,742,000     Retail              7,800
 227              Saddle Rock Village Center               $1,694,785     Retail              8,031
 229              2110 South Lamar Shopping Center         $1,590,099     Mixed Use           9,621
 230              Morningside Shopping Center              $1,562,818     Retail             18,421
 231              Rufe Snow Plaza                          $1,546,547     Retail             22,575
 232              North Highland Shopping Center           $1,493,588     Retail             16,620
 233              Raceway Plaza                            $1,472,000     Retail              5,800
 237              Meridian Retail                          $1,395,000     Retail             11,818
 239              10703 J Street                           $1,300,000     Office             30,286
 240              Stewart Place                            $1,291,044     Retail             12,000
 242              48-19 Vernon Boulevard                   $1,222,567     Mixed Use           4,300
 243              Sagemont Plaza                           $1,215,513     Retail             26,210
 244              Worthington Professional Building        $1,177,437     Office             19,296
 245              South Shore Center                       $1,150,000     Retail             10,920
 246              1021 National Road                       $1,117,000     Mixed Use          10,800
 248              Westside Market Place                    $1,048,576     Retail              9,463
 249              Sienna Gardens Office                    $  997,047     Office              4,200
 250              Cedar Park Crossing                      $  995,991     Retail              7,469
 251              Market Place Shopping Center             $  599,233     Retail             10,900

                            MAJOR                                  MAJOR            MAJOR
                         TENANT # 1                             TENANT # 1    TENANT # 1 LEASE
  #                          NAME                                 SQ. FT.    EXPIRATION DATE (2)
-----   ------------------------------------------------        ----------   -------------------
 165                   Mexican Restaurant                            4,200        11/30/2010
 166                     Playing Field                               7,491         1/31/2011
 167                   Webster University                           15,227         7/31/2009
 168               Torito Restaurant Cantina                         5,130         8/31/2007
 169                    Spectra Systems                             12,650         5/31/2008
 170                 Pierce Commercial Bank                          9,229        11/30/2011
 174                 Carrollwood Billiards                           6,180        10/31/2012
 175                   ATS Services Inc.                             5,763        12/31/2010
 176               Greystone Personal Fitness                        3,500         9/30/2007
 177                    Federal Express                             38,219         4/30/2016
 178                    Mattress Outlet                             11,500        11/30/2009
 179                PWI Consulting Engineers                         9,980         9/30/2018
 180                Window Fix Incorporated                          5,800         9/30/2008
 181                        Rudino's                                 5,883         3/10/2008
 182                   Melhorn & Melhorn                             5,040         7/31/2016
 184                   T-Mobile, USA Inc.                            2,634         8/15/2009
 185                      Pierces Pub                                4,053        11/30/2012
 186                   AyZar Developments                            2,085        10/20/2011
 187                       Gold's Gym                               14,088         6/30/2012
 188                       Liberty NW                                9,779         5/14/2009
 189                 Hartz Physical Therapy                          7,475         1/1/2019
 190                Veterans Administration                          6,000        12/31/2007
 193                  Empire Turkish Grill                           3,350            MTM
 194               2101 LLC - Global Cuisine                         4,400        12/31/2010
 195                       Avery Pix                                 2,050            MTM
 196                Physiotherapy Associates                         5,561         1/31/2009
 197                 Moody Lake Association                          6,533        10/31/2016
 199                    Brick Oven Pizza                             1,800        11/26/2011
 202                     Etrials, Inc.                              25,330         3/31/2013
 203                  Summerfield Pharmacy                           2,520         6/30/2010
 207               Cancun Mexican Restaurant                         2,904         8/31/2016
 208                          CVS                                   12,000        10/27/2018
 209                        Bruno's                                 35,720         8/31/2017
 210                   Desert Ridge Glass                            4,070         5/31/2008
 215                      Dollar Tree                               10,000         5/31/2008
 216              Essential Marketing Concepts                       1,852        10/31/2009
 217               Ferguson Enterprises, Inc.                       11,000          10/31/14
 218               Lucky Break d/b/a/ The Win                        2,967         5/31/2007
 220                 The Summit Group, LLC                           3,150            MTM
 223                      Dollar Tree                               10,320         6/14/2010
 224                      Dollar Days                                2,110         9/30/2010
 225                   Carpet- Simon Eddy                            1,517        12/31/2011
 226                  First Cash Financial                           1,850         1/31/2011
 227                   Checker Auto Parts                            6,000        10/31/2020
 229                      Salma Manzur                               2,198         6/14/2011
 230                 Bar & Grill (Chinese)                           5,921         4/30/2011
 231                 Stingray's Sports Cafe                          5,143         1/31/2008
 232                        Rite Aid                                 6,720        11/30/2008
 233                     Mattress Firm                               4,350         9/30/2012
 237           Progressive Casualty Insurance Co.                    2,464         6/30/2011
 239                      Home & Away                               13,944         9/30/2011
 240                    Sherwin Williams                             5,000         9/30/2011
 242                  Brasil Coffee House                            1,600         8/31/2011
 243                Sagemont Baptist Church                         10,400        10/31/2007
 244                     Beta Group Inc                              3,146         3/31/2011
 245                   Elegance Cleaners                             2,580            MTM
 246                Internal Revenue Service                         4,025         5/31/2014
 248                     Movie Gallery                               4,006         6/30/2012
 249               Bormann Development, Inc.                         2,100        10/31/2018
 250                       Easy Corp                                 1,500         7/31/2011
 251                          Fins                                   2,400         4/30/2009

                             MAJOR                                  MAJOR            MAJOR
                          TENANT # 2                             TENANT # 2     TENANT # 2 LEASE
  #                          NAME                                  SQ. FT.    EXPIRATION DATE (2)
-----   -------------------------------------------------        ----------   -------------------
 165                      Movie Gallery                             4,200          2/28/2009
 166                 Last Stop Before Heaven                        5,176          5/31/2011
 167                      Ben Franklin                             10,275          10/31/2008
 168                  Booksmart Enterprises                         3,900          11/30/2015
 169                       Option Care                              7,000          12/31/2009
 170                     Westbrook Homes                            3,384          11/30/2018
 174                   Carrollwood Players                          6,000          4/30/2008
 175              Service, Options & Solutions                      4,607          5/31/2008
 176                 Danny and Donna Bennett                        3,210          9/30/2011
 177                           N/A                                  N/A               N/A
 178                      3 Day Blinds                              5,133             MTM
 179                  The Dilweg Companies                          5,790          9/30/2018
 180             Paramount Flooring Incorporated                    4,000          3/31/2014
 181                       Sew Unique                               5,100           9/1/2008
 182                Heartland Home Care, Inc                        4,774          8/31/2010
 184             International Coffee & Tea, LLC                    1,577          6/30/2009
 185                Wells Fargo Home Mortgage                       3,413          12/31/2008
 186                         Z Pizza                                1,850           7/5/2016
 187                        Pizza Hut                               2,406          10/31/2007
 188             US Government (Social Security)                    6,986          12/4/2008
 189                 Rivera Physical Therapy                        5,104          5/31/2014
 190                    Breland Companies                           3,000          9/30/2009
 193                    Oakum Enterprises                           3,250          9/30/2010
 194                     Remington Grill                            3,659          12/31/2010
 195                       Coffee Bean                              1,378           5/1/2011
 196                 Lightport Advisors Inc.                        4,649          6/15/2009
 197                       Siam Garden                              2,400          12/31/2015
 199                     Extra Toppings                             1,200          11/13/2009
 202                KOS Pharmaceuticals, Inc.                       6,000          10/31/2009
 203               Therasport Physical Therapy                      2,520          6/30/2010
 207                      CitiFinancial                             1,452          6/30/2010
 208                           N/A                                   N/A              N/A
 209                          Cato                                  4,400          1/31/2012
 210                     All About Stone                            3,900          6/14/2009
 215                         Cato's                                 4,000           2/1/2009
 216                  Professional Kitchens                         1,386             MTM
 217                    Verizon Wireless                            3,975           04/30/11
 218                 Arey, Alexander & Hall                         2,358          5/31/2007
 220             Universal Marketing Associates                     1,950          5/31/2008
 223                         Sprint                                 1,290          1/31/2011
 224                       Launderland                              2,078          12/31/2012
 225                  Kay N Dave's Cantina                          1,041          12/31/2011
 226                        Starbucks                               1,600          9/30/2015
 227              Goodwill Industries of Denver                     2,031           5/7/2011
 229                      Jaomi Brasher                             1,483          3/31/2009
 230                 New Creative Child Care                        4,800          6/30/2011
 231               Dental Professionals, P.C.                       3,000          11/30/2008
 232              Yesteryear's Discount Liquors                     3,400          9/30/2013
 233                  Kpaul Properties, LL                          1,450          9/30/2011
 237                    Eyetech Eye Care                            2,300          2/28/2012
 239                      Dial Equities                            11,590          9/30/2018
 240                  Ferguson Enterprises                          4,000          10/31/2010
 242                           N/A                                  N/A               N/A
 243             Janet's Children of the Future                     7,555          2/28/2009
 244                     Arbella Capital                            2,382          11/1/2007
 245                       San Lorenzo                              1,620          3/14/2008
 246                      CitiFinancial                             1,600          3/31/2008
 248                    Pleasant Grounds                            1,693          5/31/2010
 249                    Kling Law Offices                           2,100          10/31/2018
 250                       Hair Angels                              1,278          12/31/2011
 251                      El Gato Rojo                              1,500          5/31/2007

                          MAJOR                        MAJOR             MAJOR
                       TENANT # 3                   TENANT # 3     TENANT # 3 LEASE
  #                      NAME                        SQ. FT.     EXPIRATION DATE (2)
-----   -----------------------------------------   ----------   -------------------
 165                      REMAX                        2,800           8/31/2007
 166              Bases Cards & Comics                 4,984           5/31/2008
 167                    Starbucks                      1,500           6/30/2010
 168      Garza Enterprises dba Cocina Mexicana        3,900           7/31/2008
 169       Equity TITM National Insurance Co.          4,400           6/30/2009
 170                  Horizon Bank                     2,466          11/30/2011
 174            Westwood Physicians Group              3,300           4/30/2009
 175    Property Management & Investment Holding       2,282           8/31/2009
 176                 Good as New II                    2,740           9/28/2008
 177                       N/A                          N/A               N/A
 178                    LA Carpet                      4,430           4/30/2011
 179           Gurlitz Architectural Group             5,790           9/30/2018
 180                   OEM Source                      4,000           9/30/2009
 181                   Cool Sports                     2,500           9/1/2009
 182      Center for Child and Family Services         3,323           3/31/2009
 184          Countrywide Home Loans, Inc.             1,565           4/30/2009
 185                 Bangkok Express                   2,033          11/30/2010
 186             Coffee Bean & Tea Leaf                1,500           6/23/2011
 187                Washington Mutual                  2,200           9/30/2007
 188                   Burke & Co                      6,245          12/31/2008
 189               Community Surgical                  2,886           5/31/2014
 190                 Wolde Flooring                    3,000           3/19/2009
 193                 Shear Attitude                    3,000              MTM
 194                 Manhattan Bread                   3,500           2/11/2019
 195                   Razor Edits                     1,300           3/31/2008
 196                 Waddell & Reed                    3,998          12/31/2008
 197         Christopher K. Anene DMD & Ass.           2,200           3/31/2011
 199                Camelot Realtors                   1,200          11/30/2011
 202                Coleman Research                   5,115          10/31/2008
 203                    ABC Store                      2,520           5/31/2011
 207                    Nailtopia                      1,452           6/30/2010
 208                       N/A                          N/A               N/A
 209                    Shoe Show                      2,800           1/31/2012
 210             Echo Construction Inc.                3,330           6/30/2009
 215                  Movie Gallery                    4,000           7/31/2010
 216               Wavelink Associates                 1,386           2/28/2009
 217                       N/A                          N/A               N/A
 218             Meeradhika Investments                1,709           7/31/2012
 220              Brindley Sullivan, PC                1,630           6/30/2007
 223                   TCBY Yogurt                     1,290           1/31/2011
 224                 Domino's Pizza                    1,302          12/31/2010
 225                Sarah Jo Boutique                   868            8/31/2011
 226                 CelTex Cellular                   1,100           8/31/2011
 227                       N/A                          N/A               N/A
 229             Manor Road Investments                1,300           4/15/2009
 230             Judah Christian Center                2,760           9/30/2009
 231                Wild Bill's Grill                  2,971           1/31/2011
 232              Suds City Laundromat                 1,500           2/28/2008
 233                       N/A                          N/A               N/A
 237                     Alltel                        1,895           1/31/2008
 239                Haley Associates                   3,793           9/30/2018
 240                Penn Station Subs                  1,800           5/27/2012
 242                       N/A                          N/A               N/A
 243               Black Belt Academy                  2,400           1/31/2008
 244                Concentra Managed                  1,532          11/30/2008
 245                The Tutoring Club                  1,500           6/30/2011
 246                   Dr. Bannon                      1,400          11/30/2007
 248                 Coldwell Banker                   1,532           7/31/2011
 249                       N/A                          N/A               N/A
 250                Great Nails & Spa                  1,100           2/28/2010
 251                    Domino's                       1,200           4/30/2011

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTH LEG PLAZA, SOUTHGATE SHOPPING CENTER AND WESTGATE SHOPPING CENTER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2)  "MTM" MEANS THAT TENANT LEASES SPACE ON A MONTH-TO-MONTH BASIS.

(3) WITH RESPECT TO THE CITY PLACE PROPERTY, THE SPACES OCCUPIED BY MACY'S AND MUVICO ARE OWNED BY THE RESPECTIVE ANCHORS.

(4) THE KOGER CENTER PROPERTY CONSISTS OF 18 BUILDINGS ON ONE PARCEL OF LAND. PARTIAL RELEASES ARE NOT PERMITTED.

(5) WITH RESPECT TO THE TRIDENT CENTER PROPERTY, MANATT, PHELPS & PHILLIPS LLP SUBLEASES 71,911 SQUARE FEET FROM SECURITY FIRST LIFE.

(6) WITH RESPECT TO THE WELLS FARGO PLACE PROPERTY, THE US GOVERNMENT (GSA) LEASES A TOTAL OF 114,904 SQUARE FEET CONSISTING OF THREE SEPARATE LEASES (FEDERAL CROP INSURANCE RELOCATION AGENCY, IRS AND ATF). 6,667 SQUARE FEET EXPIRES ON 12/31/2007; 69,841 SQUARE FEET EXPIRES ON 2/28/2015 AND 38,396
     SQUARE FEET EXPIRES ON 9/30/2015.

(7) THE MEMPHIS INTERNATIONAL AIRPORT CENTER PROPERTY COMPRISES 9 BUILDINGS LOCATED ADJACENT TO EACH OTHER IN AN INDUSTRIAL PARK.

(8) THE 12TH AND ORANGE ST GARAGE PROPERTY IS A SIX-LEVEL PARKING GARAGE COMPRISING 493 PARKING SPOTS.

(9) WITH RESPECT TO THE 2000 LINCOLN PARK WEST PROPERTY, THERE IS 19,531 SQUARE FEET OF SECOND FLOOR SPACE OCCUPIED BY MID AMERICA BANK, LEASE EXPIRATION 6/30/2024, THAT WAS NOT INCLUDED IN THE OVERALL SQUARE FOOTAGE, UNDERWRITING OR VALUE. THIS SPACE IS SUBJECT TO A RELEASE PROVISION.

                              MULTIFAMILY SCHEDULE

                                                                                       UTILITIES                      SUBJECT
                                                                                         TENANT                #       STUDIO
  #    CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE                PAYS             ELEVATORS   UNITS
-----  -------  --------------------------------------  --------------------  ---------------------------  ---------  -------
  1             Savoy Park                                  Conventional                  None                21        442
 2.1            Oak Hollow                                  Conventional             Electric, Gas             0        N/A
 2.2            Wood Chase Apartments                       Conventional         Electric, Sewer, Water        0        N/A
 2.3            Bluffs at Castle Rock                       Conventional             Electric, Gas             0        N/A
 2.4            Wildwood Apartments                         Conventional         Electric, Sewer, Water        0        N/A
 2.5            Centerpoint East                            Conventional             Electric, Gas             0        N/A
 2.6            Village at Riverside                        Conventional                Electric               0        N/A
 2.7            Sierra Village Apartments                   Conventional                Electric               0        N/A
 2.8            Palm Harbor                                 Conventional            Electric, Sewer            0        N/A
 2.9            Pepperhill                                  Conventional                Electric               0        N/A
 2.10           Dove Landing North                          Conventional             Electric, Gas             0        N/A
 2.11           Club Creek 2                                Conventional                Electric               0        N/A
 2.12           Dove Landing East                           Conventional                Electric               0        N/A
 2.13           Dove Landing West                           Conventional                Electric               0        N/A
 2.14           Palmetto                                    Conventional                Electric               0        N/A
 2.15           Dove Landing Point                          Conventional                Electric               0        N/A
 2.16           Dove Landing Plaza                          Conventional                Electric               0        N/A
 2.17           Dove Landing Beach, Apple Orchard           Conventional                Electric               0        N/A
 2.18           Dove Landing Maple Terrace                  Conventional                Electric               0        N/A
 2.19           Dove Landing Baltic                         Conventional                Electric               0        N/A
 2.20           Dove Landing Pharah                         Conventional                Electric               0        N/A
  3       A     Mansions at Steiner Ranch                   Conventional                Electric               1        N/A
  4       A     Mansions on the Green I                     Conventional         Electric, Sewer, Water        1        N/A
  5       A     Mansions at Canyon Creek                    Conventional         Electric, Sewer, Water        0        N/A
  6       A     Mansions on the Green II                    Conventional         Electric, Sewer, Water        1        N/A
 8.1            Saybrooke                                   Conventional         Electric, Sewer, Water        0        N/A
 8.2            The Verandahs                               Conventional         Electric, Sewer, Water        0        N/A
 8.3            The Gardens                                 Conventional         Electric, Sewer, Water        0        60
 8.4            Sage Hollow                                 Conventional         Electric, Sewer, Water        0        N/A
 8.5            Tangle Brook                                Conventional         Electric, Sewer, Water        0        N/A
 8.6            Pine Forest Park                            Conventional            Electric, Water            0        32
 8.7            Elm Creek                                   Conventional         Electric, Sewer, Water        0        40
 8.8            Steeplechase                                Conventional         Electric, Sewer, Water        0        N/A
 8.9            Pineforest Place                            Conventional            Electric, Water            0        16
 8.10           Trailwood Village                           Conventional         Electric, Sewer, Water        0        N/A
 8.11           Coventry                                    Conventional            Electric, Water            0        N/A
 12.1           El Ad San Michele Phase II                  Conventional                Electric               0        N/A
 12.2           El Ad Camino Real                           Conventional                Electric               2        N/A
  20            Wellington Ridge                            Conventional            Electric, Water            0        N/A
  23            Brentwood Downs                             Conventional            Electric, Water            0        N/A
  27            Lakeshore Ridge                             Conventional         Electric, Sewer, Water        0        N/A
  29      B     Fairwinds Northpointe                      Senior Housing                 None                 2        18
  30      B     Fairwinds Sand Creek                        Conventional                  None                 2        12
  34            College Club                                Conventional         Electric, Sewer, Water        0        N/A
  40            Luxe Villas                                 Conventional             Electric, Gas             2        N/A
  41            Morgan Ridge Apartments                     Conventional                Electric               0        N/A
  42            Wellington Manor Apartments                 Conventional      Electric, Gas, Sewer, Water      0        N/A
  43            Montecristo MF                              Conventional         Electric, Sewer, Water        0        N/A
  44            Sabal Point                                 Conventional                Electric               0        N/A
  46            Villages of Cypress Creek                   Conventional         Electric, Water, Sewer        0        N/A
  51            North Woods at the Four Seasons             Conventional      Electric, Gas, Sewer, Water      0        N/A
  52            Island Club                                 Conventional                Electric               0        N/A
  53            Essington Village Apartments                Conventional             Electric, Gas             0        42
  54            Players Club                                Conventional            Electric, Water            0        N/A
  59            Chase Monroe                                Conventional                Electric               0        N/A
  60            North County Village MHC                Manufactured Housing              N/A                 N/A       N/A
  61            Riverbend Apartments                        Conventional                Electric               0        N/A
  65            Waterford Landing Apartments                Conventional                Electric               0        N/A
  71            Vista Diablo MHP                        Manufactured Housing              N/A                 N/A       N/A
  72            Bella on Broadway                           Conventional         Electric, Sewer, Water        2        15
  73            Greens at McKinney                          Conventional                Electric               0        N/A
  75            Cinnamon Ridge Apartments                   Conventional      Electric, Gas, Sewer, Water      0         1
  77            Crescent Oaks Apartments                    Conventional                Electric               2        N/A
  78            Forest Estates Apartments                   Conventional            Electric, Water            0        N/A
  83            Arrowood Crossing                           Conventional                Electric               0        N/A
 101            Mobile Aire Estates MHC                 Manufactured Housing              N/A                 N/A       N/A
 105            La Vista Townhomes                          Conventional         Electric, Water, Sewer        0        N/A
 107            Timber Falls                                Conventional                Electric               0        N/A
113.1           Oakview Apartments                          Conventional                  None                 0        N/A
 114      C     Lancaster Village Retirement Community     Senior Housing     Electric, Gas, Water, Sewer      2        20
 115      C     Lancaster Village Independent Living       Senior Housing     Electric, Gas, Sewer, Water      0        N/A
 116            Greentree Apartments                        Conventional                Electric               0        N/A
 118            Woodlands of Plano Apartments               Conventional            Electric, Water            0        N/A
 119            Scriber Gardens                            Senior Housing                 None                 1        53
 125            Sherwood Apartments                         Conventional         Electric, Sewer, Water        2         5
 129            Timmaron Apartments                         Conventional      Electric, Gas, Sewer, Water      0        36

        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT
         STUDIO     STUDIO     1 BR      1 BR      1 BR       2 BR      2 BR       2 BR      3 BR      3 BR      3 BR       4 BR
  #    AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS
-----  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------
  1     $  704     $1,568      909      $  834    $1,939      451      $  853    $2,300      N/A       N/A        N/A       N/A
 2.1      N/A        N/A       151      $  665    $  770      283      $  773    $  880      N/A       N/A        N/A       N/A
 2.2      N/A        N/A       216      $  689    $  859      114      $  879    $  980       50      $1,002    $1,055      N/A
 2.3      N/A        N/A        84      $  800    $  830      128      $  968    $1,025        8      $1,228    $1,260      N/A
 2.4      N/A        N/A       272      $  577    $  695       72      $  796    $  910      N/A       N/A        N/A       N/A
 2.5      N/A        N/A        72      $  566    $  745      136      $  701    $  899      N/A       N/A        N/A       N/A
 2.6      N/A        N/A       N/A       N/A        N/A        72      $  899    $  998       72      $1,185    $1,257       12
 2.7      N/A        N/A        41      $  677    $  700      144      $  764    $  810      N/A       N/A        N/A       N/A
 2.8      N/A        N/A        80      $  596    $  705       88      $  722    $  820       32      $  893    $  930      N/A
 2.9      N/A        N/A        31      $  598    $  659      122      $  654    $  709       61      $  761    $  859      N/A
 2.10     N/A        N/A       N/A       N/A        N/A       150      $  705    $  754      N/A       N/A        N/A       N/A
 2.11     N/A        N/A        52      $  591    $  645      108      $  732    $  875      N/A       N/A        N/A       N/A
 2.12     N/A        N/A        24      $  660    $  705       64      $  680    $  775      N/A       N/A        N/A       N/A
 2.13     N/A        N/A        32      $  586    $  710       36      $  692    $  740      N/A       N/A        N/A       N/A
 2.14     N/A        N/A       N/A       N/A        N/A        52      $  586    $  609      N/A       N/A        N/A       N/A
 2.15     N/A        N/A        28      $  595    $  640       8       $  620    $  645      N/A       N/A        N/A       N/A
 2.16     N/A        N/A       N/A       N/A        N/A        32      $  656    $  730      N/A       N/A        N/A       N/A
 2.17     N/A        N/A        16      $  622    $  690       8       $  688    $  715      N/A       N/A        N/A       N/A
 2.18     N/A        N/A        1       $  565    $  565       10      $  640    $  685      N/A       N/A        N/A       N/A
 2.19     N/A        N/A        15      $  541    $  570      N/A       N/A        N/A       N/A       N/A        N/A       N/A
 2.20     N/A        N/A        12      $  579    $  710      N/A       N/A        N/A       N/A       N/A        N/A       N/A
  3       N/A        N/A       162      $1,084    $1,365      154      $1,501    $1,955      106      $2,012    $2,490       80
  4       N/A        N/A       129      $1,007    $1,305       98      $1,402    $1,685       58      $1,744    $1,965       55
  5       N/A        N/A       116      $  988    $1,195      108      $1,401    $1,685       64      $1,715    $1,885       44
  6       N/A        N/A        93      $  991    $1,120       78      $1,410    $1,700       35      $1,731    $1,885       37
 8.1      N/A        N/A        72      $1,021    $1,140      140      $1,203    $1,470       40      $1,471    $1,625      N/A
 8.2      N/A        N/A       104      $1,029    $1,243       56      $1,141    $1,380       26      $1,351    $1,690      N/A
 8.3    $  481     $  550      132      $  547    $  640       54      $  713    $  830      N/A       N/A        N/A       N/A
 8.4      N/A        N/A       100      $  571    $  675      152      $  659    $  740      N/A       N/A        N/A       N/A
 8.5      N/A        N/A       106      $  789    $1,050       21      $1,033    $1,250      N/A       N/A        N/A       N/A
 8.6    $  417     $  425      104      $  507    $  570       42      $  617    $  685       14      $  795    $  880       8
 8.7    $  519     $  530       64      $  596    $  610       64      $  723    $  790      N/A       N/A        N/A       N/A
 8.8      N/A        N/A        97      $  511    $  615       60      $  582    $  740       14      $  766    $  810      N/A
 8.9    $  406     $  415       56      $  464    $  475       64      $  610    $  685        8      $  682    $  800      N/A
 8.10     N/A        N/A        58      $  612    $  699       91      $  766    $  920       28      $  954    $1,080      N/A
 8.11     N/A        N/A        66      $  494    $  633       62      $  628    $  730      N/A       N/A        N/A       N/A
 12.1     N/A        N/A       N/A       N/A        N/A       120      $1,440    $1,640       64      $1,694    $1,945       24
 12.2     N/A        N/A        65      $1,281    $1,600      111      $1,554    $2,114       59      $1,812    $2,599      N/A
  20      N/A        N/A       127      $  729    $  735      266      $  861    $  875       62      $1,015    $1,015      N/A
  23      N/A        N/A       112      $  749    $  800      244      $  890    $  920       52      $1,047    $1,065      N/A
  27      N/A        N/A       108      $  743    $  760      208      $  866    $1,030       36      $1,027    $1,060      N/A
  29    $1,729     $2,056       98      $2,376    $2,940       36      $3,083    $3,670      N/A       N/A        N/A       N/A
  30    $2,028     $2,210       74      $2,265    $2,480       34      $2,829    $3,235      N/A       N/A        N/A       N/A
  34      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A        72      $1,740    $1,795       72
  40      N/A        N/A       N/A       N/A        N/A        59      $3,451    $4,950      N/A       N/A        N/A       N/A
  41      N/A        N/A       192      $  589    $  629      216      $  691    $  806       24      $  890    $  900      N/A
  42      N/A        N/A       104      $  614    $  655      144      $  726    $  765       64      $  801    $  805      N/A
  43      N/A        N/A       186      $  838    $  925      148      $1,060    $1,170       24      $1,482    $1,525      N/A
  44      N/A        N/A        66      $  535    $  670      203      $  615    $1,280      105      $  715    $  820      N/A
  46      N/A        N/A       156      $  830    $1,035      184      $1,092    $1,240       44      $1,424    $1,465      N/A
  51      N/A        N/A        30      $  729    $  770      248      $  796    $  905       32      $  902    $  970      N/A
  52      N/A        N/A       140      $  627    $  720      174      $  775    $  895      N/A       N/A        N/A       N/A
  53    $  387     $  475      172      $  451    $  519      212      $  538    $  619       40      $  672    $  759      N/A
  54      N/A        N/A       190      $  623    $  680       68      $  765    $  810      N/A       N/A        N/A       N/A
  59      N/A        N/A        76      $  591    $  635      108      $  680    $  795       32      $  797    $  845      N/A
  60      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
  61      N/A        N/A       170      $  467    $  555      212      $  560    $  595       36      $  716    $  760       1
  65      N/A        N/A        78      $  617    $  700      114      $  719    $  806       28      $  841    $  915      N/A
  71      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
  72    $  772     $  835       47      $  950    $1,280       38      $1,278    $1,705      N/A       N/A        N/A       N/A
  73      N/A        N/A        76      $  653    $  700      152      $  828    $  920      N/A       N/A        N/A       N/A
  75    $  440     $  440      179      $  500    $  590      236      $  691    $  810       12      $  904    $1,060      N/A
  77      N/A        N/A       158      $  467    $  490      191      $  601    $  720       80      $  716    $  820      N/A
  78      N/A        N/A        72      $  508    $  642      132      $  649    $  811       72      $  861    $1,249      N/A
  83      N/A        N/A        80      $  566    $  685       76      $  662    $  710       44      $  766    $  815      N/A
 101      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
 105      N/A        N/A       N/A       N/A        N/A       258      $  490    $  534      N/A       N/A        N/A       N/A
 107      N/A        N/A       N/A       N/A        N/A        64      $  904    $  990       36      $  980    $  995      N/A
113.1     N/A        N/A        33      $  445    $  495       64      $  515    $  545       36      $  657    $  750      N/A
 114    $1,748     $1,765       60      $2,054    $2,070       16      $2,355    $2,420      N/A       N/A        N/A       N/A
 115      N/A        N/A       N/A       N/A        N/A        14      $2,226    $2,370      N/A       N/A        N/A       N/A
 116      N/A        N/A        78      $  489    $  550      100      $  591    $  670      N/A       N/A        N/A       N/A
 118      N/A        N/A        40      $  555    $  640      132      $  629    $  770       60      $  754    $  884      N/A
 119    $1,680     $1,995       17      $2,312    $2,624       1       $3,186    $3,186      N/A       N/A        N/A       N/A
 125    $  572     $  590       72      $  652    $  765       36      $  790    $  920      N/A       N/A        N/A       N/A
 129    $  444     $  554       48      $  561    $1,348      112      $  666    $  859      N/A       N/A        N/A       N/A

        SUBJECT    SUBJECT
         4 BR       4 BR
  #    AVG. RENT  MAX. RENT
-----  ---------  ---------
  1       N/A        N/A
 2.1      N/A        N/A
 2.2      N/A        N/A
 2.3      N/A        N/A
 2.4      N/A        N/A
 2.5      N/A        N/A
 2.6    $1,486     $1,636
 2.7      N/A        N/A
 2.8      N/A        N/A
 2.9      N/A        N/A
 2.10     N/A        N/A
 2.11     N/A        N/A
 2.12     N/A        N/A
 2.13     N/A        N/A
 2.14     N/A        N/A
 2.15     N/A        N/A
 2.16     N/A        N/A
 2.17     N/A        N/A
 2.18     N/A        N/A
 2.19     N/A        N/A
 2.20     N/A        N/A
  3     $2,189     $2,525
  4     $1,994     $2,190
  5     $2,047     $2,210
  6     $2,003     $2,190
 8.1      N/A        N/A
 8.2      N/A        N/A
 8.3      N/A        N/A
 8.4      N/A        N/A
 8.5      N/A        N/A
 8.6    $  836     $  850
 8.7      N/A        N/A
 8.8      N/A        N/A
 8.9      N/A        N/A
 8.10     N/A        N/A
 8.11     N/A        N/A
 12.1   $2,336     $2,565
 12.2     N/A        N/A
  20      N/A        N/A
  23      N/A        N/A
  27      N/A        N/A
  29      N/A        N/A
  30      N/A        N/A
  34    $2,231     $2,265
  40      N/A        N/A
  41      N/A        N/A
  42      N/A        N/A
  43      N/A        N/A
  44      N/A        N/A
  46      N/A        N/A
  51      N/A        N/A
  52      N/A        N/A
  53      N/A        N/A
  54      N/A        N/A
  59      N/A        N/A
  60      N/A        N/A
  61    $1,215     $1,215
  65      N/A        N/A
  71      N/A        N/A
  72      N/A        N/A
  73      N/A        N/A
  75      N/A        N/A
  77      N/A        N/A
  78      N/A        N/A
  83      N/A        N/A
 101      N/A        N/A
 105      N/A        N/A
 107      N/A        N/A
113.1     N/A        N/A
 114      N/A        N/A
 115      N/A        N/A
 116      N/A        N/A
 118      N/A        N/A
 119      N/A        N/A
 125      N/A        N/A
 129      N/A        N/A

                              MULTIFAMILY SCHEDULE

                                                                                       UTILITIES                      SUBJECT
                                                                                         TENANT                #       STUDIO
  #    CROSSED  PROPERTY NAME                             PROPERTY SUBTYPE                PAYS             ELEVATORS   UNITS
-----  -------  --------------------------------------  --------------------  ---------------------------  ---------  -------
 145            1025 Ocean Ave Apartments                   Conventional                  None                 1        N/A
 151            Denison Park Apartments                     Conventional                Electric               0        N/A
 156            Whispering Timbers                          Conventional                Electric               0        N/A
 157            Ryan Place Apartments                       Conventional                Electric               0        N/A
 171      D     Franklin Apartments                         Conventional                  None                 0        N/A
 172      D     Vernon Apartments                           Conventional                  None                 0        N/A
 173            Amberley House                              Conventional                Electric               1        N/A
 192            Claire Tower Apartments                     Conventional                  None                 2        56
 198            Arbors Apartments                           Conventional         Electric, Sewer, Water        0        N/A
 200            Woodbrook Lane                              Conventional             Electric, Gas             0        N/A
206.1           S'Ville Apartments                          Conventional            Electric, Water            0        N/A
206.2           DeVille Apartments                          Conventional            Electric, Water            0        N/A
 211            Worthington Apartments                      Conventional                Electric               0        N/A
 212            Meadowood Apartments                        Conventional         Electric, Water, Sewer        0        N/A
 214            Town & Country Apartments                   Conventional            Electric, Water            0        N/A
 219            Springwood Apts SC                          Conventional                Electric               0        N/A
 228            Twin Pines Apartments                       Conventional                Electric               0        N/A
 238            Las Haciendas Apartments                    Conventional                  None                 0         3
 241            Harrington Woods MHP                    Manufactured Housing              N/A                 N/A       N/A

        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT
         STUDIO     STUDIO     1 BR      1 BR      1 BR       2 BR      2 BR       2 BR      3 BR      3 BR      3 BR       4 BR
  #    AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS
-----  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------
 145      N/A        N/A       N/A       N/A        N/A        13      $1,826    $3,000       8       $2,695    $5,500      N/A
 151      N/A        N/A        93      $  480    $  575       51      $  558    $  600      N/A       N/A        N/A       N/A
 156      N/A        N/A        18      $  483    $  575       70      $  602    $  719       16      $  748    $  799      N/A
 157      N/A        N/A        10      $  528    $  550      126      $  663    $  775      N/A       N/A        N/A       N/A
 171      N/A        N/A       N/A       N/A        N/A        2       $  900    $  900       18      $1,135    $1,275      N/A
 172      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A        12
 173      N/A        N/A        17      $  858    $1,045       43      $  951    $1,250       11      $1,112    $1,350       1
 192    $  528     $  585       64      $  583    $  610       1       $  575    $  575      N/A       N/A        N/A       N/A
 198      N/A        N/A       N/A       N/A        N/A        18      $1,009    $1,550       6       $1,326    $1,490      N/A
 200      N/A        N/A        7       $  700    $  825       43      $  738    $  850      N/A       N/A        N/A       N/A
206.1     N/A        N/A        1       $  425    $  425       62      $  427    $  465      N/A       N/A        N/A       N/A
206.2     N/A        N/A        15      $  411    $  435       15      $  490    $  505      N/A       N/A        N/A       N/A
 211      N/A        N/A        28      $  811    $  890       12      $  933    $1,030      N/A       N/A        N/A       N/A
 212      N/A        N/A       N/A       N/A        N/A        38      $  878    $1,095       2       $  916    $1,006      N/A
 214      N/A        N/A        44      $  395    $  425       48      $  494    $  550      N/A       N/A        N/A       N/A
 219      N/A        N/A       152      $  409    $  500      N/A       N/A        N/A       N/A       N/A        N/A       N/A
 228      N/A        N/A       N/A       N/A        N/A        24      $  658    $  710       6       $  825    $  825      N/A
 238    $  450     $  475       14      $  571    $  575       44      $  663    $  675      N/A       N/A        N/A       N/A
 241      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A

        SUBJECT    SUBJECT
         4 BR       4 BR
  #    AVG. RENT  MAX. RENT
-----  ---------  ---------
 145      N/A        N/A
 151      N/A        N/A
 156      N/A        N/A
 157      N/A        N/A
 171      N/A        N/A
 172    $1,671     $1,980
 173    $1,235     $1,235
 192      N/A        N/A
 198      N/A        N/A
 200      N/A        N/A
206.1     N/A        N/A
206.2     N/A        N/A
 211      N/A        N/A
 212      N/A        N/A
 214      N/A        N/A
 219      N/A        N/A
 228      N/A        N/A
 238      N/A        N/A
 241      N/A        N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MANSIONS AT STEINER RANCH, MANSIONS ON THE GREEN I, MANSIONS AT CANYON CREEK AND MANSIONS ON THE GREEN II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY FAIRWINDS NORTHPOINTE AND FAIRWINDS SAND CREEK ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY LANCASTER VILLAGE RETIREMENT COMMUNITY AND LANCASTER VILLAGE INDEPENDENT LIVING ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY VERNON APARTMENTS AND FRANKLIN APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

                        RECURRING RESERVE CAP INFORMATION

                                                                         CONTRACTUAL       CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                           CUT-OFF DATE   RECURRING         RECURRING    RECURRING    RECURRING
               LOAN                                          PRINCIPAL   REPLACEMENT       REPLACEMENT    LC & TI      LC & TI
 #   CROSSED  GROUP  LOAN NAME                              BALANCE (1)    RESERVE         RESERVE CAP    RESERVE    RESERVE CAP
---  -------  -----  ------------------------------------  ------------  -----------       -----------  -----------  -----------
 3      A       2    Mansions at Steiner Ranch             $ 61,727,334   $   75,300       $   188,250    $      0        N/A
 4      A       2    Mansions on the Green I               $ 37,226,506   $   51,000       $   127,500    $      0        N/A
 5      A       2    Mansions at Canyon Creek              $ 35,376,585   $   49,800       $   124,500    $      0        N/A
 6      A       2    Mansions on the Green II              $ 25,669,575   $   36,480       $    91,125    $      0        N/A
 9              1    Koger Center                          $115,500,000   $        0       $630,000.00    $      0    $  450,000
11              1    Wells Fargo Place                     $ 90,000,000   $   98,988           N/A        $442,164    $1,253,095
13              1    717 North Harwood Street              $ 64,000,000   $  124,156       $   372,467    $750,000       N/A
15              1    Pinnacle at Tutwiler                  $ 48,515,172   $   37,347           N/A        $ 62,245    $  124,900
17              1    20 S Clark                            $ 40,500,000   $   36,000       $   110,000    $273,000    $  750,000
18              1    Syracuse Office Portfolio             $ 38,800,000   $   31,515           N/A        $161,093       N/A
22              1    PGA Plaza Shopping Center             $ 33,450,000   $   11,437           N/A        $ 85,577    $  198,000
24              1    Plymouth Corp. Center                 $ 31,692,500   $   29,916       $    89,730    $180,000    $1,000,000
26              1    Promenade at Tutwiler Farm            $ 30,084,828   $   31,497           N/A        $ 52,495    $  104,990
29      B       2    Fairwinds Northpointe                 $ 16,400,000   $   45,600       $   136,800    $      0       N/A
30      B       2    Fairwinds Sand Creek                  $ 12,700,000   $   36,000       $   108,000    $      0       N/A
31              1    Marsh Creek Corporate Center          $ 28,400,000   $   39,790       $    79,580    $      0    $  450,000
33              1    1025 Old Country Road                 $ 27,000,000   $   10,733           N/A        $103,241    $  412,964
34              2    College Club                          $ 27,000,000   $   43,200       $    43,200    $      0       N/A
35              1    West Road Plaza                       $ 25,020,000   $   27,996           N/A        $ 58,800    $  205,750
37              1    Spectra II - POOL 5                   $ 24,140,000   $   31,800       $    95,301    $105,888    $  317,664
38              1    Chandler Heights Marketplace          $ 23,446,000   $   18,729       $   135,000    $ 54,694    $  350,000
39              1    Atlas Cold Storage                    $ 23,000,000   $14,379.00       $ 43,137.00    $      0        N/A
42              2    Wellington Manor Apartments           $ 20,678,247   $   70,200       $150,000.00    $      0        N/A
43              2    Montecristo MF                        $ 19,998,000   $   71,960       $    89,500    $      0        N/A
47              1    Golden Cove                           $ 16,500,000   $        0       $    38,000    $      0        N/A
48              1    Calabasas Business Park               $ 15,255,000   $   15,216           N/A        $      0    $  165,000
50              1    Archdale Marketplace                  $ 14,600,000   $   17,928           N/A        $ 25,200    $   75,000
51              2    North Woods at the Four Seasons       $ 14,500,000   $   77,496       $    77,500    $      0        N/A
57              1    Olivera Crossing                      $ 13,500,000   $    6,927       $    13,854    $ 30,000    $   90,000
64              1    La Casa Via Medical Offices           $ 12,760,506   $        0       $    27,462    $      0    $  148,111
65              2    Waterford Landing Apartments          $ 12,650,000   $   55,000       $   150,000    $      0        N/A
66              1    Playtogs Plaza                        $ 12,500,000   $   33,459           N/A        $ 87,476    $  174,953
67              1    South Wind Plaza                      $ 12,500,000   $   18,593           N/A        $ 56,354    $  200,000
68              1    Murrieta Pointe                       $ 12,400,000   $    5,754       $    10,000    $ 39,609    $  100,000
69              1    Stanley Village                       $ 12,000,000   $   22,920       $    60,894    $ 69,060    $  182,680
81              1    Eastway Crossing                      $  9,900,000   $   10,260           N/A        $ 12,000    $   36,000
88              1    700 Longwater Drive                   $  8,650,000   $        0           N/A        $ 60,000    $  200,000
89              1    Loudoun Tech Center I                 $  8,500,000   $   16,248           N/A        $125,004    $  125,000
90              1    St. Cloud Square                      $  8,446,276   $   15,906       $ 47,718.00    $ 35,225    $  105,675
92              1    Springhill Suites Mooresville         $  8,274,370   $        0       $   240,000    $      0        N/A
99              1    Airport Industrial                    $  7,968,833   $   35,544           N/A        $ 30,000    $  150,000
100             1    Slater Office Building                $  7,908,000   $    9,083           N/A        $ 58,629    $  150,000
106             1    Shades Creek Office Building          $  7,400,000   $    8,736           N/A        $ 24,420    $  122,100
108             1    Odyssey North                         $  7,150,000   $   18,000           N/A        $ 60,000    $  120,000
109             1    Central Park Shopping Center          $  6,975,000   $    7,440       $    22,356    $ 24,840    $   74,500
112             1    Marlow Square Shopping Center         $  6,847,195   $   21,982           N/A        $ 43,964    $  227,000
117             1    National Parkway                      $  6,400,000   $   14,700       $    29,000    $111,000    $  200,000
120             1    Avenue Shoppes                        $  6,120,000   $    4,140       $     8,280    $ 12,000    $   48,000
121             1    El Toreador                           $  6,100,000   $        0           N/A        $      0    $   72,204
126             1    Glendora Marketplace                  $  5,750,000   $    2,200       $    11,000    $ 28,407    $  100,000
128             1    4550 Lena Drive                       $  5,706,756   $    6,572       $    19,876    $ 38,990    $  155,960
130             1    505 North Belt                        $  5,367,955   $   11,704       $ 35,000.00    $ 59,847    $  120,000
131             1    525 North Belt                        $  5,173,560   $    9,453       $ 35,000.00    $ 55,402    $  140,000
132             1    Holiday Inn Express Bessemer          $  5,164,750   $        0       $   131,000    $      0        N/A
133             1    500 North Pulaski                     $  5,100,000   $   17,400       $    52,200    $ 51,996    $  156,000
134             1    Spectrum Plaza Shopping Center        $  5,100,000   $   10,202           N/A        $      0    $  179,000
136             1    521 North Belt                        $  5,074,068   $    8,626       $    35,000    $ 39,168    $  115,000
137             1    12th and Orange St Garage             $  4,991,043   $    7,041       $    25,000    $      0        N/A
139             1    Waddell Plaza                         $  4,920,000   $        0           N/A        $ 20,000    $  135,000
140             1    College Park Plaza                    $  4,900,000   $        0           N/A        $ 25,000    $  100,000
142             1    Carrollwood Oaks SC                   $  4,629,000   $        0           N/A        $ 15,000    $   75,000
143             1    La Mirage Retail                      $  4,600,000   $        0           N/A        $ 38,088    $  114,264
144             1    Simi Valley Business Park             $  4,550,000   $        0           N/A        $ 36,336    $   40,000
146             1    Radio Drive Professional Building     $  4,425,000   $    3,840       $    15,332    $ 22,500    $   90,000
148             1    Miramar Center                        $  4,350,000   $    4,710           N/A        $ 21,408    $   64,224
149             1    Oak Ridge Center                      $  4,320,000   $        0           N/A        $ 20,004    $  175,000
150             1    801 Tilton Road                       $  4,290,690   $        0           N/A        $ 24,000    $   96,000
151             2    Denison Park Apartments               $  4,200,000   $   35,500       $   106,500    $      0        N/A
152             1    Plantation Warehouse                  $  4,200,000   $        0           N/A        $ 18,810    $   56,430
153             1    College Station - Southwest Crossing  $  4,200,000   $    2,280       $    11,400    $ 21,795    $  108,977
154             1    Benton Park Shopping Center           $  4,190,951   $   11,508       $    34,530    $ 33,996    $  160,000
155             1    2000 Lincoln Park West                $  4,165,000   $    2,713           N/A        $  4,341    $    6,510
157             2    Ryan Place Apartments                 $  4,050,000   $   34,000       $   102,000    $      0        N/A
158             1    Palm Gardens                          $  4,041,000   $    2,208       $     4,400    $ 12,000    $   24,000
159             1    Range Vista                           $  4,000,000   $    4,072           N/A        $ 36,000    $   75,000
161             1    Florence Plaza                        $  3,991,632   $   13,272           N/A        $ 40,000    $   80,000
164             1    Dexter Crossing Retail                $  3,987,775   $        0           N/A        $      0    $  175,000
165             1    White House Shops                     $  3,987,541   $    3,780           N/A        $ 20,004    $   60,000
167             1    Old Orchard Retail                    $  3,725,000   $        0           N/A        $ 27,000    $   54,000
169             1    Westminster Park Building             $  3,691,897   $    6,051           N/A        $ 36,304    $   95,000
173             2    Amberley House                        $  3,500,000   $   18,000       $    36,000    $      0        N/A
174             1    Plantation Plaza                      $  3,492,385   $    5,630           N/A        $ 25,000    $   75,000

                              CONTRACTUAL              CONTRACTUAL
      CONTRACTUAL            OTHER RESERVE            OTHER RESERVE
 #   OTHER RESERVE            DESCRIPTION                  CAP
---  -------------  --------------------------------  -------------
 3      $     0                    N/A                     N/A
 4      $     0                    N/A                     N/A
 5      $     0                    N/A                     N/A
 6      $     0                    N/A                     N/A
 9      $     0                    N/A                     N/A
11      $     0                    N/A                     N/A
13      $ 8,486          Refurbishment Reserve             N/A
15      $     0                    N/A                     N/A
17      $16,818      Sprinkler Renovation Reserve          N/A
18      $16,667     Empire Tax Credit Reserve Fund     $4,200,000
22      $     0                    N/A                     N/A
24      $     0                    N/A                     N/A
26      $     0                    N/A                     N/A
29      $     0                    N/A                     N/A
30      $     0                    N/A                     N/A
31      $     0                    N/A                     N/A
33      $     0                    N/A                     N/A
34      $     0                    N/A                     N/A
35      $     0                    N/A                     N/A
37      $     0                    N/A                     N/A
38      $     0                    N/A                     N/A
39      $     0                    N/A                     N/A
42      $     0                    N/A                     N/A
43      $     0                    N/A                     N/A
47      $     0                    N/A                     N/A
48      $     0                    N/A                     N/A
50      $     0                    N/A                     N/A
51      $     0                    N/A                     N/A
57      $     0                    N/A                     N/A
64      $     0                    N/A                     N/A
65      $     0                    N/A                     N/A
66      $     0                    N/A                     N/A
67      $     0                    N/A                     N/A
68      $     0                    N/A                     N/A
69      $     0                    N/A                     N/A
81      $15,000     Atlantic Market Rollover Reserve   $  330,000
88      $     0                    N/A                     N/A
89      $     0                    N/A                     N/A
90      $     0                    N/A                     N/A
92      $     0                    N/A                     N/A
99      $     0                    N/A                     N/A
100     $     0                    N/A                     N/A
106     $     0                    N/A                     N/A
108     $     0                    N/A                     N/A
109     $     0                    N/A                     N/A
112     $     0                    N/A                     N/A
117     $     0                    N/A                     N/A
120     $     0                    N/A                     N/A
121     $     0                    N/A                     N/A
126     $     0                    N/A                     N/A
128     $     0                    N/A                     N/A
130     $     0                    N/A                     N/A
131     $     0                    N/A                     N/A
132     $     0                    N/A                     N/A
133     $     0                    N/A                     N/A
134     $     0                    N/A                     N/A
136     $     0                    N/A                     N/A
137     $     0                    N/A                     N/A
139     $     0                    N/A                     N/A
140     $     0                    N/A                     N/A
142     $     0                    N/A                     N/A
143     $     0                    N/A                     N/A
144     $     0                    N/A                     N/A
146     $     0                    N/A                     N/A
148     $     0                    N/A                     N/A
149     $     0                    N/A                     N/A
150     $     0                    N/A                     N/A
151     $     0                    N/A                     N/A
152     $     0                    N/A                     N/A
153     $     0                    N/A                     N/A
154     $     0                    N/A                     N/A
155     $     0                    N/A                     N/A
157     $     0                    N/A                     N/A
158     $     0                    N/A                     N/A
159     $     0                    N/A                     N/A
161     $     0                    N/A                     N/A
164     $     0                    N/A                     N/A
165     $     0                    N/A                     N/A
167     $     0                    N/A                     N/A
169     $     0                    N/A                     N/A
173     $     0                    N/A                     N/A
174     $     0                    N/A                     N/A

                                                                      CONTRACTUAL      CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                        CUT-OFF DATE   RECURRING        RECURRING    RECURRING    RECURRING
               LOAN                                       PRINCIPAL   REPLACEMENT      REPLACEMENT    LC & TI      LC & TI
 #   CROSSED  GROUP  LOAN NAME                           BALANCE (1)    RESERVE        RESERVE CAP    RESERVE    RESERVE CAP
---  -------  -----  ---------------------------------  ------------  -----------      -----------  -----------  -----------
175             1    10039 Bissonnet Office             $3,467,124      $ 8,307         $   25,000    $17,416      $ 95,000
176             1    Altadena Square Shopping Center    $3,395,536      $ 2,969            N/A        $18,796      $ 56,400
178             1    San Dimas Retail                   $3,300,000      $ 3,159            N/A        $21,063      $ 50,000
180             1    37th Street                        $3,243,681      $     0            N/A        $16,000      $ 60,000
181             1    Harvest Plaza Phase II             $3,200,000      $ 2,772         $    5,000    $12,000      $ 36,000
182             1    The Dale Building                  $3,200,000      $ 5,880         $   17,619    $     0      $ 50,000
184             1    Encino Shoppes, LLC                $3,118,111      $     0            N/A        $ 8,324      $ 58,000
187             1    McMinnville Town Center            $3,040,941      $ 3,454            N/A        $36,000      $100,000
189             1    90 Good Drive                      $2,993,462      $     0            N/A        $12,000      $ 84,000
190             1    Madison Boulevard Service Center   $2,990,638      $ 4,248            N/A        $18,000      $ 84,000
194             1    Wake Forest Eatery                 $2,796,182      $     0            N/A        $ 9,900      $ 40,000
195             1    80 Windward Ave                    $2,700,000      $   992         $    2,976    $ 6,613      $ 19,839
196             1    Palm Harbor Professional Center    $2,700,000      $ 4,450         $   24,500    $29,000      $ 80,000
198             2    Arbors Apartments                  $2,691,315      $ 6,000         $   18,000    $     0        N/A
199             1    Trinity Oaks                       $2,650,000      $     0            N/A        $12,000      $ 60,000
201             1    A&B Self Storage                   $2,542,061      $ 8,884         $   17,768    $   500      $  1,000
202             1    4000 Aerial Center                 $2,500,000      $ 5,776         $   11,550    $12,000        N/A
203             1    Summerfield Village                $2,500,000      $ 2,644            N/A        $ 8,004      $ 40,000
206             2    S'Ville and Deville Apts           $2,450,000      $15,750         $15,750.00    $     0        N/A
210             1    Deer Valley Industrial             $2,392,338      $     0            N/A        $     0      $ 50,000
213             1    Sleep Inn Phoenix                  $2,193,293      $     0    (2)  $  100,000    $     0        N/A
215             1    Cades Center                       $2,097,209      $ 4,482            N/A        $17,500      $100,000
218             1    Windward Plaza                     $2,000,000      $     0            N/A        $     0        N/A
220             1    Tabernacle Towers                  $1,922,704      $     0            N/A        $15,000      $ 60,000
223             1    North Fork Crossing                $1,880,000      $ 2,516         $    7,548    $10,062      $ 50,310
224             1    7th & Orange Avenue                $1,821,029      $ 2,272            N/A        $ 8,115      $ 38,000
225             1    Palisades Retail                   $1,820,917      $     0            N/A        $ 2,741      $ 45,000
226             1    Custer Place                       $1,742,000      $ 1,170         $    3,510    $ 7,800      $ 40,000
227             1    Saddle Rock Village Center         $1,694,785      $   804            N/A        $ 5,004      $ 25,000
230             1    Morningside Shopping Center        $1,562,818      $ 4,605            N/A        $ 9,763      $ 50,000
232             1    North Highland Shopping Center     $1,493,588      $     0            N/A        $10,000      $ 60,000
237             1    Meridian Retail                    $1,395,000      $ 1,773         $    8,865    $     0      $ 27,000
239             1    10703 J Street                     $1,300,000      $ 4,573            N/A        $ 1,262      $ 75,000
240             1    Stewart Place                      $1,291,044      $     0            N/A        $12,000      $ 60,000
242             1    48-19 Vernon Boulevard             $1,222,567      $ 3,257            N/A        $ 3,000      $ 17,000
243             1    Sagemont Plaza                     $1,215,513      $ 3,932            N/A        $12,000      $ 52,000
244             1    Worthington Professional Building  $1,177,437      $ 7,625            N/A        $10,800      $ 60,000
250             1    Cedar Park Crossing                $  995,991      $   747         $    3,735    $ 7,500      $ 37,500
251             1    Market Place Shopping Center       $  599,233      $     0            N/A        $ 5,000      $ 20,000

                          CONTRACTUAL          CONTRACTUAL
      CONTRACTUAL        OTHER RESERVE        OTHER RESERVE
 #   OTHER RESERVE        DESCRIPTION              CAP
---  -------------  ------------------------  -------------
175      $    0                N/A                 N/A
176      $    0                N/A                 N/A
178      $    0                N/A                 N/A
180      $    0                N/A                 N/A
181      $    0                N/A                 N/A
182      $    0                N/A                 N/A
184      $    0                N/A                 N/A
187      $    0                N/A                 N/A
189      $    0                N/A                 N/A
190      $    0                N/A                 N/A
194      $    0                N/A                 N/A
195      $    0                N/A                 N/A
196      $    0                N/A                 N/A
198      $    0                N/A                 N/A
199      $    0                N/A                 N/A
201      $    0                N/A                 N/A
202      $    0                N/A                 N/A
203      $    0                N/A                 N/A
206      $    0                N/A                 N/A
210      $    0                N/A                 N/A
213      $5,000        Seasonality Reserve       $45,000
215      $    0                N/A                 N/A
218      $    0                N/A               $75,000
220      $    0                N/A                 N/A
223      $    0                N/A               $25,000
224      $    0                N/A                 N/A
225      $    0                N/A                 N/A
226      $    0                N/A                 N/A
227      $    0                N/A                 N/A
230      $    0                N/A                 N/A
232      $    0                N/A                 N/A
237      $    0                N/A                 N/A
239      $    0                N/A                 N/A
240      $    0                N/A                 N/A
242      $    0                N/A                 N/A
243      $    0                N/A                 N/A
244      $    0                N/A                 N/A
250      $    0                N/A                 N/A
251      $  500     Roof Replacement Reserve       N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MANSIONS AT STEINER RANCH, MANSIONS ON THE GREEN I, MANSIONS AT CANYON CREEK AND MANSIONS ON THE GREEN II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY FAIRWINDS NORTHPOINTE AND FAIRWINDS SAND CREEK ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) THE 12TH AND ORANGE ST GARAGE PROPERTY IS A SIX-LEVEL PARKING GARAGE COMPRISING 493 PARKING SPOTS.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE: 1 The above referenced tables in this Exhibit A-2 are presented in respect of the mortgage pool, loan group no. 1 and loan group no. 2


                                      A-2-1

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                 WEIGHTED
                                 PERCENTAGE OF    AVERAGE                 WEIGHTED
                 CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED       AVERAGE
                   PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
CONCENTRATION     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------
Top 1           $  210,000,000         6.2%       6.1355%     1.46x       50.0%
Top 3              549,784,800        16.3%       6.0171%     1.36        68.9%
Top 5              823,084,800        24.4%       5.9235%     1.35        69.7%
Top 7            1,040,434,800        30.9%       5.8743%     1.35        70.7%
Top 10           1,273,634,800        37.8%       5.8772%     1.35        71.9%
                --------------------------------------------------------------------
ENTIRE POOL     $3,371,478,040       100.0%       5.8813%     1.35x       71.3%
                ====================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                           MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Column Financial, Inc.        179      $2,389,187,606        70.9%       5.8640%     1.34x        70.9%
Capmark Finance Inc.           72         982,290,434        29.1%       5.9234%     1.38         72.5%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       251      $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                          =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                             MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE        INITIAL     MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF             MORTGAGE      PRINCIPAL      MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS       BALANCE (1)        BALANCE        RATE    U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
5.0850% - 5.6500%             37       $  736,782,011        21.9%       5.4740%     1.35x        73.4%
5.6501% - 5.7500%             25          365,728,100        10.8%       5.6834%     1.27         74.7%
5.7501% - 5.8500%             44          538,598,914        16.0%       5.7921%     1.38         72.9%
5.8501% - 6.0000%             61          478,118,098        14.2%       5.9383%     1.39         70.8%
6.0001% - 6.2500%             45          801,550,443        23.8%       6.0987%     1.38         68.1%
6.2501% - 6.4000%             22          351,300,453        10.4%       6.2991%     1.28         69.7%
6.4001% - 6.8500%             17           99,400,022         2.9%       6.6097%     1.30         70.4%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      251       $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                          =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.8500%
MINIMUM MORTGAGE INTEREST RATE:     5.0850%
WTD. AVG. MORTGAGE INTEREST RATE:   5.8813%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                            WEIGHTED
                              NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                             UNDERLYING   CUT-OFF DATE         INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  PRINCIPAL BALANCES (1)       LOANS       BALANCE (1)         BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------
   $599,233 -    2,000,000        38      $   54,856,537          1.6%       6.0222%     1.69x         63.7%
  2,000,001 -    3,000,000        30          76,517,965          2.3%       5.9260%     1.45          68.8%
  3,000,001 -    4,000,000        28          98,687,760          2.9%       5.9638%     1.39          68.8%
  4,000,001 -    4,500,000        14          59,406,826          1.8%       5.9775%     1.33          70.9%
  4,500,001 -    5,000,000         9          42,737,073          1.3%       5.8943%     1.40          70.8%
  5,000,001 -    6,000,000        14          75,945,410          2.3%       6.1035%     1.38          69.2%
  6,000,001 -    7,000,000        13          84,262,899          2.5%       5.9875%     1.42          67.9%
  7,000,001 -    8,000,000        12          91,473,252          2.7%       5.9283%     1.30          70.8%
  8,000,001 -   10,000,000        13         116,660,775          3.5%       5.8652%     1.45          68.9%
 10,000,001 -   12,500,000        15         173,868,743          5.2%       5.9294%     1.31          71.4%
 12,500,001 -   15,000,000        18         244,964,431          7.3%       5.9310%     1.36          72.4%
 15,000,001 -   19,000,000         5          84,779,211          2.5%       5.9047%     1.42          65.1%
 19,000,001 -   24,000,000         7         150,708,876          4.5%       5.8608%     1.27          70.4%
 24,000,001 -   37,500,000        19         573,430,975         17.0%       5.7950%     1.26          73.9%
 37,500,001 -   55,000,000         6         267,815,172          7.9%       5.7716%     1.38          73.7%
 55,000,001 -   80,000,000         3         204,927,334          6.1%       5.8940%     1.25          76.4%
 80,000,001 -  125,000,000         4         430,650,000         12.8%       5.5386%     1.40          77.1%
125,000,001 - $210,000,000         3         539,784,800         16.0%       6.1606%     1.37          64.8%
                             ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          251      $3,371,478,040        100.0%       5.8813%     1.35x         71.3%
                             ==================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $210,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $    599,233
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 13,432,183

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
        RANGE OF          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  ORIGINAL AMORTIZAION     MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
   TERMS (MONTHS) (1)       LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
Interest Only (3)              42      $1,814,070,300        53.8%       5.8321%     1.35x         72.5%
180 - 300                      22         179,314,164         5.3%       6.0595%     1.45          66.9%
301 - 360                     185       1,348,131,108        40.0%       5.9191%     1.35          70.1%
361 - 420                       2          29,962,469         0.9%       6.0969%     1.12          81.4%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       251      $3,371,478,040       100.0%       5.8813%     1.35x         71.3%
                          =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):    420
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):    180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (4):  353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(3) WITH RESPECT TO THE CITY PLACE MORTGAGE LOAN, IF THE DSCR IS LESS THAN 1.20x ON ANY ANNUAL DSCR TEST DATE (WHICH DSCR TEST DATE OCCURS ON OCTOBER 11TH OF EACH YEAR BEGINNING ON OCTOBER 2012), THE BORROWER WILL BEGIN MAKING MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST IN AN AMOUNT SUFFICIENT TO PAY INTEREST WHEN DUE AND TO AMORTIZE THE CITY PLACE MORTGAGE LOAN OVER A 25-YEAR PERIOD (SUCH MONTHLY PAYMENTS TO BEGIN ON THE PAYMENT DATE FOLLOWING SUCH DSCR TEST DATE).

(4) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF               UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        ORIGINAL TERMS             MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
 60 - 84                               18      $  638,631,792        18.9%       6.1310%     1.37x        68.8%
 85 - 120                             200       2,484,309,186        73.7%       5.8184%     1.34         71.8%
121 - 129                              33         248,537,062         7.4%       5.8694%     1.37         73.6%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               251      $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                                  =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     129
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   110

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
      RANGE OF            UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZAION      MORTGAGE      PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
 TERMS (MONTHS) (1, 2)      LOANS        BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
Interest Only (3)              42      $1,814,070,300        53.8%       5.8321%     1.35x        72.5%
178 - 300                      22         179,314,164         5.3%       6.0595%     1.45         66.9%
301 - 359                      86         379,358,583        11.3%       5.9924%     1.45         68.8%
360 - 418                     101         998,734,994        29.6%       5.8966%     1.30         71.0%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       251      $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                          =================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 4):     418
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 4):     178
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 4):   352

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(3) WITH RESPECT TO THE CITY PLACE MORTGAGE LOAN, IF THE DSCR IS LESS THAN 1.20x ON ANY ANNUAL DSCR TEST DATE (WHICH DSCR TEST DATE OCCURS ON OCTOBER 11TH OF EACH YEAR BEGINNING ON OCTOBER 2012), THE BORROWER WILL BEGIN MAKING MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST IN AN AMOUNT SUFFICIENT TO PAY INTEREST WHEN DUE AND TO AMORTIZE THE CITY PLACE MORTGAGE LOAN OVER A 25-YEAR PERIOD (SUCH MONTHLY PAYMENTS TO BEGIN ON THE PAYMENT DATE FOLLOWING SUCH DSCR TEST DATE).

(4) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF                  UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        REMAINING TERMS               MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)     LOANS        BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
 52 -  70                                13       $  384,662,960       11.4%        6.1551%     1.33x         78.9%
 71 -  96                                 5          253,968,833        7.5%        6.0945%     1.43          53.5%
 97 - 116                                63          863,569,385       25.6%        5.9519%     1.35          70.8%
117 - 117                                42          393,478,388       11.7%        5.8098%     1.43          69.6%
118 - 128                               128        1,475,798,475       43.8%        5.7511%     1.32          73.2%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 251       $3,371,478,040      100.0%        5.8813%     1.35x         71.3%
                                     =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     128
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      52
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   108

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                           MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF YEARS             REAL        PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
BUILT/RENOVATED (1)          LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
1834 - 1985                    38      $  359,385,935        10.7%       5.8935%     1.45x        71.3%
1986 - 1996                    30         346,350,379        10.3%       5.9087%     1.37         76.8%
1997 - 2001                    72         938,608,218        27.8%       5.9431%     1.33         71.9%
2002 - 2006                   153       1,727,133,509        51.2%       5.8398%     1.33         69.9%
                           --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       293      $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                           ================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2006
OLDEST YEAR BUILT/RENOVATED         1834
WTD. AVG. YEAR BUILT/RENOVATED:     1997

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                     OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF                REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)   PROPERTIES     BALANCE (1)        BALANCE       RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
53% -  75%                        27      $  235,196,058         7.0%       5.9298%     1.50x        64.5%
76% -  85%                        27         433,513,681        12.9%       5.8527%     1.36         73.5%
86% -  90%                        37         399,653,814        11.9%       5.9622%     1.37         74.2%
91% -  93%                        39         396,230,078        11.8%       5.8411%     1.36         75.1%
94% -  95%                        25         585,270,699        17.4%       5.9351%     1.28         73.2%
96% -  97%                        24         501,548,309        14.9%       5.9243%     1.38         65.1%
98% - 100%                       113         815,074,359        24.2%       5.7973%     1.32         71.5%
   N/A                             1           4,991,043         0.1%       5.9100%     1.72         66.5%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          293      $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                             =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:      53%
WTD. AVG. OCCUPANCY RATE AT U/W:    91%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK. OCCUPANCY IS NOT APPLICABLE FOR PARKING GARAGES.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED
                          NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING     CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       RANGE OF            MORTGAGE        PRINCIPAL    MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
      U/W DSCRS             LOANS         BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
1.09x - 1.18                    9      $  126,622,815         3.8%       5.8935%     1.15x        75.6%
1.19  - 1.20                   25         357,012,839        10.6%       5.7240%     1.20         74.4%
1.21  - 1.25                   67         695,176,453        20.6%       5.8464%     1.23         73.7%
1.26  - 1.32                   50         690,057,259        20.5%       5.9331%     1.28         71.6%
1.33  - 1.38                   28         511,271,385        15.2%       6.0490%     1.36         76.3%
1.39  - 1.43                   15         181,419,811         5.4%       6.0067%     1.41         71.9%
1.44  - 1.48                   11         386,608,935        11.5%       5.7547%     1.45         61.9%
1.49  - 1.54                    9         149,761,880         4.4%       5.8086%     1.51         75.8%
1.55  - 1.80                   19         195,521,139         5.8%       5.8550%     1.66         61.7%
1.81  - 6.29                   18          78,025,523         2.3%       5.8786%     2.24         55.3%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       251      $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                          =================================================================================

MAXIMUM U/W DSCR:     6.29x
MINIMUM U/W DSCR:     1.09x
WTD. AVG. U/W DSCR:   1.35x

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)     LOANS        BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
16.6% - 40.0%                    5      $    9,601,709         0.3%       5.6200%     4.67x        23.6%
40.1% - 50.0%                   13         288,425,353         8.6%       6.1019%     1.47         49.4%
50.1% - 60.0%                   21         176,248,305         5.2%       5.8996%     1.54         56.6%
60.1% - 65.0%                   28         378,182,921        11.2%       6.0421%     1.35         63.6%
65.1% - 70.0%                   43         380,289,741        11.3%       5.7803%     1.35         68.1%
70.1% - 73.0%                   29         359,264,449        10.7%       5.9024%     1.30         71.8%
73.1% - 75.0%                   22         211,515,609         6.3%       5.9011%     1.31         74.3%
75.1% - 77.0%                   15         136,829,496         4.1%       5.9175%     1.27         76.1%
77.1% - 77.5%                    4          47,209,604         1.4%       5.6967%     1.25         77.4%
77.6% - 78.5%                   11         256,561,938         7.6%       5.8069%     1.26         78.2%
78.6% - 79.0%                   10          86,805,308         2.6%       5.9678%     1.23         78.9%
79.1% - 79.8%                   30         377,686,632        11.2%       5.8312%     1.30         79.6%
79.9% - 80.0%                   16         366,687,172        10.9%       5.5998%     1.31         80.0%
80.1% - 84.4%                    4         296,169,803         8.8%       6.0134%     1.38         81.9%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        251      $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                           =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     84.4%
MINIMUM CUT-OFF DATE LTV RATIO (1):     16.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   71.3%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                              NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                              MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
STATE                        PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Texas                             48      $  550,922,343        16.3%       5.8178%     1.32x        75.1%
Florida                           25         505,921,836        15.0%       6.0008%     1.27         71.9%
California                        38         442,114,735        13.1%       5.7374%     1.39         67.6%
   Southern California (2)        28         352,022,959        10.4%       5.6992%     1.33         67.5%
   Northern California (2)        10          90,091,776         2.7%       5.8866%     1.59         68.1%
New York                          10         340,970,517        10.1%       6.0637%     1.41         57.2%
Alabama                           16         183,544,370         5.4%       5.8371%     1.22         77.9%
Georgia                           18         175,430,221         5.2%       5.9252%     1.32         75.4%
North Carolina                    15         128,958,499         3.8%       5.7894%     1.39         75.2%
Pennsylvania                       8         119,754,342         3.6%       5.8124%     1.32         75.5%
Minnesota                          2          94,425,000         2.8%       5.7981%     1.50         80.0%
Illinois                          10          93,576,912         2.8%       5.8543%     1.28         74.1%
Washington                         8          80,594,465         2.4%       6.1007%     1.38         69.6%
Indiana                            6          79,714,360         2.4%       5.7811%     1.49         63.6%
Maryland                           5          71,203,601         2.1%       5.2088%     1.44         78.9%
Tennessee                          6          67,998,961         2.0%       6.0724%     1.26         72.4%
Virginia                          13          62,262,568         1.8%       5.9319%     1.44         75.3%
Colorado                           6          61,744,402         1.8%       5.9785%     1.32         74.1%
South Carolina                     9          46,650,408         1.4%       6.1945%     1.31         73.7%
Michigan                           6          45,196,640         1.3%       5.9224%     1.42         72.9%
Arizona                            5          41,555,131         1.2%       5.5637%     1.53         64.1%
Ohio                               6          37,620,006         1.1%       5.9637%     1.29         76.5%
Mississippi                        3          22,345,000         0.7%       5.8032%     1.21         78.1%
Oklahoma                           4          19,820,000         0.6%       6.3334%     1.35         74.0%
Idaho                              1          12,700,000         0.4%       5.8100%     1.74         70.0%
Massachusetts                      2          12,637,775         0.4%       6.0027%     1.32         61.6%
Connecticut                        3          11,492,314         0.3%       5.7619%     1.49         71.2%
Utah                               2          10,219,374         0.3%       6.0286%     1.44         69.6%
Oregon                             3           9,753,820         0.3%       6.2634%     1.74         55.3%
Iowa                               2           6,800,000         0.2%       6.0100%     1.41         76.4%
Missouri                           3           6,175,000         0.2%       5.9439%     1.25         74.5%
Delaware                           1           4,991,043         0.1%       5.9100%     1.72         66.5%
Wisconsin                          1           4,972,032         0.1%       6.2500%     1.44         68.1%
New Jersey                         1           4,290,690         0.1%       5.9900%     1.85         55.4%
Nevada                             2           4,097,047         0.1%       5.7773%     1.32         58.1%
Rhode Island                       1           3,691,897         0.1%       5.9200%     1.38         79.6%
Montana                            1           3,000,000         0.1%       6.0000%     1.24         68.2%
Arkansas                           1           1,915,733        0.06%       5.8300%     1.37         79.8%
Nebraska                           1           1,300,000        0.04%       6.5000%     1.38         74.3%
West Virginia                      1           1,117,000        0.03%       6.3300%     1.41         67.7%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          293      $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                             =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN 93600

     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED       WEIGHTED
                                    UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                              LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              42     $1,814,070,300       53.8%      5.8321%    1.35x       72.5%           103
Balloon Loans with Partial IO Term       98        991,272,525       29.4%      5.8884%    1.32        70.6%            42
Balloon Loan without IO Term            108        552,844,149       16.4%      6.0309%    1.43        68.8%           N/A
ARD Loans with Partial IO Periods         2          9,300,000        0.3%      5.8774%    1.28        76.0%            22
ARD Loans                                 1          3,991,066        0.1%      5.8000%    1.49        65.4%           N/A
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 251     $3,371,478,040      100.0%      5.8813%    1.35x       71.3%            68
                                    ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                              WEIGHTED
                NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
                MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                   REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------
Multifamily          95      $1,330,573,112        39.5%       5.8330%     1.33x        72.0%
Office               43         700,436,881        20.8%       5.8012%     1.34         75.2%
Retail               88         520,063,494        15.4%       5.8352%     1.31         71.8%
Hotel                24         351,034,625        10.4%       5.9877%     1.49         66.3%
Mixed Use            14         261,220,542         7.7%       6.0739%     1.26         67.8%
Industrial           12         135,804,882         4.0%       5.9980%     1.32         67.3%
Healthcare            7          50,029,923         1.5%       6.7117%     1.35         67.2%
Self Storage         10          22,314,580         0.7%       5.8543%     2.78         52.5%
                ---------------------------------------------------------------------------------
                    293      $3,371,478,040       100.0%       5.8813%     1.35x        71.3%
                =================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                               WEIGHTED
                                                     NUMBER OF                  PERCENTAGE OF    AVERAGE               WEIGHTED
                                                     MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE  WEIGHTED     AVERAGE
                         PROPERTY                      REAL       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE            SUB-TYPE                   PROPERTIES   BALANCE (1)       BALANCE        RATE    U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                         Conventional                   87      $1,267,094,160      37.6%       5.8319%     1.33x       72.2%
                         Manufactured Housing            4          34,166,074       1.0%       5.7458%     1.27        70.7%
                         Senior Housing                  4          29,312,878       0.9%       5.9846%     1.69        65.5%
                                                    -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 95      $1,330,573,112      39.5%       5.8330%     1.33x       72.0%
                                                    =============================================================================
OFFICE
                         Central Business District      13      $  399,811,873      11.9%       5.9435%     1.36x       79.0%
                         Suburban                       30         300,625,009       8.9%       5.6120%     1.30        70.2%
                                                    -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 43      $  700,436,881      20.8%       5.8012%     1.34x       75.2%
                                                    =============================================================================
RETAIL
                         Anchored                       27      $  310,024,088       9.2%       5.8283%     1.31x       72.7%
                         Unanchored                     60         205,048,364       6.1%       5.8438%     1.31        70.7%
                         Parking Garage                  1           4,991,043       0.1%       5.9100%     1.72        66.5%
                                                    -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 88      $  520,063,494      15.4%       5.8352%     1.31x       71.8%
                                                    =============================================================================
HOTEL
                         Limited Service                17      $  177,925,444       5.3%       5.9811%     1.51x       70.4%
                         Full Service                    7         173,109,181       5.1%       5.9944%     1.47        62.2%
                                                    -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 24      $  351,034,625      10.4%       5.9877%     1.49x       66.3%
                                                    =============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                     WEIGHTED        WEIGHTED          WEIGHTED
                                                                      AVERAGE         AVERAGE     AVERAGE REMAINING      WEIGHTED
                         NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING      LOCKOUT PLUS YM        AVERAGE
        RANGE OF        UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT     PLUS STATIC PREMIUM     REMAINING
   REMAINING TERMS TO    MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD     PLUS YM PERIOD        PERIOD            MATURITY
 STATED MATURITY (1,2)     LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)      (MONTHS) (1)      (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
 52 -  67                    13     $  384,662,960       11.4%           48             52                52                 56
 68 -  97                     5        253,968,833        7.5%           76             76                76                 82
 98 - 107                     1         11,170,000        0.3%           96             96                96                 99
108 - 117                   104      1,245,877,773       37.0%          110            112               112                116
118 - 127                   127      1,452,798,475       43.1%          100            114               114                118
128 - 137                     1         23,000,000        0.7%          124            124               124                128
                        ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     251     $3,371,478,040      100.0%           96            104               104                108
                        ============================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                     WEIGHTED       WEIGHTED           WEIGHTED
                                                                      AVERAGE        AVERAGE      AVERAGE REMAINING      WEIGHTED
                         NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING      LOCKOUT PLUS YM        AVERAGE
                        UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT     PLUS STATIC PREMIUM     REMAINING
                         MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD     PLUS YM PERIOD         PERIOD           MATURITY
PREPAYMENT OPTION          LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)      (MONTHS) (1)      (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance       228      $3,095,684,138       91.8%          103            103               103                107
Lockout / Yield
Maintenance                 17         237,792,193        7.1%           19            113               113                118
Yield Maintenance            6          38,001,709        1.1%            0             68                68                 73
                        ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    251      $3,371,478,040      100.0%           96            104               104                108
                        ============================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                        WEIGHTED
                          NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                          MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                            REAL         PRINCIPAL     MORTGAGE POOL    INTEREST   AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST       PROPERTIES     BALANCE (1)       BALANCE         RATES    U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Fee                          287      $2,971,296,054        88.1%        5.8409%     1.35x         73.5%
Fee/Leasehold                  2         360,000,000        10.7%        6.1915%      1.38         56.0%
Leasehold                      4          40,181,986         1.2%        6.0895%      1.35         51.6%
                         ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      293      $3,371,478,040       100.0%        5.8813%     1.35x         71.3%
                         ==================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                         UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                          MORTGAGE      PRINCIPAL    LOAN GROUP 1   INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER        LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
Column Financial, Inc.       137     $1,326,960,806       64.8%      5.8989%    1.33x       69.8%
Capmark Finance Inc.          51        719,784,122       35.2%      5.9393%    1.42        73.0%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      188     $2,046,744,928      100.0%      5.9131%    1.36x       70.9%
                         ============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                             MORTGAGE INTEREST RATES

                                                                       WEIGHTED
                            NUMBER OF                   PERCENTAGE OF   AVERAGE              WEIGHTED
                            UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
       RANGE OF             MORTGAGE       PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE INTEREST RATES       LOANS       BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------
5.2993% - 5.6500%               28      $  480,829,187      23.5%       5.5316%    1.35x       72.3%
5.6501% - 5.7500%               14         135,061,471       6.6%       5.6991%    1.35        70.6%
5.7501% - 5.8500%               30         304,621,940      14.9%       5.8014%    1.43        70.1%
5.8501% - 6.0000%               49         362,588,403      17.7%       5.9362%    1.40        72.4%
6.0001% - 6.2500%               36         371,317,629      18.1%       6.0810%    1.37        70.6%
6.2501% - 6.4000%               17         319,267,497      15.6%       6.2955%    1.28        69.2%
6.4001% - 6.8500%               14          73,058,801       3.6%       6.6466%    1.33        68.1%
                            ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        188      $2,046,744,928     100.0%       5.9131%    1.36x       70.9%
                            ============================================================================

MAXIMUM MORTGAGE INTEREST RATE:    6.8500%
MINIMUM MORTGAGE INTEREST RATE:    5.2993%
WTD. AVG. MORTGAGE INTEREST RATE:  5.9131%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                       WEIGHTED
                             NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                            UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
  RANGE OF CUT-OFF DATE      MORTGAGE     PRINCIPAL      LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
 PRINCIPAL BALANCES (1)       LOANS       BALANCE (1)       BALANCE      RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------
   $599,233 -    2,000,000      32      $   45,811,446        2.2%      6.0321%    1.75x       62.6%
  2,000,001 -    3,000,000      22          56,954,751        2.8%      5.9108%    1.49        68.4%
  3,000,001 -    4,000,000      27          95,187,760        4.7%      5.9706%    1.40        68.5%
  4,000,001 -    4,500,000      11          47,009,087        2.3%      5.9771%    1.32        70.6%
  4,500,001 -    5,000,000       8          38,202,073        1.9%      5.9256%    1.38        72.5%
  5,000,001 -    6,000,000      11          59,160,533        2.9%      6.1015%    1.32        71.9%
  6,000,001 -    7,000,000      10          65,312,899        3.2%      5.9839%    1.39        67.3%
  7,000,001 -    8,000,000       9          69,054,902        3.4%      5.8560%    1.33        68.9%
  8,000,001 -   10,000,000      12         106,940,775        5.2%      5.8843%    1.47        67.9%
 10,000,001 -   12,500,000       9         105,299,241        5.1%      6.0404%    1.34        71.0%
 12,500,001 -   15,000,000       9         122,592,770        6.0%      6.0137%    1.35        69.6%
 15,000,001 -   19,000,000       3          50,649,211        2.5%      5.9055%    1.32        67.1%
 19,000,001 -   24,000,000       2          46,446,000        2.3%      5.7819%    1.37        67.6%
 24,000,001 -   37,500,000      12         348,958,309       17.0%      5.8430%    1.29        70.9%
 37,500,001 -   55,000,000       6         267,815,172       13.1%      5.7716%    1.38        73.7%
 55,000,001 -   80,000,000       1          64,000,000        3.1%      6.3156%    1.31        80.0%
 80,000,001 -  125,000,000       3         307,350,000       15.0%      5.7205%    1.38        75.9%
125,000,001 - $150,000,000       1         150,000,000        7.3%      6.2700%    1.26        64.4%
                            ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        188      $2,046,744,928      100.0%      5.9131%    1.36x       70.9%
                            ============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):  $150,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):  $    599,233
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):  $ 10,886,941

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                           ORIGINAL AMORTIZATION TERMS (1)

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
      RANGE OF           UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
ORIGINAL AMORTIZATION     MORTGAGE      PRINCIPAL    LOAN GROUP 1   INTEREST  AVERAGE    CUT-OFF DATE
TERMS (MONTHS) (1)         LOANS       BALANCE (2)      BALANCE        RATE   U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
Interest Only (3)             21     $  856,440,500      41.8%       5.8613%    1.34x       73.0%
180 - 300                     19        169,628,693       8.3%       6.0557%    1.43        67.7%
301 - 360                    147      1,011,391,513      49.4%       5.9360%    1.37        69.7%
361 - 420                      1          9,284,222       0.5%       5.6000%    1.20        74.6%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      188     $2,046,744,928     100.0%       5.9131%    1.36x       70.9%
                         ============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):    420
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (4):    180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (4):  350

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(3) WITH RESPECT TO THE CITY PLACE MORTGAGE LOAN, IF THE DSCR IS LESS THAN 1.20X ON ANY ANNUAL DSCR TEST DATE (WHICH DSCR TEST DATE OCCURS ON OCTOBER 11TH OF EACH YEAR BEGINNING ON OCTOBER 2012), THE BORROWER WILL BEGIN MAKING MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST IN AN AMOUNT SUFFICIENT TO PAY INTEREST WHEN DUE AND TO AMORTIZE THE CITY PLACE MORTGAGE LOAN OVER A 25-YEAR PERIOD (SUCH MONTHLY PAYMENTS TO BEGIN ON THE PAYMENT DATE FOLLOWING SUCH DSCR TEST DATE).

(4) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                    WEIGHTED
       RANGE OF           NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
    ORIGINAL TERMS       UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
      TO STATED           MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
 MATURITY (MONTHS) (1)     LOANS       BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
 60 -  84                     7      $  155,134,346       7.6%       6.2241%    1.29x       74.5%
 85 - 120                   153       1,659,924,545      81.1%       5.8915%    1.37        70.2%
121 - 129                    28         231,686,037      11.3%       5.8596%    1.37        73.7%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     188      $2,046,744,928     100.0%       5.9131%    1.36x       70.9%
                         ============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)  (1):   129
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):  116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                    WEIGHTED
                         NUMBER OF                   PERCENTAGE OF   AVERAGE                WEIGHTED
      RANGE OF           UNDERLYING   CUT-OFF DATE       INITIAL    MORTGAGE  WEIGHTED     AVERAGE
REMAINING AMORTIZATION    MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
 TERMS (MONTHS) (1, 2)      LOANS      BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
Interest Only (3)             21     $  856,440,500       41.8%      5.8613%    1.34x        73.0%
178 - 300                     19        169,628,693        8.3%      6.0557%    1.43         67.7%
301 - 359                     72        289,358,013       14.1%      5.9956%    1.52         67.5%
360 - 418                     76        731,317,722       35.7%      5.9081%    1.31         70.7%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      188     $2,046,744,928      100.0%      5.9131%    1.36x        70.9%
                         ============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 4):    418
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 4):    178
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 4):  349

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(3) WITH RESPECT TO THE CITY PLACE MORTGAGE LOAN, IF THE DSCR IS LESS THAN 1.20X ON ANY ANNUAL DSCR TEST DATE (WHICH DSCR TEST DATE OCCURS ON OCTOBER 11TH OF EACH YEAR BEGINNING ON OCTOBER 2012), THE BORROWER WILL BEGIN MAKING MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST IN AN AMOUNT SUFFICIENT TO PAY INTEREST WHEN DUE AND TO AMORTIZE THE CITY PLACE MORTGAGE LOAN OVER A 25-YEAR PERIOD (SUCH MONTHLY PAYMENTS TO BEGIN ON THE PAYMENT DATE FOLLOWING SUCH DSCR TEST DATE).

(4) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                    WEIGHTED
  RANGE OF REMAINING      NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
    TERMS TO STATED      UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
        MATURITY          MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
    (MONTHS) (1, 2)         LOANS      BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
 52 -  70                      5     $  132,315,513        6.5%      6.2661%    1.29x       75.3%
 71 -  96                      2         22,818,833        1.1%      5.9808%    1.31        69.8%
 97 - 116                     49        621,293,488       30.4%      6.1041%    1.34        70.1%
117 - 117                     30        306,265,314       15.0%      5.8102%    1.40        68.8%
118 - 128                    102        964,051,780       47.1%      5.7727%    1.37        71.5%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      188     $2,046,744,928      100.0%      5.9131%    1.36x       70.9%
                         ============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    128
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     52
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):  113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                          MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF YEARS         REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
  BUILT/RENOVATED (1)    PROPERTIES    BALANCE (2)       BALANCE      RATE    U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
1834 - 1985                  28      $  289,343,781       14.1%      5.8862%    1.48x       71.2%
1986 - 1996                  21         221,341,708       10.8%      5.8477%    1.42        75.1%
1997 - 2001                  41         506,862,547       24.8%      6.0649%    1.34        68.7%
2002 - 2006                 109       1,029,196,892       50.3%      5.8600%    1.33        71.1%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     199      $2,046,744,928      100.0%      5.9131%    1.36x       70.9%
                         ============================================================================

MOST RECENT YEAR BUILT/RENOVATED:  2006
OLDEST YEAR BUILT/RENOVATED        1834
WTD. AVG. YEAR BUILT/RENOVATED:    1995

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                     OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                    WEIGHTED
                         NUMBER OF                   PERCENTAGE OF  AVERAGE                WEIGHTED
                         MORTGAGED    CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
  RANGE OF OCCUPANCY       REAL         PRINCIPAL     LOAN GROUP 1  INTEREST  AVERAGE    CUT-OFF DATE
   RATES AT U/W (2)      PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
53% -  75%                   25      $  231,327,966      11.3%       5.9410%    1.50x       64.2%
76% -  85%                   22         355,051,618      17.3%       5.8556%    1.38        73.1%
86% -  90%                   21         202,763,375       9.9%       6.0583%    1.40        72.1%
91% -  93%                   21         211,324,624      10.3%       5.8552%    1.37        71.7%
94% -  95%                   14         334,491,552      16.3%       6.1414%    1.30        71.8%
96% -  97%                   10          84,872,715       4.1%       5.9557%    1.38        69.6%
98% - 100%                   85         621,922,037      30.4%       5.7793%    1.31        71.3%
    N/A                       1           4,991,043       0.2%       5.9100%    1.72x       66.5%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     199      $2,046,744,928     100.0%       5.9131%    1.36x       70.9%
                         ============================================================================

MAXIMUM OCCUPANCY RATE AT U/W:    100%
MINIMUM OCCUPANCY RATE AT U/W:     53%
WTD. AVG. OCCUPANCY RATE AT U/W:   90%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK. OCCUPANCY IS NOT APPLICABLE FOR PARKING GARAGES.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                         UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
        RANGE OF          MORTGAGE     PRINCIPAL     LOAN GROUP 1  INTEREST  AVERAGE    CUT-OFF DATE
       U/W DSCRS           LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------- --------------------------------
1.15x - 1.18                   4     $   26,354,000       1.3%       5.8838%    1.15x       79.6%
1.19  - 1.20                  20        210,888,337      10.3%       5.7596%    1.20        74.9%
1.21  - 1.25                  44        347,777,621      17.0%       5.8844%    1.23        70.4%
1.26  - 1.32                  44        638,871,128      31.2%       5.9538%    1.28        71.0%
1.33  - 1.38                  19        259,323,969      12.7%       6.0546%    1.36        73.1%
1.39  - 1.43                  12        157,346,681       7.7%       6.0085%    1.41        74.4%
1.44  - 1.48                   8         51,117,104       2.5%       5.7781%    1.47        66.7%
1.49  - 1.54                   7        143,832,303       7.0%       5.8106%    1.51        76.4%
1.55  - 1.80                  15        146,171,139       7.1%       5.8663%    1.64        59.8%
1.81  - 6.29                  15         65,062,645       3.2%       5.8201%    2.28        55.8%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      188     $2,046,744,928     100.0%       5.9131%    1.36x       70.9%
                         ============================================================================

MAXIMUM U/W DSCR:    6.29x
MINIMUM U/W DSCR:    1.15x
WTD. AVG. U/W DSCR:  1.36x

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
 RANGE OF CUT-OFF DATE   UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED    AVERAGE
     LOAN-TO-VALUE        MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST  AVERAGE   CUT-OFF DATE
       RATIOS (1)           LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
16.6% - 40.0%                  5      $    9,601,709       0.5%      5.6200%    4.67x       23.6%
40.1% - 50.0%                 10          71,712,475       3.5%      5.9795%     1.46       47.7%
50.1% - 60.0%                 15         122,469,583       6.0%      5.8929%     1.60       57.0%
60.1% - 65.0%                 22         318,561,291      15.6%      6.0941%     1.33       63.6%
65.1% - 70.0%                 38         325,315,238      15.9%      5.7732%     1.33       67.8%
70.1% - 73.0%                 20         230,668,847      11.3%      6.0014%     1.35       71.9%
73.1% - 75.0%                 19         172,965,609       8.5%      5.8894%     1.29       74.3%
75.1% - 77.0%                 10          87,569,612       4.3%      5.9749%     1.31       76.0%
77.1% - 77.5%                  4          47,209,604       2.3%      5.6967%     1.25       77.4%
77.6% - 78.5%                  7          96,561,938       4.7%      5.8681%     1.30       77.9%
78.6% - 79.0%                  7          64,763,138       3.2%      5.7891%     1.23       78.9%
79.1% - 79.8%                 20         267,011,953      13.0%      5.8630%     1.32       79.6%
79.9% - 80.0%                  9         136,627,172       6.7%      6.0213%     1.27       80.0%
80.1% - 80.9%                  2          95,706,756       4.7%      5.7869%     1.50       80.1%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      188      $2,046,744,928     100.0%      5.9131%    1.36x       70.9%
                         ============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):    80.9%
MINIMUM CUT-OFF DATE LTV RATIO (1):    16.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):  70.9%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                       WEIGHTED
                             NUMBER OF                  PERCENTAGE OF  AVERAGE               WEIGHTED
                             MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                               REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE  CUT-OFF DATE
STATE                       PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------
Florida                         20      $  386,408,620      18.9%       6.0887%    1.29x       71.2%
California                      32         355,380,911      17.4%       5.7037%    1.41        66.1%
   Southern California (2)      25         317,331,329      15.5%       5.6988%    1.34        67.7%
   Northern California (2)       7          38,049,582       1.9%       5.7443%    1.95        52.3%
Texas                           22         195,693,472       9.6%       5.9976%    1.35        74.4%
New York                         9         130,970,517       6.4%       5.9487%    1.34        68.7%
Alabama                         12         113,716,123       5.6%       5.7496%    1.25        77.5%
Pennsylvania                     6         109,961,774       5.4%       5.7918%    1.33        75.2%
Minnesota                        2          94,425,000       4.6%       5.7981%    1.50        80.0%
Illinois                         8          89,991,012       4.4%       5.8576%    1.27        74.3%
Georgia                         14          82,579,595       4.0%       6.1058%    1.41        69.6%
North Carolina                  11          64,658,499       3.2%       5.8408%    1.50        72.3%
Indiana                          4          62,663,044       3.1%       5.8165%    1.56        59.2%
Tennessee                        5          54,198,961       2.6%       6.1787%    1.27        70.5%
Michigan                         6          45,196,640       2.2%       5.9224%    1.42        72.9%
Arizona                          5          41,555,131       2.0%       5.5637%    1.53        64.1%
Washington                       3          38,954,962       1.9%       6.3639%    1.27        70.5%
Mississippi                      3          22,345,000       1.1%       5.8032%    1.21        78.1%
Virginia                         3          19,900,000       1.0%       5.6925%    1.37        72.8%
Oklahoma                         4          19,820,000       1.0%       6.3334%    1.35        74.0%
Colorado                         3          17,694,785       0.9%       5.8981%    1.25        62.6%
South Carolina                   4          15,751,313       0.8%       6.2051%    1.37        65.0%
Massachusetts                    2          12,637,775       0.6%       6.0027%    1.32        61.6%
Utah                             2          10,219,374       0.5%       6.0286%    1.44        69.6%
Maryland                         3           9,903,601       0.5%       5.9747%    1.47        72.4%
Connecticut                      2           9,177,437       0.4%       5.7346%    1.53        69.1%
Iowa                             2           6,800,000       0.3%       6.0100%    1.41        76.4%
Delaware                         1           4,991,043       0.2%       5.9100%    1.72        66.5%
Wisconsin                        1           4,972,032       0.2%       6.2500%    1.44        68.1%
New Jersey                       1           4,290,690       0.2%       5.9900%    1.85        55.4%
Nevada                           2           4,097,047       0.2%       5.7773%    1.32        58.1%
Missouri                         1           3,725,000       0.2%       5.6900%    1.16        79.3%
Rhode Island                     1           3,691,897       0.2%       5.9200%    1.38        79.6%
Oregon                           1           3,040,941       0.1%       6.0500%    1.26        70.7%
Montana                          1           3,000,000       0.1%       6.0000%    1.24        68.2%
Arkansas                         1           1,915,733      0.09%       5.8300%    1.37        79.8%
Nebraska                         1           1,300,000      0.06%       6.5000%    1.38        74.3%
West Virginia                    1           1,117,000      0.05%       6.3300%    1.41        67.7%
                            ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        199      $2,046,744,928     100.0%       5.9131%    1.36x       70.9%
                            ============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN 93600

     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED        WEIGHTED
                                    UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE         AVERAGE
                                     MORTGAGE     PRINCIPAL     LOAN GROUP 1   INTEREST  AVERAGE   CUT-OFF DATE      REMAINING
LOAN TYPE                              LOANS     BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)   IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans             21      $  856,440,500      41.8%       5.8613%    1.34x       73.0%            110
Balloon Loans with Partial IO Term      76         755,933,500      36.9%       5.9090%    1.32        70.6%             40
Balloon Loan without IO Term            89         425,279,862      20.8%       6.0260%    1.47        67.4%            N/A
ARD Loans with Partial IO Periods        1           5,100,000       0.2%       5.9000%    1.21        77.9%             23
ARD Loans                                1           3,991,066       0.2%       5.8000%    1.49        65.4%            N/A
                                    --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                188      $2,046,744,928     100.0%       5.9131%    1.36x       70.9%             61
                                    ============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF  AVERAGE               WEIGHTED
                          MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                            REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE            PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
Office                       43      $  700,436,881       34.2%      5.8012%    1.34x       75.2%
Retail                       88         520,063,494       25.4%      5.8352%    1.31        71.8%
Hotel                        24         351,034,625       17.2%      5.9877%    1.49        66.3%
Mixed Use                    14         261,220,542       12.8%      6.0739%    1.26        67.8%
Industrial                   12         135,804,882        6.6%      5.9980%    1.32        67.3%
Healthcare                    7          50,029,923        2.4%      6.7117%    1.35        67.2%
Self Storage                 10          22,314,580        1.1%      5.8543%    2.78        52.5%
Multifamily                   1           5,840,000        0.3%      6.0100%    1.41        76.4%
                         ----------------------------------------------------------------------------
                            199      $2,046,744,928      100.0%      5.9131%    1.36x       70.9%
                         ============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                               PERCENTAGE  WEIGHTED             WEIGHTED
                                                     NUMBER OF                 OF INITIAL   AVERAGE             AVERAGE
                                                     MORTGAGED  CUT-OFF DATE      LOAN     MORTGAGE  WEIGHTED   CUT-OFF
                                  PROPERTY             REAL       PRINCIPAL     GROUP 1    INTEREST   AVERAGE   DATE LTV
PROPERTY TYPE                     SUB-TYPE          PROPERTIES   BALANCE (1)    BALANCE     RATE     U/W DSCR  RATIO (1)
------------------------------------------------------------------------------------------------------------------------
OFFICE
                         Central Business District      13      $399,811,873      19.5%     5.9435%    1.36x      79.0%
                         Suburban                       30       300,625,009      14.7%     5.6120%    1.30       70.2%
                                                    --------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 43      $700,436,881      34.2%     5.8012%    1.34x      75.2%
                                                    ====================================================================
RETAIL
                         Anchored                       27      $310,024,088      15.1%     5.8283%    1.31x      72.7%
                         Unanchored                     60       205,048,364      10.0%     5.8438%    1.31       70.7%
                         Parking Garage                  1         4,991,043       0.2%     5.9100%    1.72       66.5%
                                                    --------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 88      $520,063,494      25.4%     5.8352%    1.31x      71.8%
                                                    ====================================================================
HOTEL
                         Limited Service                17      $177,925,444       8.7%     5.9811%    1.51x      70.4%
                         Full Service                    7       173,109,181       8.5%     5.9944%    1.47       62.2%
                                                    --------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 24      $351,034,625      17.2%     5.9877%    1.49x      66.3%
                                                    ====================================================================
MULTIFAMILY
                         Conventional                    1      $  5,840,000       0.3%     6.0100%    1.41x      76.4%
                                                    --------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  1      $  5,840,000       0.3%     6.0100%    1.41x      76.4%
                                                    ====================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                     WEIGHTED       WEIGHTED           WEIGHTED
                                                      PERCENTAGE     AVERAGE       AVERAGE       AVERAGE REMAINING       WEIGHTED
                          NUMBER OF                       OF         REMAINING     REMAINING       LOCKOUT PLUS YM       AVERAGE
        RANGE OF         UNDERLYING   CUT-OFF DATE      INITIAL       LOCKOUT       LOCKOUT      PLUS STATIC PREMIUM    REMAINING
   REMAINING TERMS TO     MORTGAGE     PRINCIPAL     LOAN GROUP 1     PERIOD     PLUS YM PERIOD         PERIOD          MATURITY
 STATED MATURITY (1,2)      LOANS     BALANCE (1)       BALANCE    (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)     (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
52  -  67                      5     $  132,315,513        6.5%          40            51                 51                 55
68  -  97                      2         22,818,833        1.1%          78            78                 78                 81
98  - 110                      1          6,400,000        0.3%         105           105                105                108
111 - 117                     78        921,158,802       45.0%         110           112                112                116
118 - 126                    101        941,051,780       46.0%          98           115                115                119
127 - 128                      1         23,000,000        1.1%         124           124                124                128
                         -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      188     $2,046,744,928      100.0%         100           109                109                113
                         ===========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                   WEIGHTED       WEIGHTED           WEIGHTED
                                                     PERCENTAGE    AVERAGE        AVERAGE       AVERAGE REMAINING     WEIGHTED
                          NUMBER OF                  OF INITIAL   REMAINING      REMAINING       LOCKOUT PLUS YM       AVERAGE
                         UNDERLYING   CUT-OFF DATE      LOAN       LOCKOUT        LOCKOUT      PLUS STATIC PREMIUM    REMAINING
                          MORTGAGE     PRINCIPAL      GROUP 1      PERIOD      PLUS YM PERIOD         PERIOD          MATURITY
PREPAYMENT OPTION           LOANS     BALANCE (1)     BALANCE    (MONTHS) (1)    (MONTHS) (1)       (MONTHS) (1)    (MONTHS) (1,2)
---------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance         174     $1,835,214,065      89.7%        110           110                110               113
Lockout / Yield
Maintenance                    8        173,529,154       8.5%         17           113                113               118
Yield Maintenance              6         38,001,709       1.9%          0            68                 68                73
                         --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      188     $2,046,744,928     100.0%        100           109                109               113
                         ========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                     PERCENTAGE  WEIGHTED              WEIGHTED
                         NUMBER OF                   OF INITIAL   AVERAGE               AVERAGE
                         MORTGAGED    CUT-OFF DATE      LOAN     MORTGAGE  WEIGHTED  CUT-OFF DATE
                            REAL        PRINCIPAL      GROUP 1   INTEREST  AVERAGE        LTV
OWNERSHIP INTEREST       PROPERTIES    BALANCE (1)     BALANCE    RATES    U/W DSCR    RATIO (1)
-------------------------------------------------------------------------------------------------
Fee                          195     $1,857,412,942     90.7%     5.8807%    1.37x       71.9%
Fee/Leasehold                  1        150,000,000      7.3%     6.2700%    1.26        64.4%
Leasehold                      3         39,331,986      1.9%     6.0843%    1.35        51.3%
                         ------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      199     $2,046,744,928    100.0%     5.9131%    1.36x       70.9%
                         ========================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                 MORTGAGE     PRINCIPAL      LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER               LOANS     BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Column Financial, Inc.              42      $1,062,226,800       80.2%      5.8205%    1.35x       72.2%
Capmark Finance Inc.                21         262,506,312       19.8%      5.8799%    1.26        71.0%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             63      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                             MORTGAGE INTEREST RATES

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF              MORTGAGE     PRINCIPAL      LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
    MORTGAGE INTEREST RATES        LOANS     BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
5.0850% - 5.6500%                    9      $  255,952,824       19.3%      5.3658%    1.34x       75.5%
5.6501% - 5.7500%                   11         230,666,629       17.4%      5.6743%    1.22        77.1%
5.7501% - 5.8500%                   14         233,976,974       17.7%      5.7801%    1.31        76.5%
5.8501% - 6.0000%                   12         115,529,695        8.7%      5.9449%    1.39        65.7%
6.0001% - 6.2500%                    9         430,232,814       32.5%      6.1139%    1.40        65.8%
6.2501% - 6.4000%                    5          32,032,956        2.4%      6.3346%    1.32        75.2%
6.4001% - 6.6800%                    3          26,341,220        2.0%      6.5074%    1.22        76.9%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             63      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.6800%
MINIMUM MORTGAGE INTEREST RATE:     5.0850%
WTD. AVG. MORTGAGE INTEREST RATE:   5.8323%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST  AVERAGE   CUT-OFF DATE
    PRINCIPAL BALANCES (1)        LOANS       BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
 $1,243,126 -    2,000,000           6      $    9,045,092        0.7%      5.9724%    1.38x       69.1%
  2,000,001 -    3,000,000           8          19,563,214        1.5%      5.9704%    1.31        70.0%
  3,000,001 -    4,000,000           1           3,500,000        0.3%      5.7800%    1.22        76.9%
  4,000,001 -    4,500,000           3          12,397,739        0.9%      5.9793%    1.38        72.0%
  4,500,001 -    5,000,000           1           4,535,000        0.3%      5.6300%    1.49        56.0%
  5,000,001 -    6,000,000           3          16,784,878        1.3%      6.1104%    1.61        59.7%
  6,000,001 -    7,000,000           3          18,950,000        1.4%      5.9998%    1.52        70.1%
  7,000,001 -    8,000,000           3          22,418,351        1.7%      6.1512%    1.21        76.5%
  8,000,001 -   10,000,000           1           9,720,000        0.7%      5.6550%    1.22        80.0%
 10,000,001 -   12,500,000           6          68,569,502        5.2%      5.7589%    1.25        72.0%
 12,500,001 -   15,000,000           9         122,371,661        9.2%      5.8481%    1.37        75.3%
 15,000,001 -   19,000,000           2          34,130,000        2.6%      5.9035%    1.58        62.1%
 19,000,001 -   24,000,000           5         104,262,876        7.9%      5.8960%    1.22        71.6%
 24,000,001 -   37,500,000           7         224,472,666       16.9%      5.7204%    1.21        78.6%
 37,500,001 -   70,000,000           1          61,727,334        4.7%      5.7700%    1.24        78.4%
 70,000,001 -   80,000,000           1          79,200,000        6.0%      5.6500%    1.20        72.0%
 80,000,001 -  125,000,000           1         123,300,000        9.3%      5.0850%    1.44        79.9%
125,000,001 - $210,000,000           2         389,784,800       29.4%      6.1185%    1.41        65.0%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             63      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $210,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $1,243,126
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $21,027,510

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     ORIGINAL AMORTIZATION       MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
      TERMS (MONTHS) (1)           LOANS      BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
Interest Only                       21      $  957,629,800       72.3%      5.8060%    1.35x       72.1%
240 - 300                            3           9,685,471        0.7%      6.1267%    1.74        51.4%
301 - 360                           38         336,739,594       25.4%      5.8684%    1.29        71.4%
361 - 408                            1          20,678,247        1.6%      6.3200%    1.09        84.4%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             63      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   408
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3): 361

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     ORIGINAL TERMS TO STATED MATURITY (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
          RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
      ORIGINAL TERMS TO          MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
 STATED MATURITY (MONTHS) (1)      LOANS      BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
60  -  84                           11      $  483,497,446       36.5%      6.1011%     1.39x      67.0%
85  - 120                           47         824,384,641       62.2%      5.6710%     1.30       74.9%
121 - 122                            5          16,851,025        1.3%      6.0044%     1.28       72.6%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             63      $1,324,733,112      100.0%      5.8323%     1.33x      72.0%
                                ============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):   102

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
          RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
    REMAINING AMORTIZATION       MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
     TERMS (MONTHS) (1, 2)         LOANS      BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
Interest Only                       21      $  957,629,800       72.3%      5.8060%     1.35x      72.1%
236 - 300                            3           9,685,471        0.7%      6.1267%     1.74       51.4%
301 - 359                           14          90,000,569        6.8%      5.9821%     1.25       73.1%
360 - 407                           25         267,417,272       20.2%      5.8650%     1.29       71.8%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             63      $1,324,733,112      100.0%      5.8323%     1.33x      72.0%
                                ============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(2, 3):   407
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(2, 3):   236
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(2, 3): 359

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
            RANGE OF            UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
  REMAINING TERMS  TO STATED     MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
   MATURITY (MONTHS) (1, 2)        LOANS      BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
 54 - 70                             8      $  252,347,446       19.0%      6.0970%    1.34x       80.8%
 71 - 96                             3         231,150,000       17.4%      6.1057%    1.44        51.9%
 97 - 116                           14         242,275,897       18.3%      5.5614%    1.37        72.4%
117 - 117                           12          87,213,074        6.6%      5.8082%    1.52        72.4%
118 - 128                           26         511,746,695       38.6%      5.7105%    1.23        76.4%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             63      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    120
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   99

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
          RANGE OF YEARS           REAL        PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
       BUILT/RENOVATED (1)      PROPERTIES    BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
1951 - 1985                         10      $   70,042,154        5.3%      5.9236%    1.33x       71.6%
1986 - 1996                          9         125,008,671        9.4%      6.0167%    1.28        79.8%
1997 - 2001                         31         431,745,671       32.6%      5.8001%    1.33        75.8%
2002 - 2006                         44         697,936,616       52.7%      5.8100%    1.34        68.2%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             94      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2006
OLDEST YEAR BUILT/RENOVATED         1951
WTD. AVG. YEAR BUILT/RENOVATED:     2000

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF                REAL        PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
    OCCUPANCY RATES AT U/W      PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
70% -  75%                           2      $    3,868,092        0.3%      5.2601%    1.42x       80.3%
76% -  85%                           5          78,462,063        5.9%      5.8395%    1.28        75.2%
86% -  90%                          16         196,890,439       14.9%      5.8633%    1.34        76.3%
91% -  93%                          18         184,905,454       14.0%      5.8249%    1.34        79.1%
94% -  95%                          11         250,779,147       18.9%      5.6598%    1.26        75.0%
96% -  97%                          14         416,675,595       31.5%      5.9180%    1.38        64.3%
98% - 100%                          28         193,152,322       14.6%      5.8552%    1.34        72.0%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             94      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

MAXIMUM OCCUPANCY RATE AT U/W:     100%
MINIMUM OCCUPANCY RATE AT U/W:      70%
WTD. AVG. OCCUPANCY RATE AT U/W:    94%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF              MORTGAGE     PRINCIPAL      LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
           U/W DSCRS               LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
1.09x - 1.18                         5      $  100,268,815        7.6%      5.8960%    1.15x       74.6%
1.19  - 1.20                         5         146,124,502       11.0%      5.6727%    1.20        73.8%
1.21  - 1.25                        23         347,398,831       26.2%      5.8083%    1.23        77.0%
1.26  - 1.32                         6          51,186,131        3.9%      5.6749%    1.27        79.0%
1.33  - 1.38                         9         251,947,416       19.0%      6.0433%    1.35        79.6%
1.39  - 1.43                         3          24,073,130        1.8%      5.9945%    1.42        55.7%
1.44  - 1.48                         3         335,491,831       25.3%      5.7511%    1.45        61.2%
1.49  - 1.54                         2           5,929,577        0.4%      5.7594%    1.49        59.7%
1.55  - 1.80                         4          49,350,000        3.7%      5.8214%    1.73        67.3%
1.81  - 6.29                         3          12,962,878        1.0%      6.1720%    2.03        53.0%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             63      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

MAXIMUM U/W DSCR:     2.10x
MINIMUM U/W DSCR:     1.09x
WTD. AVG. U/W DSCR:   1.33x

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
    RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)        LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
48.3% - 50.0%                        3      $  216,712,878       16.4%      6.1424%    1.48x       49.9%
50.1% - 60.0%                        6          53,778,722        4.1%      5.9147%    1.40        55.7%
60.1% - 65.0%                        6          59,621,629        4.5%      5.7645%    1.43        63.8%
65.1% - 70.0%                        5          54,974,502        4.1%      5.8223%    1.50        69.7%
70.1% - 73.0%                        9         128,595,602        9.7%      5.7247%    1.22        71.7%
73.1% - 75.0%                        3          38,550,000        2.9%      5.9536%    1.36        74.3%
75.1% - 77.0%                        5          49,259,884        3.7%      5.8153%    1.19        76.1%
77.1% - 78.5%                        4         160,000,000       12.1%      5.7700%    1.24        78.4%
78.6% - 79.0%                        3          22,042,169        1.7%      6.4929%    1.22        78.7%
79.1% - 79.8%                       10         110,674,678        8.4%      5.7545%    1.24        79.6%
79.9% - 80.0%                        7         230,060,000       17.4%      5.3495%    1.34        79.9%
80.1% - 84.4%                        2         200,463,047       15.1%      6.1215%    1.32        82.7%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             63      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     84.4%
MINIMUM CUT-OFF DATE LTV RATIO (1):     48.3%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   72.0%

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL        PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
STATE                           PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Texas                               26      $  355,228,872       26.8%      5.7188%    1.31x       75.4%
New York                             1         210,000,000       15.9%      6.1355%    1.46        50.0%
Florida                              5         119,513,217        9.0%      5.7165%    1.21        74.3%
Georgia                              4          92,850,626        7.0%      5.7645%    1.24        80.5%
California                           6          86,733,823        6.5%      5.8754%    1.30        73.7%
   Northern California (2)           3          52,042,194        3.9%      5.9906%    1.32        79.6%
   Southern California (2)           3          34,691,629        2.6%      5.7025%    1.26        64.7%
Alabama                              4          69,828,247        5.3%      5.9794%    1.18        78.5%
North Carolina                       4          64,300,000        4.9%      5.7377%    1.28        78.1%
Maryland                             2          61,300,000        4.6%      5.0850%    1.44        79.9%
Colorado                             3          44,049,617        3.3%      6.0109%    1.35        78.7%
Virginia                            10          42,362,568        3.2%      6.0444%    1.48        76.4%
Washington                           5          41,639,502        3.1%      5.8545%    1.48        68.7%
Ohio                                 6          37,620,006        2.8%      5.9637%    1.29        76.5%
South Carolina                       5          30,899,095        2.3%      6.1892%    1.28        78.2%
Indiana                              2          17,051,315        1.3%      5.6511%    1.23        79.9%
Tennessee                            1          13,800,000        1.0%      5.6550%    1.22        80.0%
Idaho                                1          12,700,000        1.0%      5.8100%    1.74        70.0%
Pennsylvania                         2           9,792,569        0.7%      6.0441%    1.21        78.4%
Oregon                               2           6,712,878        0.5%      6.3600%    1.96        48.3%
Illinois                             2           3,585,900        0.3%      5.7700%    1.30        70.3%
Missouri                             2           2,450,000        0.2%      6.3300%    1.38        67.1%
Connecticut                          1           2,314,877        0.2%      5.8700%    1.35        79.8%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             94      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600. SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN 93600

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                    NUMBER OF                   PERCENTAGE OF   AVERAGE              WEIGHTED        WEIGHTED
                                    UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                     MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE  CUT-OFF DATE     REMAINING
LOAN TYPE                             LOANS       BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans             21      $  957,629,800       72.3%      5.8060%    1.35x       72.1%            96
Balloon Loans with Partial IO Term      22         235,339,025       17.8%      5.8221%    1.31        70.4%            48
Balloon Loan without IO Term            19         127,564,287        9.6%      6.0472%    1.26        73.6%           N/A
ARD Loans with Partial IO Periods        1           4,200,000        0.3%      5.8500%    1.36        73.7%            20
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 63      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%            78
                                    ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                     MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                       REAL       PRINCIPAL      LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
           PROPERTY TYPE            PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Multifamily                             94      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%

                                    ----------------------------------------------------------------------------
                                        94      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                    ============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                     MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
               PROPERTY                REAL        PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE             PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Multifamily
               Conventional             86      $1,261,254,160       95.2%      5.8311%    1.33x       72.2%
               Manufactured Housing      4          34,166,074        2.6%      5.7458%    1.27        70.7%
               Senior Housing            4          29,312,878        2.2%      5.9846%    1.69        65.5%
                                    ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 94      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                    ============================================================================

(1)  Based on a Cut-off Date in March 2007.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                       WEIGHTED       WEIGHTED          WEIGHTED
                                                                        AVERAGE        AVERAGE     AVERAGE REMAINING     WEIGHTED
                           NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING     LOCKOUT PLUS YM       AVERAGE
        RANGE OF          UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT        PLUS STATIC        REMAINING
   REMAINING TERMS TO      MORTGAGE     PRINCIPAL      LOAN GROUP 2     PERIOD     PLUS YM PERIOD    PREMIUM PERIOD      MATURITY
  STATED MATURITY (1,2)     LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)      (MONTHS) (1)    (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
 54 -  69                      8      $  252,347,446        19.0%          53             53               53                57
 70 -  99                      4         242,320,000        18.3%          76             76               76                83
100 - 116                     13         231,105,897        17.4%         108            112              112               115
117 - 126                     38         598,959,769        45.2%         106            114              114               118
                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       63      $1,324,733,112       100.0%          91             95               95                99
                          ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                         WEIGHTED
                                                                          WEIGHTED       WEIGHTED        AVERAGE
                                                                          AVERAGE         AVERAGE        REMAINING       WEIGHTED
                              NUMBER OF                  PERCENTAGE OF   REMAINING       REMAINING     LOCKOUT PLUS       AVERAGE
                             UNDERLYING   CUT-OFF DATE      INITIAL       LOCKOUT         LOCKOUT     YM PLUS STATIC     REMAINING
                              MORTGAGE      PRINCIPAL     LOAN GROUP 2     PERIOD     PLUS YM PERIOD  PREMIUM PERIOD     MATURITY
PREPAYMENT OPTION               LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)    (MONTHS) (1)   (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance             54      $1,260,470,073       95.1%          94              94              94              99
Lockout / Yield Maintenance       9          64,263,039       4.9%           23             112             112             115
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          63      $1,324,733,112      100.0%          91              95              95              99
                             =======================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL       PRINCIPAL      LOAN GROUP 2  INTEREST   AVERAGE  CUT-OFF DATE
OWNERSHIP INTEREST              PROPERTIES    BALANCE (1)      BALANCE       RATES   U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Fee                                 92      $1,113,883,112       84.1%      5.7747%    1.31x       76.1%
Fee/Leasehold                        1         210,000,000       15.9%      6.1355%    1.46        50.0%
Leasehold                            1             850,000        0.1%      6.3300%    1.38        67.1%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             94      $1,324,733,112      100.0%      5.8323%    1.33x       72.0%
                                ============================================================================

(1)  BASED ON A CUT-OFF DATE IN MARCH 2007.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                          PAGE(S)
---------------------------------------------------------   -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 7
Current Mortgage Loan and Property Stratification Tables    8 - 16
Mortgage Loan Detail                                          17
NOI Detail                                                    18
Principal Prepayment Detail                                   19
Historical Detail                                             20
Delinquency Loan Detail                                       21
Specially Serviced Loan Detail                              22 - 23
Advance Summary                                               24
Modified Loan Detail                                          25
Historical Liquidated Loan Detail                             26
Historical Bond / Collateral Realized Loss Reconciliation     27
Interest Shortfall Reconciliation Detail                    28 - 29
Defeased Loan Detail                                          30
Supplemental Reporting                                        31

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact: General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

Capmark Finance Inc.
116 Welsh Road
Horsham, PA 19044-8015

Contact: Darri Cunningham
Phone Number: (215) 328-1784

                                SPECIAL SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Overland Park, KS 66210

Contact: Brad Hauger
Phone Number: (913) 253-9000

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                         CERTIFICATE DISTRIBUTION DETAIL

                 PASS-THROUGH   ORIGINAL   BEGINNING     PRINCIPAL      INTEREST
CLASS    CUSIP       RATE        BALANCE    BALANCE    DISTRIBUTION   DISTRIBUTION
----------------------------------------------------------------------------------
A-1                 0.000000%       0.00        0.00       0.00           0.00
A-2                 0.000000%       0.00        0.00       0.00           0.00
A-AB                0.000000%       0.00        0.00       0.00           0.00
A-3                 0.000000%       0.00        0.00       0.00           0.00
A-1-A               0.000000%       0.00        0.00       0.00           0.00
A-M                 0.000000%       0.00        0.00       0.00           0.00
A-MFL               0.000000%       0.00        0.00       0.00           0.00
A-J                 0.000000%       0.00        0.00       0.00           0.00
A-SP                0.000000%       0.00        0.00       0.00           0.00
B                   0.000000%       0.00        0.00       0.00           0.00
C                   0.000000%       0.00        0.00       0.00           0.00
D                   0.000000%       0.00        0.00       0.00           0.00
E                   0.000000%       0.00        0.00       0.00           0.00
F                   0.000000%       0.00        0.00       0.00           0.00
G                   0.000000%       0.00        0.00       0.00           0.00
H                   0.000000%       0.00        0.00       0.00           0.00
J                   0.000000%       0.00        0.00       0.00           0.00
K                   0.000000%       0.00        0.00       0.00           0.00
L                   0.000000%       0.00        0.00       0.00           0.00
M                   0.000000%       0.00        0.00       0.00           0.00
N                   0.000000%       0.00        0.00       0.00           0.00
O                   0.000000%       0.00        0.00       0.00           0.00
P                   0.000000%       0.00        0.00       0.00           0.00
Q                   0.000000%       0.00        0.00       0.00           0.00
S                   0.000000%       0.00        0.00       0.00           0.00
T                   0.000000%       0.00        0.00       0.00           0.00
R                   0.000000%       0.00        0.00       0.00           0.00
LR                  0.000000%       0.00        0.00       0.00           0.00
V                   0.000000%       0.00        0.00       0.00           0.00
----------------------------------------------------------------------------------
Totals                              0.00        0.00       0.00           0.00
----------------------------------------------------------------------------------

                       REALIZED LOSS/                                CURRENT
         PREPAYMENT   ADDITIONAL TRUST       TOTAL       ENDING   SUBORDINATION
CLASS      PREMIUM      FUND EXPENSES    DISTRIBUTION   BALANCE     LEVEL (1)
-------------------------------------------------------------------------------
A-1            0.00             0.00             0.00      0.00        0.00
A-2            0.00             0.00             0.00      0.00        0.00
A-AB           0.00             0.00             0.00      0.00        0.00
A-3            0.00             0.00             0.00      0.00        0.00
A-1-A          0.00             0.00             0.00      0.00        0.00
A-M            0.00             0.00             0.00      0.00        0.00
A-MFL          0.00             0.00             0.00      0.00        0.00
A-J            0.00             0.00             0.00      0.00        0.00
A-SP           0.00             0.00             0.00      0.00        0.00
B              0.00             0.00             0.00      0.00        0.00
C              0.00             0.00             0.00      0.00        0.00
D              0.00             0.00             0.00      0.00        0.00
E              0.00             0.00             0.00      0.00        0.00
F              0.00             0.00             0.00      0.00        0.00
G              0.00             0.00             0.00      0.00        0.00
H              0.00             0.00             0.00      0.00        0.00
J              0.00             0.00             0.00      0.00        0.00
K              0.00             0.00             0.00      0.00        0.00
L              0.00             0.00             0.00      0.00        0.00
M              0.00             0.00             0.00      0.00        0.00
N              0.00             0.00             0.00      0.00        0.00
O              0.00             0.00             0.00      0.00        0.00
P              0.00             0.00             0.00      0.00        0.00
Q              0.00             0.00             0.00      0.00        0.00
S              0.00             0.00             0.00      0.00        0.00
T              0.00             0.00             0.00      0.00        0.00
R              0.00             0.00             0.00      0.00        0.00
LR             0.00             0.00             0.00      0.00        0.00
V              0.00             0.00             0.00      0.00        0.00
-------------------------------------------------------------------------------
Totals         0.00             0.00             0.00      0.00        0.00
-------------------------------------------------------------------------------

                               ORIGINAL   BEGINNING                                               ENDING
                PASS-THROUGH   NOTIONAL    NOTIONAL     INTEREST     PREPAYMENT       TOTAL      NOTIONAL
CLASS   CUSIP       RATE        AMOUNT      AMOUNT    DISTRIBUTION     PREMIUM    DISTRIBUTION    AMOUNT
---------------------------------------------------------------------------------------------------------
A-X              0.000000       0.00        0.00          0.00          0.00          0.00         0.00
---------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                            CERTIFICATE FACTOR DETAIL

                                                                              REALIZED LOSS/
                      BEGINNING     PRINCIPAL      INTEREST     PREPAYMENT   ADDITIONAL TRUST     ENDING
CLASS      CUSIP       BALANCE    DISTRIBUTION   DISTRIBUTION     PREMIUM      FUND EXPENSES      BALANCE
----------------------------------------------------------------------------------------------------------
 A-1                 0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
 A-2                 0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
A-AB                 0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
 A-3                 0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
A-1-A                0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
 A-M                 0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
A-MFL                0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
 A-J                 0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
A-SP                 0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  B                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  C                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  D                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  E                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  F                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  G                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  H                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  J                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  K                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  L                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  M                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  N                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  O                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  P                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  Q                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  S                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  T                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  R                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
 LR                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000
  V                  0.00000000     0.00000000     0.00000000   0.00000000      0.00000000      0.00000000

                 BEGINNING                                 ENDING
                  NOTIONAL     INTEREST     PREPAYMENT    NOTIONAL
CLASS   CUSIP      AMOUNT    DISTRIBUTION     PREMIUM      AMOUNT
-------------------------------------------------------------------
 A-X            0.00000000    0.00000000    0.00000000   0.00000000

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

              STATED     UNPAID                                                   STATED      UNPAID      CURRENT
            BEGINNING  BEGINNING                                                   ENDING     ENDING     PRINCIPAL
            PRINCIPAL  PRINCIPAL  SCHEDULED  UNSCHEDULED   PRINCIPAL   REALIZED  PRINCIPAL  PRINCIPAL  DISTRIBUTION
LOAN GROUP   BALANCE    BALANCE   PRINCIPAL   PRINCIPAL   ADJUSTMENTS    LOSS     BALANCE    BALANCE      AMOUNT
-------------------------------------------------------------------------------------------------------------------
1              0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
2              0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
-------------------------------------------------------------------------------------------------------------------
Total          0.00       0.00       0.00        0.00         0.00       0.00       0.00       0.00        0.00
-------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION

                                           NET                                                                          REMAINING
                                       AGGREGATE                  DISTRIBUTABLE                                           UNPAID
                            ACCRUED    PREPAYMENT  DISTRIBUTABLE    CERTIFIATE      WAC     ADDITIONAL                DISTRIBUTABLE
        ACCRUAL  ACCRUAL  CERTIFICATE   INTEREST    CERTIFICATE      INTEREST       CAP     TRUST FUND    INTEREST     CERTIFICATE
CLASS    DATES     DAYS     INTEREST    SHORTFALL     INTEREST      ADJUSTMENT   SHORTFALL   EXPENSES   DISTRIBUTION     INTEREST
-----------------------------------------------------------------------------------------------------------------------------------
  A-1      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  A-2      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-AB      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  A-3      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-1-A      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  A-M      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
A-MFL      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  A-J      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
 A-SP      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   B       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   C       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   D       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   E       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   F       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   G       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   H       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   J       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   K       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   L       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   M       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   N       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   O       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   P       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   Q       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   S       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
   T       0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
  A-X      0        0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0         0.00        0.00          0.00           0.00         0.00       0.00         0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                    0.00
Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees                      0.00
   Less Delinquent Master Servicing Fees                             0.00
   Less Reductions to Master Servicing Fees                          0.00
   Plus Master Servicing Fees for Delinquent Payments Received       0.00
   Plus Adjustments for Prior Master Servicing Calculation           0.00
   Total Master Servicing Fees Collected                             0.00
Current 1 Month LIBOR Rate                                       0.000000%
Next 1 Month LIBOR Rate                                          0.000000%
Rating Agency Trigger Event                                            No
Swap Default                                                           No

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

        APPRAISAL  CUMULATIVE  MOST RECENT
 LOAN   REDUCTION     ASER      APP. RED.
NUMBER   EFFECTED    AMOUNT        DATE
------------------------------------------

------------------------------------------
Total
------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00
   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00
   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00
   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                                 RATINGS DETAIL

                    Original Ratings        Current Ratings (1)
                -------------------------------------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
 A-1
 A-2
A-AB
 A-3
A-1-A
 A-M
A-MFL
 A-J
A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
  S
  T
 A-X

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                               SCHEDULED BALANCE

                                 % OF
SCHEDULED    # OF   SCHEDULED    AGG.   WAM           WEIGHTED
 BALANCE    LOANS    BALANCE     BAL.   (2)   WAC    AVG DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
-----------------------------------------------------------------

                                    STATE (3)

                                 % OF
             # OF    SCHEDULED    AGG.   WAM           WEIGHTED
 STATE      PROPS.    BALANCE     BAL.   (2)   WAC   AVG DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
-----------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                     % OF
 DEBT SERVICE     # OF   SCHEDULED   AGG.   WAM           WEIGHTED
COVERAGE RATIO   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
--------------------------------------------------------------------

                                    NOTE RATE

                             % OF
 NOTE     # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 RATE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
------------------------------------------------------------

                                PROPERTY TYPE (3)

                                     % OF
                 # OF    SCHEDULED    AGG.   WAM           WEIGHTED
PROPERTY TYPE   PROPS.    BALANCE     BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
---------------------------------------------------------------------

                                    SEASONING

                                % OF
             # OF   SCHEDULED   AGG.   WAM           WEIGHTED
SEASONING   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

ANTICIPATED                        % OF               WEIGHTED
 REMAINING      # OF   SCHEDULED   AGG.   WAM            AVG
  TERM (2)     LOANS    BALANCE    BAL.   (2)   WAC   DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

  REMAINING                        % OF               WEIGHTED
AMORTIZATION    # OF   SCHEDULED   AGG.   WAM           AVG
    TERM       LOANS    BALANCE    BAL.   (2)   WAC   DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)


 REMAINING                         % OF               WEIGHTED
  STATED        # OF   SCHEDULED   AGG.   WAM           AVG
   TERM        LOANS    BALANCE    BAL.   (2)   WAC   DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                   % OF               WEIGHTED
AGE OF MOST     # OF   SCHEDULED   AGG.   WAM           AVG
 RECENT NOI    LOANS    BALANCE    BAL.   (2)   WAC   DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUSTTTED    For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:          04/17/2007
                                                                           RECORD DATE:           03/30/2007
                                                                           DETERMINATION  DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                % OF               WEIGHTED
SCHEDULED    # OF   SCHEDULED   AGG.   WAM            AVG
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   DSCR (1)
-----------------------------------------------------------

-----------------------------------------------------------
Totals
-----------------------------------------------------------

                                    STATE (3)

                                 % OF               WEIGHTED
             # OF    SCHEDULED   AGG.   WAM           AVG
  STATE     PROPS.    BALANCE    BAL.   (2)   WAC   DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUSTTTED    For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:          04/17/2007
                                                                           RECORD DATE:           03/30/2007
                                                                           DETERMINATION  DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

DEBT SERVICE                       % OF               WEIGHTED
  COVERAGE      # OF   SCHEDULED   AGG.   WAM           AVG
   RATIO       LOANS    BALANCE    BAL.   (2)   WAC   DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                                    NOTE RATE

                                   % OF               WEIGHTED
    NOTE        # OF   SCHEDULED   AGG.   WAM           AVG
    RATE       LOANS    BALANCE    BAL.   (2)   WAC   DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

                                PROPERTY TYPE (3)

                                    % OF               WEIGHTED
  PROPERTY      # OF    SCHEDULED   AGG.   WAM            AVG
    TYPE       PROPS.    BALANCE    BAL.   (2)   WAC   DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

                                 SEASONING

                                   % OF               WEIGHTED
                # OF   SCHEDULED   AGG.   WAM            AVG
 SEASONING     LOANS    BALANCE    BAL.   (2)   WAC   DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
       TERM (2)         LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
         TERM            LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % OF
REMAINING STATED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM         LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                 % OF
AGE OF MOST    # OF  SCHEDULED   AGG.   WAM           WEIGHTED
 RECENT NOI   LOANS   BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                % OF
SCHEDULED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 BALANCE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

                                    STATE (3)

                              % OF
          # OF    SCHEDULED   AGG.   WAM           WEIGHTED
STATE    PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-------------------------------------------------------------

-------------------------------------------------------------
Totals
-------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                     % OF
 DEBT SERVICE     # OF   SCHEDULED   AGG.   WAM           WEIGHTED
COVERAGE RATIO   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
--------------------------------------------------------------------

                                    NOTE RATE

                             % OF
 NOTE     # OF   SCHEDULED   AGG.   WAM           WEIGHTED
 RATE    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
------------------------------------------------------------

                                PROPERTY TYPE (3)

                                     % OF
                 # OF    SCHEDULED   AGG.   WAM           WEIGHTED
PROPERTY TYPE   PROPS.    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
--------------------------------------------------------------------

                                    SEASONING

                                % OF
             # OF   SCHEDULED   AGG.   WAM           WEIGHTED
SEASONING   LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % OF
ANTICIPATED REMAINING    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM (2)          LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % OF
REMAINING AMORTIZATION    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
         TERM            LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % OF
REMAINING STATED    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
      TERM         LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                  % OF
AGE OF MOST    # OF   SCHEDULED   AGG.   WAM           WEIGHTED
RECENT NOI    LOANS    BALANCE    BAL.   (2)   WAC   AVG DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
-----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

                                                                  ANTICIPATED             NEG.  BEGINNING   ENDING    PAID
 LOAN         PROPERTY               INTEREST  PRINCIPAL   GROSS   REPAYMENT   MATURITY  AMORT  SCHEDULED  SCHEDULED  THRU
NUMBER  ODCR  TYPE (1)  CITY  STATE   PAYMENT   PAYMENT   COUPON     DATE        DATE    (Y/N)   BALANCE    BALANCE   DATE
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------------------------

        APPRAISAL  APPRAISAL   RES.   MOD.
 LOAN   REDUCTION  REDUCTION  STRAT.  CODE
NUMBER    DATE      AMOUNT      (2)    (3)
------------------------------------------

------------------------------------------
Totals
------------------------------------------

                             (1) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) Modification Code

1  - Maturity Date Extension
2  - Amortization Change
3  - Principal Write-Off
4  - Combination

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                                      ENDING       MOST      MOST   MOST RECENT  MOST RECENT
 LOAN         PROPERTY               SCHEDULED    RECENT    RECENT   NOI START      NOI END
NUMBER  ODCR    TYPE    CITY  STATE   BALANCE   FISCAL NOI    NOI       DATE         DATE
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                               PRINCIPAL PREPAYMENT AMOUNT                 PREPAYMENT PENALTIES
                         OFFERING DOCUMENT  --------------------------------------------------------------------------------
LOAN NUMBER  LOAN GROUP   CROSS-REFERENCE   PAYOFF AMOUNT  CURTAILMENT AMOUNT  PREPAYMENT PREMIUM  YIELD MAINTENANCE PREMIUM
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------

Copyright , Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                                HISTORICAL DETAIL

                                          DELINQUENCIES
------------------------------------------------------------------------------------------------
DISTRIBUTION   30-59 DAYS   60-89 DAYS  90 DAYS OR MORE  FORECLOSURE      REO      MODIFICATIONS
              ----------------------------------------------------------------------------------
    DATE      #   BALANCE  #   BALANCE  #     BALANCE    #   BALANCE  #   BALANCE  #    BALANCE
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                     PREPAYMENTS           RATE AND MATURITIES
----------------------------------------------------------------
DISTRIBUTION  CURTAILMENTS     PAYOFF    NEXT WEIGHTED AVG.
              ---------------------------------------------
    DATE      #    BALANCE  #   BALANCE  COUPON    REMIT     WAM
----------------------------------------------------------------

----------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright , Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                             DELINQUENCY LOAN DETAIL

                                                                   STATUS   RESOLUTION
            OFFERING      # OF     PAID     CURRENT  OUTSTANDING     OF      STRATEGY
 LOAN       DOCUMENT     MONTHS   THROUGH    P & I      P & I     MORTGAGE     CODE
NUMBER  CROSS-REFERENCE  DELINQ.   DATE    ADVANCES  ADVANCES **  LOAN (1)      (2)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------


        SERVICING                ACTUAL    OUTSTANDING
 LOAN   TRANSFER   FORECLOSURE  PRINCIPAL   SERVICING   BANKRUPTCY   REO
NUMBER    DATE        DATE       BALANCE    ADVANCES       DATE     DATE
------------------------------------------------------------------------

------------------------------------------------------------------------
Totals
------------------------------------------------------------------------

                           (1) STATUS OF MORTGAGE LOAN

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright , Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                            OFFERING      SERVICING   RESOLUTION
DISTRIBUTION    LOAN        DOCUMENT       TRANSFER    STRATEGY    SCHEDULED   PROPERTY
    DATE       NUMBER   CROSS-REFERENCE      DATE      CODE (1)     BALANCE    TYPE (2)   STATE
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

                                       Net                                       Remaining
Distribution   Interest   Actual    Operating   NOI           Note   Maturity   Amortization
    Date         Rate     Balance     Income    Date   DSCR   Date     Date         Term
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                         OFFERING      RESOLUTION     SITE
DISTRIBUTION   LOAN      DOCUMENT       STRATEGY   INSPECTION                APPRAISAL  APPRAISAL      OTHER REO
    DATE      NUMBER  CROSS-REFERENCE   CODE (1)      DATE     PHASE 1 DATE    DATE       VALUE    PROPERTY REVENUE  COMMENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                                 ADVANCE SUMMARY

                                                                     CURRENT PERIOD INTEREST
             CURRENT P&I   OUTSTANDING P&I   OUTSTANDING SERVICING    ON P&I AND SERVICING
LOAN GROUP     ADVANCES       ADVANCES              ADVANCES              ADVANCES PAID
--------------------------------------------------------------------------------------------
1                0.00            0.00                 0.00                    0.00
2                0.00            0.00                 0.00                    0.00
--------------------------------------------------------------------------------------------
Totals           0.00            0.00                 0.00                    0.00
--------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST        For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:          04/17/2007
                                                                           RECORD DATE:           03/30/2007
                                                                           DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

             OFFERING
 LOAN        DOCUMENT      PRE-MODIFICATION   POST-MODIFICATION   PRE-MODIFICATION   POST-MODIFICATION   MODIFICATION   MODIFICATION
NUMBER   CROSS-REFERENCE        BALANCE            BALANCE          INTEREST RATE      INTEREST RATE         DATE        DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST        For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:          04/17/2007
                                                                           RECORD DATE:           03/30/2007
                                                                           DETERMINATION DATE:

                        HISTORICAL LIQUIDATED LOAN DETAIL

                    BEGINNING       FEES,       MOST RECENT    GROSS SALES   NET PROCEEDS
DISTRIBUTION        SCHEDULED     ADVANCES,      APPRAISED     PROCEEDS OR    RECEIVED ON
    DATE      ODCR   BALANCE   AND EXPENSES *  VALUE OR BPO  OTHER PROCEEDS   LIQUIDATION
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
   Current Total
------------------------------------------------------------------------------------------
 Cumulative Total
------------------------------------------------------------------------------------------

                     NET PROCEEDS                 DATE OF CURRENT  CURRENT PERIOD  CUMULATIVE  LOSS TO LOAN
DISTRIBUTION        AVAILABLE FOR     REALIZED      PERIOD ADJ.      ADJUSTMENT    ADJUSTMENT    WITH CUM
    DATE      ODCR   DISTRIBUTION  LOSS TO TRUST      TO TRUST        TO TRUST      TO TRUST   ADJ. TO TRUST
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
   Current Total
-----------------------------------------------------------------------------------------------------------
 Cumulative Total
-----------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST        For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:          04/17/2007
                                                                           RECORD DATE:           03/30/2007
                                                                           DETERMINATION DATE:

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  OFFERING        BEGINNING       AGGREGATE     PRIOR REALIZED      AMOUNTS       INTEREST
DISTRIBUTION      DOCUMENT         BALANCE     REALIZED LOSS     LOSS APPLIED     COVERED BY    (SHORTAGES)/
    DATE      CROSS-REFERENCE  AT LIQUIDATION     ON LOANS     TO CERTIFICATES  CREDIT SUPPORT    EXCESSES
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   TOTALS
------------------------------------------------------------------------------------------------------------

               MODIFICATION    ADDITIONAL       REALIZED LOSS      RECOVERIES OF       (RECOVERIES)/
DISTRIBUTION    /APPRAISAL    (RECOVERIES)        APPLIED TO      REALIZED LOSSES    LOSSES APPLIED TO
    DATE      REDUCTION ADJ.    /EXPENSES   CERTIFICATES TO DATE    PAID AS CASH   CERTIFICATE INTEREST
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
   TOTALS
-------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

               INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

    OFFERING     STATED PRINCIPAL  CURRENT ENDING      SPECIAL SERVICING FEES
    DOCUMENT        BALANCE AT       SCHEDULED     ------------------------------
CROSS-REFERENCE    CONTRIBUTION       BALANCE      MONTHLY  LIQUIDATION  WORK OUT  ASER
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------

    OFFERING                    NON-RECOVERABLE               MODIFIED INTEREST  ADDITIONAL
    DOCUMENT                       (SCHEDULED    INTEREST ON   RATE (REDUCTION)  TRUST FUND
CROSS-REFERENCE  (PPIS) EXCESS     INTEREST)       ADVANCES        /EXCESS         EXPENSE
-------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

               INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                   REIMB OF ADVANCES TO THE SERVICER
    OFFERING     STATED PRINCIPAL  CURRENT ENDING  ---------------------------------
    DOCUMENT        BALANCE AT       SCHEDULED                     LEFT TO REIMBURSE  OTHER (SHORTFALLS)/
CROSS-REFERENCE    CONTRIBUTION       BALANCE       CURRENT MONTH   MASTER SERVICER         REFUNDS        COMMENTS
-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total                     0.00
-------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                     0.00
-------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                               0.00
-------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                              DEFEASED LOAN DETAIL

             OFFERING DOCUMENT  ENDING SCHEDULED
LOAN NUMBER   CROSS-REFERENCE       BALANCE       MATURITY DATE  NOTE RATE  DEFEASANCE STATUS
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST      For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-C1                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:       04/17/2007
                                                                           RECORD DATE:        03/30/2007
                                                                           DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING

Copyright, Wells Fargo Bank, N.A.

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF TOTAL INITIAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
March 2008                          85       85       85       85       85
March 2009                          67       67       67       67       67
March 2010                          42       42       42       42       42
March 2011                          10       10       10       10       10
March 2012 and thereafter            0        0        0        0        0
Weighted average life (in years)   2.6      2.6      2.6      2.6      2.6

                             CLASS A-2 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
March 2008                         100      100      100      100      100
March 2009                         100      100      100      100      100
March 2010                         100      100      100      100      100
March 2011                         100      100      100      100      100
March 2012 and thereafter            0        0        0        0        0
Weighted average life (in years)   4.6      4.6      4.6      4.5      4.3

                             CLASS A-AB CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
March 2008                         100      100      100      100      100
March 2009                         100      100      100      100      100
March 2010                         100      100      100      100      100
March 2011                         100      100      100      100      100
March 2012                          98       98       98       98       98
March 2013                          81       81       81       81       81
March 2014                          39       40       42       44       62
March 2015                          19       20       22       24       42
March 2016 and thereafter            0        0        0        0        0
Weighted average life (in years)   7.0      7.0      7.0      7.1      7.5

                             CLASS A-3 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
March 2008                         100      100      100      100      100
March 2009                         100      100      100      100      100
March 2010                         100      100      100      100      100
March 2011                         100      100      100      100      100
March 2012                         100      100      100      100      100
March 2013                         100      100      100      100      100
March 2014                         100      100      100       99       97
March 2015                         100      100      100       99       97
March 2016                          99       99       99       99       97
March 2017 and thereafter            0        0        0        0        0
Weighted average life (in years)   9.6      9.6      9.6      9.5      9.3

                            CLASS A-1-A CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
March 2008                         100      100      100      100      100
March 2009                         100      100      100      100      100
March 2010                         100      100      100      100      100
March 2011                          99       99       99       99       99
March 2012                          80       80       80       80       80
March 2013                          80       80       80       80       80
March 2014                          62       62       62       62       62
March 2015                          62       62       62       62       62
March 2016                          61       61       61       60       60
March 2017 and thereafter            0        0        0        0        0
Weighted average life (in years)   8.2      8.2      8.1      8.1      7.9

                             CLASS A-M CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
March 2008                         100      100      100      100      100
March 2009                         100      100      100      100      100
March 2010                         100      100      100      100      100
March 2011                         100      100      100      100      100
March 2012                         100      100      100      100      100
March 2013                         100      100      100      100      100
March 2014                         100      100      100      100      100
March 2015                         100      100      100      100      100
March 2016                         100      100      100      100      100
March 2017 and thereafter            0        0        0        0        0
Weighted average life (in years)   9.8      9.8      9.8      9.8      9.6

                            CLASS A-MFL CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
March 2008                         100      100      100      100      100
March 2009                         100      100      100      100      100
March 2010                         100      100      100      100      100
March 2011                         100      100      100      100      100
March 2012                         100      100      100      100      100
March 2013                         100      100      100      100      100
March 2014                         100      100      100      100      100
March 2015                         100      100      100      100      100
March 2016                         100      100      100      100      100
March 2017 and thereafter            0        0        0        0        0
Weighted average life (in years)   9.8      9.8      9.8      9.8      9.6

                             CLASS A-J CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
March 2008                         100      100      100      100      100
March 2009                         100      100      100      100      100
March 2010                         100      100      100      100      100
March 2011                         100      100      100      100      100
March 2012                         100      100      100      100      100
March 2013                         100      100      100      100      100
March 2014                         100      100      100      100      100
March 2015                         100      100      100      100      100
March 2016                         100      100      100      100      100
March 2017 and thereafter            0        0        0        0        0
Weighted average life (in years)   9.9      9.9      9.9      9.8      9.7

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

DISTRIBUTION DATE   REFERENCE RATE
-----------------   --------------
April 2007             6.00694%
May 2007               5.81218%
June 2007              6.00689%
July 2007              5.81213%
August 2007            6.00685%
September 2007         6.00683%
October 2007           5.81207%
November 2007          6.00678%
December 2007          5.81203%
January 2008           6.00674%
February 2008          5.81198%
March 2008             5.81200%
April 2008             6.00666%
May 2008               5.81191%
June 2008              6.00662%
July 2008              5.81186%
August 2008            6.00657%
September 2008         6.00654%
October 2008           5.81179%
November 2008          6.00648%
December 2008          5.81173%
January 2009           5.81169%
February 2009          5.81166%
March 2009             5.81177%
April 2009             6.00630%
May 2009               5.81155%
June 2009              6.00622%
July 2009              5.81147%
August 2009            6.00615%
September 2009         6.00611%
October 2009           5.81137%
November 2009          6.00603%
December 2009          5.81129%
January 2010           5.81124%
February 2010          5.81120%
March 2010             5.81137%
April 2010             6.00582%
May 2010               5.81109%
June 2010              6.00575%
July 2010              5.81101%
August 2010            6.00567%
September 2010         6.00564%
October 2010           5.81091%
November 2010          6.00556%
December 2010          5.81083%
January 2011           5.81079%
February 2011          5.81076%
March 2011             5.81094%
April 2011             6.00510%
May 2011               5.80145%
June 2011              5.99579%
July 2011              5.80115%
August 2011            5.99121%
September 2011         5.99093%
October 2011           5.78177%
November 2011          5.97172%
December 2011          5.77376%
January 2012           5.96716%
February 2012          5.77365%
March 2012             5.77370%
April 2012             5.96696%
May 2012               5.77346%
June 2012              5.96686%
July 2012              5.77336%
August 2012            5.96675%
September 2012         5.96670%
October 2012           5.77322%
November 2012          5.96660%
December 2012          5.77311%
January 2013           5.77306%
February 2013          5.77301%
March 2013             5.77330%
April 2013             5.96632%
May 2013               5.77284%
June 2013              5.96620%
July 2013              5.77272%
August 2013            5.94092%
September 2013         5.94084%
October 2013           5.74720%
November 2013          5.93962%
December 2013          5.74751%
January 2014           5.74742%
February 2014          5.74682%
March 2014             5.74768%

                                    EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

DISTRIBUTION DATE       BALANCE
-----------------   --------------
April 2007          $98,301,000.00
May 2007            $98,301,000.00
June 2007           $98,301,000.00
July 2007           $98,301,000.00
August 2007         $98,301,000.00
September 2007      $98,301,000.00
October 2007        $98,301,000.00
November 2007       $98,301,000.00
December 2007       $98,301,000.00
January 2008        $98,301,000.00
February 2008       $98,301,000.00
March 2008          $98,301,000.00
April 2008          $98,301,000.00
May 2008            $98,301,000.00
June 2008           $98,301,000.00
July 2008           $98,301,000.00
August 2008         $98,301,000.00
September 2008      $98,301,000.00
October 2008        $98,301,000.00
November 2008       $98,301,000.00
December 2008       $98,301,000.00
January 2009        $98,301,000.00
February 2009       $98,301,000.00
March 2009          $98,301,000.00
April 2009          $98,301,000.00
May 2009            $98,301,000.00
June 2009           $98,301,000.00
July 2009           $98,301,000.00
August 2009         $98,301,000.00
September 2009      $98,301,000.00
October 2009        $98,301,000.00
November 2009       $98,301,000.00
December 2009       $98,301,000.00
January 2010        $98,301,000.00
February 2010       $98,301,000.00
March 2010          $98,301,000.00
April 2010          $98,301,000.00
May 2010            $98,301,000.00
June 2010           $98,301,000.00
July 2010           $98,301,000.00
August 2010         $98,301,000.00
September 2010      $98,301,000.00
October 2010        $98,301,000.00
November 2010       $98,301,000.00
December 2010       $98,301,000.00
January 2011        $98,301,000.00
February 2011       $98,301,000.00
March 2011          $98,301,000.00
April 2011          $98,301,000.00
May 2011            $98,301,000.00
June 2011           $98,301,000.00
July 2011           $98,301,000.00
August 2011         $98,301,000.00
September 2011      $98,301,000.00
October 2011        $98,301,000.00
November 2011       $98,301,000.00
December 2011       $98,301,000.00
January 2012        $98,301,000.00
February 2012       $98,010,437.34
March 2012          $96,396,000.00
April 2012          $95,104,000.00
May 2012            $93,631,000.00
June 2012           $92,325,000.00
July 2012           $90,838,000.00
August 2012         $89,518,000.00
September 2012      $88,192,000.00
October 2012        $86,684,000.00
November 2012       $85,343,000.00
December 2012       $83,822,000.00
January 2013        $82,466,000.00
February 2013       $81,103,000.00
March 2013          $79,185,000.00
April 2013          $77,786,000.00
May 2013            $76,205,000.00
June 2013           $74,792,000.00
July 2013           $73,195,000.00
August 2013         $71,767,000.00
September 2013      $70,330,000.00
October 2013        $68,712,000.00
November 2013       $60,010,000.00
December 2013       $58,373,000.00
January 2014        $42,053,000.00
February 2014       $40,576,000.00
March 2014          $38,568,000.00
April 2014          $37,073,000.00
May 2014            $35,396,000.00
June 2014           $33,884,000.00
July 2014           $32,192,000.00
August 2014         $30,664,000.00
September 2014      $29,128,000.00
October 2014        $27,412,000.00
November 2014       $25,860,000.00
December 2014       $24,128,000.00
January 2015        $22,559,000.00
February 2015       $20,981,000.00
March 2015          $18,883,000.00
April 2015          $17,287,000.00
May 2015            $15,512,000.00
June 2015           $13,899,000.00
July 2015           $12,107,000.00
August 2015         $10,476,000.00
September 2015      $ 8,837,000.00
October 2015        $ 7,021,000.00
November 2015       $ 5,364,000.00
December 2015       $ 3,530,000.00
January 2016        $ 1,856,000.00
February 2016       $   172,000.00
March 2016 and
   thereafter       $         0.00

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-MFL, Class A-J and Class A-SP will be available only in book-entry form.

          The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven (7) calendar days' settlement.

          Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

          As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

          All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

          Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

          1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

          2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                    (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                    (iii) certifying that, with respect to accounts it
                          identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                          the U.S. Treasury Regulations; or

               (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                    (ii) certifying that the nonqualified intermediary is not acting for its own account,

                    (iii) certifying that the nonqualified intermediary has
                          provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                    (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury Regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

          - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

          - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          -    can be treated as an "exempt recipient" within the meaning of
               Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR
           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange including the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

     -    have its own series designation;

     -    consist of one or more classes with various payment characteristics;

     -    evidence beneficial ownership interests in a trust established by us;
          and

     -    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October 30, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP                           31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION.                                                        129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR                    We are Credit Suisse First Boston Mortgage
                                 Securities Corp., the depositor with respect to each series of certificates offered by this prospectus. Our principal offices are located at Eleven Madison Avenue, New York, New York
                                 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse
                                 Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA),
                                 Inc. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." herein.

                                 All references to "we," "us" and "our" in this prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp.

THE SPONSOR                      Column Financial, Inc., a Delaware corporation,
                                 and an affiliate of the depositor, will act as a sponsor with respect to the trust fund.
                                 Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit
                                 Suisse (USA) Inc. The principal offices of
                                 Column Financial, Inc. are located at Eleven
                                 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. See "The
                                 Sponsor" herein.

                                 In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

THE SECURITIES BEING OFFERED     The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade.
                                 See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES                     We may not publicly offer all the
                                 commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being
                                 Offered" above.

THE GOVERNING DOCUMENTS          In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 -    the issuance of each series of offered
                                      certificates;

                                 - the creation of and transfer of assets to the related trust; and

                                 - the servicing and administration of those assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 -    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                 -    one or more special servicers that will
                                      generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 One or more primary servicers or sub-servicers may also be a party to the governing documents.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS                  The trust assets with respect to any series of
                                 offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                 -    rental or cooperatively-owned buildings
                                      with multiple dwelling units or
                                      residential properties containing
                                      condominium units;

                                 - retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 -    office buildings;

                                 -    hospitality properties;

                                 -    casino properties;

                                 -    health care-related facilities;

                                 -    industrial facilities;

                                 -    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 -    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 - manufactured housing communities, mobile home parks and recreational vehicle parks;

                                 -    recreational and resort properties;

                                 -    arenas and stadiums;

                                 -    churches and other religious facilities;

                                 -    parking lots and garages;

                                 -    mixed use properties;

                                 -    other income-producing properties; and/or

                                 -    unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 -    may provide for no accrual of interest;

                                 - may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 - may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 -    may permit the negative amortization or
                                      deferral of accrued interest;

                                 -    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with those prepayments;

                                 - may permit defeasance and the release of real property collateral in connection with that defeasance;

                                 -    may provide for payments of principal,
                                      interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 - may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor" herein.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 In addition to the asset classes described above in this "Characterization of the Mortgage Assets" section, we may include other asset classes in the trust with respect to any series of offered certificates. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS       If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                 - cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                 -    other mortgage loans that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus;
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans that--

                                 -    conform to the description of mortgage
                                      assets in this prospectus; and

                                 -    satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 If any mortgage loan in the specified trust fund becomes delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing certificateholder, the special servicer or any other person specified in the related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the price and on the terms described in the related prospectus supplement.

                                 In addition, if so specified under
                                 circumstances described in the related
                                 prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

                                 Further, if so specified in the related
                                 prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES                     An offered certificate may entitle the holder
                                 to receive--

                                 -    a stated principal amount;

                                 -    interest on a principal balance or
                                      notional amount, at a fixed, variable or adjustable pass-through rate;

                                 - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                 -    payments of principal, with
                                      disproportionate, nominal or no payments of interest;

                                 -    payments of interest, with
                                      disproportionate, nominal or no payments of principal;

                                 -    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 -    payments of principal to be made, from
                                      time to time or for designated periods, at a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES                     Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                 -    guaranteed investment contracts in
                                      accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 -    interest rate exchange agreements,
                                      interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 -    currency exchange agreements or other
                                      agreements and arrangements designed to
                                      reduce the effects of currency exchange
                                      rate fluctuations with respect to the
                                      related mortgage assets and one or more
                                      classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS                  As and to the extent described in the related
                                 prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans to cover--

                                 - delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                 -    property protection expenses;

                                 -    other servicing expenses; or

                                 - any other items specified in the related prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

OPTIONAL TERMINATION             We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 - all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                 - that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the
                                 Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES                     Any class of offered certificates will
                                 constitute or evidence ownership of--

                                 - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 - interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS     If you are a fiduciary of a retirement plan or
                                 other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange including the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES.

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000.

     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     - mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     - any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents (other than Annual Reports on Form 10-K) filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

     - Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     In addition, under temporary and final Treasury Regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a United States Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non- United States partner, even if no cash distributions are made to such partner. Accordingly, the related Governing Document will prohibit transfer of a REMIC residual certificate to a United States Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a United States corporation) is (or is permitted to be under the related partnership agreement) a non- United States Person.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their direct or indirect beneficial owners (other than through a U.S. Corporation) are (and are required to be under the related partnership agreement) United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     - persons that are fiduciaries with respect to Plans, in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

[GRAPHIC OMITTED]

40.  LUKE VILLAS
     LOS ANGELES, CA

[GRAPHIC OMITTED]

10.  TRIDENT CENTER
     LOS ANGELES, CA

[GRAPHIC OMITTED]

8.2  THE VERANDAHS
     MONTGOMERY VILLAGE, MD

[GRAPHIC OMITTED]

11   WELLS FARGO PLACE
     ST. PAUL, MN

[GRAPHIC OMITTED]

1    SAVOY PARK
     NEW YORK, NY

[GRAPHIC OMITTED]

18.2 807 PLUM STREET
     SYRACUSE, NY

[GRAPHIC OMITTED]

7    CITY PLACE
     WEST PALM BEACH, FL

[GRAPHIC OMITTED]

32   HOMEWOOD SUITES, SEATTLE
     SEATTLE, WA

[GRAPHIC OMITTED]

68   MURRIETA POINTE
     MURRIETA, CA

[GRAPHIC OMITTED]

8.1  SAYBROOKE
     GAITHERSBURG, MD

[GRAPHIC OMITTED]

9    KOGER CENTER
     TALAHASSEE, FL

          The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSMC 2007-C1.xls." The spreadsheet file "CSMC 2007-C1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Important Notice About Information Presented in This
  Prospectus Supplement and the Accompanying Prospectus..................S-4

Notice to Residents of the United Kingdom................................S-4

Summary of Prospectus Supplement.........................................S-6

Risk Factors.............................................................S-41

Capitalized Terms Used in This Prospectus Supplement.....................S-69

Forward-Looking Statements...............................................S-69

Affiliations.............................................................S-69

Description of the Issuing Entity........................................S-70

Description of the Depositor.............................................S-71

Description of the Sponsors and Mortgage Loan Sellers....................S-71

Description of the Underlying Mortgage Loans.............................S-74

Description of the Offered Certificates..................................S-132

Yield and Maturity Considerations........................................S-163

Description of the Swap Agreement........................................S-170

The Series 2007-C1 Pooling and Servicing Agreement.......................S-173

Certain Legal Aspects of Mortgage Loans for Mortgaged
  Properties Located in Texas, Florida, California and New York..........S-208

U.S. Federal Income Tax Consequences.....................................S-209

ERISA Considerations.....................................................S-213

Legal Investment.........................................................S-216

Use of Proceeds..........................................................S-217

Underwriting.............................................................S-217

Legal Matters............................................................S-218

Rating...................................................................S-218

Glossary.................................................................S-220

                   DEALER PROSPECTUS DELIVERY OBLIGATION

      Until 90 days after the commencement of the offering, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                             $2,983,758,000
                              (APPROXIMATE)

                        CREDIT SUISSE COMMERCIAL
                             MORTGAGE TRUST
                             SERIES 2007-C1

                          COMMERCIAL MORTGAGE
                       PASS-THROUGH CERTIFICATES,
                            SERIES 2007-C1

            CLASS A-1, CLASS A-2, CLASS A-AB, CLASS A-3,

                        CLASS A-1-A, CLASS A-M,
                CLASS A-MFL, CLASS A-J AND CLASS A-SP

                          ---------------------
                          PROSPECTUS SUPPLEMENT
                          ---------------------

                              CREDIT SUISSE

                         CAPMARK SECURITIES INC.

                           FINACORP SECURITIES

                          RBS GREENWICH CAPITAL

                           WACHOVIA SECURITIES

                              MARCH 1, 2007